SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Under Rule 14a-12

                                  ANACOMP, INC.
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                  Proxy Statement Pursuant to Section 14 (a) of
                       the Securities Exchange Act of 1934



May [   ], 2001

Dear Stockholder:

   You are cordially invited to attend a special meeting (the "Stockholders' Meeting") of the stockholders of Anacomp, Inc., an Indiana corporation ("Anacomp" or the "Company"), to be held on June 11, 2001 at 10 a.m., Pacific Daylight Time, at the Company's headquarters located at 12365 Crosthwaite Circle, Poway, California 92064. At the Stockholders' Meeting, you will be asked to consider and vote on an amendment (the "Reverse Split Amendment") to the Company's Amended and Restated Articles of Incorporation (the "Amended and Restated Articles of Incorporation") to affect a 3,610.8-for-1 reverse stock split (the "Reverse Split") of the currently issued and outstanding shares of common stock, par value $.01 per share ("Stock"), of the Company. As a result of the Reverse Split, each holder of record of Stock outstanding immediately prior to the effective date of the Reverse Split will thereafter be deemed to hold 1/3,610.8 share of Stock for each one presently issued and outstanding share of Stock held of record on that date.

   The Reverse Split Amendment is being submitted to the stockholders of the Company for approval as part of the proposed financial restructuring (the "Exchange Restructuring") of the Company, whereby holders ("Holders") of 10 7/8% Senior Subordinated Notes due 2004 ("Notes") of the Company immediately prior to the Exchange Restructuring will exchange their Notes for shares of Stock.

   The Reverse Split Amendment will have the effect of increasing the number of shares of Stock authorized but not issued or reserved for issuance to a level sufficient for the Stock to be issued to the exchanging holders of Notes.

   Stockholders are also being asked to indicate their acceptance of a prepackaged plan of reorganization of the Company under Chapter 11 of the United States Bankruptcy Code (the "Prepackaged Plan"). The Prepackaged Plan will provide that if stockholders of Anacomp are to retain their equity interests in Anacomp (adjusted for the Reverse Split) and receive Warrants (as set forth herein and further described in the Plan) then (i) the Amended and Restated Articles of Incorporation of Anacomp shall be amended to provide for two classes of common stock of Anacomp following confirmation of the Prepackaged Plan: (a) Class A Common Stock, which shall represent 99.9% of the total outstanding common stock of Anacomp and shall be distributed to Holders exchanging their Notes for Stock and (b) Class B Common Stock, which shall represent .1% of the total outstanding common stock of Anacomp and shall be distributed to the existing stockholders of Anacomp and (ii) the Warrants shall be exercisable for Class B Common Stock. The Class A Common Stock and Class B Common Stock shall be identical in all respects (and shall vote together on all matters for which the vote of common stockholders of Anacomp may be solicited or required) except that the Class B Common Stock shall be subject to dilution (without further stockholder action of any kind) in certain circumstances, all as more fully set forth in the Prepackaged Plan and the disclosure statement (the "Disclosure Statement") describing the Prepackaged Plan. Included with this document are copies of the Disclosure Statement and Prepackaged Plan.

   Assuming all of the conditions to the consummation of the Exchange Restructuring are fulfilled, and assuming that all of the Notes are tendered in connection therewith, the Exchange Restructuring will result in the Holders holding 99.9% of the outstanding shares of Stock (excluding shares issuable upon exercise of the Warrants (as defined below) and shares issued as incentive compensation pursuant to the Incentive Plan (as defined below)). Existing stockholders will hold .1% of the outstanding shares of Stock as a result of the Exchange Restructuring and the Reverse Split and will receive warrants (the "Warrants") which, upon exercise, will represent approximately 15% of the Stock outstanding immediately after giving effect to the Exchange Restructuring and the Reverse Split (including shares issuable pursuant to the new Incentive
Plan). Each existing holder of Stock will receive, for each share of Stock held immediately after the Reverse Split, 194.12 Warrants in addition to retaining such stockholder's current stock interest as adjusted for the Reverse Split. The Warrants will not be immediately exercisable upon issuance and no consideration will be paid by the stockholders in exchange for the Warrants. The Warrants will be exercisable as provided therein. The Warrants will have an exercise price ("Exercise Price") of $61.54 per share, and each Warrant will be exercisable for one share of Stock, subject to adjustment as provided therein.

   The Exchange Restructuring is conditioned on, among other things, (a) at least 98% of the aggregate unpaid principal amount of the Notes being validly tendered and not withdrawn prior to the Expiration Time (the "Minimum Tender"); and (b) the Reverse Split Amendment receiving more affirmative votes than negative votes of shares held by stockholders voting in person or by proxy at the Stockholders' Meeting (at which a quorum is present). If the Minimum Tender and all other conditions to the consummation of the Exchange Offer are not satisfied, but the Company receives sufficient acceptances of the Prepackaged Plan to obtain confirmation thereof by the Bankruptcy Court (as defined herein), then the Company intends to pursue obtaining said confirmation under Chapter 11 of the Bankruptcy Code (as defined herein) and attempt to use such acceptances to obtain confirmation of the Prepackaged Plan. The Prepackaged Restructuring (as defined herein) may be effected with the approval of the Holders of a minimum of two-thirds of the unpaid principal amount of the Notes and a majority in number of the Holders of the Notes voting on the Prepackaged Plan and the holders of a minimum of at least two-thirds in number of shares of Stock voting on the Prepackaged Plan. If the Prepackaged Restructuring is pursued and a petition for reorganization is filed under Chapter 11 of the Bankruptcy Code, the Company expects that an amendment to the Company's Amended and Restated Articles of Incorporation substantially similar to the Reverse Split Amendment will be implemented pursuant to the Prepackaged Plan and that Holders of Notes will receive substantially the same consideration (and the existing stockholders will experience substantially the same results) as they would had the Exchange Restructuring been consummated. If the requisite vote on the Reverse Split Amendment is not attained, then the Prepackaged Plan will provide that no Warrants shall be issued to the Company's existing stockholders and such stockholders shall retain no equity interest in the Company following confirmation of the Prepackaged Plan.

   The Company has reserved the right to seek confirmation of the Prepackaged Plan under the "cram-down" provisions of the Bankruptcy Code.

   The purpose of the Restructuring is to enhance the economic viability of Anacomp by adjusting Anacomp's capitalization (including debt levels) to reflect currently anticipated revenues that are substantially lower than those anticipated at the time of the issuance of the Notes. Specifically, the Restructuring is designed to reduce Anacomp's debt obligations related to the Facility and the Notes from approximately $398.2 million at February 28, 2001 to approximately $56 million on a pro forma basis as of the Exchange Offer Closing Date and assuming 100% of the Notes are tendered in the Exchange Offer.

   IN ORDER TO EXPEDITE THE SOLICITATION OF ACCEPTANCES UNDER THE PREPACKAGED PLAN, SHOULD IT BE NECESSARY, THE COMPANY IS CONCURRENTLY SOLICITING SUCH ACCEPTANCES TOGETHER WITH PROXIES FOR THE STOCKHOLDERS' MEETING. ACCORDINGLY, THIS PROXY STATEMENT ALSO SERVES AS A SOLICITATION BY THE COMPANY FOR ACCEPTANCE OF THE PREPACKAGED PLAN. Stockholders may vote in favor of or against the Reverse Split Amendment by signing, marking and returning the enclosed proxy for that purpose in the enclosed envelope marked "Proxy". Stockholders may vote in favor of or against the Prepackaged Plan by signing, marking and returning to the Balloting Agent the enclosed ballot for that purpose in the enclosed envelope marked "Ballot". Unlike the proxy, the ballot must be marked FOR or AGAINST acceptance for it to be counted for any purpose.

   Regardless of the size of your holdings, it is important that your shares be voted at the Stockholders' Meeting and with respect to the Exchange Restructuring and Prepackaged Plan. Whether or not you plan to attend the Stockholders' Meeting, please sign and return both your proxy and ballot in the enclosed envelopes by no later than May [__], 2001 to assure that your shares will be voted with respect to the Reverse Split Amendment and the Prepackaged Plan. Your vote on the Prepackaged Plan will not be counted unless you return a properly completed ballot.

                                       Sincerely,



                                       Edward P. Smoot
                                       President and Chief Executive Officer

   This Proxy Statement, and the documents ancillary thereto, contains certain proprietary trademarks and service marks.

   "Image Mouse" is a trademark, "docHarbor" is a service mark and "Anacomp", "DatagraphiX" and "XFP 2000" are trademarks of Anacomp. All other trademarks and service marks are the property of their respective owners.

                                  ANACOMP, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 11, 2001

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders
("Stockholders") of Anacomp, Inc. (the "Company") will be held on June 11, 2001 at 10 a.m., Pacific Daylight Time, at the Company's headquarters located at 12365 Crosthwaite Circle, Poway, California 92064, (the "Stockholders' Meeting"), for the purpose of considering and voting upon the following, all of which are more fully described in the accompanying Proxy Statement:

      1. an amendment (the "Reverse Split Amendment") of the Company's Amended and Restated Articles of Incorporation to effect a 3,610.8-for-1 reverse stock split of the currently issued and outstanding shares of common stock, par value $.01 per share ("Stock"), of the Company (the "Reverse Split"); and

      2. such other business as may properly come before the Stockholders' Meeting or any adjournments or postponements thereof.

   The Reverse Split Amendment is being submitted to the Stockholders of the Company for approval as part of the proposed financial restructuring (the "Exchange Restructuring") of the Company, whereby holders (the "Holders") of 10 7/8% Senior Subordinated Notes due 2004 (the "Notes") will exchange their Notes for shares of Stock of the Company.

   The proposed text of the Reverse Split Amendment is set forth in Annex I of the accompanying Proxy Statement. The text of the Exchange Restructuring Offering Memorandum pursuant to which, if the Exchange Restructuring is consummated, the Holders of the Notes will receive shares of Stock is set forth as Part A in Annex II to the accompanying Proxy Statement.

   The Board of Directors of the Company has fixed the close of business on [May __], 2001 as the record date ("Record Date") for the determination of Stockholders entitled to notice of and to vote at the Stockholders' Meeting and any adjournments or postponements thereof. Only Stockholders of record at the close of business on such date are entitled to notice of and to vote at the Stockholders' Meeting.

   Common Stock, par value $.01 per share, of the Company is the only security of the Company whose holders are entitled to vote upon the Reverse Split Amendment to be presented at the Stockholders' Meeting.

   Your vote is important regardless of the number of shares you own. Each Stockholder, even though he or she now plans to attend the Stockholders' Meeting, is requested to sign, date and return the enclosed proxy, without delay in the enclosed postage-paid envelope marked "Proxy". You may revoke your proxy at any time prior to its exercise. Any Stockholder present at the Stockholders' Meeting or at any adjournments or postponements thereof may revoke his or her proxy and vote personally on each matter brought before the Stockholders' Meeting.

                                       By Order of the Board of Directors,

                                          [_______________],

[          , 2001]


                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                    YOU VOTE FOR THE REVERSE SPLIT AMENDMENT

                   PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
                        MAIL IT PROMPTLY IN THE ENCLOSED
                   POSTAGE-PAID RETURN ENVELOPE MARKED "PROXY"

                                  ANACOMP, INC.

        PROXY STATEMENT AND SOLICITATION OF PREPACKAGED PLAN ACCEPTANCES


   This Proxy Statement (the "Proxy Statement") is being furnished to holders ("Stockholders") of common stock, par value $.01 per share ("Stock"), of Anacomp, Inc., an Indiana corporation (the "Company" or "Anacomp"), in connection with (A) the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at a special meeting of Stockholders to be held on June 11, 2001 at 10 a.m., Pacific Daylight Time, at the Company's headquarters located at 12365 Crosthwaite Circle, Poway, California 92064, and any adjournments or postponements thereof (the "Stockholders' Meeting"), and (B) the solicitation of acceptances ("Acceptances") of a prepackaged plan of reorganization of the Company under Chapter 11 of the United States Bankruptcy Code (the "Prepackaged Plan"). References herein to the "Company" shall, unless the context otherwise requires, refer to Anacomp, Inc. and its subsidiaries.

   The Board is soliciting proxies to be voted at the Stockholders' Meeting. The Stockholders' Meeting will be held to consider and vote on an amendment (the "Reverse Split Amendment") to the Company's Amended and Restated Articles of Incorporation (the "Amended and Restated Articles of Incorporation") to affect a 3,610.8-for-1 reverse stock split (the "Reverse Split") of the currently issued and outstanding shares of common stock, par value $.01 per share ("Stock"), of the Company. As a result of the Reverse Split, each holder of record of Stock outstanding immediately prior to the effective date of the Reverse Split will thereafter be deemed to hold 1/3,610.8 share of Stock for each one issued and outstanding share of Stock held of record on that date. The Reverse Split Amendment is being submitted to the stockholders of the Company for approval as part of the proposed financial restructuring (the "Exchange Restructuring") of the Company, whereby holders (the "Holders") of 10 7/8% Senior Subordinated Notes due 2004 ("Notes") immediately prior to the Exchange Restructuring will exchange their Notes for shares of Stock of the Company. If the Prepackaged Restructuring is pursued and a petition is filed for reorganization under Chapter 11 of the Bankruptcy Code, the Company expects that an amendment substantially similar to the Reverse Split Amendment will be implemented pursuant to the Prepackaged Plan. The Reverse Split Amendment will be approved if it receives more affirmative votes than negative votes of shares held by Stockholders voting in person or by proxy at the Stockholders' Meeting (at which a quorum is present). The Company's executive officers and directors, as a group, own [ ____ ] shares of the outstanding Stock and have advised the Company that they intend to vote in favor of the Reverse Split Amendment.

   Assuming all of the conditions to consummation of the Exchange Restructuring are fulfilled, and that all of the Notes are tendered in connection therewith, the Exchange Restructuring will result in the Holders receiving an aggregate of 4,030,000 shares of Stock. Based upon the current number of shares of Stock outstanding, 99.9% of the outstanding shares of Stock (excluding Stock issuable upon exercise of the Warrants and shares issuable pursuant to the Incentive Plan (each as defined and described herein)) will be issued to Holders in the Exchange Restructuring, and Stockholders will hold .1% of the outstanding Stock as a result of the Reverse Split. In addition, Stockholders will receive Warrants which, upon exercise, will represent an aggregate of 783,077 shares of the common stock of the Company, or approximately 15% of the Stock outstanding immediately after giving effect to the Exchange Restructuring and the Reverse Split (including shares issuable as incentive compensation pursuant to the Incentive Plan), based on the Stock outstanding as of the Record Date. The Warrants will not be immediately exercisable upon issuance and no consideration will be paid by the Stockholders in exchange for the Warrants. The Warrants will be exercisable as provided therein. Each existing holder of Stock will receive, for each share of Stock held immediately following the Reverse Split, 194.12 Warrants in addition to retaining such Stockholders' current stock interest as adjusted for the Reverse Split to equal 1/3610.8 of a share of Stock for each share of Stock. The Warrants will have an exercise price ("Exercise Price") of $61.54, and each Warrant will be exercisable for one share of Stock, subject to adjustment. The Company will also reserve 403,403 shares of the Stock for issuance as incentive compensation pursuant to the Incentive Plan (as further described in "MANAGEMENT AND EMPLOYEE INCENTIVE PLAN" in Part A to the Exchange Restructuring Offering Memorandum attached hereto as Annex II).

   SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE RESTRUCTURING AND A DISCUSSION OF CERTAIN CONSEQUENCES OF THE EXCHANGE RESTRUCTURING TO HOLDERS OF STOCK. SEE

"CERTAIN RISK FACTORS" IN PART B TO THE EXCHANGE RESTRUCTURING OFFERING MEMORANDUM, ATTACHED HERETO AS ANNEX II, FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE PREPACKAGED RESTRUCTURING (AS HEREIN DEFINED).

   NEITHER THE STOCK NOR THE PREPACKAGED PLAN HAS BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS OR THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE DATE OF THIS PROXY STATEMENT IS May [__], 2001.

   The Company's obligation to consummate the Exchange Restructuring is conditioned upon, among other things, (a) at least 98% of the aggregate unpaid principal amount of the Notes being validly tendered and not withdrawn prior to the Expiration Time (as defined herein) (the "Minimum Tender"); and (b) the Reverse Split Amendment receiving more affirmative votes than negative votes of shares held by Stockholders voting in person or by proxy at the Stockholders' Meeting (at which a quorum is present). If, but only if, the Minimum Tender and the other conditions to the consummation of the Exchange Restructuring are satisfied or waived, the Company will consummate the Exchange Restructuring. The Reverse Split Amendment will not be filed with the Indiana Secretary of State unless the Minimum Tender and each of the other conditions to the consummation of the Exchange Restructuring are satisfied.

   If the Minimum Tender and all other conditions to the consummation of the Exchange Offer are not satisfied or waived by the Company, but the Company receives sufficient acceptances of the Prepackaged Plan to obtain confirmation thereof by the Bankruptcy Court, then the Company intends to pursue obtaining said confirmation under Chapter 11 of the Bankruptcy Code and attempt to use such acceptances to obtain confirmation of the Prepackaged Plan. The Company's ability to seek confirmation of the Prepackaged Plan depends upon certain minimum levels of acceptance thereof, as further set forth in this Proxy Statement.

   The purpose of the Restructuring is to enhance the economic viability of Anacomp by adjusting Anacomp's capitalization (including debt levels) to reflect currently anticipated revenues that are substantially lower than those anticipated at the time of the issuance of the Notes. Specifically, the Restructuring is designed to reduce Anacomp's debt obligations related to the Facility and the Notes from approximately $398.2 million at February 28, 2001 to approximately $56 million on a pro forma basis as of the Exchange Offer Closing Date and assuming 100% of the Notes are tendered in the Exchange Offer.

   A copy of the proposed text of the Reverse Split Amendment is attached hereto as Annex I and is incorporated herein by reference. A copy of the Exchange Restructuring Offering Memorandum pursuant to which, if the Exchange Restructuring is consummated, Stock will be issued to Holders of Notes, is attached hereto as Part A to Annex II. A copy of the Warrant Agreement pursuant to which the Warrants will be issued upon consummation of the Restructuring is attached hereto as Annex III. A copy of the Disclosure Statement with respect to the Prepackaged Plan is attached hereto as Part B to Annex II. A copy of the Prepackaged Plan is attached as Appendix I to Annex II.

   The Stock is listed for trading on the NASDAQ OTC Bulletin Board. On [__________, 2001], the closing sale price for the Stock on the NASDAQ OTC Bulletin Board was [$__________] per share.

   THE SOLICITATION PERIOD FOR ACCEPTANCES OF THE PREPACKAGED PLAN WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE [___], 2001, UNLESS EXTENDED (THE "EXPIRATION TIME"). VOTES ON THE PREPACKAGED PLAN MAY BE REVOKED, SUBJECT TO THE PROCEDURES DESCRIBED HEREIN, AT ANY TIME PRIOR TO THE EXPIRATION DATE. IF A BANKRUPTCY CASE HAS BEEN COMMENCED, REVOCATIONS OF SUCH VOTES THEREAFTER MAY BE EFFECTED ONLY WITH THE APPROVAL OF THE APPROPRIATE BANKRUPTCY COURT.

   The record date for purposes of determining which holders of Stock are eligible to vote on the Prepackaged Plan and at the Stockholders' Meeting is May 7, 2001 (the "Record Date"). Stockholders are not required to vote at the Stockholders' Meeting in order to vote on the Prepackaged Plan. It is important that all Stockholders vote to accept or to reject the Prepackaged Plan because, under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only holders who vote will be counted. Failure by a Stockholder to send a duly completed and signed Ballot will be deemed to constitute an abstention by such Stockholder with respect to a vote on the Prepackaged Plan. Abstentions as a result of not submitting a duly completed and signed Ballot will not be counted as votes for or against the Prepackaged Plan. Any Ballot which is executed by a Stockholder but which does not indicate an acceptance or rejection of the Prepackaged Plan will not be counted as a vote for or against the Prepackaged Plan. SEE "ACCEPTANCE AND CONFIRMATION OF THE PLAN" in the Disclosure Statement in Part B, and "THE EXCHANGE OFFER--Voting on the Prepackaged Plan" in Part A, of the Exchange Restructuring Offering Memorandum attached hereto as Annex II.

   STOCKHOLDERS WHO COMPLETE A PROXY ("PROXY") WITH RESPECT TO THE STOCKHOLDERS' MEETING SHOULD ALSO DULY COMPLETE AND SIGN A BALLOT ("BALLOT") IN ORDER TO VOTE ON THE PREPACKAGED PLAN.

   BECAUSE NO CHAPTER 11 PETITION FOR REORGANIZATION HAS BEEN FILED, THIS PROXY STATEMENT AND THE DISCLOSURE STATEMENT ATTACHED HERETO HAVE NOT BEEN APPROVED BY ANY BANKRUPTCY COURT WITH RESPECT TO THE ADEQUACY OF THE INFORMATION CONTAINED HEREIN OR THEREIN. IF SUCH A CASE IS SUBSEQUENTLY COMMENCED, THE COMPANY WILL SEEK AN ORDER OF SUCH COURT THAT THE SOLICITATION OF VOTES ON THE PREPACKAGED PLAN BY MEANS OF THIS PROXY STATEMENT AND THE DISCLOSURE STATEMENT WAS IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE WHICH PERMITS VOTES RECEIVED BEFORE THE FILING OF A CHAPTER 11 PETITION FOR REORGANIZATION TO BE COUNTED FOR PURPOSES OF CONFIRMATION OF A PLAN IF CERTAIN DISCLOSURE REQUIREMENTS HAVE BEEN MET.

   This Proxy Statement, the Proxy and the applicable Ballot and Master Ballot are first being mailed to Stockholders on or about May [__], 2001.

                              AVAILABLE INFORMATION

   The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at its principal office, located at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Midwest Regional Office, located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web Site that contains reports, proxy and information statements, and other information regarding the Company and other registrants that file electronically with the Commission. The address of such site is: http://www.sec.gov.

                           FORWARD LOOKING INFORMATION

   This Proxy Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Proxy Statement, including, without limitation, statements regarding financial position, budgets and plans and objectives for future operations are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the sections captioned "Risk Factors" and elsewhere in this Proxy Statement. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                TABLE OF CONTENTS

Index of Certain Defined Terms............................................xiii
Summary......................................................................1
   Overview of the Company...................................................1
   Recent Developments.......................................................1
   Summary Distribution Table................................................3
   Comparison of Exchange Restructuring and Prepackaged Restructuring........6
   Purposes of the Exchange Restructuring....................................6
Stockholders' Meeting........................................................7
Voting Procedures for the Prepackaged Plan...................................8
Description of Warrants......................................................8
Risk Factors.................................................................9
   Risks Associated with Prepackaged Restructuring...........................9
   Risk that the Company's Future Operational and Financial Performance
      May Vary Materially from the Projections Included in the
      Disclosure Statement...................................................9
   Adequate Liquidity........................................................9
   Declines in Revenues and Profits.........................................10
   Availability and Price of Polyester and Certain Other Supplies...........10
   Acquisitions ............................................................10
   New Services and Products................................................11
   International............................................................11
   Competition..............................................................11
   Market Value of Securities May Fluctuate.................................11
   Dividend Restrictions....................................................12
   Dilution.................................................................12
   Risks Arising from Reverse Split.........................................12
Stockholders' Meeting, Voting Rights and Proxies............................12
   Date, Time and Place of Stockholders' Meeting............................12
   Solicitation of Proxies, Record Date.....................................12
   Purpose of Stockholders' Meeting.........................................13
   The Reverse Split Amendment..............................................13
   Voting of Proxies........................................................14
   Voting Rights; Quorum....................................................14
   No Dissenters' Rights....................................................14
   Revocation of Proxies....................................................14
   Prepackaged Plan.........................................................14
Background..................................................................15
Purpose of the Restructuring................................................18
   Restructuring Considerations.............................................18
Discussion of the Proposal..................................................20
   Reverse Split Amendment..................................................20
   Certain Consequences of the Restructuring................................20
Description of the Exchange Restructuring and the Prepackaged Plan..........21
Description of Certain Indebtedness.........................................21
Description of Capital Stock................................................21
Description of Warrants.....................................................21
   General..................................................................21
   Adjustments..............................................................22
   Governing Law............................................................22
Description of Incentive Compensation Plan..................................22
Business and Properties of the Company......................................22
Legal Proceedings...........................................................23
Selected Historical Financial Data..........................................23
Unaudited Pro Forma Condensed consolidated Financial Information............23
Management's Discussion and Analysis of Financial Condition
   and Results of Operations................................................23

Directors and Executive Officers of the Company.............................23
Post Restructuring Board Configuration......................................25
Executive Compensation......................................................25
Director Compensation.......................................................27
Stock Options...............................................................27
Pension Plan Table..........................................................28
Employment Contracts........................................................29
Termination of Employment and Change of Control Arrangements................32
Compensation Committee Interlocks and Insider Participation.................32
Security Ownership of Certain Beneficial Owners and Management..............32
Certain Relationships and Related Transactions..............................34
Market for the Company's Common Equity and Related Stockholder Matters......34
Certain Federal Income Tax Considerations...................................35
   Certain Federal Income Tax Consequences to the Stockholders..............35
   Certain Federal Income Tax Consequences to the Company...................36
Legal Matters...............................................................38
Advisors and Representatives................................................38
   Restructuring Advisor....................................................38
   Financial Advisor........................................................38
   Financial Advisor to the Ad Hoc Noteholders Committee....................39
   Voting Agent.............................................................39
   Depositary...............................................................39
   Estimated Fees and Expenses..............................................39
STOCKHOLDER PROPOSALS ......................................................40
Other Matters...............................................................40


ANNEXES TO THE PROXY STATEMENT

ANNEX I - Form of Reverse Split Amendment

ANNEX II - Exchange Restructuring Offering Memorandum

ANNEX III - Form of Warrant Agreement

                         INDEX OF CERTAIN DEFINED TERMS

   CERTAIN DEFINED TERMS NOT LISTED BELOW MAY BE FOUND ON THE INDEX OF DEFINED TERMS TO THE PREPACKAGED PLAN or are defined in the Exchange Restructuring Offering Memorandum attached hereto.

   As used in this Proxy Statement, the following are the meanings for the terms set forth below:

"Ad Hoc Noteholders Committee".... means the committee of holders of the Notes with which the terms of the Exchange Offer and the Prepackaged Plan were negotiated.

"Amended and Restated Articles
       of Incorporation".......... means the Amended and Restated Articles of Incorporation of the Company.

"Ballots"......................... means ballots to vote on the Prepackaged
                                   Plan included herewith.

"Bankruptcy Code"................. means the United States Bankruptcy
                                   Code 11 U.S.C.ss.ss. 101 et seq., as amended.

"Board"........................... means the Board of Directors of the Company.

"Commission"...................... means the Securities and Exchange Commission.

"Company"......................... means, unless the context otherwise requires,
                                   Anacomp, Inc., an Indiana corporation, and its subsidiaries.

"Disclosure Statement"............ means  Part B of the Exchange  Restructuring
                                   Offering Memorandum, attached hereto as Annex II, including the appendices attached thereto.

"Exchange Act".................... means the Securities Exchange Act of 1934, as amended.

"Exchange Offer".................. means the Company's offer to exchange shares of Stock for the Notes pursuant to the terms of the Exchange Restructuring.

"Exchange Restructuring".......... means the proposed financial restructuring of the Company pursuant to the consummation of the Exchange Offer, as more fully set forth herein.

"Exchange Restructuring
  Offering Memorandum"............ means the Offering  Memorandum and
                                   Solicitation of Consents and Acceptances to be delivered to the Holders in connection with the Exchange Offer and the Prepackaged Plan, attached hereto as Annex II.

"Exercise Price".................. means $61.54 per share, in the case of the
                                   Warrants.

"Expiration Time"................. means,  with respect to the Exchange Offer and the solicitation of acceptances of the Prepackaged Plan, 5:00 p.m., New York City time, on June [__], 2001, unless the Company, subject to the consent of the Ad Hoc Noteholders Committee, extends the Exchange Offer or solicitation period, in which case the term Expiration Time for the Exchange Offer or solicitation period shall mean the last time and date to which the Exchange Offer or solicitation period is extended.

"Holders"......................... means the holders of Notes.

"Master Ballots".................. means  ballots to be voted on behalf of beneficial owners of Stock with respect to the Prepackaged Plan by such beneficial owners' broker or other record holder of such shares.

"Minimum Tender".................. means the condition to the Exchange Offer requiring at least 98% of the aggregate
                                   unpaid principal amount of the Notes being validly tendered and not withdrawn prior to the Expiration Time.

"Notes"........................... means the 10 7/8% Senior Subordinated Notes due 2004 issued by the Company.

"Prepackaged Plan"................ means the prepackaged plan of  reorganization of the Company under Chapter 11 of the
                                   Bankruptcy Code contemplated by the
                                   Prepackaged Restructuring and attached hereto as Appendix I to Annex II.

"Prepackaged Restructuring"....... means the proposed financial restructuring of the Company pursuant to the Prepackaged Plan, as more fully described herein.

"Proxy"........................... means the proxy card mailed to Stockholders together with this Proxy Statement.

"Proxy Statement"................. means the Proxy Statement of the Company mailed to Stockholders in connection with the Stockholders' Meeting.

"Record Date"..................... May 7, 2001.

"Restructuring"................... means the financial restructuring of the
                                   Company pursuant to either the Exchange
                                   Restructuring or the Prepackaged
                                   Restructuring, as the case may be.

"Reverse Split"................... means the 3,610.8-for-1 reverse stock split of the Company's Stock pursuant to the
                                   Reverse Split Amendment.

"Reverse Split Amendment"......... means the proposed Articles of Amendment to the Amended and Restated Articles of
                                   Incorporation of the Company, as more fully described herein.

"Securities Act".................. means the Securities Act of 1933, as amended.

"Stockholders".................... means the holders of Stock as of the Record
                                   Date.

"Stockholders' Meeting"........... means the meeting of Stockholders of the
                                   Company to be held on June 11, 2001 at 10 a.m., Pacific Daylight Time, at the Company's headquarters located at 12365 Crosthwaite Circle, Poway, California 92064.

"Warrant Agreement"............... means the agreement under which the Warrants will be issued.

"Warrants"........................ means the Warrants exercisable for shares of
                                   Stock and issued in accordance with the
                                   Warrant Agreement.

                                     SUMMARY


   The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and the Annexes hereto. Stockholders are urged to read this Proxy Statement and the Annexes hereto in their entirety. References herein to the "Company" or "Anacomp" shall, unless the context otherwise requires, refer to Anacomp, Inc. and its subsidiaries.

OVERVIEW OF THE COMPANY

   Anacomp is a leading document-management provider, offering a broad range of document-management services. Building on three decades of experience in applying technology to solve organizations' document-management challenges, Anacomp currently specializes in using web and media-based technologies to provide efficiencies that help its customers maximize the value of their important documents. Anacomp is also one of the world's leading providers of multi-vendor technical services, offering expert installation and maintenance services for a broad array of storage, printing, network and Computer Output to Microfiche ("COM") equipment.

   Anacomp currently has approximately 2,000 employees and manages its business through three business units:

       (a) Document Solutions - which provides document management outsource services through its worldwide network of document-processing centers;

       (b) docHarbor - which provides Internet-based digital document-management services; and

       (c) Technical Services - which provides COM and CD systems and COM related supplies, along with equipment maintenance services for the Company's document-processing centers, its customers who have purchased their own COM systems, as well as third-party manufactured products.

   Anacomp was incorporated under the laws of the State of Indiana on April 16, 1968 under the name Computec, Inc., and on November 21, 1968, the name of the Company was changed to Anacomp, Inc. Anacomp's principal executive offices are located at 12365 Crosthwaite Circle, Poway, California 92064. Its telephone number is (858) 679-9797.

   For additional information concerning the Company and its business, financial position and operations, SEE "SELECTED HISTORICAL FINANCIAL DATA OF THE ISSUER," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "BUSINESS AND PROPERTIES OF THE ISSUER," each in Part A to the Exchange Restructuring Offering Memorandum, attached to this Proxy Statement as Annex II.

RECENT DEVELOPMENTS

   The Company's revenues, operating results, cash flows and liquidity were negatively impacted by a number of factors during fiscal 2000, including a significant decline in the Company's COM business, restructuring and reorganization of certain of its operations, asset impairments, and negative cash flows related to the docHarbor business unit. The Company responded to these conditions with several initiatives that included: (a) reductions in work force and implementation of other cost savings procedures; (b) the discontinuance of certain portions of its COM business and other operations; and
(c) several key senior management changes, including the appointment of Edward
P. Smoot as President and Chief Executive Officer, effective August 10, 2000.

   The Company reported a loss of approximately $111 million and negative cash flows from operations totaling $29 million during fiscal 2000, and reported a loss of approximately $7.7 million during the three month period ended December 31, 2000. As of December 31, 2000, the Company had a working capital deficiency of $375 million (including $311 million in senior subordinated notes that were classified as current)(1) and a stockholders' deficit amounting to $238 million.

   Recently, Anacomp's revenues, operating results, cash flows and liquidity have been negatively impacted by a number of factors, including a significant decline in the Company's COM business, restructuring and reorganization of certain of its operations, and negative cash flows related to the docHarbor business unit.

   Anacomp is experiencing substantial liquidity issues and is in default on its senior secured revolving credit facility (the "Facility"), which totaled $57.6 million at December 31, 2000. The Company and the lenders for this facility (the "Bank Group") are operating under an agreement (the "Forbearance Agreement") that amends and continues the Facility and provides Anacomp with a forbearance of default remedies valid through June 20, 2001 (under certain circumstances more fully described in the Exchange Restructuring Offering Memorandum, SEE "DESCRIPTION OF EXISTING INDEBTEDNESS SENIOR SECURED CREDIT FACILITY". The Forbearance Agreement places additional restrictions on the Facility and requires the Company to meet additional covenants and operating requirements, including certain spending limitations.

   On October 1, 2000, the Company did not make a required $17 million interest payment to Holders of the Notes. The Company also did not make the interest payment due April 1, 2001.

   In addition to working with lenders and their advisors to address the defaults and seek possible financing alternatives, management is continuing to evaluate all of Anacomp's operations. New strategic directions are being examined and Anacomp is determining what other actions might be taken to improve operations and cash flows and help satisfy or restructure its debt obligations. Alternatives being explored include possible discontinuance or sale of certain business units or parts thereof and fundamental changes in corporate activities and structure. The Company is in varying stages of discussions with third parties regarding the possible sales of certain assets and lines of business. An example of actions being taken was a reduction in expenditure levels in Anacomp's docHarbor business unit late in fiscal 2000 to reduce cash outflows. These reductions were designed to bring costs more in line with anticipated revenue growth as well as to comply with requirements imposed by the Bank Group lenders. On January 17, 2001, the Company announced it had entered into a non-binding Letter of Intent to sell its docHarbor business unit to a large corporate buyer. The transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. It is expected that Anacomp's Document Solutions business will continue to use docHarbor for its Internet-based document services. Although there can be no assurance the sale will be consummated, it is expected that terms of the sale will be finalized in the third quarter of fiscal 2001. If the sale is not completed, the Company will continue to evaluate its docHarbor business in an effort to preserve cash and meet its other commitments. During the first and second quarters of fiscal year 2001, management continued to take actions in an effort to improve docHarbor's operating results and cash flows. For a discussion of these events, SEE "BACKGROUND AND PURPOSE OF THE RESTRUCTURING".

   Effect of Exchange Restructuring:

Stockholders.....................  For each share of Stock held immediately after the Reverse Split, Stockholders will retain their common stock interest as adjusted to reflect the 3,610.8-for-1 reverse stock split (the "Reverse Split") and will receive 194.12 Warrants to purchase shares of Stock. Each Warrant shall be exercisable for one share of Stock. As a result, Stockholders in the aggregate, as of the date of consummation of the Restructuring (the "Exchange Date"), will retain .1% of the then outstanding common equity and will receive Warrants to purchase Stock constituting approximately 15% of the Stock of the Company outstanding immediately after giving effect

--------

(1) In 1997, Anacomp issued $200 million of Series B Notes at 98.207% of the face amount to yield proceeds of $96.4 million. The $3.6 million is being amortized as additional interest expense over the life of the Series B Notes. In 1998, Anacomp issued $135 million of Series D Notes at 104% of face value to yield proceeds of $140.4 million. The $5.4 million premium is being amortized as an offset to interest expense over the life of the Series D Notes. The net balance of the premium and discount was approximately $1 million at December 31, 2000 and is reported, along with the $310 million face value of the Notes, as 10 7/8% senior subordinated notes payable on all balance sheets.

                                   to the Exchange Restructuring (including shares issued as incentive compensation pursuant to the Incentive Plan), in each case based on the number of shares of outstanding Stock as of the Record Date. The Warrants will be exercisable as provided therein. Should the Prepackaged Restructuring be consummated, the holders of Stock will receive consideration substantially similar to that which such holders will receive in the Exchange Restructuring.

Holders of Notes.................. For each $1,000 principal amount of Notes
                                   (plus, accrued but unpaid interest), Holders participating in the Exchange Offer will receive 13 shares of Stock (assuming all Holders participate in the Exchange Offer). As a result of the Exchange Restructuring, and assuming that all Notes are tendered in connection therewith, Holders, as of the Exchange Date, will receive shares of Stock equivalent to 99.9% of the Stock outstanding immediately after giving effect to the Exchange Restructuring and the Reverse Split (but excluding shares issuable upon exercise of the Warrants and shares issuable as incentive compensation pursuant to the Incentive Plan) based on the number of shares of outstanding Stock as of the Record Date.

                                   Holders of the Notes will not be entitled to receive Warrants on account of such Notes. Should the Prepackaged Restructuring be consummated, the Holders of the Notes will receive consideration substantially similar to that which such Holders will receive in the Exchange Restructuring.


SUMMARY DISTRIBUTION TABLE

   The Reverse Split will not have any material impact upon the aggregate capital represented by the shares of Stock for financial statement purposes. However, the par value of the Stock will remain $0.01 per share after the Reverse Split. Therefore, there will be a reduction (before giving effect to the issuance of any shares of Stock in connection with the Exchange Offer, the exercise of the Warrants or the Incentive Plan) in Anacomp's stated capital. In connection with the Reverse Split, the Stockholders of record at the effective time of the Reverse Split will receive one share of Stock in exchange for each 3,610.8 shares of Stock then outstanding. The following table reflects the ownership of the Stock, both before and after the Reverse Split:


BEFORE REVERSE SPLIT              AFTER REVERSE SPLIT(2)
--------------------------        -------------------------

Authorized   Issued               Authorized  Issued
----------   ------               ----------  ------

40,000,000   14,566,198           40,000,000  4,034

---------------------------------
(2) Before giving effect to the issuance of any shares of Stock in connection with the Exchange Offer, the exercise of the Warrants or the Incentive Plan.


   Stockholders may be entitled to receive a fractional interest of a share of Stock as a result of the Reverse Split. For example, a Stockholder owning 100 shares of Stock before the Reverse Split will be entitled to receive 0.02769 shares of Stock after the Reverse Split.

   The Reverse Split will become effective on the date that the Reverse Split Amendment is filed with the Secretary of State of the State of Indiana (the "Effective Date"). Shortly after the Effective Date, Anacomp will send transmittal forms to the Stockholders to be used in forwarding their certificates representing shares of Stock to Anacomp's registrar or transfer agent for surrender in exchange for certificates representing the whole or fractional shares of Stock resulting from the Reverse Split.

   The Company currently has outstanding (a) a total of 355,986 Warrants (the "Existing Warrants") issued pursuant to that certain Warrant Agreement between the Company and Mellon Investor Services, LLC, as Warrant Agent and (b) options

(the "Existing Options") exercisable for a total of 1,336,001 shares of its Stock. The Existing Warrants and Existing Options are not included in any of the calculations described herein because, in the case of the Existing Warrants, such Existing Warrants shall expire on June 4, 2001 and, in the case of both the Existing Options and Existing Warrants, such instruments shall, after giving effect to the Reverse Split, be extremely "out of the money". After giving effect to the Reverse Split, the Existing Warrants will have an exercise price of $41,777.27 per share and the Existing Options will have a weighted average exercise price of $49,106.18 per share.

   For more information on the consideration offered pursuant to the Restructuring, see the Exchange Restructuring Offering Memorandum, attached hereto as Annex II.

Expiration Time................... With respect to the Exchange Restructuring and the solicitation of acceptances of the Prepackaged Plan, the term "Expiration Time" shall mean 5:00 p.m., New York City time, on May [__], 2001, unless the Company, subject to the consent of the Ad Hoc Noteholders Committee, extends the Exchange Restructuring or solicitation period, in which case the term "Expiration Time" for the Exchange Restructuring or solicitation period shall mean the last time and date to which the Exchange Offer or solicitation period is extended. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN" in Part B and "THE EXCHANGE OFFER" in Part A, to the Exchange Restructuring Offering Memorandum, attached hereto as Annex II.

Stock............................. As of the Record Date, there were 40,000,000 shares of Stock authorized for issuance, of which 14,566,198 shares were issued and outstanding. As part of the Exchange Restructuring, holders of Stock will be asked to consider and approve the Reverse Split Amendment. If the Prepackaged Restructuring is consummated, the Company expects that similar actions will be implemented pursuant to the Prepackaged Plan.

Conditions to Exchange
   Restructuring.................. The Company's obligation to accept Notes tendered pursuant to the Exchange
                                   Restructuring is conditioned upon, among other things, (a) at least 98% of the aggregate unpaid principal amount of the Notes being validly tendered and not withdrawn prior to the Expiration Time (the "Minimum Tender"); and (b) the Reverse Split Amendment receiving more affirmative votes than negative votes of shares held by Stockholders voting in person or by proxy at the Stockholders' Meeting (assuming the presence of a quorum). Pursuant to the Indiana Business Corporation Law (the "IBCL"), the presence of the holders of a majority of the outstanding shares of Stock of the Company is necessary to constitute a quorum for the Stockholders' Meeting. If the requisite vote on the Reverse Split Amendment is not attained, then the Prepackaged Plan will provide that no Warrants shall be issued to Anacomp's existing stockholders and such stockholders shall retain no equity interest in Anacomp following confirmation of the Prepackaged Plan.

Conditions to Prepackaged
   Restructuring.................. The Bankruptcy Code requires that the
                                   Bankruptcy Court determine that the
                                   Prepackaged Plan complies with the
                                   requirements of Section 1129 of the
                                   Bankruptcy Code. Approval of the Holders of at least two-thirds of the aggregate unpaid principal amount of the Notes and a majority in number of the Holders of the Notes voting on the Prepackaged Plan, and the holders of a minimum of at least two-thirds in number of the shares of Stock voting on the Prepackaged Plan is required for the confirmation of the Prepackaged Restructuring. The Prepackaged Plan will provide that if stockholders of Anacomp are to retain their equity interests in Anacomp (adjusted for the Reverse Split) and receive Warrants (as set forth herein and further described in the Plan) then (i) the Amended and Restated Articles of Incorporation of the Company shall be amended to provide for two classes of common stock of Anacomp following confirmation of the Prepackaged Plan: (a) Class A Common Stock, which shall represent 99.9% of the total outstanding common stock of Anacomp and shall be distributed to Holders exchanging their Notes for Stock and (b) Class B Common Stock, which shall represent .1% of the total outstanding common stock of Anacomp and shall be distributed to the existing Stockholders of Anacomp and (ii) the Warrants shall be exercisable for Class B Common Stock. The Class A Common Stock and Class B Common Stock shall be identical in all respects (and shall vote together on all matters for which the vote of common stockholders of Anacomp may be solicited or required) except that the Class B Common Stock shall be subject to dilution (without further Stockholder action of any kind) in certain circumstances, all as more fully set forth in the Disclosure Statement and the Plan. See "INTRODUCTION AND SUMMARY" in Part B to the Exchange Restructuring Offering Memorandum, attached hereto as Annex II.

Certain Federal Income Tax
   Considerations................. In general, the Reverse Split and the receipt of Warrants by Stockholders pursuant to the Restructuring will not be a taxable event. SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

Stock............................. The Stock is currently traded on the over-the-counter market and is quoted on the Nasdaq OTC Bulletin Board under the symbol "ANCO.OB."

Post-Restructuring Board.......... If the Restructuring is consummated, the
                                   Board of Directors of the Company will
                                   consist of seven (7) members, one of whom shall be the Chief Executive Officer of the Company, one of whom shall be appointed by existing management, subject to approval of the Ad Hoc Noteholders Committee, and the remaining five of whom shall be appointed by the Ad Hoc Noteholders Committee. Biographical information concerning the Company's incumbent directors as well as those individuals who shall constitute the Board of Directors of the Company after giving effect to the Exchange Restructuring, may be found in this Proxy Statement.

Voting Agent...................... Georgeson  Shareholder  ("GS") (the "Voting
                                   Agent") has been appointed to tabulate
                                   Proxies with respect to the Stockholders'
                                   Meeting and to tabulate Ballots and Master
                                   Ballots with respect to the Prepackaged Plan. Questions and requests for assistance may be directed to the Voting Agent at one of its addresses and telephone numbers set forth on the back cover of this Proxy Statement. See "ADVISORS AND REPRESENTATIVES" in Part A to the Exchange Restructuring Offering Memorandum attached hereto as Annex II.

Warrant Agent..................... Mellon Investor Services, LLC has been appointed as Warrant Agent with respect to the Warrants.

COMPARISON OF EXCHANGE RESTRUCTURING AND PREPACKAGED RESTRUCTURING

   See "Summary--Comparison of Exchange Restructuring and Prepackaged Restructuring" in Part A to the Exchange Restructuring Offering Memorandum, attached hereto as Annex II.

   STOCKHOLDERS WHO COMPLETE A PROXY WITH RESPECT TO THE STOCKHOLDERS' MEETING SHOULD ALSO DULY COMPLETE AND SIGN A BALLOT IN ORDER TO VOTE ON THE PREPACKAGED PLAN.

PURPOSES OF THE EXCHANGE RESTRUCTURING

   The purpose of the Restructuring is to enhance the economic viability of Anacomp by adjusting Anacomp's capitalization (including debt levels) to reflect currently anticipated revenues that are substantially lower than those anticipated at the time of the issuance of the Notes. Specifically, the Restructuring is designed to reduce Anacomp's debt obligations related to the Facility and the Notes from approximately $398.2 million at February 28, 2001 to approximately $56 million on a pro forma basis as of the Exchange Offer Closing Date and assuming 100% of the Notes are tendered in the Exchange Offer.

   For additional information on the purposes and effects of the restructuring, SEE "BACKGROUND AND PURPOSE OF THE RESTRUCTURING."

                              STOCKHOLDERS' MEETING

Date, Time and Place of
  Stockholders' Meeting........... The Stockholders' Meeting to consider and to vote upon the Reverse Split Amendment will be held on June 11, 2001 at 10 a.m., Pacific Daylight Time, at the Company's headquarters located at 12365 Crosthwaite Circle, Poway, California 92064. If the Prepackaged Restructuring is pursued and a petition is filed for reorganization under Chapter 11 of the Bankruptcy Code, the Company expects that an amendment substantially similar to the Reverse Split Amendment will be implemented pursuant to the Prepackaged Plan.

Record Date; Stockholders
  Entitled to Vote; Quorum........ Holders of record of Stock at the close of business on the Record Date will be entitled to vote at the Stockholders' Meeting. Holders of Stock will be entitled to one vote per share with respect to the Reverse Split Amendment. On the Record Date there were 14,566,198 shares of Stock outstanding and there were [ ___ ] holders of record. The presence, either in person or by properly executed proxy, of the holders of a majority of the shares of Stock outstanding and entitled to vote is necessary to constitute a quorum at the Stockholders' Meeting.

Purpose of Stockholders' Meeting.. The purpose of the Stockholders' Meeting is to consider and vote on the Reverse Split
                                   Amendment. The Board has unanimously adopted a resolution proposing that the Company's Amended and Restated Articles of Incorporation be amended by the Reverse Split Amendment to effect a 3,610.8-for-1 reverse stock split of the Company's outstanding shares of Stock. The Reverse Split Amendment is set forth in its entirety in Annex I to this Proxy Statement. The Reverse Split Amendment is necessary to permit the Company to consummate the Exchange Restructuring on the terms contemplated by the Exchange Offer.

Votes Required.................... Under the Indiana Business  Corporation Law
                                   (the "IBCL"), the Reverse Split Amendment must receive more affirmative votes than negative votes of shares held by Stockholders voting in person or by proxy at the Stockholders' Meeting, assuming that a sufficient number of Stockholders are present to constitute a quorum. As of the Record Date, the Company's executive officers and directors, as a group, beneficially owned approximately [__________] shares of the outstanding Stock. Such officers and directors have advised the Company that they intend to vote in favor of the Reverse Split Amendment. SEE "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT".

Dissenters' Rights................ Pursuant to the IBCL,  Stockholders  will not be entitled to dissenters' rights as a result of the undertaking by the Company of the transactions described herein.

Dilution.......................... The 4,030,000  shares issued  directly to
                                   Holders of the Notes will represent 99.9% of the total outstanding shares of Stock after giving effect to the Exchange Restructuring and the Reverse Split, but excluding shares issuable upon exercise of Warrants and shares issuable as incentive compensation pursuant to the Incentive Plan. Upon consummation of the Exchange Restructuring, the equity interests of the existing holders of Stock, as a percentage of the total number of outstanding shares of Stock, will be significantly diluted. Consummating the Prepackaged Plan will have a similar dilutive effect. SEE "BACKGROUND AND PURPOSE OF THE RESTRUCTURING" and "RISK FACTORS."


                   VOTING PROCEDURES FOR THE PREPACKAGED PLAN

   For a description of the voting procedures for the Prepackaged Plan, SEE "VOTING PROCEDURES AND REQUIREMENTS" in Part B to the Exchange Restructuring Offering Memorandum, attached hereto as Annex II.


                             DESCRIPTION OF WARRANTS

   The following is a brief description of certain provisions of the Warrants. The Warrants will be issued under the Warrant Agreement to be dated on or about the date of consummation of the Restructuring, between the Company and the Warrant Agent (as defined herein). The following description of such provisions does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the detailed provisions of the Warrant Agreement pursuant to which such securities will be issued. See "DESCRIPTION OF WARRANTS" and the form of Warrant Agreement, attached hereto as Annex III.

Issue........................... . 783,077 Warrants  (together,  the "Warrants")
                                   will be issued to existing holders of Stock upon consummation of the Exchange Restructuring and after giving effect to the Reverse Split. Each Warrant will expire five years from its issuance and will not be exercisable until such time as a Shelf Registration Statement pertaining to the shares of Stock underlying such Warrants has been declared effective by the Securities and Exchange Commission. The Company will undertake to have such Shelf Registration Statement declared effective as soon as practicable, consistent with applicable law. If the requisite vote on the Reverse Split Amendment is not attained, then the Prepackaged Plan will provide that no Warrants shall be issued to Anacomp's existing stockholders and such stockholders shall retain no equity interest in Anacomp following confirmation of the Prepackaged Plan.

Exercise Price.................... Each Warrant will be exercisable at an exercise price ("Exercise Price") of $61.54 per share. Holders of Stock will receive, for each share of Stock outstanding immediately after the Reverse Split, 194.12 Warrants exercisable, in the aggregate, for 783,077 shares of Stock or approximately 15% of the Stock (after giving effect to the Reverse Split and the issuance of shares issuable as incentive compensation pursuant to the Incentive Plan). The Exercise Price and the number of shares of Stock purchasable upon exercise of the Warrants ("Warrant Shares") are both subject to adjustment in certain cases.

No Rights Generally as
  Stockholders.................... No holder of Warrants will be entitled to any rights generally as a stockholder of the Company unless and until such holder has obtained shares of Stock upon the exercise of the Warrants.

                                  RISK FACTORS

   Investment in the Stock and Warrants involves a high degree of risk. Prior to deciding whether to (a) vote in favor of the Reverse Split Amendment and/or (b) vote to accept the Prepackaged Plan, each Stockholder should carefully consider all of the information contained in this Proxy Statement, especially the factors described in the following paragraphs.

RISKS ASSOCIATED WITH PREPACKAGED RESTRUCTURING

   Commencement of bankruptcy proceedings, even if only to confirm the Prepackaged Plan, could adversely affect the relationship between the Company and its employees, customers and suppliers. This, in turn, could adversely affect the Company's ability to obtain confirmation of the Prepackaged Plan. In addition, even if all classes of impaired creditors accept the Prepackaged Plan, the Prepackaged Plan may not be confirmed by the Bankruptcy Court. Additionally, the Company believes that the length of any bankruptcy proceedings commenced by the Company, including one seeking confirmation of the Prepackaged Plan, will be subject to considerable uncertainty and that the completion of such proceedings could be delayed for reasons beyond the control of the Company. Finally, there can be no assurance that the Bankruptcy Court will decide that the Exchange Restructuring Offering Memorandum and the Disclosure Statement meet the disclosure requirements of the Bankruptcy Code or that the Acceptances are effective for the purpose of approving the Prepackaged Plan. SEE "RISK FACTORS" in the Exchange Restructuring Offering Memorandum, attached hereto as Annex II.

RISK THAT THE COMPANY'S FUTURE OPERATIONAL AND FINANCIAL PERFORMANCE MAY VARY
   MATERIALLY FROM THE PROJECTIONS INCLUDED IN THE DISCLOSURE STATEMENT

   The projected financial information contained in the Disclosure Statement is based on the Company's estimated results of operations based upon certain assumptions described more fully under "FINANCIAL PROJECTIONS AND ASSUMPTIONS USED" in the Disclosure Statement. The Company does not intend to update or otherwise revise the projections to reflect events or circumstances existing or arising after the date of the Disclosure Statement or to reflect the occurrence of unanticipated events. The independent public accountants for the Company have not examined or provided any other form of assurance on the projected financial information. Consequently, no person other than the Company assumes any responsibility for the projected financial information. The projected financial information necessarily is based upon numerous estimates and assumptions, including that the Company will timely and successfully implement the Restructuring and achieve the results described in the financial projections included in the Disclosure Statement. These estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties, contingencies and risks, many of which are beyond the control of the Company. Actual results will vary from these projections and the variations may be material. Financial projections are necessarily speculative in nature and one or more of the assumptions underlying these projections may prove not to be valid. The projections should not be regarded as a representation by the Company, any of its affiliates or any other person that the projections will be achieved. Stockholders are cautioned not to place undue reliance on the projected financial information contained in the Disclosure Statement.

ADEQUATE LIQUIDITY

   After the Restructuring, it is anticipated that Anacomp will continue to have a working capital facility in place, which will encumber substantially all the assets of the Company. Inherent in this credit facility will also be covenant restrictions concerning the commitment limits of the facility including levels of collateral, financial covenants, and limitations on capital expenditures which could have an adverse impact on the Company's future liquidity position and ability to implement its business plan.

   Revenues for the Company's micrographics services and products, including COM service revenues, COM system revenues, maintenance service revenues and micrographics supplies revenues, have been adversely affected for each of the past five fiscal years (see "Declines in Revenues") and could in the future be substantially adversely affected by, among other things, the increasing use of digital technology. COM revenues, which represented 71% of Anacomp's fiscal 2000 revenues, 83% of Anacomp's fiscal 1999 revenues, 91% of fiscal 1998 revenues and 95% of fiscal 1997 revenues, declined 26% in fiscal 2000 and 22% in the first quarter of fiscal 2001 (as measured against the first quarter of fiscal 2000).

   The effect of digital and other technologies on the demand for micrographics depends, in part, on the extent of technological advances and cost decreases in such technologies. The recent trend of technological advances and attendant price declines in digital systems and products is expected to continue. As a result, in certain instances, potential micrographics customers have deferred, and may continue to defer, investments in micrographics systems (including the Company's XFP 2000 COM system) and the utilization of micrographics service centers while evaluating the abilities of digital and other technologies.

   The continuing development of local area computer networks and similar systems based on digital technologies has resulted and will continue to result in many customers of the Company changing their use of micrographics from document storage, distribution and access to primarily archival use. The Company believes this is at least part of the reason for the declines in recent years in both sales and prices of the Company's duplicate film, readers and reader/printers. The Company's service centers also are producing fewer duplicate microfiche per original for customers, reflecting this use of micrographics primarily for storage. The rapidly changing document management industry also has resulted in price competition in certain of the Company's businesses, particularly COM services.

   Therefore, the Company has been, and expects to continue to be, impacted adversely by the decline in the demand for COM services, the high fixed costs and declining market for COM systems and the attendant reduction in supplies. The Company's revenues for maintenance of COM systems have declined in part because of efficiencies associated with the Company's XFP 2000 COM systems, but are expected to continue to decline as a result of lesser use and fewer sales of COM systems. The growth of alternate technologies has created consolidation in the micrographics segment of the document management industry. To the extent consolidation in the micrographics segment has the effect of causing major providers of micrographics services and products to cease providing such services and products, the negative trends in the segment, such as competition from alternate technologies described above, may accelerate.

DECLINES IN REVENUES AND PROFITS

   As a result of the rapidly changing nature of the document management industry, the Company, excluding the effects of acquisitions, has experienced declining or flat revenues and operating margins in each of the last five fiscal years. For further discussion by business line of recent trends in revenues and operating margins, SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

AVAILABILITY AND PRICE OF POLYESTER AND CERTAIN OTHER SUPPLIES

   Certain third parties are the sole suppliers of some of the Company's raw materials and products. The Company purchases all of its duplicate microfilm and most of its magnetic media base polyester products from SKC America, Inc. and SKC Limited (collectively "SKC"). In addition to SKC, the Eastman Kodak Company ("Kodak") supplies to the Company on an exclusive basis film and a proprietary, patented film canister used in the Company's XFP 2000 COM system and also supplies to the Company substantially all of the Company's requirements for original microfilm for earlier-generation COM systems. Any disruption in the supply relationship between the Company and such suppliers could result in delays or reductions in product shipment or increases in product costs that could adversely affect the Company's operating results in any given period. In the event of any such disruption, there can be no assurance that the Company could develop alternative sources of raw materials and supplies at acceptable prices and within reasonable times.

ACQUISITIONS

  The Company has used acquisitions in the past to try to offset declining services revenues and to increase market share. The Company is expected to depend, in part, on acquisitions to try to increase revenues and market share (the Company's growth prospects set forth herein and in the Financial Projections found in the Disclosure Statement are, in large part, based upon the anticipation of such acquisitions), and there can be no assurance that the Company will be able to effect any such further acquisitions. Future acquisitions could be financed by internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of the foregoing. There can be no assurance that the Company will be able to make acquisitions on terms favorable to the Company. If the Company completes acquisitions, it will encounter various associated risks, including the possible inability to integrate an acquired business into the Company's manufacturing systems, potential increased goodwill amortization, diversion of management's attention and unanticipated problems or liabilities, some or all of which could have a material adverse effect on the Company's operations and financial performance. The Company's potentially impaired liquidity may hinder its ability to consummate future acquisitions. See "--Adequate Liquidity."

NEW SERVICES AND PRODUCTS

   The Company is introducing new document management services and products, certain of which will incorporate digital technologies. The Company has limited experience in the manufacture, sale or marketing of new services and products, especially those incorporating new digital technologies. However, the Company is relying on such new services and products to generate significant cash flows in the future.

   These services and products currently are being introduced and, accordingly, have limited or no revenues to date. The markets for such new services and products are very competitive, and there can be no assurance that the Company's services and products will achieve market acceptance. The Company currently is in the process of reeducating and refocusing its sales force to sell its new services and products, as well as its more traditional COM services and products, and there can be no assurance that this will be successfully achieved. The Company will hire limited numbers of new sales personnel to help sell certain of its digital services and products. In addition, the extent to which the Company will be able to maintain technological support for such new products is unclear. Any liquidity problems encountered by the Company also may hinder the development and deployment of new technologies.

INTERNATIONAL

   The Company's financial results are dependent in part on its international operations, which represented approximately 31% of revenues for fiscal year 2000, 29% of revenues for fiscal 1999 and 26% of revenues for fiscal 1998. The Company expects that its international operations will continue to be a significant portion of the Company's business. However, the Company is in varying stages of discussion with third parties regarding the possible sale of certain of its international assets and legal entities. Certain risks are inherent in international operations, including exposure to currency fluctuations. From time to time in the past, the Company's financial results have been affected both favorably and unfavorably by fluctuations in currency exchange rates. Unfavorable fluctuations in currency exchange rates also may have an adverse impact on the Company's revenues and operating results. The Company currently does not have any hedging arrangements, although it may enter into such arrangements in the future. Distributions of earnings and other payments (including interest) received from the Company's operating subsidiaries and affiliates may be subject to withholding taxes imposed by the jurisdictions in which such entities are formed or operating, which will reduce the amount of after-tax cash the Company can receive from its foreign subsidiaries.

COMPETITION

   The Company competes in highly competitive markets with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. A number of these competitors have multiple business lines as well as substantially greater financial and other resources available to them, and there can be no assurance that the Company can compete successfully with such other companies. Competitive pressures or other factors could cause the Company's products to lose market share or result in significant price erosion, which will have a material adverse effect on the Company's results of operations. SEE "BUSINESS AND PROPERTIES OF THE COMPANY."

MARKET VALUE OF SECURITIES MAY FLUCTUATE

   The market value of the securities to be issued in the Exchange Restructuring will depend on the future performance of the Company and on factors generally affecting the securities markets (including, for example, interest rates), which factors are influenced by conditions beyond the Company's control.

DIVIDEND RESTRICTIONS

   The Company's borrowing agreements limit the ability of Anacomp to pay cash dividends on the Company's capital stock.

DILUTION

   The 4,030,000 shares to be issued directly to Holders of the Notes in connection with the Exchange Restructuring (assuming all of the Notes are tendered in connection therewith) will represent 99.9% of the total outstanding shares of Stock after giving effect to the Exchange Restructuring, but excluding shares issuable upon exercise of Warrants or issuable as incentive compensation pursuant to the Incentive Plan. Upon consummation of the Exchange Restructuring, the equity interests of the existing holders of Stock, as a percentage of the total number of outstanding shares of Stock of the Company, will be significantly diluted. Consummating the Prepackaged Plan will have a similar dilutive effect. SEE "BACKGROUND AND PURPOSE OF THE RESTRUCTURING" and "CERTAIN RISK FACTORS."

   In addition, there can be no assurance that the Company will not need to issue additional shares of Stock in the future in order to achieve its business plan or if it does not achieve its projected results, which could lead to further dilution to Stockholders and Holders of the Notes participating in the Exchange Offer.

RISKS ARISING FROM REVERSE SPLIT

   Substantially all of the Stockholders of the Company will experience, as a result of the Reverse Split, a reclassification and conversion of the total number of shares of Stock that each of such Stockholders held prior thereto into less than one whole share of Stock. Since no securities exchange, inter-dealer quotation system or other securities trading arrangement maintains a market in fractional shares of Stock, each Stockholder of the Company who receives, as a result of the Reverse Split, a fractional share will no longer be able to realize-through customary securities trading arrangements - the market value of such fractional share of Stock.

   Moreover, as a result of the Reverse Split, no existing Shareholder will own beneficially 100 or more shares of Stock. Brokerage commissions and other costs of transactions in "odd-lots" of less than 100 shares of Stock are generally somewhat higher than costs of transactions in "round-lots" of even multiples of 100 shares.

   FOR A DISCUSSION OF CERTAIN ADDITIONAL RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH VOTING ON THE PREPACKAGED PLAN, SEE "CERTAIN RISK FACTORS" IN THE DISCLOSURE STATEMENT.


                STOCKHOLDERS' MEETING, VOTING RIGHTS AND PROXIES

DATE, TIME AND PLACE OF STOCKHOLDERS' MEETING

   The Stockholders' Meeting will be held on June 11, 2001 at 10 a.m., Pacific Daylight Time, at the Company's headquarters located at 12365 Crosthwaite Circle, Poway, California 92064. If the Minimum Tender and all other conditions to the consummation of the Exchange Offer are not met, but the Company receives sufficient acceptances of the Prepackaged Plan to obtain confirmation thereof by the Bankruptcy Court, the Company will pursue obtaining said confirmation under Chapter 11 of the Bankruptcy Code and attempt to use such acceptances to obtain confirmation of the Prepackaged Plan. If the Prepackaged Restructuring is pursued and a petition is filed for reorganization under Chapter 11 of the Bankruptcy Code, the Company expects that an amendment substantially similar to the Reverse Split Amendment will be implemented pursuant to the Prepackaged Plan and that Holders of Notes will receive substantially the same consideration as they would if the Exchange Restructuring had been consummated. SEE "INTRODUCTION AND SUMMARY" in Part B to the Exchange Restructuring Offering Memorandum attached hereto as Annex II.

SOLICITATION OF PROXIES, RECORD DATE

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board to be voted at the Stockholders' Meeting. In addition, this Proxy Statement is furnished in connection with the solicitation of Ballots by the Board to be voted in connection with the Prepackaged Plan. YOU MUST COMPLETE AND RETURN BOTH THE PROXY AND THE BALLOT IN ORDER TO VOTE ON BOTH THE REVERSE SPLIT AMENDMENT AND THE PREPACKAGED PLAN. THE BOARD RECOMMENDS A VOTE "FOR" BOTH THE REVERSE SPLIT AMENDMENT AND THE PREPACKAGED PLAN.

   The record date for purposes of determining which holders of Stock are eligible to vote on the Prepackaged Plan and at the Stockholders' Meeting is May 7, 2001 (the "Record Date"). On the Record Date there were 14,566,198 shares of Stock outstanding, and there were [ __ ] holders of record. Stockholders are not required to vote at the Stockholders' Meeting in order to vote on the Prepackaged Plan. It is important that all Stockholders vote to accept or to reject the Prepackaged Plan because, under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only holders who vote will be counted. Failure by a holder to send a duly completed and signed Ballot will be deemed to constitute an abstention by such holder with respect to a vote on the Prepackaged Plan. Abstentions as a result of not submitting a duly completed and signed Ballot will not be counted as votes for or against the Prepackaged Plan. Any Ballot which is executed by a holder but does not indicate an acceptance or rejection of the Prepackaged Plan will not be counted as a vote for or against the Prepackaged Plan. SEE "ACCEPTANCE AND CONFIRMATION OF THE PLAN" in Part B, and "the exchange offer--Voting on the Prepackaged Plan" in Part A, to the Exchange Restructuring Offering Memorandum, attached hereto as Annex II.

   WHETHER OR NOT YOU ARE ABLE TO ATTEND THE STOCKHOLDERS' MEETING, YOUR VOTE BY PROXY IS VERY IMPORTANT. STOCKHOLDERS ARE ENCOURAGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE MARKED "PROXY". STOCKHOLDERS WHO COMPLETE A PROXY WITH RESPECT TO THE STOCKHOLDERS' MEETING SHOULD ALSO DULY COMPLETE AND SIGN A BALLOT IN ORDER TO VOTE ON THE PREPACKAGED PLAN.

   Proxies and Ballots are being solicited by and on behalf of the Board. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

PURPOSE OF STOCKHOLDERS' MEETING

   The purpose of the Stockholders' Meeting is to consider and vote on the Reverse Split Amendment set forth in this Proxy Statement. Approval of the Reverse Split Amendment is a condition to the consummation of the Exchange Restructuring.

THE REVERSE SPLIT AMENDMENT

   The Board has unanimously adopted a resolution approving, subject to consummation of the Exchange Restructuring, the amendment of the Company's Amended and Restated Articles of Incorporation as more fully described herein (the "Reverse Split Amendment"). The purposes and effects of the Reverse Split Amendment are, among other things, to reduce the number of outstanding shares of Stock in order to have enough authorized and unissued shares to issue shares of Stock in the Exchange Restructuring in exchange for the Notes. In order to provide for the authorization of a sufficient number of shares of Stock that are unissued (and not reserved for issuance pursuant to stock options or other rights), the Reverse Split Amendment will effect the Reverse Split. The Reverse Split Amendment is set forth in its entirety in Annex I to this Proxy Statement. The Reverse Split Amendment is necessary to permit the Company to consummate the Exchange Restructuring.

   ASSUMING THE PRESENCE OF A QUORUM, A GREATER NUMBER OF VOTES MUST BE CAST IN FAVOR OF THE REVERSE SPLIT AMENDMENT THAN VOTES CAST AGAINST THE REVERSE SPLIT AMENDMENT IN ORDER TO APPROVE THE REVERSE SPLIT AMENDMENT. ACCORDINGLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE VOTES CONCERNING THE REVERSE SPLIT AMENDMENT. UNLESS INSTRUCTED TO THE CONTRARY IN THE PROXY, THE SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THE REVERSE SPLIT AMENDMENT.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REVERSE SPLIT AMENDMENT.

VOTING OF PROXIES

   All shares represented by a properly executed Proxy will be voted at the Stockholders' Meeting in accordance with the directions on such Proxy. If no direction is indicated on a properly executed Proxy, the shares covered thereby will be voted in favor of the Reverse Split Amendment.

   In the event that sufficient votes in favor of the Reverse Split Amendment are not received by the time scheduled for the Stockholders' Meeting, or if any of the other conditions to the consummation of the Exchange Restructuring and the other elements of the Exchange Restructuring are not satisfied, the persons named as proxies may propose one or more adjournments of the Stockholders' Meeting to permit further solicitation of Proxies with respect to such proposals or to permit the satisfaction of any such condition. Any such adjournment will require the affirmative vote of a majority of the voting power present or represented at the Stockholders' Meeting.

VOTING RIGHTS; QUORUM

   Pursuant to the Company's Amended and Restated Articles of Incorporation, Stockholders will be entitled to one vote per share of Stock at the Stockholders' Meeting. The presence, either in person or by properly executed Proxy, of the holders of a majority of the shares of Stock outstanding and entitled to vote is necessary to constitute a quorum at the Stockholders' Meeting. There is no quorum or minimum number of votes required to be cast with respect to the Prepackaged Plan.

NO DISSENTERS' RIGHTS

   Pursuant to Indiana Law, Stockholders have no appraisal or dissenters' rights with respect to the Reverse Split Amendment or the undertaking by the Company of any of the transactions described herein.

REVOCATION OF PROXIES

   A Stockholder who has executed and returned a Proxy may revoke it at any time before it is voted by executing and returning a Proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company or by attending the Stockholders' Meeting and voting in person.

PREPACKAGED PLAN

   The Exchange Restructuring is conditioned on, among other things, at least 98% of the aggregate unpaid principal amount of the Notes being validly tendered and not withdrawn prior to the Expiration Time (the "Minimum Tender"). If the Minimum Tender and all other conditions to the consummation of the Exchange Offer are not satisfied, but the Company receives sufficient acceptances of the Prepackaged Plan to obtain confirmation thereof by the Bankruptcy Court, then the Company intends to pursue obtaining said confirmation under Chapter 11 of the Bankruptcy Code and attempt to use such acceptances to obtain confirmation of the Prepackaged Plan. The Prepackaged Restructuring may be effected with the approval of the Holders of a minimum of two-thirds of the principal amount of the Notes voting on the Prepackaged Plan and a majority in number of the Holders of the Notes voting on the Prepackaged Plan and the holders of a minimum of at least two-thirds in number of shares of Stock voting on the Prepackaged Plan. If the Prepackaged Restructuring is pursued, the Company expects that an amendment to the Company's Amended and Restated Articles of Incorporation substantially similar to the Reverse Split Amendment will be implemented pursuant to the Prepackaged Plan. Accordingly, this Proxy Statement also serves as a solicitation of acceptances by the Company for the acceptance of the Prepackaged Plan. See "INTRODUCTION AND SUMMARY" in Part B to the Exchange Restructuring Offering Memorandum, attached hereto as Annex II, and "Anacomp, Inc.'s Chapter 11 Plan of Reorganization (Dated May __, 2001), attached to the Exchange Restructuring Offering Memorandum as Exhibit I thereto.

   The Company has reserved the right to seek confirmation of the Prepackaged Plan under the "cram-down" provisions of the United States Bankruptcy Code.


                                   BACKGROUND

   A. Operations and Financial Results.

   The Company's business and financial growth have slowed in recent years. Two primary factors have led to the Company's deteriorating financial condition: (a) an erosion of its core COM business, and (b) the Company's heavy investment in its docHarbor business unit.

   The Company had established itself as one of the world's leading providers of COM equipment. In fiscal 2000, 71% of the Company's revenues were COM related. Increasingly, however, organizations want instant, reliable access to the information they need, and they want that information delivered to their personnel via the Internet, intranets or extranets, for use with desktop browsers. Many organizations want web based access to their customers via the Internet. This trend is leading many organizations to re-evaluate their document-management requirements, causing a shift away from microfiche and into digital technology. Also in fiscal 2000, Anacomp's COM related revenues decreased 26% from fiscal 1999 revenues. The Document Solutions business unit experienced an 18% decrease in COM related revenues, Technical Services COM revenues decreased 22%, and DatagraphiX COM revenues decreased 38% as compared to fiscal 1999 COM related revenue.

   In fiscal 2000, DatagraphiX shipped only 24 COM systems compared to the shipment of 78 COM systems in fiscal 1999, a trend that eventually led to the decision to cease manufacturing operations. In addition to manufacturing the COM systems, DatagraphiX also sold the related consumable supplies (silver halide film, non-silver duplicating microfilm and chemicals), which generated high margins. As more companies have switched from COM technology to digital technology, demand for COM consumables has also declined.

   In response to this shift in technology, the Company made a significant commitment to develop a digital solution through acquisitions and a heavy investment in research and development. The Company's engineering, research and development expenses totaled $10.1 million in fiscal 2000, $10.0 million in fiscal 1999 and $9.0 million in fiscal 1998. In August of 1999, the Company purchased Litton Adesso Software, Inc. for $17 million and incurred approximately $1.6 million of additional costs for the purposes of using this software as the technology platform for docHarbor. This emerging operation recorded a negative EBITDA of $25 million in fiscal 2000. Substantially all of the funds invested in the docHarbor business unit were obtained by borrowing against the Facility. SEE "DESCRIPTION OF EXISTING INDEBTEDNESS--Senior Secured Credit Facility" in Part A to the Exchange Restructuring Offering Memorandum attached hereto as Annex II.

   The combined impact of the declining COM revenues and increased research and development related to docHarbor created a liquidity crisis for the Company in July of 2000. The Company reported a loss of approximately $111 million and negative cash flows from operations totaling $29 million during fiscal 2000. As of December 31, 2000, the Company had a working capital deficiency of $375 million (including the $311 million in Senior Subordinated Notes that were classified as current) and a stockholders' deficit amounting to $238 million.

   The Company is currently in violation of several covenants under the Facility, which had outstanding borrowings of $57.6 million (plus approximately $6 million in letters of credit) at December 31, 2000. However, the Company and the Bank Group have reached an agreement to amend and continue the Facility and -- with respect to those covenants of which the Company is in default -- to provide the Company with a forbearance of default remedies valid through May 15, 2001 or June 20, 2001 (depending on certain circumstances more fully described herein, SEE "DESCRIPTION OF EXISTING INDEBTEDNESS SENIOR SECURED CREDIT FACILITY". This forbearance agreement (the "Forbearance Agreement") places additional restrictions on the Prepetition Credit Agreement and requires the Company to meet additional covenants and operating requirements.

   On October 1, 2000, the Company did not make a required $17 million interest payment to the holders of the Notes. Similarly, on April 1, 2001, the Company did not make a required $17 million interest payment to holders of the Notes. The aggregate principal amount of Notes outstanding is $310 million.

   B. Restructuring Activities.

   Given the foregoing, the Company and its Board of Directors initiated the following activities to deal with the Company's liquidity position and defaulted debt and improve its prospects for a restructuring.

      1. Reorganization of Workforce and Discontinuation of DatagraphiX.

   In fiscal 2000, the Company effected a reorganization of its workforce in the United States and Europe along its four lines of business, reorganized parts of its corporate staff and, due to the poor performance of the manufacturing side of the business, the Company decided to eliminate the DatagraphiX and COM manufacturing operations. These activities resulted in the termination of nearly 300 employees in the United States and in Europe. The Company recorded restructuring charges of $14.6 million in fiscal year 2000. Layoffs took place in February, June and, September of 2000.

      2. Management and Organizational Changes.

   The Company made several changes in its key personnel, including the replacement of its Chief Executive Officer. Ralph Koehrer, formerly the Company's Chief Executive Officer, resigned and, effective August 10, 2000, Edward P. Smoot became the Company's Chief Executive Officer. Mr. Smoot is an experienced chief executive officer with a track record of turning around financially troubled companies. Mr. Smoot was President and Chief Executive Officer of Nelco International from 1993 until 1999. In addition, Donald W. Thurman, Chief Operating Officer, resigned effective August 31, 2000. David B. Hiatt, formerly the Company's Chief Financial Officer, was named to replace Mr. Thurman as Chief Operating Officer in November. At that time, Linster W. Fox, formerly the Corporate Controller, was appointed Chief Financial Officer. In addition, both the United States portion of Document Solutions and docHarbor were reorganized to streamline the management structure and decision-making processes, and ensure that key positions were filled by highly qualified talent.

      3. Restructuring Professionals.

   In June of 2000, the Company retained Crossroads LLC ("Crossroads") to assist it with financial restructuring activities. Crossroads is a nationally known turnaround management-consulting firm with offices in California, Texas, Connecticut and New York. Crossroads has been instrumental in assisting the Company with implementing additional cash controls, developing a weekly cash-forecasting model and addressing the concerns and objectives of its lenders and other constituents.

   During the summer of 2000, the Company also retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as financial advisor to assist the Company in restructuring the Company's debt and exploring strategic alternatives. In the months since DLJ's retention, DLJ was acquired by an affiliate of Credit Suisse First Boston Corporation ("CSFB"). CSFB continues to advise the Company in connection with the Restructuring.

      4. Cash Flow, Financial Planning, Process and MIS Improvements.

   Immediately upon realizing its liquidity issues, the Company instituted a rigorous cash flow forecasting and monitoring process in conjunction with its restructuring advisors. A weekly reporting package has been developed which is distributed to all senior management and contains Anacomp's cash flow forecasts and position as well as important key metrics for all businesses. This process not only allowed the Company to monitor and improve its liquidity position but also keep its lenders fully apprised of the Company's financial position on a weekly basis. As part of this process, the Company identified various business processes that could be changed or centralized to increase cash flow. It has also renegotiated its lease at its Poway headquarters. The Company has since formed a corporate function reporting to the CEO to continue this process.

   The Company has developed and implemented a business plan that focuses on maximizing cash flow by controlling costs, curtailing non-essential capital expenditures, limiting investments, and concentrates on its more profitable areas of operations and product lines. As part of this process, the Company has developed a "bottom-up" forecasting methodology that has provided much more visibility and accuracy in the forecasting and planning process than was heretofore available. So far the Company has met or beat its forecast since this process was implemented.

   Going forward, the Company has developed a robust, growth-oriented business plan which management believes can be successfully implemented if the Company is restructured as contemplated and described in this Proxy Statement.

      5. docHarbor Transaction.

   With the initiation of its restructuring process, the Company has been exploring strategic alternatives for docHarbor, including a possible sale of the division, and asked DLJ to assist it in launching this endeavor. This initiative was made particularly critical given that the Company's lenders, as condition of the Forbearance Agreement, will not allow non-budgeted investments to be made in the business unit. Although significant cost cutting measures have been implemented, docHarbor still costs approximately $1 million of net negative cash flow per month. On January 17, 2001, the Company announced it had entered into a non-binding Letter of Intent to sell the docHarbor business unit to a large corporate buyer. The transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. It is expected that the Company's Document Solutions business will continue to use docHarbor for its Internet-based document services. Although there can be no assurance the sale will be consummated, it is expected that terms of the sale will be finalized in the third quarter of fiscal 2001. If the sale is not completed, the Company will continue to evaluate its docHarbor business in an effort to preserve cash and meet its other commitments.The net proceeds of the docHarbor transaction are expected to be approximately $15 million, although such amount is merely an estimate and such net proceeds may, in fact, be materially greater and less than $15 million. During the first and second quarters of fiscal year 2001 management continued to take actions in an effort to improve docHarbor's operating results and cash flows.

   If the docHarbor Transaction does not occur, Anacomp currently intends to wind down that business and to fold certain aspects of that business into Anacomp's current operations. The costs associated with such wind down would be significant and would include payment of severance and vacation pay or obligations, shipping, storage, engineering costs, travel costs, retention incentives (to provide incentives for remaining employees to assist in the wind down) and miscellaneous facility shut down costs. Anacomp estimates that the cash costs of such a wind down would total about $6,100,000, and the negative impact on profit would be approximately $7,700,000. Although Anacomp strongly believes that such a wind down would not in any way threaten Anacomp's viability, the anticipated costs associated with such wind down would, in all likelihood, negatively affect Anacomp's overall profitability and reorganization value.

      6. Ad Hoc Noteholders Committee

   In the fall of 2000, the Company commenced negotiations with the Ad Hoc Noteholders Committee. Together, the members of the Ad Hoc Noteholders Committee own approximately 51% of the outstanding principal amount of the Notes. The Company does not have complete information regarding the beneficial ownership of the Notes, and is unaware of any affiliations between the Holders, on the one hand, and the officers and directors of the Company, on the other hand.

   The members of the Ad Hoc Noteholders Committee have agreed, pursuant to the terms and subject to the condition of the Lock-Up Agreement (as herein defined) to refrain from selling their Notes, to tender their Notes for Stock in accordance with the terms of the Exchange Restructuring, to deliver their Consents to the Proposed Amendments and to deliver their Acceptances of the Prepackaged Plan.

   Unless: (a) at least 98% of the aggregate unpaid principal amount of the Notes is validly tendered and is not withdrawn prior to the Expiration Time (the "Minimum Tender"); (b) the proposal to adopt the Reverse Split Amendment (as defined herein) receives more affirmative votes than negative votes by Stockholders voting in person or by proxy at the Stockholders' Meeting (assuming the presence of a quorum); and (c) Holders representing at least a majority of the outstanding principal amount of the Notes deliver and do not properly revoke Consents (the "Requisite Consents"), then, assuming it has received the requisite Acceptances to the Prepackaged Plan, the Company will file the Prepackaged Plan under Chapter 11 of the Bankruptcy Code.

   The agreement of the members of the Ad Hoc Noteholders Committee to refrain from selling their Notes, to tender their Notes, to deliver their Consents, and to vote in favor of the Prepackaged Plan is embodied in that certain Lock-Up Agreement, dated as of May 7, 2001 (the "Lock-Up Agreement"), among the
Company and the members of the Ad Hoc Noteholders Committee. Pursuant to the terms of the Lock-Up Agreement and subject to the conditions thereto, each of the members of the Ad Hoc Noteholders Committee has agreed to refrain from selling its Notes and to accept the Restructuring and, concomitantly, agreed not to take any action to enforce, or to exercise remedies with respect to, the Notes, or either of the Notes Indentures during the term of the Lock-Up Agreement.

   The Lock-Up Agreement may be terminated by the members of the Ad Hoc Noteholders Committee by written notice to the Company, upon the occurrence of certain events or circumstances including, without limitation, the following:

       (a) at any time after June 30, 2001, if the requisite conditions to the consummation of the Exchange Offer are not satisfied and the Company has not filed the Prepackaged Plan and the Disclosure Statement with the Bankruptcy Court;

       (b) at any time after September 17, 2001, if an order confirming the Prepackaged Plan has not been entered by the Bankruptcy Court;

       (c) if the Company fails to achieve certain measures of financial performance; or

       (d) upon the occurrence of certain events constituting a material adverse change to the business, prospects or results of operation of the Company and its domestic subsidiaries, taken as a whole.

   So long as the conditions set forth in the Lock-Up Agreement are satisfied, the members of the Ad Hoc Noteholders Committee will continue to be bound by the provisions thereof. If, however, the Company determines that it will be unable to complete the Restructuring, the Company will consider all financial alternatives available to it at such time, which may include the implementation of an alternative restructuring arrangement without commencing a case under the Bankruptcy Code or, alternatively, the commencement of a case under the Bankruptcy Code with or without a preapproved plan of reorganization. SEE "RISK FACTORS--Consequences of The Exchange of Notes" in Part A of the Exchange Restructuring Offering Memorandum attached hereto as Annex II. There can be no assurance, however, that any alternative restructuring will result in a reorganization of the Company rather than a liquidation, or that any such reorganization will be on terms as favorable to the Holders as the terms of the Prepackaged Restructuring. If a liquidation or a protracted and/or non-orderly reorganization were to occur, there is a risk that the ability of the Holders of the Notes to recover their investments will be even more impaired than under the Prepackaged Restructuring and will be substantially delayed.


                          PURPOSE OF THE RESTRUCTURING

   The purpose of the Restructuring is to enhance the economic viability of Anacomp by adjusting Anacomp's capitalization (including debt levels) to reflect currently anticipated revenues that are substantially lower than those anticipated at the time of the issuance of the Notes. Specifically, the Restructuring is designed to reduce Anacomp's debt obligations related to the Facility and the Notes from approximately $398.2 million at February 28, 2001 to approximately $56 million on a pro forma basis as of the Exchange Offer Closing Date and assuming 100% of the Notes are tendered in the Exchange Offer.

RESTRUCTURING CONSIDERATIONS

   Anacomp directed its financial advisor, CSFB, to prepare valuation analyses to determine a range of enterprise values of Anacomp, based upon information contained in this Proxy Statement and the Exchange Offer Restructuring Memorandum and information it has made available to CSFB. The valuation analyses did not address other aspects of the proposed Restructuring or any related transaction. The valuation analyses were prepared for the information of the Board in connection with its consideration of the Restructuring and do not constitute a recommendation to any holder of the Stock as to how to vote or act on any matter relating to the Restructuring. CSFB's estimate of a range of enterprise values does not constitute an opinion as to the fairness from a financial point of view of the consideration to be received under the Exchange Offer or the Prepackaged Plan or of the terms and provision of the Exchange Offer or the Prepackaged Plan.

   In arriving at its views on valuation, CSFB reviewed the Exchange Offer Restructuring Memorandum, the Plan and certain related documents, as well as publicly available business and financial information relating to Anacomp. CSFB also reviewed other information relating to Anacomp, including the fiscal 2001 to fiscal 2005 financial projections set forth in the Disclosure Statement, which Anacomp provided to or discussed with CSFB, and met with the management of Anacomp to discuss the business and prospects of Anacomp. CSFB prepared a discounted cash flow applied on the unlevered free cash flows that Anacomp would generate assuming Anacomp's financial projections were realized. Based upon discussions with management, CSFB then applied a range of perpetual growth rates and discount rates based upon the weighted average cost of capital for comparable companies. CSFB also considered financial data of Anacomp and compared that data with similar data for other publicly held companies in businesses similar to Anacomp, and the selling price, to the extent available, of recently sold companies in businesses similar to Anacomp, as well as other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

   In connection with its review, CSFB did not assume any responsibility for independent verification of any of the information that was provided to, or otherwise reviewed by, it and relied on that information being complete and accurate in all material respects. With respect to financial projections, CSFB was advised by the Company's management, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Anacomp's management as to the future financial performance of Anacomp after giving effect to the proposed Exchange Offer or the Prepackaged Plan, as the case may be. Certain of the results projected by the management of Anacomp are materially better than the recent historical results of operations of Anacomp. As a result, to the extent that the estimate of enterprise values is dependent upon Anacomp performing at the levels set forth in the financial projections, such analyses must be considered speculative. If the business performs at levels below those set forth in the financial projections, such performance may have a material impact on the financial projections and on the estimated range of values derived therefrom. In addition, CSFB assumed that the Restructuring would be completed in accordance with the terms of the Exchange Offer or the Prepackaged Plan, as the case may be, without any amendments, modifications or waivers and also assumed that in the course of obtaining the necessary consents for the Restructuring, there will be no delays, modifications or restrictions imposed that will have a material adverse effect on the contemplated benefits of the Restructuring to Anacomp. CSFB was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Anacomp, and was not furnished with any such evaluations or appraisals. CSFB's valuation analyses were based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by CSFB as of the date hereof.

   The preparation of valuation analyses is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular facts and circumstances, many of which are beyond the control of Anacomp and CSFB. The valuation range indicated by CSFB's analyses is not necessarily indicative of the prices at which the Common Stock or other securities of Anacomp may be bought or sold or predictive of future financial results or values, which may be significantly more or less favorable than those indicated by the analysis. Actual market prices of such securities at issuance and thereafter will depend upon market conditions and the prospects, financial and otherwise, of Anacomp. Accordingly, CSFB's analyses and estimates are inherently subject to substantial uncertainty. In addition, the estimated range of enterprise values is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of the date hereof. It should be understood that, although subsequent developments may affect CSFB's conclusions, CSFB does not have any obligation to update, revise or reaffirm its estimate.

   As a result of such analyses, reviews, discussions, considerations and assumptions, CSFB has advised Anacomp that, based upon and subject to the foregoing, as of the date hereof, CSFB's valuation analyses indicated that the enterprise value of Anacomp as of an assumed Exchange Offer Closing Date or Effective Date, as the case may be, of June 30, 2001, would be between $120.0 million and $180.0 million. CSFB's estimate of a range of enterprise values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Exchange Offer or the Prepackaged Plan or of the terms and provisions of the Exchange Offer or the Prepackaged Plan.

                           DISCUSSION OF THE PROPOSAL

REVERSE SPLIT AMENDMENT

   The Board has unanimously adopted resolutions proposing that the Company's Amended and Restated Articles of Incorporation be amended by the Reverse Split Amendment. The purpose of the Reverse Split Amendment is to increase the number of authorized but unissued shares of Stock of the Company so as to ensure that a sufficient number of such shares are available for issuance pursuant to the Exchange Restructuring. Pursuant to the Exchange Restructuring (and assuming all of the Notes are tendered in connection therewith), an aggregate of 4,030,000 shares of Stock will be issued to the Holders in exchange for their Notes. In addition, 783,077 Warrants, exercisable for an aggregate of 783,077 shares of Stock (subject to adjustment), will be issued to the Company's Stockholders. The Company will reserve 403,403 shares of Stock for issuance as incentive compensation pursuant to the Incentive Plan.

   The Reverse Split Amendment will amend the Articles of Incorporation to effect a 3,610.8-for-1 reverse stock split of the Company's outstanding shares of Stock, such that each share of Stock issued and outstanding immediately prior to the Effective Date (as herein defined) will automatically convert into 1/3,610.8 share of Stock immediately thereafter.

   The Reverse Split Amendment is set forth in its entirety in Annex I to this Proxy Statement. The final text of the Reverse Split Amendment is subject to change in order to meet the requirements as to form that may be requested or required by the Indiana Secretary of State.

   If the requisite approval by the Stockholders is obtained, the Reverse Split Amendment will be effective upon the date (the "Effective Date") of filing of the Reverse Split Amendment with the Indiana Secretary of State. Each certificate representing shares of Stock outstanding immediately prior to the Effective Date will be deemed automatically, without any action on the part of the Stockholders, to represent 1/3,610.8 share of Stock immediately after the Effective Date. The voting and other rights of the Stock will not be altered by the Reverse Split Amendment, except that each share of the Stock outstanding immediately prior to the consummation of the Exchange Restructuring will represent 1/3,610.8 share of Stock immediately thereafter. The Prepackaged Plan will provide that if stockholders of Anacomp are to retain their equity interests in Anacomp (adjusted for the Reverse Split) and receive Warrants (as set forth herein and further described in the Prepackaged Plan) then (i) the Amended and Restated Articles of Incorporation of Anacomp shall be amended to provide for two classes of common stock of Anacomp following confirmation of the Prepackaged Plan: (a) Class A Common Stock, which shall represent 99.9% of the total outstanding common stock of Anacomp and shall be distributed to Holders exchanging their Notes for Stock and (b) Class B Common Stock, which shall represent .1% of the total common stock of Anacomp and shall be distributed to the existing Stockholders of Anacomp and (ii) the Warrants shall be exercisable for Class B Common Stock. The Class A Common Stock and Class B Common Stock shall be identical in all respects (and shall vote together on all matters for which the vote of common stockholders of Anacomp may be solicited or required) except that the Class B Common Stock shall be subject to dilution (without further Stockholder action of any kind) in certain circumstances, all as more fully set forth in the Disclosure Statement and the Prepackaged Plan.

   THE BOARD RECOMMENDS A VOTE FOR THE REVERSE SPLIT AMENDMENT.

CERTAIN CONSEQUENCES OF THE RESTRUCTURING

  Stockholders should carefully consider the following material consequences that will result from the adoption of the Reverse Split Amendment:

       (a) The Reverse Split and issuance of stock to Holders participating in the Exchange Offer or the Prepackaged Plan, as applicable, will result in significant dilution of the equity interests of the existing holders of Stock as a percentage of the total number of outstanding shares of Stock.

       (b) Based upon the current market price of the Stock (after giving effect to the Reverse Split), the Warrants will be "out of the money" immediately following the Restructuring, and no assurance can be made that the Warrants will ever be "in the money."

       (c) There is currently no trading market for the Warrants and there is no assurance that a trading market will develop.

       (d) Commencement of a proceeding under the Chapter 11 of the Bankruptcy Code, even if only to confirm the Prepackaged Plan, could adversely affect the relationship between the Company and its employees, customers and suppliers.

   For additional information on the consequences of implementing the Restructuring, SEE "RISK FACTORS."


       DESCRIPTION OF THE EXCHANGE RESTRUCTURING AND THE PREPACKAGED PLAN

   For a description of the Exchange Restructuring and the Prepackaged Plan, see the Exchange Restructuring Offering Memorandum attached hereto as Annex II. Also see "Plan of Reorganization of Anacomp, Inc., under Chapter 11 of the Bankruptcy Code," attached to the Exchange Restructuring Offering Memorandum as Appendix I.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

   For a description of certain indebtedness incurred by the Company to the date hereof, and of indebtedness contemplated in connection with the Restructuring, SEE "EXCHANGE RESTRUCTURING OFFERING MEMORANDUM" attached hereto as Annex II.


                          DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of the Company currently consists of 40,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of March 27, 2001, the Company had 14,566,198 shares of Stock and no shares of preferred stock outstanding. The Company has reserved an aggregate of 403,403 shares of Stock for issuance pursuant to its stock option incentive plans. After the Restructuring, giving effect to the Reverse Split, the Company will have 4,034,034 shares outstanding, assuming that all of the Holders of the Notes tender their Notes in connection with the Exchange Offer (not including shares issuable pursuant to the exercise of the Warrants and not including shares issuable pursuant to the exercise of stock options granted to the Company's officers and directors under its existing stock option plan or under the new Incentive Plan).

   Each share of Stock has one vote on all matters on which Stockholders are entitled or permitted to vote, including the election of directors. The holders of Stock are entitled to share ratably in dividends declared by the Board of Directors out of funds legally available therefor. The Company's borrowing agreements limit its ability to pay cash dividends on its capital stock.


                             DESCRIPTION OF WARRANTS

   The following is a summary of certain provisions of the Warrant Agreement, and the Warrants (as defined below) to be issued thereunder. For more complete information regarding the Warrant Agreement and the Warrants, reference is made to the Warrant Agreement, which is attached as Annex III to this Proxy Statement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreement.

GENERAL

   Immediately after the consummation of the Restructuring and the Reverse Split, the Company will issue to the holders of Stock warrants (the "Warrants") to purchase shares of Stock ("Warrant Shares") at an exercise price ("Exercise Price") of $61.54 per share. Holders of Stock will receive, for each share of Stock held after the Reverse Split, 194.12 Warrants. The holders of Stock will receive, in the aggregate, 783,077 Warrants, exercisable for 783,077 shares of Stock or approximately 15% of the Stock after giving effect to the Restructuring (and the issuance of shares issuable as incentive compensation pursuant to the Incentive Plan). The Exercise Price and the number of Warrant Shares are both subject to adjustment in certain cases referred to below and more fully set forth in the Warrant Agreement.

   Each Warrant will expire five years from its issuance and will not be exercisable until such time as a Shelf Registration Statement pertaining to the shares of Stock underlying such Warrant has been declared effective by the Securities and Exchange Commission. The Company will undertake to have such Shelf Registration Statement declared effective as soon as practicable, consistent with applicable law.

   The Warrants may be exercised by surrendering to the Company at its office designated for such purpose the warrant certificates ("Warrant Certificates") evidencing the Warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the aggregate Exercise Price may be made in cash or by certified or official bank check payable to the order of the Company. Upon surrender of the Warrant Certificate and payment of the Exercise Price, the Company will deliver or cause to be delivered, to or upon the written order of the holder of the Warrants so exercised, stock certificates representing the number of shares of Stock to which such holder is entitled. If less than all of the Warrants evidenced by a Warrant Certificate are to be exercised, a new Warrant Certificate will be issued for the remaining number of Warrants. If the requisite vote on the Reverse Split Amendment is not attained, then the Prepackaged Plan will provide that no Warrants shall be issued to Anacomp's existing stockholders and such stockholders shall retain no equity interest in Anacomp following confirmation of the Prepackaged Plan.

   The holders of the Warrants will have no right to vote on matters submitted to the Stockholders of the Company and will have no right to receive dividends. In the event a bankruptcy or reorganization subsequent to the Restructuring is commenced by or against the Company, a Bankruptcy Court may hold that unexercised Warrants are executory contracts which may be subject to rejection by the Company with approval of the Bankruptcy Court. In that event, the holders of the Warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they will be entitled to receive if they had exercised their Warrants prior to the commencement of any such case.

ADJUSTMENTS

   The number of shares of Stock purchasable upon exercise of Warrants and the Exercise Price will be subject to adjustment in certain events more fully set forth in the Warrant Agreement.

GOVERNING LAW

   The Warrant Agreements and the Warrants will be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.


                   DESCRIPTION OF INCENTIVE COMPENSATION PLAN

   As discussed herein, under the terms of an incentive plan (the "Incentive Plan"), as set forth in the Lock-Up Agreement, a total of 403,403 shares of Stock (or 7.7% of the outstanding Stock after giving effect to the Exchange Restructuring, the Reverse Split and the issuance of all shares of Stock issuable as a result of the Warrants) will be reserved for issuance as incentive compensation to management and employees of the Company. The reconstituted Board of Directors, after the consummation of the Restructuring, will decide the allocation and manner of such incentive compensation.

   A further discussion of the Company's various incentive plans for its management and employees may be found in the Exchange Restructuring Offering Memorandum, attached as Annex II hereto.


                     BUSINESS AND PROPERTIES OF THE COMPANY

   For a description of the business and properties of the Company, SEE "BUSINESS AND PROPERTIES OF THE ISSUER" in Part A to the Exchange Restructuring Offering Memorandum attached hereto as Annex II.

                                LEGAL PROCEEDINGS

   For a description of material pending legal proceedings of the Company, SEE "BUSINESS AND PROPERTIES OF THE ISSUER--Legal Proceedings" in Part A of the Exchange Restructuring Offering Memorandum attached hereto as Annex II.


                       SELECTED HISTORICAL FINANCIAL DATA

   SEE "SELECTED HISTORICAL FINANCIAL DATA INFORMATION," in Part A to the Exchange Restructuring Offering Memorandum attached hereto as Annex II.


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

   SEE "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION," in Part A to the Exchange Restructuring Offering Memorandum attached hereto as Annex II.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," in Part A to the Exchange Restructuring Offering Memorandum attached hereto as Annex II.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

            DIRECTORS. The following table sets forth the name of each of the Company's directors, his age (as of December 8, 2000), his principal occupation and his five-year business history. Each director has served as such since June 4, 1996, and was last reelected on February 8, 2000 to serve a one-year term and thereafter until his respective successor is elected and qualified.

           NAME                AGE               PRINCIPAL OCCUPATION

Talton R. Embry                54     Chairman and Chief Investment Officer,
                                      Magten Asset Management Corp.

Darius W. Gaskins, Jr.         61     Partner, High Street Associates, Inc.

George A. Poole, Jr.           69     Private investor

Lewis Solomon                  67     Chairman of the Board of the Company;
                                      Chief Executive Officer, Broadband
                                      Services, Inc.; Chairman, G&L Investments

   TALTON R. EMBRY has been Chairman and Chief Investment Officer of Magten Asset Management Corp. ("Magten") since 1978. Mr. Embry is also a director of BDK Holdings, Inc., Combined Broadcasting, Inc., Salant Corporation, First Union Real Estate Equity and Mortgage Investments and Imperial Parking Corporation.

   On February 26, 1996, Magten and the Maryland Securities Commissioner entered into a consent order whereby Magten paid a fine of $1,500. The Maryland Securities Commissioner alleged that Magten effected investment advisory transactions in Maryland prior to its registration as a Maryland investment adviser. Magten is currently registered as an investment adviser in Maryland, and its activities are not restricted.

   DARIUS W. GASKINS, JR. has been a partner of High Street Associates, Inc. since 1991, as well as a founding partner of Norbridge, a consulting firm founded in 1993. Mr. Gaskins also serves as a director of Northwestern Steel and Wire Company, Sapient, Inc. and R.H. Donnelley Corporation.

   GEORGE A. POOLE, JR. has been a private investor for more than the past five years and serves as a director of Harvard Industries, Inc.

   LEWIS SOLOMON has served as a director since June 4, 1996 and was elected Lead Director on that date. He was elected Co-Chairman of the Board effective May 1, 1997, and Chairman of the Board on August 10, 2000. Mr. Solomon serves as Chief Executive Officer of Broadband Services, Inc. (since 1999) and Chairman of G&L Investments (since 1990). He also serves as a director of Anadigics, Inc., Artesyn Technologies, Inc. and Terayon Communications Systems.

   EXECUTIVE OFFICERS. The current executive officers of the Company, their ages (as of March 27, 2001) and their positions with the Company are listed in the following table:

NAME                        AGE      POSITION

Edward P. Smoot             63       President and Chief Executive Officer

David B. Hiatt              54       Executive Vice President and Chief
                                     Operating Officer

Peter Williams              48       Executive Vice President

Linster W. Fox              51       Senior Vice President and Chief Financial
                                     Officer

Thomas L. Brown             45       Senior Vice President and Treasurer

Jeffrey R. Cramer           47       Senior Vice President

Jay E. Trageser             43       Senior Vice President

Paul J. Najar               38       Vice President - Administration and
                                     General Counsel

   The business experience of each executive officer for the past five years is described below. Each executive officer is elected for a term of one year and holds office until his successor is chosen and qualified or until his earlier death, resignation or removal.

   EDWARD P. SMOOT was elected President and Chief Executive Officer on August 10, 2000. Prior to joining the Company, Mr. Smoot was President and Chief Executive Officer of Nelco International from 1993 until 1999.

   DAVID B. HIATT was elected Executive Vice President and Chief Operating Officer on November 15, 2000, having served as Executive Vice President and Chief Financial Officer since joining Anacomp in April 1999. Prior to joining Anacomp, Mr. Hiatt served as Senior Vice President, Finance and Administration and Chief Financial Officer for Molecular Simulations Inc. from April 1992 to October 1998. Before that, Mr. Hiatt served as Vice President, Finance and Administration, and Chief Financial Officer at Language Technology, Inc. from October 1986 to September 1991.

   PETER WILLIAMS was elected Executive Vice President on November 16, 1998, having served as Senior Vice President and General Manager -- International Business since November 1997. From October 1995 to November 1997, Mr. Williams served as President -- Magnetics Group. Previously, Mr. Williams served as General Manager -- Magnetics European Group from 1993 to September 1995. Prior to that, Mr. Williams served from 1990 to 1993 as Vice President, Wales Operations -- Magnetics.

   LINSTER W. FOX was elected Senior Vice President and Chief Financial Officer on November 15, 2000, having served as Senior Vice President and Corporate Controller since August 2, 1999, and Vice President and Controller since July 1998. From January 1996 to June 1998, Mr. Fox served as Vice President and U.S. Controller. Previously, Mr. Fox served as Vice President and Controller of Poway Operations from May 1995 to December 1995. From October 1992 to May 1995, Mr. Fox was Vice President of Finance and Administration for Poway Operations. Prior to that, Mr. Fox served as Vice President of Finance and Administration for International Operations from October 1990 to October 1992.

   THOMAS L. BROWN was elected Senior Vice President and Treasurer on August 10, 2000, having served as Vice President and Treasurer since May 19, 1996. From January 1995 to April 1996, Mr. Brown served as Corporate Controller of Hurco Companies, Inc. Mr. Brown had previously served as Assistant Vice President -- Financial Reporting and Analysis for the Company from March 1991 until January 1995.

   JEFFREY R. CRAMER was elected Senior Vice President -- Technical Services on August 13, 1997. Mr. Cramer joined Anacomp in July 1996 with the Company's acquisition of COM Products, Inc. ("CPI"), and served as Senior Vice President-Business Development from February to August 1997. Mr. Cramer had served as President of CPI since March 1987.

   JAY E. TRAGESER was elected Senior Vice President -- docHarbor on August 10, 2000, having served as Senior Vice President of Engineering and Operations since May 1, 2000. From August 1999 until May 2000, Mr. Trageser was Senior Vice President of R&D. Prior to Anacomp's August 1999 acquisition of Litton Adesso Software, Inc. ("Adesso"), a subsidiary of TASC, Inc. ("TASC"), Mr. Trageser served as Adesso's Vice President of Engineering from August 1997 to August 1999 and its Director of Projects from July 1996 to August 1997. Mr. Trageser also worked for TASC from 1985 to 1996.

   PAUL J. NAJAR was elected Vice President -- Administration and General Counsel on November 15, 2000. Mr. Najar had served as Assistant General Counsel and Assistant Secretary since joining the Company in October 1996. Prior to joining Anacomp, Mr. Najar was an attorney for the University of California, Irvine from May 1992 to October 1996.


                     POST RESTRUCTURING BOARD CONFIGURATION

   If the Restructuring is consummated,the Board of Directors of the Company will consist of seven members, one of whom shall be the Chief Executive Officer of the Company, one of whom shall be appointed by existing management subject to approval of the Ad Hoc Noteholders Committee and the remaining five of whom shall be appointed by the Ad Hoc Noteholders Committee. Linster W. Fox will be the individual appointed to the Board by existing management. Mr. Fox's biographical information appears under the "Executive Officers" section of this Proxy Statement.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table sets forth as to the Company's chief executive officer and the other five most highly compensated executive officers (collectively, the "Named Executive Officers") all compensation awarded to, earned by, or paid to the Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended September 30, 2000, 1999 and 1998, except as may otherwise be specifically noted. (Note: The position indicated for Mr. Hiatt was the position that he held during the 2000 fiscal year. Effective November 15, 2000, Mr. Hiatt was elected to the position of Chief Operating Officer and ceased to serve as Chief Financial Officer.)

   Ralph W. Koehrer served as President and Chief Executive Officer of the Company during fiscal 2000 until his resignation on May 5, 2000. Following Mr. Koehrer's resignation, Richard D. Jackson and Lewis Solomon, at that time serving as Co-Chairmen of the Board of Directors, agreed to also serve as Co-Chief Executive Officers of the Company until a replacement for Mr. Koehrer could be found. On August 10, 2000, Edward P. Smoot was elected by the Board of Directors to serve as the Company's President and Chief Executive Officer. On October 4, 2000, Mr. Jackson resigned as a Director of the Company. The Summary Compensation Table sets forth compensation paid to Messrs. Koehrer, Jackson, Solomon and Smoot each in their capacity as Chief Executive Officer. The table also includes compensation paid to Donald W. Thurman, who served as Executive Vice President and Chief Operating Officer of the Company until his resignation on August 31, 2000.

                                                                                                 LONG TERM
                                                                                               COMPENSATION
                             ANNUAL COMPENSATION                                                  AWARDS


   NAME AND PRINCIPAL POSITION      FISCAL      SALARY       BONUS     OTHER ANNUAL      SECURITIES        ALL OTHER
                                     YEAR        ($)          ($)      COMPENSATION      UNDERLYING        COMPENSATION
                                                                         ($) (1)         OPTIONS (#)           ($)(9)

Ralph W. Koehrer                   2000       301,539        33,750     1,185(2)          --                1,010,361(10)
     President, Chief Executive    1999       415,385        366,195    --                --                1,179
     Officer and Director          1998       392,308        205,568    --                42,500            6,402
     (10/1/99 - 5/5/00)


Richard D. Jackson                 2000       287,500        --         (3)               --                --
     Co-Chief Executive Officer    1999       --             --         --                --                --
     and Co-Chairman of the Board  1998       --             --         --                --                --
     (5/5/00 - 8/10/00)


Lewis Solomon                      2000       187,500        --         (3)               2,500             --
     Co-Chief Executive Officer    1999       --             --         --                2,500             --
     and Co-Chairman of the Board  1998       --             --         --                2,500             --
     (5/5/00 - 8/10/00)


Edward P. Smoot                    2000       70,184         --         --                --                246
     President and Chief           1999       --             --         --                --                --
     Executive Officer             1998       --             --         --                --                --
     (8/10/00 - present)


Peter Williams                     2000       175,526        48,943     155,495(4)        --                4,428
     Executive Vice President      1999       175,000        127,469    5,564(5)          40,000            716
                                   1998       165,934        128,748    15,436(5)         35.,000           2,392

                                                                                               COMPENSATION
                             ANNUAL COMPENSATION                                                  AWARDS


   NAME AND PRINCIPAL POSITION      FISCAL      SALARY       BONUS     OTHER ANNUAL      SECURITIES        ALL OTHER
                                     YEAR        ($)          ($)      COMPENSATION      UNDERLYING        COMPENSATION
                                                                         ($) (1)         OPTIONS (#)           ($)(9)
William C. Ater                    2000       220,258        25,000     199,502(6)        --                6,361
     Senior Vice President         1999       180,675        71,194     --                --                8,114(11)
                                   1998       174,196        69,734     --                15,000            7,402(11)


                                                                                                 LONG TERM


David B. Hiatt                     2000       225,385        9,450      --                --                3,054
     Executive Vice President      1999       88,846         41,370     --                100,000           1,147(11)
     and Chief Financial Officer   1998       --             --         --                --                --


William E. Farrant                 2000       176,692        30,519     --                27,500            2,369
     Senior Vice President         1999       144,000        67,395     --                5,000             2,432(11)
                                   1998       144,000        62,064     --                5,000             1,302(11)


Donald W. Thurman                  2000       288,173        20,250     9,322(7)          --                17,520(12)
     Executive Vice President and  1999       207,500        142,080    150,000(8)        45,000            2,851(11)
     Chief Operating Officer       1998       176,154        75,342                       30,000            1,902(11)
     (10/1/99 - 8/31/00)

------------------------------------------------------------------------------------------------------------------------------------

(1) Except as noted below, the aggregate amount of perquisites and other personal benefits, securities or property, given to each Named Executive Officer valued on the basis of aggregate incremental cost to the Company did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each such officer during fiscal 2000, 1999 and 1998.

(2)   Represents an income tax assistance payment.

(3) See "Director Compensation" below for a description of compensation paid to Messrs. Jackson and Solomon in their capacities as directors, Co-Chairmen of the Board and non-employee members of the Executive Committee.

(4) Consisting of a $142,376 relocation bonus and a $13,119 automobile and gasoline allowance.

(5)   Represents an automobile and gasoline allowance.

(6)   Represents an early payout from a deferred compensation plan.

(7) Represents $4,628 in relocation expenses and $4,693 in income tax assistance for certain relocation expense reimbursements.

(8)   Represents a relocation bonus.

(9) For each Named Executive Officer, includes reimbursement of medical expenses, as well as premiums paid by the Company on a group term life insurance policy for the benefit of each such person (and with respect to Dr. Williams, for his dependents).

(10) Includes a $1,000,000 lump-sum severance payment. SEE "EMPLOYMENT CONTRACTS" below.

(11) Includes a $1,000 contribution made by the Company to the Anacomp Savings Plus (or 401(k)) Plan.

(12) Includes $15,384 in severance payments paid during fiscal 2000. SEE "EMPLOYMENT CONTRACTS" below.


                              DIRECTOR COMPENSATION

   Directors who are not employees of the Company receive $1,250 for each directors' and committee meeting attended in person, $1,000 for each such meeting attended by telephone, $625 for each committee meeting attended on the same day as a board meeting, and an annual retainer of $12,500. Employee directors receive no fees. Each of the non-employee directors was granted options in November 1996 to purchase 5,000 shares of Stock and in February 1997 to purchase 20,000 shares of Stock. In addition, Messrs. Jackson and Solomon, as the non-employee members of the Executive Committee as well as the Co-Chairmen of the Board, receive a retainer of $60,000 per year, payable $15,000 per quarter. For fiscal 2000, the total compensation paid to Messrs. Jackson and Solomon in the foregoing capacities totaled $105,500 and $91,125, respectively. Each of the Co-Chairmen also received an additional option to purchase 25,000 shares of Common Stock. Finally, see the "Summary Compensation Table" above for a description of the additional compensation that Messrs. Jackson and Solomon each received during fiscal year 2000 for serving as Co-Chief Executive Officer of the Company during a portion of such year.


                                  STOCK OPTIONS

   As indicated in the "Summary Compensation Table", stock option grants were made to Lewis Solomon and William E. Farrant during fiscal 2000, the only two Named Executive Officers who received option grants. The following table sets forth additional information concerning those grants.

                          OPTION GRANTS IN FISCAL 2000


                                                                                          Potential Realizable Value
                           Number of                                                      at Assumed Annual Rates of
                           Securities    % of Total Options                                Stock Price Appreciation
                           Underlying        Granted to                                  for 10-Year Option Term (4)
                            Options         Employees in        Exercise    Expiration
Name                      Granted (#)        Fiscal Year      Price ($/Sh)     Time          5%($)         10%($)


Lewis Solomon                 625(1)             0.2             $16.5625    10/1/2009        6,510         16,498
                              625(1)             0.2             $18.1875    1/1/2010         7,149         18,116
                              625(1)             0.2             $15.5625    4/1/2010         6,117         15,502
                              625(1)             0.2              $3.2500    7/1/2010         1,278          3,237

William E. Farrant         25,000(2)             7.2             $12.3125    5/1/2010       193,580        490,583
                            2,500(3)             0.7             $17.5000   11/15/2009       27,515         69,727

-------------------

(1) All of the options granted vest six months following the date of grant. 2,500 of the options are now vested.

(2) Of the options granted, 8,334 vest on 5/1/01, 8,333 vest on 5/1/02 and 8,333 vest on 5/1/03.

(3) Of the options granted, 834 vested on 11/15/00, 833 vest on 11/15/01, and 833 vest on 11/15/02.

(4) The figures shown are potential future undiscounted values based upon the actual option term and annual compounding at the applicable rate. Potential realizable value equals the stock price at the end of the option term less the exercise price, times the number of options granted. None of the Named Executive Officers exercised any options during fiscal 2000. The following table sets forth information regarding all options held at September 30, 2000 by the Named Executive Officers.

                          FISCAL YEAR-END OPTION VALUES

                     Number of  Unexercised    Value of Unexercised In-the-money
                      Options at FY-End (#)          Options at FY-end ($)
                    Exercisable/Unexercisable    Exercisable/Unexercisable(1)
Name

Ralph W. Koehrer           200,000/0                          0/0

Richard D. Jackson         0/0                                0/0

Lewis Solomon              57,688/0                           0/0

Edward P. Smoot            0/0                                0/0

Peter Williams             60,000/40,000                      0/0

David B. Hiatt             25,000/75,000                      0/0

William E. Farrant         15,834/0                           0/0

Donald W. Thurman          125,000/0                          0/0
-------------------
(1) Based upon the March 27, 2001 closing price of $.1050 for the Common Stock on the NASDAQ National Bulletin Board.


                               PENSION PLAN TABLE

   The following table illustrates the estimated aggregate annual benefits payable at normal retirement under the Anacomp, Ltd. 1997 Pension Plan (the "U.K. Pension Plan") for various combinations of compensation and years of service, assuming (i) retirement at age 65 and (ii) the lower earnings limit offset in force in the United Kingdom on September 30, 2000 (approximately U.S. $3,784). Benefits under the U.K. Pension Plan are only available to employees of Anacomp Ltd., a wholly-owned subsidiary of the Company organized in the United Kingdom. Peter Williams is the only Named Executive Officer eligible to participate in the U.K. Pension Plan. (All amounts below are expressed in U.S. dollars.)

                                YEARS OF SERVICE

   AVERAGE
 PENSIONABLE        15           20           25            30           35
    SALARY          --           --           --            --           --

 $125,000       $31,250      $41,667       $52,083       $62,500      $72,917

  150,000        37,500       50,000        62,500        75,000       87,500

  175,000        43,750       58,333        72,917        87,500      102,084

  200,000        50,000       66,667        83,334       100,000      116,667

  225,000        56,250       75,000        93,750       112,500      131,250

  250,000        62,500       83,334       104,167       125,000      145,834

  300,000        75,000      100,000       125,000       150,000      175,000

  400,000       100,000      133,334       166,667       200,000      233,334

  450,000       112,500      150,000       187,500       225,000      262,501

  500,000       125,000      166,667       208,334       250,001      291,667

   A participant's annual retirement pension is equal to one-sixtieth of his or her average pensionable salary for the previous three years, multiplied by his or her years of pensionable service. "Pensionable salary" is equal to a participant's total gross earnings for the previous British tax year (from April 6 to the following April 5), less a lower earnings limit offset established by the British government (approximately $3,784 as of April 6, 2000).

   As of April 6, 2000 (the start of the most recent British tax year), Peter Williams had a pensionable salary of approximately $269,186 and had approximately 16 years and two months of credited service for purposes of calculating retirement benefits. The compensation reported for Dr. Williams in the Summary Compensation Table does not correspond to his pensionable salary under the U.K. Pension Plan, in part because the Company's fiscal year is not concurrent with the British tax year.


                              EMPLOYMENT CONTRACTS

   Of the Named Executive Officers, only Peter Williams and David B. Hiatt are currently parties to an employment agreement with the Company. However, Ralph W. Koehrer and Donald W. Thurman were each parties to an employment agreement with the Company that was superseded during fiscal year 2000 by an agreement terminating such employment. In addition, the Company has also entered into a retirement/part-time employment agreement with William C. Ater. Set forth below is a brief description of each such agreement.

   RALPH W. KOEHRER. Mr. Koehrer entered into an employment agreement with the Company, dated December 7, 1997, but with an effective date of January 6, 1997, which provides for an initial term of two years and which is automatically renewed thereafter for additional one-year terms. As a part of that employment agreement, Mr. Koehrer also entered into a covenant not to disclose the Company's confidential information, not to compete with the Company while an employee or as a consultant to the Company after any termination of employment, and not to solicit the Company's employees or customers for a period of two years following any termination of employment.

   On May 1, 2000, Mr. Koehrer and the Company entered into an agreement pursuant to which the parties agreed to terminate Mr. Koehrer's employment agreement, effective May 5, 2000. In connection therewith, the Company agreed, among other matters: (a) to pay Mr. Koehrer his base salary through May 31, 2000; (b) to pay Mr. Koehrer severance of $1,000,000 in a lump sum; (c) to allow Mr. Koehrer to exercise all options to acquire the Company's Stock until May 31, 2001; and (d) to provide Mr. Koehrer with health benefits as set forth in his employment agreement until he secures other full-time employment or for 24 months, whichever is less. In connection with Mr. Koehrer's separation from the Company, he agreed to honor the confidentiality, non-compete, and employee and customer non-solicitation clauses set forth in his employment agreement.

   PETER WILLIAMS. Dr. Williams entered into an employment agreement with the Company and Xidex UK Limited, an indirect, wholly-owned subsidiary of the Company ("Xidex"), dated May 3, 1995, but effective October 1, 1994 (The employment agreement has since been assigned to Anacomp Ltd., Xidex' parent corporation). The term of such employment agreement continues until it is terminated by either Dr. Williams or the Company giving the other party not less than 12 calendar months' notice in writing. As a part of that employment agreement, he has also entered into a covenant not to compete with the Company's magnetic media business for a period of one year following any termination of employment and not to solicit the Company's employees or customers for a period of one year following any termination of employment. Dr. Williams has also agreed not to disclose the Company's confidential information during his employment and for one year thereafter.

   In past years, many of Anacomp's employees (including its executive officers) participated in a compensation plan in which a significant portion of their compensation (typically 35%) was dependent upon the achievement of certain financial goals. Typically, no bonus amounts will be earned on any element of the incentive plan with performance less than 90%. As a result of the Company's disappointing financial performance in fiscal year 2000, the Named Executive Officers received only a modest portion of their targeted bonus compensation. See "Summary Compensation Table" above. To conserve cash, the Company did not implement individual bonus programs for the first-half of fiscal year 2001, and the Named Executive Officers were only paid their base salaries. (Dr. Williams' base salary for fiscal year 2001 is $200,000.) However, the Company has established an Incentive Compensation Plan for the second-half of fiscal year 2001 that will be paid based upon the Company's achievement of certain cash generation goals. For a summary of the plan, SEE "DESCRIPTION OF INCENTIVE COMPENSATION PLAN" above. The Named Executive Officers are participants in the Incentive Compensation Plan.

   Dr. Williams' employment agreement provides that if his employment is terminated (i) by Xidex without cause (as defined in his employment agreement) upon at least 12 calendar months' written notice, (ii) as a result of a sale of substantially all of Xidex's assets or stock representing a controlling interest in Xidex, or (iii) if, at his option, Dr. Williams deems a termination to have occurred due to a demotion, transfer, or reduction in compensation, he will be entitled to a severance payment equal to his prior 12 months' total compensation, including bonuses and fringe benefits, payable in a lump sum, and the immediate vesting of all of his options to acquire Stock of the Company. If Dr. Williams' employment is terminated by reason of a reduction in force (known as a "redundancy" in Great Britain), he will be entitled to a payment equal to twice his average weekly salary paid to him for the three calendar years immediately preceding the reduction in force multiplied by his years of service, in addition to any other payments he may be entitled to for termination of employment.

   DAVID B. HIATT. Mr. Hiatt entered into an employment agreement with the Company, dated April 12, 1999, which provides for an initial term of two years and which is automatically renewed thereafter for additional one-year terms unless terminated by either party with 30 days' written notice prior to the termination date. If the agreement is not renewed but the Company requests that Mr. Hiatt continue working beyond the termination date, such employment shall be on a month-to-month basis. As a part of that employment agreement, Mr. Hiatt also entered into a covenant not to compete with the Company while an employee or as a consultant to the Company after any termination of employment, and not to solicit the Company's employees or customers for a period of two years following any termination of employment. Mr. Hiatt has also agreed not to disclose the Company's confidential information during his employment and for any time thereafter.

   In line with the discussion above with respect to Peter Williams' employment agreement, Mr. Hiatt was also only paid a base salary during the first-half of fiscal year 2001. However, Mr. Hiatt is a participant in the Incentive Compensation Plan described above for the second-half of fiscal year 2001.

   Mr. Hiatt's employment agreement provides that if the Company elects not to renew the agreement at the end of the original term or any renewal term thereof, or if the Company terminates the month-to-month employment arrangement, then Mr. Hiatt will be entitled to any accrued but unpaid benefits, a severance payment equal to his prior 12 months' base salary, payable in a lump sum or biweekly at Mr. Hiatt's option, health benefits until other employment is secured or for 12 months, whichever is less, and the immediate vesting of Mr. Hiatt's options to acquire Stock of the Company. If, on the other hand, Mr. Hiatt elects not to renew the agreement, he shall be entitled to any accrued but unpaid benefits only.

   If Mr. Hiatt's employment is terminated by mutual agreement, by the Company without cause (as defined in his agreement), or by Mr. Hiatt, in his sole discretion, upon the occurrence of a demotion, a transfer to another location (other than Poway or San Diego, California), or any reduction in annual base salary and bonus opportunity (as such terms are defined in his agreement), Mr. Hiatt will be entitled to the same benefits as for non-renewal of the agreement by the Company (discussed immediately above), except that his severance payment also shall include his regular incentive bonuses for the preceding 12 month period.

   In the event of: (i) a merger or consolidation where the Company is not the consolidated or surviving company and the surviving company does not adopt the agreement, or (ii) a transfer of all or substantially all of the Company's assets where the transferee does not adopt the agreement, or (iii) a change in control (as defined in the agreement) of the Company, or (iv) a discontinuation of the Company's business, the agreement provides that Mr. Hiatt will be entitled to the same benefits as for termination by mutual agreement, by the Company, without cause, etc. (discussed immediately above) if his employment is subsequently terminated by mutual agreement, by the Company, without cause, or if he deems a termination to have occurred due to a demotion, transfer, or reduction in compensation.

   DONALD W. THURMAN. Mr. Thurman entered into an employment agreement with the Company, dated December 15, 1998, but with an effective date of October 1, 1998, which provides for an initial term of three years and which is automatically renewed thereafter for additional one-year terms. As a part of the employment agreement, Mr. Thurman also entered into a covenant not to compete with the Company while an employee or as a consultant to the Company after any termination of employment, and not to solicit the Company's employees or customers for a period of two years following any termination of employment. Mr. Thurman has also agreed not to disclose the Company's confidential information during his employment and for any time thereafter.

   On May 1, 2000, Mr. Thurman and the Company entered into an agreement pursuant to which the parties agreed to terminate Mr. Thurman's employment agreement, effective August 31, 2000. That termination agreement was amended by the parties on August 16, 2000. In connection therewith, the Company agreed, among other matters: (a) to pay Mr. Thurman his base salary and any earned bonus compensation through August 31, 2000; (b) to pay Mr. Thurman severance of $400,000 in 26 bi-weekly equal installments; (c) to pay Mr. Thurman a $25,000 bonus in November 2000; (d) to fully vest on May 1, 2000 all of Mr. Thurman's unvested options to acquire the Company's Stock, and to allow him to exercise such options until August 31, 2001; and (e) to provide Mr. Thurman with health benefits as set forth in his employment agreement until he secures other employment or for 12 months, whichever is less. The Company also agreed to extend the maturity date on the $180,000 promissory note that Mr. Thurman executed in favor of the Company. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below. In connection with Mr. Thurman's separation from the Company, he agreed to honor the confidentiality, non-compete, and employee and customer non-solicitation clauses set forth in his employment agreement.

   WILLIAM C. ATER. On December 31, 1999, at the age of 60, Mr. Ater retired from full-time employment, but continued to work for the Company on a part-time basis on special projects assigned to him by the chief executive officer. Mr. Ater agreed to work a minimum of ten days per month in calendar 2000 and a minimum of five days per month in calendar 2001 for which he is paid $1,500 per day. The Company also agreed to pay him (in February 2000) his bonus for the first quarter of fiscal 2000 at the same rate as the chief executive officer. The agreement also provides that Mr. Ater is entitled to all employee benefits including the executive health plan, that he may exercise all vested stock options until December 31, 2002, and that his laptop reimbursement will continue through the end of the three-year reimbursement period (such date is not specified in the agreement).

   Although Mr. Ater's employment agreement with the Company expired on December 31, 1999, the "Employee's Covenant Not to Compete or Disclose Trade Secrets" portion of the agreement will continue in full force and effect. The retirement/part-time agreement also provides that the compensation received under such agreement is in lieu of any severance or other compensation to which Mr. Ater would otherwise be entitled under the employment agreement. The retirement/part-time agreement will expire on December 31, 2001.

                          TERMINATION OF EMPLOYMENT AND
                         CHANGE OF CONTROL ARRANGEMENTS

   As discussed above, the employment agreements of Messrs. Williams and Hiatt provide for certain payments in the event of a termination of employment or a change of control of the Company, as the case may be.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

   No member of the Compensation Committee of the Board of Directors was, during fiscal 2000, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of March 27, 2001, unless otherwise noted, regarding the shares of Stock beneficially owned by each of the Company's directors, by each of its Named Executive Officers, by all directors and executive officers of the Company as a group, and by certain other beneficial owners of more than five percent (5%) of the Company's Stock. Each such person has sole voting and dispositive power with respect to such shares of Stock, except as otherwise indicated. For purposes of calculating the percentage of Stock owned by each of the directors, executive officers and 5% Stockholders of the Company, the Company has assumed that each such person has exercised all of his or its vested stock options and/or common share warrants for shares of Stock and that such shares are issued and outstanding, and that no other persons have exercised options or common share warrants (table reprinted on next page) ("*" indicates that the person owns less than 1% of the Company's Stock.).


                        DIRECTORS AND EXECUTIVE OFFICERS


                                                       Shares of
                                                         Stock
                                                      Beneficially   Percent of
Name                                                     Owned         Class

Talton R. Embry                                      0(a)              *

Darius W. Gaskins, Jr.                               33,313(b)         *

George A. Poole, Jr.                                 31,875(c)         *

Lewis Solomon                                        77,688(d)         *

Edward P. Smoot                                      0                 *

Peter Williams                                       60,000(e)         *

David B. Hiatt                                       25,000(f)         *

Linster W. Fox                                       22,667(g)

Jeffrey R. Cramer                                    40,942(h)

All directors and executive officers                 358,022(i)        2.5%
  of the Company as a group (____ people)

                    OTHER BENEFICIAL HOLDERS OF COMMON STOCK

Magten Asset Management Corp.     1,428,591(j)            9.8%
  35 East 21st Street
  New York, NY 10010

Tanus Corporation                 854,067                 5.9%
  31 West 52nd Street
  New York, NY 10019

--------------------------------------------------------------------------------

(a) Mr. Embry is a director, executive officer and sole stockholder of Magten Asset Management Corp., a registered investment advisor ("Magten"). Mr. Embry may be deemed to be the beneficial owner of the shares of Stock owned by Magten and its investment advisory clients. Mr. Embry, as trustee of four pension trusts for the benefit of current and former employees of Magten (including himself), also has sole voting power and dispositive power with respect to 125,772 shares of Stock held by such trusts and sole voting and investment power with respect to 2,612 shares of Stock held by his minor children.

     Mr. Embry disclaims beneficial ownership of all of the above shares.

(b)  Includes 33,313 shares issuable upon the exercise of stock options.

(c)  Includes 31,875 shares issuable upon the exercise of stock options.

(d)  Includes 57,688 shares issuable upon the exercise of stock options.

(e)  Represents 60,000 shares issuable upon the exercise of stock options.

(f)  Includes 25,000 shares issuable upon the exercise of stock options.

(g)  Represents 22,667 shares issuable upon the exercise of stock options.

(h)  Includes 38,334 shares issuable upon the exercise of stock options.

(i) Includes 330,511 shares issuable upon the exercise of stock options and 1 share issuable upon the exercise of the Company's Existing Warrants. Excludes shares beneficially owned by Mr. Embry, as to which Mr. Embry disclaims beneficial ownership. See Note (a) above.

(j) Magten may be deemed to be the beneficial owner of shares owned by its investment advisory clients. Magten has shared voting power (with its investment advisory clients and Mr. Embry) and shared dispositive power (with its investment advisory clients and Mr. Embry) with respect to 1,347,394 and 1,428,591, respectively, shares of the Stock, and no voting power with respect to 81,197 shares of the Stock. All of such shares, which in the aggregate represent 9.8% of the Company's voting securities, are beneficially owned by the investment advisory clients of Magten and for which Magten disclaims beneficial ownership. The following investment advisory clients of Magten have an interest in more than 5% of the shares of Stock: General Motors Investment Management Co. (1,707,791 shares), Hughes Master Retirement Trust (719,421 shares), and Los Angeles Fire and Police Pension Systems -- Fund 2525 (937,943 shares).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On March 13, 2000, Donald W. Thurman, at that time Executive Vice President and Chief Operating Officer of the Company, borrowed $180,000 from the Company in connection with the purchase of a California residence. The indebtedness is evidenced by a promissory note dated that same date which bears interest at 6.5% per annum with a stated maturity date of June 30, 2000 (subject to extension). In connection with the termination of Mr. Thurman's employment agreement as described above in "EXECUTIVE COMPENSATION", the parties agreed to amend the promissory note to extend its maturity date and to waive all interest payable on the note. The note must be repaid upon the earlier to occur of: the sale of Mr. Thurman's California residence; such time as the outstanding balance of the note equals the remaining severance payments owed by the Company to Mr. Thurman; and August 31, 2001. The Company anticipates that Mr. Thurman will repay the entire principal balance of the note during the first two calendar quarters of 2001.

     MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

   The Company's common stock is traded on the NASDAQ OTC Bulletin Board, as a result of the stock's October 2, 2000 delisting from the NASDAQ National Market. The common stock is traded under the symbol ANCO.OB. The following table sets forth the range of high and low closing prices for the Company's common stock for the periods indicated, as reported by NASDAQ:

                        FISCAL YEAR 2000                FISCAL YEAR 1999
                      -------------------------  ------------------------------
                      High             Low            High             Low
                      ---------- -----------     --------------  --------------
First Quarter    $     18.63     $    15.75      $     18.63     $      8.88
Second Quarter         19.19          15.50            18.50           13.50
Third Quarter          15.88           2.00            19.25           15.50
Fourth Quarter          4.50            .15            18.50           15.81

   The Company's borrowing agreements limit the payment of cash dividends on the Company's capital stock.

   As of the Record Date, there were approximately [ ___ ] holders of record of the Company's common stock. The number of beneficial Stockholders of record as of that date was approximately [___].

   On [___________], 2001, the day immediately prior to the date that the Company announced its intention to pursue the Restructuring, the closing sale price for the Stock was $[_____] per share.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion is a summary of certain federal income tax consequences of the Restructuring to the Stockholders and the Company, but does not purport to be a comprehensive description of all of the tax considerations relevant to the Restructuring. The following discussion deals only with Stockholders that are:

o citizens or residents of the United States or any State or political subdivision thereof,

o corporations, partnerships or other business entities created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia),

o estates the income of which is subject to U.S. federal income taxation regardless of its source, or

o trusts if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons is able to control all its substantial decisions.

   This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. Due to the lack of definitive judicial or administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No rulings have been or will be requested or received from the Internal Revenue Service ("IRS") with respect to any of the matters discussed herein. No tax opinions have been or will be requested or received from the Company's tax advisors.

   This summary deals only with Stockholders that hold Stock as a capital asset, and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes, or otherwise as part of an integrated transaction. This summary does not discuss all of the tax consequences that may be relevant to particular classes of Stockholders that are subject to special treatment under the federal income tax laws (such as banks, tax-exempt entities, Subchapter S corporations, insurance companies, retirement plans, regulated investment companies, securities dealers, investors whose functional currency is not the U.S. dollar, and Stockholders that acquired their stock through the exercise of an employee stock option or otherwise as compensation). Consequently, such Stockholders may be subject to special rules not discussed below.

            THE FEDERAL INCOME TAX CONSEQUENCES OF THE RESTRUCTURING ARE COMPLEX. ALL STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RESTRUCTURING AND THE OWNERSHIP AND DISPOSITION OF THE STOCK AND THE WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE STOCKHOLDERS

   REVERSE SPLIT AND DISTRIBUTION OF WARRANTS TO THE STOCKHOLDERS.

   In general, Stockholders will not recognize gain or loss as a result of the Reverse Split or the distribution of Warrants pursuant to the Restructuring. The tax basis of each Stockholder's Stock prior to the distribution should be allocated between the Stock and the Warrants in proportion to the fair market values of each at the time of the distribution. The holding period for the Warrants will begin on the day after the distribution.

   In general, any gain or loss recognized on a subsequent sale or exchange of the Warrants received in the Restructuring will be long-term capital gain or loss if the Warrants are held for more than one year. If the Warrants are not exercised and lapse, a Stockholder generally will recognize a capital loss equal to the Holder's tax basis in the Warrants, and such loss will be a long-term capital loss if the Warrants are held for more than one year.

   The exercise of the Warrants will not be a taxable event to the Stockholder. The Stockholder's tax basis in the Stock received upon such exercise will be equal to the Stockholder's tax basis in the Warrants plus the amount paid by the Stockholder to exercise the Warrants. The holding period for Stock received upon exercise of the Warrants will begin on the day following the date of exercise and will not include the period that the Stockholder held the Warrants.

   ADJUSTMENTS TO CONVERSION RATIO.

   The conversion ratio and exercise price of the Warrants are subject to adjustments under certain circumstances. If such adjustments to the conversion ratio and/or exercise price of the Warrants are made, Stockholders receiving the Warrants could be treated as having received a constructive distribution under
Section 301 and Section 305(c) of the Code that may be treated as a dividend distributed by the Company and taxable as ordinary income (regardless of whether the Stockholder ever exercises the Warrant). In general, a Stockholder's basis in a Warrant will include the amount of any such deemed taxable dividend.

   BACKUP WITHHOLDING.

   A noncorporate Stockholder may be subject to backup withholding at the rate of 31 percent with respect to "reportable payments," which include payments in respect of dividends, interest or accrued OID, and the proceeds of a sale, exchange or redemption of Notes or Stock. The payor will be required to deduct and withhold the prescribed amounts if (a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor in the manner required, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (c) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under Section 3406(a)(1)(C) of the Code, or
(d) the payee is notified by the IRS that he or she failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding.

   Amounts paid as backup withholding do not constitute an additional tax and will be credited against the Stockholders' federal income tax liabilities, so long as the required information is provided to the IRS. The Company will report to the Stockholders and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on such securities to any noncorporate Stockholder other than an "exempt recipient."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

   CANCELLATION OF INDEBTEDNESS.

   The exchange of Notes for Stock pursuant to the Restructuring will result in a cancellation of the Company's outstanding indebtedness. A taxpayer generally realizes cancellation of debt ("COD") income for federal income tax purposes equal to the amount of any indebtedness that is discharged or canceled during the taxable year. In the case of an exchange such as that contemplated by the Restructuring, where outstanding indebtedness is canceled in exchange for other property (such as the Stock), the amount of such COD income is, in general, equal to the excess of the adjusted issue price (including accrued but unpaid interest) of the indebtedness satisfied over the fair market value of the other property issued therefor.

   If a discharge of indebtedness is granted by a court in a Chapter 11 proceeding (or is made pursuant to a plan approved by such court), such income is excluded from the taxpayer's taxable income under Code Section 108(a). Consequently, if the exchange occurs as a result of a Chapter 11 proceeding, any COD income attributable to the Restructuring will be excluded from the Company's taxable income. Alternatively, Code section 108(a) provides that an insolvent taxpayer may exclude COD income to the extent of the taxpayer's insolvency. The Company anticipates that even if the exchange does not occur as a result of a Chapter 11 proceeding, all or substantially all of any COD income attributable to the Restructuring will be excluded from the Company's taxable income.

   However, Code Section 108(b) provides, in general, that certain tax attributes of a debtor, including any net operating loss carryforwards, must be reduced by the amount of the debtor's COD income that is excluded under Code
Section 108(a). To the extent that the amount excluded exceeds these tax attributes, the debtor's tax basis in its property is reduced by the amount of such excluded COD income, except that such reduction is limited to the excess of the aggregate tax basis of the property held by the debtor over the aggregate liabilities of the debtor immediately after the transaction. Alternatively, under Code Section 108(b)(5), a debtor may elect to reduce its tax basis in depreciable property for any portion of the reduction required under Code
Section 108(b)(1) prior to reducing its NOLs and other tax attributes.

   As a result of the Restructuring, and assuming the fair market value of the Stock received by the Holders is $82 million (see discussion of CSFB's valuation disclosed in "Restructuring Considerations" above), the Company estimates that it will realize not less than approximately $271 million of COD income, which will substantially reduce or eliminate the net operating loss carryforwards of the Company (the "NOLs") of approximately $200 million. However, if the Company makes an election under Code Section 108(b)(5), the Company may retain a significant portion of its NOLs and other tax attributes.

   LIMITATION OF NET OPERATING LOSS CARRYFORWARDS, CAPITAL LOSS CARRYFORWARDS AND CERTAIN OTHER BUILT-IN LOSS ITEMS FOLLOWING AN OWNERSHIP CHANGE.

   Section 382 of the Code generally limits a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses and depreciation and amortization deductions recognized within a five-year period) if the corporation undergoes an "ownership change." Section 383 of the Code applies similar limitations to capital loss carryforwards and tax credits. In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable "testing period" (generally the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent ownership change of the corporation). A 5 percent shareholder for these purposes includes, very generally, an individual or entity that directly or indirectly (and taking into account certain attribution rules) owns 5 percent or more of the value of the corporation's stock during the relevant period, and may include one or more groups of shareholders that in the aggregate own less than 5 percent of the value of the corporation's stock.

   The Company estimates that it will have NOL carryforwards as of September 30, 2000 of approximately $200 million, which are expected to be substantially reduced or eliminated as a result of the COD income. In addition, the Company estimates that as of September 30, 2000, it did not have capital loss carryforwards. However, there can be no assurance that the IRS will concur in the reporting positions and valuations on which the Company's NOL, capital loss carryforward and basis calculations are based.

   In general, for a corporation that undergoes an ownership change within the meaning of Section 382, the Section 382 limitation is equal to the fair market value of the corporation's equity immediately before the ownership change, multiplied by the federal long-term tax exempt rate (4.92% for ownership changes occurring in April, 2001). Currently, based on public filings, the Company believes that its 5 percent shareholders had increased their ownership of the Company's Stock by more than 30 percent during the applicable testing period. If the Company's 5 percent shareholders have increased or do increase their ownership of the Company's Stock by more than 50 percent during the applicable testing period before the surrender of the Notes for Stock pursuant to the Restructuring, the Company's Section 382 limitation is expected to be a nominal amount and the Company may be unable to utilize any of its NOLs, capital loss carryforwards, or possibly certain built-in losses (including certain depreciation and amortization deductions) realized in the five-year period following such ownership change because the Company's equity is not expected to have any significant value at the time of such ownership change.

   However, if the Company does not undergo a Section 382 ownership change prior to the exchange of the Notes for Stock, and the exchange occurs in the Prepackaged Plan under Chapter 11, then , the Company will determine its Section 382 limitation under the provisions of Section 382(l)(6) of the Code, which generally applies to an ownership change that occurs pursuant to a plan of reorganization in a bankruptcy proceeding under title 11 of the United States Code to which Code Section 382(l)(5) is inapplicable. Under Section 382(l)(6) of the Code, the fair market value of the Company's equity for purposes of Code
Section 382 will include the increase in its value resulting from the cancellation of creditors' (including Holders') claims in the Restructuring (but generally only to the extent of the COD realized by the Company in the Restructuring).

   If the exchange occurs in the Prepackaged Plan under Chapter 11, taking into account Code Section 382(l)(6) and assuming that the Company does not experience an ownership change prior to Restructuring, the Company believes that its value for purposes of Section 382 will be between approximately $69 million to $82 million on the Effective Date and therefore, based on a federal tax-exempt rate of 4.92% (which is the rate that is effective for ownership changes occurring in April, 2001), its Section 382 limitation is expected to range from $3.4 million to $4.0 million annually. No assurances are given, however, as to the Company's actual annual limitation. Unused portions of each year's Section 382 limitation amount may be carried forward to increase the next year's Section 382 limitation amount until a corporation's NOLs expire unused.

   ALTERNATIVE MINIMUM TAX.

   In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20% rate to the extent such tax exceeds the corporation's regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMT, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular federal income tax purposes by available NOL, built-in losses and capital loss carryforwards, only 90% of a corporation's AMTI may be offset by available NOL and capital loss carryforwards (as recomputed for AMT purposes). Thus in any year for which the Company may be subject to the AMT, any AMTI recognized will be taxable at an effective rate of at least 2% (i.e., 20% tax rate applied to 10% of the AMTI not offset by the NOL carryforwards), even if the Company will have sufficient AMTI NOLs to otherwise completely offset its AMTI.

   THE FEDERAL INCOME TAX CONSEQUENCES OF THE RESTRUCTURING ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR STOCKHOLDER IN LIGHT OF SUCH STOCKHOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. ALL STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE RESTRUCTURING AND THE OWNERSHIP AND DISPOSITION OF THE STOCK AND THE WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.


                                  LEGAL MATTERS

   SEE "LEGAL PROCEEDINGS," in Part A to the Exchange Restructuring Offering Memorandum attached hereto as Annex II.

                          ADVISORS AND REPRESENTATIVES

   RESTRUCTURING ADVISOR

   In June of 2000, the Company retained Crossroads LLC ("Crossroads") to assist it with financial restructuring activities. Crossroads is a nationally known turnaround management-consulting firm with offices in California, Texas, Connecticut and New York. Crossroads has been instrumental in assisting the Company with implementing additional cash controls, developing a weekly cash-forecasting model and addressing the concerns and objectives of the Bank Group and other constituents. Crossroads is compensated on a times and materials basis.

   FINANCIAL ADVISOR

   During the summer of 2000, the Company also retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as financial advisor to assist the Company in restructuring the Company's debt and exploring strategic alternatives. The terms of DLJ's engagement were set forth in a letter agreement dated as of July 28, 2000 (the "Original Letter Agreement"). In the months since DLJ's retention, the terms of DLJ's employment were amended several times, and DLJ was acquired by an affiliate of Credit Suisse First Boston Corporation ("CSFB"). The terms of the Company's employment of CSFB (as DLJ's successor) are set forth in an amendment to the Original Letter Agreement, dated as of December 6, 2000 (the "Amended Letter Agreement").


   Pursuant to the Amended Letter Agreement, the Company agreed to pay CSFB a monthly fee of $100,000 (the "Restructuring Fee") and to reimburse CSFB for out of pocket expenses. In the event of certain restructuring transactions occurring before the Termination Date (as defined therein, July 31, 2001, unless the parties agree on an extension or CSFB is terminated under the terms of the Amended Letter Agreement), the Company agreed to make certain payments to CSFB. If the transactions contemplated under the Prepackaged Plan are consummated, CSFB will receive the following: (1) the Restructuring Fee; (2) Warrants equal to 1.25% of the Warrants distributed to the holders of existing Stock; (3) if the Prepetition Credit Agreement is refinanced with a lender other than the existing Bank Group, a cash payment of 1.25% of the amount refinanced (the "Refinancing Fee"), or $790,000 if the new facility is $62.0 million. [Therefore, total fees to CSFB will be $1,306,200, plus Warrants equal to 1.25% of the Warrants distributed to the holders of existing Stock].

FINANCIAL ADVISOR TO THE AD HOC NOTEHOLDERS COMMITTEE

   The financial advisor to the Ad Hoc Noteholders Committee is Jefferies & Co., Inc. ("Jefferies"). Pursuant to a letter agreement dated as of August 17, 2000, subject to certain terms and conditions specified therein, the Company agreed
(i) to pay Jefferies a monthly fee of $100,000, with $85,000 paid monthly and the balance accrued and payable on the earliest to occur of (a) a liquidity event, including a refinancing, sale of some or all of the Company's assets, a liquidation or other transaction which results in $10 million or more in gross proceeds to the Company, (b) the consummation of a Restructuring, (as defined therein, each complete or partial recapitalization, restructuring and/or refinancing of the Notes) or (c) the expiration or termination of Jefferies' engagement; (ii) upon consummation of a Restructuring, to pay Jefferies a Transaction Fee (as defined therein, at the Ad Hoc Noteholders Committee's option, cash or securities received by holders of the Notes in the Restructuring, in an amount equal to 1.0% of the Transaction Value (as defined therein) that exceeds $0.20 per $1.00 of Note claims restructured); and (iii) to reimburse Jefferies' reasonable expenses.

VOTING AGENT

   GS has been appointed as Information Agent, Voting Agent and Balloting Agent in connection with the Exchange Offer and the tabulation of Proxies and Acceptances of the Prepackaged Plan. Any questions regarding how to tender in the Exchange Offer or how to vote on the Reverse Split Amendment or Prepackaged Plan and any requests for additional copies of this Proxy Statement, Letters of Transmittal, Notices of Guaranteed Delivery, Ballots or Master Ballots should be directed to the Information Agent at its address on the back cover of the Exchange Restructuring Offering Memorandum attached as Annex II hereto.

DEPOSITARY

   The Bank of New York ("BONY") will act as depositary for the Notes to be tendered in the Exchange Offer. BONY will receive $10,000, plus expenses, plus the fees and expenses of its counsel (estimated at $3,000) for providing such services.

ESTIMATED FEES AND EXPENSES

   The Company estimates that fees and expenses incurred in connection with the Restructuring will be approximately $9 million including financial advisory fees, commitment fees, legal fees, printing fees, accounting fees, depository fees, trustee fees, Information Agent fees, Voting Agent fees, Balloting Agent fees, out-of-pocket expenses and other fees and expenses. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Proxy Statement and related documents to the Stockholders and in handling or forwarding tenders of their customers.

   Below is a breakdown of the estimated fees and expenses related to the Restructuring (in thousands):

         Bank Fees and Expenses....................... $  945
         Investment Banking Services..................  3,700
         Legal Services...............................  2,720
         Accounting Services..........................    125
         Other Fees and Expenses......................  1,544
                                                       ------
         Total........................................ $9,034
                                                       ======

--------------------
Anacomp anticipates that all fees referenced above shall be paid by June 30, 2001.

                              STOCKHOLDER PROPOSALS

   The eligibility of Stockholders to submit proposals, the proper subject of Stockholder proposals and other issues governing stockholder proposals are regulated by the rules adopted under Section 14 of the Exchange Act. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for its next annual meeting of stockholders must be received by the Company, at its principal executive office, 12365 Crosthwaite Circle, Poway, California 92064, no later than Friday, August 31, 2001.

   In addition, written notice of stockholders proposals to be submitted outside of Rule 14a-8 described above for consideration at the next annual meeting of stockholders must be received by the Company, at its address set forth in the preceding paragraph, on or before Wednesday, October 31, 2001. The persons designated as proxies by the Company will have discretionary voting authority with respect to any stockholder proposal of which the Company did not receive timely notice.


                                  OTHER MATTERS

   The Board does not know of any other matters which may properly be presented for consideration at the Stockholders' Meeting. If any business not described herein should come before the Stockholders' Meeting, the persons named in the enclosed Proxy will vote on those matters in accordance with their best judgment.

Anacomp, Inc.
12365 Crosthwaite Circle
Poway, California   92064
PROXY FOR SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD ON JUNE 11, 2001

The undersigned hereby appoints Edward P. Smoot, Linster W. Fox and Thomas L. Brown as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock, $.01 par value per share, of Anacomp, Inc. (the "Corporation") held of record by the undersigned on May 7, 2001 at the Special Meeting of Shareholders to be held on June 11, 2001 or any adjournments thereof, for the item shown below and in any other matter that may properly come before the meeting:

P
R
O
X
Y

FOR, an amendment (the "Reverse Split Amendment") to the Amended and Restated Articles of Incorporation of the Corporation which would effect a 3, 610.8-for-1 reverse stock split of each outstanding share of common stock, $.01 par value per share, of the Corporation into 1/3, 610.8 of a share of such stock.

(change of address/comments)
____________________________________________
____________________________________________
____________________________________________
____________________________________________
____________________________________________
____________________________________________
____________________________________________

(If you have written in the above space, please mark the corresponding box on the reverse side.) You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

--------------------------------------------------------------------------------

The Special Meeting of Shareholders will be held on June 11, 2001 at 10:00 a.m. a.m. at the Corporation's offices located at 12365 Crosthwaite Circle, Poway, California 92064:

            [Address]
            [Address]
            [Address]
            [Address]
                                                            --------------------
                                                              SEE REVERSE SIDE
                                                            --------------------

X    Please mark your votes as in this example.

--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein by the Shareholder. If no direction is made, this proxy will be voted "FOR" the Reverse Split Amendment.

--------------------------------------------------------------------------------

The Board of Directors recommends a vote for the Reverse Split Amendment.

--------------------------------------------------------------------------------

To approve the Reverse Split Amendment

                        FOR             AGAINST         ABSTAIN
                        [ ]               [ ]             [ ]

--------------------------------------------------------------------------------

MARK HERE FOR ADDRESS
CHANGE AND NOTE ON                        [ ]
REVERSE SIDE.

SIGNATURE(S)

--------------------------------------------------------------------------------

DATE

--------------------------------------------------------------------------------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
Fold and Detach Here

                         UNITED STATES BANKRUPTCY COURT
                         SOUTHERN DISTRICT OF CALIFORNIA

-------------------------------------------
                                           )
In Re,                                     )   Case No. ________
                                           )
                                           )   Chapter 11
ANACOMP, INC., an Indiana corporation      )
                                           )
                        Debtor.            )
-------------------------------------------


       BENEFICIAL OWNER BALLOT FOR ACCEPTING OR REJECTING ANACOMP, INC.'S
           CHAPTER 11 PLAN OF REORGANIZATION (DATED [________], 2001)

                   BALLOT FOR OWNERS OF EXISTING COMMON STOCK
                        (CLASS 8: EXISTING COMMON STOCK)
                          CUSIP NUMBER: _______________

Anacomp, Inc., an Indiana corporation ("Debtor"), has proposed "Anacomp, Inc.'s Chapter 11 Plan of Reorganization (Dated May [___], 2001" (as amended, the "Plan"). The Debtor has not yet filed a case under chapter 11, title 11 of the United States Code ("Bankruptcy Code"), but is soliciting acceptances to the Plan with a view toward commencing a chapter 11 case, if necessary. Accordingly, the Plan is a "prepackaged" plan of reorganization. If you are a holder of a Class 8 Claim (as specified in the Plan, "Existing Common Stock") against the above-captioned debtor arising from your status as an owner of Existing Common Stock of the Debtor, please use this Ballot to cast your vote to accept or reject the Plan. You are entitled to vote to accept or reject the Plan based upon the Existing Common Stock beneficially owned by you as of May 7, 2001 ("Record Date"). The Plan is Exhibit A to the "Disclosure Statement Describing Anacomp, Inc.'s Chapter 11 Plan of Reorganization (dated ________, 2001)" (as amended, the "Disclosure Statement"), which accompanies this Ballot. The court having jurisdiction over the Debtor's case, if any (the "Court"), will be requested to approve the Disclosure Statement. The Disclosure Statement provides information to assist you in deciding how to vote your Ballot. If you do not have a Disclosure Statement, you may obtain a copy from GEORGESON SHAREHOLDER, 111 COMMERCE ROAD, CARLSTADT, NJ 07072 AT (201) 896-1900. Court approval of the Disclosure Statement does not indicate approval of the Plan by the court.

YOU SHOULD REVIEW THE DISCLOSURE STATEMENT AND THE PLAN BEFORE YOU VOTE. YOU MAY WISH TO SEEK LEGAL AND/OR OTHER ADVICE CONCERNING THE PLAN AND YOUR CLASSIFICATION AND TREATMENT UNDER THE PLAN. YOUR CLAIM, IF ANY, HAS BEEN PLACED IN CLASS 8 UNDER THE PLAN.

IF YOU HELD EXISTING COMMON STOCK THROUGH A BANK, BROKER, OR NOMINEE THAT WAS THE REGISTERED OWNER OF SUCH EXISTING COMMON STOCK AS OF THE RECORD DATE, OR YOU WERE A REGISTERED OWNER OF EXISTING COMMON STOCK AS OF THE RECORD DATE (I.E., THE EXISTING COMMON STOCK WAS NOT HELD THROUGH A BANK, BROKER, OR OTHER NOMINEE) AND ALSO THE BENEFICIAL OWNER OF SUCH EXISTING COMMON STOCK, YOU SHOULD COMPLETE THIS BALLOT AND RETURN IT AS SET FORTH ON THE SELF-ADDRESSED ENVELOPE ACCOMPANYING SUCH BALLOT.

IF YOU HELD EXISTING COMMON STOCK THROUGH MORE THAN ONE BANK, BROKER, OR NOMINEE THAT WAS THE REGISTERED OWNER OF SUCH EXISTING COMMON STOCK AS OF THE RECORD DATE, YOU SHOULD RECEIVE A BALLOT FROM EACH SUCH ENTITY. YOU SHOULD VOTE EACH SUCH BALLOT SEPARATELY AND ONLY IN THE APPLICABLE AMOUNT OF EXISTING COMMON STOCK HELD THROUGH EACH SUCH ENTITY. YOU SHOULD RETURN EACH BALLOT AS SET FORTH ON THE SELF-ADDRESSED ENVELOPE ACCOMPANYING SUCH BALLOT.

IF YOUR BALLOT IS NOT RECEIVED ON OR BEFORE MAY ___, 2001, YOUR VOTE WILL NOT COUNT AS EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN. (PLEASE NOTE: YOU MUST RETURN THIS BALLOT TO YOUR BANK, BROKER OR NOMINEE IN TIME FOR THEM TO SUBMIT YOUR VOTE TO THE BALLOTING AGENT BY _________ TO ENSURE THAT YOUR VOTE IS COUNTED.)

IF THE PLAN IS CONFIRMED BY THE COURT IT WILL BE BINDING ON YOU WHETHER OR NOT YOU VOTE.

--------------------------------------------------------------------------------
                                    IMPORTANT


CAREFULLY REVIEW THE ACCOMPANYING DISCLOSURE STATEMENT AND THE PLAN.
BALLOTS WILL NOT BE ACCEPTED BY FACSIMILE TRANSMISSION.
DO NOT RETURN SECURITIES WITH THIS BALLOT. THIS IS NOT A LETTER OF TRANSMITTAL AND IS ONLY TO BE USED FOR THE PURPOSE OF CASTING A VOTE TO ACCEPT OR REJECT THE PLAN.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   HOW TO VOTE

1. COMPLETE ITEM 1 AND ITEM 2.
2. REVIEW THE CERTIFICATION IN ITEM 3.
3. SIGN AND COMPLETE THE BALLOT.
4. RETURN THE BALLOT IN THE PRE-ADDRESSED ENVELOPE.
5. IF YOU VOTE, YOU MUST VOTE ALL YOUR EXISTING COMMON STOCK EITHER TO ACCEPT OR TO REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE.
--------------------------------------------------------------------------------

ITEM 1. AGGREGATE TOTAL SHARES OF EXISTING COMMON STOCK. The undersigned certifies that the undersigned has an aggregate total of Existing Common Stock in the following amount (insert number of Shares in the box below), based upon Existing Common Stock owned by the undersigned as of May 7, 2001 (if you are submitting a vote with respect to any Class 8 Claims held by a Nominee on your behalf and you do not know the amount, please contact your Nominee immediately):

               -----------------------------------------------

               -----------------------------------------------

ITEM 2. VOTE. The undersigned owner of Existing Common Stock classified in
        Class 8 under the Plan in the aggregate amount identified in Item 1 votes as follows (check one box only-IF YOU DO NOT CHECK A BOX YOUR VOTE WILL NOT BE COUNTED, AND IF BOTH BOXES ARE CHECKED YOUR VOTE WILL SIMILARLY NOT BE COUNTED):

               [_]  to ACCEPT the Plan.      [_]   to REJECT the Plan.

ITEM 3. CERTIFICATION. By returning this Ballot, the owner of the aggregate amount of Existing Common Stock identified in Item 1 (i) authorizes its broker, agent, or nominee, or a party acting under a duly executed proxy or power of attorney to furnish the voting information, customer account number and amount of Existing Common Stock held by the owner hereof in a Master Ballot to be transmitted to the Debtor or its agent and (ii) certifies that it (a) has full power and authority to vote to accept or reject the Plan with respect to the Existing Common Stock identified in
        Item 1, and (b) has received a copy of the Disclosure Statement (including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

                        Name of Owner:
                                      ------------------------------------------
                                                (Print or Type)

                        Social Security or Federal Tax I.D. No.:
                                                                ----------------
                                                                  (Optional)
                        Signature:
                                  ----------------------------------------------
                        By:
                            ----------------------------------------------------
                                             (If Appropriate)

                        Title (if corporation or partnership):
                                                              ------------------
                                                               (If Appropriate)
                        Street Address:
                                       -----------------------------------------
                        City, State, Zip Code:
                                              ----------------------------------
                        Telephone Number:(   )
                                        ----------------------------------------
                        Date Completed:
                                       -----------------------------------------

                        Name of Bank, Broker or other Nominee, if any:
                                                                      ----------
                        Account No./Customer Account No.:
                                                         -----------------------

No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan. This Ballot is for voting purposes only and shall not constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest. If a Ballot is not completed in its entirety so that all the required information and signatures are provided, the Ballot may not be counted. If you complete and return more than one Ballot to be counted for each account you own, only the latest dated Ballot for such account on or before the deadline to return Ballots (as such deadline may be extended as prescribed in the Disclosure Statement) shall be the Ballot that is counted.

--------------------------------------------------------------------------------
IF YOUR SHARES ARE HELD THROUGH A BANK, BROKER OR OTHER NOMINEE, YOUR VOTE MUST BE RECEIVED BY THE ENTITY INDICATED ON THE ENCLOSED SELF-ADDRESSED ENVELOPE, IN SUFFICIENT TIME FOR THAT ENTITY TO TRANSMIT SUCH VOTE TO THE BALLOTING AGENT BY 5:00 PM, NEW YORK CITY TIME, ON OR BEFORE MAY __, 2001 OR YOUR VOTE WILL

NOT BE COUNTED. ACCORDINGLY, PLEASE ENSURE THAT YOUR BALLOT IS RECEIVED BY THE ENTITY INDICATED ON THE ENCLOSED SELF-ADDRESSED ENVELOPE BY MAY ___, 2001.
--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE DISCLOSURE STATEMENT OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE BALLOTING AGENT, GEORGESON SHAREHOLDER, AT
(201) 896-1900.

                         UNITED STATES BANKRUPTCY COURT
                         SOUTHERN DISTRICT OF CALIFORNIA

-------------------------------------------
                                           )
In Re,                                     )   Case No. ________
                                           )
                                           )   Chapter 11
ANACOMP, INC., an Indiana corporation      )
                                           )
                        Debtor.            )
-------------------------------------------

            MASTER BALLOT FOR ACCEPTING OR REJECTING ANACOMP, INC.'S CHAPTER 11 PLAN OF REORGANIZATION (DATED [________], 2001)

                MASTER BALLOT FOR OWNERS OF EXISTING COMMON STOCK
                       (CLASS 8: "EXISTING COMMON STOCK")
                         CUSIP NUMBER: _________________

--------------------------------------------------------------------------------
THE VOTING DEADLINE BY WHICH YOUR MASTER BALLOT MUST BE RECEIVED BY THE BALLOTING AGENT IS 5:00 P.M. NEW YORK CITY TIME ON MAY __, 2001, OR THE VOTES REPRESENTED BY YOUR MASTER BALLOT WILL NOT BE COUNTED.
--------------------------------------------------------------------------------

This Master Ballot is to be used by you, as a broker, bank, or other nominee (or as its proxy holder or agent) (each of the foregoing, a "Nominee"), for beneficial owners of Existing Common Stock, issued by Anacomp, Inc., to transmit the votes of such owners in respect of their Existing Common Stock to accept or reject Anacomp, Inc.'s Chapter 11 Plan of Reorganization Dated as of May [___], 2001 (as amended, the "Plan"), proposed by Anacomp, Inc., an Indiana corporation ("Debtor"). The Debtor has not yet filed a case under chapter 11, title 11 of the United States Code ("Bankruptcy Code"), but is soliciting acceptances to the Plan with a view toward commencing a chapter 11 case, if necessary. Accordingly, the Plan is a "prepackaged" plan of reorganization. The Plan is Exhibit "A" to the Disclosure Statement Describing Anacomp, Inc.'s Chapter 11 Plan of Reorganization (Dated ________, 2001) (as amended, the "Disclosure Statement"), provided to you. Before you transmit such votes, please review the Disclosure Statement carefully, including the voting procedures therein. The court having jurisdiction over the Debtor's case, if any (the "Court"), will be requested to approve the Disclosure Statement. The Disclosure Statement provides information to assist in deciding how to vote. If you do not have sufficient copies of the Disclosure Statement to furnish to each beneficial owner of Existing Common Stock listed in Item 2, you may obtain copies from Georgeson Shareholder, 111 Commerce Road, Carlstadt, NJ 07072 at (201) 896-1900.

THE EXISTING COMMON STOCK IS CLASSIFIED IN CLASS 8 UNDER THE PLAN. EACH BENEFICIAL OWNER OF EXISTING COMMON STOCK LISTED IN ITEM 2 MUST BE FURNISHED A COPY OF THE PLAN AND DISCLOSURE STATEMENT, A BALLOT FOR OWNERS OF EXISTING COMMON STOCK OF THE DEBTOR ("BALLOT"), AND A SELF-ADDRESSED ENVELOPE IN WHICH THE BALLOT CAN BE RETURNED TO YOU. (IF, HOWEVER, YOU ARE "PREVALIDATING" BALLOTS, THE SELF-ADDRESSED ENVELOPE SHOULD BEAR THE ADDRESS OF THE BALLOTING AGENT).

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. COMPLETE, SIGN, AND DATE THIS MASTER BALLOT, AND RETURN IT SO THAT IT IS RECEIVED BY THE BALLOTING AGENT AT GEORGESON SHAREHOLDER, 111 COMMERCE ROAD, CARLSTADT, NJ 07072, BEFORE THE VOTING DEADLINE OF 5:00 P.M., NEW YORK CITY TIME, ON MAY __, 2001. IF THIS MASTER BALLOT IS NOT COMPLETED, SIGNED, AND TIMELY RECEIVED, THE VOTES TRANSMITTED BY THIS MASTER BALLOT MAY NOT BE COUNTED.

ITEM 1. CERTIFICATION OF AUTHORITY TO VOTE. The undersigned certifies that as of May 7, 2001, (the "Record Date"), the undersigned (please check the applicable box):

[] Is a broker, bank, or other nominee for the beneficial owners of the Total Shares of Existing Common Stock listed in Item 2 below, and is the registered owner of such securities, or

[] Is acting under a power of attorney and/or agency (a duly executed copy of which will be provided upon request) granted by a broker, bank, or other nominee that is the registered owner of the Total Shares of Existing Common Stock listed in Item 2 below, or

[] Has been granted a proxy (a duly executed copy of which will be provided upon request) from a broker, bank, or other nominee, or a beneficial owner, that is the registered owner of the Total Shares of Existing Common Stock listed in Item 2 below, and accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the beneficial owners of the Total Shares of Existing Common Stock described in Item 2 below.

ITEM 2. CLASS 8 (EXISTING COMMON STOCK) VOTE. The undersigned transmits the following votes of beneficial owners in respect of the aggregate Total Shares of Existing Common Stock owned by each, and certifies that the following beneficial owners of Existing Common Stock, as identified by their respective customer account numbers set forth below, are beneficial owners of such securities as of the Record Date, and have delivered to the undersigned, as Nominee, Ballots containing instructions for casting such votes. If the beneficial owner has purported to vote more than the Total Shares of Existing Common Stock that are actually owned by such owner, the vote reflected for such owner on this Master Ballot shall reflect only the actual shares owner amount owned by such owner as identified by a security position listing provided by the Depository Trust Company ("DTC") or other nominee.

        (Indicate in the appropriate column the aggregate number of shares voted for each account, or attach such information to this Master Ballot in the form of the following table. PLEASE NOTE: EACH BENEFICIAL OWNER MUST VOTE ALL HIS, HER, OR ITS CLASS 8 CLAIMS (EXISTING COMMON STOCK) EITHER TO ACCEPT OR REJECT THE PLAN, AND MAY NOT SPLIT SUCH VOTE):

--------------------------------------------------------------------
   YOUR CUSTOMER     AGGREGATE TOTAL               AGGREGATE TOTAL
      ACCOUNT                                         SHARES OF
  NUMBER FOR EACH        SHARES                    EXISTING COMMON
 BENEFICIAL OWNER      OF EXISTING                      STOCK
    OF EXISTING       COMMON STOCK                 VOTED TO REJECT
   COMMON STOCK      VOTED TO ACCEPT                   THE PLAN
                        THE PLAN

--------------------------------------------------------------------
1.                                         OR
--------------------------------------------------------------------
2.                                         OR
--------------------------------------------------------------------
3.                                         OR
--------------------------------------------------------------------
4.                                         OR
--------------------------------------------------------------------
5.                                         OR
--------------------------------------------------------------------
6.                                         OR
--------------------------------------------------------------------
7.                                         OR
--------------------------------------------------------------------
8.                                         OR
--------------------------------------------------------------------
9.                                         OR
--------------------------------------------------------------------
10.                                        OR
--------------------------------------------------------------------
      TOTALS:

--------------------------------------------------------------------

--------------------------------------------------------------------
Total Number of Holders of Existing Common Stock
Voting to ACCEPT the Plan

--------------------------------------------------------------------

--------------------------------------------------------------------
Total Number of Holders of Existing Common Stock
Voting to REJECT the Plan

--------------------------------------------------------------------

        ITEM 3. CERTIFICATION AS TO TRANSCRIPTION OF OTHER INFORMATION FROM
                ITEM 3 AS TO EXISTING COMMON STOCK VOTED BY BENEFICIAL OWNERS. The undersigned certifies that the undersigned has transcribed in the following table the information provided by beneficial owners in Item 3 of the Ballots (where transcription is indicated), and that the remaining information is true and correct (where based upon records of the undersigned).

-------------------------------------------------------------------------------------------------------------------------
  YOUR Customer Account     Account Number    Name of Registered   Total Shares of Existing    Total Shares of Existing
     Number for Each           Listed by       Owner or Nominee      Common Stock Voted by      Common Stock Owned by
  Beneficial Owner Who     Beneficial Owner        Listed by           Beneficial Owner            Beneficial Owner
 Completed Item 3 of the                       Beneficial Owner                                   as of Record Date
  Existing Common Stock    (Transcribe from                       (Transcribe from Item 3 of
         Ballot              Item 3 of the     (Transcribe from    the Existing Common Stock  (Based Upon Your Records)
                            Existing Common      Item 3 of the              Ballot)
                             Stock Ballot)      Existing Common
 (Based Upon Your Records)                        Stock Ballot)
-------------------------------------------------------------------------------------------------------------------------
1.                                                                $                           $
-------------------------------------------------------------------------------------------------------------------------
2.                                                                $                           $
-------------------------------------------------------------------------------------------------------------------------
3.                                                                $                           $
-------------------------------------------------------------------------------------------------------------------------
4.                                                                $                           $
-------------------------------------------------------------------------------------------------------------------------
5.                                                                $                           $
-------------------------------------------------------------------------------------------------------------------------
6.                                                                $                           $
-------------------------------------------------------------------------------------------------------------------------
7.                                                                $                           $
-------------------------------------------------------------------------------------------------------------------------
8.                                                                $                           $
-------------------------------------------------------------------------------------------------------------------------
9.                                                                $                           $
-------------------------------------------------------------------------------------------------------------------------
10.                                                               $                           $
-------------------------------------------------------------------------------------------------------------------------

ITEM 4. CERTIFICATION. By signing this Master Ballot, the undersigned certifies that each beneficial owner of Existing Common Stock listed in
        Item 2, above, has been provided with a copy of the Disclosure Statement, including the exhibits thereto, and a Ballot, and acknowledges that the solicitation of votes is subject to all the terms and conditions set forth in the Disclosure Statement.

                        Name of Broker, Bank, or Other Nominee:

                        --------------------------------------------------------
                                        (Print or Type)

                        Name of Proxy Holder or Agent for Broker, Bank, or Other Nominee (if applicable):

                        --------------------------------------------------------
                                        (Print or Type)

                        Social Security or Federal Tax I.D. No.:
                                                                ----------------
                                                                (If Applicable)

                        DTC Participant Number:
                                               ---------------------------------

                        Signature:
                                  ----------------------------------------------

                        By:
                            ----------------------------------------------------
                                            (If Appropriate)

                        Title:
                              --------------------------------------------------
                                            (If Appropriate)

                        Street Address:
                                       -----------------------------------------

                        City, State, Zip Code:
                                              ----------------------------------

                        Telephone Number:(   )
                                        ----------------------------------------

                        Date Completed:
                                       -----------------------------------------

--------------------------------------------------------------------------------
THIS MASTER BALLOT MUST BE RECEIVED BY THE BALLOTING AGENT, GEORGESON SHAREHOLDER, 111 COMMERCE ROAD, CARLSTADT, NEW JERSEY 07072 AT (201) 896-1900, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MAY __, 2001, OR THE VOTES TRANSMITTED HEREBY MAY NOT BE COUNTED.

PLEASE NOTE: THE BALLOTING AGENT WILL ACCEPT MASTER BALLOTS BY FACSIMILE TRANSMISSION ONLY IF THE ORIGINAL BALLOT IS RECEIVED BY THE BALLOTING AGENT WITHIN TWO BUSINESS DAYS OF THE DATE THAT IT IS SENT BY FACSIMILE TRANSMISSION. MASTER BALLOTS MAY BE TRANSMITTED BY FACSIMILE TRANSMISSION TO (201) 460-2889. THE BALLOTING AGENT WILL NOT ACCEPT BALLOTS BY FACSIMILE TRANSMISSION.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, BALLOTS, DISCLOSURE STATEMENT, OR OTHER RELATED MATERIALS, PLEASE CALL THE BALLOTING AGENT, GEORGESON SHAREHOLDER, AT (201) 896-1900.
--------------------------------------------------------------------------------

                  INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

VOTING DEADLINE/BALLOTING AGENT:

     The Voting Deadline is 5:00 p.m., New York City Time, on May __, 2001, unless extended by the Debtor. To have the vote of your customers count, you must complete, sign, and return this Master Ballot so that it is received by the Balloting Agent, Georgeson Shareholder, 111 Commerce Road, Carlstadt, NJ 07072 at (201) 896-1900, before the Voting Deadline.

HOW TO VOTE:

     IF YOU ARE BOTH THE REGISTERED OWNER AND BENEFICIAL OWNER OF ANY EXISTING COMMON STOCK AND YOU WISH TO VOTE SUCH EXISTING COMMON STOCK: You should complete, execute, and return to the Balloting Agent a Ballot, not this Master Ballot. Any such Ballot should be returned to the Balloting Agent by the Voting Deadline.

     IF YOU ARE TRANSMITTING THE VOTES OF ANY BENEFICIAL OWNERS OF EXISTING COMMON STOCK OTHER THAN YOURSELF, YOU MAY EITHER:

     1. Complete and validate an Individual Ballot (other than Items 2 and 3 thereof) and deliver to each beneficial owner such "prevalidated" Individual Ballot, along with the Disclosure Statement and other materials requested to be forwarded, and a preprinted envelope addressed to the Balloting Agent. The beneficial owner should complete Items 2 and 3 of the Individual Ballot and return the completed Individual Ballot to the Balloting Agent so as to be received before the Voting Deadline;

                                       OR

     2.   For any Individual Ballots you do not "prevalidate":

          Deliver the Ballot to the beneficial owner, along with the Disclosure Statement and other materials requested to be forwarded, and a preprinted envelope addressed to you, and take the necessary actions to enable such beneficial owner to (i) complete and execute such Ballot voting to accept or reject the Plan, and (ii) return the completed, executed Ballot to you in sufficient time to enable you to complete the Master Ballot and deliver it to the Balloting Agent before the Voting Deadline; and

          With respect to all Ballots returned to you, you must properly complete this Master Ballot, as follows:

          a.   Check the appropriate box in Item 1 on the Master Ballot;

          b. Indicate the votes to accept or reject the Plan in Item 2 of this Master Ballot, as transmitted to you by the beneficial owners of Existing Common Stock. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner, or if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each beneficial owner and the assigned number). IMPORTANT: BENEFICIAL OWNERS MAY NOT SPLIT THEIR VOTES. EACH BENEFICIAL OWNER MUST VOTE ALL OF HIS, HER, OR ITS EXISTING COMMON STOCK EITHER TO ACCEPT OR REJECT THE PLAN. IF ANY BENEFICIAL OWNER HAS ATTEMPTED TO SPLIT SUCH VOTE, PLEASE CONTACT THE BALLOTING AGENT IMMEDIATELY. If the beneficial owner has purported to vote more than the Total Shares of Existing Common Stock that are actually owned by such holder, the vote reflected for such holder on this Master Ballot shall reflect only the actual Total Shares by such holder.

          c. Carefully review the certifications in Item 2 and Item 3 of the Master Ballot and transcribe any information required;

          d. Sign and date the Master Ballot, and provide the remaining information requested;

          e. If additional space is required to respond to any item on the Master Ballot, please use additional sheets of paper clearly marked to indicate the applicable Item of the Master Ballot to which you are responding;

          f. Contact the Balloting Agent to arrange for delivery of the completed Master Ballot to its offices; and

          g. Deliver the completed, executed Master Ballot so as to be received by the Balloting Agent before the Voting Deadline. For each completed, executed Ballot returned to you by a beneficial owner, either forward such Ballot (along with your Master Ballot) to the Balloting Agent or retain such Ballot in your files for one year from the Voting Deadline.

PLEASE NOTE:

     THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN. Owners should not surrender with this Master Ballot certificates representing their securities. Neither the Debtor nor the Balloting Agent will accept delivery of any such certificates surrendered together with this Master Ballot.

     No Ballot or Master Ballot shall constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest. If a Ballot or Master Ballot is not completed in its entirety so that all the required information and signatures are provided, the Ballot shall not be counted. If more than one Ballot or Master Ballot is completed and returned, the Ballot or Master Ballot received closest to, but on or before the deadline to return Ballots, shall be the Ballot that is counted.

     No fees or commissions or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan. We will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots and other enclosed materials to the beneficial owners of Existing Common Stock held by you as a nominee or in a fiduciary capacity. We will also pay all transfer taxes, if any, applicable to the transfer and exchange of your securities pursuant to and following confirmation of the Plan.

--------------------------------------------------------------------------------
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE DEBTOR OR THE BALLOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE ENCLOSED DOCUMENTS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, BALLOTS, DISCLOSURE STATEMENT, OR OTHER RELATED MATERIALS, PLEASE CALL THE BALLOTING AGENT, GEORGESON SHAREHOLDER, AT (201) 896-1900.
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                                      -9-

                                                                         ANNEX I


                              ARTICLES OF AMENDMENT

                                     TO THE

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF

                                  ANACOMP, INC.


      Anacomp, Inc., a corporation (the "Corporation") organized and existing under and by virtue of the Indiana Business Corporation Law, as amended,

      DOES HEREBY CERTIFY:

      First: That the Corporation was incorporated on April 16, 1968, and the name of the Corporation following this amendment shall be Anacomp, Inc.

      Second: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Articles of Incorporation of the Corporation, declaring that such amendment is advisable and recommending that such amendment be submitted to the shareholders of the Corporation for approval. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that Article V of the Amended and Restated Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

                                       "V

                                  CAPITAL STOCK

            The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 41,000,000, of which 40,000,000 shares of the par value of $.01 each shall be designated as Common Stock (the "Common Stock"), and 1,000,000 shares of the par value of $.01 each shall be designated as Preferred Stock (the "Preferred Stock"). At the Effective Time (as defined herein), each 3,610.8 shares of the Common Stock issued and outstanding at such time shall be reclassified and converted, without any action on the part of the holder thereof, into one fully paid and nonassessable share of Common Stock of the Corporation as herein authorized. Each outstanding stock certificate of the Corporation, which immediately prior to the Effective Time represented one or more shares of Common Stock, shall thereafter represent the number of whole or fractional shares of Common Stock determined by dividing the number of shares represented by such certificate immediately prior to the Effective Time by 3,610.8. The Corporation shall issue or deliver certificates representing the whole or fractional shares of Common Stock created as a result of the foregoing reclassification and conversion of shares of Common Stock. Upon surrender by a holder of Common Stock of a certificate or certificates for Common Stock, duly endorsed, at the office of the Corporation (or at the office of its duly authorized and designated registrar or transfer agent), the Corporation (or such registrar or transfer agent) shall, as soon as practicable thereafter, issue and deliver to such holder of Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the whole or fractional number of shares of Common Stock to which such holder shall be entitled as aforesaid.

            From and after the Effective Time, the amount of stated capital represented by the shares of Common Stock into which the shares of the Common Stock are reclassified and converted under the terms hereof shall be the same as the amount of stated capital represented by the shares of Common Stock so reclassified and converted, until thereafter reduced or increased in accordance with applicable law.

            As used herein, the term "Effective Time" shall mean 10:00 a.m., Indianapolis, Indiana time, on the date on which Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation, which shall set forth these provisions, shall be accepted for filing by the Secretary of State of the State of Indiana."

      Third: The foregoing amendment was duly adopted on June [__], 2001.

      Fourth: The foregoing amendment was adopted by these shareholders of the Corporation entitled to vote with respect thereto during a meeting of such shareholders called by the Board of Directors of the Corporation. The result of such vote is as follows:

            Shares entitled to vote:      [___]
            Number of shares represented
                  at the meeting:         [___]
            Shares voted in favor:        [___]
            Shares voted against:         [___]

      Fifth: The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Indiana Business Corporation Law, as amended, ___ and the Amended and Restated Articles of Incorporation and the By-Laws of the Corporation.

            I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this [___] day of June, 2001.


                                    Name:
                                          ------------------------------
                                    Title:
                                           -----------------------------

                                                                        ANNEX II


OFFERING MEMORANDUM AND
SOLICITATION OF CONSENTS AND ACCEPTANCES                        [May __], 2001

                                  ANACOMP, INC.
          Offers to Exchange Shares of its Common Stock for All of Its Outstanding 10 7/8% Senior Subordinated Notes Due 2004 and Solicits Consents
        to Indenture Amendments and Acceptances of a Prepackaged Plan of
                                 Reorganization

   This Offering Memorandum and Solicitation of Consents and Acceptances (this "Memorandum") offers to holders ("Holders") of the 10?% Senior Subordinated Notes Due 2004 (the "Notes") issued by Anacomp, Inc., an Indiana corporation (the "Issuer" or "Anacomp"), an exchange offer (the "Exchange Offer" more fully described below) with respect to all of the outstanding Notes. Those Holders that tender their Notes in the Exchange Offer must do so in accordance with the terms set forth in this Memorandum. The Issuer is also soliciting acceptances of a proposed plan of reorganization of the Issuer under Chapter 11 of the United States Bankruptcy Code (the "Prepackaged Plan") under which securities would be exchanged for substantially the same consideration offered in the Exchange Offer.

   The terms of the Exchange Offer have been developed in negotiations with an ad hoc committee of Holders of Notes representing approximately 51% of the total principal amount outstanding of the Notes (the "Ad Hoc Noteholders Committee"). Pursuant to an agreement among the Issuer and members of the Ad Hoc Noteholders Committee, (the "Lock-up Agreement") these Holders have agreed (a) not to sell their Notes, (b) to tender their Notes pursuant to the Exchange Offer, (c) to consent to the proposed amendments to the Notes described herein, and (d) to deliver their acceptances to the Prepackaged Plan.

                          ----------------------------

FOR EACH $1,000 PRINCIPAL AMOUNT
(TOGETHER WITH ALL ACCRUED AND UNPAID
INTEREST THROUGH AND INCLUDING THE
EXCHANGE OFFER CLOSING DATE (AS DEFINED
HEREIN)) OF:                             THE EXCHANGING HOLDER WILL RECEIVE:


The Issuer's 10 7/8% Senior              13 shares of  common  stock,  par value
Subordinated Notes due 2004              $.01 per share  (the  "Stock"),  of the
                                         Issuer (assuming all of the Holders
                                         tender their Notes) or, in
                                         the aggregate, 4,030,000 shares of
                                         Stock. As a result of the Exchange
                                         Offer, each Holder will receive such
                                         Holder's pro rata portion (sharing with
                                         all other Holders) of shares of Stock
                                         equivalent to 99.9% of the outstanding
                                         Stock after giving effect to
                                         the Exchange Restructuring and
                                         Reverse Split (each as defined herein),
                                         based on the number of shares of
                                         Stock outstanding as of the Record Date
                                         (as defined herein) (the "Exchange
                                         Offer Consideration").

--------------------------------------------------------------------------------
THE EXCHANGE OFFER AND THE SOLICITATION PERIOD FOR CONSENTS TO THE PROPOSED AMENDMENTS AND FOR ACCEPTANCES OF THE PREPACKAGED PLAN WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE [__], 2001, UNLESS EXTENDED.
--------------------------------------------------------------------------------

   The Exchange Offer is conditioned upon, among other things, (a) at least 98% of the aggregate unpaid principal amount of the Notes being validly tendered and not withdrawn prior to the Expiration Time (the "Minimum Tender"); and (b) the Reverse Split Amendment (as defined herein) receiving more affirmative votes than negative votes by stockholders voting (in person or by proxy) at the Stockholders' Meeting (as defined herein) (at which a quorum is present). The Issuer's ability to seek confirmation of the Prepackaged Plan also depends upon certain minimum levels of acceptance thereof, as further set forth in this Memorandum. If the Minimum Tender and all other conditions to the consummation of the Exchange Offer are not satisfied, but the Issuer receives sufficient acceptances of the Prepackaged Plan to obtain confirmation thereof by the Bankruptcy Court (as defined herein), then the Issuer will pursue obtaining said confirmation under Chapter 11 of the Bankruptcy Code (as defined herein) and to attempt to use such acceptances to obtain confirmation of the Prepackaged Plan. None of the Issuer's subsidiaries would be a party to the Prepackaged Plan. As such, the Prepackaged Plan would not affect the continuing and timely payment in full of the Issuer's subsidiaries' obligations to suppliers, employees, and their creditors.

   If the requisite vote on the Reverse Split Amendment is not attained, then the Prepackaged Plan will provide that no Warrants shall be issued to Anacomp's existing stockholders and such stockholders shall retain no equity interest in Anacomp following confirmation of the Prepackaged Plan.

   A special meeting of the stockholders of the Issuer will be held on June 11, 2001 at 10 a.m., Pacific Daylight time, at the Issuer's headquarters located at 12365 Crosthwaite Circle, Poway, California 92064, (the "Stockholders' Meeting"), to consider and vote upon a proposal to amend the Issuer's Amended and Restated Articles of Incorporation (the "Reverse Split Amendment"). A Proxy Statement (the "Proxy Statement"), a form of which is attached hereto, further describing the proposed Reverse Split Amendment, will be mailed to each stockholder of record of the Issuer as of the close of business on May 7, 2001 (the "Record Date"). If the Prepackaged Restructuring (as defined herein) is pursued and a petition is filed under Chapter 11 of the Bankruptcy Code, the Issuer expects that an amendment substantially similar to the Reverse Split Amendment will be implemented pursuant to the Prepackaged Plan.

   The Prepackaged Plan will provide that if stockholders (the "Stockholders") of Anacomp are to retain their equity interests in Anacomp (adjusted for the Reverse Split) and receive Warrants (as set forth herein and further described in the Prepackaged Plan) then (i) the Amended and Restated Articles of Incorporation of the Issuer shall be amended to provide for two classes of common stock of Anacomp following confirmation of the Prepackaged Plan: (a) Class A Common Stock, which shall represent 99.9% of the total outstanding common stock of Anacomp and shall be distributed to the Holders and (b) Class B Common Stock, which shall represent 0.1% of the total outstanding common stock of Anacomp and shall be distributed to the existing Stockholders of Anacomp; and
(ii) the Warrants shall be exercisable for Class B Common Stock. The Class A Common Stock and Class B Common Stock shall be identical in all respects (and shall vote together on all matters for which the vote of common stockholders of Anacomp may be solicited or required) except that the Class B Common Stock shall be subject to dilution in certain circumstances, all as more fully set forth in the Prepackaged Plan and the Disclosure Statement (as defined herein).

   This Memorandum, and the documents ancillary thereto, contain certain proprietary trademarks and service marks. "Image Mouse" is a trademark, "docHarbor" is a service mark and "Anacomp", "DatagraphiX" and "XFP 2000" are trademarks of Anacomp. All other trademarks and service marks are the property of their respective owners.

                                TABLE OF CONTENTS

THE EXCHANGE OFFER.........................................................iii


SOLICITATION OF ACCEPTANCES OF PREPACKAGED PLAN..............................v


SECURITIES LAW MATTERS......................................................vi

AVAILABLE INFORMATION.....................................................viii

INCORPORATION BY REFERENCE................................................viii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS.............................ix

CERTAIN DEFINITIONS.........................................................ix

QUESTIONS WITH RESPECT TO THIS MEMORANDUM...................................ix

SUMMARY......................................................................1

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE ISSUER................20

PART A--THE EXCHANGE RESTRUCTURING..........................................22

RISK FACTORS................................................................23

BACKGROUND AND PURPOSE OF THE RESTRUCTURING.................................27

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.............32

NOTES TO UNAUDITED PRO FORMA
   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS..............................36

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION......................38

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................40

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS.................46

BUSINESS AND PROPERTIES OF THE ISSUER.......................................46

LEGAL PROCEEDINGS...........................................................55

THE PROPOSED AMENDMENTS.....................................................62

CAPITALIZATION OF THE ISSUER................................................63

DESCRIPTION OF NOTES........................................................64

DESCRIPTION OF CAPITAL STOCK................................................64

DESCRIPTION OF EXISTING INDEBTEDNESS
   SENIOR SECURED CREDIT FACILITY...........................................65

SKC TRADE CREDIT............................................................65

MARKET FOR ISSUER'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...........66

MARKET PRICES OF NOTES......................................................66

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................................66

MANAGEMENT..................................................................71

POST RESTRUCTURING BOARD CONFIGURATION......................................71

MANAGEMENT AND EMPLOYEE INCENTIVE PLAN......................................71

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS...............................72

OWNERSHIP OF COMMON STOCK...................................................72

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................72

ADVISORS AND REPRESENTATIVES................................................73

LEGAL MATTERS...............................................................74

INDEX TO FINANCIAL INFORMATION.............................................F-1


PART B--DISCLOSURE STATEMENT WITH RESPECT TO PLAN OF REORGANIZATION OF
ANACOMP, INC.     ____


APPENDICES TO OFFERING MEMORANDUM

APPENDIX I    -   Plan of Reorganization

APPENDIX II   -   Reverse Split Amendment

APPENDIX III  -   Warrant Agreement

                                  THE EXCHANGE OFFER

   The Issuer, on the terms and subject to the conditions set forth in this Memorandum and the accompanying Letter of Transmittal and Consent (the "Letter of Transmittal"), and Notice of Guaranteed Delivery ("Notice of Guaranteed Delivery") as the same may be amended from time to time (collectively, the "Exchange Offer"), hereby offers the Exchange Offer Consideration described herein in exchange for the entire principal amount of the following outstanding debt obligations of the Issuer (together with all accrued and unpaid interest thereon through and including the Exchange Offer Closing Date (as defined herein): (a) the 10 7/8% Senior Subordinated Notes due 2004, Series B (the "Series B Notes"); and (b) the 10 7/8% Senior Subordinated Notes due 2004, Series D (the "Series D Notes"; the Series B Notes and the Series D Notes are collectively referred to herein as the "Notes").

   The terms of the Exchange Offer and the Prepackaged Plan have been developed in the course of negotiations with members of the Ad Hoc Noteholders
Committee (as defined herein). Pursuant to the Exchange Offer, Holders who tender their Notes, all as further described herein, shall receive 13 shares of the common stock of the Issuer (assuming all Holders tender their Notes in the Exchange Offer), par value $.01 (the "Stock"), for each $1,000 principal amount (together with all accrued and unpaid interest through and including the Exchange Offer Closing Date) so tendered, or, in the aggregate, 4,030,000 shares of the Stock, equal to 99.9% of the outstanding common stock of the Issuer after giving effect to the Exchange Restructuring and the Reverse Split (each as defined herein) (but without consideration as to shares issuable upon the exercise of (a) the Warrants (as defined and described herein) or ___
(b) shares issuable as incentive compensation pursuant to the Incentive
Plan (as defined and described herein), based on the number of shares outstanding as of the Record Date. The Reverse Split Amendment, when filed with the Indiana Secretary of State, shall effect a 3,610.8-for-1 reverse stock split of all of the outstanding stock of the Issuer (such action, the "Reverse Split"). Furthermore, the Issuer shall issue to each of its existing stockholders 194.12 warrants (the "Warrants") to purchase, at an exercise price of $61.54 per share, for each share of outstanding Stock held by such person or entity, immediately following the Reverse Split. Such Warrants, upon exercise will represent 783,077 shares of the Stock of the Issuer, or approximately 15% of the Stock outstanding immediately after giving effect to the Exchange Restructuring and the Reverse Split (and assuming the issuance of all shares of the Stock reserved for issuance as incentive compensation pursuant to the Incentive Plan) based on the Stock outstanding as of the Record Date. If the requisite vote on the Reverse Split Amendment is not attained, then the Prepackaged Plan will provide that no Warrants shall be issued to Anacomp's existing Stockholders and such Stockholders shall retain no equity interest in Anacomp following confirmation of the Prepackaged Plan. The Issuer will also reserve 403,403 shares of the Stock (or 7.7% of the outstanding Stock after giving effect to the Exchange Restructuring, Reverse Split and assuming the issuance of all shares of the Stock reserved for issuance upon exercise of the Warrants) for issuance as incentive compensation pursuant to the Incentive Plan (as further described herein).

   As a condition to the acceptance of the Exchange Offer, each Holder must sign the form of consent (the "Consent") contained in the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery, as applicable, consenting to certain proposed amendments (the "Proposed Amendments", as described herein) to
(1) that certain Indenture dated March 24, 1997 between the Issuer and the Bank of New York ("BONY"), as the successor to IBJ Shroder Bank & Trust Company ("IBJ") as trustee, which sets forth the terms and provisions relating to the Series B Notes, as supplemented by that certain First Supplemental Indenture between the Issuer and BONY, as the successor trustee to IBJ, dated as of June 12, 1998 (the "Series B Indenture"); and (2) that certain Indenture dated June 18, 1998 between the Issuer and BONY as the successor trustee to IBJ which sets forth the terms and provisions relating to the Series D Notes (the "Series D Indenture"; the Series B Indenture and the Series D Indenture are from time to time collectively referred to herein as the "Notes Indentures"; and BONY, in its capacity as trustee under both such Notes Indentures is referred to herein as the "Notes Trustee"). Those Holders that tender their Notes in the Exchange Offer also must deliver their Consents to the Proposed Amendments.

   The Issuer also hereby solicits from each Holder an acceptance (the "Acceptance") of a prepackaged plan (the "Prepackaged Plan") of reorganization of the Issuer under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") substantially in the form attached to this Memorandum as Appendix I. Holders are asked to vote using the ballots (the "Ballots") with respect to the Prepackaged Plan that accompany this Memorandum.

   The Exchange Offer will expire at 5:00 p.m., New York City time, on June [__], 2001 unless extended (such time and date as the same may be extended, the "Exchange Offer Expiration Time"). In order to receive the

Exchange Offer Consideration pursuant to the Exchange Restructuring (as defined below), Holders of Notes must tender their Notes (or provide for the tender of the Notes under the terms of the Notice of Guaranteed Delivery) prior to the Exchange Offer Expiration Time.

   Subject to the satisfaction or waiver by the Issuer of the conditions to the Exchange Offer set forth in this Memorandum, consummation of the Exchange Offer will occur three business days following the Exchange Offer Expiration Time (the "Exchange Offer Closing Date").

   If a Holder does not tender its Notes and the Exchange Offer is consummated, the Issuer may, with the consent of the members of the Ad Hoc Noteholders Committee, leave such unexchanged Notes outstanding. With respect to such Notes not tendered, the Issuer also reserves the right, subject to the consent of the members of the Ad Hoc Noteholders Committee (but is under no obligation) to purchase such Notes (whether pursuant to open market purchases, negotiated transactions or otherwise and whether for consideration similar or different from that offered in the Exchange Offer), to defease such Notes pursuant to the terms of each of the Notes Indentures or as otherwise agreed with the Holder of such Notes or to redeem such Notes in accordance with their terms. In the event Notes that are not tendered in the Exchange Offer are left outstanding, Holders of such Notes may not be entitled to the benefit of substantially all of the restrictive covenants and certain event of default provisions presently contained in the Notes Indentures because of the effects of the Proposed Amendments, and may be subject to certain adverse tax consequences. See "RISK FACTORS--Consequences of the Exchange of Notes" and "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Nonparticipating Holders" in Part A.

   The Exchange Offer is being made for the entire outstanding principal amount of the Notes plus all accrued and unpaid interest thereon through and including the Exchange Offer Closing Date. Consummation of the Exchange Offer is conditioned on, among other things, (a) at least 98% of the aggregate unpaid principal amount of the Notes being validly tendered and not withdrawn prior to the Exchange Offer Expiration Time (the "Minimum Tender"); (b) the Reverse Split Amendment (as defined herein) receiving more affirmative votes than negative votes (by Stockholders voting in person or by proxy at the Stockholders Meeting) (at which a quorum is present); and (c) Holders representing at least a majority of the outstanding principal amount of the Notes delivering and not properly revoking Consents prior to the Exchange Offer Expiration Time (the "Requisite Consents"). The Prepackaged Plan will provide that if stockholders of Anacomp are to retain their equity interests in Anacomp (adjusted for the Reverse Split) and receive Warrants (as set forth herein and further described in the Prepackaged Plan) then (i) the Amended and Restated Articles of Incorporation of the Issuer shall be amended to provide for two classes of common stock of Anacomp following confirmation of the Prepackaged Plan: (a) Class A Common Stock, which shall represent 99.9% of the total outstanding common stock of Anacomp and shall be distributed to the Holders and (b) Class B Common Stock, which shall represent 0.1% of the total outstanding common stock of Anacomp and shall be distributed to the existing Stockholders of Anacomp; and (ii) the Warrants shall be exercisable for Class B Common Stock. The Class A Common Stock and Class B Common Stock shall be identical in all respects (and shall vote together on all matters for which the vote of common stockholders of Anacomp may be solicited or required) except that the Class B Common Stock shall be subject to dilution in certain circumstances, all as more fully set forth in the Prepackaged Plan and the Disclosure Statement. THE HOLDERS OF THE NOTES COMPRISING THE AD HOC NOTEHOLDERS COMMITTEE, REPRESENTING APPROXIMATELY 51% OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES, HAVE EACH EXECUTED WRITTEN AGREEMENTS PURSUANT TO WHICH SUCH HOLDERS HAVE AGREED TO REFRAIN FROM SELLING THEIR NOTES, TO TENDER THEIR NOTES AND DELIVER THEIR CONSENTS, THUS PROVIDING THE REQUISITE CONSENTS.

   The primary purpose of the Proposed Amendments is to eliminate substantially all of the restrictive covenants and to modify certain of the event of default provisions and certain other provisions in each of the Notes Indentures. HOLDERS THAT DESIRE TO ACCEPT THE EXCHANGE OFFER MUST DELIVER A CONSENT IN ADDITION TO TENDERING THEIR NOTES.

   Upon receipt of the Requisite Consents, the Issuer and BONY will execute, at or as soon as practicable following the Exchange Offer Closing Date, supplemental indentures to each of the Notes Indentures (together, the "Supplemental Indentures"), but the Proposed Amendments will not become operative unless and until the Exchange Offer Closing Date occurs.

   Notes that are exchanged as part of the Exchange Offer will be cancelled.

   The Board of Directors of the Issuer (the "Board"), based upon the current financial condition of the Issuer (as more fully described herein), recommends that the Exchange Offer be consummated, thus avoiding the necessity of implementing either the Prepackaged Plan or commencing a case under Chapter 11 of the Bankruptcy Code on terms and conditions that differ from those set forth in the Prepackaged Plan.

   See "The Exchange Offer" in Part A of this Memorandum.


                  SOLICITATION OF ACCEPTANCES OF PREPACKAGED PLAN

   The Issuer is also seeking Acceptances of the Prepackaged Plan.
Acceptance of the Prepackaged Plan requires the affirmative vote of Holders of at least (a) 66 2/3% of the aggregate outstanding principal amount of the Notes and (b) a majority in number of the Allowed Old Note Claims (as defined in the Disclosure Statement comprising Part B of this Memorandum) that actually vote on the Prepackaged Plan. IF THE EXCHANGE OFFER IS NOT CONSUMMATED, BUT THE ISSUER RECEIVES ACCEPTANCES IN SUCH AMOUNTS AND SUCH ACCEPTANCES ARE NOT PROPERLY REVOKED, THE ISSUER WILL FILE A VOLUNTARY PETITION FOR REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND SEEK CONFIRMATION OF THE PREPACKAGED PLAN IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA, OR IF SUCH COURT DOES NOT OR CEASES TO EXERCISE JURISDICTION OVER THE REORGANIZATION CASE IN CONNECTION WITH THE PREPACKAGED PLAN, SUCH OTHER COURT OR ADJUNCT THEREOF THAT EXERCISES JURISDICTION OVER SUCH REORGANIZATION CASE IN LIEU OF THE UNITED STATES BANKRUPTCY COURT FOR SUCH DISTRICT (THE "BANKRUPTCY COURT").

   Regardless of whether a Holder completes a Letter of Transmittal, or Notice of Guaranteed Delivery, and tenders its Notes in the Exchange Offer such Holder may duly complete, sign and deliver a Ballot in order to vote on the Prepackaged Plan and to avoid being deemed to have abstained therefrom. Should the Restructuring (as defined herein) be consummated under the Prepackaged Plan (the date on which the Prepackaged Plan is consummated hereinafter the "Effective Date") in lieu of the Exchange Offer, the Holders will, subject to Bankruptcy Court approval, receive consideration substantially similar to that which tendering Holders would have received upon consummation of the Exchange Offer, but at a later date.

   Holders will be deemed to have abstained with respect to the Prepackaged Plan unless they submit a Ballot indicating their vote for or against the Prepackaged Plan.

   SEE "RISK FACTORS" BEGINNING ON PAGE [___] FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND THE SOLICITATION OF CONSENTS AND ACCEPTANCES. SEE "CERTAIN RISK FACTORS" IN THE DISCLOSURE STATEMENT (AS DEFINED BELOW) FOR A DISCUSSION OF CERTAIN ADDITIONAL RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE PREPACKAGED PLAN.

   BECAUSE NO BANKRUPTCY CASE HAS BEEN FILED, THIS MEMORANDUM AND THE DISCLOSURE STATEMENT COMPRISING PART B OF THIS MEMORANDUM (THE "DISCLOSURE STATEMENT") HAVE NOT BEEN APPROVED BY ANY BANKRUPTCY COURT WITH RESPECT TO THE ADEQUACY OF THE INFORMATION CONTAINED HEREIN OR THEREIN. IF SUCH A CASE IS SUBSEQUENTLY COMMENCED, THE ISSUER INTENDS TO SEEK AN ORDER OF THE BANKRUPTCY COURT THAT THE SOLICITATION OF VOTES ON THE PREPACKAGED PLAN WAS IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE.

   ANY ESTIMATES OF CLAIMS SET FORTH IN THIS MEMORANDUM MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS ALLOWED BY ANY BANKRUPTCY COURT.

   ACCEPTANCES MAY BE REVOKED AT ANY TIME BEFORE THE EXCHANGE OFFER EXPIRATION TIME, BUT MAY NOT BE REVOKED AFTER SUCH TIME AND BEFORE A BANKRUPTCY CASE HAS BEEN COMMENCED, EXCEPT AS REQUIRED BY LAW. IF A BANKRUPTCY CASE HAS BEEN COMMENCED, REVOCATIONS OF ACCEPTANCES MAY BE EFFECTED ONLY WITH THE APPROVAL OF THE BANKRUPTCY COURT.

   The Issuer reserves the right, subject to the consent of the members of the Ad Hoc Noteholders Committee, to extend, delay, amend or terminate the Exchange Offer and the solicitation of Consents and Acceptances at any time. The Issuer will pursue confirmation of the Prepackaged Plan, in the event it has received the requisite Acceptances sufficient to consummate the Prepackaged
Restructuring and the Minimum Tender and other conditions to the consummation of the Exchange Offer are not satisfied.

   The Board is separately soliciting proxies to be voted at the Stockholders' Meeting, which will be held to consider a proposal briefly described in the Summary hereof to approve the Reverse Split Amendment. The Reverse Split Amendment will reclassify and convert the total number of shares of Stock outstanding immediately prior to the date of consummation of the Exchange Offer (the "Exchange Restructuring Date") into 4,034 shares of Stock by amending the Issuer's Amended and Restated Articles of Incorporation to authorize a 3,610.8-for-1 reverse stock split of the Issuer's outstanding shares of Common Stock. Holders may obtain more detailed information with respect to the Stockholders' Meeting from the Proxy Statement, a copy of which is attached hereto. Accompanying the Proxy Statement is a Proxy and Ballot for use by Stockholders (i) to vote on the proposal to approve the Reverse Split Amendment and (ii) to vote on the Prepackaged Plan. If the Prepackaged Restructuring is pursued and a petition for reorganization is filed under Chapter 11 of the Bankruptcy Code, the Issuer expects that an amendment substantially similar to the Reverse Split Amendment will be implemented pursuant to the Prepackaged Plan.


                             SECURITIES LAW MATTERS

   This section discusses certain securities law issues that are raised by the Exchange Offer. This section should not be considered applicable to all situations or to all Holders of Notes. Holders of Notes should consult their own legal counsel or other professional advisors with respect to these and other issues relating to the Restructuring.

THE EXCHANGE OFFER

   With respect to Holders of the Notes, the Issuer is relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), to exempt the Exchange Offer, with respect to the exchange of such Notes for the Stock, from the registration requirements of such act. Section 3(a)(9) provides that the registration requirements of the Securities Act will not apply to "any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange." The Exchange Offer is also, pursuant to Section 18(b)(4)(C) of the Securities Act, exempt from state securities law requirements. Section 18(b)(4)(C) provides, among other things, that registration and qualification requirements of state securities laws will not apply to securities that are exempt from federal registration under Section 3(a)(9). The Issuer has no contract, arrangement, or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent, or any other person for soliciting votes to accept or reject the Exchange Offer. The Issuer has received assurances that no person will provide any information to Holders of the Notes relating to the Exchange Offer other than to refer the Holders of such securities to the information contained in this Offering Memorandum and the documents related thereto and distributed therewith. In addition, none of the Issuer's financial advisors and no broker, dealer, salesperson, agent, or any other person, is engaged or authorized to express any statement, opinion, recommendation, or judgment with respect to the relative merits and risks of the Exchange Offer.

ISSUANCE AND RESALE OF THE STOCK OUTSIDE OF BANKRUPTCY

   In the event that the Issuer completes the Exchange Offer outside of bankruptcy, the Issuer will, as discussed above, rely on Sections 3(a)(9) and 18(b)(4)(C) of the Securities Act to exempt the issuance of the Stock from federal and state registration requirements. Under current interpretations of the Securities and Exchange Commission (the "Commission"), securities that are obtained in a Section 3(a)(9) exchange assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered. In this case, the Notes are unrestricted securities. The Stock will therefore also be unrestricted and recipients who are not "affiliates" of the Issuer (as such term is defined in Rule 144 under the Securities Act) will therefore be able to resell the Stock without registration. Recipients who are affiliates of the Issuer may resell their shares subject to the provisions of Rule 144, absent registration or another appropriate exemption. The Issuer will grant, pursuant to the terms of a registration rights agreement (the "Registration Rights Agreement") registration rights to certain Holders who, after giving effect to the Exchange Restructuring, will be deemed affiliates of the Issuer. The Registration Rights Agreement will obligate the Issuer to use its best efforts to file with the Commission, within 45 days of the Exchange Restructuring Closing Date, and to use its best efforts to have declared effective within 75 days following the Exchange Offer Closing Date, a shelf registration statement allowing the sale by such Holders, from time to time, of their Stock, pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement"). In the event that the Prepackaged Restructuring is consummated, the Issuer will enter into an agreement with such Holders which shall be similar to the Registration Rights Agreement but which shall obligate the Issuer to use its best efforts to file the Shelf Registration Statement with the Commission no later than 45 days after the Plan is confirmed and to use its best efforts to have the Shelf Registration Statement declared effective by the Commission no later than 75 days after the Plan is confirmed.

   NONE OF THE SECURITIES OFFERED HEREBY, THE PROPOSED AMENDMENTS OR THE PREPACKAGED PLAN HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE OR FOREIGN SECURITIES AUTHORITY OR ANY OTHER REGULATORY AUTHORITY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE ISSUER IS NOT AWARE OF ANY JURISDICTION IN WHICH THE EXCHANGE OFFER, THE SOLICITATION OR THE PREPACKAGED PLAN IS NOT IN COMPLIANCE WITH ___ APPLICABLE LAW. IF THE ISSUER BECOMES AWARE OF ANY JURISDICTION IN WHICH THE EXCHANGE OFFER, THE SOLICITATION OR THE PREPACKAGED PLAN WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW, THE ISSUER WILL MAKE GOOD FAITH EFFORTS TO COMPLY WITH SUCH LAW. IF, AFTER GOOD FAITH EFFORT, THE ISSUER CANNOT COMPLY WITH ANY SUCH LAW, THE EXCHANGE OFFER, THE SOLICITATION AND THE PREPACKAGED PLAN WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS RESIDING IN SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES, "BLUE SKY" OR OTHER LAWS REQUIRE THE EXCHANGE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF THE ISSUER BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS MEMORANDUM IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE ISSUER OR ANY OTHER ENTITY DESCRIBED IN THIS MEMORANDUM SINCE THE DATE OF THIS MEMORANDUM.

   EACH PERSON RECEIVING THIS MEMORANDUM, BY TENDERING NOTES PURSUANT TO THE EXCHANGE OFFER, ACKNOWLEDGES THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST FROM THE ISSUER, AND TO REVIEW, ALL ADDITIONAL INFORMATION, IF ANY, CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY AND COMPLETENESS OF THE INFORMATION SET FORTH IN THIS MEMORANDUM.

   IN MAKING A DECISION WITH RESPECT TO THE EXCHANGE OFFER AND THE
SOLICITATION OF CONSENTS AND ACCEPTANCES, HOLDERS MUST RELY ON THEIR OWN EXAMINATION OF THE TERMS OF THE EXCHANGE OFFER, THE PROPOSED AMENDMENTS AND THE PREPACKAGED PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. THE ISSUER AND ITS AFFILIATES AND ADVISORS MAKE NO REPRESENTATION TO ANY HOLDER REGARDING THE LEGALITY OF INVESTMENT IN THE STOCK BY SUCH HOLDER UNDER ANY APPLICABLE LAW OR REGULATION. THE CONTENTS OF THIS MEMORANDUM ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS AND TAX ADVICE.

   THIS MEMORANDUM IS BEING FURNISHED BY THE ISSUER SOLELY FOR THE PURPOSE OF ENABLING HOLDERS TO CONSIDER THE EXCHANGE OFFER AND THE SOLICITATION OF THE CONSENTS AND ACCEPTANCES. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. DELIVERY OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR DISCLOSURE OF ITS CONTENTS TO ANY OTHER PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER IS PROHIBITED.

   THE INFORMATION CONTAINED IN THIS MEMORANDUM HAS BEEN PROVIDED BY THE ISSUER AND OTHER SOURCES IDENTIFIED IN THIS MEMORANDUM. THE INFORMATION CONTAINED IN THIS MEMORANDUM HAS NOT BEEN VERIFIED BY ANY OTHER PARTY AND WHILE IT IS BELIEVED TO BE RELIABLE, NO ASSURANCES CAN BE GIVEN BY ANY ADVISOR OR OTHER PARTY WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE BY ANY ADVISOR OR OTHER PARTY AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, AND NOTHING CONTAINED IN THIS MEMORANDUM IS, OR SHALL BE RELIED UPON AS, A PROMISE OR REPRESENTATION BY ANY ADVISOR OR OTHER PARTY AS TO THE PAST, THE PRESENT OR THE FUTURE. NO ADVISOR OR OTHER PARTY HAS INDEPENDENTLY VERIFIED ANY OF SUCH INFORMATION OR ASSUMES ANY RESPONSIBILITY FOR ITS ACCURACY OR COMPLETENESS.

   THIS MEMORANDUM CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF CERTAIN DOCUMENTS, BUT REFERENCE IS MADE TO THE ACTUAL DOCUMENTS, COPIES OF WHICH WILL BE MADE AVAILABLE UPON WRITTEN REQUEST, FOR THE COMPLETE INFORMATION CONTAINED THEREIN. NON-MATERIAL PROVISIONS OF SUCH DOCUMENTS, INCLUDING THOSE SUMMARIZED IN THIS MEMORANDUM, MAY BE MODIFIED FOLLOWING THE DATE ON WHICH THIS MEMORANDUM IS MAILED, BUT MAY BE MODIFIED ONLY WITH THE CONSENT OF THE MEMBERS OF THE AD HOC NOTEHOLDERS COMMITTEE AND THE ISSUER. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.


                              AVAILABLE INFORMATION

   The Issuer is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at its principal office, located at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Midwest Regional Office, located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web Site that contains reports, proxy and information statements, and other information regarding the Issuer and other registrants that file electronically with the Commission. The address of such site is: http://www.sec.gov.

                           INCORPORATION BY REFERENCE

   The Issuer hereby incorporates by reference to this Memorandum:

   1. Its Quarterly Report on Form 10-Q for the three-month period ended December 31, 2000;

   2. Its Annual Report on Form 10-K for the fiscal year ended September 30,
2000;

   3. The Registration Statement on Form S-4, as amended, filed on April 16, 1997, declared effective on July 11, 1997, pertaining to the Class B Notes; and

   4. The Registration Statement filed on Form S-4, as amended, filed on August 17, 1998, and declared effective September 9, 1998, pertaining to the Class D Notes.

   The Issuer also hereby incorporates by reference into this Memorandum all of its filings with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, from the date hereof until the completion of the proposed Exchange Offer.

   The information incorporated herein by reference is considered to be part of this Memorandum and later information that the Issuer files with the Commission will automatically update and supersede this information.

   You may obtain a copy of these filings at no cost by writing or telephoning us at:

      Anacomp, Inc.
      12365 Crosthwaite Circle
      Poway, California 92064
      Telephone:  (858) 679-9797
      Attention:  Linster W. Fox

   The Issuer will respond to requests for information incorporated by reference into this Memorandum within one business day of receipt of such request and will send the requested documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of this Memorandum through the date of responding to the request.


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This Memorandum includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Memorandum, including, without limitation, statements regarding financial position, budgets and plans and objectives for future operations are forward-looking statements. Although the Issuer believes that the expectations reflected in such forward-looking statements are reasonable, the Issuer can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Issuer's expectations ("Cautionary Statements") are disclosed in the sections captioned "Risk Factors" and elsewhere in this Memorandum. All subsequent written and oral forward-looking statements attributable to the Issuer or any person acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.


                               CERTAIN DEFINITIONS

   The proposed financial restructuring of Notes pursuant to the Exchange Offer, as described in this Memorandum, is referred to as the "Exchange Restructuring." The proposed financial restructuring of Notes pursuant to the Prepackaged Plan, as described in this Memorandum, is referred to as the "Prepackaged Restructuring." The term "Restructuring" as used in this Memorandum means the financial restructuring of the Issuer pursuant to either the Exchange Restructuring or the Prepackaged Restructuring, as the case may be. Certain terms used in this Memorandum and capitalized terms used but not defined in the Disclosure Statement are defined in the Prepackaged Plan.


                    QUESTIONS WITH RESPECT TO THIS MEMORANDUM

   Questions and requests for assistance or additional copies of this Memorandum, the Letter of Transmittal, the Notice of Guaranteed Delivery, the applicable Ballot, the Master Ballot, and the Consents may be directed to the Information Agent for the Issuer, Georgeson Shareholder ("GS") toll free at
(866) 241-2786. Questions and requests for assistance with respect to the Prepackaged Plan or additional copies of Ballots or Master Ballots may also be directed to GS, which is also acting as Balloting Agent for the Issuer.

   This Memorandum, the Letter of Transmittal, the Notice of Guaranteed Delivery, the applicable Ballot, the Master Ballot and the Consents are first being mailed to Holders on or about May [__], 2001.

                                     SUMMARY

   The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial data, including the notes thereto, appearing elsewhere in this Offering Memorandum and Solicitation of Consents and Acceptances (this "Memorandum"). This Memorandum is organized into sections, including this summary, followed by Parts A and B.

   Part A of this Memorandum, entitled "The Exchange Restructuring" ("Part A"), contains information principally relevant to Holders ("Holders") of the outstanding 10 7/8% Senior Subordinated Notes due 2004 (the "Notes") issued by Anacomp, Inc., an Indiana corporation (the "Issuer" or "Anacomp"), in deciding whether to tender their Notes and execute and deliver a Consent (as defined below) to the Proposed Amendments (as defined below) pursuant to the Exchange Offer (as defined below). Part B of this Memorandum, entitled "Disclosure Statement Describing Anacomp, Inc.'s Chapter 11 plan of reorganization (Dated May __, 2001)" including the exhibits attached thereto (the "Disclosure Statement"), contains additional information principally relevant to Holders in deciding whether to deliver an Acceptance of the Prepackaged Plan (each as defined below). Much of the information contained in the Disclosure Statement also is relevant to Holders in deciding whether to tender their Notes pursuant to the Exchange Offer and to deliver their Consents to the Proposed Amendments and various sections of the Disclosure Statement are explicitly referenced, but are not repeated, in Part A. Similarly, various sections of Part A are explicitly referenced, but are not repeated, in the Disclosure Statement.

   All recipients of this Memorandum are urged to read this Memorandum in its entirety. Holders should carefully consider the information set forth in the sections captioned "Risk Factors" in each of Part A and the Disclosure Statement prior to making any decision to tender their Notes in the Exchange Offer or to deliver a Consent to the Proposed Amendments or an Acceptance of the Prepackaged Plan.


                    PURPOSES AND EFFECTS OF THE RESTRUCTURING

   The purpose of the Restructuring is to enhance the economic viability of the Issuer by adjusting the Issuer's capitalization (including debt levels) to reflect currently anticipated revenues that are substantially lower than those anticipated at the time of the issuance of the Notes. Specifically, the Restructuring is designed to reduce the Issuer's debt obligations related to the Facility and Notes from approximately $398.2 million at February 28, 2001 to approximately $56 million on a pro forma basis as of the Exchange Offer Closing Date and assuming 100% of the Notes are tendered in the Exchange Offer. For more information, see "BACKGROUND AND PURPOSE OF THE RESTRUCTURING" in Part A of this Memorandum and "EVENTS LEADING TO THE RESTRUCTURING; REASONS FOR FINANCIAL DIFFICULTIES AND CORRECTIONS OF THOSE FACTORS" in the Disclosure Statement.

                             OVERVIEW OF THE ISSUER

   Anacomp is a leading document-management provider, offering a broad range of document-management services. Building on three decades of experience in applying technology to solve organizations' document-management challenges, Anacomp currently specializes in using web and media-based technologies to provide efficiencies that help its customers maximize the value of their important documents. Anacomp is also one of the world's leading providers of multi-vendor technical services, offering expert installation and maintenance services for a broad array of storage, printing, network and Computer Output to Microfiche ("COM") equipment.

   Anacomp currently has approximately 2,000 employees and manages its business through three operating units:

      (a) Document Solutions - which provides document management outsource services through its worldwide network of document-processing centers;

      (b) docHarbor - which provides Internet-based digital document-management services; and

      (c) Technical Services - which provides COM and CD systems and COM related supplies, along with equipment maintenance services for the Issuer's document-processing centers, its customers who have purchased their own COM systems, as well as third-party manufactured products.

   Anacomp was incorporated under the laws of the State of Indiana on April 16, 1968 under the name Computec, Inc. and on November 21, 1968, the name of the Issuer was changed to Anacomp, Inc. Anacomp's principal executive offices are located at 12365 Crosthwaite Circle, Poway, California 92064. Its telephone number is (858) 679-9797.

   For additional information concerning the Issuer and its business, financial position and prospects, see "SELECTED FINANCIAL INFORMATION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "BUSINESS AND PROPERTIES OF THE ISSUER."


                                  RECENT EVENTS

   The Issuer's revenues, operating results, cash flows and liquidity were negatively impacted by a number of factors during fiscal 2000, including a significant decline in the Issuer's COM business, restructuring and reorganization of certain of its operations, asset impairments, and negative cash flows related to the docHarbor business unit. The Issuer responded to these conditions with several initiatives that included: (a) reductions in work force and implementation of other cost savings procedures; (b) the discontinuance of certain portions of its COM business and other operations; and (c) several key senior management changes, including the appointment of Edward P. Smoot as President and Chief Executive Officer, effective August 10, 2000.

   The Issuer reported a loss of approximately $111 million and negative cash flows from operations totaling $29 million during fiscal 2000, and reported a loss of approximately $7.7 million during the three month period ended December 31, 2000. As of December 31, 2000, the Issuer had a working capital deficiency of $375 million (including $311 million in senior subordinated notes that were classified as current)1 and a stockholders' deficit amounting to $238 million.

   The Issuer recorded restructuring charges of $14.6 million in fiscal 2000. These charges reflected reorganizing the workforce in the United States and Europe, reorganizing portions of the corporate staff, and phasing out certain manufacturing operations. Included in these charges was $10.3 million in employee severance and termination-related costs for approximately 300 employees, substantially all of whom left the Issuer's employment by December 31, 2000. Certain severance payments have been deferred and will be paid throughout calendar year 2001. In addition, the restructuring charges include $1.9 million for professional fees and other costs, $1.4 million for contractual obligations and $1.0 million in facility-related costs. The professional fees relate to termination of facility leases and other costs related to the restructuring of operations and business units.

   Recently, Anacomp's revenues, operating results, cash flows and liquidity have been negatively impacted by a number of factors, including a significant decline in Anacomp's COM business, restructuring and reorganization of certain of its operations, and negative cash flows related to the docHarbor business unit.

   Anacomp is experiencing substantial liquidity issues and is in default on its senior secured revolving credit facility (the "Facility"), which totaled $57.6 million at December 31, 2000. Anacomp and the lenders (the "Bank Group") for this facility are operating under an agreement (the "Forbearance Agreement") that amends and continues the senior secured revolving credit facility and provides Anacomp with a forbearance of default remedies valid through June 20, 2001 (under certain circumstances more fully described herein). See "DESCRIPTION OF EXISTING INDEBTEDNESS SENIOR SECURED CREDIT FACILITY". The Forbearance Agreement places


----------------------------------
1 In 1997, Anacomp issued $200 million of Series B Notes at 98.2071% of the face amount to yield proceeds of $96.4 million. The $3.6 million discount is being amortized as additional interest expense over the life of the Series B Notes. In 1998, Anacomp issued $135 million of Series D Notes at 104% of face value to yield proceeds of $140.4 million. The $5.4 million premium is being amortized as an offset to interest expense over the life of the Series D Notes. The net balance of the premium and discount was approximately $1 million at December 31, 2000 and is reported, along with the $310 million face value of the Notes, as 10 7/8% senior subordinated notes payable on all balance sheets.

additional restrictions on the facility and requires Anacomp to meet additional covenants and operating requirements, including certain spending limitations. Anacomp and the Bank Group are currently negotiating an extension of the Forbearance Agreement and an amendment of the Facility.

   On October 1, 2000, Anacomp did not make a required $17 million interest payment to holders of the Notes nor did it make a required $17 million interest payment to Holders of the notes which was due on April 1, 2001.

   In addition to working with the Issuer's lenders and their advisors to address the defaults and seek possible financing alternatives, management is continuing to evaluate all of Anacomp's operations. New strategic directions are being examined and Anacomp is determining what other actions might be taken to improve operations and cash flows and help satisfy or restructure debt obligations. Alternatives being explored include possible discontinuance or sale of certain business units or parts thereof and fundamental changes in corporate activities and structure. Anacomp is in varying stages of discussions with third parties regarding the possible sales of certain assets and lines of business. An example of actions being taken was a reduction in expenditure levels in Anacomp's docHarbor business unit late in fiscal 2000 to reduce cash outflows. These reductions were designed to bring costs more in line with anticipated revenue growth as well as to comply with requirements imposed by the Bank Group. On January 17, 2001, Anacomp announced it had entered into a non-binding Letter of Intent to sell its docHarbor business unit to a large corporate buyer. The transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. It is expected that Anacomp's Document Solutions business will continue to use docHarbor for its Internet-based document services. Although there can be no assurance the sale will be consummated, it is expected that terms of the sale will be finalized in the third quarter of fiscal 2001. If the sale is not completed, the Issuer will continue to evaluate its docHarbor business in an effort to preserve cash and meet its other commitments.

   For further information, see "Background and Purpose of Restructuring."

                               THE EXCHANGE OFFER

Issuer...........................  Anacomp, Inc.

Aggregate Size of the Offer..      The Exchange Offer constitutes an offer for
                                   the entire outstanding principal amount of the Notes (and all accrued and unpaid interest thereon through and including the Exchange Offer Closing Date). As of the date of this Memorandum, Notes with an aggregate principal amount of $310 million are outstanding.

 THE EXCHANGE OFFER, THE SOLICITATION OF CONSENTS TO THE PROPOSED AMENDMENTS
                   AND ACCEPTANCES OF THE PREPACKAGED PLAN

The Exchange Offer...............  The Issuer, on the terms set forth in this
                                   Memorandum and the accompanying Letter of Transmittal and Consent (the "Letter of Transmittal") and Notice of Guaranteed Delivery ("Notice of Guaranteed Delivery"), as the same may be amended from time to time (collectively, the "Exchange Offer"), hereby offers the Exchange Offer Consideration described herein in exchange for the entire principal amount (and all accrued and unpaid interest thereon through and including the Exchange Offer Closing Date) of its outstanding Notes.

                                   As a condition to the acceptance of the
                                   Exchange Offer, each Holder must sign the form of Consent contained in the Letter of Transmittal or Notice of Guaranteed Delivery, as the case may be (the "Consent"), consenting to certain proposed amendments to each of the Notes Indentures (the "Proposed Amendments" as described herein).

                                   The Issuer also hereby solicits from each Holder an acceptance (the "Acceptance") of a prepackaged plan (the "Prepackaged Plan") of reorganization of the Issuer under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") substantially in the form attached to this Memorandum as Appendix I. Holders are asked to vote using the ballots (the "Ballots") with respect to the Prepackaged Plan.

                                   Assuming that the Exchange Offer is
                                   consummated, the aggregate Exchange Offer
                                   Consideration payable is 4,030,000 shares of the common stock par value $.01 per share of the Issuer ("Stock").

Exchange Offer Expiration Time...  The Exchange Offer will expire at 5:00 p.m.,
                                   New York City time, on June[ ], 2001, unless the Exchange Offer is extended, in which case "Exchange Offer Expiration Time" means the latest date and time to which the Exchange Offer is extended.

Exchange Offer Closing Date......  Subject to the satisfaction or waiver by the
                                   Issuer of the conditions to the Exchange
                                   Offer set forth in this Memorandum, the
                                   Exchange Offer Closing Date will be three business days following the Exchange Offer Expiration Time.

Exchange Offer Consideration.....  For each $1,000 principal amount of Notes tendered in the Exchange Offer (together with all accrued and unpaid interest thereon through and including the Exchange Offer Closing Date) the Holders will receive, on the Exchange Offer Closing Date, 13 shares of Stock (assuming that all of the Notes are tendered in connection with the Exchange Offer). Thus, in the event that the Minimum Tender is attained, and the other conditions to the consummation of the Exchange

                                   Offer are satisfied but that less than all of the Notes are tendered in the Exchange Offer, then the number of shares of Stock which Holders participating in the Exchange Offer shall receive shall be equal to their pro rata share of 4,030,000 shares of Stock (but shall be more than 13 shares of stock).

                                   As a result of the Restructuring and after giving effect to the Reverse Split, Holders as of the date of the consummation of the Exchange Offer will receive in the aggregate, shares of the Stock of the Issuer equivalent to 99.9% of the outstanding Stock of the Issuer, excluding shares of the Stock issuable (a) upon exercise of the Warrants (as defined herein) and (b) as incentive compensation _pursuant to the Incentive Plan (as defined herein). Holders will not be entitled to receive Warrants.

                                   The Stock to be issued under the Exchange
                                   Offer described herein constitutes the
                                   "Exchange Offer Consideration."

                                   The estimated amounts set forth in this
                                   description of the Exchange Offer
                                   Consideration assume an Exchange Offer
                                   Closing Date of May [ ], 2001 and further assume all of the Holders validly tender their Notes and deliver Consents (and none of the Holders properly withdraws its tender or revokes its Consent prior to the Exchange Offer Expiration Time) in the Exchange Offer. No assurance can be given, however, that closing of the Exchange Offer will occur on such date.

                                   SHOULD THE PREPACKAGED RESTRUCTURING BE
                                   CONSUMMATED IN LIEU OF THE EXCHANGE OFFER,
                                   ALL HOLDERS (INCLUDING NON-TENDERING HOLDERS) WILL, EXCEPT AS OTHERWISE DESCRIBED HEREIN AND IN THE DISCLOSURE STATEMENT AND THE PREPACKAGED PLAN, SUBJECT TO APPROVAL OF THE UNITED STATES BANKRUPTCY COURT, RECEIVE CONSIDERATION SUBSTANTIALLY SIMILAR TO THAT WHICH TENDERING HOLDERS WOULD HAVE RECEIVED UPON CONSUMMATION OF THE EXCHANGE OFFER, BUT AT A LATER DATE.

Consent Solicitation.............  The Issuer also is soliciting Consents from the Holders to approve the Proposed
                                   Amendments.

The Proposed Amendments..........  The primary purpose of the Proposed
                                   Amendments is to eliminate substantially all of the restrictive covenants and to modify certain of the event of default provisions and certain other provisions of each of the Notes Indentures. The Proposed Amendments will not become operative unless and until the Exchange Offer Closing Date occurs. See "THE PROPOSED AMENDMENTS" in Part A.

Minimum Tender and Other
Conditions of the
Exchange Offer...................  The Exchange Offer is conditioned upon, among other things, (a) at least 98% of the
                                   aggregate unpaid principal amount of the Notes, validly tendered and not withdrawn prior to the Exchange Offer Expiration Time (the "Minimum Tender"), (b) the Reverse Split Amendment (as defined herein) receiving more affirmative votes than negative votes (by Stockholders voting in person or by proxy at the Stockholders' Meeting (at which a quorum is present)) and (c) the Issuer receiving duly executed and unrevoked Consents from Holders representing at least a majority in aggregate principal amount of the outstanding Notes prior to the Exchange Offer Expiration Time (the "Requisite Consents"). The Prepackaged Plan provides that if the requisite vote on the Reverse Split Amendment is not attained and, therefore, the Exchange Offer is not consummated, no Warrants shall be issued to Anacomp's existing stockholders and such stockholders shall retain no equity interest in Anacomp, and shall receive no property, following confirmation of the Prepackaged Plan. See "THE EXCHANGE OFFER--Conditions of the Exchange Offer and the Solicitation" in Part A. THE MEMBERS OF THE AD HOC NOTEHOLDERS COMMITTEE, REPRESENTING APPROXIMATELY 51% OF THE TOTAL PRINCIPAL AMOUNT OUTSTANDING OF THE NOTES, HAVE EACH EXECUTED A WRITTEN AGREEMENT (THE "LOCK-UP AGREEMENT") PURSUANT TO WHICH SUCH HOLDERS HAVE AGREED, SUBJECT TO CERTAIN CONDITIONS, TO REFRAIN FROM SELLING THEIR NOTES AND TO TENDER THEIR NOTES AND TO DELIVER CONSENTS, THUS PROVIDING THE REQUISITE CONSENTS.

Conditions to Prepackaged
  Restructuring..................  In order to confirm the Prepackaged Plan, the
                                   Bankruptcy Code requires that Bankruptcy
                                   Court determine that the Prepackaged Plan complies with the requirements of section 1129 of the Bankruptcy Code. Subject to certain exceptions, approval of Holders of at least (a) 66 2/3% of the aggregate principal amount of the Notes and (b) a majority in number of the Old Note Claims (as defined in the Disclosure Statement) actually voting on the Prepackaged Plan would be required for the Bankruptcy Court to confirm the Prepackaged Plan and for the Prepackaged Restructuring to be consummated. See "SUMMARY OF THE PREPACKAGED PLAN" in the Disclosure Statement. If the Exchange Offer is not consummated, but the Issuer receives Acceptances from Holders of at least (a) 66 2/3% of the aggregate amount of the outstanding principal amount of the Notes and
                                   (b) a majority in number of the Old Note
                                   Claims (as defined in the Disclosure
                                   Statement) of Holders actually voting on the Prepackaged Plan, and such Acceptances are not properly revoked, the Issuer intends to file a voluntary petition for reorganization under chapter 11 of the Bankruptcy Code and seek confirmation of the Prepackaged Plan in the Bankruptcy Court.

Extensions;
  Terminations;
  Amendments.....................  The Issuer reserves the right, subject to the consent of the members of the Ad Hoc
                                   Noteholders Committee and the Agent, to
                                   extend, delay, amend or terminate the
                                   Exchange Offer and the solicitation of
                                   Consents and Acceptances at any time.

                                   The Issuer intends to pursue confirmation of the Prepackaged Plan, in the event that the conditions to the consummation of the Exchange Restructuring are not satisfied and it has received the requisite Acceptances sufficient to consummate the Prepackaged Restructuring.

                                   See "THE EXCHANGE OFFER--Exchange Offer
                                   Expiration Time; Extensions; Termination;
                                   Amendments" in Part A.

Effectiveness of Proposed
  Amendments.....................  Upon receipt of the Requisite Consents, the
                                   Issuer and BONY will execute, at or as soon as practicable following the Exchange Offer Closing Date, supplemental indentures to each of the Notes Indentures (together, the "Supplemental Indentures") to give effect to the Proposed Amendments, the primary purpose of which is to eliminate substantially all of the restrictive covenants and to modify certain event of default provisions and certain other provisions of each of the Notes

                                   Indentures, but the Proposed Amendments will not become operative unless and until the Exchange Offer Closing Date occurs.

Classification and
Treatment of Claims and
Interests Under the
Prepackaged Plan
(capitalized terms used
in this section and not
otherwise defined herein
are defined in the
Prepackaged Plan)................  The classification and treatment of Allowed
                                   Claims and Allowed Interests pursuant to the Plan are as follows:

Administrative Claims............  Allowed Administrative Claims (including
                                   Allowed Professional Fee Claims) are to be paid in full by the Disbursing Agent in cash on or before the latest of: (a) as soon as reasonably practicable on and after the Effective Date; (b) thirty days after the date on which the Administrative Claim becomes an Allowed Administrative Claim; or
                                   (c) the date on which the Allowed
                                   Administrative Claim becomes due and payable; provided, however, that Ordinary Course Administrative Claims will be satisfied in accordance with the terms and conditions of the particular transaction that gave rise to such Ordinary Course Administrative Claims. The Disbursing Agent may, however, pay Allowed Administrative Claim at any time without notice or a further court order.

Allowed Priority Tax Claims......  Unless otherwise agreed, the Reorganized
                                   Company will satisfy each Allowed Priority
                                   Tax Claim, over a period not exceeding six years from the date on which the underlying tax was assessed, by deferred tax payments in the aggregate equal to the amount of the Allowed Priority Tax Claim plus simple interest from the Effective Date on the unpaid balance of the Allowed Priority Tax Claim at the rate of 8% per year. The Reorganized Company will make these payments in equal semi-annual installments as provided under the Plan.

Class 1:  Secured
  Claims of the Agent
  and the Banks
  (Impaired).....................  All Claims of the Agent and the Banks under the Prepetition Credit Agreement for
                                   principal, interest, fees, costs and expenses that remain unpaid thereunder as of the Effective Date will constitute Allowed Secured Claims and will be satisfied pursuant to the Amended and Restated Credit Agreement.


Class 2:  Secured Tax
  Claims
   (Unimpaired)..................  Unless the holder of an Allowed Class 2 Claim and the Issuer agree to other treatment, the Disbursing Agent will pay each such holder cash in the amount of such holder's Allowed Class 2 Claim on the later of (a) on or as soon as reasonably possible after the Effective Date and (b) the date such Allowed Class 2 Claim is due and payable under its terms.

Class 3:  Other
  Unsecured Claims
   (Unimpaired)..................  The Plan will leave unaltered all legal, equitable, and contractual rights of such holders, as more particularly set forth in the Plan.

Class 4:  Old Note
  Claims
   (Impaired)....................  If the Requisite Reverse Split Amendment
                                   Votes are received, Holders of Allowed Class
                                   4 Claims will receive a Pro Rata share of

                                   4,030,000 shares of Class A Common Stock, after giving effect to the Reverse Split, which shall be distributed as specified in the Plan. Upon Issuance, the shares of Class A Common Stock distributed to holders of allowed Class 4 Claims will constitute 99.9% of the Reorganized Anacomp Common Stock (excluding shares issuable upon exercise of Reorganized Company Warrants and shares issuable as incentive compensation to the Reorganized Company's management and employees).

                                   If the Requisite Reverse Split Amendment
                                   Votes are not received, then the Reverse
                                   Split will not occur and holders of Allowed
                                   Class 4 Claims will receive a Pro Rata share of 4,030,000 shares of Class A Common Stock. Upon Issuance, the shares of Class A Common Stock distributed to holders of Allowed Class 4 Claims will constitute 100% of the shares of Reorganized Anacomp Common Stock (excluding shares issuable as incentive compensation to the Reorganized Company's management and employees).

Class 5:  Unsecured
  Trade/Employee/Rejection
  Claims
  (Unimpaired)...................  The Plan will leave unaltered all legal, equitable, and contractual rights of such holders, as more particularly set forth in the Plan.

Class 6:  Other
  Unsecured Claims
  (Unimpaired)...................  The Plan will not alter the legal and equitable rights of the holders of Allowed
                                   Class 6 Claims, and any defenses,
                                   counterclaims, rights of offset or recoupment with respect thereto of the Issuer will vest in and inure to the benefit of the Reorganized Company.

Class 7:  Priority
  Claims, Other than
  Priority Tax Claims
  (Unimpaired)...................  Unless otherwise agreed, the Disbursing Agent will pay cash equal to the amount of each Allowed Class 7 Claim, without interest, on or before the latest of (a) as soon as reasonably practicable on or after the Effective Date; (b) thirty days after the date on which the Claim becomes an Allowed Class 7 Claim; or (c) the date on which the Allowed Class 7 Claim becomes due and payable.

Class 8:  Existing
  Common Stock
  (Impaired).....................  If the Requisite Reverse Split Amendment
                                   Votes are received, then the Reorganized
                                   Company will effectuate the Reverse Split on the Effective Date, and the holders of Allowed Class 8 Interests will retain 4,034 shares of Existing Common Stock, in the aggregate. The shares of Existing Common Stock retained by holders of Allowed Class 8 Interests will constitute 0.1% of the Reorganized Anacomp Common Stock (excluding shares issuable upon exercise of Reorganized Company Warrants and shares issuable as incentive compensation to the Reorganized Company's management and employees). In addition, on or as reasonably practicable after the Effective Date, the Reorganized Company will distribute the Reorganized Company Warrants to the Disbursing Agent and instruct the Disbursing Agent to distribute, as soon as reasonably practicable thereafter, a Pro Rata share of Reorganized Company Warrants to holders of Allowed Class 8 Interests. The shares of Existing Common Stock retained by holders of Allowed Class 8 Interests, and the shares issuable upon exercise of the Reorganized Company Warrants, will be Class B Common Stock and will be subject to dilution if there are any Allowed Section 510(b) Common Claims.

                                   If the Requisite Reverse Split Amendment
                                   Votes are not received, then holders of
                                   Allowed Class 8 Interests will not receive or retain any property under the Plan on account of such Interests.

Class 9:  Section 510(b) Common
  Claims (Impaired; Deemed to
  Reject)........................  If the Requisite Reverse Split Amendment
                                   Votes are received and there are any Allowed
                                   Section 510(b) Common Claims, then holders of such Claims will receive, out of and from the property, otherwise retained by or distributed to holders of Allowed Class 8 Interests under the Plan, that portion of such property as the Court determines is fair and equitable in accordance with the Bankruptcy Code and consistent with the pari passu treatment to which such holders are entitled under Bankruptcy Code section 510(b).

                                   If the Requisite Reverse Split Amendment
                                   Votes are not received, then holders of
                                   Allowed Section 510(b) Common Claims (if any) will not receive any property under the Plan.

Class 10:  Existing Warrants and
  Options (Impaired; Deemed to
  Reject)........................  All Existing Warrants and Options that are unexercised as of the Effective Date will be extinguished and terminated, without payment of any consideration.

MARKET AND TRADING INFORMATION:

Notes............................  The Notes are traded in the over-the-counter market by certain dealers who from time to time are willing to make a market in such securities. Trading of the Notes is, however, extremely limited and prices and trading volume are not reported and are difficult to monitor. See "MARKET PRICES OF NOTES" in Part A.

Common Stock.....................  The Stock is currently traded on the over-the-counter market and is quoted on the Nasdaq National Bulletin Board under the symbol "ANCO.OB." See "MARKET PRICES OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS" and "RISK FACTORS" in Part A and "CERTAIN RISK FACTORS" in the Disclosure Statement.

Post-Restructuring Board.........  If the Restructuring is consummated, the
                                   Board of Directors of the Issuer will consist of seven members, one of whom shall be the Chief Executive Officer of the Issuer, one of whom shall be another member of management designated by existing management, subject to approval of the Ad Hoc Noteholders Committee, and the remaining five of whom shall be appointed by the Ad Hoc Noteholders Committee. Biographical information concerning the Issuer's incumbent directors as well as those individuals who shall constitute the Board of Directors of the Issuer after giving effect to the Exchange Restructuring, may be found in the Proxy Statement.

Depositary.......................  BONY has been appointed as Depositary with respect to the Notes for the Exchange
                                   Restructuring and the solicitation of
                                   Consents to the Proposed Amendments. BONY will continue as the Notes Trustee.

Financial Advisor................  Credit Suisse First Boston Corporation
                                   ("CSFB" or the "Financial Advisor") (as
                                   successor to Donaldson Lufkin & Jenrette
                                   Securities Corporation) is financial advisor to the Issuer with respect to the Exchange Restructuring and the Prepackaged Restructuring.

Information Agent................  GS is Information Agent to the Issuer with respect to the Exchange Restructuring and the Prepackaged Restructuring. Any questions regarding how to tender in the Exchange Offer, how to consent to the Proposed Amendments, and any requests for additional copies of this Memorandum or the Letter of Transmittal (that includes the form of Consents) may be directed to GS at (866) 241-2786 (toll free).

Balloting Agent..................  GS has also been appointed as Balloting Agent with respect to the solicitation of proxies in connection with the Stockholders' Meeting and acceptances of the Prepackaged Restructuring. Any questions regarding how to vote with respect to the Prepackaged Restructuring and any requests for additional copies of the Ballot or the Master Ballot, may be directed to the GS at (866) 241-2786 (toll free).

                      COMPARISON OF EXCHANGE RESTRUCTURING
                          AND PREPACKAGED RESTRUCTURING


                                   EXCHANGE RESTRUCTURING                                    PREPACKAGED RESTRUCTURING

Approval Required................  (a) at least 98% of the aggregate unpaid                  Acceptances from Holders of at least
                                   principal amount of the Notes being validly               (a) 66 2/3% of the aggregate
                                   tendered and not withdrawn prior to the                   outstanding principal amount of the
                                   Exchange Offer Expiration Time (the "Minimum              Notes and (b) a majority in number of
                                   Tender"); (b) the Reverse Split Amendment (as             the Old Note Claims actually voting
                                   defined herein) receiving more affirmative                on the Prepackaged Plan.
                                   votes than negative votes (assuming the
                                   presence of a quorum); and (c) Consents from
                                   Holders representing at least a majority in
                                   aggregate principal amount of the outstanding
                                   Notes are duly executed and not revoked.

                                   The Holders of Notes comprising the Ad Hoc
                                   Noteholders Committee, all of whom have
                                   agreed, subject to certain conditions, to refrain from selling their Notes, to tender their Notes pursuant to the Exchange Offer and to deliver their Consents to the Proposed
                                   Amendments and deliver their acceptances to the Prepackaged Plan, represent approximately
                                   51% in aggregate principal amount of the outstanding Notes.


                                       10

Effect on Holders That             EXCHANGE RESTRUCTURING                                    PREPACKAGED RESTRUCTURING
  Do Not Participate in
  the Exchange Offer....           Holders that do not tender their Notes in the             Upon receipt of the requisite
                                   Exchange Offer or deliver a Consent to the                Acceptances and consummation of the
                                   Proposed Amendments will not be entitled to               Prepackaged Restructuring, all Note
                                   receive the Exchange Offer Consideration, if              Claims will be canceled and Holders of
                                   any.                                                      such Claims will receive substantially
                                                                                             similar consideration as the Holders
                                   If a Holder does not tender its Notes and the             that tendered their Notes for exchange
                                   Exchange Offer is consummated, the Issuer                 in the Exchange Restructuring and
                                   may, with the consent of the members of the               submitted Consents and tendered their
                                   Ad Hoc Noteholders Committee, leave such                  Notes. The Notes Indentures will be
                                   unexchanged Notes outstanding. With respect               canceled.
                                   to such Notes not tendered, the Issuer also
                                   reserves the right (but is under no
                                   obligation), subject to the consent of the
                                   members of the Ad Hoc Noteholders Committee,
                                   (i) to purchase such Notes (whether pursuant
                                   to open market purchases, negotiated
                                   transactions or otherwise, and whether for
                                   consideration similar to or different from
                                   that offered in the Exchange Offer), (ii) to
                                   defease such Notes pursuant to the terms of
                                   the applicable Notes Indenture or as
                                   otherwise agreed with the Holders of such
                                   Notes or (iii) to redeem such Notes in
                                   accordance with their terms.

                                   To the extent that the Notes are tendered and accepted in the Exchange Restructuring, any existing trading market for the remaining
                                   Notes will become more limited.

                                   Adoption of the Proposed Amendments may have adverse consequences for Holders that elect not to tender their Notes in the Exchange
                                   Offer, because Holders of Notes outstanding after the Exchange Offer Closing Date will not be entitled to the benefit of substantially all of the restrictive covenants and certain of the event of default provisions and certain other provisions presently contained in each of the Notes
                                   Indentures, and may be subject to certain adverse tax consequences. See "CERTAIN
                                   FEDERAL INCOME TAX CONSIDERATIONS
                                   --Nonparticipating Holders" in Part A. The elimination of these restrictive covenants and other provisions would permit the Issuer to,


                                       11

                                   among other things, incur indebtedness, pay dividends or make other payments that would otherwise have been restricted, and incur liens or make investments that would otherwise not have been permitted. See "THE
                                   PROPOSED AMENDMENTS."

Special Meeting of
  Stockholders...................  At the Stockholders' Meeting, record holders              At the Stockholders' Meeting, holders
                                   of Stock as of the Record Date will be asked              of Stock as of the Record Date will be
                                   to consider and vote upon the Reverse Split               asked to consider and vote upon the
                                   Amendment.                                                Reverse Split Amendment, but if the
                                                                                             Prepackaged Restructuring is pursued
                                                                                             and a petition is filed under the
                                                                                             Bankruptcy Code, then under certain
                                                                                             circumstances, more fully set forth
                                                                                             herein, the Issuer expects that an
                                                                                             amendment substantially similar to the
                                                                                             Reverse Split Amendment will be
                                                                                             implemented pursuant to the
                                                                                             Prepackaged Restructuring. If the
                                                                                             requisite vote on the Reverse Split
                                                                                             Amendment is not attained, then the
                                                                                             Prepackaged Plan will provide that no
                                                                                             Warrants shall be issued to Anacomp's
                                                                                             existing stockholders and such
                                                                                             stockholders shall retain no equity
                                                                                             interest in Anacomp following
                                                                                             confirmation of the Prepackaged Plan.

                                                                                             The Prepackaged Plan will provide that
                                                                                             if Stockholders of Anacomp are to
                                                                                             retain their equity interests in
                                                                                             Anacomp (adjusted for the Reverse
                                                                                             Split) and receive Warrants then (i)
                                                                                             the Amended and Restated Articles of
                                                                                             Incorporation of the Issuer shall be
                                                                                             amended to provide for two classes of
                                                                                             common stock of Anacomp following
                                                                                             confirmation of the Prepackaged Plan:
                                                                                             (a) Class A Common Stock, which shall
                                                                                             represent 99.9% of the total
                                                                                             outstanding common stock of Anacomp and
                                                                                             shall be distributed to the Holders and
                                                                                             (b) Class B Common Stock, which shall
                                                                                             represent 0.1% of the total outstanding
                                                                                             common stock of Anacomp and shall be
                                                                                             distributed


                                       12

                                                                                             to the existing Stockholders of
                                                                                             Anacomp; and (ii) the Warrants shall
                                                                                             be exercisable for Class B Common
                                                                                             B Common Stock. The Class A Common
                                                                                             Stock shall be indentical in all
                                                                                             respects (and shall vote together on
                                                                                             all matters for which the vote of
                                                                                             common stockholders of Anacomp may be
                                                                                             solicited or required) except that the
                                                                                             Class B Common Stock shall be subject
                                                                                             to dilution in certain circumstances,
                                                                                             all as more fully set forth in the
                                                                                             Prepackaged Plan and the Disclosure
                                                                                             Statement (as defined herein).

Mechanics of
  Participation in the
  Exchange Offer.................  Holders that wish to tender Notes for exchange pursuant to the Exchange Offer and deliver a Consent to the Proposed Amendments must (a) deliver such Notes in proper form for transfer, together with a properly completed Letter of Transmittal or Notice of Guaranteed Delivery and a properly executed Consent or (b) comply with procedures for book-entry transfer of Notes tendered electronically into the Depositary's account at The Depository Trust Company ("DTC") as described herein and deliver a certification as to its status, and any other documents to the Depositary prior to the Exchange Offer Expiration Time. See "THE EXCHANGE OFFER--Procedures for Tendering and Consenting" in Part A.

                                  RISK FACTORS

   Prior to deciding whether to (a) participate in the Exchange Offer, (b) deliver a Consent to the Proposed Amendments, and/or (c) deliver an Acceptance of the Prepackaged Plan, each Holder should carefully consider all of the information contained in this Memorandum, especially the factors outlined and described under "CERTAIN RISK FACTORS" in each of Part A and the Disclosure Statement, to the extent applicable.

   The information contained in the "RISK FACTORS" section of this Memorandum deal with such issues as the potential consequences to a non-tendering Holder of Notes, certain financial risks associated with the ability of the Issuer to perform its obligations and certain market risks that may be associated with the Stock.

   Risk Factors Relating to the Exchange Restructuring and the Prepackaged Restructuring. Persons considering participating in the Exchange Offer, voting on the Reverse Split Amendment and/or voting on the Prepackaged Plan should consider (a) in the event that the Stockholders do not approve the Reverse Split Amendment, the Holders may accelerate the outstanding indebtedness under Notes,
(b) the Issuer may not have adequate liquidity to accomplish its business objectives, (c) market forces, such as interest rates, affect the value of securities and are influenced by conditions beyond the Issuer's control, (d) the Issuer's capital expenditure levels assumed in the preparation of the projected financial data contained herein may be inadequate to maintain the Issuer's long-term competitive position, (e) the Issuer's borrowing agreements limit its ability to pay cash dividends on its capital stock, (f) if certain of the major suppliers and vendors with which the Issuer currently does business were to change the terms or credit limits or product availability that they currently extend to the Issuer, it could have a significant negative impact on the Issuer's sales, cash position and liquidity, (g) the Issuer is subject to the risk of competition, which could affect its sales volume, pricing and margins,
(h) there are certain Federal income tax considerations with respect to the Restructuring, (i) following the Restructuring the ownership of Stock may be substantially more concentrated than the current ownership of Stock, which may result in an attempt to influence the direction of the Issuer by one or more large stockholders, (j) the Issuer has been de-listed from the Nasdaq National Market, which could adversely affect the liquidity of the market for shares of common stock of the Issuer and (k) the Issuer has recently suffered significant net operating losses.

   Additional Risk Factors Relating to the Prepackaged Restructuring.
Persons considering participating in the Exchange Offer, voting on the Reverse Split Amendment and/or voting on the Prepackaged Plan should consider that (a) commencement of proceedings under Chapter 11 of the Bankruptcy Code, even if only to confirm the Prepackaged Plan, could adversely affect the relationship between the Issuer and its employees, customers and suppliers which, in turn, could adversely affect the Issuer's ability to obtain confirmation of the Prepackaged Plan, (b) even if all classes of impaired creditors and equity interest holders accept the Prepackaged Plan, the Prepackaged Plan may not be confirmed by the Bankruptcy Court and (c) there can be no assurance that the Bankruptcy Court will decide that the Disclosure Statement meets the disclosure requirements of the Bankruptcy Code.

   For a discussion of certain additional risk factors that should be considered in connection with voting on the Prepackaged Plan, see "CERTAIN RISK FACTORS" in the Disclosure Statement.


               TENDER AND VOTING PROCEDURES IN THE EXCHANGE OFFER

How to Tender in the
  Exchange Offer...........        Only Holders of Notes, or persons that have
                                   obtained a properly completed bond power from the registered holders thereof, may tender
                                   Notes in the Exchange Offer. Any beneficial holder whose Notes are registered or held of record in the name of such Holder's broker, dealer, commercial bank, trust company or other nominee and that wishes to tender Notes should contact such Holder of record and instruct such Holder to tender such Notes.

                                   To tender Notes pursuant to the Exchange
                                   Offer, a properly completed and duly executed
                                   (a) Letter of Transmittal (or a manually signed facsimile thereof) (or Notice of Guaranteed Delivery) and (b) a Consent, together with any signature guarantees and any other documents required by the instructions to the Letter of Transmittal or Notice of Guaranteed Delivery, as the case may be, must be received by BONY as the Depositary at its address set forth on the back cover page of this Memorandum and, in the case of those Holders not utilizing the Notice of Guaranteed Delivery, certificates representing such Notes must be received by the Depositary at its address, in each case prior to the Exchange Offer Expiration Time.

                                   The Depositary will seek to establish
                                   accounts to allow for the book-entry transfer of Notes at DTC for the purpose of the Exchange Offer within two New York Stock Exchange trading days from the date of this Memorandum.

                                   Holders will not be obligated to pay the Issuer any brokerage commissions or solicitation fees in connection with the Exchange Offer.

                                   Notes that are exchanged as part of the
                                   Exchange Offer will be cancelled.

                                   See "THE EXCHANGE OFFER--Terms of the
                                   Exchange Offer" in Part A.

Acceptance of Tenders;
  Delivery of Stock........        Subject to the satisfaction or waiver by the
                                   Issuer of all conditions of the Exchange
                                   Offer, the Issuer will accept for exchange any and all Notes that are validly tendered in the Exchange Offer and not properly withdrawn prior to the Exchange Offer
                                   Expiration Time.

                                   The Issuer reserves the right, subject to the consent of the members of the Ad Hoc Noteholders Committee, to extend, delay, amend or terminate the Exchange Offer and the solicitation of Consents and Acceptances at any time. The Issuer will pursue confirmation of the Prepackaged Plan, in the event that the conditions to the consummation of the Exchange Restructuring are not satisfied and it has received the requisite Acceptances sufficient to consummate the Prepackaged Restructuring.

                                   The Stock to be issued pursuant to the
                                   Exchange Offer will be delivered by notice from the Depositary to Mellon Investor Services, LLC, of the identity and respective share ownership of the Issuer's new Stockholders on the Exchange Offer Closing Date.


                         VOTING ON THE PREPACKAGED PLAN

How to Vote on the
  Prepackaged Plan
  (capitalized terms used
  in this section and not
  otherwise defined herein
  are defined in the
  Prepackaged Plan)........        Old Note Claims are ___ impaired under the
                                   Prepackaged Plan and only holders of Old
                                   Note Claims as of May 7, 2000 (the "Record
                                   Date") are entitled to vote to accept or to reject the Prepackaged Plan. To be entitled to vote to accept or to reject the Prepackaged Plan, a Holder of Notes must be the beneficial interest holder of such security at the close of business on the Record Date, whether such Claims are held of record on the Record Date in such Holder's name or in the name of such Holder's broker, dealer, commercial bank, trust company or other nominee. For purposes of determining whether the requisite number of Acceptances is received to approve the Prepackaged Plan, only votes that are cast at the direction of beneficial interest holders in accordance with the procedures set forth in the Disclosure Statement may be counted, and only the votes of Holders of Allowed Claims will be counted. Ballots are to be used by beneficial interest holders whether such beneficial interest holders are also record holders or hold through other record holders.
                                   Master Ballots are to be used by record
                                   holders of Notes that hold such Notes for the account of one or more beneficial interest holders. A record holder that holds Notes on behalf of one or more beneficial interest holders should collect completed Ballots from such beneficial interest holders and should complete a Master Ballot reflecting the votes of such beneficial interest holders, as indicated on their respective Ballots.

                                   The Ballots require voting Holders to make certain certifications. Votes must be made on the appropriate Ballot in order to be counted. A holder of Old Note Claims must vote all such Old Notes Claims either to accept or reject the Prepackaged Plan and such a Holder may not split its vote.

                                   Under the Bankruptcy Code, for purposes of determining whether the requisite Acceptances have been received from an Impaired Class of Claims, the vote will be tabulated based on the ratio of (a) Allowed Claims of such Impaired Class with respect to which a vote to accept was received to (b) all Allowed Claims of such Impaired Class with respect to which any valid vote was received. Therefore, it is possible that the Prepackaged Plan could be approved by an Impaired Class of Claims with the affirmative vote of significantly less than 66 2/3% in amount and one-half in number of the entire Class of Claims. Failure by a Holder of Notes to send a completed and signed Ballot or Master Ballot (as appropriate) will be deemed to constitute an abstention by such Holder, as the case may be, with respect to a vote on the Prepackaged Plan. Any Ballot that is executed by a Holder, but does not indicate an acceptance or rejection of the Prepackaged Plan also will be counted as an abstention with respect to the Prepackaged Plan. Except as otherwise ordered by the Bankruptcy Court, a Ballot or, where appropriate, Master Ballot that is not submitted to the Balloting Agent will constitute an abstention with respect to a vote on the Prepackaged Plan under section 1126(b) of the Bankruptcy Code for purposes of confirmation of the Prepackaged Plan. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN" in the Disclosure Statement.

Balloting Agent............        GS has been appointed as Balloting Agent with
                                   respect to the solicitation of acceptances of the Prepackaged Plan. Ballots and Master
                                   Ballots should be returned to and any
                                   questions regarding how to vote with respect to the Prepackaged Plan and any requests for additional copies of the Ballot or the Master
                                   Ballot, may be directed to GS at (866)
                                   241-2786 (toll free).


                                  REVERSE SPLIT

   The Reverse Split will not have any material impact upon the aggregate capital represented by the shares of Stock for financial statement purposes. However, the par value of the Stock will remain $0.01 per share after the Reverse Split. Therefore, there will be a reduction (before giving effect to the issuance of any shares of Stock in connection with the exchange Offer, the exercise of the Warrants or the Incentive Plan) in Anacomp's stated capital. In connection with the Reverse Split, the Stockholders of record at the effective time of the Reverse Split will receive one share of Stock in exchange for each 3,610.8 shares of Stock then outstanding. The following table reflects the ownership of the Stock, both before and after the Reverse Split:

          Before Reverse Split          After Reverse Split(2)
        ------------------------        -------------------
        Authorized      Issued          Authorized   Issued
        ----------    ----------        ----------   ------

        40,000,000    14,566,198        40,000,000    4,034

   Stockholders may be entitled to receive a fractional interest of a share of Stock as a result of the Reverse Split. For example, a stockholder owning 100 shares of Common Stock before the Reverse Split will be entitled to receive
0.02769 shares of Stock after the Reverse Split.

   The Reverse Split will become effective on the date that the Reverse Stock Split Amendment is filed with the Secretary of State of the State of Indiana (the "Effective Date"). Shortly after the Effective Date, Anacomp will send transmittal forms to the Stockholders to be used in forwarding their certificates representing shares of Stock to Anacomp's registrar or transfer agent for surrender in exchange for certificates representing the whole or fractional shares of Stock resulting from the Reverse Split.

   The Issuer currently has outstanding (a) a total of 355,986 warrants (the "Existing Warrants") issued pursuant to that certain Warrant Agreement between the Issuer and ChaseMellon Shareholder Services, LLC, as Warrant Agent and (b) options (the "Existing Options") exercisable for a total of 1,336,001 shares of its Stock. The Existing Warrants and Existing Options are not included in any of the calculations described herein because, in the case of the Existing Warrants, such Existing Warrants shall expire on June 4, 2001 and, in the case of both the Existing Options and Existing Warrants, such instruments shall, after giving effect to the Reverse Split, be extremely "out of the money"; after giving effect to the Reverse Split, the Existing Warrants would have an exercise price of $41,777.27 per share and the Existing Options would have a weighted average exercise price of $49,106.18 per share.


                              STOCKHOLDERS' MEETING

Date, Time and Place of
  Stockholders' Meeting....        The Stockholders' Meeting to consider and to
                                   vote upon the Reverse Split Amendment will be held on June 11, 2001, at 10 a.m., Pacific
                                   Daylight time, at the Issuer's headquarters located at 12365 Crosthwaite Circle, Poway,
                                   California 92064. If the Prepackaged
                                   Restructuring is pursued and a petition is filed under the Bankruptcy Code, the Issuer expects that an amendment substantially similar to the Reverse Split Amendment will be implemented pursuant to the Prepackaged
                                   Plan.

Record Date; Stockholders
  Entitled to Vote; Quorum.        Holders of Stock at the close of business on
                                   May 7, 2001 (the "Record Date"), will be entitled to vote at the Stockholders'
                                   Meeting. Holders of Stock will be entitled to one vote pershare with respect to the Reverse
                                   Split Amendment. On the Record Date there were 14,566,198 shares of Stock outstanding, of which there were [ __ ] holders of record.
                                   Pursuant to the Indiana Business Corporation
                                   Law (the "IBCL"), the presence in person or by proxy of a majority of the

--------

(2) Before giving effect to the issuance of any shares of Stock in connection with the Exchange Offer, the exercise of the Warrants or the Incentive Plan.

                                   outstanding voting power of the common stock of the Issuer constitutes a quorum for action on the Reverse Split Amendment.

                                   Purpose of Stockholders' Meeting. The purpose of the Stockholders' Meeting is to consider the proposal to approve the Reverse Split Amendment. The Board has unanimously adopted a resolution proposing that the Issuer's Amended and Restated Articles of Incorporation be amended by the Reverse Split Amendment to effect a 3,610.8-for-1 reverse stock split of the Issuer's outstanding shares of Stock. The Reverse Split Amendment is set forth in its entirety in Appendix II to this Memorandum. The Reverse Split Amendment is necessary to permit the Issuer to consummate the Exchange Restructuring on the terms contemplated by the Exchange Offer.

Votes Required.............        Under the IBCL and the Issuer's Amended and
                                   Restated Articles of Incorporation, the
                                   Reverse Split Amendment must receive more affirmative votes than negative votes by stockholders voting in person or by proxy at the Stockholders' Meeting, assuming that a sufficient number of stockholders are present to constitute a quorum. The Issuer's executive officers and directors, as a group, beneficially own [________] shares of the outstanding Stock. Such officers and directors have advised the Issuer that they intend to vote in favor of the Reverse Split
                                   Amendment. See "OWNERSHIP OF COMMON STOCK".
                                   The Stockholder votes with respect to the Reverse Split Amendment will not be effective unless and until the Reverse Split Amendment has been filed with the Secretary of State of Indiana and the Exchange Restructuring has been consummated, in which event the Reverse
                                   Split Amendment will become effective either immediately prior to or contemporaneously with the consummation of the Exchange
                                   Restructuring.

Dissenters' Rights.........        Pursuant to the IBCL, stockholders will not
                                   be entitled to dissenters' rights or rights of appraisal in connection with the Reverse
                                   Split Amendment.

Dilution.....................      Assuming the requisite conditions to the
                                   consummation of the Exchange Offer are
                                   satisfied, the Issuer expects to issue
                                   4,030,000 shares of Stock directly to
                                   exchanging Holders and reserve 783,077
                                   additional shares of Stock issuable upon exercise of the Warrants issued to Stockholders and 403,403 shares of stock issuable as incentive compensation pursuant to the Incentive Plan (as defined and described herein). The 4,030,000 shares issued directly to Holders will represent
                                   99.9% of the total outstanding shares of Stock after giving effect to the Exchange
                                   Restructuring, but excluding shares
                                   obtainable upon exercise of the Warrants or the shares issuable pursuant to the Incentive
                                   Plan, based on the outstanding Stock as of the Record Date. Upon consummation of the Exchange Restructuring, the equity interests of the existing holders of Stock, as a percentage of the total number of outstanding shares of the common stock of the Issuer, will be significantly diluted. Consummating the Prepackaged Plan will have a similar dilutive effect. See "PURPOSE OF THE
                                   RESTRUCTURING" and "RISK FACTORS."

                             DESCRIPTION OF WARRANTS

   The following is a brief description of certain provisions of the Warrants. The Warrants will be issued to the existing holders of Stock under the Warrant Agreement to be dated on or about the Exchange Offer Closing Date between the Issuer and the Warrant Agent (as defined in the Warrant Agreement). The following description of such provisions does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the detailed provisions of the Warrant Agreement, a copy of which is annexed hereto, pursuant to which such securities will be issued. If the requisite vote on the Reverse Split Amendment is not attained, then the Prepackaged Plan will provide that no Warrants shall be issued to Anacomp's existing stockholders and such stockholders shall retain no equity interest in Anacomp following confirmation of the Prepackaged Plan.

Issue......................        783,077 Warrants (the "Warrants") will be
                                   issued to existing holders of Stock upon consummation of the Exchange Offer and after giving effect to the Reverse Split. Each
                                   Warrant will be exercisable as provided
                                   therein and further described below and shall be exercisable for one share of Stock, subject to adjustment, unless redeemed or exchanged earlier by the Issuer.

Exercise Price.............        Each Warrant will be exercisable at an
                                   exercise price ("Exercise Price") of $61.54 per share. Holders of Stock will receive, for each share of Stock held subsequent to the Reverse Split, 194.12 Warrants exercisable, in the aggregate, for 783,077 shares of Stock or approximately 15% of the Stock immediately after giving effect to the Restructuring and the Reverse Split, based on the outstanding
                                   Stock as of the Record Date (and assuming the issuance of all shares issuable as incentive compensation pursuant to the Incentive Plan).
                                   The Exercise Price and the number of shares of Stock purchasable upon exercise of the Warrants are both subject to adjustment in certain cases set forth in the Warrant
                                   Agreement.

                                   No Rights Generally as Stockholders No holder of Warrants will be entitled to any rights generally as a stockholder of the Issuer unless and until such holder has obtained shares of Stock upon the exercise of the Warrants for Stock.

                                   The shares of common stock issuable upon exercise of the Warrants ("Warrant Shares") have not been registered with the Commission and the Warrants may not be exercised until such Warrant Shares have been registered with the Commission. Anacomp will endeavor to file with the Commission, and have declared effective, as soon as practicable following the Exchange Offer Closing Date, a Shelf Registration Statement pertaining to the Warrant Shares.

          SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE ISSUER

   The information in this table should be read in conjunction with the information contained under the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE ISSUER" in Part A and with the consolidated financial statements of the Issuer, including the notes thereto, incorporated by reference herein.

   The following Selected Historical Consolidated Financial Information of the Issuer should be read in conjunction with the consolidated financial statements of the Issuer and the related notes thereto, and other financial data included elsewhere herein. The selected financial information presented below as of and for the years ended September 30, 2000, 1999, 1998, 1997 and for the four months ended September 30, 1996 and eight months ended May 31, 1996 are derived from the audited consolidated financial statements of the Issuer. The summary financial information presented below as of December 31, 2000 and for the three months ended December 31, 2000 and 1999 has been derived from the Issuer's unaudited financial statements. Operating results for the three months ended December 31, 2000 may not be indicative of the results that may be expected for the year ending September 30, 2001.

                                                                                  Reorganized Issuer (a)
                                                          ----------------------------------------------------------------
                                                          Quarter ended   Quarter ended    Year ended       Year ended
(In thousands, except per share data)                       12/31/00        12/31/99        9/30/00           9/30/99
                                                          ----------------------------------------------------------------
Revenues..............................................     $   82,141      $ 101,824       $  383,197       $  442,162
Income (loss) from continuing operations before                               (5,394)
  amortization of reorganization asset, acquired
  in-process research & development, asset
  impairment charges and restructuring charges........          3,222         (5,394)         (12,545)          51,055
Income (loss) from continuing operations..............          3,222         (5,394)         (67,648)         (28,539)
Income (loss) before extraordinary items..............         (7,676)       (15,204)        (111,434)         (67,782)
Net income (loss).....................................         (7,676)       (15,204)(b)     (111,434)(b)      (67,992)(b)

Basic and diluted loss per share......................     $    (0.53)     $   (1.06)      $    (7.70)      $    (4.78)



                                                              Reorganized Issuer (a)             Predecessor Issuer (a)
                                                          ----------------------------------------------------------------
                                                                                             Four months     Eight Months
                                                          Year ended        Year ended          Ended           Ended
(In thousands, except per share data)                      9/30/98           9/30/97           9/30/96         5/31/96
                                                          ----------------------------------------------------------------
Revenues..............................................    $  394,938        $  359,275       $ 117,723       $  256,320
Income (loss) from continuing operations before
  amortization of reorganization asset, acquired
  in-process research & development, asset
  impairment charges and restructuring charges........         46,516           56,171          17,812           36,626

Income (loss) from continuing operations..............        (33,829)         (15,820)         (6,568)          36,626
Income (loss) before extraordinary items..............        (66,635)         (56,850)        (22,009)         112,528
Net income (loss).....................................        (67,749)(b)      (67,811)(b)     (22,009)(b)      164,970(c)

Basic and diluted loss per share......................    $     (4.85)      $    (5.05)      $   (2.19)      $    (d)



                                                    As of
                                                 December 31,                         As of September 30,
                                                 ------------   ---------------------------------------------------------------
                                                    2000          2000         1999          1998          1997         1996
                                                 ------------   ---------   -----------   -----------   ----------   ----------
Current assets..............................     $    89,929    $  85,442   $  117,603    $  147,629    $  164,485   $  160,553
Current liabilities (e).....................         465,149      458,673      124,787       119,859       117,625      146,276
Total assets................................         237,421      238,289      330,517       411,837       381,411      428,570
Long-term debt, less current portion (e)...            ---          ---        312,740       338,851       247,889      217,042
Stockholders' equity (deficit)..............        (238,213)    (230,926)    (117,636)      (47,492)       14,520       58,569

(a) On May 20, 1996, the Issuer's Plan of Reorganization was confirmed by the United States Bankruptcy Court for the District of Delaware and on June 4, 1996, the Issuer emerged from bankruptcy reorganization. The Plan of Reorganization resulted in a reduction of approximately $174 million in principal and accrued interest on the Issuer's debt obligations and in liquidation amount and accrued dividends on its preferred stock. As a result of the Reorganization, the recording of the restructuring transaction and the implementation of Fresh Start Reporting, the Issuer's results of operations after May 31, 1996 (the cutoff date used for financial reporting purposes) (the "Reorganized Issuer") are not comparable to results reported in prior periods (the "Predecessor Issuer"). See Note 7 to the accompanying annual Consolidated Financial Statements for information on the consummation of the Plan of Reorganization and implementation of Fresh Start Reporting.

(b) The net loss for the fiscal years ended September 30, 2000, 1999, 1998 and 1997 and the four months ended September 30, 1996, includes $12 million, $68.4 million, $71.9 million, $72 million and $24.4 million of reorganization asset amortization, respectively. The net loss for the quarter ended December 31, 1999 includes $12 million of Reorganization Asset amortization. In the year ended September 30, 2000, the Issuer recorded a $28.5 asset impairment charge, a $14.6 million restructuring charge and $9 million of inventory write-downs. During the 1999 fourth quarter, the Issuer recorded an $8.2 million asset impairment charge and a $3 million write-off of in-process research and development. The 1998 third quarter included an $8.5 million restructuring charge, and an "Extraordinary loss on extinguishment of debt, net of taxes" of $11 million was recorded in 1997.

(c) The net income for the eight months ended May 31, 1996, includes $92.8 million of reorganization items and an extraordinary gain of $52.4 million related to the Issuer's financial reorganization.

(d) Due to the implementation of Fresh Start Reporting, per share data for the Predecessor Issuer has been excluded as it is not comparable.

(e) The Issuer did not pay a required interest payment on Notes on October 1, 2000 nor did it make the required interest payment to the Holders of the Notes which was due on April 1, 2001. Accordingly, the balance outstanding of $311 million has been classified as a current liability as of September 30, 2000.

                                     PART A

                           THE EXCHANGE RESTRUCTURING

                                  ANACOMP, INC.

                                  RISK FACTORS

   Prior to deciding whether to (a) participate in the Exchange Offer (b) deliver Consents to the Proposed Amendments, and/or (c) vote to accept the Prepackaged Plan, Holders should consider carefully the following factors as well as the other matters described in this Memorandum.

CONSEQUENCES OF THE EXCHANGE OF NOTES

   The terms of the Exchange Offer and the Prepackaged Plan, including the amounts of shares to be paid in the form of Exchange Offer Consideration, have been developed in the course of negotiations with members of the Ad Hoc Noteholders Committee. The terms of the Lock-Up Agreement among the Issuer and members of the Ad Hoc Noteholders Committee are subject to termination upon the occurrence of certain events, as more fully set forth herein. No assurance can be given that the terms of any offer following any such termination would be similar to the Exchange Offer or whether the Exchange Offer could be consummated in any event following such termination.

   Holders that elect not to tender their Notes will not be entitled to receive any amount of the Exchange Offer Consideration (except in the event the Restructuring is effected under the Prepackaged Plan in lieu of the Exchange Offer, in which case such Holders will be entitled to receive such consideration as may be approved by the Bankruptcy Court).

   If a Holder does not tender its Notes and the Exchange Offer is consummated, the Issuer may, with the consent of the members of the Ad Hoc Noteholders Committee, leave such unexchanged Notes outstanding. With respect to such Notes not tendered, the Issuer also reserves the right, subject to the consent of the members of the Ad Hoc Noteholders Committee (but is under no obligation) to purchase such Notes (whether pursuant to open market purchases, negotiated transactions or otherwise and whether for consideration similar or different from that offered in this Exchange Offer), defease such Notes pursuant to the terms of the applicable Notes Indenture or as otherwise agreed with the Holders of such Notes or to redeem such Notes in accordance with their terms.

   Adoption of the Proposed Amendments may have adverse consequences for Holders that elect not to tender their Notes in the Exchange Offer since Holders of Notes outstanding after the Exchange Offer Closing Date will not be entitled to the benefit of substantially all of the restrictive covenants and certain event of default provisions presently contained in the Notes Indentures, and may be subject to certain adverse tax consequences. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Non-participating Holders." The elimination of these restrictive covenants and other provisions would permit the Issuer to, among other things, incur indebtedness, pay dividends or make other payments that would otherwise have been restricted, and incur liens or make investments which would otherwise not have been permitted. See "THE PROPOSED AMENDMENTS." It is possible that any such actions that the Issuer would be permitted to take as a result of the Proposed Amendments to the Notes Indentures will adversely affect the interests of the non-tendering Holders. The Notes are currently in default, as the Issuer has not made two required interest payments.

   To the extent Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the untendered Notes could be adversely affected.

   In addition to the solicitation of Consents to the Proposed Amendments, the Issuer is soliciting Acceptances of the Prepackaged Plan. If the Issuer receives sufficient Acceptances, but the conditions to the consummation of the Exchange Offer are not satisfied, then the Issuer will proceed with the Prepackaged Restructuring, in which case Holders of Notes are likely to receive, subject to Bankruptcy Court approval, substantially the same consideration for the Notes that they would have received upon the consummation of the Exchange
Offer, but after a longer period of time.

   If the Issuer determines that it is or will be unable to complete the Restructuring, the Issuer will consider all financial alternatives available to it at such time, which may include the implementation of an alternative restructuring arrangement outside of bankruptcy or the commencement of a Chapter 11 bankruptcy case with or without a preapproved plan of reorganization. Any alternative restructuring could result in a liquidation of the

Issuer rather than a reorganization. In addition, any reorganization that may result could be on terms less favorable to the Holders than the terms of the Prepackaged Restructuring. If a liquidation or a protracted and non-orderly reorganization were to occur, there is a risk that the ability of the Holders to recover their investments would be more impaired than under the Prepackaged Restructuring and would be substantially delayed.

RISKS ASSOCIATED WITH PREPACKAGED RESTRUCTURING

   Commencement of bankruptcy proceedings, even if only to confirm the Prepackaged Plan, could adversely affect the relationship between the Issuer and its employees, customers and suppliers. This, in turn, could adversely affect Issuer's ability to obtain confirmation of the Prepackaged Plan. In addition, even if all classes of impaired creditors accept the Prepackaged Plan, the Prepackaged Plan may not be confirmed by the Bankruptcy Court. Additionally, the Issuer believes that the length of any bankruptcy proceedings commenced by the Issuer, including one seeking confirmation of the Prepackaged Plan, would be subject to considerable uncertainty and that the completion of such proceedings could be delayed for reasons beyond the control of the Issuer. Finally, there can be no assurance that the Bankruptcy Court will decide that this Memorandum and the Disclosure Statement meet the disclosure requirements of the Bankruptcy Code or that the Acceptances are effective for the purpose of approving the Prepackaged Plan. See "CERTAIN RISK FACTORS" in the Disclosure Statement.

RISK THAT ISSUER'S FUTURE OPERATIONAL AND FINANCIAL PERFORMANCE MAY VARY
   MATERIALLY FROM THE PROJECTIONS INCLUDED IN THIS MEMORANDUM

   The projected financial information contained in this Memorandum is based on the Issuer's estimated results of operations based upon certain assumptions described more fully under "FINANCIAL PROJECTIONS" in the Disclosure Statement. The Issuer does not intend to update or otherwise revise the projections to reflect events or circumstances existing or arising after the date of this Memorandum or to reflect the occurrence of unanticipated events. The independent public accountants for the Issuer have not examined or provided any other form of assurance on the projected financial information. Consequently, no person other than the Issuer assumes any responsibility for the projected financial information. The projected financial information necessarily is based upon numerous estimates and assumptions, including that the Issuer will timely and successfully implement the Restructuring and achieve the results described in "FINANCIAL PROJECTIONS" in the Disclosure Statement. These estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties, contingencies and risks, many of which are beyond the control of the Issuer. Actual results may vary from these projections and the variations may be material. Financial projections are necessarily speculative in nature and one or more of the assumptions underlying these projections may prove not to be valid. The projections should not be regarded as a representation by the Issuer, any of its affiliates or any other person that the projections will be achieved. Holders are cautioned not to place undue reliance on the projected financial information contained in this Memorandum.

RISK OF OWNING THE STOCK
ADEQUATE LIQUIDITY

   After the Exchange Restructuring, the Issuer will continue to have a working capital facility ("Facility") in place encumbering substantially all of its assets. Inherent in this Facility will also be covenant restrictions concerning the commitment limits of the Facility including levels of collateral, financial covenants, and limitations on capital expenditures which could have an adverse impact on the Issuer's future liquidity and ability to implement its business plan.

ADVERSE EFFECT OF GROWTH OF ALTERNATE TECHNOLOGIES

   Revenues for the Issuer's micrographics services and products, including COM service revenues, COM system revenues, maintenance service revenues and micrographics supplies revenues, have been adversely affected for each of the past five fiscal years (see "--Declines in Revenues and Profits") and could in the future be substantially adversely affected by, among other things, the increasing use of digital technology. COM revenues which represented 71% of the Issuer's fiscal 2000 revenues, 83% of 1999 fiscal revenues, 91% of 1998 fiscal revenues and 95% of 1997 fiscal revenues, declined 26% in fiscal 2000 and 22% in the first quarter of fiscal 2001 (as measured against the first quarter of fiscal 2000.).

   The effect of digital and other technologies on the demand for micrographics depends, in part, on the extent of technological advances and cost decreases in such competing technologies. The recent trend of technological advances and attendant price declines in digital systems and products is expected to continue. As a result, in certain instances, potential micrographics customers have deferred, and may continue to defer, investments in micrographics systems (including the Issuer's XFP 2000 COM system) and the utilization of micrographics service centers while evaluating the abilities of digital and other technologies.

   The continuing development of local area computer networks and similar systems based on digital technologies has resulted and will continue to result in many customers of the Issuer changing their use of micrographics from document storage, distribution and access to primarily archival use. The Issuer believes this is at least part of the reason for the declines in recent years in both sales and prices of the Issuer's duplicate film, readers and reader/printers. The Issuer's service centers also are producing fewer duplicate microfiche per original for customers, reflecting this use of micrographics primarily for storage. The rapidly changing document management industry also has resulted in price competition in certain of the Issuer's businesses, particularly COM services.

   Therefore, the Issuer has been and expects to continue to be impacted adversely by the decline in the demand for COM services, the high fixed costs and declining market for COM systems and the attendant reduction in supplies. The Issuer's revenues for maintenance of COM systems have declined in part because of efficiencies associated with the Issuer's XFP 2000 COM systems, but are expected to continue to decline as a result of lesser use and fewer sales of COM systems. The growth of alternate technologies has created consolidation in the micrographics segment of the document management industry. To the extent consolidation in the micrographics segment has the effect of causing major providers of micrographics services and products to cease providing such services and products, the negative trends in the segment, such as competition from alternate technologies described above, may accelerate.

DECLINES IN REVENUES AND PROFITS

   As a result of the rapidly changing nature of the document management industry, the Issuer, excluding the effects of acquisitions, has experienced declining or flat revenues and operating margins in each of the last five fiscal years. For further discussion by business line of recent trends in revenues and operating margins, see "Management's Discussion and Analysis of Financial Condition and Results of Operations".

AVAILABILITY AND PRICE OF POLYESTER AND CERTAIN OTHER SUPPLIES

   Certain parties are the sole suppliers of some of the Issuer's raw materials and products. The Issuer purchases all of its duplicate microfilm and most of its magnetic media base polyester products from SKC America, Inc. and SKC Limited (collectively, "SKC"). In addition to SKC, the Eastman Kodak Company ("Kodak") supplies to the Issuer on an exclusive basis film and a proprietary, patented film canister used in the Issuer's XFP 2000 COM system and also supplies to the Issuer substantially all of the Issuer's requirements for original microfilm for earlier-generation COM systems. Any disruption in the supply relationship between the Issuer and such suppliers could result in delays or reductions in product shipment or increases in product costs that adversely affect the Issuer's operating results in any given period. In the event of any such disruption, there can be no assurance that the Issuer could develop alternative sources of raw materials and supplies at acceptable prices and within reasonable times. For a further description of the Issuer's raw material needs and supply relationships, see "Business--Raw Materials and Suppliers."

ACQUISITIONS

   The Issuer has used acquisitions in the past to try to offset declining services revenues and to increase market share. The Issuer is expected to depend, in part, on acquisitions to try to increase revenues and market share (the Issuer's growth prospects set forth herein and in the Financial Projections found in the Disclosure Statement are, in large part, based upon the anticipation of such acquisitions), and there can be no assurance that the Issuer will be able to effect any such further acquisitions. Future acquisitions could be financed by internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of the foregoing. There can be no assurance that the Issuer will be able to make acquisitions on terms favorable to the Issuer. If the Issuer completes acquisitions, it will encounter various associated risks, including the possible inability to integrate an acquired business into the Issuer's manufacturing systems, potential increased goodwill amortization, diversion of management's attention and unanticipated problems or liabilities, some or all of which could have a material adverse effect on the Issuer's operations and financial performance. The Issuer's potentially impaired liquidity may hinder its ability to consummate future acquisitions. See "--Adequate Liquidity."

NEW SERVICES AND PRODUCTS

   The Issuer is introducing new document management services and products, certain of which will incorporate digital technologies. The Issuer has limited experience in the manufacture, sale or marketing of new services and products, especially those incorporating new digital technologies. However, the Issuer is relying on such new services and products to generate significant cash flows in the future.

   These services and products currently are being introduced and, accordingly, have limited or no revenues to date. The markets for such new services and products are very competitive, and there can be no assurance that the Issuer's services and products will achieve market acceptance. The Issuer's currently in the process of reeducating and refocusing its sales force to sell its new services and products, as well as its more traditional COM services and products, and there can be no assurance that this will be successfully achieved. The Issuer intends to hire a limited number of new sales personnel to help sell certain of its digital services and products. In addition, the extent to which the Issuer will be able to maintain technological support for such new products is unclear. Any liquidity problems encountered by the Issuer also may hinder the development and deployment of new digital services and products. See "--Adequate Liquidity."

INTERNATIONAL

   The Issuer's financial results are dependent in part on its international operations, which represented approximately 29% of revenues for fiscal year 2000, 26% of revenues for fiscal 1999 and 31% of revenues for fiscal 1998. The Issuer expects that its international operations will continue to be a significant portion of the Issuer's business. However, the Issuer is in varying stages of discussions with third parties regarding the possible sale of certain of its international assets and legal entities. Certain risks are inherent in international operations, including exposure to currency fluctuations. From time to time in the past, the Issuer's financial results have been affected both favorably and unfavorably by fluctuations in currency exchange rates. Unfavorable fluctuations in currency exchange rates also may have an adverse impact on the Issuer's revenues and operating results. The Issuer currently does not have any hedging arrangements, although it may enter into such arrangements in the future. Distributions of earnings and other payments (including interest) received from the Issuer's operating subsidiaries and affiliates may be subject to withholding taxes imposed by the jurisdictions in which such entities are formed or operating, which will reduce the amount of after-tax cash the Issuer can receive from its foreign subsidiaries.

COMPETITION

   The Issuer competes in highly competitive markets with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. A number of these competitors have multiple business lines as well as substantially greater financial and other resources available to them, and there can be no assurance that the Issuer can compete successfully with such other companies. Competitive pressures or other factors could cause the Issuer's products to lose market share or result in significant price erosion, which would have a material adverse effect on the Issuer's results of operations. See "Business."

MARKET VALUE OF SECURITIES MAY FLUCTUATE

   The market value of the securities to be issued in the Exchange Restructuring will depend on the future performance of the Issuer and on factors generally affecting the securities markets (including, for example, interest rates), which factors are influenced by conditions beyond the Issuer's control.

DIVIDEND RESTRICTIONS

   The Issuer's borrowing agreements limit the ability of the Issuer to pay cash dividends on the Issuer's capital stock.

DILUTION

   Upon completion of the Exchange Offer or the Prepackaged Plan, as applicable, the Issuer will issue up to 4,030,000 shares of Stock directly to Holders and will reserve 783,077 shares of Stock for issuance upon exercise of the Warrants and 403,403 shares of Stock for issuance to management and employees as incentive compensation pursuant to the Incentive Plan. The issuance of such shares upon exercise of the Warrants will result in dilution of the equity interests of the holders of Stock (as a percentage of outstanding shares of Stock) which could adversely affect the market price and the value of the Stock. Immediately following the consummation of the Exchange Restructuring or the Prepackaged Plan, as applicable, the 4,030,000 shares issued directly to exchanging Holders will represent 99.9% of the total outstanding shares of Stock, excluding shares obtainable upon exercise of the Warrants or issuable to management and employees as incentive compensation pursuant to the Incentive Plan. Based on the number of shares of Stock outstanding as of the Record Date (after giving effect to the Reverse Split and the Exchange Restructuring), if all such Warrants are exercised, and securities relating to incentive compensation issued, such percentage would drop to approximately 77.3%. In addition, there can be no assurance that the Issuer will not need to issue additional Common Stock in the future in order to achieve its business plan or if it does not achieve its projected results or for other reasons, which could lead to further dilution to Holders participating in the Exchange Offer.

RISKS ARISING FROM REVERSE SPLIT

   Substantially all of the Stockholders of the Issuer will experience, as a result of the Reverse Split, a reclassification and conversion of the total number of shares of Stock that each of such Stockholders held prior thereto into less than one whole share of Stock. Since no securities exchange, inter-dealer quotation system or other securities trading arrangement maintains a market in fractional shares of Stock, each Stockholder of the Issuer who receives, as a result of the Stock Split, a fractional share will no longer be able to realize-through customary securities trading arrangements - the market value of such fractional share of Stock.

   Moreover, as a result of the Reverse Split, no existing Stockholder will own beneficially 100 or more whole shares of Stock. Brokerage commissions and other costs of transactions in "odd-lots" of less than 100 shares of Stock are generally somewhat higher than costs of transactions in "round-lots" of even multiples of 100 shares.

   FOR A DISCUSSION OF CERTAIN ADDITIONAL RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH VOTING ON THE PREPACKAGED PLAN, SEE "CERTAIN RISK FACTORS" IN THE DISCLOSURE STATEMENT.


                   BACKGROUND AND PURPOSE OF THE RESTRUCTURING

                                   BACKGROUND

   A. Operations and Financial Results.

   Anacomp's business and financial growth have slowed in recent years. Two primary factors have led to Anacomp's deteriorating financial condition: (a) an erosion of its core COM business, and (b) the Issuer's heavy investment in its docHarbor business unit.

   Anacomp had established itself as one of the world's leading providers of COM equipment. In fiscal 2000, 71% of Anacomp's revenues were COM related. Increasingly, however, organizations want instant, reliable access to the information they need, and they want that information delivered to their personnel via the Internet, intranets or extranets, for use with desktop browsers. Many organizations want web-based access to their customers via the Internet. This trend is leading many organizations to re-evaluate their document-management requirements, causing a shift away from microfiche and into digital technology. In fiscal year 2000, Anacomp's COM related revenues decreased 26% from fiscal 1999 COM related revenues. Also in fiscal 2000, the Document Solutions business unit experienced an 18% decrease in COM related revenues, Technical Services COM revenues decreased 22%, and DatagraphiX
COM revenues decreased 38%, as compared to fiscal 1999 COM related revenue.

   In fiscal 2000, DatagraphiX shipped only 24 COM systems compared to the shipment of 78 COM systems in fiscal 1999, a trend that eventually led to the decision to cease manufacturing operations. In addition to manufacturing the COM systems, DatagraphiX also sold the related consumable supplies (silver halide film, non-silver duplicating microfilm and chemicals), which generated high margins. As more companies have switched from COM technology to digital technology, demand for COM consumables has also declined.

   In response to this shift in technology, Anacomp made a significant commitment to develop a digital solution through acquisitions and a heavy investment in research and development. Anacomp's engineering, research and development expenses totaled $10.1 million in fiscal 2000, $10.0 million in fiscal 1999 and another $9.0 million in fiscal 1998. In August of 1999, Anacomp purchased Litton Adesso Software, Inc. for $17 million and incurred approximately $1.6 million of additional costs for the purposes of using this software as the technology platform for docHarbor. This emerging operation recorded negative EBITDA of $25 million in fiscal 2000. Substantially all of the funds invested in the docHarbor business unit were obtained by borrowing against the Facility. See "DESCRIPTION OF EXISTING INDEBTEDNESS--Senior Secured
Credit Facility."

   The combined impact of the declining COM revenues and increased research and development costs related to docHarbor created a liquidity crisis for Anacomp in July of 2000. Anacomp reported a loss of approximately $111 million and negative cash flows from operations totaling $29 million during fiscal 2000. As of December 31, 2000, Anacomp had a working capital deficiency of $375 million (including the $311 million in Notes that were classified as current) and a stockholders' deficit amounting to $238 million.

   Anacomp is currently in violation of several covenants under the Facility, which had outstanding borrowings of $57.6 million (plus approximately $6 million in letters of credit) at December 31, 2000. However, Anacomp and the Bank Group have reached an agreement to amend and continue the Facility and - with respect to those covenants of which Anacomp is in default - to provide Anacomp with a forbearance of default remedies valid through May 15, 2001 or June 20, 2001 (depending on certain circumstances more fully described herein). See:
"DESCRIPTION OF EXISTING INDEBTEDNESS SENIOR SECURED CREDIT FACILITY". This forbearance agreement (the "Forbearance Agreement") places additional restrictions on the Prepetition Credit Agreement and requires Anacomp to meet additional covenants and operating requirements.

   On October 1, 2000, Anacomp did not make a required $17 million interest payment to the holders of the Notes. Similarly, on April 1, 2000, the Issuer did not make a required $17 million interest payment to holders of the Notes. The aggregate principal amount of Notes outstanding is $310 million.

   B. Restructuring Activities.

   Given the foregoing, Anacomp and its Board of Directors initiated the following activities to deal with Anacomp's liquidity position and defaulted debt and improve its prospects for a restructuring.

      1. Reorganization of Workforce and Discontinuation of DatagraphiX.

   In fiscal 2000, Anacomp affected a reorganization of its workforce in the United States and Europe, reorganized parts of its corporate staff and, due to the poor performance of the manufacturing side of the business, Anacomp decided to eliminate the DatagraphiX and COM manufacturing operations. These activities resulted in the termination of nearly 300 employees in the United States and in Europe. Anacomp recorded restructuring charges of $14.6 million in fiscal year 2000. Layoffs took place in February, June and September of 2000.

      2. Management and Organizational Changes.

   Anacomp made several changes in its key personnel, including the replacement of its Chief Executive Officer. Ralph Koehrer, formerly Anacomp's Chief Executive Officer, resigned and, effective August 10, 2000, Edward P. Smoot became Anacomp's Chief Executive Officer. Mr. Smoot is an experienced CEO with a track record of turning around financially troubled companies. Mr. Smoot was President and Chief Executive Officer of Nelco International from 1993 until 1999. In addition, Donald W. Thurman, Chief Operating Officer, resigned effective August 31, 2000. David B. Hiatt, formerly Anacomp's Chief Financial Officer, was named to replace Mr. Thurman as Chief Operating Officer in November. At that time, Linster W. Fox, formerly the Corporate Controller, was appointed Chief Financial Officer. In addition, both the United States portion of Document Solutions and docHarbor were reorganized to streamline the management structure and decision-making processes, and to ensure that key positions were filled by highly qualified talent.

      3. Restructuring Professionals.

   In June of 2000, Anacomp retained Crossroads LLC ("Crossroads") to assist it with operational and financial restructuring activities. Crossroads is a nationally known turnaround management-consulting firm with offices in California, Texas, Connecticut and New York. Crossroads has been instrumental in assisting Anacomp with implementing additional cash controls, developing a weekly cash-forecasting model and addressing the concerns and objectives of its lenders and other constituents.

   During the summer of 2000, Anacomp also retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as financial advisor to assist Anacomp in restructuring Anacomp's debt and exploring strategic alternatives. In the months since DLJ's retention, DLJ was acquired by an affiliate of Credit Suisse First Boston Corporation ("CSFB"). CSFB continues to advise Anacomp in connection with the Restructuring.

      4. Cash Flow, Financial Planning, Process and MIS Improvements.

   Immediately upon realizing its liquidity issues, Anacomp instituted a rigorous cash flow forecasting and monitoring process in conjunction with its restructuring advisors. A weekly reporting package has been developed which is distributed to all senior management which contains Anacomp's cash flow forecast and position as well as important key metrics for all businesses. This process not only allowed Anacomp to monitor and improve its liquidity position but also keep its lenders fully apprised of Anacomp's financial position on a weekly basis. As part of this process, Anacomp identified various business processes that could be changed or centralized to increase cash flow. It has also renegotiated its lease at its Poway headquarters. Anacomp has since formed a corporate function reporting to the CEO to continue this process.

   Anacomp has developed and implemented a business plan that focuses on maximizing cash flow by controlling costs, curtailing non-essential capital expenditures, limiting investments, and concentrating on its more profitable areas of operations and product lines. As part of this process, Anacomp has developed a "bottoms-up" forecasting methodology that has provided much more visibility and accuracy in the forecasting and planning process than was heretofore available. Thus far Anacomp has met or exceeded its forecast since this process was implemented.

   Going forward, Anacomp has developed a robust, growth-oriented business plan which management believes can be successfully implemented if Anacomp is restructured as contemplated and described in this Memorandum.

      5. docHarbor Transaction.

   With the initiation of its restructuring process, Anacomp has been exploring strategic alternatives for docHarbor, including a possible sale of the division, and asked CSFB to assist it in launching this endeavor. This initiative was made particularly critical given that Anacomp's lenders, as a condition of the Forbearance Agreement, will not allow non-budgeted investments to be made in the docHarbor business unit. Although significant cost cutting measures have been implemented, docHarbor still generates costs approximately $1 million of net negative cash flow per month. On January 17, 2001, Anacomp announced it had entered into a non-binding Letter of Intent to sell the docHarbor business unit to a large corporate buyer. The transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. It is expected that Anacomp's Document Solutions business will continue to use docHarbor for its Internet-based document services. Although there can be no assurance the sale will be consummated, it is expected that terms of the sale will be finalized in the third quarter of fiscal 2001. If the sale is not completed, the Issuer will continue to evaluate its docHarbor business in an effort to preserve cash and meet its other commitments. The net proceeds of the docHarbor transaction are expected to be approximately $15 million, although such amount is merely an estimate and such net proceeds may, in fact, be materially greater or less than $15 million. During the first and second quarters of fiscal year 2001, management continued to take actions in an effort to improve docHarbor's operating results and cash flows.

   If the docHarbor Transaction does not occur, Anacomp currently intends to wind down that business and to fold certain aspects of that business into Anacomp's current operations. The costs associated with such wind down would be significant and would include payment of severance and vacation pay or obligations, shipping, storage, engineering costs, travel costs, retention incentives (to provide incentives for remaining employees to assist in the wind down) and miscellaneous facility shut down costs. Anacomp estimates that the cash costs of such a wind down would total about $6,100,000, and the negative impact on profit would be approximately $7,700,000. Although Anacomp strongly believes that such a wind down would not in any way threaten Anacomp's viability, the anticipated costs associated with such wind down would, in all likelihood, negatively affect Anacomp's overall profitability and reorganization value.

      6. Ad Hoc Noteholders Committee.

   In the fall of 2000, the Issuer commenced negotiations with the Ad Hoc Noteholders Committee. Together, the members of the Ad Hoc Noteholders Committee own approximately 51% of the outstanding principal amount of the Notes. The Issuer does not have complete information regarding the beneficial ownership of the Notes, and is unaware of any affiliations between the Holders, on the one hand, and the officers and directors of the Issuer, on the other hand.

   The members of the Ad Hoc Noteholders Committee have agreed, pursuant to the terms and subject to the conditions of the Lock-Up Agreement, to refrain from selling their Notes, to tender their Notes for Stock in accordance with the terms of the Exchange Restructuring, to deliver their Consents to the Proposed Amendments and to deliver their Acceptances of the Prepackaged Plan.

   Unless: (a) at least 98% of the aggregate unpaid principal amount of the Notes is validly tendered and is not withdrawn prior to the Exchange Offer Expiration Date; (b) the proposal to adopt the Reverse Split Amendment (as defined herein) receives more affirmative votes than negative votes by Stockholders voting in person or by proxy at the Stockholders' Meeting (assuming the presence of a quorum); and (c) Holders representing at least a majority of the outstanding principal amount of the Notes deliver the Requisite consents, then, assuming the Issuer has received the requisite acceptances to the Prepackaged Plan, the Issuer will file the Prepackaged Plan under Chapter 11 of the Bankruptcy Code.

   The agreement of the members of the Ad Hoc Noteholders Committee to refrain from selling their Notes, to tender their Notes, to deliver their Consents, and to vote in favor of the Prepackaged Plan is embodied in the Lock-Up Agreement, among the Issuer and the members of the Ad Hoc Noteholders Committee. Pursuant to the terms of the Lock-Up Agreement and subject to the conditions thereto, each of the members of the Ad Hoc Noteholders Committee has agreed to refrain from selling its Notes and to accept the Restructuring and, concomitantly, agreed not to take any action to enforce, or to exercise remedies with respect to, the Notes, or either of the Notes Indentures, during the term of the Lock-Up Agreement.

   The Lock-Up Agreement may be terminated by the members of the Ad Hoc Noteholders Committee, by written notice to the Issuer, upon the occurrence of certain events or circumstances including, without limitation, the following:

      (a) at any time after June 30, 2001, if the requisite conditions to the consummation of the Exchange Offer are not satisfied and the Issuer has not filed the Prepackaged Plan and the Disclosure Statement with the Bankruptcy Court;

      (b) at any time after September 17, 2001, if an order confirming the Prepackaged Plan has not been entered by the Bankruptcy Court;

      (c) if the Issuer fails to achieve certain measures of financial performance; or

      (d) upon the occurrence of certain events constituting a material adverse change to the business, prospects or results of operation of the Issuer and its domestic subsidiaries, taken as a whole.

   So long as the conditions set forth in the Lock-Up Agreement are satisfied, the members of the Ad Hoc Noteholders Committee will continue to be bound by the provisions thereof. If, however, the Issuer determines that it will be unable to complete the Restructuring, the Issuer will consider all financial alternatives available to it at such time, which may include the implementation of an alternative restructuring arrangement without commencing a case under the Bankruptcy Code or, alternatively, the commencement of a case under the Bankruptcy Code with or without a preapproved plan of reorganization. See "RISK FACTORS--Consequences of The Exchange of Notes." There can be no assurance, however, that any alternative restructuring will result in a reorganization of the Issuer rather than a liquidation, or that any such reorganization will be on terms as favorable to the Holders as the terms of the Prepackaged Restructuring. If a liquidation or a protracted and/or non-orderly reorganization were to occur, there is a risk that the ability of the Holders to recover their investments would be even more impaired than under the Prepackaged Restructuring and would be substantially delayed.


                          PURPOSE OF THE RESTRUCTURING.

   The purpose of the Restructuring is to enhance the economic viability of the Issuer by adjusting the Issuer's capitalization (including debt levels) to reflect currently anticipated revenues that are substantially lower than those anticipated at the time of the issuance of the Notes. Specifically, the Restructuring is designed to reduce the Issuer's debt obligations related to the Facility and Notes from approximately $398.2 million at February 28, 2001 to approximately $56 million on a pro forma basis as of the Exchange Offer Closing Date and assuming 100% of the

Notes are tendered in the Exchange Offer. While not admitting an inability on its part to pay its debts or other obligations when due, absent the Restructuring, the Issuer may not be able to satisfy its obligations under the Notes. The Issuer is, therefore, seeking to restructure the debt associated with the Notes.


                          RESTRUCTURING CONSIDERATIONS.

   Anacomp directed its financial advisor, CSFB, to prepare valuation analyses to determine a range of enterprise values of Anacomp, based upon information contained in this Memorandum and information it has made available to CSFB. The valuation analyses did not address other aspects of the proposed Restructuring or any related transaction. The valuation analyses were prepared for the information of the Board in connection with its consideration of the Restructuring and do not constitute a recommendation to any Holder of the Notes as to how to vote or act on any matter relating to the Restructuring. CSFB's estimate of a range of enterprise values does not constitute an opinion as to the fairness from a financial point of view of the consideration to be received under the Exchange Offer or the Prepackaged Plan or of the terms and provisions of the Exchange Offer or the Prepackaged Plan.

   In arriving at its views on valuation, CSFB reviewed this Memorandum, the Prepackaged Plan and certain related documents, as well as publicly available business and financial information relating to Anacomp. CSFB also reviewed other information relating to Anacomp, including the fiscal 2001 to 2005 financial projections set forth in this Memorandum, which Anacomp provided to and discussed with CSFB, and CSFB met with the management of Anacomp to discuss its business and prospects. CSFB prepared a discounted cash flow applied on the unlevered free cash flows that Anacomp would generate assuming Anacomp's financial projections were realized. Based upon discussions with management, CSFB then applied a range of perpetual growth rates and discount rates based upon the weighted average cost of capital for comparable companies. CSFB also considered financial data of Anacomp and compared that data with similar data for other publicly held companies in businesses similar to Anacomp, and the selling price, to the extent available, of recently sold companies in businesses similar to Anacomp, as well as other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

   In connection with its review, CSFB did not assume any responsibility for independent verification of any of the information that was provided to, or otherwise reviewed by it and it relied on that information being complete and accurate in all material respects. With respect to financial projections, CSFB was advised by the Issuer's management, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Anacomp's management as to the future financial performance of Anacomp after giving effect to the proposed Exchange Offer or the Prepackaged Plan, as the case may be. Certain of the results projected by the management of Anacomp are materially better than the recent historical results of operations of Anacomp. As a result, to the extent that the estimate of enterprise values is dependent upon Anacomp performing at the levels set forth in the financial projections, such analyses must be considered speculative. If the business performs at levels below those set forth in the financial projections, such performance may have a material impact on the financial projections and on the estimated range of values derived therefrom. In addition, CSFB assumed that the Restructuring would be completed in accordance with the terms of the Exchange Offer or the Prepackaged Plan, as the case may be, without any amendments, modifications or waivers and also assumed that in the course of obtaining the necessary consents for the Restructuring, there will be no delays, modifications or restrictions imposed that will have a material adverse effect on the contemplated benefits of the Restructuring to Anacomp. CSFB was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Anacomp, and was not furnished with any such evaluations or appraisals. CSFB's valuation analyses were based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, CSFB as of the date of this Memorandum.

   The preparation of valuation analyses is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, many of which are beyond the control of Anacomp and CSFB. The valuation range indicated by CSFB's analyses is not necessarily indicative of the prices at which the Stock or other securities of Anacomp may be bought or sold or predictive of future financial results or values, which may be significantly more or less favorable than those indicated by the analyses. Actual market prices of such securities at issuance and thereafter will depend upon market conditions and the prospects, financial and otherwise, of Anacomp. Accordingly, CSFB's analyses and estimates are inherently subject to substantial uncertainty. In addition, the estimated range of enterprise values is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of the date of this Memorandum. It should be understood that, although subsequent developments may affect CSFB's conclusions, CSFB does not have any obligation to update, revise or reaffirm its estimate.

   As a result of such analyses, reviews, discussions, considerations and assumptions, CSFB has advised Anacomp that, based upon and subject to the foregoing, as of the date of this Memorandum, CSFB's valuation analyses indicated that the enterprise value of Anacomp as of an assumed Exchange Offer Closing Date or Effective Date, as the case may be, of June 30, 2001, would be between $120.0 million and $180.0 million. CSFB's estimate of a range of enterprise values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Exchange Offer or the Prepackaged Plan or of the terms and provisions of the Exchange Offer or the Prepackaged Plan.


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2000, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2000, and Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended December 31, 2000, have been prepared giving effect to the exchange of the Notes plus accrued interest for shares of Anacomp's Stock. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with "SELECTED CONSOLIDATED FINANCIAL DATA" and MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" and Anacomp's Consolidated Financial Statements and related notes thereto contained elsewhere in this Memorandum.

   The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended September 30, 2000 and for the three months ended December 31, 2000 were prepared as if the Exchange Offer had been consummated by October 1, 1999. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2000 was prepared as if the Exchange Offer had been consummated on December 31, 2000.

   The pro forma adjustments are based on available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, and the other information pertaining to the Company appearing elsewhere in this document or incorporated herein.

   THESE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE FINANCIAL CONDITIONS OR RESULTS OF OPERATIONS OF THE COMPANY HAD THE TRANSACTIONS DESCRIBED THEREIN BEEN CONSUMMATED ON THE RESPECTIVE DATES INDICATED AND ARE NOT INTENDED TO BE PREDICTIVE OF THE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE COMPANY AT ANY FUTURE DATE OR FOR ANY FUTURE PERIOD.

ANACOMP, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2000
(in thousands)


                                      HISTORICAL                     PRO FORMA
                                     DECEMBER 31,    PRO FORMA      DECEMBER 31,
                                         2000       ADJUSTMENTS         2000
                                     ------------   -----------     ------------
ASSETS
  Current:
  Cash and cash equivalents........    $ 22,548     $  (7,931)(5)(6) $ 14,617
  Accounts receivable..............      53,803                        53,803
  Inventories......................       8,119                         8,119
  Prepaid expenses and other.......       5,459                         5,459
                                     ------------   -----------     ------------

  TOTAL CURRENT ASSETS.............      89,929        (7,931)         81,998

  Property and equipment, net......      41,612                        41,612

  Other assets.....................      10,132        (3,223)(1)(5)    6,909
  Goodwill.........................      95,748          -             95,748
                                     ------------   -----------     ------------

  TOTAL ASSETS.....................    $237,421     $ (11,154)       $226,267

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

  Current:
  10 7/8% senior subordinated
   notes payable...................    $311,193     $(311,193)(1)   $    -
  Senior secured revolving
   credit facility.................      57,575          -             57,575
  Accounts payable.................      18,971                        18,971
  Accrued compensation, benefits
   & withholdings..................      15,110          -             15,110
  Accrued interest.................      26,023       (25,284)(2)         739
  Accrued income tax...............       3,371         1,199 (7)       4,570
  Other current liabilities........      32,906                        32,906
                                     ------------   -----------     ------------

  TOTAL CURRENT LIABILITIES........     465,149      (335,278)        129,871
                                     ============   ===========     ============

  Other long-term liabilities......      10,485          -             10,485
                                     ------------   -----------     ------------

  Common stock.....................         146          (106)(3)          40
  Additional paid-in capital.......     111,324        66,533 (3)(4)  177,857
  Accumulated other
   comprehensive loss..............      (5,013)         -             (5,013)
                                                              (4)(5)
                                     ------------   -----------     ------------
  Accumulated deficit..............    (344,670)      257,697 (6)(7)  (86,973)
                                     ------------   -----------     ------------
  TOTAL STOCKHOLDERS' EQUITY
   (DEFICIT).......................    (238,213)      324,124          85,911
                                     ------------   -----------     ------------

  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY (DEFICIT)..    $237,421     $ (11,154)       $226,267
                                     ============   ===========     ============
------------

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ANACOMP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended September 30, 2000
(in thousands, except per share amounts)

                                     HISTORICAL                     PRO FORMA
                                       YEAR                           YEAR
                                    SEPTEMBER 30,   PRO FORMA      SEPTEMBER 30,
                                       2000        ADJUSTMENTS        2000
                                   -------------   -----------     ------------

Revenues..........................   $ 383,197     $    -           $383,197

Cost of revenues..................     266,331          -            266,331
                                   -------------   -----------     ------------

Gross margin......................     116,866          -            116,866

Costs and Expenses
  Engineering, selling, general
   & administrative...............     110,097        (1,257)(1)     108,840
  Amortization of intangible
   assets.........................      19,314          -              19,314
  Amortization of reorganization
   asset..........................      12,003          -              12,003
  Restructuring charges...........      14,607          -              14,607
  Asset impairment charges........      28,493          -              28,493
                                   -------------   -----------     ------------
Operating loss from continuing
  operations......................     (67,648)        1,257          (66,391)



Interest income...................       1,225           -              1,225
Interest expense and fee
  amortization....................     (41,000)       34,015 (2)       (6,985)
Other.............................        (825)         -                (825)
                                   -------------   -----------     ------------

Loss before income taxes..........    (108,248)       35,272          (72,976)

Income taxes......................       1,550          -               1,550
                                   -------------   -----------     ------------

Loss from continuing operations...   $(109,798)    $  35,272        $ (74,526)
                                   =============   ===========     ============

Basic and diluted loss from
  continuing operations per share.   $   (7.59)                     $  (18.47)
Weighted average number of
  shares outstanding..............      14,470       (10,436)(3)        4,034
                                   -------------   -----------     ------------

EBITDA............................   $  26,900     $   1,257 (1)    $  28,157
                                   -------------   -----------     ------------

------------

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ANACOMP, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Three Months Ended December 31, 2000
(in thousands, except per share amounts)

                                       HISTORICAL                    PRO FORMA
                                      THREE MONTHS                 THREE MONTHS
                                          ENDED                        ENDED
                                      DECEMBER 31,    PRO FORMA    DECEMBER 31,
                                          2000       ADJUSTMENTS       2000
                                      ------------   -----------   ------------

Revenues..........................     $ 82,141      $   -         $ 82,141

Cost of revenues..................       53,960          -           53,960

Gross margin......................       28,181          -           28,181

Costs and Expenses
  Engineering, selling, general
   & administrative...............       22,279        (1,427)(1)    20,852
  Amortization of intangible
   assets.........................        2,680          -            2,680
Operating income..................        3,222         1,427         4,649

Interest income...................          356          -              356
Interest expense and fee
  amortization....................      (11,121)        8,826 (2)    (2,295)
Other.............................          254           -             254

Income (loss) before income taxes.       (7,289)       10,253         2,964

Income taxes......................          387         1,199 (4)     1,586

Net income (loss).................     $ (7,676)     $  9,054      $  1,378

Basic and diluted income (loss)
  per share.......................     $  (0.53)                   $   0.34
Weighted average number of
  shares outstanding..............       14,569       (10,535)(3)     4,034

EBITDA............................     $ 11,245      $  1,427 (1)  $ 12,672

------------

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                 ANACOMP, INC.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

   The pro forma adjustments assume that the Exchange Offer will be accomplished as outlined in the Exchange Offer. The pro forma adjustments relating to the Exchange Offer and related transactions are summarized in the following notes.

   The Exchange Offer assumes that the transaction will be consummated outside of a Chapter 11 case. However, if less than a majority of the existing voting shareholders do not approve the reverse stock split or less than 98% of the aggregate unpaid principal amount of the Notes do not tender in the Exchange Offer, the Company plans to affect the transaction via the Prepackaged Restructuring whereby the Company would file the Prepackaged Plan as outlined in the Disclosure Statement. If the Prepackaged Restructuring is used, the Company would implement the provisions of SOP 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code". Under SOP 90-7, if the reorganization value of the Company is less than the amount of allowed claims and post petition liabilities, fresh start accounting would apply. The Company believes that the reorganization value of the Company on the effective date of the Prepackaged Plan will be less than the amount of allowed claims and post-petition liabilities and that the Company will adopt fresh start accounting upon its emergence from bankruptcy. The provisions of fresh start accounting require that the Company revalue its assets and liabilities at fair value, reset its stockholders' equity using the reorganization value established in the bankruptcy, and record any applicable reorganization value in excess of amounts allocable to identifiable assets. In the event of a Prepackaged Restructuring, the amounts in the accompanying pro forma condensed consolidated financial statements would change materially to comply materially with SOP 90-7.

BALANCE SHEET

   The pro forma condensed consolidated balance sheet includes estimated pro forma adjustments necessary to give effect to the Exchange Offer as if it had occurred on December 31, 2000 and reflects the estimated fair value of the Company's stock issued in connection with the Exchange Offer, after giving effect to the reverse split.

   The pro forma adjustments are described as follows:

(1) To reflect the elimination of $310 million of Notes and the related unamortized discount and premium and write-offs of unamortized deferred financing fees of $4,168 as a result of the Notes retired through the Exchange Offer.

(2) To reflect the write-off of accrued interest on $310 million of Notes retired through the Exchange Offer.

(3) To reflect the issuance of 4,030,000 shares of common stock to the Noteholders in exchange for $310 million of Notes, after giving effect to the reverse stock split of 3,610.8 to 1.

(4) To record the extraordinary gain on extinguishment of indebtedness totaling $265,883 as a result of the retirement of $310 million of Notes and related accrued interest in the Exchange Offer. The Company has estimated that the enterprise value of Anacomp will range between $120 million and $180 million on or about June 30, 2001, the anticipated Exchange Offer Closing Date or Effective Date. The extraordinary gain, included in retained earnings, has been calculated using an enterprise value of $124 million, which management believes is the most appropriate estimate. Any change in management's estimate of enterprise value would cause a change to the accompanying pro forma condensed consolidated balance sheet by increasing or decreasing the extraordinary gain (retained earnings) with a corresponding offset to the value assigned to the common stock.

(5)   To record estimated professional fees and expenses totaling $7,607.
      The fees and expenses consist of estimated deferred financing fees of $945 related to the amendment of the Facility, and estimated direct expenses of $6,662 related to the Exchange Offer.

(6) To record additional interest expense of $324 related to the amended Facility based on the terms of an Amended and Restated Credit Agreement Term Sheet.

(7) To record estimated income tax provision on the pro forma operating income for the three months ended December 31, 2000 assuming the Company's net operating loss carryforwards are fully utilized to offset the gain on the Exchange Offer in (4) above.

STATEMENTS OF OPERATIONS

   The pro forma condensed consolidated statements of operations include adjustments necessary to give effect to the Exchange Offer as if it had been consummated by October 1, 1999.

   The pro forma adjustments for the year ended September 30, 2000 and the three months ended December 31, 2000 are summarized as follows:

(1) To reflect the elimination of professional fees and consulting expenses relating to the Exchange Offer.

(2) To reflect the elimination of interest expense ($33,713 and $8,428, respectively) and amortization of deferred financing fees and discount and premium on $310 million of Notes and to record additional interest on the Facility to reflect the expected increased interest rate on the Facility based on the Company's current term sheet offer from the Bank Group.

(3) To give effect to the issuance of 4,030,000 shares of common stock to Noteholders in exchange for $310 million of Notes, after giving effect to the reverse split of 3,610.8 to 1.

(4) To record estimated income tax provision on the pro forma operating income for the three months ended December 31, 2000 assuming the Company's net operating loss carryforwards are fully utilized to offset the gain on the Exchange Offer in (4) above.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

   The information in this table should be read in conjunction with the information contained under the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE ISSUER" in Part A and with the consolidated financial statements of the Issuer, including the notes thereto, incorporated by reference herein.

   The following Selected Historical Consolidated Financial Information of the Issuer should be read in conjunction with the consolidated financial statements of the Issuer and the related notes thereto, and other financial data included elsewhere herein. The selected financial information presented below as of and for the years ended September 30, 2000, 1999, 1998, 1997 and for the four months ended September 30, 1996 and eight months ended May 31, 1996 are derived from the audited consolidated financial statements of the Issuer. The summary financial information presented below as of December 31, 2000 and for the three months ended December 31, 2000 and 1999 has been derived from the Issuer's unaudited financial statements. Operating results for the three months ended December 31, 2000 may not be indicative of the results that may be expected for the year ending September 30, 2001:

                                                                                  Reorganized Issuer (a)
                                                          ----------------------------------------------------------------
                                                          Quarter ended   Quarter ended    Year ended       Year ended
(In thousands, except per share data)                       12/31/00        12/31/99        9/30/00           9/30/99
                                                          ----------------------------------------------------------------
Revenues..............................................     $   82,141      $ 101,824       $  383,197       $  442,162
Income (loss) from continuing operations before
  amortization of reorganization asset, acquired
  in-process research & development, asset
  impairment charges and restructuring charges........          3,222         (5,394)         (12,545)          51,055
Income (loss) from continuing operations..............          3,222         (5,394)         (67,782)         (28,539)
Income (loss) before extraordinary items..............         (7,676)       (15,204)        (111,434)         (67,782)
Net income (loss).....................................         (7,676)       (15,204)(b)     (111,434)(b)      (67,992)(b)

Basic and diluted loss per share......................     $    (0.53)     $   (1.06)      $    (7.70)      $    (4.78)




                                                              Reorganized Issuer (a)             Predecessor Issuer (a)
                                                          ----------------------------------------------------------------
                                                                                             Four months     Eight Months
                                                          Year ended        Year ended          Ended           Ended
(In thousands, except per share data)                      9/30/98           9/30/97           9/30/96         5/31/96
                                                          ----------------------------------------------------------------
Revenues..............................................    $   394,938       $  359,275       $ 117,723       $  256,320
Income (loss) from continuing operations before
  amortization of reorganization asset, acquired
  in-process research & development, asset
  impairment charges and restructuring charges........         46,516           56,171          17,812           36,626
Income (loss) from continuing operations..............        (33,829)         (15,820)         (6,568)          36,626
Income (loss) before extraordinary items..............        (66,635)         (56,850)        (22,009)         112,528
Net income (loss).....................................        (67,749)(b)      (67,811)(b)     (22,009)(b)      164,970(c)

Basic and diluted loss per share......................    $     (4.85)      $    (5.05)      $   (2.19)      $    (d)




                                                    As of
                                                 December 31,                         As of September 30,
                                                 ------------   ---------------------------------------------------------------
                                                    2000          2000         1999          1998          1997         1996
                                                 ------------   ---------   -----------   -----------   ----------   ----------
Current assets..............................     $    89,929    $  85,442   $  117,603    $  147,629    $  164,485   $  160,553
Current liabilities (e).....................         465,149      458,673      124,787       119,859       117,625      146,276
Total assets................................         237,421      238,289      330,517       411,837       381,411      428,570
Long-term debt, less current portion (e)...            ---          ---        312,740       338,851       247,889      217,042
Stockholders' equity (deficit)..............        (238,213)    (230,926)    (117,636)      (47,492)       14,520       58,569


(a) On May 20, 1996, the Issuer's Plan of Reorganization was confirmed by the United States Bankruptcy Court for the District of Delaware and on June 4, 1996, the Issuer emerged from bankruptcy reorganization. The Plan of Reorganization resulted in a reduction of approximately $174 million in principal and accrued interest on the Issuer's debt obligations and in liquidation amount and accrued dividends on its preferred stock. As a result of the Reorganization, the recording of the restructuring transaction and the implementation of Fresh Start Reporting, the Issuer's results of operations after May 31, 1996 (the cutoff date used for financial reporting purposes) (the "Reorganized Issuer") are not comparable to results reported in prior periods (the "Predecessor Issuer"). See Note 7 to the accompanying annual Consolidated Financial Statements for ___ information on the consummation of the Plan of Reorganization and implementation of Fresh Start Reporting.

(b) The net loss for the fiscal years ended September 30, 2000, 1999, 1998 and 1997 and the four months ended September 30, 1996, includes $12 million, $68.4 million, $71.9 million, $72 million and $24.4 million of reorganization asset amortization, respectively. The net loss for the quarter ended December 31, 1999 includes $12 million of Reorganization Asset amortization. In the year ended September 30, 2000, the Issuer recorded a $28.5 asset impairment charge, a $14.6 million restructuring charge and $9 million of inventory write-downs. During the 1999 fourth quarter, the Issuer recorded an $8.2 million asset impairment charge and a $3 million write-off of in-process research and development. The 1998 third quarter included an $8.5 million restructuring charge, and an "Extraordinary loss on extinguishment of debt, net of taxes" of $11 million was recorded in 1997.

(c) The net income for the eight months ended May 31, 1996, includes $92.8 million of reorganization items and an extraordinary gain of $52.4 million related to the Issuer's financial reorganization.

(d) Due to the implementation of Fresh Start Reporting, per share data for the Predecessor Issuer has been excluded as it is not comparable.

(e) The Issuer did not pay a required interest payment on Notes on October 1, 2000 nor did it make the required interest payment to the Holders of the Notes which was due on April 1, 2001. Accordingly, the balance outstanding of $311 million has been classified as a current liability as of September 30, 2000.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   Certain statements in this Memorandum constitute ___ "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Issuer, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include among others: general economic and business conditions; industry trends; industry capacity; competition; raw materials costs and availability; currency fluctuations; the loss of any significant customers; changes in business strategy or development plans; successful development of new products; availability, terms and deployment of capital; ability to meet debt service obligations; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulations; and other factors referenced in this Memorandum. The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan" and similar expressions or statements regarding future periods are intended to identify forward-looking statements. All forward-looking statements are inherently uncertain as they involve substantial risks and uncertainties beyond the Issuer's control. The Issuer undertakes no obligation to update or revise any forward-looking statements for events or circumstances after the date on which such statement is made. New factors emerge from time to time, and it is not possible for the Issuer to predict all of such factors. Further, the Issuer cannot assess the impact of each such factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

OVERVIEW AND RECENT EVENTS

   Recently, Anacomp's revenues, operating results, cash flows and liquidity have been negatively impacted by a number of factors, including a significant decline in the Issuer's COM business, restructuring and reorganization of certain of its operations, and negative cash flows related to the docHarbor business unit.

   The Issuer is experiencing substantial liquidity issues and is in default on its senior secured revolving credit facility (the "Facility"), which totaled $57.6 million at December 31, 2000. The Issuer and the lenders for this facility (the "Bank Group") are operating under an agreement that amends and continues the Facility and provides Anacomp with a forbearance of default remedies valid through June 20, 2001 (under certain circumstances more fully described herein). See "DESCRIPTION OF EXISTING INDEBTEDNESS SENIOR SECURED CREDIT FACILITY". The forbearance agreement places additional restrictions on the Facility and requires the Issuer to meet additional covenants and operating requirements, including certain spending limitations. The Issuer and the Bank Group are currently negotiating an extension of the forbearance agreement and an amendment of the Facility.

   On October 1, 2000, the Issuer did not make a required $17 million interest payment to Holders of the Notes, which totaled $310 million at December 31, 2000. Similarly, on April 1, 2001, the Issuer did not make a required $17 million interest payment to holders of the Notes.

   In addition to working with Anacomp's lenders and their advisors to address the defaults and seek possible financing alternatives, management is continuing to evaluate all of the Issuer's operations. New strategic directions are being examined and the Issuer is determining what other actions might be taken to improve operations and cash flows and help satisfy or restructure its debt obligations. Alternatives being explored include possible discontinuance or sale of certain business units or parts thereof and fundamental changes in corporate activities and structure. The Issuer is in varying stages of discussions with third parties regarding the possible sales of certain assets and lines of business. An example of actions being taken was a reduction in expenditure levels in the Issuer's docHarbor business unit late in fiscal 2000 to reduce cash outflows. These reductions were designed to bring costs more in line with anticipated revenue growth as well as to comply with requirements imposed by the Bank Group. On January 17, 2001, the Issuer announced it had entered into a non-binding Letter of Intent to sell its docHarbor business unit to a large corporate buyer. The transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. It is expected that Anacomp's Document Solutions business unit will continue to use docHarbor's services for its Internet-based document services. Although there can be no assurance the sale will be consummated, it is expected that terms of the sale will be finalized in the third quarter of fiscal 2001. If the sale is not completed, the Issuer will continue to evaluate its docHarbor business unit in an effort to preserve cash and meet its other commitments. Management has continued to take actions in an effort to improve docHarbor's operating results and cash flows.

RESULTS OF OPERATIONS

   THREE MONTHS ENDED DECEMBER 31, 2000 VS. THREE MONTHS ENDED DECEMBER 31, 1999

   General. Anacomp reported a net loss of $7.7 million for the three months ended December 31, 2000, compared to a net loss of $15.2 million for the three months ended December 31, 1999. Operating income for the first quarter of fiscal 2001 was $3.2 million compared to an operating loss of $5.4 million for the three months ended December 31, 1999.

   Revenues. The Issuer's revenues decreased 19% from $101.8 million for the three months ended December 31, 1999, to $82.1 million for the three months ended December 31, 2000. The decrease was the result of the $17 million decline in COM-related revenues across the Document Solutions and Technical Services business units in addition to a $3 million decrease in digital and renewal revenues across the business units. The Issuer expects that COM revenues will continue to decline in fiscal year 2001.

   Document Solutions COM related revenues decreased 21% from the prior year period, from $38.6 million to $30.6 million. Revenues contributed by digital services and products decreased 20% over the prior year period, from $19.9 million to $15.9 million. This decrease was primarily related to fewer digital-related contracts in the Issuer's international operations.

   Technical Services revenues (including results of operations from the former DatagraphiX business unit) decreased from the prior year period, from $42.5 million to $33.2 million. Approximately $5 million of this decline resulted from declining revenues from the COM maintenance business, and an additional approximately $5 million was due to the discontinuance of certain manufacturing operations in fiscal 2000 combined with the continuing decline in the market for COM systems and supplies. Prior year COM revenues included $1.1 million related to the sale to Kodak of certain COM systems maintenance contracts for Kodak COM systems.

   docHarbor revenues increased $1.5 million versus the prior year period. This was the result of increased revenues from existing customers and new customer orders.

   Gross Margins. The Issuer's gross margin decreased from $37.6 million (37% of revenues) for the three months ended December 31, 1999, to $28.2 million (34% of revenues) for the three months ended December 31, 2000. The decrease in company-wide gross margins was primarily the result of continued declines in COM-related services and supplies sales.

   Technical Services gross margins (including results of operations from the former DatagraphiX business unit) decreased from 42% to 34% of revenues in the quarter ended December 31, 2000. This was primarily the result of the lower level of revenues in the current-year quarter and the $1.1 million gross margin recorded in December 1999 from the sale to Kodak of certain COM systems maintenance contracts for Kodak COM systems. Document Solutions gross margin increased slightly to 38% of revenues in the quarter ended December 31, 2000, from 36% of revenues in the prior year period. docHarbor gross margins improved from the prior year period as the result of cost reductions and a reduction in infrastructure development implemented at the end of fiscal year 2000.

   Engineering, Research and Development. Engineering, ___ research and development expense decreased from $2.5 million for the three months ended December 31, 1999, to $1.7 million for the three months ended December 31, 2000. This decrease was primarily the result of lower expenses related to the discontinuance of certain manufacturing operations effective October 1, 2000 and the resulting decrease in support engineering expenses.

   Selling, general and administrative. Selling, general and administrative expenses decreased from $23.1 million for the three months ended December 31, 1999, to $20.5 million for the three months ended December 31, 2000. This decrease was primarily the result of cost reduction efforts implemented in the second and third quarters of fiscal 2000, offset in part by increased legal, professional and financial advisory costs.

   Amortization of intangible assets. Amortization of intangible assets decreased 50% from $5.4 million (5% of revenues) for the three months ended December 31, 1999, to $2.7 million (3% of revenues) for the three months ended December 31, 2000. This decrease is primarily the result of the completion of amortization for prior acquisitions and reduced amortization related to impaired intangibles written off in fiscal 2000.

   Amortization of reorganization asset. Amortization of reorganization assets was $12 million in the fiscal period ended December 31, 1999. This charge in the first quarter of fiscal year 2000 completed the amortization of the reorganization asset.

   Interest Expense. Interest expense increased from $9.6 million for the three months ended December 31, 1999, to $11.1 million for the three months ended December 31, 2000. This increase was the result of a higher level of borrowings at higher interest rates on the Facility in the current year period.

   Provision for Income Taxes. The provision for income taxes ($387 thousand for the quarter ended December 31, 2000, and $521 thousand for the quarter ended December 31, 1999) related primarily to earnings of certain foreign subsidiaries.

FISCAL YEAR ENDED SEPTEMBER 30, 2000 VS. FISCAL YEAR ENDED SEPTEMBER 30, 1999

   Revenues. The Issuer's revenues totaled $383.2 million in fiscal 2000, a decrease of 13.3%, or $59 million, from $442.2 million in fiscal 1999. The Issuer experienced declines in revenues of $40.8 million in its DatagraphiX business line, $13.2 million in Document Solutions, and $8 million in Technical Services. Revenues in the docHarbor business line increased $3 million, nearly double its fiscal 1999 revenues.

   The $40.8 million decrease in DatagraphiX revenue resulted primarily from an accelerated decline in the market for COM systems and supplies. This was partially offset by increased revenues from contract manufacturing. On June 1, 2000, the Issuer announced a restructuring of the DatagraphiX business unit, merging this unit into the Issuer's Technical Services business unit, and the discontinuance of certain manufacturing operations effective October 1, 2000.

   The $13.2 million decrease in Document Solutions revenue was primarily due to a continued decline in its COM outsourcing business. The decrease was partially offset by increased revenues in the Issuer's digital services business.

   The $8 million decrease in Technical Services revenue was the result of the overall decline in the COM maintenance business. This decline was partially offset by growth in new third-party maintenance agreements.

   The $3 million increase in docHarbor revenues reflects the Issuer's continued emphasis on new technology, as well as a growing digital customer base.

   Gross Margin. The Issuer's gross margins decreased 33.6% during the past year, declining from $176 million (39.8% of revenues) in fiscal 1999 to $116.9 million (30.5% of revenues) in fiscal 2000. This decrease was primarily due to results in the DatagraphiX and docHarbor business units.

   docHarbor's gross margin decreased from breakeven in 1999 to a negative $8.1 million in 2000. The decrease was the result of increased investment in docHarbor's infrastructure in fiscal 2000. The DatagraphiX margins, as a percentage of revenue, decreased 22.6%, due primarily to the reduction in revenues, a decision in the fiscal third quarter to eliminate manufacturing operations, and the related $9 million write-down of inventories. Gross margins for Document Solutions and Technical Services remained essentially unchanged from the prior year period of 35% and 47%, respectively.

   Engineering, Research and Development. The Issuer's research and development spending increased slightly to $10.1 million in fiscal 2000. Spending on digital product offerings, including docHarbor, decreased $0.8 million, or 11.3%, to $7.1 million in fiscal 2000, from $7.9 million in fiscal 1999.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 8%, from $92.6 million (20.9% of revenues) in fiscal 1999 to $100.0 million (26.1% of revenues) in fiscal 2000. This increase primarily resulted from increased sales and marketing efforts for the docHarbor and Document Solutions business units, as well as severance and other costs related to changes in senior management.

   Amortization of Reorganization Asset. Amortization of reorganization asset decreased 82.5% from $68.4 million (15.5% of revenues) in fiscal 1999 to $12 million (3.1% of revenues) in fiscal 2000. Fiscal year 2000 included only two months of amortization expense compared to a full year of amortization expense in the prior year.

   Amortization of Intangible Assets. Amortization of intangible assets decreased 13.8%, from $22.4 million (5.1% of revenues) in fiscal 1999 to $19.3 million (5% of revenues) in fiscal 2000. This decrease was primarily the result of the completion of amortization for a number of fiscal 1997 acquisitions and reduced amortization related to intangibles written off in the fiscal 1999 fourth quarter.

   Restructuring Charges. In fiscal 2000, the Issuer recorded restructuring charges of $14.6 million related to the reorganization of its workforce in the United States and Europe, a reorganization of parts of the corporate staff, and the phase-out of certain manufacturing operations.

   Asset Impairment Charges. In the 1999 third quarter, the Issuer sold its Magnetics Division for $37 million and a $3 million note due in fiscal 2009. In the third quarter of fiscal 2000, it became apparent that the buyers of the Magnetics Division would be unable to repay the note. As a result, the Issuer has written off the $2.7 million note.

   During the fiscal 2000 third quarter, the Issuer discontinued certain development projects after determining they were no longer consistent with the Issuer's strategic direction. This resulted in the write-off of certain assets totaling $2.3 million.

   As a result of discontinuing its manufacturing operations and the downsizing of facilities, the Issuer recognized a write-down of $2 million related to its leasehold improvements and equipment in fiscal 2000.

   The Issuer has recorded goodwill impairment charges of $21.4 million in fiscal 2000. These charges were due to the Issuer's ongoing liquidity problems, changes in strategic direction and the projected cash flow shortfalls in certain of the international businesses.

   Interest Expense and Fee Amortization. Interest expense increased 1.6%, from $40.4 million in fiscal 1999 to $41.0 million in fiscal 2000. This was primarily the result of increased borrowings under the Facility in fiscal year 2000, partially offset by lower interest rates.

   Provision for Income Taxes. The provision for income taxes on continuing operations in fiscal 2000 of $1.6 million primarily related to earnings of certain foreign subsidiaries.

   Discontinued Operations. During the second quarter of fiscal 1999, the Issuer adopted a plan to divest its Magnetics Division. For financial reporting purposes, the divestiture was effective at the end of the second quarter of fiscal 1999, and the Issuer recognized a gain on the sale of the division during the third quarter of fiscal 1999. However, as a result of changes in the Issuer's business strategy and the related effect on certain Magnetics Division obligations, the Issuer revised certain estimates of costs to be incurred in connection with this disposition, resulting in a charge of $1.6 million being recorded in the third quarter of fiscal 2000.

FISCAL YEAR ENDED SEPTEMBER 30, 1999 VS. FISCAL YEAR ENDED SEPTEMBER 30, 1998

   Revenues. The Issuer's revenues increased by 12%, or $47.3 million, from $394.9 million in fiscal 1998 to $442.2 million in fiscal 1999. The Issuer experienced increased revenues of $65.1 million (14.7% of revenues) in its Document Solutions business unit, increased revenues of $1.2 million in its docHarbor business unit, and a revenue decline of $18.6 million (4.2% of revenues) in its DatagraphiX product lines.

   The $65.1 million increase in Document Solutions revenues resulted primarily from the June 1, 1998 acquisition of First Image Management Company ("First Image") and the inclusion of its operating results for the entire fiscal year ended September 30, 1999, compared to four months in the prior fiscal year.

   The $1.2 million increase in docHarbor revenue in fiscal 1999 was a 347% increase from 1998 and reflects the Issuer's continued emphasis on new technology. The Issuer secured new contracts with four major customers in fiscal 1999. In addition, fiscal 1999 results included a full year of revenues from contracts initiated in fiscal 1998.

   The $18.6 million decrease in DatagraphiX revenue was the result of the Issuer's discontinuance of the sale of duplicate microfilm to the reseller market in the fiscal 1998 fourth quarter, as well as the declining sales of original COM microfilm and duplicate microfilm, which is consistent with the gradual decline of COM units in service worldwide.

   Gross Margin. The Issuer's gross margins increased 11.1% from $158.4 million (40.1% of revenues) in fiscal 1998 to $176 million (40% of revenues) in fiscal 1999.

   The Document Solutions margins, as a percentage of revenue, decreased 2.8 percentage points from fiscal 1998 to fiscal 1999. The decrease was the result of decreases in average selling prices and of costs incurred for the consolidation of the First Image business data centers. The Technical Services margins, as a percentage of revenue, were essentially unchanged from fiscal 1998 to fiscal 1999. The DatagraphiX margins, as a percentage of revenue, increased
3.8 % because of an increase in hardware sales and the discontinuance in the fiscal 1998 fourth quarter of lower margin duplicate film sales.

   In the fourth quarter of fiscal year 1999, the Issuer recorded an impaired asset charge of $8.2 million based on a review of each of the Issuer's acquisitions, projected future undiscounted cash flows and modifications to its strategic direction.

   Engineering, Research and Development. The Issuer's research and development spending increased 10.5% from $9 million in fiscal 1998 to $10 million in fiscal 1999. Spending on digital product offerings, including the Electronic Policy Warehouse and docHarbor, increased $3.2 million, or 69% to $7.9 million in fiscal 1999 from $4.7 million in fiscal 1998.

   Selling, General and Administrative Expenses. Selling, General and Administrative expenses increased 2.1% from $90.7 million (23% of revenues) in fiscal 1998 to $92.6 million (20.9% of revenues) in fiscal 1999. This increase in expense resulted primarily from operating costs of the First Image business and costs related to the new strategic marketing initiatives.

   Write-Off of Acquired In-Process Research and Development. The write-off of acquired in-process research and development costs of $3 million, incurred in the fourth quarter of fiscal 1999, relates to certain acquisition costs.

   The value of acquired in-process research and development was computed using a discounted cash flow analysis on the anticipated income stream of the related product sales. The value assigned to acquired in-process research and development was determined by estimating the costs to develop the acquired in-process research and development into commercially viable products, estimating the resulting net cash flows from the products and discounting the net cash flows to their present value. With respect to the acquired in-process research and development, the calculations of value were adjusted to reflect the value creation efforts Adesso created prior to the close of the acquisition.

   Amortization of Intangible Assets. Amortization of intangible assets increased 82.9% from $12.2 million (3.1% of revenues) in fiscal 1998 to $22.4 million (5.1% of revenues) in fiscal 1999. This increase is primarily related to the amortization of goodwill associated with the First Image acquisition in the fiscal 1998 third quarter.

   Interest Expense and Fee Amortization. Interest expense increased 16.7% from $34.6 million in fiscal 1998 to $40.4 million in fiscal 1999. This was the result of the increased level of debt, related to the June 1998 acquisition of First Image, for an entire year.

   Provision for Income Taxes. The provision for income taxes on continuing operations in fiscal 1999 includes $3.1 million on earnings of the Issuer's foreign subsidiaries and $1.9 million of domestic taxes, after considering the impact of the extraordinary loss. Of the $1.9 million domestic tax provision, approximately $0.6 million is currently payable. The Issuer's effective tax rate increased from 42% of taxable income from continuing operations in fiscal 1998 to 213% of taxable income in 1999. This increase in percentage was primarily the result of the 1999 charges for impaired assets and write-off of acquired in-process research and development that were not deductible for tax purposes. In addition, fiscal 1999 results included an increase over the prior year in amortization expense, also non-deductible for tax purposes, of goodwill. This was primarily the result of a full year of amortization expense related to the First Image acquisition compared to only four months of related expense in fiscal 1998.

   Discontinued Operations. During the second quarter of fiscal 1999, the Issuer adopted a plan to divest its Magnetics Division. For financial reporting purposes, the divestiture was effective as of the end of the second quarter of fiscal 1999. The Magnetics Division recognized income from operations of $0.8 million for the six months ending March 31, 1999 compared to $2.2 million for all of fiscal 1998. The Issuer recognized a net gain of $2.2 million on the sale of The Magnetics Division in fiscal 1999.

LIQUIDITY AND CAPITAL RESOURCES

   The Issuer has a Facility with a syndicate of banks and Fleet as agent (collectively, the "Bank Group"). The outstanding borrowings under the Facility were $57.6 million at December 31, 2000. The Issuer is in violation of certain of its financial covenants. During the third quarter of fiscal 2000, the Issuer reached an agreement with the Bank Group to amend the Facility and to provide Anacomp with a waiver, which was in effect through October 26, 2000, with respect to those covenants of which the Issuer is in default. On October 26, 2000, the Bank Group declared Anacomp in violation of certain financial covenants of the Facility and the Issuer entered into a forbearance agreement with the Bank Group to amend the Facility and to delay the exercise of certain rights and remedies provided to the Bank Group under the Facility until June 20, 2001 (under certain circumstances more fully described herein). See: ___ "DESCRIPTION OF EXISTING INDEBTEDNESS SENIOR SECURED CREDIT FACILITY".

   In the event the Bank Group accelerates payment of Anacomp's outstanding borrowings, the Issuer's ability to make such payment will be dependent on generating sufficient cash from potential asset sales or obtaining alternate financing. See "Overview and Recent Events". There can be no assurance that the Issuer will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Issuer, if at all, or in amounts sufficient to satisfy the Issuer's obligations.

   The Issuer has outstanding $310 million of Notes. An interest payment on the Notes of approximately $17 million is due semi-annually on October 1 and April 1 of each year. The agent for the Bank Group provided notice to the trustee of the Notes on October 26, 2000 (the "Notice Date") that the Issuer was in default of certain covenant provisions in the Facility. Under the provisions of the Notes Indentures, due to the default under the Facility, the Issuer cannot make payments in satisfaction of the Notes or any related accrued interest for 179 days from the Notice Date. As a result, the Issuer did not make the interest payment that was due on October 1, 2000 nor did it make the payment due on April 1, 2001.

   The significant operating and liquidity issues being experienced by the Issuer raise substantial doubt about the Issuer's ability to continue as a going concern. The Issuer has prepared its financial statements assuming the Issuer will continue as a going concern. Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Issuer be unable to continue as a going concern.

   Anacomp had negative working capital of $375 million at December 31, 2000, compared to negative working capital of $373 million at September 30, 2000. The working capital deficiency is primarily due to $310 million in Notes, $57.6 million borrowed under the Facility and $26 million of accrued interest payable. Net cash provided by continuing operations was $8.9 million for the three months ended December 31, 2000, compared to net cash used in operations of $8.7 million in the comparable prior year period. The $17.6 million improvement to cash flows from operations from the prior year was primarily the result of the non-payment of $17 million in interest expense on the Issuer's Notes due on October 1, 2000.

   Net cash used in investing activities was $1 million in the current three-month period, compared to cash used in investing activities of $3.6 million in the comparable prior year period. This decrease reflects the Issuer's emphasis to control its expenditures to maximize liquidity. Expenditures during both periods were primarily for purchases of equipment.

   Net cash provided by financing activities decreased $10.2 million during the three months ended December 31, 2000, from the same period in the prior year. This decrease was principally the result of no borrowings against the Facility in the current year compared to $12 million in borrowings against the Facility in the prior year period.

   The Issuer's cash balance totaled $22.5 million at December 31, 2000 compared to $14 million at September 30, 2000.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

   Revenue generated outside the United States, as a percentage of total revenues, was 29% in fiscal 2000, 26% in fiscal 1999 and 31% in fiscal 1998. Fluctuations in foreign exchange rates could impact operating results through translation of the financial statements of the Issuer's subsidiaries.

   The Issuer has in the past entered into hedging agreements, but is not a party to any hedging agreement currently. The Issuer is exposed to the risk of future foreign currency exchange rate fluctuations, which is accounted for as an adjustment to stockholders' equity. Therefore, changes from reporting period to reporting period in the exchange rates between various foreign currencies and the U.S. Dollar have had and will continue to have an impact on the accumulated other comprehensive loss component of stockholders' equity reported by the Issuer, and such effect may be material in any individual reporting period.

   The Issuer's bank revolving credit facility is affected by the general level of U.S. interest rates. The Issuer had $57.6 million outstanding under the Facility on December 31, 2000.


                      BUSINESS AND PROPERTIES OF THE ISSUER

   The Issuer's financial results for fiscal 2000 were disappointing, with decreased revenues resulting in diminished cash flows and liquidity concerns. The Issuer has defaulted upon certain financial covenants set forth in the Facility, and it failed to make $17 million interest payments on the Notes in October 2000 and April 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the Notes to the Issuer's Consolidated Financial Statements for additional information with respect to the Issuer's fiscal 2000 financial performance and its current liquidity concerns.

DOCUMENT-MANAGEMENT INDUSTRY

   The document-management industry, in which the Issuer conducts business, provides businesses and other organizations with services and products for storing, distributing and accessing documents. Today, the rapid increase in the number of documents generated in both commercial and non-commercial sectors and the rapid advance of digital technologies are fueling swift growth in this industry. Leading analysts estimate that the overall document-management market exceeded $11 billion in 2000 and project a compound annual growth rate of more than 16% over the next three years.

   Industry experts identify several key trends that are shaping the document-management industry. One of these trends is that organizations want to access and utilize the knowledge embedded in the billions of documents they create, process and store. Increasingly, organizations want instant, reliable access to the information they need, and they want that information delivered to their personnel via the Internet, intranets or extranets, for use with desktop browsers. Many organizations also want to provide this web-based access to their customers via the Internet. This trend is leading many organizations, especially document-intensive commercial entities, to re-evaluate their document-management requirements and implement web-based solutions to meet those requirements.

   Another trend shaping the document-management industry is the increasing popularity of outsourcing. In general, by outsourcing non-core business functions, an organization can increase its focus on its core competencies while taking advantage of the expertise and economies of scale offered by dedicated service providers. For many organizations, the document-management function is an excellent candidate for outsourcing. By choosing an outsource solution over an in-house system, the organization can obtain superior capabilities, reduce operational and capital costs, have faster time-to-market, and avoid the challenge of keeping pace with changes in technology and user requirements. Many industry experts believe that outsource-service providers with the expertise and resources to provide a complete, cost-effective document-management solution will gain an increasing share of the market in coming years.

   A third trend shaping the document-management industry is heightened focus on application-specific solutions. Organizations are no longer content with generic document-management products or services; rather, they demand solutions tailored to the specific tasks their personnel and customers perform, including the ability to have appropriate business information easily available in ___ customer interactions. As a result, leading document-management providers are analyzing their customers' key business processes, particularly interactions with the end-customer, and developing solutions tailored to those processes.

   In response to these trends, expert Application Service Providers ("ASPs") have begun to offer Internet-based document-management solutions for specific business applications, provided as an outsource service. These web-based service solutions can provide an organization a significant competitive advantage by giving its personnel and customers superior access to information with lower cost and greater convenience than the organization could achieve with an in-house system.

OVERVIEW OF THE ISSUER

   The Issuer is a leading document-management provider, offering a broad range of document-management services. Building on three decades of experience in applying technology to solve organizations' document-management challenges, the Issuer currently specializes in using web-based and media-based technologies to provide efficiencies that help its customers maximize the value of their important documents. The Issuer is also one of the world's leading providers of multi-vendor technical services, offering expert installation and maintenance services for a broad array of storage, printing, network and Computer Output to Microfiche ("COM") equipment.

   Anacomp manages its business through three business units:

     (a) Document Solutions - which provides document management outsource services through its worldwide network of document-processing centers;

     (b) docHarbor - which provides Internet-based digital document-management services; and

     (c) Technical Services - which provides COM and CD systems and COM related supplies, and equipment maintenance services for the Issuer's document-processing centers, its customers who have purchased their own COM systems, as well as third-party manufactured products.

BUSINESS STRATEGY

   During fiscal 2000, the Issuer revised its strategy, increasing its focus on the core businesses of document-management outsource service businesses and technical (equipment and network maintenance) services. The Issuer's document-management outsource services are especially concentrated on its key banking, insurance and brokerage market sectors. This service-based business model generates recurring revenue and earnings from long-term customer agreements. As the Issuer introduces new and expanded service solutions into the current customer base and also acquires new customers, this business can be expected to continue producing commensurate recurring revenue and earnings.

   In addition to its document-management outsource services, the Issuer continues to focus on the multi-vendor technical services marketplace. This business model also generates recurring revenue and earnings from long-term customer service agreements. As the Issuer continues to expand this service into the storage, network and high speed laser printer markets, it also expects to realize commensurate recurring revenue and earnings growth.

   The Issuer's large base of premier customers, particularly in the banking, insurance and brokerage _sectors, _has _substantial _and ___ diverse document-management needs. Both existing and potential customers in these sectors represent a prime opportunity for the Issuer. The Issuer is currently expanding its range of outsource services - especially web, on-line and CD-R based applications - for these key market segments. By meeting its customers' full range of document-management needs in this way, the Issuer expects to provide the greatest value and maximize the Issuer's business with each customer.

   During fiscal 2000, due to significant market declines, the Issuer decided to terminate its traditional hardware manufacturing and related operations -- known as the DatagraphiX business unit -- and to merge the remaining micrographic supplies and equipment refurbishment operations into the Issuer's
Technical Services business unit.

LINES OF BUSINESS

   The Issuer currently operates three essentially autonomous business units. These include:

DOCUMENT SOLUTIONS BUSINESS UNIT

   The Issuer's primary business is document-management outsource services. The Issuer is a global leader in this business, with a 32-year tradition of service excellence and customer satisfaction. Through its worldwide network of document-processing service centers, the Issuer serves more than 4,000 outsource-service customers in the United States and an additional 1,000 customers in Europe.

   The Issuer has industry-leading expertise and resources for analyzing a company's specific document-management requirements and for designing, implementing and operating service solutions tailored to meet those requirements. To maintain these capabilities, the Issuer continually invests in offering new customer solutions and in upgrading its storage and delivery systems as well as infrastructure to take advantage of new technologies. The Issuer works closely with its customers to ensure that their document-management solutions continue to meet the ever-changing requirements found in today's dynamic business environment.

   The Issuer's principal business strategy is to capitalize on current trends in the document-management industry by providing powerful, cost-effective, outsource-service solutions for on-line and media-based document management, especially tailored to the specific business applications of key customers.

   As mentioned previously, the financial-services sectors of banking, brokerage and insurance offer significant growth opportunities. The Issuer is leveraging its traditional strength in these sectors by developing service-based solutions for specific business applications. By providing ready access to critical documents such as policies, statements, invoices and reports, these application-specific solutions enable companies to improve their competitiveness by reducing capital and operating costs, enhancing their business processes, and improving customer service.

   The Issuer provides online-based and media-based document-management services using unique software and operational capabilities. These offerings are sold and supported by the Issuer's direct sales force in the United States and Europe. Document Solutions is expected to be a significant growth area, largely due to digital offerings which accounted for approximately 33% (23% in North America) of the total revenue in this line of business during fiscal 2000. The Issuer expects that this contribution from its digital offerings will increase as a percentage of total revenue in the future.

   The Issuer's network of service centers in the United States and Europe currently processes more than two billion original pages, or "images" each month. The Issuer operates 50 document-processing service centers today.

   The Issuer's customer base includes banks, brokerage firms, mutual funds, insurance companies and, to a lesser extent, utilities, telecommunications providers, retailers and other providers of business services. No single customer accounted for more than 5% of the Issuer's outsource-service revenues in fiscal 2000. The typical service contract is exclusive, has a multi-year term with automatic renewal, and provides for usage-based monthly fees. The Issuer believes that approximately 75% of its outsource-service customers are under contract and estimates that approximately 90% of these are renewed automatically.

   The Issuer plans to continue to expand its outsource-services business in both Internet-based and media-based solutions by capitalizing on its already strong presence within a large, loyal customer base as well as through additional growth resulting from proven expertise in document-management technology and operations.

   CD Document Services. The Issuer offers industry-leading outsource services for storing, delivering and accessing documents using the Compact Disc-Recordable (CD-R) medium. The Issuer's CD Document Services offering is a consistently strong performer, growing from 8% of Document Solutions revenue in fiscal 1999 to 13% of revenue in fiscal 2000.

   This outsource service provides customers an easy-to-use, high-capacity, portable, standardized solution for document distribution, access and storage. In this service, customers provide invoices, reports, statements, policies, trade confirmations and other documents to the Issuer in electronic form. These electronic documents are indexed and written to compact disc (CD-R) in the Issuer's service centers. Each disc includes the Issuer's powerful Windows(TM)-based tools for accessing and viewing these documents. The customer needs no additional data or software to use the documents on a disc. The Issuer delivers the discs to the customer for use in various applications, including customer service, audit, analysis, and long-term archive.

   In fiscal 2000, Document Solutions introduced a new CD-based service - CD Online Preview. This offering provides customers with virtually immediate access to the documents processed by Document Solutions, without having to wait for the return of the physical CD media. Online CD Services provides the customer with electronic images of their documents stored on a server located in the customers' location. Customers can access their documents online over their local area network almost immediately after the documents are processed by Document Solutions at one of many outsource service centers. The document ___ images are transferred electronically to the customer's server and are immediately accessible for viewing, reprinting or other needs. At a later time defined by the customer, a physical CD with copies of the document images is created and delivered to the customer for continued access and longer-term archive storage.

   Since entering the emerging field of CD-based document management in 1995, the Issuer has become, it believes, the world's largest provider of CD-based services. During fiscal 2000, the Issuer provided over 1,600 customers with CD Document Services. The majority of these customers are in the U.S., currently representing 91% of total revenue from CD Document Services.

   The Issuer's CD Document Services business grew by 49% in fiscal 2000, compared to fiscal 1999. In fiscal 2000, CD Document Services totaled $26.7 million in revenue. This growth is primarily due to aggressive marketing to both current and new customers.

   Web Presentment Services. In fiscal 2000, the Issuer introduced another new outsource service -- Web Presentment Services. This new offering provides industry-leading capabilities for storing, delivering and accessing documents using the Internet. Web Presentment Services enables customers to access their documents, which are hosted on servers managed by the Issuer, using standard Internet browser technology. Web Presentment Services was established in fiscal 2000 and today eight customers are using this service.

   COM Document Services. The Issuer remains the unchallenged world leader in COM services. With unsurpassed technological and operational expertise in COM Document Services, the Issuer images just under two billion original pages to microfiche each month for more than 5,000 customers around the world (4,000 in North America).

   Compared with prior years, this line of business declined overall in terms of revenue during fiscal 2000, largely the result of declining demand for the COM storage and retrieval medium. In aggregate, the COM Document Services business declined 18% in fiscal 2000, compared to fiscal 1999. This decline reflects the overall trend in the mature micrographics market segment.

   The Issuer is attempting to minimize the impact of the declining micrographics market on its COM Document Services business in two ways. First, it is increasing its focus on transitioning to outsource services those customers who currently operate in-house COM systems. Outsourcing is an attractive option in that it enables customers to eliminate capital and recurring costs as well as eliminate an operational burden. Additionally, the Issuer is aggressively encouraging customers to migrate their COM applications to CD or Web-based Document Services. This is attractive because CD-R or the Web provide fast electronic access unavailable with microfiche. By migrating customers to CD or Web Presentment Document Services, the Issuer retains its business and relationship with its customers and at the same time provides the customer with an effective, useful solution.

   Currently, the Issuer has approximately 5,000 active customers for COM Document Services worldwide. The majority of these are in the U.S., currently representing 87% of the total revenue from COM Document Services. Overall, COM Document Services represented 67% of total Document Solutions revenue in fiscal 2000.

   There are a number of document-management outsource-service providers in the U.S. market, but these are generally small, regional providers. There are also regional and national providers that focus on document-conversion services (scanning, printing and reproduction), but these are not directly competitive with the Issuer's offerings. In Europe, the Issuer competes with document-management outsource-service providers within individual countries. The Issuer also competes with several document-management software providers, including FileNET Corporation, Documentum, Inc., SER, Mobius Management Systems and IBM, who offer in-house systems and some integration services as an alternative to outsourcing.

DOCHARBOR - BUSINESS UNIT

   The Issuer has established itself as a leader in the emerging field of Internet-based Application Service Providers ("ASP") offering Internet-based document services through its newest business unit - docHarbor. This all-in-one ASP offering manages customers' documents throughout their lifecycle. The service transforms electronic documents of virtually any type to a web-compatible format, indexes them for easy retrieval, and hosts them in the Issuer's secure "e-warehouse" of integrated storage systems and web servers at the Issuer's document-hosting facilities. Customers can authorize secure access for their own personnel and even their customers to specific documents or pages of documents over private-networks or the Internet through standard web browsers, using retrieval and viewing tools developed for specific applications. As an outsource service, this solution provides superior performance, economy, security, convenience and support, because of the Issuer's technological and operational expertise, as well as economies of scale and continual system enhancements.

   During fiscal 2000, the Issuer made substantial investments in the docHarbor business, including establishing a world-class document hosting facility in Herndon, Virginia. The core technology used in the Herndon facility was acquired in fiscal 1999 when the Issuer bought Litton Adesso Software, Inc. ("Adesso Software"). Adesso Software had developed world-class software technology for document ingestion, index, compression and storage, and which complemented the Issuer's own software development capabilities and activities. This acquisition provided key technology components and technical expertise for the expansion of the Issuer's Internet document services offerings in the form of docHarbor.

   During fiscal 2000, docHarbor generated revenues of $4.6 million. At the same time, the Issuer's investment in docHarbor in fiscal 2000 was $35.1 million, consisting of negative $25 million of EBITDA to fund research and development, sales and marketing and general and administrative expenses, and $10 million of capital expenditures. As a result of the Issuer's liquidity concerns, the Issuer reduced the level of expenditures in docHarbor during the latter stages of fiscal 2000, in an effort to bring costs more in line with revenue growth, as well as to comply with requirements imposed by its senior secured lenders. The Issuer does not believe that it will be able to continue to invest in docHarbor in an amount necessary to substantially grow its business. For that reason, the Issuer also announced late in fiscal 2000 that it was seeking external investors for docHarbor and engaged outside investment banking resources to pursue one or more potential investors in or an outright sale of this business. On January 17, 2001, Anacomp announced it had entered into a non-binding Letter of Intent to sell the docHarbor business unit to a large corporate buyer. The transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. It is expected that Anacomp's Document Solutions business will continue to use docHarbor for its Internet-based document services. Although there can be no assurance the sale will be consummated, it is expected that terms of the sale will be finalized in the third quarter of fiscal 2001. If the sale is not completed, the Issuer will continue to evaluate its docHarbor business in an effort to preserve cash and meet its other commitments. During the first and second quarters of this fiscal year, management continued to take actions in an effort to improve docHarbor's operating results and cash flows.

   Direct competition for docHarbor is difficult to assess in the new and emerging market of Internet-based document-management services. There are a variety of companies offering somewhat similar services and related technologies. For further information concerning the proposed sale of the docHarbor business unit SEE "BACKGROUND AND PURPOSE OF THE RESTRUCTURING - BACKGROUND - docHarbor Transaction".

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

TECHNICAL SERVICES BUSINESS UNIT

   Although document-management solutions comprise the Issuer's primary line of business, the Issuer also offers technical services (field maintenance) for a broad range of electronic products. Originally a maintenance service strictly for the Issuer's manufactured products, this business has expanded to service a wide variety of products from Original Equipment Manufacturers ("OEM") such as IBM, Sony, Overland Data, Hitachi and many others.

   Technical Services is a premier provider of maintenance services for COM systems manufactured by the Issuer and others, for high-capacity storage products including redundant array of inexpensive discs ("RAID") storage subsystems, computer tape subsystems, CD-R writers and jukeboxes, high-speed laser printers, and increasingly, for networking equipment. Technical Services is leveraging its expertise in storage products and network equipment by providing maintenance services in the fast growing sectors of Storage Area Networks ("SAN") and Network Attached Storage ("NAS").

   The success of this business is based on the Issuer's technical expertise and its proven ability to provide fast, expert, on-site service and support around the clock. This service is provided in the U.S., Canada and Europe by approximately 500 highly-trained technicians.

   Multi-Vendor Services. The principal growth area for the Issuer's
Technical Services business is in multi-vendor maintenance services. By providing service for products made by other OEMs, the Issuer leverages its considerable expertise and infrastructure by expanding far beyond the range of its own products.

   The Issuer offers its multi-vendor services using two approaches. First, the Issuer is an alternative to maintenance services provided by the OEM. For example, the Issuer offers users of Xerox high-speed laser printers a high-quality, economical alternative to the service offered by Xerox
Corporation itself. There is a large installed base of Xerox printers worldwide, and in most cases Xerox has been the only source of field maintenance services for these critical printing systems. In the second approach, the Issuer contracts with an OEM to provide field maintenance service for that ___ company's end users. This arrangement appeals to manufacturers that have geographically limited maintenance capabilities or no capabilities of their own, or whose own service operations are more costly than the Issuer's service. The Issuer services many different makes of RAID products, various SAN and NAS components, Sony CD jukeboxes, IBM optical disc subsystems, Overland tape subsystems and 60 other systems under this type of arrangement.

   The Issuer is striving to grow its multi-vendor services business through OEM partners and Value Added Resellers ("VAR"). Multi-Vendor Services revenue grew 30% in fiscal 2000, compared with fiscal 1999. Revenue from multi-vendor services represented 30% of Technical Services total revenue in fiscal 2000, and the Issuer anticipates this percentage to increase further in fiscal 2001. The growth in the multi-vendor service business does not currently offset ___ completely the decline in micrographics maintenance services; however, the Issuer believes that growth in its multi-vendor services will exceed the decline in micrographics maintenance revenue in the future.

   In the multi-vendor services business, the Issuer competes with a number of other providers, including OEMs, for products such as Xerox laser printers, and with other third-party maintenance providers such as DecisionOne
Holdings, Eastman Kodak and EMC/Data General.

   Micrographics Maintenance Services. The Issuer believes that it maintains virtually the entire installed base of Issuer-manufactured COM systems in use today, as well as COM systems manufactured by other suppliers. In addition, the Issuer provides maintenance services for other micrographics equipment, such as retrieval devices, microfilm scanners, cameras and duplicators. Although this segment of the business is declining, the Issuer has increased its maintenance market share and continues to generate significant earnings from this segment.

   The Issuer has no major competitor in its traditional COM and micrographics maintenance services business. The majority of the equipment that the Issuer maintains is its own proprietary equipment.

   During fiscal 2000, due to significant market declines, the Issuer decided to terminate its traditional hardware manufacturing and related operations - DatagraphiX - and to merge the remaining micrographic supplies and equipment refurbishment operations into its Technical Services business unit.
Effective October 1, 2000, the Issuer eliminated its DatagraphiX business unit that had developed, manufactured, sold and supported a variety of COM systems, CD authoring systems and related peripheral products. It also sold and supported microfilm, chemicals and other consumable supplies for its own and other systems, and it offered a contract manufacturing service to produce products for other companies. The DatagraphiX business unit had its own direct sales force in the U.S. and Europe and sold these products through a network of distributors in many other countries around the world. In addition to manufacturing and sales, DatagraphiX had its own dedicated hardware and software development staff, support organization and material distribution channel.

   COM Systems. The Issuer has the world's largest installed base of COM systems in the world. The Issuer's flagship XFP2000TM -COM system remains the premier system in the marketplace, using extremely precise laser optics and advanced film-processing techniques to produce high-quality original and duplicate images of reports and other documents on microfiche or roll microfilm. The XFP2000 is the most widely used COM system in the world, with over 1,000 installations. The Issuer also uses the XFP2000 for its own COM Document Services operations. While the Issuer no longer manufactures the XFP2000, the Issuer continues to offer refurbished XFP2000 COM systems for sale through its Technical Services business unit.

   Supplies. Complementing the installed base of COM Systems is the sale and distribution of consumable supplies for COM production. These supplies were sold through the DatagraphiX direct sales force, through a centralized telesales group and through various distributors worldwide. This telesales group and related distribution organization has moved to the Technical Services business unit in fiscal 2001.

   The primary products in the supplies business are silver halide original COM film (used to produce master images) and non-silver duplicating microfilm (used to produce copies of master images). The majority of silver halide original COM film is sold in what the Issuer believes is a proprietary package, and thus is currently available only from the Issuer. The Issuer obtains its silver halide products through an exclusive multi-year supply agreement with The Eastman Kodak Company ("Kodak"). The supplies business also distributes non-proprietary duplicating film to its installed base of COM systems and other micrographics users. The Issuer obtains its duplicate film products through a long-term supply agreement with SKC. The Issuer believes that the users of its COM systems purchase the majority of their original and duplicate film and related chemicals from the Issuer.

   The Issuer has no major competitor for its proprietary XFP2000 original COM film business. The Issuer competes with Fuji Photo Film U.S.A., Inc. ("Fuji"), Agfa-Gevaert AG ("Agfa") and Kodak in the original COM film market for older COM systems, and with Rexam Image Products in the duplicate film segment.

ENGINEERING, RESEARCH, AND DEVELOPMENT

   The Issuer's engineering, research and development expenses totaled $10.1 million in fiscal 2000, $10 million in fiscal 1999, and $9 million in fiscal 1998. The Issuer anticipates that its research and development efforts will decrease as it moves more to licensing external technology and focuses on being a service provider.

   The Issuer also owns various patents and licenses covering aspects of its business lines and its production processes, as well as proprietary trade secret information relating to its services and products. While the Issuer believes that the protection provided by these patents, licenses and proprietary information is important, the Issuer believes that equally significant is the knowledge and experience of its employees, and their abilities to develop and market the Issuer's services and products and to provide value-added benefits to customers.

RAW MATERIALS AND SUPPLIERS

   Polyester is the principal raw material used in the manufacture of both original and duplicate microfilm products. Costs for polyester remained generally stable in fiscal 2000 as a result of a relative balance between supply and demand. There can be no assurance, however, that the current trend will continue.

   SKC is the Issuer's sole supplier of duplicate microfilm under a ten-year supply agreement first entered into in 1993. In connection with the supply agreement, SKC also provided the Issuer with a $25 million trade credit facility, which was reduced to $15 million in fiscal 1997 and further reduced to $5 million in the first half of fiscal 1998. Under an amendment to the supply agreement executed in 1996, the Issuer agreed to certain price increases, retroactive to 1994, and agreed to make deferred payments to SKC related to the retroactive price increases. The Issuer recognized the liability in prior years and is committed to pay the final installment of $1 million in 2001. In addition, the parties amended and restated the supply agreement effective as of July 1, 1997 for the purpose of, among other things, deleting minimum purchase commitments. For a further description of the Issuer's current relationship with SKC, see "EXISTING INDEBTEDNESS - SKC TRADE CREDIT".

   The Issuer's XFP 2000 system utilizes a proprietary, patented original film canister and the original film used in that canister is supplied exclusively by Kodak. The Issuer also purchases from Kodak substantially all of its requirements for original microfilm for earlier-generation systems manufactured by the Issuer and others, although the Issuer has from time to time purchased original microfilm utilized in those older systems from other suppliers.

      INDUSTRY SEGMENTS AND FOREIGN OPERATIONS

   As discussed previously, the Issuer manages its business through three operating units providing document management services and solutions. Financial information concerning the Issuer's business units is included in Note 11 of the Notes to the Issuer's Consolidated Financial Statements found in the Issuer's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, and Note 21 of the Notes to the Consolidated Financial Statements found in the Issuer's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, each incorporated herein by reference. Financial information concerning the Issuer's operations in different geographical areas is included in Note 22 of the Notes to the Consolidated Financial Statements found in the Issuer's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, incorporated herein by reference.

   The Issuer's international operations are conducted principally through wholly-owned subsidiaries that are located in the United Kingdom, Ireland, France, Germany, Switzerland, Austria, Italy, Belgium, Holland, Sweden, Denmark, Finland, Norway, Japan, Brazil and Canada.

   The Document Solutions business unit ("DS") provides document-management outsource services, professional services and software products through the Issuer's subsidiaries in the United Kingdom, Ireland, France, Germany, Switzerland, Austria, Italy, Belgium, Holland, Brazil and Canada. DS operations outside of North America represent a smaller and marginally profitable portion of the worldwide DS operations. The Issuer is planning to exit the DS Europe business within the next six months because it is not strategically aligned with the North American DS operations. The DS Europe operations have a significantly greater focus on software integration and related services than in the U.S. Those DS operations also have no critical mass across Europe, which minimizes growth opportunities and requires disproportionate management focus.

   As part of this DS Europe exit plan, a substantial portion of the DS operation in Germany was recently sold and the rest of the DS Germany business will be closed down upon the completion of one remaining customer contract in May 2001. The Issuer is considering offers from several interested parties to purchase the other DS Europe operations. Under scenarios currently being discussed, subsidiaries in the United Kingdom, Ireland, Switzerland, Austria and Italy would be sold along with the DS business operations in France, Belgium and Holland. In anticipation of a sale, the Issuer is implementing a plan to settle intercompany receivable and payable balances in the affected subsidiaries. If a sale is consummated, the Issuer expects the transaction would be completed before June 30, 2001. A sale of the International DS unit would likely reduce Anacomp's employees from approximately 2,000 to approximately 1,730. The sale proceeds will be used to pay severance obligations, environmental liabilities, leased facility obligations, professional advisor fees and other liabilities in Europe. The remaining cash proceeds available to the Issuer are not expected to be significant.

   The Technical Services business unit ("TS") provides maintenance services and sells supplies through the Issuer's subsidiaries in the United Kingdom, France, Germany, Switzerland, Austria, Italy, Belgium, Holland, Sweden, Denmark, Finland, Norway, Brazil and Canada. The Issuer plans to continue supporting and operating the TS business in Europe. Because of the possible sale of subsidiaries in the United Kingdom, Switzerland and Italy in connection with the DS Europe exit plan, new subsidiaries are being formed in those countries and the TS operations will be transferred into the new legal entities.

   The Japanese subsidiary is not involved in the Issuer's current business operations and only performs support services for the Magnetics Division that was sold in June 1999. The support services agreement expires at the end of May 2001. The Issuer is planning to close the subsidiary at that time. The Issuer is also exploring the sale of the Brazilian subsidiary in an unrelated transaction. The cash proceeds from a sale of the Brazilian business would not be significant. There are no planned changes in the operation of the Canadian subsidiary, which will continue to engage in both DS and TS business offerings.

ASSOCIATES

   The Issuer employs approximately 2,000 people at multiple facilities and offices in North America, Brazil, Japan and Europe.

PROPERTIES

   The Issuer's headquarters are in Poway, California. This facility houses the Issuer's management, engineering, customer service, marketing, technical service operations, Document Services center, finance, accounting, legal and MIS groups. In fiscal 2001, the Issuer signed a new agreement for its headquarters facility to substantially reduce its leased space. Terms of this new agreement are reflected in this table. The Issuer also leases office space for its sales and service centers in a variety of locations around the world.

   The following table indicates the square footage of the Issuer's leased and owned facilities:

                                 OPERATING        OTHER
                                 FACILITIES    FACILITIES       TOTAL

      United States:
         Leased..............     737,914        143,344       881,258
                                  -------        -------     ---------
      International:
         Leased..............     145,299         31,202       176,501
         Owned...............      29,386            ---        29,386
                                  -------        -------     ---------
                                  174,685         31,202       205,887
                                  -------        -------     ---------
         Total...............     912,599        174,546     1,087,145
                                  =======        =======     =========

   "Other Facilities" consist primarily of leased space of abandoned facilities. Substantially all of the Other Facilities have been sublet to others. The Issuer considers its facilities adequate for its present needs and does not believe that it would experience any difficulty in replacing any of its present facilities if any of its current agreements were terminated.

                                LEGAL PROCEEDINGS

   The Issuer and its subsidiaries are potential or named defendants in several claims, lawsuits and other proceedings arising in the ordinary course of business. While the outcome of such claims, lawsuits or other proceedings against the Issuer cannot be predicted with certainty, management expects that any liability under the foregoing, to the extent not provided for through insurance or otherwise, will not have a material adverse effect on the financial condition or results of operations of the Issuer.

ACCESS SOLUTIONS INTERNATIONAL, INC.

   On August 29, 1997, Access Solutions International, Inc. ("ASI") filed a complaint for patent infringement in the U.S. District Court, District of Rhode Island against Data/Ware, of which the Issuer is the successor by merger, and Kodak. Management has settled this matter through the execution of an agreement, the terms of which are confidential, among the Issuer, ASI and other parties.

ENVIRONMENTAL LIABILITY

   Xidex Corporation, a predecessor company of the Issuer, was designated by the EPA as a potentially responsible party for investigatory and cleanup costs incurred by state and federal authorities involving locations included on a list of EPA's priority sites for investigation and remedial action under the federal Comprehensive Environmental Response, Compensation and Liability Act. Anacomp has recorded an estimate of $2.2 million in its financial statements as its EPA liability for cleanup costs for such locations and other sites. In the opinion of the Issuer's management, no material losses are expected with respect to this matter in excess of the liability recorded.


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

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

   On the Exchange Offer Closing Date, Holders of Notes that tender such Notes for Stock will receive, for each $1,000 principal amount of Notes, together with all accrued and unpaid interest on the Notes through and including the Exchange Offer Closing Date, 13 shares of the Stock of the Issuer (assuming all of the Holders of the Notes participate in the Exchange Offer). As a result of the Exchange Offer, each Holder will receive such Holders' pro rata portion (sharing with all other Holders) of shares of Stock equivalent to 99.9 % of the outstanding Stock after giving effect to the Exchange Restructuring and the Reverse Split (but without consideration to the issuance of shares of Stock issuable upon the exercise of the Warrants or issuable as incentive compensation pursuant to the Incentive Plan).

   The Exchange Offer is conditioned on, among other things, at least 98% of the aggregate unpaid principal amount of the Notes being validly tendered and not withdrawn prior to the Exchange Offer Expiration Time (the "Minimum Tender");
(b) the Reverse Split Amendment (as defined herein) receiving more affirmative votes than negative votes (assuming the presence of a quorum); and (c) Holders representing at least a majority of the outstanding principal amount of the Notes delivering and not properly revoking Consents prior to the Exchange Offer Expiration Time (the "Requisite Consents"). See "--Conditions of the Exchange Offer and the Solicitation." MEMBERS OF THE AD HOC NOTEHOLDERS COMMITTEE REPRESENTING APPROXIMATELY 51% OF THE TOTAL PRINCIPAL AMOUNT OUTSTANDING OF THE NOTES HAVE AGREED TO REFRAIN FROM SELLING THEIR NOTES, TO TENDER THEIR NOTES AND TO DELIVER CONSENTS[, THUS PROVIDING THE REQUISITE CONSENTS].

   Holders of the Notes that wish to tender their Notes in the Exchange Offer will be required to deliver their Consent to the Proposed Amendments. See "--Conditions of the Exchange Offer and the Solicitation" and "THE PROPOSED AMENDMENTS." Non-tendering Holders will be deemed to have abstained with respect to the Proposed Amendments and the Prepackaged Plan unless they deliver a Consent without tendering their Notes.

   If a Holder does not tender its Notes and the Exchange Offer is consummated, the Issuer may, with the consent of the members of the Ad Hoc Noteholders Committee, leave such unexchanged Notes outstanding. With respect to such Notes not tendered, the Issuer also reserves the right, subject to the consent of the members of the Ad Hoc Noteholders Committee (but is under no obligation) to purchase such Notes (whether pursuant to open market purchases, negotiated transactions or otherwise and whether for consideration similar or different from that offered in the Exchange Offer), defease such Notes pursuant to the terms of the applicable Notes Indenture or as otherwise agreed with the Holders of such Notes or to redeem such Notes in accordance with their terms.

   In the event the Notes are defeased, the Issuer would be released from its obligations to comply with or otherwise perform substantially all of the covenants contained in Article IV of each of the Notes Indentures, the occurrence of certain additional events that prior to defeasance would have constituted an event of default will no longer constitute an event of default or entitle the Holder to certain rights or remedies upon the occurrence of such an event of default and the Notes subject to such defeasance will no longer be deemed "outstanding" for purposes of determining Holders' consent or waiver. See "RISK FACTORS--Consequences of the Exchange of Notes."

   Tendering Holders of Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the Exchange Offer. The Issuer will pay certain charges and expenses in connection with the Exchange Offer.

See "--Expenses."

   As of the date hereof, Notes in an aggregate principal amount of $310 million are outstanding.

   This Memorandum, the Letter of Transmittal, the Notice of Guaranteed Delivery and the applicable Ballot and Master Ballot are being sent to all Holders of Notes as of May __, 2001.

THE CONSENT SOLICITATION

   Concurrently with the Exchange Offer, the Issuer is soliciting Consents from Holders of the Notes with respect to the Proposed Amendments to each of the Notes Indentures. The primary purpose of the Proposed Amendments is to eliminate substantially all of the restrictive covenants and to modify certain of the event of default provisions, and certain other provisions in each of the Notes Indentures. The Proposed Amendments for the Notes requires the consent of Holders of at least a majority of the aggregate outstanding principal amount of the Notes. In addition, in order for any of the Proposed Amendments to become effective, Supplemental Indentures must be executed by the Issuer and BONY, as Notes Trustee. See "THE PROPOSED AMENDMENTS."

   Upon receipt of the Requisite Consents from Holders of Notes, the Issuer will certify in writing to BONY, in its capacity as Notes Trustee, that the Requisite Consents to the adoption of the Proposed Amendments have been received. At and after the Exchange Offer Expiration Time, all Notes tendered and not properly withdrawn may not be withdrawn thereafter and all Consents to the Proposed Amendments theretofore received will be irrevocable. In addition, Consents will not be counted toward determining whether the Issuer has received the Requisite Consents if the tender of the Notes held by the entity delivering the Consent is defective (unless the Issuer waives such defect) or if the tender of such Notes is otherwise rejected by the Issuer pursuant to the Exchange Offer. After receipt by BONY, in its capacity as Notes Trustee of, among other things, certification by the Issuer that the Requisite Consents have been received, the Issuer and BONY will execute Supplemental Indentures relating to each of the Notes Indentures but the Proposed Amendments will not become operative unless and until the Exchange Offer Closing Date occurs. The Issuer will not be obligated to issue the Stock pursuant to the Exchange Offer unless, among other things, the Minimum Tender and Requisite Consents have been received from the Holders. See "--Conditions of the Exchange Offer and the Solicitation."

   If the Proposed Amendments become effective, (a) the Issuer, as soon as practicable, will transmit a copy of the Supplemental Indentures to all Holders of Notes that remain outstanding and (b) non-tendering Holders will hold their Notes under the applicable Notes Indenture, as amended by the Supplemental Indentures reflecting the Proposed Amendments, whether or not such Holder consented to the Proposed Amendments.

   Subsequent transfers of Notes on the applicable security register will not have the effect of revoking any Consent theretofore given by the Holder of such Notes, and such Consents will remain valid unless revoked by the transferee Holder in accordance with the procedures described under the heading "--Withdrawal of Tenders and Revocation of Consents."

EXCHANGE OFFER EXPIRATION TIME; EXTENSIONS; TERMINATION; AMENDMENTS

   All Notes validly tendered in the Exchange Offer in accordance with the procedures set forth in this Memorandum and not withdrawn at or prior to the Exchange Offer Expiration Time will, upon the terms and subject to the conditions contained in this Memorandum, be accepted for exchange by the Issuer, and exchange will be made therefor, on the Exchange Offer Closing Date. All conditions to the Exchange Offer will be either satisfied or waived by the Issuer, subject to the consent of the Ad Hoc Noteholders Committee, prior to the expiration of the Exchange Offer at the Exchange Offer Expiration Time.

   The Proposed Amendments will be effected by the execution of the Supplemental Indentures at or as soon as practicable following the Exchange Offer Closing Date.

   Tenders of Notes in the Exchange Offer may be validly withdrawn and Consents may be validly revoked at any time prior to the Exchange Offer Expiration Time, but not thereafter. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Notes, if any. In addition, tenders of Notes may be validly withdrawn if the Exchange Offer is terminated without any Notes being exchanged thereunder. In the event of a termination of the Exchange Offer, the Notes tendered pursuant to the Exchange Offer will be returned promptly to the tendering Holder.

   The Issuer also reserves the right, subject to the consent of the members of the Ad Hoc Noteholders Committee, (a) to terminate the Exchange Offer at any time and not accept for exchange any Notes by giving oral or written notice of such termination to the Depositary (in which case the Exchange Offer will be terminated even if Notes and Consents have previously been tendered or delivered) and (b) to amend the terms of the Exchange Offer in any manner. Any such termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of Notes of such amendment, and the Issuer will extend the Exchange Offer from the date of such amendments to the extent required by law. The rights reserved by the Issuer in this paragraph are in addition to its rights set forth under the caption "--Conditions of the Exchange Offer and the Solicitation" below.

CONDITIONS OF THE EXCHANGE OFFER AND THE SOLICITATION

  Notwithstanding any other provision of the Exchange Offer and in addition to (and not in limitation of) the Issuer's rights to extend and/or amend and/or withdraw the Exchange Offer, the Issuer shall not be required to accept for exchange and may delay the acceptance for exchange of, any tendered Notes nor to consummate the solicitation of Consents or the solicitation of Acceptances, in each event subject to Rule 14e-1(c) under the Exchange Act, and may terminate the Exchange Offer and the solicitations for Consents and Acceptances, subject to the consent of the members of the Ad Hoc Noteholders Committee if (a) BONY in its capacity as Notes Trustee fails to enter into either of the Supplemental Indentures with respect to either of the Notes Indentures fully implementing the Proposed Amendments in the manner set forth in this Memorandum following receipt of the Requisite Consents, (b) there have not been validly tendered (and not withdrawn) prior to the Exchange Offer Expiration Time Notes representing the Minimum Tender, (c) the Requisite Consents have not been properly delivered or have been properly revoked prior to the Exchange Offer Expiration Time, or (d) if any of the following (the "General Conditions") have occurred:

      (i) there shall have been instituted, threatened or be pending any action or proceeding (or there shall have been any material adverse development to any action or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person that is, or is reasonably likely to be, in the reasonable judgment of the Issuer, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Issuer and its subsidiaries, taken as a whole, or which would or might, in the reasonable judgment of the Issuer, prohibit, prevent, restrict or delay consummation of the Exchange Offer, the solicitation of Consents or the solicitation of Acceptances;

      (ii) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the reasonable judgment of the Issuer, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, the solicitation of Consents or the solicitation of Acceptances or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Issuer and its subsidiaries, taken as a whole;

      (iii) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Issuer that, in the reasonable judgment of the Issuer, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, the solicitation of Consents or the solicitation of Acceptances;

      (iv) BONY, in its capacity as Notes Trustee shall have objected in any respect to or taken action that could, in the reasonable judgment of the Issuer, adversely affect the consummation of the Exchange Offer, the solicitation of Consents or the solicitation of Acceptances or the Issuer's ability to effect any of the Proposed Amendments or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Issuer in soliciting the Consents (including the forms thereof) or in the making of the Exchange Offer, the solicitation of Consents or the solicitation of Acceptances or the acceptance of, or payment for, the Notes or the Consents; or

      (v) there shall have occurred (1) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (2) any significant adverse change in the price of the Notes or any publicly traded securities of the Issuer or any of its affiliates in the United States, or other major securities or financial markets, (3) a material impairment in the trading market for debt securities,
   (4) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (5) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Issuer, might affect the extension of credit by banks or other lending institutions, (6) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or
   (7) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

   The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition (including any action or inaction by the Issuer) and may be waived by the Issuer, in whole or in part, at any time and from time to time, subject to the consent of the members of the Ad Hoc Noteholders Committee. All conditions to the Exchange Offer will, if Notes are to be accepted for payment promptly after the Exchange Offer Expiration Time, be either satisfied or waived by the Issuer, subject to the consent of the members of the Ad Hoc Noteholders Committee prior to the expiration of the Exchange Offer at the Exchange Offer Expiration Time. The failure by the Issuer at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted, subject to the consent of the members of the Ad Hoc Noteholders Committee, at any time and from time to time.

   Notes that are exchanged as part of the Exchange Offer will be cancelled.

PROCEDURES FOR TENDERING AND CONSENTING

   The tender of Notes by a Holder pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Issuer in accordance with the terms and subject to the conditions set forth in this Memorandum and in the Letter of Transmittal or Notice of Guaranteed Delivery.

   A Holder that wishes to tender Notes for exchange pursuant to the Exchange Offer and to Consent to the Proposed Amendments must (a) deliver the Notes in proper form for transfer, together with a properly completed (x) Letter of Transmittal (or facsimile thereof) (or otherwise comply with the procedures set forth in the Notice of Guaranteed Delivery) and (y) a Consent, each duly executed by the Holder with any required signature guarantee, or (b) comply with procedures for book-entry transfer of Notes tendered electronically into the Depositary's account at DTC as described below and deliver a certification as to the status of the beneficial holder thereof properly executed by the beneficial holder of such Notes and any other documents to the Depositary at its address set forth below or on the back cover hereof prior to the Exchange Offer Expiration Time.

   Notes may be tendered in the Exchange Offer and will be accepted for exchange only in denominations of $1,000 principal amount and integral multiples thereof. The Issuer will be deemed to have accepted validly tendered Notes in the Exchange Offer and validly delivered Consents in the Exchange Offer when, as and if the Issuer gives oral or written notice thereof to the Depositary. The Depositary will act as agent for the tendering Holders of Notes for the purposes of receiving the Exchange Offer Consideration from the Issuer. The Stock will be delivered in exchange for Notes accepted in the Exchange Offer, or as soon as reasonably practicable thereafter, on the Exchange Offer Closing Date.

   LETTERS OF TRANSMITTAL AND NOTES OR NOTICES OF GUARANTEED DELIVERY SHOULD BE SENT TO THE DEPOSITARY AND NOT TO THE ISSUER, THE FINANCIAL ADVISOR, THE INFORMATION AGENT, THE BALLOTING AGENT OR DTC.

   Signatures on a Letter of Transmittal or Notice of Guaranteed Delivery, as the case may be, delivered in connection with the Exchange Offer must be guaranteed unless the Notes tendered pursuant thereto are tendered (a) by a Holder that has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (b) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office in the United States (an "Eligible Institution").

   The method of delivery of Notes and other documents to the Depositary is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to ensure delivery to the Depositary before the Exchange Offer Expiration Time.

   Generally, only a Holder of Notes may tender Notes in the Exchange Offer. If the Letter of Transmittal is signed by an entity other than the Holder of the Notes, such Notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the Holder or Holders appear on the Notes. If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Issuer, provide evidence satisfactory to the Issuer of their authority to so act.

   Any beneficial owner whose Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and that wishes to tender its Notes in the Exchange Offer should contact such Holder promptly and instruct such Holder to tender on its behalf by completing the form of instructions provided by its broker, bank or other nominee.

   All questions as to the form of all documents and the validity (including the time of receipt), eligibility, acceptance and withdrawal of tendered Notes will be determined by the Issuer, in its sole discretion, which determination shall be final and binding. The Issuer expressly reserves the absolute right to reject any and all tenders, Consents or Acceptances not in proper form and to determine whether the acceptance of such tenders, Consents or Acceptances would be unlawful. The Issuer also reserves the absolute right, subject to applicable laws, to waive or amend, subject to the consent of members of the Ad Hoc Noteholders Committee, any of the conditions of the Exchange Offer or to waive any defect or irregularity in the tender of any of the Notes. None of the Issuer, the Depositary, the Financial Advisor or any other person is under any duty to give notice of any defect or irregularity in a tender, Consent or Acceptance or will incur any liability for failure to give any such notice. No tender of Notes or vote with respect to the Prepackaged Plan will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. All Notes received by the Depositary that are not properly tendered and as to which irregularities have not been cured or waived will be returned by the Depositary to the appropriate tendering Holder as soon as practicable. The Issuer's interpretation of the terms and conditions of the Exchange Offer and the Issuer's reasonable interpretation, expressed in good faith, of the terms and conditions of the solicitation of Consents (including the Letter of Transmittal and the instructions thereto) and of the solicitation of Acceptances will be final and binding on all parties.

   The Depositary will seek to establish accounts with respect to the Notes at The Depository Trust Company ("DTC") for the purpose of the Exchange Offer within two New York Stock Exchange trading days from the date of this Memorandum. Any financial institution that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of Notes on behalf of a Holder by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for such transfer. DTC will then send an Agent's Message (as defined below) to the Depositary. Beneficial holders of such Notes tendering in the Exchange Offer will still be required to execute and deliver to the Depositary a Certification. Notes will not be deemed surrendered for exchange until such documents are received by the Depositary. Delivery of such documents to DTC will not constitute valid delivery to the Depositary. THE ISSUER UNDERSTANDS THAT DTC WILL MAKE ARRANGEMENTS FOR BOOK-ENTRY DELIVERY TO ACCOMMODATE RECORD OWNERS THAT DESIRE TO TENDER NOTES IN THE EXCHANGE OFFER, AND CONSENT TO THE PROPOSED AMENDMENTS.

   The term "Agent's Message" means a message transmitted by DTC, received by the Depositary and forming part of the confirmation of book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes that are the subject of such confirmation of book-entry transfer and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, including, without limitation, all of the representations, warranties, waivers and rescissions contained therein with respect to the Exchange Offer and agrees to be bound by the terms of the Letter of Transmittal and that the Issuer may enforce the terms of the Letter of Transmittal against such participant.


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

WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS

   Tenders of Notes pursuant to the Exchange Offer may be withdrawn and Consents may be revoked at any time until the Exchange Offer Expiration Time. Thereafter, such tenders may be withdrawn and Consents may be revoked only if the Exchange Offer is terminated without any Notes being accepted for exchange pursuant to the Exchange Offer.

   Any Holder that has tendered Notes in the Exchange Offer and given its Consent may withdraw such Notes and revoke such Consent prior to the Exchange Offer Expiration Time by delivery of a written notice of withdrawal and revocation, subject to the limitations described herein.

   To be effective, a written telegraphic or facsimile transmission (or delivered by hand or by mail) notice of withdrawal and revocation with respect to the Exchange Offer must (a) be timely received by the Depositary at its address set forth below or on the back cover hereof prior to the Exchange Offer Expiration Time (b) specify the name of the person having tendered the Notes to be withdrawn, the principal amount of such Notes to be withdrawn and, if Notes have been tendered, the name of the Holder(s) of such Notes as set forth thereon, if different from that of the Person that tendered such Notes, (c) identify the Notes to be withdrawn and (d) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees). If Notes to be withdrawn have been delivered or otherwise identified to the Depositary, then the name of the Holder and the serial numbers of the particular Notes to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of Notes tendered by an Eligible Institution, in which case no signature guarantee will be required), must also be so furnished to the Depositary prior to the physical release of the withdrawn Notes. If Notes have been tendered pursuant to the procedures for book-entry transfer as set forth herein, any notice of withdrawal and revocation must also specify the name and number of the account at DTC to be credited with the withdrawn Notes. The Issuer reserves the right to contest the validity of any withdrawal and revocation. A purported withdrawal and revocation which is not received by the Depositary in a timely fashion will not be effective.

   All properly withdrawn Notes will thereafter be deemed not validly tendered and all properly revoked Consents will be deemed not validly delivered for purposes of the Exchange Offer; provided, that withdrawn Notes and revoked Consents may be retendered and given again by following one of the appropriate procedures described herein at any time prior to the Exchange Offer Expiration Time.

LOST OR MISSING CERTIFICATES

   If a Holder desires to tender a Note pursuant to the Exchange Offer but any such Note has been mutilated, lost, stolen or destroyed, such Holder must write to or telephone the Depositary at the address listed below or on the back cover hereof concerning the procedures for obtaining replacement of such Note, arranging for indemnification or any other matter with regard to such tender.

VOTING ON THE PREPACKAGED PLAN

   Instructions for voting on the Prepackaged Plan are contained in the Disclosure Statement and in the instructions attached to the Ballot and the Master Ballot. See "VOTING AND CONFIRMATION OF THE PREPACKAGED PLAN" in the Disclosure Statement.

   Acceptances given prior to the Exchange Offer Expiration Time may be revoked at any time prior to the Exchange Offer Expiration Time, but may not be revoked after such time and before a bankruptcy case has been commenced, except as required by law. If a bankruptcy case has been commenced, revocations of Acceptances may be effected only with the approval of the Bankruptcy Court.

   Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances of the classes of Claims and Interests have been received, only Holders that vote will be counted. Regardless of whether a Holder completes a Letter of Transmittal or Notice of Guaranteed Delivery, as the case may be, such Holder may duly complete, sign and deliver a Ballot in order to vote on the Prepackaged Plan. Failure by a Holder of Notes to send a completed and signed Ballot will be deemed to constitute an abstention by such Holder, with respect to a vote on the Prepackaged Plan. Any Ballot that is executed by a Holder but does not indicate an acceptance or rejection of the

Prepackaged Plan also will be counted as an abstention with respect to the Prepackaged Plan. Abstentions as a result of not submitting duly signed Ballots or Master Ballots will not be counted as votes for or against the Prepackaged Plan.

INFORMATION AGENT

   GS has been appointed as Information Agent in connection with the Exchange Offer and the solicitation of Consents of the Proposed Amendments. Any questions regarding how to tender in the Exchange Offer or how to Consent to the Proposed Amendments and any requests for additional copies of this Memorandum or the Letter of Transmittal may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Memorandum.


                             THE PROPOSED AMENDMENTS

   The Series B Notes were issued under that certain Indenture dated March 24, 1997, as supplemented to date (the "Series B Indenture"). The Series D Notes were issued under that certain Indenture dated June 18, 1998 (the "Series D Indenture").

   In connection with the Exchange Offer, the Issuer is soliciting Consents from Holders of the Notes to the Proposed Amendments. The primary purpose of the Proposed Amendments is to eliminate substantially all of the restrictive covenants in each of the Notes Indentures and to modify certain of the event of default provisions and certain other provisions in each of the Notes Indentures. Upon receipt of the Requisite Consents, Supplemental Indentures relating to each of the Notes Indentures and reflecting the Proposed Amendments will be executed among the Issuer and BONY. The Proposed Amendments will be set forth in the form of a second supplemental indenture to the Series B Indenture and a first supplemental indenture to the Series D Indenture and will make the following changes to the Notes Indentures:

     1.   Delete in its entirety the covenant entitled "SEC Reports" (Section
          4.2 of each of the Notes Indentures; references to sections following each of the Proposed Amendments set forth below are to the identical sections of each of the Notes Indentures).

     2. Delete in its entirety the covenant entitled "Limitation on Indebtedness" (Section 4.3).

     3. Delete in its entirety the covenant entitled "Limitation on Restricted Subsidiary, Indebtedness and Preferred Stock" (Section 4.4).

     4. Delete in its entirety the covenant entitled "Limitation on Restricted Payments" (Section 4.5).

     5. Delete in its entirety the covenant entitled "Limitation on Restrictions on Distributions from Restricted Subsidiaries" (Section 4.6).

     6. Delete in its entirety the covenant entitled "Limitation on Sales of Assets and Restricted Subsidiary Stock" (Section 4.7).

     7. Delete in its entirety the covenant entitled "Limitation on Transactions with Affiliates" (Section 4.8).

     8. Delete in its entirety the covenant entitled "Change of Control" (Section 4.9).

     9. Delete in its entirety the covenant entitled "Compliance Certificate" (Section 4.10).

     10. Delete in its entirety the covenant entitled "Further Instruments and Acts" (Section 4.11).

     11. Delete in its entirety the covenant entitled "Limitations on Liens" (Section 4.12).

     12. Delete in its entirety the covenant entitled "Limitation on Sale/Leaseback Transactions" (Section 4.13).

     13. Delete in its entirety the covenant entitled "Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries" (Section 4.14).

     14. Delete in its entirety the covenant entitled "Restricted and Unrestricted Subsidiaries" (Section 4.15).

     15. Delete in its entirety the covenant entitled "Revisions to Schedules" (Section 4.16).

     16. Delete in its entirety the covenant entitled "Maintenance of Properties; Insurance" (Section 4.17).

     17. Delete in its entirety the covenant entitled "Corporate Existence" (Section 4.18).

     18.  Delete in its entirety the covenant entitled "Taxes" (Section 4.19).

     19. Delete in its entirety the covenant entitled "Conflicting Agreements" (Section 4.20).

     20. Delete in its entirety the covenant entitled "Limitation on Layering" (Section 4.21).

     21. Delete in their entirety the Events of Default found in Section 6.1(3), (4) and (5).

     22. Delete in their entirety the definitions in the Notes Indentures that relate solely to the deleted covenants and the deleted events of default.

   Although the Supplemental Indentures will be entered into upon receipt of the Requisite Consents, the Proposed Amendments will not become operative unless and until the Exchange Offer Closing Date occurs.

   The remaining sections of each of the Notes Indentures will not be changed by the Proposed Amendments. Copies of the Notes Indentures and the forms of the Supplemental Indentures are available from the Issuer upon request.

   If a Holder does not tender its Notes and the Exchange Offer is consummated, the Issuer may, with the consent of the members of the Ad Hoc Noteholders Committee, leave such unexchanged Notes outstanding. With respect to such Notes not tendered, the Issuer also reserves the right, subject to the consent of the members of the Ad Hoc Noteholders Committee (but is under no obligation) to purchase such Notes (whether pursuant to open market purchases, negotiated transactions or otherwise and whether for consideration similar or different from that offered in this Exchange Offer), defease such Notes pursuant to the terms of the applicable Notes Indenture or as otherwise agreed with the Holders of such Notes or to redeem such Notes in accordance with their terms.

   Adoption of the Proposed Amendments may have adverse consequences for Holders that elect not to tender Notes in the Exchange Offer since Holders of Notes outstanding after the Exchange Offer Closing Date will not be entitled to the benefit of substantially all of the restrictive covenants and certain event of default provisions presently contained in the Notes Indentures, and may be subject to certain adverse tax consequences. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Nonparticipating Holders." The elimination of these restrictive covenants and other provisions would permit the Issuer to, among other things, incur indebtedness, pay dividends or make other payments that would otherwise have been restricted, and incur liens or make investments which would otherwise not have been permitted. It is possible that any such actions that the Issuer would be permitted to take as a result of the Proposed Amendments to the Notes Indentures will adversely affect the interests of the non-tendering Holders. The Notes are currently in default, as the Issuer has not made a required interest payment.

   To the extent Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the untendered Notes could be adversely affected.


                          CAPITALIZATION OF THE ISSUER

   The following table sets forth the capitalization of the Issuer and its consolidated subsidiaries as of December 31, 2000, as adjusted to give pro forma effect to the completion of the Exchange Restructuring (assuming

100% of the remaining Notes are tendered in the Exchange Offer) including the issuance of the Stock. This table should be read in conjunction with the section captioned "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA OF THE ISSUER" in this Memorandum.

                                    HISTORICAL                 PRO FORMA
                                   DECEMBER 31,   PRO FORMA   DECEMBER 31,
  (dollars in thousands)               2000      ADJUSTMENTS      2000
  ----------------------           ------------  -----------  ------------

  Senior Secured Facility.......   $  57,575       $    ---    $ 57,575
  Installment loan.............          956            ---         956
  Senior Subordinated Notes....      311,193       (311,193)        ---
                                    --------       --------    --------
  Total Debt...................    $ 369,724                   $ 58,531
                                    ========                   ========

  Preferred Stock..............          ---            ---         ---
  Common stock.................          146           (106)         40
  Additional paid-in capital...      111,324         66,533     177,857
  Accumulated            other
  comprehensive loss...........       (5,013)           ---      (5,013)
  Accumulated deficit..........     (344,670)       257,697     (86,973)
  Total  stockholders'  equity
  (deficit)....................    $(238,213)                  $ 85,911
                                    ========                   ========

   The foregoing pro forma adjustments assume that 100% of the Notes are tendered in the Exchange Offer, there will be 4,034,034 common shares of Common Stock outstanding after the Restructuring and that the consensual exchange will result in a $265.9 million extraordinary gain on discharge of indebtedness. This gain represents the difference between the book value of the Notes and related recorded liabilities, including accrued interest, and the estimated fair value of the Stock. The estimated fair value of the Stock is the difference ___ between the $124 million Anacomp Enterprise value (calculated by CSFB) and the outstanding Facility balance of $57.6 million.


                              DESCRIPTION OF NOTES

   A summary of the terms of the Notes is incorporated herein by reference to, in the case of the Series B Notes, the Registration Statement on Form S-4, as amended, filed on April 16, 1997 and declared effective July 11, 1997; and, in the case of the Series D Notes, the Registration Statement on Form S-4, as amended, filed on August 17, 1998 and declared effective on September 9, 1998.

                          DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of the Issuer currently consists of 40,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the Record Date, the Issuer had 14,566,198 shares of Stock outstanding and no shares of preferred stock outstanding. The Issuer has reserved an aggregate of 403,403 shares of Stock for issuance pursuant to its stock option incentive plans. After the Restructuring, giving effect to the Reverse Split, the Issuer will have 4,034,034 shares of Stock outstanding (not including shares issuable pursuant to the exercise of the Warrants and not including shares issuable as incentive compensation under the new Incentive Plan).

   Each share of Stock has one vote on all matters on which stockholders are entitled or permitted to vote, including the election of directors. The holders of Common Stock are entitled to share ratably in dividends declared by the Board of Directors out of funds legally available therefor. The Issuer's borrowing agreements limit the ability of the Issuer to pay cash dividends on the Issuer's capital stock.

                      DESCRIPTION OF EXISTING INDEBTEDNESS
                         SENIOR SECURED CREDIT FACILITY

   The Issuer has a senior secured revolving credit facility ("the Facility") with a syndicate of banks and Fleet National Bank ("Fleet") as agent (collectively, "the Bank Group"). The outstanding borrowings under the Facility were $57.6 million at December 31, 2000. With the release of the Issuer's financial results at June 30, 2000, the Issuer was in violation of certain of its financial covenants. During the third quarter of fiscal 2000, the Issuer reached an agreement with the Bank Group to amend the Facility and to provide Anacomp with a waiver, which was in effect through October 26, 2000, with respect to those covenants of which the Issuer is in default. On October 26, 2000, the Bank Group declared Anacomp in violation of certain financial covenants of the Facility and the Issuer entered into a forbearance agreement with the Bank Group to amend the Facility and to delay the exercise of certain rights and remedies provided to the Bank Group under the Facility until February 28, 2001. The forbearance agreement was subsequently extended until March 28, 2001 and further extended through June 20, 2001 (subject to certain conditions in connection with the Amended and Restated Credit Agreement Term Sheet (as defined herein). The Issuer and the members of the Bank Group have entered into an Amended and Restated Credit Agreement Term Sheet (the "Amended and Restated Credit Agreement Term Sheet"), pursuant to which they will seek to effect a restructuring of the Senior Secured Credit Facility. The Amended and Restated Credit Agreement Term Sheet, provides for the extension of the terms of the Forbearance Agreement until May 15, 2001 or June 20, 2001 (as set forth therein). A more complete description of the various provisions contained in the Amended and Restated Credit Agreement Term Sheet may be found in the Disclosure Statement.

   The Facility is secured by virtually all of the Issuer's assets and 65% of the capital stock of the Issuer's foreign subsidiaries. The Facility contains covenants relating to limitations on capital expenditures, limitations on additional debt, limitations on open market purchases of the Notes, limitations on open market purchases of the Issuer's common stock, limitations on mergers and acquisitions, limitations on liens, minimum EBITDA requirements, minimum interest coverage ratios and minimum leverage ratios.

   In the event the Bank Group accelerates payment of Anacomp's outstanding borrowings, the Issuer's ability to make such payment will be dependent on generating sufficient cash from potential asset sales or obtaining alternate financing. There can be no assurance that the Issuer will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Issuer, if at all, or in amounts sufficient to satisfy the Issuer's obligations.


                                SKC TRADE CREDIT

   The Issuer purchases all of its requirements for coated duplicate microfilm from SKC under an amended supply agreement dated October 8, 1993. Pursuant to the supply agreement, SKC also provided the Issuer with a substantial portion of its polyester requirements for its magnetic media products prior to the sale of its Magnetics Division. The supply agreement has no minimum purchase requirements.

   In connection with the supply agreement, SKC also provided the Issuer with a $25 million trade credit facility, which was reduced to $15 million in fiscal 1997 and further reduced to $5 million in fiscal 1998. The $5 million trade credit is outstanding at September 30, 2000. The trade credit arrangement provided for interest at 1.75% over the prime rate of The First National Bank of Boston (10.75% as of December 31, 2000).

   In connection with an amendment to the supply agreement in May 1996, the Issuer agreed to certain price increases, retroactive to 1994, and the Issuer agreed to make the deferred payments related to the retroactive price increases to SKC. The amount of the deferred liability is $1 million. The supply agreement was further amended in October 1997. Under that agreement, the Issuer was obligated to pay in full all amounts outstanding by December 31, 2001.

   On February 5, 2001, SKC notified the Issuer that the Issuer was in default under the above-referenced trade credit agreement by reason of the Issuer's failure to make the October 1, 2000 interest payment on the Notes. The Issuer disputed this contention and so advised SKC. Thereafter the parties entered into an agreement resolving their differences, which provided, among other things, for the Issuer's agreement to pay SKC $1 million in each of June and July of this year and $300,000 per month each month thereafter until the outstanding balance is repaid.

        MARKET FOR ISSUER'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

   The Issuer's common stock is traded on the NASDAQ OTC Bulletin Board, as a result of the stock's October 2, 2000 delisting from the NASDAQ National Market. The common stock is traded under the symbol ANCO.OB. The following table sets forth the range of high and low closing prices for the Issuer's common stock for the periods indicated, as reported by NASDAQ:

                        FISCAL YEAR 2000                FISCAL YEAR 1999
                 ------------------------------------------------------------
                      High             Low            High             Low
                 -------------   -------------   -------------   ------------

First Quarter    $     18.63     $    15.75      $     18.63     $      8.88
Second Quarter         19.19          15.50            18.50           13.50
Third Quarter          15.88           2.00            19.25           15.50
Fourth Quarter          4.50            .15            18.50           15.81

   The Issuer's borrowing agreements limit the payment of cash dividends on the Issuer's capital stock.

   As of the Record Date, there were approximately [ ] holders of record of the Issuer's common stock. The number of beneficial Stockholders of record as of that date was approximately [___].

   On [___________], 2001, the day immediately prior to the date that the Issuer announced its intention to pursue the Restructuring, the closing sale price for the Stock was $[_____] per share.


                             MARKET PRICES OF NOTES

   The Notes are traded in the over-the-counter market by certain dealers who from time to time are willing to make a market in such securities. Trading of the Notes is, however, extremely limited. Prices and trading volume of the Notes in the over-the-counter market are not reported and are difficult to monitor. To the extent that Notes are traded, prices may fluctuate widely depending on, among other things, the trading volume and the balance between buy and sell orders.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion is a summary of certain federal income tax consequences of the Restructuring to the Holders and the Issuer, but does not purport to be a comprehensive description of all of the tax considerations relevant to the Restructuring. The following discussion deals only with Holders that are:

   o citizens or residents of the United States or any State or political subdivision thereof,

   o corporations, partnerships or other business entities created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia),

   o estates the income of which is subject to U.S. federal income taxation regardless of its source, or

   o trusts if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons is able to control all its substantial decisions.

   This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. Due to the lack of definitive judicial or administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below.

No rulings have been or will be requested or received from the Internal Revenue Service ("IRS") with respect to any of the matters discussed herein. No tax opinions have been or will be requested or received from the Issuer's tax advisors with respect to any of the matters discussed herein.

   This summary deals only with Holders that hold Notes as capital assets, and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes, or otherwise as part of an integrated transaction. This summary does not discuss all of the tax consequences that may be relevant to particular classes of Holders that are subject to special treatment under the federal income tax laws (such as banks, tax-exempt entities, Subchapter S corporations, insurance companies, retirement plans, regulated investment companies, securities dealers, and investors whose functional currency is not the U.S. dollar). Consequently, such Holders may be subject to special rules not discussed below.

   THE FEDERAL INCOME TAX CONSEQUENCES OF THE RESTRUCTURING ARE COMPLEX. ALL HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RESTRUCTURING AND THE OWNERSHIP AND DISPOSITION OF THE PLAN SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS.

      In General.

   The exchange of the Notes for Stock should qualify as a reorganization within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, if the Notes qualify as "securities" for federal income tax purposes (i.e., "tax securities"), as described below, then a Holder should not recognize gain or loss on the exchange, except to the extent the Stock received in the exchange is allocable to accrued interest or original issue discount ("OID") that the Holder has not previously included in taxable income (i.e., accrued but untaxed interest or OID). In addition, in this case, the Holder's tax basis in the Stock received (and which is not allocable to accrued but untaxed interest or original issue discount) will equal the Holder's adjusted tax basis in the Notes surrendered, and the Holder's holding period in such Stock will include its holding period for the Notes surrendered.

   The Code and the Treasury regulations thereunder do not provide any guidance on whether debt instruments, such as the Notes qualify as tax securities. In general, whether a debt instrument is classified as a tax security depends on an overall evaluation of the nature and terms of the debt instrument at the time it is issued. Debt instruments with a maturity of five years or less generally have not qualified as tax securities, whereas debt instruments with a maturity of ten years or more generally have qualified as tax securities. The Notes have terms in excess of five years, but less than ten years, and other features consistent with tax securities. The Issuer believes that it is likely, although not free from doubt, that the Notes will qualify as tax securities.

   If, however, the Notes are not treated as tax securities, then a Holder should recognize capital gain or loss equal to the difference between the fair market value of the Stock received in the exchange (other than the value of the Stock received that is allocable to accrued but untaxed interest, OID, or market discount, as described below) and the Holder's tax basis in the Notes surrendered. The Holder's tax basis in such Stock received will be equal to the fair market value of such Stock, and the Holder's holding period in such Stock will begin on the day after the Exchange Offer Closing Date or Expiration Date, as appropriate. Holders are urged to consult their tax advisors regarding the classification of the debt instruments involved in the Restructuring as tax securities and the resulting tax consequences if the Notes are not treated as tax securities. The balance of this discussion generally assumes that the Notes qualify as tax securities.

      Accrued but Untaxed Interest and Original Issue Discount.

   A Holder must ordinarily treat a portion of the consideration received upon an exchange (including a tax-free exchange) of a debt instrument for other property as ordinary income to the extent of any accrued but untaxed stated interest. Treasury regulations require that when notes are sold or exchanged between interest payment dates, part of the consideration received represents interest accrued to the date of the sale and must be reported as interest income. However, a Holder is not generally required to continue accruing stated interest that it does not expect to collect. If this is the case with respect to a Holder, because the fair market value of the Stock the Holders will receive under the

Exchange Offer is expected to be less than the adjusted issue price of the Notes, such Holder may not be required to report the receipt of stated interest for the period after April 1, 2000, which was the last date the Issuer paid stated interest with respect to the Notes. Arguably, OID on the Notes is subject to the same rules, although the IRS has asserted that OID is treated differently and must be reported regardless of likelihood of payment. In addition, regulations issued by the IRS require, in general, that payments made on a debt instrument be allocated first to unpaid interest and OID. Each Holder is encouraged to consult with its tax advisor as to whether and the extent to which any Stock is allocable to accrued but untaxed interest and OID.

   To the extent that Stock is allocable to untaxed interest or OID, the Holder will recognize ordinary income, and the aggregate tax basis of the Stock received by a Holder in the exchange that is treated as attributable to accrued but untaxed stated interest will be equal to the fair market value of the Stock on the Exchange Offer Closing Date or the Expiration Date, as appropriate. The holding period of the Common Stock attributable to accrued but untaxed stated interest will begin the day after the Exchange Offering Closing Date.

      Market Discount.

   In general, a Note that was not issued with OID is considered to have been acquired with "market discount" if the Holder's adjusted tax basis is less than the sum of all remaining payments to be made on the Note, excluding qualified stated interest. In the case of a Note that was originally issued with more than a de minimis amount of OID, "market discount" is generally the amount by which the Holder's tax basis in the Note immediately after its acquisition is less than the sum of the obligation's original issue price and any accrued OID.

   Market discount generally accrues ratably over the term of a debt instrument unless the holder elects to accrue such discount under a constant yield method. If the Notes constitute tax securities (as described above), and a Holder acquired its Note with market discount, any market discount that accrued but was not recognized with respect to the Note is carried over to the Stock received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of the Stock is treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Note. Any gain recognized by a Holder on the exchange of a Note acquired with market discount for Stock would be treated as ordinary income to the extent of the market discount that accrued thereon while it was considered to be held by such Holder (unless the Holder elected to include market discount in income as it accrues). If the Notes do not constitute tax securities, any gain recognized on the exchange will be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Note.

      Nonparticipating Holders.

   If a Holder does not tender a Note in connection with the Exchange Offer, but the Proposed Amendments are adopted and the Notes prior to the adoption of the Proposed Amendments (the "Pre-Amendment Notes") are considered to differ materially either in kind or extent from the Notes after the adoption of the Proposed Amendments (the "Post-Amendment Notes"), then the adoption of the Proposed Amendments will be deemed to give rise to an exchange of the Pre-Amendment Notes for the Post-Amendment Notes for federal income tax purposes. Under current law, it is unclear whether the Pre-Amendment Notes would be considered to differ materially either in kind or extent from the Post-Amendment Notes.

   If the adoption of the Proposed Amendments is not treated as an exchange, a nonparticipating Holder generally would not experience any federal income tax consequences. If, on the other hand, the adoption of the Proposed Amendments is treated as an exchange and both the Pre-Amendment Notes and the Post-Amendment Notes are treated as tax securities, as described above, gain would be ___ recognized to the extent that the "issue price" of the Post-Amendment Note exceeds the Pre-Amendment Note's adjusted basis. In general, if the Pre-Amendment Notes were issued with OID, to the extent the "stated redemption price" of the Post Amendment Notes exceeds the adjusted price on the Post-Amendment Notes, the Holder must ratably include OID in gross income using the constant yield method. If either the Pre-Amendment Notes or the Post-Amendment Notes are not treated as tax securities, then the exchange will be taxable. In all events, to the extent the Post-Amendment Note is allocable to accrued but untaxed interest or OID, a Holder will recognize ordinary income.

      Backup Withholding.

   A noncorporate Holder may be subject to backup withholding at the rate of 31 percent with respect to "reportable payments," which include payments in respect of dividends, interest or accrued OID, and the proceeds of a sale, exchange or redemption of Notes or Stock. The payor will be required to deduct and withhold the prescribed amounts if (a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor in the manner required, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (c) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under Section
3406(a)(1)(C) of the Code, or (d) the payee is notified by the IRS that he or she failed to report properly payments of interest and dividends and the IRS has notified the Issuer that he or she is subject to backup withholding.

   Amounts paid as backup withholding do not constitute an additional tax and will be credited against the Holders' federal income tax liabilities, so long as the required information is provided to the IRS. The Issuer will report to the Holders and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on such securities to any noncorporate Holder other than an "exempt recipient."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE ISSUER

      Cancellation of Indebtedness.

   The exchange of Notes for Stock will result in a cancellation, in full or in part, of the Issuer's outstanding indebtedness. A taxpayer generally realizes cancellation of debt ("COD") income for federal income tax purposes equal to the amount of any indebtedness that is discharged or canceled during the taxable year. In the case of an exchange such as that contemplated by the Restructuring, where outstanding indebtedness is canceled in exchange for other property (such as the Stock), the amount of such COD income is, in general, equal to the excess of the adjusted issue price (including accrued but unpaid interest) of the indebtedness satisfied over the fair market value of the other property issued therefor.

   If a discharge of indebtedness is granted by a court in a Chapter 11 proceeding (or is made pursuant to a plan approved by such court), such income is excluded from the taxpayer's taxable income under Code
Section 108(a). Consequently, if the exchange occurs as a result of a Chapter 11 proceeding, in accordance with the Prepackaged Plan or otherwise, any COD income attributable to the Restructuring will be excluded from the Issuer's taxable income. Alternatively, Code section 108(a) provides that an insolvent taxpayer may exclude COD income to the extent of the taxpayer's insolvency. The Issuer anticipates that even if the exchange does not occur as a result of a Chapter 11 proceeding, all or substantially all of any COD income attributable to the exchange will be excluded from the Issuer's taxable income.

   However, Code Section 108(b) provides, in general, that certain tax attributes of a debtor, including any net operating loss carryforwards, must be reduced by the amount of the debtor's COD income that is excluded under Code
Section 108(a). Alternatively, under Code Section 108(b)(5), a debtor may elect to reduce its tax basis in depreciable property for any portion of the reduction required under Code Section 108(b)(1) prior to reducing its NOLs and other tax attributes.

   As a result of the Restructuring, and assuming the fair market value of the Stock received by the Holders is $82 million (see discussion of CSFB's valuation disclosed in "Restructuring Considerations" above), the Issuer estimates that it will realize not less than approximately $271 million of COD income, which will substantially reduce or eliminate the net operating loss carryforwards of the Issuer (the "NOLs") of approximately $200 million. However, if the Issuer makes an election under Code Section 108(b)(5), the Issuer may retain a significant portion of its NOLs.

      Limitation of Net Operating Loss Carryforwards, Capital Loss Carryforwards and Certain Other Built-In Loss Items Following an Ownership Change.

   Section 382 of the Code generally limits a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses, and depreciation and amortization deductions, recognized within a five-year period) if the corporation undergoes an "ownership change." Section 383 of the Code applies similar limitations to capital loss carryforwards and tax credits. In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable "testing period" (generally the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent ownership change of the corporation). A 5 percent shareholder for these purposes includes, very generally, an individual or entity that directly or indirectly (and taking into account certain attribution rules) owns 5 percent or more of the value of the corporation's stock during the relevant period, and may include one or more groups of shareholders that in the aggregate own less than 5 percent of the value of the corporation's stock.

   The Issuer estimates that it will have NOL carryforwards as of September 30, 2000 of approximately $200 million, which are expected to be substantially reduced or eliminated as a result of the COD income. In addition, the Issuer estimates that, as of September 30, 2000, it did not have capital loss carryforwards. However, there can be no assurance that the IRS will concur in the reporting positions and valuations on which the Issuer's COD, NOL, capital loss carryforward and basis calculations are made.

   In general, for a corporation that undergoes an ownership change within the meaning of Section 382, the Section 382 limitation is equal to the fair market value of the corporation's equity immediately before the ownership change, multiplied by the federal long-term tax exempt rate (4.92% for ownership changes occurring in April, 2001). Currently, based upon public filings, the Issuer believes that its 5 percent shareholders had increased their ownership of the Issuer's Stock by more than 30 percent during the applicable testing period. If the Issuer's 5 percent shareholders have increased or do increase their ownership of the Issuer's Stock by more than 50 percent during the applicable testing period before the surrender of the Notes for Stock under Chapter 11, or if the exchange does not occur in a bankruptcy proceeding under Chapter 11, the Issuer's Section 382 limitation is expected to be a nominal amount and the Issuer may be unable to utilize any of its NOLs, capital loss carryforwards, or possibly certain built-in losses (including certain depreciation and amortization deductions) realized in the five-year period following such ownership change because the Issuer's equity is not expected to have any significant value at the time of such ownership change.

   However, if the Issuer does not undergo a Section 382 ownership change prior to the exchange of the Notes for Stock, and the exchange occurs in the Prepackaged Plan or otherwise under Chapter 11, then the Issuer intends to determine its Section 382 limitation under the provisions of Section 382(l)(6) of the Code. Code section 382(l)(6) generally applies to an ownership change that occurs pursuant to a plan of reorganization in a bankruptcy proceeding under title 11 of the United States Code to which Code Section 382(l)(5) is inapplicable. Under Section 382(l)(6) of the Code, the fair market value of the Issuer's equity for purposes of Code Section 382 will include the increase in its value resulting from the cancellation of creditors' (including Holders') claims in the Restructuring (but generally only to the extent of the COD realized by the Issuer in the Restructuring).

   If the exchange occurs in the Prepackaged Plan or otherwise under Chapter 11, taking into account Code Section 382(l)(6) and assuming that the Issuer does not experience an ownership change prior to Restructuring, the Issuer believes that its value for purposes of Section 382 would be approximately $69 million to $82 million on the Effective Date and therefore, based on a federal tax-exempt rate of 4.92% (which is the rate that is effective for ownership changes occurring in April, 2001), its Section 382 limitation is expected to range from $3.4 million to $4.0 million annually. No assurances are given, however, as to the Issuer's actual annual limitation. Unused portions of each year's Section 382 limitation amount may be carried forward to increase the next year's Section 382 limitation amount until a corporation's NOLs expire unused.

      Alternative Minimum Tax.

   In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20% rate to the extent such tax exceeds the corporation's regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMT, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular federal income tax purposes by available NOL and capital loss carryforwards, only 90% of a corporation's AMTI may be offset by available NOL and capital loss carryforwards (as recomputed for AMT purposes). Thus in any year for which the Issuer may be subject to the AMT, any AMTI recognized would be taxable at an effective rate of at least 2% (i.e., 20% tax rate applied to 10% of the AMTI not offset by the NOL carryforwards), even if the Issuer would have sufficient AMTI NOLs to otherwise completely offset its AMTI.

   THE FEDERAL INCOME TAX CONSEQUENCES OF THE RESTRUCTURING ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE RESTRUCTURING AND THE OWNERSHIP AND DISPOSITION OF THE NOTES AND THE STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.


                                   MANAGEMENT

   See "Directors and Executive Officers of the Company" in the Proxy Statement which is annexed hereto.


                     POST RESTRUCTURING BOARD CONFIGURATION

   If the Restructuring is consummated, the Board of Directors of the Issuer will consist of seven members, one of whom shall be the Chief Executive Officer of the Company, one of whom shall be appointed by existing management subject to approval of the Ad Hoc Noteholders Committee and the remaining five of whom shall be appointed by the Ad Hoc Noteholders Committee. Biographical information concerning the Issuer's incumbent directors as well as those individuals who shall constitute the Board of Directors of the Issuer after giving effect to the Exchange Restructuring, may be found in the Proxy Statement.


                     MANAGEMENT AND EMPLOYEE INCENTIVE PLAN

   On September 1, 1999, in light of the Issuer's financial condition, the Issuer suspended its employee bonus plan and 401(k) contributions as part of an effort to reduce expenses. To maintain its employees, remain competitive, and facilitate the Restructuring, the Issuer's Board of Directors approved the Incentive Compensation Plan, which will be effective starting April 1, 2001 (i.e., commencing within the second half of the Issuer's 2001 fiscal year). The principal terms of the Incentive Compensation Plan are as follows:

   1. 401(k) Plan.

   All participants in the Issuer's 401(k) plan (the "401(k) Plan") will receive an Issuer match equal to 50% of their contribution up to a maximum of $2,500. Employee must contribute $5,000 to receive the maximum in Issuer matching funds. The Issuer's 50% match will be made on a quarterly basis and will vest over a four-year period, with 25% of all contributions vesting at the end of each year of participation in the 401(k) Plan. Unvested contributions will be used for future Issuer matches. Years of participation in the 401(k) Plan is measured from the participant's date of hire. Unvested contributions will be returned to Anacomp if the participant leaves the Company prior to completion of three years of service.

   2. Bonus Plan and Profit Sharing Plan.

   The Issuer has established annual cash flow goals as the basis for payment of bonuses and profit sharing under the Incentive Compensation Plan. For the current fiscal year, the bonuses and profit sharing described below will be payable if the Issuer achieves its cash flow goal of $24,950,000 of earnings before interest, taxes, depreciation and amortization (including any reductions for one-time and extraordinary charges relating to the Restructuring or otherwise), and additional bonuses will be payable if the Issuer's cash flow is 20% above the goal (i.e., $29,940,000). If the Issuer fails to achieve the cash flow goal, management and the Board may approve discretionary bonuses to be paid based on individual and/or Issuer performance. Certain bonuses will also be payable based on annual goals and objectives assigned to the business unit managers, which must be achievable and measurable.

   Employees reporting directly to the Chief Executive Officer (approximately six people - four corporate managers and two business unit managers) will earn bonuses of 50% of base salary if the Issuer meets its annual cash plan (25% of salary in the 2001 fiscal year because the plan begins mid-year), and will earn bonuses of up to 60% of base salary (30% in fiscal year 2001) if the Issuer exceeds its annual cash plan by 20%.

   Employees reporting directly to the corporate managers (approximately five people) will earn bonuses of 30% of base salary if the Issuer meets its annual cash plan (15% in fiscal year 2001), and will earn bonuses of up to 40% of base salary (20% in fiscal year 2001) if the Issuer exceeds its annual cash plan by 20%.

   Employees reporting directly to the business unit managers (approximately nine people) will earn bonuses 15% of base salary (7.5% in fiscal year 2001) if the Issuer meets its annual cash plan, and will earn bonuses of up to 20% of base salary (10% in fiscal year 2001) if the Issuer exceeds its annual cash plan by 20%. Employees will earn bonuses of an additional 15% of base salary (7.5% in fiscal year 2001) if the business unit manager's division meets its annual goals and objectives, and will earn bonuses of up to an additional 20% of base salary (10% in fiscal year 2001) if the manager's division exceeds its annual goals and objectives by 20%.

   Field operations managers (approximately eleven people), reporting to business unit managers will earn bonuses of up to 25% of their base salaries (12.5% in fiscal year 2001) based on the performances of Anacomp, their business unit and their region or area of responsibility.

   The Issuer's cash flow goals will also be the basis for its profit sharing plan. All employees who have been employed on a full-time basis for at least one year on September 30, 2001 and who are not under any other bonus or commission plan, will be able to participate. Eligible employees will receive bonuses of 5% of their base salary (2.5% in fiscal year 2001) if the Issuer meets its annual cash plan. Eligible employees may earn bonuses of up to 7% of their base salary (3.5% in fiscal year 2001) if the Issuer exceeds its annual cash plan by 20%.

   For the second half of fiscal year 2001, the total payroll for Anacomp is estimated at $26,750,000. Bonuses and profit sharing payable if Anacomp meets its cash flow goal are estimated to be $1,628,725, or 6.09% of total payroll. If Anacomp exceeds its cash flow goal by 20%, bonuses and profit sharing payable are estimated to be up to $2,187,805 or 8.18% of total payroll.

   As discussed herein, under the terms of an incentive plan (the "Incentive Plan"), as set forth in the Lock-Up Agreement, a total of 403,403 shares of Stock (or 7.7% of the outstanding Stock after giving effect to the Exchange Restructuring, the Reverse Split and the issuance of all shares of Stock issuable as a result of the Warrants) will be reserved for issuance as incentive compensation to management and employees of Anacomp. The reconstituted Board of Directors, after the consummation of the Restructuring, will decide the allocation and manner of such incentive compensation.


                  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   See the Proxy Statement attached hereto for a description of certain employment agreements which effect the Issuer and the effect an event deemed to be a change of control would have upon such agreements.


                            OWNERSHIP OF COMMON STOCK

   See the Proxy Statement attached hereto.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   See the Proxy Statement attached hereto.

                          ADVISORS AND REPRESENTATIVES

RESTRUCTURING ADVISOR

   In June of 2000, Anacomp retained Crossroads LLC ("Crossroads") to assist it with financial restructuring activities. Crossroads is a nationally known turnaround management-consulting firm with offices in California, Texas, Connecticut and New York. Crossroads has been instrumental in assisting Anacomp with implementing additional cash controls, developing a weekly cash-forecasting model and addressing the concerns and objectives of the Bank Group and other constituents. Crossroads is compensated on a times and materials basis.

FINANCIAL ADVISOR

   During the summer of 2000, Anacomp also retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as financial advisor to assist Anacomp in restructuring Anacomp's debt and exploring strategic alternatives. The terms of DLJ's engagement were set forth in a letter agreement dated as of July 28, 2000 (the "Original Letter Agreement"). In the months since DLJ's retention, the terms of DLJ's employment were amended several times, and DLJ was acquired by an affiliate of Credit Suisse First Boston Corporation ("CSFB"). The terms of Anacomp's employment of CSFB (as DLJ's successor) are set forth in an amendment to the Original Letter Agreement dated as of December 6, 2000 (the "Amended Letter Agreement").

   Pursuant to the Amended Letter Agreement, Anacomp agreed to pay CSFB a monthly fee of $100,000 (the "Restructuring Fee") and to reimburse CSFB for out of pocket expenses. In the event of certain restructuring transactions occurring before the Termination Date (as defined therein, July 31, 2001, unless the parties agree on an extension or CSFB is terminated under the terms of the Amended Letter Agreement), Anacomp agreed to make certain payments to CSFB. If the transactions contemplated hereunder are consummated, CSFB will receive the following payments: (1) The Restructuring Fee; (2) Warrants equal to 1.25% of the Warrants distributed to the holders of Existing Common Stock; (3) If the Facility is refinanced with a lender other than the existing Bank Group, a cash payment of 1.25% of the amount refinanced (the "Refinancing Fee"), or $790,000 if the new facility is $62.0 million.

FINANCIAL ADVISOR TO THE AD HOC NOTEHOLDERS COMMITTEE

   The financial advisor to the Ad Hoc Noteholders Committee is Jefferies & Co., Inc. ("Jefferies"). Pursuant to a letter agreement dated as of August 17, 2000, subject to certain terms and conditions specified therein, Anacomp agreed (i) to pay Jefferies a monthly fee of $100,000, with $85,000 paid monthly and the balance accrued and payable on the earliest to occur of (a) a liquidity event, including a refinancing, sale of some or all of Anacomp's assets, a liquidation or other transaction which results in $10 million or more in gross proceeds to Anacomp, (b) the consummation of a Restructuring, (as defined therein, each complete or partial recapitalization, restructuring and/or refinancing of the Notes) or (c) the expiration or termination of Jefferies' engagement; (ii) upon consummation of a Restructuring, to pay Jefferies a Transaction Fee (as defined therein, at the Ad Hoc Noteholders Committee's option, cash or securities received by holders of the Notes in the Restructuring, in an amount equal to 1.0% of the Transaction Value (as defined therein) that exceeds $0.20 per $1.00 of Old Note Claims restructured); and (iii) to reimburse Jefferies' reasonable expenses.

INFORMATION AGENT; BALLOTING AGENT

   GS has been appointed as Information Agent and Balloting Agent in connection with the Exchange Offer and the solicitation of acceptances of the Prepackaged Plan. Any questions regarding how to tender in the Exchange Offer or how to vote on the Prepackaged Plan and any requests for additional copies of this Memorandum, Letters of Transmittal, Ballots or Master Ballots should be directed to the Information Agent at its address and telephone number set forth on the back cover of this Offering Memorandum.

DEPOSITARY

   The Bank of New York will act as depositary for the Notes to be tendered in the Exchange Offer. BONY will receive $10,000 plus expenses plus the fees and expenses of its counsel (estimated at $3,000) for providing such services.

ESTIMATED FEES AND EXPENSES

   The Issuer estimates that fees and expenses incurred in connection with the Restructuring will be approximately $9 million including financial advisory fees, commitment fees, legal fees, printing fees, accounting fees, Trustee fees, Depositary Fees, Information Agent fees, Balloting Agent fees, out-of-pocket expenses and other fees and expenses. The Issuer will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Memorandum and related documents to the beneficial owners of the Notes and in handling or forwarding tenders of their customers.

   Below is a breakdown of the estimated fees and expenses related to the Restructuring (in thousands):

         Bank Fees and Expenses......................   $  945
         Investment Banking Services.................    3,700
         Legal Services..............................    2,720
         Accounting Services.........................      125
         Other Fees and Expenses.....................    1,544
                                                        ------
             Total...................................   $9,034
                                                        ======

------------

The Issuer anticipates that all fees referenced above shall be paid by June 30, 2001


                                  LEGAL MATTERS

   Certain legal matters in connection with the Stock and the Warrants offered hereby will be passed upon by Cadwalader, Wickersham & Taft, special counsel to the Issuer.

                           INDEX TO FINANCIAL INFORMATION

Anacomp, Inc. and Subsidiaries unaudited condensed consolidated balance sheets as of December 31, 2000 and September 30, 2000 and related condensed consolidated statements of operations and cash flows for the three months ended December 31, 2000 and 1999, and notes to the condensed consolidated financial statements
(including disclosure of certain events which occurred subsequent to Anacomp's filing of Form 10-Q for the same periods).......................F-2

Report of Independent Public Accountants with accompanying
consolidated balance sheets of Anacomp, Inc. and Subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended
September 30, 2000 and notes to the consolidated financial
statements..................................................................F-13

                         ANACOMP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    December 31,   September 30,
(in thousands)                                          2000           2000
                                                    ------------   -------------
ASSETS                                              (Unaudited)
Current assets:
   Cash and cash equivalents....................     $ 22,548       $ 13,988
   Accounts and notes receivable, net...........       51,735         53,560
   Current portion of long-term receivables,
     net........................................        2,068          1,763
   Inventories..................................        8,119          8,297
   Prepaid expenses and other...................        5,459          7,834
                                                     --------       --------
Total current assets............................       89,929         85,442

Property and equipment, net.....................       41,612         45,197
Long-term receivables, net of current portion...        2,888          1,864
Goodwill........................................       95,748         98,427
Other assets....................................        7,244          7,359
                                                     --------       --------
                                                     $237,421       $238,289
                                                     ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Senior secured revolving credit facility.....     $ 57,575       $ 57,650
   10-7/8% senior subordinated notes payable....      311,193        311,272
   Accounts payable.............................       18,971         19,737
   Accrued compensation, benefits and
     withholdings...............................       15,110         15,239
   Accrued income taxes.........................        3,371          3,638
   Accrued interest.............................       26,023         17,647
   Other accrued liabilities....................       32,906         33,490
                                                     --------       --------
Total current liabilities.......................      465,149        458,673
                                                     --------       --------

Long-term liabilities:
   Other long-term liabilities..................       10,485         10,542
                                                     --------       --------
Total long-term liabilities.....................       10,485         10,542
                                                     --------       --------

Stockholders' equity (deficit):
   Preferred stock..............................          ---            ---
   Common stock.................................          146            146
   Additional paid-in capital...................      111,324        111,324
   Accumulated other comprehensive loss.........       (5,013)        (5,402)
   Accumulated deficit..........................     (344,670)      (336,994)
                                                     --------       --------
Total stockholders' deficit.....................     (238,213)      (230,926)
                                                     --------       --------
                                                     $237,421       $238,289
                                                     ========       ========



        See the notes to the condensed consolidated financial statements

                         ANACOMP, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                        Three Months Ended
                                                            December 31,
                                                     -------------------------
(in thousands, except per share amounts)               2000            1999
                                                     --------        ---------
Revenues:
   Services..................................        $60,615         $ 72,530
   Equipment and supply sales................         21,526           29,294
                                                     -------         --------
                                                      82,141          101,824
                                                     -------         --------

Cost of revenues:
   Services..................................         39,205           45,829
   Equipment and supply sales................         14,755           18,423
                                                     -------         --------
                                                      53,960           64,252
                                                     -------         --------

Gross profit.................................         28,181           37,572
Costs and expenses:
   Engineering, research and development.....          1,737            2,481
   Selling, general and administrative.......         20,542           23,108
   Amortization of reorganization asset......            ---           12,003
   Amortization of intangible assets.........          2,680            5,374
                                                     -------         --------

Operating income (loss) .....................          3,222           (5,394)

Other income (expense):
   Interest income...........................            356              282
   Interest expense and fee amortization.....        (11,121)          (9,596)
   Other.....................................            254               25
                                                     -------         --------
                                                     (10,511)          (9,289)
                                                     -------         --------
Loss before provision for income taxes.......         (7,289)         (14,683)
Provision for income taxes...................            387              521
                                                     -------         --------
Net loss.....................................        $(7,676)        $(15,204)
                                                     =======         ========

Basic and diluted per share data:

   Basic and diluted net loss................        $ (0.53)        $  (1.06)
                                                     =======         ========

   Shares used in computing basic and diluted
    net loss per share.......................         14,569           14,345
                                                     =======         ========



        See the notes to the condensed consolidated financial statements

                         ANACOMP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                        Three Months Ended
                                                            December 31,
                                                     -------------------------
(in thousands)                                         2000            1999
                                                     --------        ---------
Cash flows from operating activities:
   Net loss......................................    $(7,676)         (15,204)
   Adjustments to reconcile net loss to net
    cash provided by (used in) operating
    activities:
    Depreciation and amortization................      8,374           21,798
    Non-cash compensation........................      ---                 86
    Change in assets and liabilities:
     Decrease in accounts and other receivables..        322            7,336
     Decrease (increase) in inventories..........        126           (3,733)
     Decrease (increase) in prepaid expenses
       and other assets..........................      1,345           (2,593)
     Decrease in accounts payable, accrued
       expenses and other liabilities............     (2,003)          (7,965)
     Increase (decrease) in accrued interest.....      8,376           (8,472)
                                                     -------         --------
       Net cash provided by (used in) operations.      8,864           (8,747)
                                                     -------         --------

Net cash used in investing activities:
   Purchases of property and equipment...........       (993)          (3,639)
                                                     -------         --------

Cash flows from financing activities:
   Proceeds from the exercise of options.........      ---                480
   Repurchases of common stock...................      ---             (1,596)
   Proceeds from liquidation of currency swap
    contracts....................................        763            ---
   Net proceeds from revolving line of credit....      ---             12,000
   Principal payments on line of credit .........        (75)           ---
                                                     -------         --------
       Net cash provided by financing activities.        688           10,884
                                                     -------         --------
Effect of exchange rate changes on cash..........          1           (1,231)
                                                     -------         --------
Increase (decrease) in cash and cash equivalents.      8,560           (2,733)
Cash and cash equivalents at beginning of period.     13,988           11,144
                                                     -------         --------
Cash and cash equivalents at end of period.......    $ 22,548        $  8,411
                                                     =======         ========

Supplemental Information:
  Cash paid for interest.........................    $ 1,941         $ 17,528
                                                     =======         ========
  Cash paid for income taxes.....................    $   654         $  1,735
                                                     =======         ========



        See the notes to the condensed consolidated financial statements

                         ANACOMP, INC. AND SUBSIDIARIES
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1. COMPANY OPERATIONS AND LIQUIDITY ISSUES

Anacomp, Inc. ("Anacomp" or the "Company") reported a loss totaling $7.7 million and positive cash flows from operations of $8.9 million for the first quarter of fiscal 2001. As of December 31, 2000, the Company has a working capital deficiency of $375 million, including $311 million in senior subordinated notes, and a stockholders' deficit of $238 million.

The Company is experiencing significant liquidity issues and is in default of its senior secured revolving credit facility totaling $57.6 million at December 31, 2000. The Company and the senior secured revolving credit facility lenders are operating under an agreement that amends and continues the credit facility and provides Anacomp with a forbearance of default remedies valid through February 28, 2001, with respect to those covenants of which the Company is in default. The forbearance agreement places additional restrictions on the credit facility and requires the Company to meet additional covenants and operating requirements, including limitations on certain spending activities. The Company and the Bank Group (See Note 4) are currently negotiating an extension of the forbearance agreement and an amendment of the existing revolving credit facility.

On October 1, 2000, the Company did not make a required $17 million interest payment to the holders of the Company's senior subordinated notes totaling $311 million at December 31, 2000. The Company has continued discussions with certain of the holders of the senior subordinated notes and their legal and financial advisors to explore various alternatives to resolve the Company's liquidity situation, including a possible debt restructuring (see Note 5).

Management continues to work with its lenders and their advisors in order to address the defaults as well as to explore possible financing alternatives. Management has been evaluating all of the Company's operations, determining its strategic direction and taking actions aimed at satisfying and restructuring its debt obligations and improving operations and cash flows. The Company is exploring multiple alternatives, such as possible discontinuance or sale of certain of its business units or parts thereof, and fundamental changes in its corporate activities and structure. The Company is in varying stages of discussions with third parties regarding possible sales of certain assets and lines of business. The Company continued to reduce the level of expenditure in its docHarbor business unit during the first quarter of fiscal 2001 to reduce cash outflows and bring costs more in line with expected revenue growth, as well as to comply with requirements imposed by its senior secured revolving credit lenders. On January 17, 2001, the Company announced it had entered into a non-binding Letter of Intent to sell 100% of the docHarbor business unit to a large corporate buyer. The transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. It is expected that Anacomp's Document Solutions business will continue to use docHarbor's services for its Internet-based document services. Although there can be no assurance the sale will be consummated, it is expected that terms of the sale will be finalized in the second quarter of fiscal 2001. If the sale is not completed, the Company will continue to evaluate its docHarbor business in an effort to preserve cash and meet its other commitments. During the first quarter, management has continued to take actions in an effort to improve operating results and cash flows.

In the event the senior secured lenders accelerate the required payment of Anacomp's outstanding borrowings, the Company's ability to make such payment would be dependent on generating sufficient cash from potential asset sales discussed above or obtaining alternate financing. There can be no assurance that the Company will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Company, if at all, or in amounts sufficient to satisfy the Company's obligations.

In the event the senior subordinated note holders accelerate payment of Anacomp's outstanding notes, the Company would not have resources available to repay such notes. Through February 13, 2001, no action has been taken by the senior subordinated note holders to declare the unpaid principal and interest to be due and payable. There can be no assurance that the senior subordinated note holders will continue not to declare the notes and related interest immediately due and payable.

In an event of acceleration of any of the Company's indebtedness, it is possible that the Company may be required to seek protection under bankruptcy laws, either voluntarily or involuntarily.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed above and as shown in the accompanying financial statements, the Company has operating and liquidity concerns that raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will be able to restructure successfully its indebtedness or that its liquidity and capital resources will be sufficient to maintain its normal operations. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The report of the Company's independent public accountants on the Company's financial statements included in its Form 10-K for the year ended
September 30, 2000 contained a modification related to the Company's ability to continue as a going concern.

NOTE 2. BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements include the accounts of Anacomp and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. These financial statements, except for the balance sheet as of September 30, 2000, have not been audited but, in the opinion of the Company's management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position, results of operations and cash flows for all periods presented. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended September 30, 2000, included in the Company's fiscal 2000 Annual Report on Form 10-K. Interim operating results are not necessarily indicative of operating results for the full year or for any other period.

NOTE 3. MANAGEMENT ESTIMATES AND ASSUMPTIONS

The Company's preparation of the accompanying condensed consolidated financial statements in conformity with generally accepted accounting principles requires its management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates have been prepared on the basis of the most current available information and actual results could differ from those estimates. Certain prior period amounts have been reclassified to conform to the current period presentation.

NOTE 4. SENIOR SECURED REVOLVING CREDIT FACILITY

The Company has a senior secured revolving credit facility ("the Facility") with a syndicate of banks and Fleet National Bank ("Fleet") as agent (collectively, "the Bank Group"). The outstanding borrowings under the Facility were $57.6 million at December 31, 2000. With the release of the Company's financial results at June 30, 2000, the Company was in violation of certain of its financial covenants. During the third quarter of fiscal 2000, the Company reached an agreement with the Bank Group to amend the Facility and to provide Anacomp with a waiver, which was in effect through October 26, 2000, with respect to those covenants of which the Company is in default. On October 26, 2000, the Bank Group declared Anacomp in violation of certain financial covenants of the Facility and the Company entered into a forbearance agreement with the Bank Group to amend the Facility and to delay the exercise of certain rights and remedies provided to the Bank Group under the Facility until February 28, 2001.

As discussed above, the Company is not in compliance with certain of the covenants and is operating under a forbearance agreement with the Bank Group. Management believes that the Company has been in compliance with the forbearance agreement and has made progress in improving the business operations of the Company. Management believes that the Company's ability to continue to meet the Bank Group's objectives by February 28, 2001 will significantly influence the resolution of the debt issues faced by the Company. The Company and the Bank Group are currently negotiating an extension of the forbearance agreement and an amendment of the existing revolving credit facility.

Significant provisions of the forbearance agreement are (a) a reduction of the Facility commitment from $75 million to $64.2 million, with commitment reductions of $400,000 on December 15, 2000 and another $400,000 on January 31, 2001; (b) all proceeds of Company asset dispositions must be used to reduce the outstanding borrowings, which will also permanently reduce the Facility commitment; (c) the Eurocurrency interest rate option was suspended and the Base Rate (as defined below) interest rate option was increased by 1%, with the accrual of another 1% to be paid in the event that the outstanding borrowings are not reduced by $20 million by February 28, 2001; (d) the maturity date of the Facility was changed from June 15, 2003 to June 15, 2002; (e) the Company may not provide funds to the docHarbor business unit in excess of an agreed-upon budget; (f) the Company may not remit funds to its foreign subsidiaries; and (g) the Company is prohibited from making any payment in satisfaction of the senior subordinated notes (see Note 5) or any related accrued interest.

As of February 13, 2001, the Facility commitment, as amended, totaled $63.2 million. The Facility is available for borrowings of up to $57.2 million and for letters of credit of up to $6 million.

Loans under the Facility bear interest, payable monthly, at the Base Rate plus 1.75% plus accrued interest of another 1% if the outstanding loans are not reduced by $20 million on February 28, 2001. The "Base Rate" for any day means the higher of (i) the corporate base rate of interest announced by Fleet and
(ii) the federal funds rate published by the Federal Reserve Bank of New York on the next business day plus 1/2%.

The Facility is secured by virtually all of the Company's assets and 65% of the capital stock of the Company's foreign subsidiaries. The Facility contains covenants relating to limitations on capital expenditures, limitations on additional debt, limitations on open market purchases of the Company's Senior Subordinated Notes (see Note 5), limitations on open market purchases of the Company's common stock, limitations on mergers and acquisitions, limitations on liens, minimum EBITDA requirements, minimum interest coverage ratios and minimum leverage ratios.

In the event the Bank Group accelerates payment of Anacomp's outstanding borrowings, the Company's ability to make such payment will be dependent on generating sufficient cash from potential asset sales or obtaining alternate financing (see Note 1). There can be no assurance that the Company will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Company, if at all, or in amounts sufficient to satisfy the Company's obligations.

NOTE 5. SENIOR SUBORDINATED NOTES

The Company has outstanding $311 million of publicly traded 10-7/8% Senior Subordinated Notes ("the Notes"). An interest payment on the Notes of approximately $17 million is due semi-annually on October 1 and April 1 of each year. The Company did not make the interest payment that was due on October 1, 2000 and does not expect to make the payment due on April 1, 2001. Fleet provided notice to the trustee of the Notes on October 26, 2000 ("the Notice Date") that the Company was in default of certain covenant provisions in the Facility. Under the provisions of the indenture governing the Notes, due to the default under the Facility, the Company cannot make payments in satisfaction of the Notes or any related accrued interest for 179 days from the Notice Date.

The Company continues to have discussions with certain of the holders of the Notes and their legal and financial advisors to explore various alternatives to resolve the Company's liquidity situation, including a possible debt restructuring. The Company has engaged Credit Suisse First Boston to serve as advisors regarding financial alternatives with respect to the outstanding Notes. Because of the missed interest payment, which is an event of default, the Notes have been classified as a short-term obligation in the accompanying condensed consolidated balance sheets.

In the event the Note holders accelerate payment of Anacomp's outstanding Notes, the Company would not have resources available to repay such Notes. Through February 13, 2001, no action has been taken by the Note holders to declare the unpaid principal and interest to be due and payable. There can be no assurance that the Note holders will continue not to declare the Notes and related interest immediately due and payable.

The Notes have no sinking fund requirements and are due in full on April 1, 2004. The Notes are redeemable at the option of the Company in whole or in part at prices ranging from 108.156% to 102.710% plus accrued and unpaid interest until April 1, 2003. On or after April 1, 2003, the Notes may be redeemable at 100% plus accrued and unpaid interest. Upon a Change of Control (as defined), the Company is required to make an offer to purchase the Notes then outstanding at a purchase price equal to 101% plus accrued and unpaid interest.

The Notes are general unsecured obligations of the Company and expressly subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu with any future Senior Subordinated Indebtedness (as defined) and senior to all Subordinated Indebtedness (as defined) of the Company.

The indenture relating to the Notes contains covenants related to limitations of indebtedness of the Company and restricted subsidiaries, limitations on restricted payments, _limitations on distributions from ___ restricted subsidiaries, limitations on sale of assets and restricted subsidiary stock, limitations on liens, a prohibition on layering, limitations on transactions with affiliates, limitations on issuance and sale of capital stock of restricted subsidiaries, limitations of sale/leaseback transactions, and limitations on mergers, consolidations or sales of substantially all of the Company's assets.

NOTE 6. RESTRUCTURING ACTIVITIES

In prior fiscal periods, the Company has recorded restructuring charges for a reorganization of its workforce in the United States and Europe along its three lines of business, reorganized parts of its corporate staff, and phased out its manufacturing operations.

The following table displays the activity and balances of the restructuring reserve account from September 30, 2000 to December 31, 2000:

(in thousands)

                                September 30,                       December 31,
                                   2000                                2000
          Type of Cost            Balance    Additions  Deductions    Balance
------------------------------  ------------ ---------  ----------  ------------
                                                                    (unaudited)
Employee separations             $ 3,224     $  ---      $(1,596)    $1,628
Facility closing                   1,821        ---         (162)     1,659
Contract obligations               1,100        ---         (253)       847
Other                              1,380        ---         (411)       969
                                 -------     -------     -------     ------
                                 $ 7,525     $  ---      $(2,422)    $5,103
                                 -------     -------     -------     ------

As the Company continues to develop, refine and implement its plans, it is anticipated that additional restructuring charges could be incurred in the near term. Additionally, certain courses of action may be taken that could result in impairments of goodwill or other Company assets.

NOTE 7. INVENTORIES

Inventories consist of the following:
(in thousands)                                       December 31,  September 30,
                                                     ------------  -------------
                                                         2000           2000
                                                     ------------  -------------
                                                     (unaudited)
Finished goods, including purchased film..........   $   7,271       $   7,717
Work in process...................................         107              66
Raw materials and supplies........................         741             514
                                                     ---------       ---------
                                                     $   8,119       $   8,297
                                                     =========       =========

NOTE 8. HEDGING

The Company has in the past entered into currency swap agreements that hedge the U.S. Dollar value of the Company's investment in the net assets of certain foreign subsidiaries. In November 2000, the Company terminated its currency swap agreement and received $0.8 million in cash proceeds. These proceeds have been reflected as a component of accumulated other comprehensive loss in stockholders' equity (deficit).

NOTE 9. LOSS PER SHARE

Basic and diluted loss per share is computed based upon the weighted average number of shares of the Company's common stock outstanding during the period. Potentially dilutive securities include options granted under the Company's stock option plans and outstanding warrants, both using the treasury stock method and shares of common stock expected to be issued under the Company's employee stock purchase plan. Potentially dilutive securities were not used to calculate diluted loss per share because of their anti-dilutive effect.

NOTE 10.    RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and in June 1999 issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133." The Company adopted SFAS No. 133, as amended by SFAS No. 137, in the first quarter of fiscal year 2001 with no material impact on the Company's financial position or results of operations.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", in which the SEC interprets existing accounting literature related to revenue recognition. SAB No. 101, as amended, will be adopted by the Company no later than the fourth fiscal quarter of fiscal 2001. The Company's adoption of SAB No. 101 in the fourth quarter of fiscal 2001 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

NOTE 11.    OPERATING SEGMENTS

Anacomp's business is focused in the document management industry. The Company manages its business through three operating units: docHarborSM, an application service provider ("ASP"), which provides Internet-based document-management services; Document Solutions, which provides document-management outsource services; and Technical Services, which provides equipment maintenance services for Anacomp COM and CD products and for third-party manufactured products and provides COM and CD systems and related supplies. Effective October 1, 2000, the Company discontinued its manufacturing operations for Datagraphix and merged the remainder of Datagraphix's operations into Technical Services. Results for Datagraphix previously reported separately have been combined with Technical Services.

Management evaluates operating unit performance based upon earnings before interest, other income, reorganization items, asset impairment and restructuring charges, taxes, and extraordinary items (referred to as "EBIT"). The excluded costs are managed at the Corporate level and not in the operating units.

Information about the Company's operations by operating segments for the three months ended December 31, 2000 and 1999, respectively, are as follows:

                                              Document       Technical
(in thousands)                 docHarbor      Solutions      Services       Corporate      Consolidated
-----------------------        ---------      ---------      ---------      ---------      ------------
2000
Digital/renewal revenue        $ 2,404         $15,902        $ 5,087        $  --           $ 23,393
COM revenue ...........           --            30,605         28,143           --             58,748
Intercompany revenue ..           --              --            2,891         (2,891)            --
Total revenue .........          2,404          46,507         36,121         (2,891)          82,141
EBIT ..................         (4,389)          5,492          8,548         (6,429)           3,222
Depreciation and
  amortization ........          1,556           4,903          1,392            171            8,022

1999
Digital/renewal revenue        $   863         $19,855        $ 5,459        $  --           $ 26,177
COM revenue ...........           --            38,605         37,042           --             75,647
Intercompany revenue ..           --              --            3,278         (3,278)           --
Total revenue .........            863          58,460         45,779         (3,278)         101,824
EBIT ..................         (6,250)          7,093         11,011         17,248)          (5,394)
Depreciation and
  amortization ........            966           7,057          1,899         12,258           22,180



NOTE 12.    SUBSEQUENT EVENTS

   Litigation

   On August 29, 1997, Access Solutions International, Inc. ("ASI") filed a complaint for patent infringement in the U.S. District Court, District of Rhode Island against Data/Ware, of which Anacomp is the successor by merger, and the Eastman Kodak Company. On April 20, 2001, management settled this matter through the execution of an agreement, the terms of which are confidential, among Anacomp, ASI and other parties. Accordingly, the Company recorded a charge related to this matter in the second quarter of fiscal year 2001.

   Senior Secured Revolving Credit Facility

   On or prior to the Effective Date, Anacomp, the Banks and the Agent will enter into the Amended and Restated Credit Agreement containing the following material terms, as more particularly summarized in the Amended and Restated Credit Agreement Term Sheet attached as an exhibit to the Plan:

   a. Lender: The Banks. The Agent will continue to serve as agent.

   b. Borrower: Anacomp.

   c. Guarantors: Each Domestic Subsidiary (as defined in the Prepetition Credit Agreement) of Anacomp, created, acquired or existing on or after the Effective Date.

   d. Loan Amount and Structure: A $63,200,458 revolving credit facility (the "Facility") comprised on the Effective Date of a $57,175,000 sublimit for direct borrowing ("Direct Borrowing Sublimit") and a $6,025,458 Letter of Credit Sublimit ("Letter of Credit Sublimit"). The Letter of Credit Sublimit will be subject to upward adjustment provided there is a corresponding reduction in the Direct Borrowing Sublimit as described in section (g) below.

   e. Availability: As of the date of determination, the formula borrowing basis ("FBB") will equal an amount up to 80% of Eligible Accounts. "Eligible Accounts" will be as customarily defined by the Banks and will include Anacomp's U.S. and Canadian accounts receivable. The amount deemed within the FBB for any fiscal quarter will be determined based on the amount set forth in a borrowing base certificate to be executed and delivered during the last week of the prior fiscal quarter. The FBB will not, however, be used to determine availability under the Facility unless and until the Direct Borrowing Sublimit is less than the FBB.

   f. Interest Rate: The rate of interest charged with respect to the portion of the Facility equal to the FBB will be the Base Rate. The rate of interest charged with respect to the portion of the Facility in excess of the FBB will be 3.0% above the Base Rate. The Base Rate will be the higher of (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (.50%) above the Federal Funds effective rate. Interest will be due and payable on a monthly basis in arrears.

   g. Letters of Credit Subline: $6,025,458 in stand-by or documentary Letters of Credit on behalf of Anacomp as of the Effective Date. Replacement and new standby or documentary Letters of Credit will be issued under the Amended and Restated Credit Agreement on terms and conditions substantially similar to those set forth in the Prepetition Credit Agreement provided that, (a) in no event shall the aggregate amount of Letters of Credit exceed $9,000,000 and (b) in the event the aggregate amount of Letters of Credit exceeds $6,025,458 in the aggregate, additional Letters of Credit will be issued if and only if: (a) there is a corresponding reduction in availability under the Direct Borrowing Sublimit, and (b) under no circumstances would the procurement of such a Letter of Credit cause the Banks to exceed the total commitment. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond that of the Maturity Date, as defined below. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond the Maturity Date. The rate of interest on Letters of Credit will be 3.0% per annum. Anacomp will be charged a Letter of Credit fee as set forth in the Prepetition Credit Agreement.

   h. Collateral: The obligations under the Facility will be recourse against Anacomp and all Domestic Subsidiaries and will be secured by a perfected first priority security interest in all of the assets of Anacomp and all Domestic Subsidiaries (subject to permitted liens on terms that are not materially different as those set forth in the Prepetition Credit Agreement), whether now owned or after acquired, pursuant to the terms of Amended and Restated Security Documents, including a pledge by Anacomp of 100% of the capital stock of Anacomp's subsidiaries, provided, however, that Anacomp will not be required to pledge more than 65% of the capital stock of any Foreign Subsidiary (as defined in the Prepetition Credit Agreement). In addition, the loan documentation will contain a negative pledge on assets of Anacomp and its subsidiaries, except for liens expressly permitted by the loan documents.

   i. Restructuring Expenses: Anacomp will reimburse the Agent for all of its reasonable out-of-pocket costs and expenses relating to the restructuring, the Reorganization Case and the Plan, including search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination, collateral appraisal fees and expenses.

   j. Facility Fee: Anacomp will pay on the Effective Date to the Agent and the Banks, for distribution to the Banks, in accordance with each Bank's pro rata share of the Facility, a fee equal to one and one-half percent (1.5%) of the amount of the Facility minus the amount of the docHarbor Prepayment (defined below), if any, received by the Banks as of the Effective Date (the "Facility Fee"). The Facility Fee will be waived in its entirety if the claims of the Banks with respect to the Prepetition Credit Agreement are indefeasibly paid in full in cash in a single lump sum payment on the Effective Date.

   k. docHarbor Prepayment in Respect of the Facility: Upon the closing of the docHarbor Transaction (the "docHarbor Sale Date"), Anacomp will immediately make a mandatory prepayment in the amount of the net proceeds thereof (the "docHarbor Prepayment") to the Banks to permanently reduce the Direct Borrowing Sublimit and the Facility. If the proceeds of the docHarbor Transaction are less than $8,000,000, Anacomp will make an additional prepayment on the Effective Date to the Banks equal to the difference between $8,000,000 and the proceeds of the docHarbor Transaction to permanently reduce the Direct Borrowing Sublimit and the Facility. If the proceeds of the docHarbor Transaction are more than $12,500,000, 50% of the difference between the actual amount of the docHarbor Prepayment and $12,500,000 will be paid by Anacomp to the Banks to permanently reduce the Direct Borrowing Sublimit and the Facility; and the remaining 50% shall be retained by Anacomp for working capital purposes.

   l. Reduction of Commitment in Respect of the Facility: Mandatory, permanent reductions of the Facility and Direct Borrowing Sublimit as specified in the Amended and Restated Credit Agreement Term Sheet.

   m. Dividends: Anacomp will be permitted to pay dividends to its shareholders if (a) the Direct Borrowing Sublimit is less than or equal to the FBB; (b) no Event of Default has occurred under the Facility or would be caused after the payment of such dividends; and (c) the dividend is otherwise permitted by applicable law. In the event that Anacomp pays dividends as provided in this section, the Direct Borrowing Sublimit shall not, thereafter, exceed the FBB.

   n. Maturity Date of the Facility: December 31, 2003, if the docHarbor Sale Date occurs on or prior to September 30, 2001. December 31, 2002, if the docHarbor Sale Date does not occur on or prior to September 30, 2001.

   o. Requirement of Confirmation of Plan and Occurrence of Effective Date:
      Unless extended by the Banks in their sole discretion, the Effective Date of the Plan must occur no later than September 30, 2001.

   p. Release: In exchange for the benefits conferred under the Amended and Restated Agreement, including the Banks' agreement to restructure the obligations owing under the Prepetition Credit Agreement, Anacomp and the Estate, and all affiliates thereof, shall release and discharge all claims and causes of action of the foregoing parties (or which have been or could be asserted by any Person on behalf of the Estates or such affiliates) against the Agent, the Banks and any of their predecessors, affiliates or agents under the Code and all claims and causes of action of the Estates (or which have been or could be asserted by any Person on behalf of the Estate or such affiliates) against the Agent, the Banks and any of their predecessors, affiliates or agents arising out of or relating to Anacomp or the Estates.

   q. Additional Mandatory Prepayments in Respect of the Facility: If at any time the outstanding amount of loans exceeds the total commitment (whether as a result of currency fluctuations or otherwise), the amount of such excess will be immediately paid to the Agent for the pro rata accounts of the Lenders. In addition to the mandatory prepayments set forth in the Reduction of Commitment section as set forth in the Amended and Restated Credit Agreement Term Sheet, Anacomp will (a) apply any cash in excess of $6,500,000 to reduce the outstanding balance within the Direct Borrowing Sublimit under the Facility (but not permanently reduce the Direct Borrowing Sublimit and the Total Commitment), and (b) apply the proceeds from any asset sale or capital raising event to permanently reduce the Total Commitment, provided that once the Direct Borrowing Sublimit is less than the FBB, Anacomp will only need to apply the net proceeds in excess of $500,000 from any asset sale or capital raising event to permanently reduce the Total Commitment. Anacomp will make a mandatory prepayment of the amount of any Letter of Credit when drawn.

   r. Optional Prepayment: Notwithstanding anything to the contrary contained herein, on or before the Effective Date Anacomp may prepay its obligations under the Prepetition Credit Agreement, provided that Anacomp pays in full in cash in a lump sum payment all principal, accrued but unpaid interest, all fees and expenses due under the Prepetition Credit Agreement and the Forbearance Agreement (and any amendments thereto) and also reimburses the Agent for all of its out-of-pocket costs and expenses relating to the Restructuring, including, but not limited to, search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination and collateral appraisal fees and expenses. No prepayment penalty will be due in respect of the Optional Prepayment. Anacomp will also be permitted, without incurring any prepayment penalties, to make additional prepayments in cash that permanently reduce the Total Commitment and the Direct Borrowing Sublimit. and, to the extent that the Total Commitment and the Direct Borrowing Sublimit are reduced and that there is availability under the FBB, Anacomp will be permitted to receive additional advances under the Facility for the purposes set forth in, and in accordance with the terms and conditions of, the Amended and Restated Credit Agreement Term Sheet.

   s. Expenses and Indemnification in Respect of the Facility: Similar to those terms as set forth in the Prepetition Credit Agreement.

   t. Governing Law in Respect of the Facility: Commonwealth of Massachusetts.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Anacomp, Inc.:

   We have audited the accompanying consolidated balance sheets of Anacomp, Inc. (an Indiana corporation) and Subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. ___ An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anacomp, Inc. and subsidiaries as of September 30, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2000 in conformity with accounting principles generally accepted in the United States.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 1 to the financial statements, the Company has incurred net losses and negative cash flows from operations in fiscal 2000 and has a stockholders' deficit of $231 million at September 30, 2000. The Company is in default of certain covenants of its senior credit facility and did not remit its $17 million October 2000 interest payment on its senior subordinated debentures. Debt totaling $369 million is classified in current liabilities, and at September 30, 2000, the Company had a working capital deficiency of $373 million. These operating and liquidity issues raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ ARTHUR ANDERSEN LLP
San Diego, California
December 20, 2000

CONSOLIDATED BALANCE SHEETS
ANACOMP, INC. AND SUBSIDIARIES

                                                              September 30,
                                                       ----------------------------
                                                           2000           1999
                                                       -------------  -------------
(dollars in thousands, except per share amounts)
ASSETS
Current assets:
   Cash and cash equivalents.......................    $    13,988    $    11,144
   Accounts and notes receivable, net..............         53,560         75,259
   Current portion of long-term receivables, net...          1,763          2,952
   Inventories.....................................          8,297         19,659
   Prepaid expenses and other......................          7,834          8,589
                                                       -----------    -----------
Total current assets...............................         85,442        117,603

Property and equipment, net........................         45,197         47,439
Long-term receivables, net of current portion......          1,864          7,635
Goodwill...........................................         98,427        132,965
Reorganization value in excess of identifiable
   assets, net ....................................          ---           12,003
Other assets.......................................          7,359         12,872
                                                       -----------    -----------
                                                       $   238,289    $   330,517
                                                       ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Senior secured revolving credit facility........    $    57,650    $     8,900
   10-7/8% senior subordinated notes payable.......        311,272            ---
   Accounts payable................................         19,737         34,058
   Accrued compensation, benefits and withholdings.         15,239         17,229
   Accrued income taxes............................          3,638          6,509
   Accrued interest................................         17,647         17,061
   Other accrued liabilities.......................         33,490         41,030
                                                       -----------    -----------
Total current liabilities..........................        458,673        124,787
                                                       -----------    -----------

Long-term liabilities:
   Long-term debt, net of current portion..........          ---          312,740
   Other long-term liabilities.....................         10,542         10,626
                                                       -----------    -----------
Total long-term liabilities........................         10,542        323,366
                                                       -----------    -----------

Commitments and contingencies

Stockholders' equity (deficit):
   Preferred stock, 1,000,000 shares authorized,
     none issued...................................          ---            ---
   Common stock, $.01 par value; 40,000,000 shares
     authorized; 14,568,198 and 14,386,089 shares
     issued and outstanding, respectively..........            146            149
   Additional paid-in capital .....................        111,324        108,997
   Accumulated other comprehensive loss............         (5,402)        (1,222)
   Accumulated deficit.............................       (336,994)      (225,560)
                                                       -----------    -----------
Total stockholders' deficit........................       (230,926)      (117,636)
                                                       -----------    -----------
                                                       $   238,289    $   330,517
                                                       ===========    ===========



             See the notes to the consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
Anacomp, Inc. and Subsidiaries

                                                                                             Year Ended
                                                                         -----------------------------------------------
                                                                         September 30,    September 30,    September 30,
(dollars in thousands, except per share amounts)                              2000            1999              1998
                                                                         -------------    -------------    -------------
Revenues:
        Services.......................................................  $     269,012    $     292,037    $     231,471
        Equipment and supply sales.....................................        114,185          150,125          163,467
                                                                         -------------    -------------    -------------
                                                                               383,197          442,162          394,938
Cost of revenues:
        Services.......................................................        176,796          177,103          137,218
        Equipment and supply sales.....................................         89,535           89,050           99,274
                                                                         -------------    -------------    -------------
                                                                               266,331          266,153          236,492

Gross profit...........................................................        116,866          176,009          158,446

Costs and expenses:
        Engineering, research and development..........................         10,081            9,992            9,043
        Selling, general and administrative............................        100,016           92,607           90,667
        Amortization of reorganization asset...........................         12,003           68,370           71,851
        Amortization of intangible assets..............................         19,314           22,355           12,220
        Write-off of acquired in-process research and development......            ---            3,000              ---
        Restructuring charges..........................................         14,607              ---            8,494
        Asset impairment charges.......................................         28,493            8,224              ---
                                                                         -------------    -------------    -------------
Operating loss from continuing operations..............................        (67,648)         (28,539)         (33,829)

Other income (expense):
        Interest income................................................          1,225            2,322            2,339
        Interest expense and fee amortization..........................        (41,000)         (40,358)         (34,598)
        Other..........................................................           (825)             530             (517)
                                                                         -------------    -------------    -------------
                                                                               (40,600)         (37,506)         (32,776)
                                                                         -------------    -------------    -------------

Loss from continuing operations before income taxes....................       (108,248)         (66,045)         (66,605)
Provision for income taxes.............................................          1,550            4,960            2,194
                                                                         -------------    -------------    -------------
Loss from continuing operations........................................       (109,798)         (71,005)         (68,799)
Income from discontinued operations, net of taxes......................            ---              980            2,164
(Loss) gain on sale of discontinued operations, net of taxes...........         (1,636)           2,243              ---
                                                                         -------------    -------------    -------------
Loss before extraordinary loss.........................................       (111,434)         (67,782)         (66,635)
Extraordinary loss on extinguishment of debt, net of taxes.............            ---             (210)          (1,114)
                                                                         -------------    -------------    -------------
Net loss...............................................................  $    (111,434)   $     (67,992)   $     (67,749)
                                                                         =============    =============    =============

Basic and diluted per share data:
Loss from continuing operations........................................  $       (7.59)   $       (4.99)   $       (4.92)
(Loss) gain on sale of discontinued operations, net of taxes...........          (0.11)            0.23             0.15
Extraordinary loss on extinguishment of debt, net of taxes.............            ---            (0.02)           (0.08)
                                                                         -------------    -------------    -------------
Basic and diluted net loss.............................................  $       (7.70)   $       (4.78)   $       (4.85)
                                                                         =============    =============    =============

Shares used in computing basic and diluted net loss per share..........         14,470           14,232           13,963
                                                                         =============    =============    =============
------------------------------------------------------------------------------------------------------------------------


                                       See the notes to the consolidated financial statements.


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Anacomp, Inc. and Subsidiaries

                                                                                               Accumulated other
                                                          Common        Additional paid-in       comprehensive
(dollars in thousands)                                    Stock              capital             income (loss)
                                                    ------------------- ------------------- ----------------------
BALANCE AT SEPTEMBER 30, 1997.......................    $         138        $    105,329      $       (1,128)
------------------------------------------------------------------------------------------------------------------
Net loss............................................             ----                ----                ----
Translation adjustment..............................             ----                ----               1,575
COMPREHENSIVE LOSS..................................
Common stock issued for exercise of stock options...                4               2,668                ----
Common stock issued for employee stock purchases....                1                 905                ----
Common stock issued as incentive compensation.......             ----                 584                ----
------------------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1998.......................              143             109,486                 447
------------------------------------------------------------------------------------------------------------------
Net loss............................................             ----                 ---                 ---
Translation adjustment..............................             ----                 ---                (524)
Unrealized loss on currency swap contracts..........             ----                 ---              (1,145)
COMPREHENSIVE LOSS..................................
Common stock issued for exercise of stock options...                9               3,843                ----
Common stock issued for employee stock purchases....             ----                 781                ----
Common stock purchased and retired..................               (5)             (8,784)               ----
Common stock issued for acquisitions................                2               3,671                ----
------------------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1999.......................              149             108,997              (1,222)
------------------------------------------------------------------------------------------------------------------
Net loss............................................             ----                ----                ----
Translation adjustment..............................             ----                ----              (8,136)
Realized gain on currency swap contracts............             ----                ----               3,424
Unrealized gain on currency swap contract...........             ----                ----                 532
COMPREHENSIVE LOSS..................................
Common stock issued for exercise of stock options...             ----               3,350                ----
Common stock issued for employee stock purchases....             ----                 510                ----
Common stock purchased and retired..................               (3)             (1,628)               ----
Common stock issued for acquisitions................             ----                  95                ----
------------------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 2000.......................  $           146        $    111,324     $       (5,402)
==================================================================================================================



                                                            Accumulated
(dollars in thousands)                                        Deficit              Total
                                                    ---------------------   ---------------
BALANCE AT SEPTEMBER 30, 1997.......................     $    (89,819)      $      14,520
-------------------------------------------------------------------------------------------
Net loss............................................          (67,749)            (67,749)
Translation adjustment..............................             ----               1,575
COMPREHENSIVE LOSS..................................                              (66,174)
Common stock issued for exercise of stock options...             ----               2,672
Common stock issued for employee stock purchases....             ----                 906
Common stock issued as incentive compensation.......             ----                 584
-------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1998.......................         (157,568)            (47,492)
-------------------------------------------------------------------------------------------
Net loss............................................          (67,992)            (67,992)
Translation adjustment..............................             ----                (524)
Unrealized loss on currency swap contracts..........             ----              (1,145)
COMPREHENSIVE LOSS..................................                              (69,661)
Common stock issued for exercise of stock options...             ----               3,852
Common stock issued for employee stock purchases....             ----                 781
Common stock purchased and retired..................             ----              (8,789)
Common stock issued for acquisitions................             ----               3,673
-------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1999.......................         (225,560)           (117,636)
-------------------------------------------------------------------------------------------
Net loss............................................         (111,434)           (111,434)
Translation adjustment..............................             ----              (8,136)
Realized gain on currency swap contracts............             ----               3,424
Unrealized gain on currency swap contract...........             ----                 532
COMPREHENSIVE LOSS..................................                             (115,614)
Common stock issued for exercise of stock options...             ----               3,350
Common stock issued for employee stock purchases....             ----                 510
Common stock purchased and retired..................             ----              (1,631)
Common stock issued for acquisitions................             ----                  95
-------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 2000.......................      $  (336,994)         $ (230,926)
===========================================================================================

             See the notes to the consolidated financial statements.


CONSOLIDATED STATEMENTS OF CASH FLOWS
Anacomp, Inc. and Subsidiaries

                                                                                              Year Ended
                                                                            -----------------------------------------------
(dollars in thousands)                                                       September 30,   September 30,   September 30,
Cash flows from operating activities:                                            2000             1999           1998
                                                                            --------------- --------------- ---------------
      Net loss............................................................. $  (111,434)    $    (67,992)   $   (67,749)
      Adjustments to reconcile net loss to net
            cash (used in) provided by operating activities:
         Extraordinary items...............................................         ---              210          1,114
         Asset impairment charges..........................................      28,493            8,224            ---
         Write-off of acquired in-process research and development.........         ---            3,000            ---
         Income from discontinued operations...............................         ---             (980)        (2,164)
         Loss (gain) on sale of discontinued operations ...................       1,636           (2,243)           ---
         Depreciation and amortization.....................................      52,059          109,952        103,103
         Non-cash compensation.............................................       1,277            1,103          1,004
         Non-cash charge in lieu of taxes..................................         ---            1,527            ---
         Restricted cash requirements......................................         ---            4,285          3,147
    Change in assets and liabilities, net of effects from acquisitions:
             Decrease in accounts and long-term receivables................      22,935              877          2,989
             (Increase) decrease in inventories............................       9,161           (1,295)           710
             (Increase) decrease in prepaid expenses and other.............         934            1,951            (50)
             (Increase) decrease in other assets...........................       2,697           (1,572)        (1,951)
             (Decrease) increase in accounts payable.......................     (15,114)           1,198        (16,737)
             (Decrease) increase in accrued expenses.......................     (17,001)         (15,718)         2,074
             Decrease in other noncurrent liabilities......................         (85)          (1,699)          (934)
                                                                            --------------- --------------- ---------------
               Net cash provided by (used in) continuing operations........     (24,442)          40,828         24,556
               Net operating cash provided by (used in) discontinued
                  operations...............................................      (4,623)           1,620           (662)
                                                                            --------------- --------------- ---------------
               Net cash provided by (used in) operating activities.........     (29,065)          42,448         23,894
                                                                            --------------- --------------- ---------------
Cash flows from investing activities:
      Proceeds from sale of discontinued operations and other assets.......         550           41,422            ---
      Purchases of property and equipment..................................     (18,124)         (24,660)       (11,724)
      Payments to acquire companies and customer rights, net of the proceeds from the sale of DAS and DPDS business
                  lines in 1998............................................      (1,833)         (45,284)      (130,936)
                                                                            --------------- --------------- ---------------
               Net cash used in investing activities.......................     (19,407)         (28,522)      (142,660)
                                                                            --------------- --------------- ---------------
Cash flows from financing activities:
      Proceeds from issuance of common stock...............................       3,419            4,633          3,015
      Proceeds from liquidation of currency swap contracts.................       3,424              ---            ---
      Proceeds from revolving line of credit and long-term borrowings, net.      48,750            8,900        214,286
      Repurchases of common stock..........................................      (1,631)          (8,789)           ---
      Principal payments on long-term debt.................................      (1,083)         (25,000)      (132,197)
      Payments related to the issuance and extinguishment of debt..........         ---              ---         (5,541)
                                                                            --------------- --------------- ---------------
               Net cash provided by (used in) financing activities.........      52,879          (20,256)        79,563
                                                                            --------------- --------------- ---------------
Effect of exchange rate changes on cash....................................      (1,563)            (247)        (1,136)
                                                                            --------------- --------------- ---------------
Increase (decrease) in cash and cash equivalents...........................       2,844           (6,577)       (40,339)
Cash and cash equivalents at beginning of period...........................      11,144           17,721         58,060
                                                                            --------------- --------------- ---------------
Cash and cash equivalents at end of period................................. $    13,988     $     11,144    $    17,721
                                                                            =============== =============== ===============
---------------------------------------------------------------------------------------------------------------------------


                                   See the notes to the consolidated financial statements.


               SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                                                    Year Ended
                                    -------------------------------------------
                                    September 30,  September 30,  September 30,
                                        2000           1999            1998
(dollars in thousands)              ------------- -------------- --------------
Cash paid during the period for:
   Interest.........................   $40,617       $34,463        $27,277
   Income taxes.....................   $ 3,728       $ 5,425        $ 5,150
-------------------------------------------------------------------------------



      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

                                                    Year Ended
                                    -------------------------------------------
                                    September 30,  September 30,  September 30,
                                        2000           1999            1998
(dollars in thousands)              ------------- -------------- --------------
   Assets acquired by assuming
     liabilities......                  $---         $9,824          $11,955
   Stock issued for acquisitions....    $ 95         $3,673          $  ---
   Unrealized gain (loss) on
     currency swap contracts........    $532        $(1,145)         $  ---
-------------------------------------------------------------------------------


           See the notes to the consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Anacomp, Inc. and Subsidiaries

NOTE 1.
COMPANY OPERATIONS AND BASIS OF PRESENTATION:

Anacomp, Inc. ("Anacomp" or the "Company") is a global application services provider for digital document-management outsource services utilizing the Internet and other technologies. The Company provides field maintenance services and document management systems and supplies. The Company primarily serves customers in the banking, insurance and brokerage market sectors.

During fiscal 2000, Anacomp experienced a significant decline in its Computer Output to Microfiche ("COM") business operations and other factors that have negatively impacted revenues, operating results, cash flows and liquidity. In response to these conditions, the Company has undertaken several restructuring initiatives including reductions in employees and cost savings initiatives, sales and discontinuances of portions of its COM and other operations, and has recorded restructuring charges and impairments to the carrying values of certain assets (see Notes 5 and 6). Anacomp has reported a significant loss totaling $111 million and negative cash flows from operations of $29 million for fiscal 2000. As of September 30, 2000, the Company has a working capital deficiency of $373 million (including the reclassification from long-term to current of $311 million in senior subordinated notes) and a stockholders' deficit of $231 million.

The Company is experiencing significant liquidity issues and is in default of its senior secured revolving credit facility totaling $58 million at September 30, 2000. The Company and the senior secured revolving credit facility lenders have reached an agreement to amend and continue the credit facility and to provide Anacomp with a forbearance of default remedies valid through February 28, 2001, with respect to those covenants of which the Company is in default (See Note 3). The forbearance agreement places additional restrictions on the credit facility and requires the Company to meet additional covenants and operating requirements, including limitations on certain spending activities.

On October 1, 2000, the Company did not make a required $17 million interest payment to the holders of the Company's senior subordinated notes totaling $311 million at September 30, 2000. The Company has initiated discussions with certain of the holders of the senior subordinated notes and their legal and financial advisors to explore various alternatives to resolve the Company's liquidity situation, including a possible debt restructuring (see Note 4).

Management continues to work with its lenders and their advisors in order to address the defaults as well as to explore possible financing alternatives. Management has been evaluating all of its operations, determining its strategic direction and taking actions aimed at satisfying and restructuring its debt obligations and improving operations and cash flows. The Company is exploring multiple alternatives, such as possible discontinuance or sale of certain of its business units or parts thereof, and fundamental changes in its corporate activities and structure. The Company reduced the level of expenditure in its docHarbor business unit during the later stages of fiscal 2000 to reduce cash outflows and bring costs more in line with expected revenue growth, as well as to comply with requirements imposed by its senior secured revolving credit lenders. The Company is re-evaluating its strategy and considering all options for the docHarbor business unit, including seeking additional funding, a sale of the business, re-evaluating the business model and reintegration into Anacomp's other business units.

In the event the senior secured lenders accelerate payment of Anacomp's outstanding borrowings, the Company's ability to make such payment would be dependent on generating sufficient cash from potential asset sales discussed above or obtaining alternate financing. There can be no assurance that the Company will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Company, if at all.

In the event the senior subordinated note holders accelerate payment of Anacomp's outstanding notes, the Company would not have resources available to repay such notes. Through December 20, 2000, no action has been taken by the senior subordinated note holders to declare the unpaid principal and interest to be due and payable. There can be no assurance that the senior subordinated note holders will continue to not declare the notes and related interest immediately due and payable.

In an event of acceleration of any of the Company's indebtedness, it is possible that the Company may be required to seek protection under bankruptcy laws, either voluntarily or involuntarily.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed above and as shown in the accompanying financial statements, the Company has operating and liquidity concerns that raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will be able to successfully restructure its indebtedness or that its liquidity and capital resources will be sufficient to maintain its normal operations. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CONSOLIDATION
-------------

The consolidated financial statements include the accounts of Anacomp and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS
-------------------------

Cash equivalents primarily represent highly liquid investments, with original maturities of 90 days or less, in repurchase agreements and money market funds that are convertible to a known amount of cash and carry an insignificant risk of change in value. The Company has periodically maintained balances in various operating accounts in excess of federally insured limits.

INVENTORIES
-----------

Inventories are stated at the lower of cost or market, with cost being determined by methods approximating the first-in, first-out basis.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over estimated useful lives. Buildings are principally depreciated over ten to forty years. Leasehold improvements are amortized over the shorter of their estimated useful life or the remaining term of the related lease. Processing equipment and other property and equipment have useful lives ranging from two to twelve years. Repair and maintenance costs are expensed as incurred.

SOFTWARE COSTS
--------------

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," software production costs incurred from the time technological feasibility is reached until the product is available for general release to customers are capitalized and reported at the lower of cost or estimated net realizable value. Such costs are amortized over the greater of the estimated units of sale or under the straight-line method not to exceed three years. In fiscal year 2000, the Company's change in strategic direction led to an asset impairment charge of $1.6 million related to capitalized software costs (See
Note 6). Unamortized capitalized software costs were $0.4 million as of September 30, 1999.

INCOME TAXES
------------

Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of temporary differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized in future tax returns.

FOREIGN CURRENCY TRANSLATION
----------------------------

Substantially all assets and liabilities of Anacomp's international operations are translated at year-end exchange rates; income and expenses are translated at the average exchange rates prevailing during the year. Translation adjustments are accumulated as a component of accumulated other comprehensive loss in stockholders' equity (deficit). Foreign currency transaction gains and losses are charged to operations as incurred.

GOODWILL
--------

Excess of purchase price over net assets of businesses acquired ("goodwill") is amortized on the straight-line method over the estimated periods of future benefit. Goodwill at September 30, 2000 is being amortized over periods from three to fifteen years.

REORGANIZATION VALUE IN EXCESS OF IDENTIFIABLE ASSETS
-----------------------------------------------------

As more fully discussed in Note 7, the Company had "Reorganization value in excess of identifiable assets" ("Reorganization Asset") of $12 million at September 30, 1999, net of accumulated amortization. The Reorganization Asset was amortized over a three and one-half year period beginning May 31, 1996 and was fully amortized as of November 30, 1999.

DEBT ISSUANCE COSTS
-------------------

The Company capitalizes all costs related to its issuance of debt and amortizes those costs using the effective interest method over the life of the related debt instruments. Unamortized debt issuance costs were $5.3 million and $6.9 million at September 30, 2000 and 1999, respectively. Unamortized debt issuance costs are included in "Other assets" in the accompanying Consolidated Balance Sheets. During the years ended September 30, 2000, 1999 and 1998, the Company amortized $1.6 million, $1.8 million and $1.6 million, respectively, of debt issuance costs that are included in "Interest expense and fee amortization" in the accompanying Consolidated Statements of Operations.

The Company retired $25 million of 10-7/8% Senior Subordinated Notes in the fourth quarter of 1999 (see Note 4). This resulted in a $0.6 million write-off, before income taxes, of unamortized debt issuance costs, which is included in the "Extraordinary Loss on extinguishment of debt, net of taxes" for the year ended September 30, 1999.

The Company refinanced certain long-term obligations in June 1998, which resulted in the write-off of $1.9 million of unamortized debt issuance costs. This write-off is recorded in the accompanying Consolidated
Statements of Operations as an "Extraordinary loss on extinguishment of debt, net of taxes" for the year ended September 30, 1998.

REVENUE RECOGNITION
-------------------

Revenues from sales of products and services or from leases of equipment under sales-type leases are recorded based on shipment of products or performance of services. Revenue from maintenance contracts is recognized ratably over the period of the related contract. Under sales-type leases, the present value of all payments due under the lease contracts is recorded as revenue, cost of sales is charged with the book value of the equipment plus installation costs, and future interest income is deferred and recognized over the lease term. Operating lease revenues are recognized during the applicable period of customer usage.

Contract revenue for the development and implementation of document services solutions under contracts is recognized over the contract period based on output measures as defined by deliverable items identified in the contract. Provisions for estimated losses on contracts, if any, are made during the period when the loss becomes probable and can be reasonably estimated. Project costs are classified as work in process in inventories.

In accordance with Statement of Position 97-2, "Software Revenue Recognition", revenues from software license agreements are recognized currently, provided that all of the following conditions are met: a non-cancelable license agreement has been signed, the software has been delivered, there are no material uncertainties regarding customer acceptance, collection of the resulting receivable is deemed probable and the risk of concession is deemed remote, and no other significant vendor obligations exist. For contracts with multiple obligations, the Company unbundles the respective components to determine revenue recognition using vendor-specific objective evidence.

LONG-LIVED ASSETS
-----------------

The Company evaluates potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of". SFAS No. 121 establishes procedures for review of recoverability and measurement of impairment (if necessary) of long-lived assets and certain identifiable intangibles held and used by an entity. SFAS No. 121 requires that those assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the respective asset may not be fully recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less estimated selling costs.

The Company recorded asset impairment charges in 2000 and 1999 of $28.5 million and $8.2 million, respectively (see Note 6).

RESEARCH AND DEVELOPMENT
------------------------

Research and development costs are expensed as incurred. Engineering costs associated specifically with research and development amounted to $6.3 million, $6.7 million and $3.9 million for the years ended September 30, 2000, 1999 and 1998, respectively. The Company supports several engineering processes, including basic technological research, service offering and product development, and sustaining engineering for its existing products.

LOSS PER SHARE
--------------

Basic and diluted loss per share is computed based upon the weighted average number of shares of common stock outstanding during the period. Potentially dilutive securities include options granted under the Company's stock option plans and outstanding warrants, both using the treasury stock method, and shares of common stock expected to be issued under the Company's employee stock purchase plan. Potentially dilutive securities were not used to calculate diluted loss per share because of their anti-dilutive effect.

MANAGEMENT ESTIMATES AND ASSUMPTIONS
------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates have been prepared on the basis of the most current available information and actual results could differ from those estimates.

RECLASSIFICATIONS
-----------------

Certain prior period amounts have been reclassified to conform to the current period presentation.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and in June 1999 issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133." The Company will adopt SFAS No. 133, as amended by SFAS No. 137, in the first quarter of fiscal year 2001. The objective of the statement is to establish accounting and reporting standards for derivative instruments and hedging activities. The Company has used currency swap agreements to hedge the U.S. dollar value of its net assets of certain foreign subsidiaries (see Note 10). The adoption of this new accounting pronouncement is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", in which the SEC interprets existing accounting literature related to revenue recognition. SAB No. 101, as amended, will be adopted by the Company no later than the fourth fiscal quarter of fiscal 2001. The Company's adoption of SAB No. 101 in the fourth quarter of fiscal year 2001 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

NOTE 3.
SENIOR SECURED REVOLVING CREDIT FACILITY:

The Company has a senior secured revolving credit facility ("the Facility") with a syndicate of banks and Fleet National Bank ("Fleet") as agent (collectively, "the Bank Group"). The outstanding borrowings under the Facility were $57.7 million at September 30, 2000. With the release of the Company's financial results at June 30, 2000, the Company is in violation of certain of its financial covenants. During the third quarter of fiscal 2000, the Company reached an agreement with the Bank Group to amend the Facility and to provide Anacomp with a waiver, which was in effect through October 26, 2000, with respect to those covenants of which the Company is in default. On October 26, 2000, the Bank Group declared Anacomp in violation of certain financial covenants of the Facility and the Company entered into a forbearance agreement with the Bank Group to amend the Facility and to delay the exercise of certain rights and remedies provided to the Bank Group under the Facility until February 28, 2001.

Significant provisions of the forbearance agreement are (a) a reduction of the Facility commitment from $75 million to $64.2 million, with scheduled commitment reductions of $400,000 on December 15, 2000 (such reduction payment was made by the Company by December 15, 2000) and another $400,000 on January 31, 2001; (b) all proceeds of Company asset dispositions must be used to reduce the outstanding borrowings which will also permanently reduce the Facility commitment; (c) the Eurocurrency interest rate option was suspended and the Base Rate (as defined below) interest rate option was increased by 1%, with the accrual of another 1% to be paid in the event that the outstanding borrowings are not reduced by $20 million by February 28, 2001; (d) the maturity date of the Facility was changed from June 15, 2003 to June 15, 2002; (e) the Company may not provide funds to the docHarbor business unit in excess of an agreed-upon budget; (f) the Company must provide a re-integration budget for docHarbor by January 15, 2001 if the docHarbor business unit cannot be recapitalized with new external funding or sold by that date; (g) the Company may not remit funds to its foreign subsidiaries; and (h) the Company is prohibited from making any payment in satisfaction of the senior subordinated notes (see Note 4) or any related accrued interest.

As of December 20, 2000, the Facility commitment, as amended, totals $63.8 million. The Facility is available for borrowings of up to $58 million and for letters of credit of up to $5.8 million. Outstanding principal borrowings total $57.6 million at December 20, 2000. Letters of credit outstanding against the Facility totaled $5.3 million at September 30, 2000. A new letter of credit was issued for $0.9 million in December 2000 and an existing letter of credit was reduced by $0.4 million to stay within the allowable commitment.

Loans under the Facility bear interest, payable monthly, at the Base Rate plus 1.75% plus accrued interest of another 1% if the outstanding loans are not reduced by $20 million on February 28, 2001. The "Base Rate" for any day means the higher of (i) the corporate base rate of interest announced by Fleet and
(ii) the federal funds rate published by the Federal Reserve Bank of New York on the next business day plus 1/2%. The interest rate at September 30, 2000 was 10.25%. The weighted average borrowing rates under the facility were 90.1%, 7.6% and 6.3% for the years ended September 30, 2000, 1999 and 1998, respectively.

The Facility is secured by virtually all of the Company's assets and 65% of the capital stock of the Company's foreign subsidiaries. The Facility contains covenants relating to limitations on capital expenditures, limitations on additional debt, limitations on open market purchases of the Company's Senior Subordinated Notes (see Note 4), limitations on open market purchases of the Company's common stock, limitations on mergers and acquisitions, limitations on liens, minimum EBITDA requirements, minimum interest coverage ratios and minimum leverage ratios.

As discussed above, the Company is not in compliance with certain of the covenants and is operating under a forbearance agreement with the Bank Group. If the Company remains in compliance with the forbearance agreement and makes progress in improving the business operations of the Company, the Bank Group may continue to work with the Company to resolve its debt issues beyond February 28, 2001. Management believes that the

Company's ability to meet the Bank Group's objectives by that date will significantly influence the resolution of the debt issues faced by the Company.

In the event the Bank Group accelerates payment of Anacomp's outstanding borrowings, the Company's ability to make such payment will be dependent on generating sufficient cash from potential asset sales or obtaining alternate financing (see Note 1). There can be no assurance that the Company will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Company, if at all.

NOTE 4.
SENIOR SUBORDINATED NOTES:

The Company has outstanding $311 million of publicly traded 10-7/8% Senior Subordinated Notes ("the Notes"). An interest payment on the Notes of approximately $17 million is due semi-annually on October 1 and April 1 of each year. The Company did not make the interest payment that was due on October 1, 2000. Fleet provided notice to the trustee of the Notes on October 26, 2000 ("the Notice Date") that the Company was in default of certain covenant provisions in the Facility. Under the provisions of the indenture governing the Notes, due to the default under the Facility, the Company cannot make payments in satisfaction of the Notes or any related accrued interest for 179 days from the Notice Date.

The Company has initiated discussions with certain of the holders of the Notes and their legal and financial advisors to explore various alternatives to resolve the Company's liquidity situation, including a possible debt restructuring. The Company has engaged Credit Suisse First Boston to serve as advisors regarding financial alternatives with respect to the outstanding Notes. Because of the missed interest payment, which is an event of default, the Notes have been classified as a short-term obligation in the accompanying consolidated balance sheet as of September 30, 2000.

In the event the Note holders accelerate payment of Anacomp's outstanding Notes, the Company would not have resources available to repay such Notes. Through December 20, 2000, no action has been taken by the Note holders to declare the unpaid principal and interest to be due and payable. There can be no assurance that the Note holders will continue to not declare the Notes and related interest immediately due and payable.

In 1997, the Company issued $200 million of Series B Notes at 98.2071% of the face amount to yield proceeds of $196.4 million. The $3.6 million discount is being amortized as additional interest expense over the life of the Series B Notes. In 1998, the Company issued $135 million of Series D Notes at 104% of face value to yield proceeds of $140.4 million. The $5.4 million premium is being amortized as a reduction of interest expense over the life of the Series D Notes. The proceeds from the Series D Notes, along with available cash, were used to finance the First Image Acquisition (see Note 12).

In September 1999, the Company made open market purchases of $25 million of the Notes at an average price of 100.4425% of the face amount and cancelled them. In connection with the purchases, the Company recorded an "Extraordinary loss on extinguishment of debt" of $0.6 million. The associated income tax benefit was $0.4 million resulting in a net loss of $0.2 million.

The Notes have no sinking fund requirements and are due in full on April 1, 2004. The Notes are redeemable at the option of the Company in whole or in part at prices ranging from 108.156% to 102.710% plus accrued and unpaid interest until April 1, 2003. On or after April 1, 2003, the Notes may be redeemable at 100% plus accrued and unpaid interest. Upon a Change of Control (as defined), the Company is required to make an offer to purchase the Notes then outstanding at a purchase price equal to 101% plus accrued and unpaid interest.

The Notes are general unsecured obligations of the Company and expressly subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu with any future Senior Subordinated Indebtedness (as defined) and senior to all Subordinated Indebtedness (as defined) of the Company.

The indenture relating to the Notes contains covenants related to limitations of indebtedness of the Company and restricted subsidiaries, limitations on restricted payments, _limitations on distributions from restricted subsidiaries, limitations on sale of assets and restricted subsidiary stock, limitations on liens, a prohibition on layering, limitations on transactions with affiliates, limitations on issuance and sale of capital stock of restricted subsidiaries, limitations of sale/leaseback transactions, and limitations on mergers, consolidations or sales of substantially all of the Company's assets.

NOTE 5.
RESTRUCTURING CHARGES:

In fiscal year 2000, the Company effected a reorganization of its workforce in the United States and Europe along its four lines of business, reorganized parts of its corporate staff and phased out its manufacturing operations. The Company recorded restructuring charges of $14.6 million related to these actions. Employee severance and termination-related costs were for approximately 300 employees, substantially all of whom will leave the Company by December 31, 2000, although some severance payments have been deferred and will be paid throughout calendar year 2001. Other fees relate to professional fees associated with negotiations to terminate facility leases and other costs associated with implementation of the business unit structure and the reorganization of the four business units into separate entities. The remaining liability of $5.9 million is included as "Other Accrued Liabilities" on the September 30, 2000 and 1999, Consolidated Balance Sheets.

In connection with the acquisition of First Image (see Note 12), the Company recorded certain reserves associated with the restructuring of the Company's existing business and the acquired business. The reserves associated with costs to be incurred related to restructuring the Company's existing business are charged to expense while the reserves associated with restructuring costs to be incurred related to the acquired business are recorded as a purchase accounting adjustment.

Included in the Company's operating results for the year ended September 30, 1998, are restructuring charges of $8.5 million. These charges result from the Company's acquisition of the First Image Businesses and the Company's plans to close down Anacomp sites with multiple market presence in certain cities and convert First Image customers to Anacomp equipment. As of September 30, 2000 and 1999, a balance of $1.4 million and $2.6 million, respectively, remains, consisting primarily of reserves for idle leased facilities.

The Company also recorded $15.2 million in reserves in 1998 related to the restructuring of the First Image businesses and the Company's plans to integrate the First Image corporate functions into Anacomp's and to close down certain First Image sites where the Company had a multiple market presence. As of September 30, 2000 and 1999, a balance of $0.2 million and $4.1 million, respectively, remains, consisting primarily of reserves for idle leased facilities and personnel severance.

The following table displays the activity and balances of the restructuring reserve account during the years ended September 30, 2000, 1999 and 1998 (in thousands):

                                September 30, 1999                                       September 30, 2000
    Type of Cost                      Balance             Additions         Deductions        Balance
--------------------          ---------------------- ----------------- ----------------- ------------------
Employee Separations          $         1,242        $        10,307   $       (8,325)   $       3,224
Facility Closing                        4,379                  1,000           (3,558)           1,821
Contract Obligations                      ---                  1,400             (300)           1,100
Other                                   1,030                  1,900           (1,550)           1,380
                              ---------------------- ----------------- ----------------- ------------------
                              $         6,651        $        14,607   $      (13,733)   $       7,525
                              ====================== ================= ================= ==================


                                September 30, 1998                                       September 30, 1999
    Type of Cost                      Balance             Additions         Deductions        Balance
--------------------          ---------------------- ----------------- ----------------- ------------------
Employee Separations          $         6,010        $           ---   $       (4,768)   $       1,242
Facility Closing                        7,412                    ---           (3,033)           4,379
Other                                   6,880                    ---           (5,850)           1,030
                              ---------------------- ----------------- ----------------- ------------------
                              $        20,302        $           ---   $      (13,651)   $       6,651
                              ====================== ================= ================= ==================


                                      F-24

                                September 30, 1997                                       September 30, 1998
    Type of Cost                      Balance          Additions (a)        Deductions        Balance
--------------------          ---------------------- ----------------- ----------------- ------------------
Employee Separations          $           ---        $         7,227   $       (1,217)   $       6,010
Facility Closing                          ---                  7,613             (201)           7,412
Other                                     ---                  8,884           (2,004)           6,880
                              ---------------------- ----------------- ----------------- ------------------
                              $           ---        $        23,724   $       (3,422)   $      20,302
                              ====================== ================= ================= ==================

------------
(a) Includes $8,494 charged to operations and $15,230 recorded as goodwill associated with First Image acquisition.

NOTE 6.
ASSET IMPAIRMENT CHARGES:

Based on the Company's change in strategic direction and events related to the buyer of the Company's Magnetics business sold in 1999, the Company recorded impairment charges of $28.5 million (including an accrual of $2.2 million related to a prior year acquisition) in the fiscal year 2000 results. These asset impairment charges included the write-off of goodwill, the abandonment of certain development projects and idle facilities, and the uncollectibility of a note receivable. Goodwill impairment was determined in accordance with SFAS No. 121 and was based on expected future undiscounted cash flows of the related businesses. The Company recorded an asset impairment charge of $8.2 million in the fiscal year 1999 based on the Company's review of each acquisition, projected future undiscounted cash flows and modifications to the Company's strategic direction in the fiscal year 1999 fourth quarter. Asset impairment charges are as follows:

                                                  Year Ended September 30,
                                                  ------------------------
Assets  (in thousands)                                2000         1999
------------------------------------------------  -----------   ----------
Goodwill........................................    $21,390       $8,224
Magnetics note receivable (see Note 8)..........      2,738          ---
Development assets..............................      2,338          ---
Leasehold improvements and equipment............      2,027          ---
                                                  -----------   ----------
                                                    $28,493       $8,224
                                                  ===========   ==========

As reflected in the accompanying consolidated balance sheets, the Company had goodwill related to the following acquisitions:

==============================================================================
                                                        September 30
                                                  ------------------------
Business Acquisition (in thousands)                   2000         1999
------------------------------------------------  -----------   ----------
First Image.....................................     $85,818      $92,603
Bgin Holding AG.................................         ---       13,960
Litton Adesso Software, Inc.....................       8,947       10,800
All Others......................................       3,662       15,602
                                                     $98,427     $132,965
                                                  ===========   ==========

As management continues to assess its business units and refines and implements its plans, including taking such actions which may be necessary in order to address its liquidity issues with its lenders (see Notes 1, 3 and 4), certain courses of action may be taken that could result in additional impairment of goodwill or other Company assets.

NOTE 7.
FINANCIAL REORGANIZATION AND FRESH START REPORTING:

On May 20, 1996 (the "Confirmation Date"), the U.S. Bankruptcy Court confirmed the Company's Third Amended Joint Plan of Reorganization (the "Reorganization"), and on June 4, 1996, the Company emerged from bankruptcy. As of May 31, 1996, the Company adopted Fresh Start Reporting in accordance with the American Institute of Certified Public Accountant's Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". Fresh Start Reporting resulted in material changes to the Consolidated Balance Sheet, including the valuation of assets, intangible assets (including goodwill) and liabilities at fair market value, and the valuation of equity based on the appraised reorganization value of the ongoing business. The net result of the valuation of identifiable assets, the recognition of liabilities at fair market value, and the valuation of equity was that the Company recognized an asset entitled "Reorganization value in excess of identifiable assets" totaling $267.5 million as of May 31, 1996 (see Note 2).

NOTE 8.
SALE OF THE MAGNETICS DIVISION:

In February 1999, the Company adopted a plan to dispose of its Magnetics Division (the "Magnetics Division"), and on April 28, 1999, the Company signed a definitive agreement to sell the Magnetics Division. The sale was effective June 1, 1999, and the sales price of $40 million included $37 million in cash at closing and an interest-bearing $3 million subordinated note. A post-closing adjustment resulted in the Company returning to the buyer $1.2 million to reflect a shortfall in the agreed-upon working capital for the Magnetics Division. The Company recognized a gain, net of income taxes, of approximately $2.2 million as a result of the sale, which is reflected in the 1999 Consolidated Statements of Operations as a "Gain on sale of discontinued operations, net of taxes". However, as a result of changes in its business strategy and the related effect on certain Magnetics Division obligations, the Company revised certain estimates of costs to be incurred in connection with this disposition, resulting in a charge of $1.6 million being recorded in the third quarter of fiscal 2000.

During the third quarter of fiscal 2000, the Company determined that the collectability of the note receivable, with a carrying value of $2.7 million, was impaired and wrote-off the $2.7 million note (see Note 6).

The results of operations of the Magnetics Division have been reported separately as "Income from discontinued operations, net of taxes" in the Consolidated Statements of Operations for the years ended September 30, 1999 and 1998.

The operating results of the discontinued operations are summarized as follows:

                                    Year ended September 30,
                                    ------------------------
(dollars in thousands)                  1999        1998
                                    -----------  -----------
Revenues..........................    $50,544     $104,079
                                    ===========  ===========
Operating income..................    $ 2,763     $  6,470
Income taxes......................      1,783        4,306
                                    -----------  -----------
Net income........................    $   980     $  2,164
                                    ===========  ===========

NOTE 9.
FAIR VALUES OF FINANCIAL INSTRUMENTS:

SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of fair value information for certain financial instruments.
The carrying amounts for trade and other receivables and payables are considered to be their fair values. The carrying amounts, net of unamortized discounts and premiums, and fair values of the Company's other financial instruments at September 30, 2000 and 1999, are as follows:

                                       September 30, 2000 September 30, 1999
                                       ------------------ ------------------
                                        Carrying   Fair    Carrying    Fair
(dollars in thousands)                   Amount    Value    Amount     Value
                                       ---------- ------- ----------  ------
Senior Secured Revolving Credit
  Facility..........................    $ 57,650  $57,650  $  8,900  $  8,900
10-7/8% Senior Subordinated Notes...    $311,272  $66,923  $311,937  $304,945
Unrealized gain/(loss) on
  currency swap contract (see
  Note 10)..........................    $    532  $   532  $ (1,145) $ (1,145)

The September 30, 2000 and 1999 estimated fair values of Senior Subordinated Notes were based on quoted market values.

NOTE 10.
HEDGING:

The Company entered into currency swap agreements that hedge the U.S. Dollar value of the Company's investment in the net assets of certain foreign subsidiaries. The Company is exposed to the risk of future currency exchange rate fluctuations.

                          Notional                                          Unrealized Gain as of    Unrealized Gain (Loss) as of
Currency                   Amount      Maturity             Interest Rate    September 30, 2000          September 30, 1999
----------------------   ----------    -----------------    -------------   ---------------------    ----------------------------
Euro fixed-rate          28,860,029    April 1, 2002            8.69%        $            ---        $         (862,000)
Swiss Franc fixed-rate   22,725,000    September 8, 2002        2.99%                     ---                    11,000
Swiss Franc fixed-rate   14,635,700    April 1, 2002            7.45%                     ---                  (294,000)
Swiss Franc fixed-rate   10,000,000    April 1, 2003            4.05%                 532,000                       ---
                                                                            ---------------------    ----------------------------
                                                                             $        532,000        $       (1,145,000)
                                                                            =====================    ============================

The above net unrealized gain (loss) has been reflected as "Prepaid expenses and other" and "Other accrued liabilities" in the 2000 and 1999 Consolidated Balance Sheets, respectively, with a corresponding adjustment to accumulated other comprehensive loss. In November 2000, the Company terminated its currency swap agreement and received $0.6 million in cash proceeds. This benefit will be reflected as a component of other comprehensive income (loss) in stockholders' equity (deficit).

NOTE 11.
ACQUISITIONS:

During the three years ended September 30, 2000, Anacomp made the acquisitions set forth below, each of which has been accounted for under the purchase method of accounting and, accordingly, the assets, including in-process research and development, and the liabilities were recorded based on their fair values at the date of acquisition and the results of operations for each of the acquisitions have been included in the financial statements for the periods subsequent to acquisition.

FISCAL 2000
-----------

In 2000, $4 million was paid or accrued and 38,262 unregistered shares of Anacomp common stock were issued related to contract clauses in the purchase agreements of prior year acquisitions.

FISCAL 1999
-----------

In July 1999, Anacomp acquired Litton Adesso Software, Inc ("Adesso") for $17 million and incurred additional costs of $1.6 million. Based upon an independent third party appraisal, Anacomp allocated $3 million to in-process research and development, $3.2 million to developed technology, $10.8 million to goodwill and $1.6 million to the identifiable net assets. The intangible assets are being amortized over three to seven years. The in-process research and development was immediately written off and is shown as a "Write-off of acquired in-process research and development" in the 1999 Consolidated Statement of Operations. ___ The fair values for all other acquisitions were allocated between the net assets and goodwill.

The value of acquired in-process research and development was computed using a discounted cash flow analysis on the anticipated income stream of the related product sales. The value assigned to acquired in-process research and development was determined by estimating the costs to develop the acquired in-process research and development into commercially viable products, estimating the resulting net cash flows from the products and discounting the net cash flows to their present value. With respect to the acquired in-process research and development, the calculations of value were adjusted to reflect the value creation efforts Adesso created prior to the close of the acquisition.

During fiscal 1999, Anacomp acquired either the customer bases and other assets or the stock of twelve businesses, including Adesso. Total consideration paid at the closing was $50 million and 169,010 shares of Anacomp common stock, of which approximately $31.6 million was assigned to goodwill. The aggregate purchase prices consisted of $40.2 million in cash and $9.8 million in assumed liabilities. In addition, one of the acquisitions included potential future consideration based upon future levels of sales. Three of the other acquisitions include provisions for contingent cash payments of up to approximately $0.7 million in the aggregate. In 1999, $3.8 million was paid and 14,400 unregistered shares of Anacomp common stock were issued related to contract clauses included in the purchase agreements of prior year acquisitions.

FISCAL 1998
-----------

During fiscal 1998, excluding the First Image acquisition discussed separately in Note 12, Anacomp acquired either the customer bases and other assets or the stock of nine businesses. Total consideration paid at the closing was $17.9 million of which approximately $12.5 million was assigned to goodwill. The aggregate purchase prices consisted of $17 million cash at closing, $0.9 million in assumed liabilities and contingent cash payments of up to $10.9 million based upon future operating results of the acquired businesses.

NOTE 12.

FIRST IMAGE ACQUISITION:

As of June 1, 1998, the Company completed its acquisition (the "First Image Acquisition") of assets constituting substantially all of the business and operations (the "First Image Businesses") of First Image Management Company ("First Image"), a division of First Financial Management Corporation ("FFMC"), which was a wholly owned subsidiary of First Data Corporation ("FDC"). The Company also assumed substantially all of the ongoing liabilities of the First Image Businesses. The purchase price paid by the Company to FFMC at the closing of the Acquisition was $150 million, although a post-closing adjustment resulted in FFMC returning to the Company $4.9 million to reflect a shortfall in the agreed-upon working capital for the First Image Businesses. The First Image Acquisition was accounted for as a purchase, and the goodwill was approximately $100 million, which is being amortized over a 15-year period on a straight-line basis.

The First Image Businesses included (i) image access services, primarily COM and Compact Disc ("CD") services (the "IAS Business"), (ii) document print and distribution services such as laser print and mail and demand publishing services (the "DPDS Business"), and (iii) document acquisition services such as health care and insurance claims entry and data capture services (the "DAS Business"). The Company retained and continues to operate the IAS Business. IAS Business revenues of $37.7 million and EBITDA of $9.7 million were included in the Company's results of operations for the fiscal year ended September 30, 1998.

The Company sold the DAS Business as of July 1, 1998. The Company also sold the DPDS Business as of August 1, 1998. The Company generated $45 million in cash from the sale of both Businesses and liquidation of related working capital. The Company excluded the results of operations for the DAS and DPDS Businesses from the Company's results of operations for the year ended September 30, 1998.

NOTE 13.
SUPPLIER CONCENTRATION RISK:

SKC AGREEMENT
-------------

Anacomp has a supply agreement with SKC America, Inc., a New Jersey corporation ("SKCA"), and SKC Limited ("SKCL"), an affiliated corporation of SKCA organized pursuant to the laws of the Republic of Korea. SKCA and SKCL are collectively referred to as "SKC". The supply agreement expires in December 2003. Pursuant to the supply agreement, Anacomp purchases all of its requirements for coated duplicate microfilm from SKC. Pursuant to the supply agreement, SKC also provided the Company with a substantial portion of its polyester requirements for its magnetic media products prior to the sale of its Magnetics Division. The supply agreement has no minimum purchase requirements.

In connection with the supply agreement, SKC also provided the Company with a $25 million trade credit facility, which was reduced to $15 million in fiscal 1997 and further reduced to $5 million in fiscal 1998. The $5 million trade credit is outstanding at September 30, 2000. The trade credit arrangement bears interest at 1.75% over the prime rate of The First National Bank of Boston (10% as of September 30, 2000).

In connection with an amendment to the supply agreement in June 1996, the Company agreed to certain price increases, retroactive to 1994, and the Company agreed to make the deferred payments related to the retroactive price increases to SKC. The Company is committed to pay SKC $1 million in 2001, which is included as "Other accrued liabilities" in the accompanying Consolidated Balance Sheets.

KODAK AGREEMENT
---------------

The Company obtains its silver halide film used to produce master images from the Eastman Kodak Company under an exclusive multi-year supply agreement. The supply agreement has no minimum purchase requirements.

NOTE 14.
COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS:

                                                                            September 30,
                                                                   ------------------------------
(dollars in thousands)                                                2000                1999
                                                                   -----------        -----------
Accounts and Notes Receivable:
------------------------------------------------------------------
Trade receivables, net of allowance for doubtful accounts
  of $4,922 and $5,815, respectively.............................. $   52,914         $   74,379
Other.............................................................        646                880
                                                                   -----------        -----------
                                                                   $   53,560         $   75,259
                                                                   ===========        ===========
Inventories:
------------------------------------------------------------------
Finished goods, including purchased film.......................... $    7,717         $    9,827
Work in process...................................................         66              2,433
Raw materials and supplies........................................        514              7,399
                                                                   -----------        -----------
                                                                   $    8,297         $   19,659
                                                                   ===========        ===========
Property and Equipment:
------------------------------------------------------------------
Buildings......................................................... $    4,115         $    4,651
Office furniture..................................................     12,033             12,526
Field support spare parts.........................................      5,795              4,433
Leasehold improvements............................................     12,167             10,481
Processing and manufacturing equipment............................     50,812             34,707
                                                                       84,922             66,798
Less accumulated depreciation and amortization....................    (39,725)           (19,359)
                                                                   -----------        -----------
                                                                   $   45,197         $   47,439
                                                                   ===========        ===========
Excess of Purchase Price Over Net Assets of Businesses Acquired:
------------------------------------------------------------------
Goodwill.......................................................... $  160,544         $  177,407
Less accumulated amortization.....................................    (62,117)           (44,442)
                                                                   -----------        -----------
                                                                   $   98,427         $  132,965
                                                                   ===========        ===========
Cash Surrender Values Included in Other Assets:
------------------------------------------------------------------
Cash surrender values in life insurance policies.................. $   24,159         $   22,497
Loans against cash surrender values...............................    (23,868)           (19,583)
                                                                   -----------        -----------
Net cash surrender values in Other Assets......................... $      291         $    2,914
                                                                   ===========        ===========
Face amounts of life insurance policies........................... $   53,423         $   51,748
                                                                   ===========        ===========
Other Accrued Liabilities:
------------------------------------------------------------------
Restructuring reserves (see Note 5)............................... $    7,525         $    6,651
EPA liabilities...................................................      2,150              2,789
Deferred revenues.................................................      7,408             11,892
Sales tax and VAT liability.......................................      2,517              3,837
Other.............................................................     13,890             15,861
                                                                   -----------        -----------
                                                                   $   33,490         $   41,030
                                                                   ===========        ===========

NOTE 15.
LONG-TERM RECEIVABLES:

                                                                            September 30,
                                                                   ------------------------------
(dollars in thousands)                                                2000                1999
                                                                   -----------        -----------
Long-term receivables:
------------------------------------------------------------------
Lease contracts receivable........................................ $    3,530         $    7,214
Other.............................................................         97              3,373
                                                                   -----------        -----------
                                                                        3,627             10,587
Less current portion..............................................     (1,763)            (2,952)
                                                                   -----------        -----------
                                                                   $    1,864         $    7,635
                                                                   ===========        ===========

Lease contracts receivable result from customer leases of products under agreements that qualify as sales-type leases. Annual future lease payments to be received under sales-type leases are as follows:

                                 Year Ended
(dollars in thousands)          September 30,
-----------------------------   -------------
2001.........................      $1,893
2002.........................       1,225
2003.........................         545
2004.........................         154
2005.........................         105
-----------------------------   -------------
                                    3,922
Less deferred interest.......        (392)
-----------------------------   -------------
                                   $3,530
                                =============

NOTE 16.
RETIREMENT PLANS:

The Company has a retirement savings plan for its U.S. employees that qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 15% of their pretax salary, but not more than statutory limits. The Company may contribute, at its discretion, up to fifty cents for each dollar a participant contributes, with a maximum contribution of 3% of a participant's earnings. Company expense for matching contributions was $1.5 million and $1.4 million in fiscal years 1999 and 1998, respectively. No Company matching contribution expense was incurred in 2000.

Certain of the Company's non-U.S. subsidiaries have retirement plans that cover substantially all regular employees, for which the Company deposits funds under various fiduciary-type arrangements. Company contributions are generally based on years of service as well as on the employee's level of compensation. The ranges of assumptions that are used for these contributions reflect the different economic environments and statutory requirements within the various countries. Company expense for contributions to the non-U.S. plans was $1.6 million, $2.1 million, and $1.8 million in fiscal years 2000, 1999 and 1998, respectively.

NOTE 17.
CAPITAL STOCK:

PREFERRED STOCK
---------------

The Board of Directors of the Company has the ability, at its discretion, to create one or more series of Preferred Stock and to determine each such series' preferences, limitations, and relative voting and other rights.

COMMON STOCK REPURCHASE PROGRAM
-------------------------------

In February 1999, the Board of Directors authorized repurchases of up to two percent of the Company's outstanding shares of common stock per quarter. Shares may be purchased on the open market from time to time and at such prices as the management of the Company may determine, based on current prices and market conditions. The program is subject to compliance with the Company's credit agreements. During fiscal 2000 and 1999, the

Company repurchased 93,200 and 534,156 shares, respectively, of its common stock. On February 8, 2000, the Company terminated the stock repurchase program.

WARRANTS
--------

As of September 30, 2000 and 1999, the Company had 355,986 and 356,064 warrants to purchase common stock outstanding, respectively. Each warrant is convertible into 1.0566 shares of common stock at an exercise price of $11.57 per share. The warrants expire on June 3, 2001.

NOTE 18.
STOCK PLANS:

On July 22, 1996, the Company's Board of Directors approved the 1996 Restructure Recognition Incentive Plan. Under this Plan, effective August 22, 1996, the Company awarded to employees 947,500 stock options to acquire common stock.

With regard to the stock options, the options were granted at an exercise price of $4.63 per share of common stock, which resulted in approximately $3.2 million of compensation expense over the vesting period of the options based on the market value of the stock at August 22, 1996. All of these stock options were fully vested by November 15, 1999. The Company recognized $0.5 and $1 million of compensation expense related to the options issued and the restricted stock awarded during the fiscal years ended September 30, 1999 and 1998, respectively. The options expire 10 years after the date of the grant.

In April 1998, the Company awarded 35,000 shares of restricted common stock that were valued at $0.5 million. The compensation expense related to this award is being amortized to expense over the vesting period. Amortization expense related to this award was $0.2 million and $0.3 million for the years ended September 30, 1999 and 1998, respectively.

On February 3, 1997, the Company's shareholders approved the 1996 Long-Term Incentive Plan, which provides for the future issuance of various forms of common stock-related awards, including options, stock appreciation rights and restricted shares. The Company has reserved 2.4 million shares of common stock for issuance under this plan. Awards, including the nature of the awards and related exercise prices, are to be determined at the discretion of the Compensation Committee of the Board of Directors in accordance with the plan provisions.

On February 7, 2000, the Company's shareholders approved an amendment to and restatement of the Company's amended and Restated 1996 Long-Term Incentive Plan to increase by 750,000 the number of shares of the Company's common stock issuable thereunder.

Transactions under the Company's stock option plans are summarized as follows:

                                        ---------------------------   ---------------------------   ---------------------------
                                                   2000                          1999                           1998
                                        ---------------------------   ---------------------------   ---------------------------
                                                     Weighted-Avg.                 Weighted-Avg.                  Weighted-Avg.
                                          Shares     Exercise Price     Shares     Exercise Price    Shares      Exercise Price
                                        ----------   --------------   ----------   --------------   ----------   --------------
Outstanding on October 1,......         2,160,330      $  13.12       2,005,706       $   11.36     1,671,055       $   7.96
Granted........................           353,900         15.95         653,150           16.65       979,375          14.31
Canceled.......................          (311,612)        15.35        (152,749)          14.07      (335,336)          9.41
Exercised......................          (184,897)         8.79        (345,777)           9.25      (309,388)          6.17
                                        ----------                    ----------                    ----------
Outstanding on September 30,...         2,017,721      $  13.62       2,160,330       $   13.12     2,005,706       $  11.36
                                        ==========                    ==========                    ==========

The following table summarizes all options outstanding and exercisable by price range as of September 30, 2000:

                             Options      Weighted- Average Remaining   Weighted- Average     Options     Weighted Average
Range of Exercise Prices   Outstanding         Contractual Life          Exercise Price     Exercisable    Exercise Price
------------------------   -----------    ---------------------------   -----------------   -----------   ----------------
$ 3.25  - $12.31              532,476                 6.55                   $  7.98           441,351         $  5.05
$12.38  - $14.63              553,484                 7.00                    $13.38           537,435          $12.93
$15.13  - $17.50              580,577                 8.35                    $16.43           248,190          $17.29
$17.63  - $22.81              351,184                 8.71                    $17.88           109,108          $18.12
                           -----------    ---------------------------   -----------------   -----------   ----------------
                            2,017,721                 7.57                    $13.62         1,336,084          $12.26
                           ===========                                                      ===========

On February 3, 1997, the Company's shareholders approved the Anacomp, Inc. 1997 Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan allows qualified employees to purchase shares of the Company's common stock at the lower of 85% of the fair market value at the date of purchase or 85% of the fair market value on the first day of each quarterly offering period. A maximum of 500,000 shares of common stock is available for purchase under the Stock Purchase Plan. As of September 30, 2000, 231,898 shares have been issued under the plan.

The Company has reserved approximately 5.2 million shares of Anacomp common stock for the exercise of stock options, the exercise of warrants, employee stock purchases and other corporate purposes.

The Company accounts for its employee stock option plans in accordance with APB Opinion No. 25, under which compensation expense is recognized only to the extent the exercise price of the option is less than the fair market value of a share of stock at the date of grant. Accordingly, the Company has adopted the disclosure only requirements of SFAS No. 123, "Accounting for Stock Based Compensation." Had employee compensation costs for these plans been determined based on their fair value on their grant date in accordance with SFAS No. 123, the Company's net loss would have been as follows:


                                                    Year Ended
                                    -------------------------------------------
                                    September 30,  September 30,  September 30,
                                        2000           1999            1998
(dollars in thousands)              ------------- -------------- --------------
Net loss as reported.............   $ (111,434)    $ (67,992)      $ (67,749)
Pro forma net loss...............   $ (115,363)    $ (72,960)      $ (70,309)
Net loss per share as reported...   $ (7.70)       $ (4.78)        $ (4.85)
Pro forma net loss per share.....   $ (7.97)       $ (5.13)        $ (5.04)

The fair value of each option grant is estimated on the date of grant using the Black Scholes option pricing model. The weighted average fair value of options granted during 2000, 1999 and 1998, as well as the weighted average assumptions used to determine the fair values, are summarized below:

                                        2000           1999            1998
                                    ------------- -------------- --------------
Fair Value of Options Granted....     $ 15.05         $7.61           $7.30
Risk-Free Interest Rate..........       5.36%         5.40%           5.69%
Expected Dividend Yield..........          0%            0%              0%
Expected Volatility..............        113%           43%             46%
Expected Life....................     10 Years       5 Years         5 Years

NOTE 19.
INCOME TAXES:

The components of income (loss) from continuing operations before income taxes and extraordinary items were:

                                                    Year Ended
                                    -------------------------------------------
                                    September 30,  September 30,  September 30,
                                        2000           1999            1998
(dollars in thousands)              ------------- -------------- --------------
United States....................     $ (94,676)    $ (74,793)     $ (78,424)
Foreign..........................       (13,572)        8,748         11,819
                                    ------------- -------------- --------------
                                      $(108,248)    $ (66,045)     $ (66,605)
                                    ============= ============== ==============

The components of the consolidated tax provision after utilization of net operating loss carryforwards are summarized below:

                                                    Year Ended
                                    -------------------------------------------
                                    September 30,  September 30,  September 30,
                                        2000           1999            1998
(dollars in thousands)              ------------- -------------- --------------
Current:
   Federal.......................     $      ---    $     672      $     ---
   Foreign.......................          1,490        5,498          5,000
   State.........................             60          516            400
                                           1,550        6,686          5,400
Tax reserve adjustment...........            ---          767            400
Non-cash  charge in lieu of taxes            ---        1,527            ---
                                    ------------- -------------- --------------
                                      $    1,550    $   8,980      $   5,800
                                    ============= ============== ==============

The non-cash charge in lieu of taxes represents the utilization of pre-reorganization tax benefits that are reflected as reductions to the Reorganization Asset.

The income tax provision is included in the Consolidated Statements of Operations as follows:

                                                    Year Ended
                                    -------------------------------------------
                                    September 30,  September 30,  September 30,
                                        2000           1999            1998
(dollars in thousands)              ------------- -------------- --------------
Provision for income taxes before
  discontinued operations and
  extraordinary item.............     $ 1,550        $ 4,960        $ 2,194
Discontinued operations..........         ---          4,427          4,306
Extraordinary loss on discharge
  of indebtedness................         ---           (407)          (700)
                                    ------------- -------------- --------------
                                      $ 1,550        $ 8,980        $ 5,800
                                    ============= ============== ==============

The following is a reconciliation of income taxes from continuing operations calculated at the United States federal statutory rate to the provision for income taxes:

                                                    Year Ended
                                    -------------------------------------------
                                    September 30,  September 30,  September 30,
                                        2000           1999            1998
(dollars in thousands)              ------------- -------------- --------------
Benefit for income taxes at
  U.S. statutory rate............     $(37,886)     $(23,115)      $(23,370)
Nondeductible amortization and
  write-off of intangible assets.       12,800        26,607         25,450
State and foreign income taxes...        6,300           321            (76)
Tax reserve adjustment...........         ---          1,200            380
Change in deferred tax asset
  valuation allowance............       18,500           ---            ---
Other............................        1,836           (53)          (190)
                                    ------------- -------------- --------------
                                      $  1,550      $  4,960       $  2,194
                                    ============= ============== ==============

The components of deferred tax assets and liabilities are as follows:

                                                            September 30,
                                                     --------------------------
(dollars in thousands)                                  2000            1999
                                                     -----------    -----------
Tax effects of future temporary differences
  related to:
  Accrued expenses and reserves.....................  $ 7,700         $ 7,300
  Depreciation and amortization.....................    5,100           5,400
  Other.............................................    6,600           6,500
                                                     -----------    -----------
Net tax effects of future differences...............   19,400          19,200
                                                     -----------    -----------
Tax effects of carryforward benefits:
  Federal net operating loss carryforwards..........   70,000          52,300
  Federal general business tax credits..............    1,200           1,100
  Foreign tax credits...............................    3,500           3,000
                                                     -----------    -----------
Tax effects of carryforwards........................   74,700          56,400
                                                     -----------    -----------
Tax effects of future taxable differences and
  carryforward benefits.............................   94,100          75,600
Less valuation allowance............................  (94,100)        (75,600)
                                                     -----------    -----------
Net deferred tax asset..............................  $   ---         $   ---
                                                     ===========    ===========

At September 30, 2000, the Company has federal net operating loss carryforwards ("NOLs") of approximately $200 million available to offset future U.S. taxable income expiring at various dates through 2020. As a result of ownership changes (as defined by Section 382 of the Internal Revenue Code of 1986, amended) that occurred in fiscal 1996 (see Note 7), the Company's NOLs generated prior to May 20, 1996 total approximately $112 million at September 30, 2000, of which approximately $4 million can be utilized per year. NOLs generated subsequent to May 20, 1996 totaling approximately $88 million at September 30, 2000 are not subject to limitation. However, potential future ownership changes (see Note 1) may result in additional NOL limitations. The Company may also authorize the use of other tax planning strategies to utilize a portion of the NOLs prior to their expirations. The Company expects, however, that substantial amounts of the NOLs will expire unused.

The tax benefits of pre-reorganization net deferred tax assets will be reported first as a reduction of the Reorganization Asset and then as a credit to equity. These tax benefits will not reduce income tax expense for financial reporting purposes. During fiscal 2000, approximately $3 million of foreign tax credits expired unused.

NOTE 20.
COMMITMENTS AND CONTINGENCIES:

LEASE COMMITMENTS
-----------------

Anacomp has commitments under long-term operating leases, principally for building space and data service center equipment expiring at various dates through May 2011. In fiscal 2001, the Company signed an agreement to lease substantially less space for its headquarters facility. The following summarizes the future minimum lease payments under all noncancelable operating lease obligations that extend beyond one year, including the new headquarters facility lease:

                                 Year Ended
(dollars in thousands)          September 30,
-----------------------------   -------------
2001.........................     $ 10,131
2002.........................        8,505
2003.........................        6,791
2004.........................        5,342
2005.........................        4,327
Thereafter...................       18,395
                                -------------
                                  $ 53,491
                                =============

The total of future minimum rentals to be received under noncancelable subleases related to the above leases is $1 million. The Company's rent and lease expense was $17.1 million, $18 million and $18 million for the years ended September 30, 2000, 1999 and 1998, respectively.

ENVIRONMENTAL LIABILITY
-----------------------

Xidex Corporation, a predecessor company of Anacomp, was designated by the United States Environmental Protection Agency ("EPA") as a potentially responsible party for investigatory and cleanup costs incurred by state and federal authorities involving locations included on a list of EPA's priority sites for investigation and remedial action under the federal Comprehensive Environmental Response, Compensation, and Liability Act. The EPA liability, disclosed in Note 14, relates to its estimated liability for cleanup costs for the aforementioned locations and other sites. In the opinion of management, no material losses are expected in excess of the liability recorded.

LEGAL MATTERS
-------------

On August 29, 1997, Access Solutions International, Inc. ("ASI") filed a complaint for patent infringement in the U.S. District Court, District of Rhode Island, against Data/Ware Development, Inc. ("Data/Ware"), of which Anacomp is the successor by merger, and The Eastman Kodak Company ("Kodak"). The complaint seeks injunctive relief and unspecified damages, including attorney's fees, for alleged infringement by Data/Ware and Kodak of ASI's United States Letters Patent No. 4,775,969 for "Optical Disk Storage Format, Method and Apparatus for Emulating a Magnetic Tape Drive" and No. 5,034,914 for "Optical Disk Storage Method and Apparatus with Buffered Interface." The Company has assumed the defense of this matter on behalf of both Data/Ware and Kodak. Discovery in this case continues. The court is currently considering the parties' motions for summary judgment. A trial would probably not occur before the second calendar quarter of 2001. Although there can be no assurance as to the eventual outcome of this matter, management believes that it has numerous meritorious arguments and intends to pursue them vigorously.

In a related matter, the Company has brought a lawsuit in California State court against the principal shareholder of Data/Ware, seeking to enforce that shareholder's obligation to indemnify the Company in the ASI litigation. The state court granted the Company's motion for summary adjudication of the shareholder's duty to fund most of the defense of the ASI case, which the shareholder is currently paying into the court's escrow account. Any unfinished discovery in the state court litigation has been postponed until the resolution of the ASI litigation.

Anacomp is also involved in various claims and lawsuits incidental to its business and management believes that the outcome of those matters individually, and in the aggregate, will not have a material adverse effect on its consolidated financial position or results of operations.

NOTE 21.
OPERATING SEGMENTS:

Anacomp's business is focused in the document management industry. The Company manages its business through four operating units: docHarbor, which provides Internet-based document-management services; Document

Solutions, which provides document management outsource services; Technical Services, which provides equipment maintenance services for Anacomp and third-party manufactured products; and DatagraphiX, which provides COM systems and COM related supplies.

Management evaluates performance based upon earnings before interest, other income, reorganization items, restructuring charges, taxes, depreciation and amortization, asset impairment charges and extraordinary items ("EBITDA"). Segment profit or loss also excludes acquired in-process research and development. These costs are managed at the Corporate segment.

Information about the Company's operations by operating segment is as follows (dollars in thousands):

                                                                    Document            Technical
                                      docHarbor (a)                Solutions             Services              Datagraphix (b)
----------------------------------------------------------------------------------------------------------------------------------
2000
Digital/renewal revenues.........          $    4,598                $  71,037            $  19,152             $   15,387
COM revenues.....................                 ---                  143,055               44,790                 85,178
Intercompany revenues............                 ---                      ---               12,256                    ---
                                   -----------------------  -------------------  ---------------------  --------------------------
Total revenues...................               4,598                  214,092               76,198                100,565
EBITDA...........................             (25,034)                  43,481               27,566                  4,579
Depreciation and amortization....
                                                5,177                   26,669                2,846                  3,863
Total assets.....................              22,851                  133,586               16,086                 35,607
Capital expenditures.............              10,158                    6,213                  731                    196
==================================================================================================================================
1999
Digital/renewal revenues.........          $    1,568                $  52,281            $  14,698             $    5,015
COM revenues.....................                 ---                  174,988               57,264                136,348
Intercompany revenues............                 ---                      ---               15,621                    ---
                                   -----------------------  -------------------  ---------------------  --------------------------
Total revenues...................               1,568                  227,269               87,583                141,363
EBITDA...........................              (6,459)                  50,100               30,749                 42,326
Depreciation and amortization....
                                                  759                   29,092                5,322                  6,776
Total assets.....................              16,921                  184,897               17,548                 58,238
Capital expenditures.............               1,957                   18,223                1,609                  1,232
==================================================================================================================================
1998
Digital/renewal revenues.........          $      351                $  24,307            $   8,300             $    4,274
COM revenues.....................                 ---                  137,902               64,158                155,646
Intercompany revenues............                 ---                      ---                5,222                    ---
                                   -----------------------  -------------------  ---------------------  --------------------------
Total revenues...................                 351                  162,209               77,680                159,920
EBITDA...........................              (1,755)                  25,457               30,365                 39,398
Depreciation and amortization....
                                                  101                   12,495                2,456                  7,017
Total assets.....................                  72                  159,542               15,238                 74,391
Capital expenditures.............                 ---                    6,316                2,027                  1,341
==================================================================================================================================




                                         Corporate (c)       Consolidated
------------------------------------------------------------------------------
2000
Digital/renewal revenues.........      $          ---           $  110,174
COM revenues.....................                 ---              273,023
Intercompany revenues............             (12,256)                 ---
                                   -------------------  ----------------------
Total revenues...................             (12,256)             383,197
EBITDA...........................             (23,684)              26,908
Depreciation and amortization....
                                               13,504               52,059

Total assets.....................              30,159              238,289
Capital expenditures.............                 826               18,124
==============================================================================
1999
Digital/renewal revenues.........      $          ---            $  73,562
COM revenues.....................                 ---              368,600
Intercompany revenues............             (15,621)                 ---
                                   -------------------  ----------------------
Total revenues...................             (15,621)             442,162
EBITDA...........................             (21,838)              94,878
Depreciation and amortization....
                                               68,003              109,952

Total assets.....................              52,913              330,517
Capital expenditures.............               1,639               24,660
==============================================================================
1998
Digital/renewal revenues.........       $         ---            $  37,232
COM revenues.....................                 ---              357,706
Intercompany revenues............              (5,222)                 ---
                                   -------------------  ----------------------
Total revenues...................              (5,222)             394,938
EBITDA...........................             (20,452)              73,013
Depreciation and amortization....
                                               81,034              103,103

Total assets.....................             162,594              411,837
Capital expenditures.............               2,040               11,724
==============================================================================

(a) The Bank Group (see Note 3) has imposed certain restrictions on the Company's docHarbor business unit and the Company is re-evaluating its strategy with respect to the business unit, including seeking additional capital, a possible sale or discontinuance, or reintegration of certain docHarbor operations into the Company's Document Solutions business unit.

(b) During the third quarter of fiscal 2000 the Company announced a restructuring of the Datagraphix business unit, the merger of this unit into the Technical Services business unit and the discontinuance of manufacturing operations effective October 1, 2000. Datagraphix operations for 2000 include a charge to cost of sales of $9 million for inventory write-downs resulting from the decision to discontinue manufacturing operations.

(c)  Includes elimination of intercompany revenue.

NOTE 22.
INTERNATIONAL OPERATIONS:

Anacomp's international operations are conducted principally through subsidiaries, a substantial portion of whose operations are located in Western Europe. Total international sales include sales by subsidiaries and through distributors. Information as to U.S. and international operations for the years ended September 30, 2000, 1999 and 1998 is as follows (dollars in thousands):

YEAR ENDED SEPTEMBER 30, 2000

                                U.S.    International Elimination Consolidated
                              --------  ------------- ----------- ------------
 Customer sales...........    $270,670    $112,527      $   ---     $383,197
 Inter-geographic.........       8,353         ---       (8,353)         ---
                              --------  ------------- ----------- ------------
 Total sales..............    $279,023    $112,527      $(8,353)    $383,197
                              ========  ============= =========== ============
 Operating income (loss)
   from continuing
   operations.............    $(54,076)   $(13,572)     $   ---     $(67,648)
                              ========  ============= =========== ============
 Identifiable assets......    $173,434    $ 64,855      $   ---     $238,289
                              ========  ============= =========== ============


YEAR ENDED SEPTEMBER 30, 1999

                                U.S.    International Elimination Consolidated
                              --------  ------------- ----------- ------------
 Customer sales...........    $329,168    $112,994     $    ---     $442,162
 Inter-geographic.........      13,110         ---      (13,110)         ---
                              --------  ------------- ----------- ------------
 Total sales..............    $342,278    $112,994     $(13,110)    $442,162
                              ========  ============= =========== ============
 Operating income
   (loss) from continuing
   operations.............    $(40,258)   $ 11,719     $    ---     $(28,539)
                              ========  ============= =========== ============
 Identifiable assets......    $266,700    $ 63,817     $    ---     $330,517
                              ========  ============= =========== ============


YEAR ENDED SEPTEMBER 30, 1998

                                U.S.    International Elimination Consolidated
                              --------  ------------- ----------- ------------
 Customer sales............   $270,886    $124,052     $    ---     $394,938
 Inter-geographic..........     17,016         ---      (17,016)         ---
                              --------  ------------- ----------- ------------
 Total sales...............   $287,902    $124,052     $(17,016)    $394,938
                              ========  ============= =========== ============
 Operating income (loss)
   from continuing
   operations..............   $(48,216)   $ 14,387     $    ---     $(33,829)
                              ========  ============= =========== ============
 Identifiable assets.......   $368,492    $ 43,345     $    ---     $411,837
                              ========  ============= =========== ============

NOTE 23.
QUARTERLY FINANCIAL DATA (UNAUDITED):

(dollars in thousands, except per share amounts)  First Quarter          Second Quarter         Third Quarter        Fourth Quarter
                                                  -------------          --------------         -------------        --------------
FISCAL 2000
Revenues......................................... $  101,824             $  104,873             $   88,889           $   87,611
Gross margin.....................................     37,572                 36,146                 17,419               25,729
Loss from continuing operations..................    (15,204)               (12,195)               (41,422)             (40,977)
Loss on sale/income from discontinued
   operations, net of taxes......................        ---                    ---                 (1,636)                 ---
                                                  -------------          --------------         -------------        --------------
Net loss......................................... $  (15,204)            $  (12,195)            $  (43,058)          $  (40,977)
                                                  =============          ==============         =============        ==============

Basic and diluted per share data:
Loss from continuing operations.................. $    (1.06)            $    (0.85)            $    (2.85)          $    (2.83)
Loss on sale/income from discontinued
   operations, net of taxes......................        ---                    ---                  (0.11)                 ---
                                                  -------------          --------------         -------------        --------------
Net loss......................................... $    (1.06)            $    (0.85)            $    (2.96)          $    (2.83)
                                                  =============          ==============         =============        ==============

FISCAL 1999
Revenues......................................... $  114,365             $  112,542             $  106,250           $  109,005
Gross margin.....................................     45,539                 45,240                 43,278               41,952
Loss from continuing operations..................    (14,802)               (15,398)               (15,611)             (25,194)
Gain (loss) on sale/income from discontinued
   operations, net of taxes......................        289                    520                  3,056                 (642)
Loss before extraordinary loss...................    (14,513)               (14,878)               (12,555)             (25,836)
Extraordinary loss on extinguishment of debt,
   net of taxes..................................        ---                    ---                    ---                 (210)
                                                  -------------          --------------         -------------        --------------
Net loss......................................... $  (14,513)            $  (14,878)            $  (12,555)          $  (26,046)
                                                  =============          ==============         =============        ==============

Basic and diluted per share data:
Loss from continuing operations.................. $    (1.04)            $    (1.08)            $    (1.10)          $    (1.78)
Gain (loss) on sale/income from discontinued
   operations, net of taxes......................       0.02                   0.04                   0.22                (0.04)
                                                  -------------          --------------         -------------        --------------
Loss before extraordinary item...................      (1.02)                 (1.04)                 (0.88)               (1.82)
Extraordinary loss on extinguishment of debt,
   net of taxes..................................        ---                    ---                    ---                (0.02)
                                                  -------------          --------------         -------------        --------------
Net loss......................................... $    (1.02)            $    (1.04)            $    (0.88)          $    (1.84)
                                                  =============          ==============         =============        ==============



SUMMARY OF SIGNIFICANT CHARGES BY QUARTER:

FISCAL 2000

Asset impairment charges......................... $      ---             $      ---             $    5,671           $   22,822
Restructuring charges............................ $      ---             $    6,966             $    7,641           $      ---
Inventory write-down............................. $      ---             $      ---             $    9,031           $      ---

FISCAL 1999
Asset impairment charges......................... $      ---             $      ---             $      ---           $    8,224
Acquired in-process research and development..... $      ---             $      ---             $      ---           $    3,000

NOTE 24.
VALUATION AND QUALIFYING ACCOUNTS AND RESERVES:

The following is a summary of activity in the Company's valuation and qualifying accounts and reserves for the years ended September 30, 2000, 1999 and 1998:

                                           Balance at
                                            beginning    Charges (Credits) to                          Balance at end of
                                            of period     costs and expenses    Deductions    Other         period
                                           ----------    --------------------   ----------    ------   -----------------
(dollars in thousands)
YEAR ENDED SEPTEMBER 30, 2000
Allowance for doubtful accounts........      $5,815              (195)             (698)        ---         $4,922
                                           ==========    ====================   ==========    ======   =================

YEAR ENDED SEPTEMBER 30, 1999
Allowance for doubtful accounts (a)....      $6,957              (752)             (103)       (287)        $5,815
                                           ==========    ====================   ==========    ======   =================

YEAR ENDED SEPTEMBER 30, 1998
Allowance for doubtful accounts (b)....      $5,206               249              (479)      1,981         $6,957
                                           ==========    ====================   ==========    ======   =================

(a) Other deletions include the elimination of Magnetics related reserves (see Note 8).

(b) Other additions include allowance for doubtful accounts recorded in connection with the First Image acquisition

                                     PART B

                              DISCLOSURE STATEMENT

                                  ANACOMP, INC.
            Offers to Exchange Shares of Common Stock for All of Its
  Outstanding 10 7/8% Senior Subordinated Notes Due 2004 and Solicits Consents to Indenture Amendments and Acceptances of a Prepackaged Plan of Reorganization

         THE INFORMATION AGENT:                          THE DEPOSITARY:

          GEORGESON SHAREHOLDER                         BANK OF NEW YORK
A Georgeson Shareholder Communications company         Reorganization Unit
   111 Commerce Road, Carlstadt, NJ 07072             101 Barclay Street - 7E
  Banks and Brokers call (201) 896-1900                 New York, NY  10286
  All others call toll free (866) 241-2786          Telephone: (212) 815-5920
                                                    Facsimile: (212) 815-6339


           THE BALLOTING AGENT:             THE FINANCIAL ADVISOR TO THE ISSUER:

          GEORGESON SHAREHOLDER           CREDIT SUISSE FIRST BOSTON CORPORATION
         A Georgeson Shareholders                    11 Madison Avenue
A Georgeson Shareholders Communications company      New York, NY 10016
  111 Commerce Road, Carlstadt, NJ 07072
  Banks and Brokers call (201) 896-1900
  All others call toll free (866) 241-2786

                         QUESTIONS AND ADDITIONAL COPIES

   Questions and requests for assistance or additional copies of this Memorandum or the Letter of Transmittal or the Notices of Guaranteed Delivery should be directed to the Information Agent. Questions and requests for assistance with respect to the Prepackaged Plan or additional copies of the Ballots, or Master Ballots should be directed to the Balloting Agent.

KENNETH N. KLEE (State Bar #063372),
LEE R. BOGDANOFF (State Bar #119542), and
DEBORAH J. SALTZMAN (State Bar #186411), Attorneys with
KLEE, TUCHIN, BOGDANOFF & STERN LLP 1880 Century Park East, Suite 200 Los Angeles, California 90067-1698

Telephone:  (310) 407-4000
Facsimile:  (310) 407-9090

Reorganization Counsel for
Anacomp, Inc.

Debtor's Mailing Address:
12365 Crosthwaite Circle
Poway, CA  92064



                         UNITED STATES BANKRUPTCY COURT

                         SOUTHERN DISTRICT OF CALIFORNIA



In re:                                   Case No. __________________

ANACOMP, INC., an Indiana corporation,   Chapter 11

                  Debtor. DISCLOSURE STATEMENT DESCRIBING ANACOMP INC.'S CHAPTER 11 PLAN OF REORGANIZATION (DATED MAY ___, 2001)

---------------------------------------

                                  ANACOMP, INC.
                              DISCLOSURE STATEMENT
                                TABLE OF CONTENTS


SUMMARY INFORMATION........................................................

SUMMARY OF CLASSIFICATION AND TREATMENT OF CREDITORS AND EQUITY
HOLDERS UNDER THE PLAN.....................................................

I.    INTRODUCTION AND SUMMARY.............................................

      A.    The Company....................................................

      B.    Background and Purpose of the Restructuring and the
            Disclosure Statement...........................................

      C.    Brief Summary of the Plan......................................

      D.    General Information And Disclaimers............................

      E.    Solicitation Summary and Vote Required for Approval............

      F.    Who to Contact for More Information About the Plan.............

      G.    Exhibits.......................................................

II.   CERTAIN RISK FACTORS.................................................

      A.    Risks Associated with Bankruptcy...............................

      B.    Risk That Anacomp's Future Operational And Financial
            Performance May Vary Materially From The Projections
            Included In the Disclosure Statement...........................

      C.    Adequate Liquidity.............................................

      D.    Adverse Effect of Growth of Alternate Technologies.............

      E.    Declines in Revenues and Profits...............................

      F.    Availability and Price of Polyester and Certain Other
            Supplies.......................................................

      G.    Acquisitions...................................................

      H.    New Services and Products......................................

      I.    International..................................................

      J.    Competition....................................................

      K.    Market for Reorganized Anacomp Common Stock....................

      L.    Market Value of Securities May Fluctuate.......................

      M.    Dividend Restrictions..........................................

      N.    Dilution.......................................................

      O.    Modification of the Plan.......................................

      P.    Withdrawal of the Plan.........................................

III.  BUSINESS.............................................................

      A.    Document Management Industry...................................

      B.    Overview of Anacomp............................................

      C.    Business Strategy..............................................

      D.    Lines of Business..............................................

            1.    Document Solutions Business Unit.........................

            2.    docHarbor Business Unit..................................

            3.    Technical Services Business Unit.........................

      E.    Engineering, Research, and Development.........................

      F.    Raw Materials and Suppliers....................................

      G.    Industry Segments and Foreign Operations.......................

      H.    Associates.....................................................

      I.    Properties.....................................................

      J.    Regulations....................................................

      K.    The Prior Case.................................................

      L.    Legal Proceedings..............................................

      M.    Environmental Liability........................................

IV.   EVENTS LEADING TO THE RESTRUCTURING; REASONS FOR FINANCIAL
      DIFFICULTIES AND CORRECTIONS OF THOSE FACTORS........................

      A.    Operations and Financial Results...............................

      B.    Restructuring Activities.......................................

            1.    Reorganization of Workforce and Discontinuation
                  of DatagraphiX...........................................

            2.    Management and Organizational Changes....................

            3.    Restructuring Professionals..............................

            4.    Cash Flow, Financial Planning, Process and MIS
                  Improvements.............................................

            5.    docHarbor Transaction....................................

      C.    Prepetition Credit Agreement Negotiations......................

      D.    Old Notes Negotiations.........................................

V.    MANAGEMENT...........................................................

      A.    Directors......................................................

      B.    Executive Officers.............................................

      C.    Executive Compensation.........................................

      D.    Director Compensation..........................................

      E.    Stock Options..................................................

            1.    Option Grants in Fiscal 2000.............................

            2.    Fiscal Year-End Option Values............................

      F.    Pension Plan Table.............................................

      G.    Employment/Termination Contracts...............................

      H.    Termination Of Employment And Change Of Control
            Arrangements...................................................

      I.    Compensation Committee Interlocks And Insider
            Participation..................................................

      J.    Incentive Compensation Plan....................................

            1.    401(k) Plan..............................................

            2.    Bonus Plan and Profit Sharing Plan.......................

VI.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
      MANAGEMENT...........................................................

VII.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................

VIII. DESCRIPTION OF EXISTING INDEBTEDNESS AND EQUITY SECURITIES...........

      A.    Prepetition Credit Agreement...................................

      B.    The Old Notes (10 7/8% Senior Subordinated Notes Due
            2004, Series B And Series D)...................................

      C.    Trade Claims...................................................

      D.    Preferred Stock................................................

      E.    Existing Common Stock..........................................

      F.    Existing Warrants and Options..................................

IX.   CURRENT AND HISTORICAL FINANCIAL CONDITIONS..........................

X.    THE PLAN.............................................................

      A.    General Explanation of Chapter 11..............................

      B.    Continuation of Business; Stay of Litigation...................

      C.    Initial Orders; Scheduling Order...............................

      D.    The Fixing of the Bar Date and Notice Thereof..................

      E.    Representation of the Company..................................

      F.    Cash Management................................................

      G.    Use of Cash Collateral.........................................

      H.    Committees.....................................................

      I.    Description of the Plan........................................

      J.    Classification and Treatment of Claims and Interests
            Under the Plan.................................................

            1.    Unclassified Administrative Claims and Priority
                  Tax Claims...............................................

            2.    Classification and Treatment of Secured Claims
                  (Classes 1, 2 and 3).....................................

            3.    Treatment and Classification of Unsecured
                  Claims (Classes 4, 5 and 6)..............................

            4.    Priority Claims (Class 7)................................

            5.    Existing Common Stock (Class 8)..........................

            6.    Section 510(b) Common Claims (Class 9)...................

            7.    Existing Warrants and Options (Class 10).................

            8.    Treatment of Contracts, Leases and

                  Indemnification Obligations..............................

      K.    Source of Funds for Distributions Under the Plan...............

            1.    Amended and Restated Credit Agreement....................

            2.    docHarbor Transaction....................................

            3.    Additional Sources of Funding............................

      L.    Issuance of Class A Common Stock and Reorganized
            Company Warrants...............................................

            1.    The Class A Common Stock.................................

            2.    Reorganized Company Warrants.............................

      M.    Conditions to Effectiveness of the Plan........................

      N.    Waiver of Conditions to the Effective Date.....................

      O.    The Reorganized Company........................................

            1.    Management of the Reorganized Company....................

            2.    Shares of Reorganized Anacomp Common Stock
                  Reserved for Management and Employee Incentive...........

            3.    Articles.................................................

      P.    Summary of Other Provisions of the Plan........................

            1.    Disbursing Agent.........................................

            2.    Revesting of Assets......................................

            3.    Preservation of Rights of Action.........................

            4.    Indentures...............................................

            5.    Objections to Claims and Interests.......................

            6.    Distribution of Property Under the Plan..................

            7.    Delivery Of Distributions And Undeliverable Or
                  Unclaimed Distributions..................................

            8.    Compliance With Tax Requirements.........................

            9.    Setoff, Recoupment and Other Rights......................

            10.   No Liability For Solicitation Or Participation...........

            11.   Limitation Of Liability..................................

            12.   Dissolution of Committees................................

            13.   Payment of Fees and Expenses of Professional
                  Advisors to Unofficial Committee.........................

            14.   Retention of Jurisdiction................................

XI.   ACCEPTANCE AND CONFIRMATION OF THE PLAN..............................

      A.    Who May Object to Confirmation of the Plan.....................

      B.    Who May Vote to Accept or Reject the Plan......................

      C.    Voting on the Plan.............................................

            1.    Voting Record Date.......................................

            2.    Voting Deadline..........................................

            3.    Voting Procedures........................................

      D.    Nonconsensual Confirmation.....................................

      E.    Liquidation Analysis...........................................

      F.    Reorganization Value...........................................

      G.    Feasibility....................................................

XII.  EFFECT OF PLAN CONFIRMATION..........................................

      A.    Discharge and Injunction.......................................

      B.    Post-Confirmation Conversion or Dismissal......................

      C.    Final Decree...................................................

XIII. SECURITIES LAW CONSIDERATIONS........................................

XIV.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES..............................

      A.    Introduction...................................................

      B.    Consequences to Creditors......................................

            1.    In General...............................................

            2.    Accrued but Untaxed Interest and Original Issue
                  Discount.................................................

            3.    Market Discount..........................................

      C.    Consequences to Interest Holders...............................

            1.    If the Requisite Reverse Split Amendment Votes
                  Are Received............................................

            2.    If the Requisite Reverse Split Amendment Votes
                  Are Not Received........................................

      D.    Backup Withholding............................................

      E.    Consequences to Anacomp.......................................

            1.    Cancellation of Indebtedness............................

            2.    Limitation of Net Operating Loss Carryforwards,
                  Capital Loss Carryforwards and Certain Other
                  Built-In Loss Items Following an Ownership
                  Change..................................................

            3.    Alternative Minimum Tax.................................

                               SUMMARY INFORMATION

DEBTOR:         Anacomp, Inc., an Indiana corporation.

RECOMMEN-       ANACOMP RECOMMENDS THAT YOU ACCEPT THE PLAN, AND URGES YOU TO
DATION:         VOTE IN FAVOR OF THE PLAN.

VOTE REQUIRED   Votes are only being solicited from holders of Allowed Claims
TO ACCEPT THE   in Class 1 and Class 4 and Allowed Interests in Class 8, all
PLAN:           of which are impaired under the Plan.

                For the Plan to be accepted by a Class of Claims or Interests voting on the Plan, the Plan must receive the affirmative vote of at least two-thirds in dollar amount and a majority in number of the Allowed Claims, and at least two-thirds in amount of the Allowed Interests, that actually vote in each Class of impaired Claims or Interests. If any of these Classes rejects the Plan, however, the Court may nevertheless confirm the Plan if the cramdown requirements of Bankruptcy Code section 1129(b) are satisfied.

                Because Anacomp is unaware of any Claims in Class 9, votes from Class 9 are not being solicited, and Class 9 will be deemed not to have accepted the Plan. The holders of Allowed Interests in Class 10 will not receive or retain any property under the Plan on account of such Interests; accordingly, Class 10 will be deemed not to have accepted the Plan. Notwithstanding the deemed non-acceptance of Class 9 and Class 10, the Court may confirm the Plan if the cramdown requirements of section 1129(b) are satisfied. Anacomp believes that such requirements will be satisfied with respect to Class 9 and Class 10.

                All other Classes of Claims under the Plan, which are not impaired, will be conclusively presumed to have accepted the Plan, and the solicitation of acceptances from the holders of Claims in such Classes is not required.

VOTING          Ballots have been provided with this Disclosure Statement to
INFORMATION:    all holders of Claims in Class 1 and Class 4 and all holders of Interests in Class 8. Only those holders of Claims or Interests who are entitled to vote have been provided with Ballots. Holders of Claims or Interests entitled to vote should carefully read the instructions on the Ballot, which set forth the deadline for submitting Ballots. Completed and signed
                Ballots should be returned to the addressee set forth on the pre-addressed envelope enclosed with the Ballot.

                For your Ballot to be counted, your properly completed and signed Ballot must be returned so that it is received no later than 5:00 P.M. EASTERN DAYLIGHT TIME ON [_______], 2001. THE BALLOT SPECIFIES AN EARLIER DEADLINE FOR BENEFICIAL HOLDERS TO SUBMIT THEIR BALLOTS TO A BROKERAGE FIRM, PROXY INTERMEDIARY OR OTHER PROPER PARTY FOR INCLUSION IN A MASTER BALLOT.

THE EFFECTIVE   The Effective Date of the Plan will be the first Business
DATE:           Day, as determined by Anacomp in its reasonable business
                discretion, that is a Business Day (a) that is at least ten days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all of the conditions set forth in Section IV.T of the Plan have been satisfied or waived pursuant to Section IV.U of the Plan.

QUESTIONS:      If you have any questions about the Plan and Disclosure
                Statement, you should contact Georgeson Shareholder at the following toll-free number: 1-866-241-2786.

IMPORTANT       THE DISCLOSURE STATEMENT, PLAN, BALLOTS AND OTHER DOCUMENTS
NOTICE:         BEING DELIVERED CONTAIN IMPORTANT INFORMATION THAT IS NOT
                INCLUDED IN THIS SUMMARY.  THAT INFORMATION COULD MATERIALLY
                AFFECT YOUR RIGHTS.  YOU SHOULD THEREFORE READ THE DOCUMENTS
                DELIVERED TO YOU IN THEIR ENTIRETY.  YOU SHOULD ALSO CONSULT
                WITH YOUR LEGAL, FINANCIAL OR OTHER ADVISORS BEFORE VOTING ON
                THE PLAN.

     SUMMARY OF CLASSIFICATION AND TREATMENT OF CREDITORS AND EQUITY HOLDERS
                                 UNDER THE PLAN
   (Capitalized terms used in this section and not otherwise defined have the meanings ascribed to them in the Plan)

ADMINISTRATIVE CLAIMS      Allowed Administrative Claims (including
                           Allowed Professional Fee Claims) are to be
                           paid in full by the Disbursing Agent in cash
                           on or before the latest of: (a) as soon as
                           reasonably practicable on or after the
                           Effective Date; (b) thirty days after the date
                           on which the Administrative Claim becomes an
                           Allowed Administrative Claim; or (c) the date
                           on which the Allowed Administrative Claim
                           becomes due and payable; provided, however,
                           that Ordinary Course Administrative Claims
                           will be satisfied in accordance with the terms
                           and conditions of the particular transaction
                           that gave rise to such Ordinary Course
                           Administrative Claims.  The Disbursing Agent
                           may, however, pay any Allowed Administrative
                           Claim at any time without notice or a further
                           Court order.
PRIORITY TAX CLAIMS        Unless otherwise agreed, the Reorganized
                           Company will satisfy each Allowed Priority Tax
                           Claim, over a period not exceeding six years from the date on which the underlying tax was assessed, by deferred tax payments in the aggregate equal to the amount of the Allowed
                           Priority Tax Claim plus simple interest from the Effective Date on the unpaid balance of the Allowed Priority Tax Claim at the rate of 8% per year. The Reorganized Company will make these payments in equal semi-annual installments as provided under the Plan.

CLASS 1:  SECURED CLAIMS   All Claims of the Agent and the Banks under
OF THE AGENT AND THE       the Prepetition Credit Agreement for
BANKS (IMPAIRED)           principal, interest, fees, costs and expenses
                           that remain unpaid thereunder as of the Effective
                           Date will constitute Allowed Secured Claims and will be satisfied pursuant to the Amended and Restated
                           Credit Agreement.

CLASS 2:  SECURED TAX      Unless the holder of an Allowed Class 2 Claim
CLAIMS (UNIMPAIRED)        and Anacomp agree to other treatment, the
                           Disbursing Agent will pay each such holder cash in the amount of such holder's Allowed Class 2 Claim on the later of (a) on or as soon as reasonably practicable after the Effective Date and (b) the date such Allowed Class 2 Claim is due and payable under its terms.

CLASS 3:  OTHER SECURED    The Plan will leave unaltered all legal,
CLAIMS (UNIMPAIRED)        equitable, and contractual rights of such
                           holders, as more particularly set forth in the Plan.

CLASS 4:  OLD NOTE         If the Requisite Reverse Split Amendment Votes
CLAIMS  (IMPAIRED)         are received, holders of Allowed Class 4
                           Claims will receive a Pro Rata share of 4,030,000 shares of Class A Common Stock, after giving effect to the Reverse Split, which will be distributed as specified in the Plan. Upon issuance, the shares of Class A Common Stock distributed to holders of Allowed Class 4 Claims will constitute 99.9% of the
                           Reorganized Anacomp Common Stock (excluding shares issuable upon exercise of Reorganized Company
                           Warrants and shares issuable as incentive compensation to the Reorganized Company's management and employees).

                           If the Requisite Reverse Split Amendment Votes are not received, then the Reverse Split will not occur and holders of Allowed Class 4 Claims will receive a Pro Rata share of 4,030,000 shares of Class A Common Stock. Upon issuance, the shares of Class A Common Stock distributed to holders of Allowed Class 4 Claims will constitute 100% of the shares of Reorganized Anacomp Common Stock (excluding shares issuable as incentive compensation to the Reorganized Company's management and employees).

CLASS 5:  UNSECURED        The Plan will leave unaltered all legal,
TRADE/EMPLOYEE/REJECTION   equitable, and contractual rights of such
CLAIMS (UNIMPAIRED)        holders, as more particularly set forth in the
                           Plan.

CLASS 6:  OTHER UNSECURED  The Plan will not alter the legal and
CLAIMS (UNIMPAIRED)        equitable rights of the holders of Allowed
                           Class 6 Claims, and any defenses, counterclaims, rights of offset or recoupment with respect thereto of Anacomp will vest in and inure to the benefit of the Reorganized Company.

CLASS 7:  PRIORITY         Unless otherwise agreed, the Disbursing Agent
CLAIMS, OTHER THAN         will pay cash equal to the amount of each
PRIORITY TAX CLAIMS        Allowed Class 7 Claim, without interest, on or
(UNIMPAIRED)               before the latest of (a) as soon as reasonably
                           practicable on or after the Effective Date; (b) thirty days after the date on which the Claim becomes an Allowed Class 7 Claim; or (c) the date on which the Allowed Class 7 Claim becomes due and payable.

CLASS 8:  EXISTING COMMON  If the Requisite Reverse Split Amendment Votes
STOCK (IMPAIRED)           are received, then the Reorganized Company
                           will effectuate the Reverse Split on the Effective
                           Date, and the holders of Allowed Class 8 Interests will retain 4,034 shares of Existing Common Stock, in the aggregate. The shares of Existing Common Stock retained by holders of Allowed Class 8 Interests will constitute 0.1% of the Reorganized Anacomp Common
                           Stock (excluding shares issuable upon exercise of Reorganized Company Warrants and shares issuable as incentive compensation to the Reorganized Company's management and employees). In addition, on or as reasonably practicable after the Effective Date, the Reorganized Company will distribute the Reorganized
                           Company Warrants to the Disbursing Agent and instruct the Disbursing Agent to distribute, as soon as reasonably practicable thereafter, a Pro Rata share of Reorganized Company Warrants to holders of Allowed
                           Class 8 Interests. The shares of Existing Common
                           Stock retained by holders of Allowed Class 8
                           Interests, and the shares issuable upon exercise of the Reorganized Company Warrants, will be Class B
                           Common Stock and will be subject to dilution if there are any Allowed Section 510(b) Common Claims.

                           If the Requisite Reverse Split Amendment Votes are not received, then holders of Allowed Class 8 Interests will not receive or retain any property under the Plan on account of such Interests.

CLASS 9:  SECTION 510(B)   If the Requisite Reverse Split Amendment Votes
COMMON CLAIMS (IMPAIRED;   are received and there are any Allowed Section
DEEMED TO REJECT)          510(b) Common Claims, then holders of such
                           Claims will receive, out of and from the property otherwise retained by or distributed to holders of Allowed Class 8 Interests under the Plan, that portion of such property as the Court determines is fair and equitable in accordance with the Code and consistent with the pari passu treatment to which such holders are entitled under Code section 510(b).

                           If the Requisite Reverse Split Amendment Votes are not received, then holders of Allowed Section 510(b) Common Claims (if any) will not receive any property under the Plan.

CLASS 10:  EXISTING        All Existing Warrants and Options that are
WARRANTS AND OPTIONS       unexercised as of the Effective Date will be
(IMPAIRED; DEEMED TO       extinguished and terminated, without payment
REJECT)                    of any consideration.

                                       I.

                            INTRODUCTION AND SUMMARY

      This Disclosure Statement and the Exhibits hereto, the accompanying Ballots, and the related materials delivered with these documents are being furnished by Anacomp, Inc. ("Anacomp" or the "Company") pursuant to section 1126(b) of the Bankruptcy Code (the "Code") in connection with the solicitation (the "Solicitation") of acceptances of the proposed "prepackaged" plan of reorganization (the "Plan") described herein and attached hereto as Exhibit 1. Capitalized terms used in this Disclosure Statement but not defined herein shall have the meanings ascribed to such terms in the Plan. Anacomp is soliciting acceptances from creditors and holders of Existing Common Stock whose Claims or Interests would be impaired under the Plan.

      In connection with Anacomp's proposed comprehensive financial restructuring (the "Restructuring"), the Company is soliciting acceptances of the Plan at the same time it is soliciting acceptance of the Out-of-Court Exchange Restructuring, pursuant to which, among other things, requisite holders of Existing Common Stock are requested to approve the Reverse Split Amendment effectuating a one-for-3,610.8 reverse stock split and requisite holders of the Old Notes are requested to approve the Exchange Offer to exchange their Old Notes for up to 99.9% of the shares of the Existing Common Stock. The Offering Memorandum and Solicitation of Consents and Acceptances (the "Offering Memorandum") describing the Exchange Offer is being delivered to holders of Old Notes and the Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934 (the "Proxy") describing the Reverse Split Amendment is being delivered to holders of Existing Common Stock with this Disclosure Statement. Anacomp urges all creditors and all holders of Existing Common Stock to read the documents delivered to them in their entirety.

      The Exchange Offer and the Reverse Split Amendment, on the one hand, and the Plan, on the other hand, are alternative mechanisms to effectuate the Restructuring. The purpose of the Restructuring is to enhance Anacomp's economic viability by adjusting Anacomp's capitalization (including debt levels) to reflect currently anticipated revenues. The Restructuring is designed to substantially reduce the debt service obligations of Anacomp and create a capital structure that will allow Anacomp to stabilize its business and operations.

      If Anacomp receives the requisite consents and acceptances for the Exchange Offer (as described in the Offering Memorandum) and the requisite votes in favor of the Reverse Split Amendment (as described in the Proxy), Anacomp intends to effectuate Restructuring through the Exchange Offer and the Reverse Split Amendment. However, if the Exchange Offer is not consummated or the Reverse Split Amendment is not approved, and Anacomp receives the required number and amount of acceptances to the Plan (as described below), Anacomp intends to effectuate the Restructuring by commencing a voluntary case (the "Reorganization Case") under chapter 11 of the Code and seeking confirmation of the Plan, which is referred to in common parlance as a "pre-packaged" plan. Under a "pre-packaged" plan, acceptances from voting impaired Classes of Claims and Interests are solicited and obtained prior to the commencement of a chapter 11 case. This Disclosure Statement summarizes what is in the Plan, tells you certain information regarding the Plan, and describes the process that the Court will follow when determining whether to confirm the Plan.

      A. THE COMPANY.

      Anacomp is a leading document-management provider, offering a broad range of document-management services. Anacomp specializes in using web-based and media-based technologies to provide efficiencies that help its customers maximize the value of their important documents. Anacomp is also one of the world's leading providers of multi-vendor technical services, offering expert installation and maintenance services for a broad array of storage, printing, network and Computer Output to Microfiche ("COM") equipment. Anacomp currently has approximately 2,000 employees and manages its business through three operating units:

            (a) Document Solutions (sometimes referred to as "DS") - which provides document management outsource services through its worldwide network of document-processing centers;

            (b) docHarbor - which provides Internet-based digital document-management services; and

            (c) Technical Services (sometimes referred to as "TS") - which provides COM and compact disc ("CD") systems and COM related supplies, along with equipment maintenance services for Anacomp's document-processing centers, its customers who have purchased their own COM systems, as well as third-party manufactured products.

      Anacomp was incorporated under the laws of the State of Indiana on April 16, 1968 under the name Computec, Inc. and on November 21, 1968, the name was changed to Anacomp, Inc. Anacomp's principal executive offices are located at 12365 Crosthwaite Circle, Poway, California 92064. Its telephone number is (858) 679-9797.(1)

-------------

(1) This Disclosure Statement, and the documents ancillary thereto, contain certain proprietary trademarks and service marks. "Image Mouse" is a trademark, "docHarbor" is a service mark and "Anacomp", "DatagraphiX" and "XFP 2000" are trademarks of Anacomp. All other trademarks and service marks are the property of their respective owners.


      B. BACKGROUND AND PURPOSE OF THE RESTRUCTURING AND THE DISCLOSURE
         STATEMENT.

      The Plan summarized in this Disclosure Statement is the means for Anacomp to accomplish the Restructuring first by filing a voluntary petition under chapter 11 of the Code, thereby commencing the Reorganization Case, and then by seeking and obtaining confirmation of the Plan. Chapter 11 is the principal business reorganization chapter of the Code. Under chapter 11, a debtor attempts to reorganize its business for the benefit of itself, its creditors and other parties in interest. The plan of reorganization sets forth the means for satisfying the claims against and interests in the debtor. The Plan proposed by Anacomp provides for the reorganization of Anacomp's capital structure on terms that should enable Anacomp to continue as a viable business enterprise.

      ANACOMP HAS NOT COMMENCED A CASE UNDER CHAPTER 11 OF THE CODE AS OF THE DATE OF THIS DISCLOSURE STATEMENT. In the event, however, that the Exchange Offer is not consummated or the Reverse Split Amendment is not approved, and Anacomp receives properly completed Ballots (which are not subsequently revoked, both properly and timely) indicating that sufficient holders of Claims in Class 1 and Class 4 vote to accept the Plan, Anacomp intends to commence the Reorganization Case in the United States Bankruptcy Court for the Southern District of California (the "Court"). Specifically, subject to the foregoing, Anacomp intends to file with the Court a voluntary petition for relief under chapter 11 of the Code, the Plan (or any permitted modification thereof), the Disclosure Statement (or any permitted modification thereof) and the Ballots received under the Solicitation. Anacomp will then ask the Court to establish a date to consider whether (i) this Disclosure Statement complies with applicable non-bankruptcy laws, rules or regulations governing the adequacy of disclosure in connection with such solicitation and/or otherwise contains "adequate information" within the meaning of section 1125(a) and (b) of the Code and (ii) the Plan meets all the requirements for confirmation under the Code. In the event that any Class of Claims or Interests (other than Class 1 or Class 4) votes to reject (or is deemed to reject) the Plan, upon Anacomp's request the Court may nevertheless confirm the Plan if certain minimum treatment standards are met with respect to each such class. See Section XI, "ACCEPTANCE AND CONFIRMATION OF THE PLAN - Nonconsensual Confirmation." Anacomp reserves the absolute right to seek confirmation of the Plan (or any permitted modification thereof) under those circumstances if it deems such decision necessary to preserve the value of the Company.

      Anacomp's Board has unanimously approved this Disclosure Statement, the Plan, and the transactions contemplated thereby, and recommends that all eligible creditors entitled to vote and all holders of Existing Common Stock submit Ballots accepting the Plan. For information on procedures for voting on the Plan, see "Solicitation Summary and Vote Required for Approval" in this Section and Section XI, "ACCEPTANCE AND CONFIRMATION OF THE PLAN."

      The purpose of the Disclosure Statement is to provide information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of Anacomp and the condition of its books and records, to enable a hypothetical reasonable investor typical of the holders of Claims (creditors) and Interests (shareholders) to make an informed judgment concerning the Plan.

      READ THIS DISCLOSURE STATEMENT CAREFULLY TO FIND OUT:
      ---------------------------------------------------

      o  who can vote on or object to the Plan;

      o  Anacomp's history and significant events leading to the Restructuring;

      o what you would receive on account of an Allowed Claim or Interest if the Plan is confirmed and how this treatment compares to what you might receive on account of such Allowed Claim or Interest in a liquidation of Anacomp's assets under chapter 7 of the Code;

      o  what the Court will consider when deciding whether to confirm the Plan;

      o  the effect of confirmation of the Plan; and

      o  whether the Plan is feasible.

      THE DISCLOSURE STATEMENT AND THE PLAN CANNOT TELL YOU EVERYTHING ABOUT YOUR RIGHTS. YOU SHOULD CONSIDER CONSULTING YOUR OWN ATTORNEY AND/OR OTHER ADVISOR TO OBTAIN MORE SPECIFIC ADVICE ON HOW THE PLAN WILL AFFECT YOU AND TO DETERMINE YOUR BEST COURSE OF ACTION.

      The Code requires that a disclosure statement contain adequate information concerning a plan of reorganization to enable parties affected by the Plan to make an informed judgment about the Plan. No Bankruptcy Court has made a determination regarding whether this document is an adequate disclosure statement. In the event that Anacomp commences the Reorganization Case and seeks confirmation of the Plan, Anacomp will submit this Disclosure Statement to the Court for approval.

      Furthermore, no court has made a determination regarding the merits of the Plan described in this Disclosure Statement. Therefore, the Plan's terms are not yet binding on anyone. If Anacomp commences the Reorganization Case and the Court later confirms the Plan, then the Plan will be binding on Anacomp and on all creditors and interest holders of Anacomp and other interested parties.

      C.  BRIEF SUMMARY OF THE PLAN.

      The Plan categorizes into ten (10) Classes the Claims against and Interests in Anacomp. The Plan specifies the manner in which the Claims and Interests in each Class are to be treated. The Plan is intended to provide for the maximum feasible recovery for creditors and holders of the Existing Common Stock as a whole by enabling Anacomp to recapitalize and continue to operate as a viable business enterprise.

      Generally, the Plan provides as follows:

      (a) Allowed Administrative Claims, Priority Claims, Priority Tax Claims and Secured Tax Claims will be paid in full. With respect to Allowed Priority Tax Claims, the Reorganized Company may make deferred cash payments in the amount of the Allowed Priority Tax Claim, plus simple interest from the Effective Date on the unpaid balance at a rate of 8% per year, over a period not exceeding six years from the date the underlying tax was assessed;

      (b) The approximately $57.2 million (plus approximately $6 million in letters of credit) in Allowed Secured Claims of the Banks will be satisfied pursuant to the Amended and Restated Credit Agreement;

      (c) If the Requisite Reverse Split Amendment Votes are obtained from the holders of Existing Common Stock, the Reorganized Company will effectuate the Reverse Split, pursuant to which each share of Existing Common Stock outstanding immediately prior to the Effective Date will be converted, as of the Effective Date and without any further action by the shareholders or directors of Anacomp or the Reorganized Company, into 0.0003 (1/3,610.8) share of Reorganized Anacomp Common Stock. The shares retained by holders of Existing Common Stock are subject to dilution if distributions are made to any holders of Allowed Section 510(b) Common Claims;

      (d) 4,030,000 shares of Class A Common Stock will be distributed to the holders of the Allowed Old Note Claims in satisfaction of the Old Note Claims. If the Requisite Reverse Split Amendment Votes are obtained from holders of Existing Common Stock, holders of Old Note Claims will receive 99.9% of the Reorganized Anacomp Common Stock (excluding up to 783,077 shares of Class B Common Stock issuable upon exercise of Reorganized Company Warrants and 403,403 shares of Class A Common Stock issuable as incentive compensation by the Reorganized Company to management and employees). If the Requisite Reverse Split Amendment Votes are not obtained, the Reverse Split will not occur and holders of Old Note Claims will receive 100% of the Reorganized Anacomp Common Stock (excluding 403,403 shares of Class A Common Stock issuable as incentive compensation to management and employees);

      (e) If the Requisite Reverse Split Amendment Votes are obtained, the Reorganized Company will effectuate the Reverse Split and the holders of Existing Common Stock will also receive a distribution of Reorganized Company Warrants (representing, upon exercise, approximately 15% of the Reorganized Anacomp Common Stock outstanding after giving effect to the Reverse Split and assuming issuance of all shares issuable as incentive compensation to management and employees). The distribution to holders of Existing Common Stock is subject to dilution if distributions are made to any holders of Allowed Section 510(b) Common Claims;

      (f) Allowed Section 510(b) Common Claims, if any exist, will have the same priority as Existing Common Stock and any holder of an Allowed
            Section 510(b) Common Claim will receive a distribution out of and from the distribution otherwise provided to holders of Existing Common Stock;

      (g) If the Requisite Reverse Split Amendment Votes are not obtained from the holders of Existing Common Stock, such holders (and consequently, any holders of Allowed Section 510(b) Common Claims) will not receive or retain any property;

      (h) The Existing Warrants and Options that are unexercised on the Effective Date will be extinguished and terminated, without payment of any consideration; and

      (i) The legal, equitable and contractual rights of holders of all Allowed Other Secured Claims, Allowed Unsecured
            Trade/Employee/Rejection Claims and Allowed Other Unsecured Claims will be unaltered.

      For a more detailed description of the treatment of the foregoing classes of Claims and Interests, see Section X.J, "THE PLAN - Classification and Treatment of Claims and Interests Under the Plan."

      The sources of funds to pay holders of Claims and Interests under the Plan include (a) cash from operations; (b) the Amended and Restated Credit Agreement; and (c) the net proceeds of the docHarbor Transaction, if that transaction occurs.

      As described above in this summary, the Plan provides that if the Requisite Reverse Split Amendment Votes are obtained from the holders of Existing Common Stock, the Reorganized Company will effectuate the Reverse Split and the holders of Existing Common Stock will retain 4,034 shares of Existing Common Stock. In addition, 783,077 shares will be reserved for issuance upon the exercise of the Reorganized Company Warrants distributed to the holders of Existing Common Stock. If the Requisite Reverse Split Amendment Votes are not received, no shares will be retained by holders of Existing Common Stock and no Reorganized Company Warrants will be issued. Regardless of whether the Requisite Reverse Split Amendment Votes are received, 403,403 shares will be reserved for issuance to Anacomp employees and management as incentive compensation, and 4,030,000 shares of Class A Common Stock will be issued to holders of the Old Notes.

      The 4,034 shares retained by holders of Existing Common Stock, and the shares obtainable upon exercise of the Reorganized Company Warrants (if the Requisite Reverse Split Amendment Votes are received and such distributions are made), will be Class B Common Stock. The shares issuable to management and employees, and the shares issued to the holders of Allowed Class 4 Claims, will be Class A Common Stock. Class B Common Stock and Class A Common Stock will be identical in all respects, except that the Class B Common Stock will be subject to additional dilution if it is determined that there are any Allowed Section 510(b) Common Claims.

      As used in this Disclosure Statement, the shares of Class A Common Stock and Class B Common Stock are collectively referred to as "Reorganized Anacomp Common Stock."

      D. GENERAL INFORMATION AND DISCLAIMERS.

      Please read this Disclosure Statement and the attached Exhibits carefully. Together, these documents explain who may object to confirmation of the Plan, who is entitled to vote to accept or reject the Plan, and the treatment that creditors and holders of the Existing Common Stock can expect to receive if the Plan is accepted by the requisite number of creditors and holders of Existing Common Stock, and/or otherwise confirmed by the Court. (As explained in Section XI.D of this Disclosure Statement, "ACCEPTANCE AND CONFIRMATION OF THE PLAN - Nonconsensual Confirmation," the Court may confirm the Plan even if not all of the Classes of Claims and Interests have voted for acceptance of the Plan, provided that the Plan satisfies certain other statutory requirements).

      The Disclosure Statement and the Plan, however, do not constitute financial or legal advice. Creditors and equity holders should consult their own advisors if they have questions about the impact of the Plan on their Claims or Interests, or other rights.

      The financial information used to develop the Plan and prepare this Disclosure Statement is based on Anacomp's books and records, Anacomp's financial projections, and numerous other sources. This information was compiled by Anacomp's financial and legal staff. The financial information used in preparing the Disclosure Statement and the Plan was prepared by and is the sole responsibility of Anacomp.

      Anacomp's fiscal year ends on September 30. Accordingly, references in the Disclosure Statement and the Exhibits to a fiscal year indicate the year ended September 30. For example, "fiscal 2000" refers to the year ended September 30, 2000.

      Unless another time is expressly specified herein, the statements contained in this document are made as of the date identified on the cover page of this Disclosure Statement. Under no circumstances will the delivery of this document or the exchange of any rights made in connection with the Plan create an implication or representation that there has been no change in the information set forth in this document since the date of its compilation. Anacomp assumes no duty and presently does not intend to update or supplement any of the disclosures contained herein, except as may be required by applicable law.

      Some of the events or factors that could cause the information or statements reflected in this Disclosure Statement to change are:

      o new competitors and intensifying of price competition from existing competitors;

      o  new products that make Anacomp's products and services obsolete;

      o  adverse state, federal, or local regulations;

      o  inability to obtain additional capital as needed;

      o  loss of customers; and

      o  departure of key executives and other personnel.


      CAUTIONARY STATEMENT: CERTAIN INFORMATION INCLUDED IN THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON INFORMATION AVAILABLE WHEN THE STATEMENTS WERE MADE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE STATEMENTS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THIS DOCUMENT.

      Anacomp has not authorized anyone to disseminate any information about the Plan other than the information that is in this Disclosure Statement. Anacomp believes that this Disclosure Statement accurately describes the Plan and the documents related to the Plan. If there are any discrepancies between the Plan and this Disclosure Statement, the Plan provisions control. You should therefore be sure to read the Plan as well as this Disclosure Statement.

      The Disclosure Statement and Plan may not be relied upon for any purpose other than to determine whether to vote in favor of or against the Plan. Nothing contained herein will constitute an admission of any fact or liability by any party, or be deemed evidence of the tax or other legal effects of the reorganization of Anacomp on holders of Claims or Interests.

      E. SOLICITATION SUMMARY AND VOTE REQUIRED FOR APPROVAL.

      Under the Plan, all Claims and Interests against or in Anacomp have been separated into ten Classes, and each Class has been determined to be either impaired or unimpaired by the Plan's terms. Anacomp hereby solicits acceptances of the Plan under chapter 11 of the Code from all holders of Claims or Interests in impaired Classes, other than Class 9 and Class 10.

      Only Classes that are impaired under the Plan are entitled to vote to accept or reject the Plan. As a general matter, a Class of Claims or Interests is considered to be unimpaired under a plan of reorganization if the plan does not alter the legal, equitable and contractual rights of the holders of such Claims or Interests. A Class of Claims or Interests that is unimpaired is deemed to have accepted the Plan under section 1126 of the Code, and is not entitled to vote.

      An impaired Class is deemed to reject a plan of reorganization if the plan provides that the holders of Claims or Interests in such Class will not receive or retain any property under the plan on account of such Claims or Interests. Such a Class is not entitled to vote.

      For impaired Classes entitled to vote, section 1126 of the Code establishes separate acceptance criteria for classes of Claims and classes of Interests. An impaired Class of Claims has accepted the Plan only when more than one-half in number and at least two-thirds in amount of the Claims actually voting in that Class vote in favor of the Plan. An impaired Class of Interests has accepted the Plan when at least two-thirds in amount of the Interests actually voting in that Class vote in favor of the Plan. Only those holders who actually vote will be counted for purposes of determining acceptance or rejection of the Plan. Therefore, the Plan could be accepted by any impaired Class of Claims with the affirmative vote of less than two-thirds in amount or less than one-half in number of all the Claims in such Class, or by any impaired Class of Interests with the affirmative vote of less than two-thirds in amount of all outstanding Interests in such Class.

      Anacomp believes that Classes 1, 4 and 8 are impaired and therefore entitled to vote on the Plan. Although Class 9 is impaired, Anacomp is not aware of any Persons holding Section 510(b) Common Claims. Therefore, votes are not being solicited, and Class 9 will be deemed not to have accepted the Plan. The holders of Interests in Class 10 will not receive or retain any property under the Plan. Therefore, Class 10 is deemed to reject the Plan and is not entitled to vote on the Plan. Anacomp believes that Classes 2, 3, 5, 6 and 7 are unimpaired and therefore not entitled to vote on the Plan. Pursuant to applicable sections of the Code, holders of Administrative Claims and Priority Tax Claims are not classified and not entitled to vote on the Plan. Any party that disputes Anacomp's characterization of its Claim or Interest as unimpaired may request a finding of impairment from the Court in order to obtain the right to vote.

      Under section 1126(b) of the Code, a holder of a Claim or Interest that has accepted a plan of reorganization before the commencement of a chapter 11 case will be deemed to have accepted the plan for purposes of confirmation of such plan if the Court determines that the solicitation of such acceptance was in compliance with any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such a solicitation. Anacomp believes that this Disclosure Statement complies with the requirements of Code section 1126(b) and all applicable nonbankruptcy laws, rules and regulations, including federal securities laws, for purposes of solicitation of acceptances or rejections of the Plan from the Classes being solicited. If the Court finds that the Disclosure Statement so complies, then holders accepting or rejecting the Plan that is filed with the Court will be deemed by the Court to have accepted or rejected such Plan, unless the Court later permits any such acceptances or rejections to be revoked for cause shown. In addition, Anacomp reserves the right to use acceptances of the Plan received in this Solicitation to seek confirmation of the Plan under any other circumstances, including following the filing of an involuntary bankruptcy petition against Anacomp.

      The Court may confirm the Plan only if at least one Class of impaired Claims has voted to accept the Plan (without counting the votes of any insiders whose Claims are classified within that Class) and if certain statutory requirements are met as to both nonconsenting members within a consenting Class and dissenting Classes. Even if Anacomp receives the requisite number of votes by entities holding impaired Claims or Interests, the Plan will not become binding unless and until, among other things, the Court makes an independent determination that confirmation is appropriate, which determination will be the subject of an upcoming Confirmation Hearing, and the Effective Date then occurs. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN" and "THE PLAN - Conditions to Effectiveness of the Plan" for a discussion of the various other conditions to confirmation and effectiveness of the Plan.

      In voting for or against the Plan, please use only the Ballot sent to you with this document, and please carefully read the voting instructions on the Ballot for an explanation of applicable voting procedures and deadlines. If, after reviewing this document, you believe that you hold an impaired Claim or Interest and are entitled to vote on the Plan but you did not receive a Ballot, or if your Ballot is damaged or lost, please make a written request for a replacement ballot to Georgeson Shareholder, Proxy Tabulation Department, P.O. Box 5009, South Hackensack, NJ 07606 (the "Voting Agent").

      If you hold a Claim in Class 1 or Class 4 or you hold an Interest in Class 8, you are entitled to vote. It is in your best interest to vote on the enclosed Ballot and to timely return the Ballot to the addressee set forth on the pre-addressed envelope enclosed with the Ballot. If you did not receive a pre-addressed envelope, please contact the Voting Agent at its toll-free number:
1-866-241-2786.

      YOUR PROPERLY COMPLETED AND SIGNED BALLOT MUST BE RECEIVED BY THE VOTING AGENT BY [_______], 2001 AT 5:00 P.M. EASTERN DAYLIGHT TIME TO BE COUNTED. THE BALLOTS SPECIFY AN EARLIER DEADLINE FOR BENEFICIAL HOLDERS TO TRANSMIT THEIR BALLOTS TO A BROKERAGE FIRM, PROXY INTERMEDIARY OR OTHER PROPER PARTY FOR INCLUSION IN A MASTER BALLOT.

      In the event Anacomp commences the Reorganization Case and, after receiving the Ballots on the Plan, it appears that there are a sufficient number and amount of affirmative votes, Anacomp intends to request an order from the Court confirming the Plan. The Court will schedule a hearing on confirmation of the Plan (the "Confirmation Hearing"), and notice of the Confirmation Hearing will be provided to all parties in interest in the Reorganization Case. Any party in interest, including creditors and holders of Existing Common Stock who vote to reject the Plan, will have the opportunity to file an objection to confirmation of the Plan. Failure to oppose Anacomp's request to confirm the Plan may be deemed to be consent to the Plan's confirmation.

      F. WHO TO CONTACT FOR MORE INFORMATION ABOUT THE PLAN.

      If you would like more information about the Plan, you should contact the Voting Agent at the following toll-free number: 1-866-241-2786.

      G. EXHIBITS.

      The Exhibits listed in the following table are attached to the Disclosure Statement. These Exhibits are incorporated into the Disclosure Statement and will be deemed to be included in the Disclosure Statement when they are filed with the Court.

      -------------------------------------------------------------------
            EXHIBIT NO.              DESCRIPTION
      -------------------------------------------------------------------
            1                        Plan of Reorganization

            2                        Identity and Fair Market Value of
                                     Assets

            3                        Pending Litigation

            4                        Historical and Current Financial
                                     Information

            5                        Financial Projections

            6                        Liquidation Analysis

      -------------------------------------------------------------------



                                      II.

                              CERTAIN RISK FACTORS

      Under the Plan, Anacomp, as reorganized on the Effective Date, is referred to as the "Reorganized Company." The Reorganized Company's ability to perform its obligations under the Plan is subject to various factors and contingencies. The following discussion summarizes some material risks associated with the Plan but is not exhaustive. Moreover, the Plan should be read in connection with the other disclosures contained in the documents submitted concurrently herewith. Each creditor and each holder of Existing Common Stock, in conjunction with its advisors, should supplement the following discussion by analyzing and evaluating the Plan and the Disclosure Statement as a whole. THE RISKS ASSOCIATED WITH THE PLAN MUST BE CAREFULLY CONSIDERED IN DETERMINING WHETHER TO VOTE TO ACCEPT THE PLAN.

      A. RISKS ASSOCIATED WITH BANKRUPTCY.

      Commencement of bankruptcy proceedings, even if only to confirm the Plan, could adversely affect the relationship between Anacomp and its employees, customers and suppliers. This, in turn, could adversely affect Anacomp's ability to obtain confirmation of the Plan. In addition, even if all impaired Classes accept the Plan, the Plan may not be confirmed by the Court.

      Additionally, the length of any bankruptcy proceedings commenced by Anacomp, including one seeking confirmation of the Plan, would be subject to considerable uncertainty, and the completion of such proceedings could be delayed for reasons beyond Anacomp's control. Finally, there can be no assurance that the Court will decide that the Disclosure Statement meets the disclosure requirements of the Code or that the votes accepting the Plan are effective for the purpose of approving the Plan.

      B. RISK THAT ANACOMP'S FUTURE OPERATIONAL AND FINANCIAL PERFORMANCE MAY VARY MATERIALLY FROM THE PROJECTIONS INCLUDED IN THE DISCLOSURE STATEMENT.

      The projected financial information contained in this Disclosure Statement is based on Anacomp's estimated results of operations based upon certain assumptions described more fully in Exhibit 5, "Financial Projections." Anacomp does not as a matter of course make public projections as to future sales, earnings or other results. However, Anacomp's management has prepared the projected consolidated financial information set forth in Exhibit 5 to present the anticipated effects of the Restructuring. These projections were not prepared with a view towards pubic disclosure or with a view towards complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Anacomp's management, were prepared on a reasonable basis, reflect the best currently available estimates and adjustments and present, to the best of management's knowledge and belief, the course of action and the expected future financial performance of the Reorganized Company after the Effective Date.

      Anacomp does not intend to update or otherwise revise the projections to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events. The independent public accountants of Anacomp have not examined or provided any other form of assurance on the projected financial information. Consequently, no person other than Anacomp assumes any responsibility for the projected financial information (or other information contained in this Disclosure Statement). The projected financial information necessarily is based upon numerous estimates and assumptions, including that Anacomp will timely and successfully implement the Restructuring and achieve the results described in Exhibit 5, "Financial Projections." These estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties, contingencies and risks, many of which are beyond the control of Anacomp. Actual results may vary from these projections and the variations may be material. Financial projections are necessarily speculative in nature and one or more of the assumptions underlying these projections may prove not to be valid. The projections should not be regarded as a representation by Anacomp, any of its affiliates or any other person that the projections will be achieved. Creditors and holders of Existing Common Stock are cautioned not to place undue reliance on the projected financial information contained in this Disclosure Statement.

      C. ADEQUATE LIQUIDITY.

      After the Restructuring, Anacomp will continue to have a working capital facility (the "Facility") in place encumbering substantially all the assets of the Reorganized Company. Inherent in this Facility will also be covenant restrictions concerning the commitment limits of the Facility including levels of collateral, financial covenants, and limitations on capital expenditures. These restrictions could have an adverse impact on the Reorganized Company's future liquidity and ability to implement its business plan.

      D. ADVERSE EFFECT OF GROWTH OF ALTERNATE TECHNOLOGIES.

      Revenues for Anacomp's micrographics services and products, including COM service revenues, COM system revenues, maintenance service revenues and micrographics supplies revenues, have been adversely affected for each of the past five fiscal years (see Offering Memorandum, "Declines in Revenues and Profits") and could in the future be substantially adversely affected by, among other things, the increasing use of digital technology. COM revenues, which represented 71% of Anacomp's fiscal 2000 revenues, 83% of 1999 revenues, 91% of 1998 revenues and 95% of 1997 revenues, declined 26% in 2000.

      The effect of digital and other technologies on the demand for micrographics depends, in part, on the extent of technological advances and cost decreases in such technologies. The recent trend of technological advances and attendant price declines in digital systems and products is expected to continue. As a result, in certain instances, potential micrographics customers have deferred, and may continue to defer, investments in micrographics systems (including Anacomp's XFP 2000 COM system) and the utilization of micrographics service centers while evaluating the abilities of digital and other technologies.

      The continuing development of local area computer networks and similar systems based on digital technologies has resulted and will continue to result in many customers of Anacomp changing their use of micrographics from document storage, distribution and access to primarily archival use. Anacomp believes this is at least part of the reason for the declines in recent years in both sales and prices of Anacomp's duplicate film, readers and reader/printers. Anacomp's service centers also are producing fewer duplicate microfiche per original for customers, reflecting this use of micrographics primarily for storage. The rapidly changing document management industry also has resulted in price competition in certain of Anacomp's businesses, particularly COM services.

      Therefore, Anacomp has been and expects to continue to be impacted adversely by the decline in the demand for COM services, the high fixed costs and declining market for COM systems and the attendant reduction in supplies. Anacomp's revenues for maintenance of COM systems have declined in part because of efficiencies associated with Anacomp's XFP 2000 COM systems, but are expected to continue to decline as a result of lesser use and fewer sales of COM systems. The growth of alternate technologies has created consolidation in the micrographics segment of the document management industry. To the extent consolidation in the micrographics segment has the effect of causing major providers of micrographics services and products to cease providing such services and products, the negative trends in the segment, such as competition from alternate technologies described above, may accelerate.

      E. DECLINES IN REVENUES AND PROFITS.

      As a result of the rapidly changing nature of the document management industry, Anacomp, excluding the effects of acquisitions, has experienced declining or flat revenues and operating margins in each of the last five fiscal years. For further discussion by business line of recent trends in revenues and operating margins, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exhibit 4, "Historical and Current Financial Information."

      F. AVAILABILITY AND PRICE OF POLYESTER AND CERTAIN OTHER SUPPLIES.

      Certain parties are the sole suppliers of some of Anacomp's raw materials and products. Anacomp purchases all of its duplicate microfilm and most of its magnetic media base polyester products from SKC America, Inc. and SKC Limited (collectively, "SKC"). In addition to SKC, the Eastman Kodak Company ("Kodak") supplies to Anacomp on an exclusive basis film and a proprietary, patented film canister used in Anacomp's XFP 2000 COM system. Kodak also supplies to Anacomp substantially all of Anacomp's requirements for original microfilm for earlier-generation COM systems. Any disruption in the supply relationship between Anacomp and such suppliers could result in delays or reductions in product shipment or increases in product costs that adversely affect Anacomp's operating results in any given period. In the event of any such disruption, there can be no assurance that Anacomp could develop alternative sources of raw materials and supplies at acceptable prices and within reasonable times. For a further description of Anacomp's raw material needs and supply relationships, see Section III of this Disclosure Statement, "BUSINESS."

      G. ACQUISITIONS.

      Anacomp has used acquisitions in the past to try to offset declining services revenues and to increase market share. Anacomp is expected to depend, in part, on acquisitions to try to increase revenues and market share (Anacomp's growth prospects set forth in the Offering Memorandum, in this Disclosure Statement and in Exhibit 5, "Financial Projections," are, in large part, based upon the anticipation of such acquisitions), and there can be no assurance that Anacomp will be able to effect any such further acquisitions. Future acquisitions could be financed by internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of the foregoing. There can be no assurance that Anacomp will be able to make acquisitions on terms favorable to Anacomp. If Anacomp completes acquisitions, it will encounter various associated risks, including the possible inability to integrate an acquired business into Anacomp's manufacturing systems, potential increased goodwill amortization, diversion of management's attention and unanticipated problems or liabilities, some or all of which could have a material adverse effect on Anacomp's operations and financial performance. Anacomp's potentially impaired liquidity may hinder its ability to consummate future acquisitions. See "RISK FACTORS -- Adequate Liquidity" in the Offering Memorandum and "Adequate Liquidity" in this Section II of the Disclosure Statement.

      H. NEW SERVICES AND PRODUCTS.

      Anacomp is introducing new document management services and products, certain of which will incorporate digital technologies. Anacomp has limited experience in the manufacture, sale or marketing of new services and products, especially those incorporating new digital technologies. However, Anacomp is relying on such new services and products to generate significant cash flows in the future.

      These services and products currently are being introduced and, accordingly, have limited or no revenues to date. The markets for such new services and products are very competitive, and there can be no assurance that Anacomp's services and products will achieve market acceptance. Anacomp currently is in the process of reeducating and refocusing its sales force to sell its new services and products, as well as its more traditional COM services and products, and there can be no assurance that this will be successfully achieved. Anacomp intends to hire a limited number of new sales personnel to help sell certain of its digital services and products. In addition, the extent to which Anacomp will be able to maintain technological support for such new products is unclear. Any liquidity problems encountered by Anacomp also may hinder the development and deployment of new digital services and products. See "Adequate Liquidity."

      I. INTERNATIONAL.

      Anacomp's financial results are dependent in part on its international operations, which represented approximately 29% of revenues for fiscal 2000, 26% of revenues for fiscal 1999 and 31% of revenues for fiscal 1998. Anacomp expects that its international operations will continue to be a significant portion of Anacomp's business. Currently, Anacomp is in varying stages of discussions with third parties regarding the possible sale of certain of its international assets and legal entities. Certain risks are inherent in international operations, including exposure to currency fluctuations. From time to time in the past, Anacomp's financial results have been affected both favorably and unfavorably by fluctuations in currency exchange rates. Unfavorable fluctuations in currency exchange rates also may have an adverse impact on Anacomp's revenues and operating results. Anacomp currently does not have any hedging arrangements, although it may enter into such arrangements in the future. Distributions of earnings and other payments (including interest) received from Anacomp's operating subsidiaries and affiliates may be subject to withholding taxes imposed by the jurisdictions in which such entities are formed or operating, which will reduce the amount of after-tax cash Anacomp can receive from its foreign subsidiaries.

      J. COMPETITION.

      Anacomp competes in highly competitive markets with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. A number of these competitors have multiple business lines as well as substantially greater financial and other resources available to them, and there can be no assurance that Anacomp can compete successfully with such other companies. Competitive pressures or other factors could cause Anacomp's products to lose market share or result in significant price erosion, which would have a material adverse effect on Anacomp's results of operations. See Section III of this Disclosure Statement, "BUSINESS."

      K. MARKET FOR REORGANIZED ANACOMP COMMON STOCK.

      Anacomp's Existing Common Stock is traded on the NASDAQ OTC Bulletin Board. While there is no assurance that an active trading market for the Reorganized Anacomp Common Stock will develop, the Reorganized Company will exercise its reasonable best efforts to cause the shares of Reorganized Anacomp Common Stock to be listed for trading on a national securities exchange, the NASDAQ Stock Market or the NASDAQ Small Cap Market, or, if the Reorganized Company cannot satisfy the listing requirements for such listings, on another qualifying inter-dealer quotation system. No assurance can be given as to the price at which such Reorganized Anacomp Common Stock might trade. Moreover, if the Reorganized Company is unable to cause the Reorganized Anacomp Common Stock to be listed for trading as described herein, no assurance can be given that a holder of Reorganized Anacomp Common Stock will be able to sell such Reorganized Anacomp Common Stock in the future. The liquidity of the market for such Reorganized Anacomp Common Stock and the prices at which such Reorganized Anacomp Common Stock trade will depend upon the number of holders thereof, the interest of securities dealers in maintaining a market in such Reorganized Anacomp Common Stock and other factors beyond Anacomp's control.

      L. MARKET VALUE OF SECURITIES MAY FLUCTUATE.

      The market value of the securities to be issued in the Restructuring will depend on the future performance of Anacomp and on factors generally affecting the securities markets (including, for example, interest rates), which factors are influenced by conditions beyond Anacomp's control.

      M. DIVIDEND RESTRICTIONS.

      Anacomp's borrowing agreements limit Anacomp's ability to pay cash dividends on its capital stock. See Section X.K.1 of this Disclosure Statement for a description of the restrictions on dividend payments under the Amended and Restated Credit Agreement.

      N. DILUTION.

      On the Effective Date of the Plan, Anacomp will issue 4,030,000 shares of Class A Common Stock directly to holders of the Old Notes and will reserve 403,403 shares of Class A Common Stock for issuance to the Reorganized Company's management and employees as incentive compensation. If the Requisite Reverse Split Amendment Votes are received, holders of Existing Common Stock will hold 4,034 shares of Class B Common Stock and Anacomp will reserve 783,077 shares of Class B Common Stock for issuance upon exercise of the Reorganized Company Warrants. The Plan also provides for the termination of any unexercised Existing Warrants and Options.

      If the Requisite Reverse Split Amendment Votes are received, the issuance of shares of Class A Common Stock to the holders of the Old Notes, after giving effect to the Reverse Split, will result in dilution of the equity interests of the holders of Existing Common Stock, expressed as a percentage of the total shares of Reorganized Anacomp Common Stock outstanding on and after the Effective Date. Holders of Existing Common Stock, which, immediately prior to the Effective Date, will hold 100% of the outstanding equity interests of Anacomp, will hold only 0.1% of the equity interests of the Reorganized Company on the Effective Date. If the Requisite Reverse Split Amendment Votes are not obtained, the holders of Existing Common Stock will not receive or retain any property on account of their Interests and will hold none of the equity interests of the Reorganized Company.

      Moreover, the issuance of shares of Class A Common Stock to management and employees, or upon exercise of the Reorganized Company Warrants, will result in dilution of the equity interests of the holders of the Class A Common Stock issued in exchange for the Old Notes and further dilution of the equity interests of the holders of Existing Common Stock (if the Requisite Reverse Split Amendment Votes are received), which could adversely affect the market price and the value of the Reorganized Anacomp Common Stock. Immediately following the Effective Date, the shares of Class A Common Stock issued to holders of the Old Notes will represent approximately 99.9% of the total outstanding shares of Reorganized Anacomp Common Stock if the Requisite Reverse Split Amendment Votes are received and 100% of the total outstanding shares of Reorganized Anacomp Common Stock if the Requisite Reverse Split Amendment Votes are not received, excluding shares issuable to management and employees, or upon exercise of Reorganized Company Warrants (if the Requisite Reverse Split Amendment Votes are received). If all such Reorganized Company Warrants are exercised and all the shares reserved for management and employees are issued, such percentage would drop to approximately 77.3%. In addition, there can be no assurance that Anacomp will not need to issue additional equity securities in the future in order to achieve its business plan, if it does not achieve its projected results or for other reasons, which could lead to further dilution to holders of the Old Notes.

      O. MODIFICATION OF THE PLAN.

      Anacomp may seek to modify or amend the Plan with the prior written consent of the Unofficial Committee and the Agent, which consent shall not be unreasonably withheld, at any time prior to the Confirmation Date in the manner provided for in section 1127 of the Code and Bankruptcy Rule 3019 or as otherwise permitted by law without additional disclosure pursuant to Code section 1125, except as the Court might otherwise require. The potential impact of any such amendment or modification on the holders of Claims and Interests cannot presently be foreseen, but may include a change in the economic impact of the Plan on some or all of the classes or a change in the relative rights of such classes. If any of the terms of the Plan are amended in a manner determined by Anacomp or the Court, as appropriate, to constitute a material adverse change to the treatment of the Claim of any creditor or the Interest of any equity security holder, Anacomp will promptly disclose any such amendment in accordance with Code section 1127, Bankruptcy Rule 3019, and any order of the Court.

      Anacomp, prior to confirmation of the Plan, or prior to substantial consummation thereof, subject to the provisions of Code section 1127 and Bankruptcy Rule 3019 and with the prior written consent of the Unofficial Committee and the Agent, which consent shall not be unreasonably withheld, reserves the right to amend the terms of the Plan or waive any conditions thereto if and to the extent Anacomp determines that such amendments or waivers are necessary or desirable to consummate the Plan. Anacomp will give all holders of Claims and Interests notice of such amendments or waivers as may be required by applicable law and the Court. If, after receiving sufficient acceptances but prior to confirmation of the Plan, Anacomp seeks to modify the Plan, Anacomp could only use such previously solicited acceptances if (i) all classes of adversely affected creditors and Interest holders accepted the modification in writing or (ii) the Court determined, after notice to committees appointed pursuant to Code section 1102, the Unofficial Committee and other designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of holders of accepting Claims and Interests. Anacomp reserves the right to use acceptances of the Plan received in this solicitation to seek confirmation of the Plan under any case commenced under chapter 11 of the Code, whether such case is commenced by the filing of a voluntary or involuntary petition, subject to approval of the Court.

      P. WITHDRAWAL OF THE PLAN.

      If a chapter 11 petition is filed by or against Anacomp, Anacomp reserves the right not to file the Plan, or, if it files the Plan, to revoke and withdraw such Plan at any time prior to confirmation, in either case, with the prior written consent of the Unofficial Committee and the Agent, which consent shall not be unreasonably withheld but which consent shall be required only if (a) in the case of the Unofficial Committee, Class 4 voted as a Class to accept the Plan, such acceptances have not been withdrawn, and the Unofficial Committee does not file an objection to confirmation of the Plan or file an alternate plan of reorganization, (b) in the case of the Agent, Class 1 voted as a Class to accept the Plan, such acceptances have not been withdrawn, and the Agent does not file an objection to confirmation of the Plan or file an alternate plan of reorganization, and (c) the Plan continues to have a reasonable prospect of confirmation. If the Plan is revoked or withdrawn, the Plan and the Ballots will be deemed to be null and void. In such event, nothing contained in the Plan will be deemed to constitute a waiver or release of any Claims by or against Anacomp, or Interests of or in Anacomp, or any other person or to prejudice in any manner the rights of Anacomp or any other person.



                                      III.

                                    BUSINESS

      A. DOCUMENT MANAGEMENT INDUSTRY.

      The document-management industry, in which Anacomp conducts business, provides businesses and other organizations with services and products for storing, distributing and accessing documents. Today, the rapid increase in the number of documents generated in both commercial and non-commercial sectors and the rapid advance of digital technologies are fueling swift growth in this industry. Leading analysts estimate that the overall document-management market exceeded $11 billion in 2000 and project a compound annual growth rate of more than 16% over the next three years.

      Industry experts identify several key trends that are shaping the document-management industry. One of these trends is that organizations want to access and utilize the knowledge embedded in the billions of documents they create, process and store. Increasingly, organizations want instant, reliable access to the information they need, and they want that information delivered to their personnel via the Internet, intranets or extranets, for use with desktop browsers. Many organizations also want to provide this web-based access to their customers via the Internet. This trend is leading many organizations, especially document-intensive commercial entities, to re-evaluate their document-management requirements and implement web-based solutions to meet those requirements.

      Another trend shaping the document-management industry is the increasing popularity of outsourcing. In general, by outsourcing non-core business functions, an organization can increase its focus on its core competencies while taking advantage of the expertise and economies of scale offered by dedicated service providers. For many organizations, the document-management function is an excellent candidate for outsourcing. By choosing an outsource solution over an in-house system, the organization can obtain superior capabilities, reduce operational and capital costs, have faster time-to-market, and avoid the challenge of keeping pace with changes in technology and user requirements. Many industry experts believe that outsource-service providers with the expertise and resources to provide a complete, cost-effective document-management solution will gain an increasing share of the market in coming years.

      A third trend shaping the document-management industry is heightened focus on application-specific solutions. Organizations are no longer content with generic document-management products or services; rather, they demand solutions tailored to the specific tasks their personnel and customers perform, including the ability to have appropriate business information easily available in customer interactions. As a result, leading document-management providers are analyzing their customers' key business processes, particularly interactions with the end-customer, and developing solutions tailored to those processes.

      In response to these trends, expert Application Service Providers ("ASPs") have begun to offer Internet-based document-management solutions for specific business applications, provided as an outsource service. These web-based service solutions can provide an organization a significant competitive advantage by giving its personnel and customers superior access to information with lower cost and greater convenience than the organization could achieve with an in-house system.

      B. OVERVIEW OF ANACOMP.

      Anacomp is a leading document-management provider, offering a broad range of document-management services. Anacomp specializes in using web-based and media-based technologies to provide efficiencies that help its customers maximize the value of their important documents. Anacomp is also one of the world's leading providers of multi-vendor technical services, offering expert installation and maintenance services for a broad array of storage, printing, network and COM equipment. Anacomp manages its business through three operating units:

      (a) Document Solutions - which provides document management outsource services through its worldwide network of document-processing centers;

      (b) docHarbor - which provides Internet-based digital document-management services; and

      (c) Technical Services - which provides (i) COM and CD systems and COM related supplies and (ii) equipment maintenance services for Anacomp's document-processing centers, its customers who have purchased their own COM systems from Anacomp, as well as third-party manufactured products.

      C. BUSINESS STRATEGY.

      During fiscal 2000, Anacomp revised its strategy, increasing its focus on the core businesses of document-management outsource service businesses and technical (equipment and network maintenance) services. Anacomp's document-management outsource services are especially concentrated on its key banking, insurance and brokerage market sectors. This service-based business model generates recurring revenue and earnings from long-term customer agreements. As Anacomp introduces new and expanded service solutions into the current customer base and also acquires new customers, this business can be expected to continue producing commensurate recurring revenue and earnings. There is no significant seasonality associated with Anacomp's businesses.

      In addition to its document-management outsource services, Anacomp continues to focus on the multi-vendor technical services marketplace. This business model also generates recurring revenue and earnings from long-term customer service agreements. As Anacomp continues to expand this service into the storage, network and high-speed laser printer markets, it also expects to realize commensurate recurring revenue and earnings growth.

      Anacomp's large base of premier customers, particularly in the banking, insurance and brokerage sectors, has substantial and diverse document-management needs. Both existing and potential customers in these sectors represent a prime opportunity for Anacomp. Anacomp is currently expanding its range of outsource services - especially web, on-line and Compact Disc-Recordable ("CD-R") based applications - for these key market segments. By meeting its customers' full range of document-management needs in this way, Anacomp expects to provide the greatest value and maximize Anacomp's business with each customer.

      During fiscal 2000, due to significant market declines, Anacomp decided to terminate its traditional hardware manufacturing and related operations -- known as the DatagraphiX business unit -- and to merge the remaining micrographic supplies and equipment refurbishment operations into Anacomp's Technical Services business unit.

      D. LINES OF BUSINESS.

      Anacomp currently operates three essentially autonomous business units. These include:

         1.  DOCUMENT SOLUTIONS BUSINESS UNIT.

      Anacomp's primary business is document-management outsource services. Anacomp is a global leader in this business, with a 32-year tradition of service excellence and customer satisfaction. Through its worldwide network of document-processing service centers, Anacomp serves more than 4,000 outsource-service customers in the United States and an additional 1,000 customers in Europe.

      Anacomp has industry-leading expertise and resources for analyzing a company's specific document-management requirements and for designing, implementing and operating service solutions tailored to meet those requirements. To maintain these capabilities, Anacomp continually invests in offering new customer solutions and in upgrading its storage and delivery systems as well as infrastructure to take advantage of new technologies. Anacomp works closely with its customers to ensure that their document-management solutions continue to meet the ever-changing requirements found in today's dynamic business environment.

      Anacomp's principal business strategy is to capitalize on current trends in the document-management industry by providing powerful, cost-effective, outsource-service solutions for on-line and media-based document management, especially tailored to the specific business applications of key customers.

      As mentioned previously, the financial services sectors of banking, brokerage and insurance offer significant growth opportunities. Anacomp is leveraging its traditional strength in these sectors by developing service-based solutions for specific business applications. By providing ready access to critical documents such as policies, statements, invoices and reports, these application-specific solutions enable companies to improve their competitiveness by reducing capital and operating costs, enhancing their business processes, and improving customer service.

      Anacomp provides online-based and media-based document-management services using unique software and operational capabilities. These offerings are sold and supported by Anacomp's direct sales force in the United States and Europe (although Anacomp currently plans to exit the European portion of its DS business within the next six months, as discussed below). DS is expected to be a significant growth area, largely due to digital offerings, which accounted for approximately 33% (23% in North America) of the total revenue in this line of business during fiscal 2000. Anacomp expects that the contribution from its digital offerings will increase as a percentage of total revenue in the future.

      Anacomp's network of service centers in the United States and Europe currently processes more than two billion original pages, or "images" each month. Anacomp operates 50 document-processing service centers today.

      Anacomp's customer base includes banks, brokerage firms, mutual funds, insurance companies and, to a lesser extent, utilities, telecommunications providers, retailers and other providers of business services. No single customer accounted for more than 5% of Anacomp's outsource-service revenues in fiscal 2000. The typical service contract is exclusive, has a multi-year term with automatic renewal, and provides for usage-based monthly fees. Anacomp believes that approximately 75% of its outsource service customers are under contract and estimates that approximately 90% of these are renewed automatically.

      Anacomp plans to continue to expand its outsource-services business in both Internet-based and media-based solutions by capitalizing on its already strong presence within a large, loyal customer base as well as through additional growth resulting from proven expertise in document-management technology and operations.

      CD Document Services. Anacomp offers industry-leading outsource services for storing, delivering and accessing documents using the CD-R medium. Anacomp's CD Document Services offering is a consistently strong performer, growing from 8% of DS revenue in fiscal 1999 to 13% of revenue in fiscal 2000.

      This outsource service provides customers an easy-to-use, high-capacity, portable, standardized solution for document distribution, access and storage. In this service, customers provide invoices, reports, statements, policies, trade confirmations and other documents to Anacomp in electronic form. These electronic documents are indexed and written to compact disc (CD-R) in Anacomp's service centers. Each disc includes Anacomp's powerful Windows(TM)-based tools for accessing and viewing these documents. The customer needs no additional data or software to use the documents on a disc. Anacomp delivers the discs to the customer for use in various applications, including customer service, audit, analysis, and long-term archive.

      In fiscal 2000, DS introduced a new CD-based service, CD Online Preview. This offering provides customers with virtually immediate access to the documents processed by DS, without having to wait for the return of the physical CD media. Online CD Services provides the customer with electronic images of their documents stored on a server located in the customers' location. Customers can access their documents online over their local area network almost immediately after the documents are processed by DS at one of many outsource service centers. The document images are transferred electronically to the customer's server and are immediately accessible for viewing, reprinting or other needs. At a later time defined by the customer, a physical CD with copies of the document images is created and delivered to the customer for continued access and longer-term archive storage.

      Since entering the emerging field of CD-based document management in 1995, Anacomp has become, it believes, the world's largest provider of CD-based document-management services. During fiscal 2000, Anacomp provided over 1,600 customers with CD Document Services. The majority of these customers are in the U.S., currently representing 91% of total revenue from CD Document Services.

      Anacomp's CD Document Services business grew by 49% in fiscal 2000, compared to fiscal 1999. In fiscal 2000, CD Document Services totaled $26.7 million in revenue. This growth is primarily due to aggressive marketing to both current and new customers.

      Web Presentment Services. In fiscal 2000, Anacomp Document Solutions introduced another new outsource service -- Web Presentment Services. This new offering provides industry-leading capabilities for storing, delivering and accessing documents using the Internet. Web Presentment Services enables customers to access their documents, which are hosted on servers managed by Anacomp, using standard Internet browser technology. Web Presentment Services was established in fiscal 2000 and today eight customers are using this service.

      COM Document Services. Anacomp remains the unchallenged world leader in COM services. With unsurpassed technological and operational expertise in COM Document Services, Anacomp images just under two billion original pages to microfiche each month for more than 5,000 customers around the world (4,000 in North America).

      Compared with prior years, this line of business declined overall in terms of revenue during fiscal 2000, largely the result of declining demand for the COM storage and retrieval medium. In aggregate, the COM Document Services business declined 18% in fiscal 2000, compared to fiscal 1999. This decline reflects the overall trend in the mature micrographics market segment.

      Anacomp is attempting to minimize the impact of the declining micrographics market on its COM Document Services business in two ways. First, it is increasing its focus on transitioning to outsource services those customers who currently operate in-house COM systems. Outsourcing is an attractive option in that it enables customers to eliminate capital and recurring costs as well as eliminate an operational burden. Additionally, Anacomp is aggressively encouraging customers to migrate their COM applications to CD or Web-Presentment Document Services. This is attractive because CD-R and the Web provide fast electronic access unavailable with microfiche. By migrating customers to CD or Web Presentment Document Services, Anacomp retains its business and relationship with its customers and at the same time provides the customer with an effective, useful solution.

      Currently, Anacomp has approximately 5,000 active customers for COM Document Services worldwide. The majority of these are in the U.S., currently representing 87% of the total revenue from COM Document Services. Overall, COM Document Services represented 67% of total DS revenue in fiscal 2000.

      There are a number of document-management outsource-service providers in the U.S. market, but these are generally small, regional providers. There are also regional and national providers that focus on document-conversion services (scanning, printing and reproduction), but these are not directly competitive with Anacomp's offerings. In Europe, Anacomp competes with document-management outsource-service providers within individual countries. Anacomp also competes with several document-management software providers, including FileNET Corporation, Documentum, Inc., SER, Mobius Management Systems and IBM, who offer in-house systems and some integration services as an alternative to outsourcing.

         2.  DOCHARBOR BUSINESS UNIT.

      Anacomp has established itself as a leader in the emerging field of Internet-based ASPs offering Internet-based document services through its newest business unit -- docHarbor. This all-in-one ASP offering manages customers' documents throughout their lifecycle. The service transforms electronic documents of virtually any type to a web-compatible format, indexes them for easy retrieval, and hosts them in Anacomp's secure "e-warehouse" of integrated storage systems and web servers at Anacomp's document-hosting facilities. Customers can authorize secure access for their own personnel and even their customers to specific documents or pages of documents over private networks or the Internet through standard web browsers, using retrieval and viewing tools developed for specific applications. As an outsource service, this solution provides superior performance, economy, security, convenience and support, because of Anacomp's technological and operational expertise, as well as economies of scale and continual system enhancements.

      During fiscal 2000, Anacomp made substantial investments in the docHarbor business, including establishing a world-class document hosting facility in Herndon, Virginia. The core technology used for docHarbor was acquired in fiscal 1999 when Anacomp bought Litton Adesso Software, Inc. ("Adesso Software"). Adesso Software had developed world-class software technology for document ingestion, index, compression and storage, which complemented Anacomp's own software development capabilities and activities. This acquisition provided key technology components and technical expertise for the expansion of Anacomp's Internet document services offerings in the form of docHarbor.

      During fiscal 2000, docHarbor generated revenues of $4.6 million. At the same time, Anacomp's investment in docHarbor in fiscal 2000 was $35.1 million, consisting of negative $25 million of EBITDA to fund research and development, sales and marketing and general and administrative expenses, and $10 million of capital expenditures. As a result of Anacomp's liquidity concerns, Anacomp reduced the level of expenditures in docHarbor during the latter stages of fiscal 2000. Anacomp does not believe that it will be able to continue to invest in docHarbor in an amount necessary to substantially grow its business. For that reason, Anacomp also announced late in fiscal 2000 that it was seeking external investors for docHarbor and engaged outside investment banking advisors to pursue one or more potential investors in or an outright sale of this business. On January 17, 2001, the Company announced that it had entered into a non-binding Letter of Intent to sell docHarbor to a major corporate entity (the "Strategic Buyer"). The docHarbor Transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. Anacomp expects that its DS business will continue to use docHarbor for its Internet-based document services. Although there can be no assurance that the docHarbor Transaction will be consummated, it is expected that the terms of the sale will be finalized in the third quarter of fiscal 2001. If the sale is not completed, Anacomp will continue to evaluate its docHarbor business in an effort to preserve cash and meet other commitments. During the first quarter of this fiscal year, management has continued to take actions in an effort to improve operating results and cash flows. See Sections IV.B.5 and X.K.2 of this Disclosure Statement for further discussion of Anacomp's plans for docHarbor the distribution of the net proceeds of the docHarbor Transaction.

      Direct competition for docHarbor is difficult to assess in the new and emerging market of Internet-based document-management services. There are a variety of companies offering somewhat similar services and related technologies.

         3.  TECHNICAL SERVICES BUSINESS UNIT.

      Although document-management solutions comprise Anacomp's primary line of business, Anacomp also offers technical services (field maintenance) for a broad range of electronic products. Originally a maintenance service strictly for Anacomp's manufactured products, this business has expanded to service a wide variety of products from original equipment manufacturers ("OEM") such as IBM, Sony, Overland Data, Hitachi and many others.

      TS is a premier provider of maintenance services for COM systems manufactured by Anacomp and others, for high-capacity storage products including redundant array of inexpensive discs ("RAID"), storage subsystems, computer tape subsystems, CD-R writers and jukeboxes, high-speed laser printers, and increasingly, for networking equipment. TS is leveraging its expertise in storage products and network equipment by providing maintenance services in the fast growing sectors of Storage Area Networks ("SAN") and Network Attached Storage ("NAS").

      The success of this business is based on Anacomp's technical expertise and its proven ability to provide fast, expert, on-site service and support around the clock. This service is provided in the U.S., Canada and Europe by approximately 500 highly trained technicians.

      Multi-Vendor Services. The principal growth area for Anacomp's TS business is in multi-vendor maintenance services. By providing service for products made by other OEMs, Anacomp leverages its considerable expertise and infrastructure by expanding far beyond the range of its own products.

      Anacomp offers its multi-vendor services using two approaches. First, Anacomp is an alternative to maintenance services provided by the OEM. For example, Anacomp offers users of Xerox high-speed laser printers a high-quality, economical alternative to the service offered by Xerox Corporation itself. There is a large installed base of Xerox printers worldwide, and in most cases Xerox has been the only source of field maintenance services for these critical printing systems. In the second approach, Anacomp contracts with an OEM to provide field maintenance service for that company's end users. This arrangement appeals to manufacturers that have geographically limited maintenance capabilities or no capabilities of their own, or whose own service operations are more costly than Anacomp's service. Anacomp services many different makes of RAID products, various SAN and NAS components, Sony CD jukeboxes, IBM optical disc subsystems, Overland tape subsystems and 60 other systems under this type of arrangement.

      Anacomp is striving to grow its multi-vendor services business through OEM partners and value added resellers. Multi-Vendor Services revenue grew 30% in fiscal 2000, compared with fiscal 1999. Revenue from multi-vendor services represented 30% of TS' total revenue in fiscal 2000, and Anacomp anticipates this percentage to increase further in fiscal 2001. The growth in the multi-vendor service business does not currently offset completely the decline in micrographics maintenance services; however, Anacomp believes that growth in its multi-vendor services will exceed the decline in micrographics maintenance revenue in the future.

      In the multi-vendor services business, Anacomp competes with a number of other providers, including OEMs, for products such as Xerox laser printers, and with other third-party maintenance providers such as DecisionOne Holdings, Eastman Kodak and EMC/Data General.

      Micrographics Maintenance Services. Anacomp believes that it maintains virtually the entire installed base of Anacomp-manufactured COM systems in use today, as well as COM systems manufactured by other suppliers. In addition, Anacomp provides maintenance services for other micrographics equipment, such as retrieval devices, microfilm scanners, cameras and duplicators. Although this segment of the business is declining, Anacomp has increased its maintenance market share and continues to generate significant earnings from this segment.

      Anacomp has no major competitor in its traditional COM and micrographics maintenance services business. The majority of the equipment that Anacomp maintains is its own proprietary equipment.

      During fiscal 2000, due to significant market declines, Anacomp decided to terminate its traditional hardware manufacturing and related operations -- DatagraphiX -- and to merge the remaining micrographic supplies and equipment refurbishment operations into its TS business unit. Effective October 1, 2000, Anacomp eliminated its DatagraphiX business unit that had developed, manufactured, sold and supported a variety of COM systems, CD authoring systems and related peripheral products. It also sold and supported microfilm, chemicals and other consumable supplies for its own and other systems, and it offered a contract manufacturing service to produce products for other companies. The DatagraphiX business unit had its own direct sales force in the U.S. and Europe and sold these products through a network of distributors in many other countries around the world. In addition to manufacturing and sales, DatagraphiX had its own dedicated hardware and software development staff, support organization and material distribution channel.

      COM Systems. Anacomp has the world's largest installed base of COM systems in the world. Anacomp's flagship XFP2000(R) COM system remains the premier system in the marketplace, using extremely precise laser optics and advanced film-processing techniques to produce high-quality original and duplicate images of reports and other documents on microfiche or roll microfilm. The XFP2000 is the most widely used COM system in the world, with over 1,000 installations. Anacomp also uses the XFP2000 for its own COM Document Services operations. While Anacomp no longer manufactures the XFP2000, Anacomp continues to offer refurbished XFP2000 COM systems for sale

      Supplies. Complementing the installed base of COM Systems is the sale and distribution of consumable supplies for COM production. These supplies were sold through the DatagraphiX direct sales force, through a centralized telesales group and through various distributors worldwide. This telesales group and related distribution organization has moved to the TS business unit in fiscal 2001.

      The primary products in the supplies business are silver halide original COM film (used to produce master images) and non-silver duplicating microfilm (used to produce copies of master images). The majority of silver halide original COM film is sold in what Anacomp believes is a proprietary package, and thus is currently available only from Anacomp. Anacomp obtains its silver halide products through an exclusive multi-year supply agreement with Eastman Kodak Company ("Kodak"). The supplies business also distributes non-proprietary duplicating film to its installed base of COM systems and other micrographics users. Anacomp obtains its duplicate film products through a long-term supply agreement with SKC. For additional discussion of the SKC supply agreement, see
Section VIII.C of this Disclosure Statement. Anacomp believes that the users of its COM systems purchase the majority of their original and duplicate film and related chemicals from Anacomp.

      Anacomp has no major competitor for its proprietary XFP2000 original COM film business. Anacomp competes with Fuji Photo Film U.S.A., Inc. ("Fuji"), Agfa-Gevaert AG ("Agfa") and Kodak in the original COM film market for older COM systems, and with Rexam Image Products in the duplicate film segment.

      E. ENGINEERING, RESEARCH, AND DEVELOPMENT.

      Anacomp's engineering, research and development expenses totaled $10.1 million in fiscal 2000, $10 million in fiscal 1999, and $9 million in fiscal 1998. Anacomp anticipates that its research and development efforts will decrease as it moves more to licensing external technology and focuses on being a service provider.

      Anacomp also owns various patents and licenses covering aspects of its business lines and its production processes, as well as proprietary trade secret information relating to its services and products. While Anacomp believes that the protection provided by these patents, licenses and proprietary information is important, Anacomp believes that equally significant is the knowledge and experience of its employees, and their abilities to develop and market Anacomp's services and products and to provide value-added benefits to customers.

      F. RAW MATERIALS AND SUPPLIERS.

      Polyester is the principal raw material used in the manufacture of both original and duplicate microfilm products. Costs for polyester remained generally stable in fiscal 2000 as a result of a relative balance between supply and demand. There can be no assurance, however, that the current trend will continue.

      SKC is Anacomp's sole supplier of duplicate microfilm under a ten-year supply agreement first entered into in 1993. For additional discussion of the SKC supply agreement, see Section VIII.C of this Disclosure Statement.

      G. INDUSTRY SEGMENTS AND FOREIGN OPERATIONS.

      As discussed previously, Anacomp manages its business through three operating units providing document management services and solutions and technical services. Financial information concerning Anacomp's business units is included in Note 11 of the Notes to Anacomp's Consolidated Financial Statements for the quarter ended December 31, 2000 and Note 21 of the Notes to Anacomp's Consolidated Financial Statements for the year ended September 30, 2000. Financial information concerning Anacomp's operations in different geographical areas is included in Note 22 of the Notes to the Consolidated Financial Statements for the year ended September 30, 2000. Anacomp's Consolidated Financial Statements are set forth in Exhibit 4 of this Disclosure Statement, "Historical and Current Financial Information."

      Anacomp's international operations are conducted principally through wholly owned subsidiaries that are located in the United Kingdom, Ireland, France, Germany, Switzerland, Austria, Italy, Belgium, Holland, Sweden, Denmark, Finland, Norway, Japan, Brazil and Canada.

      The DS business unit provides document-management outsource services, professional services and software products through the Company's subsidiaries in the United Kingdom, Ireland, France, Germany, Switzerland, Austria, Italy, Belgium, Holland, Brazil and Canada. DS operations outside of North America represent a smaller and marginally profitable portion of the worldwide DS operations. Anacomp is planning to exit the DS Europe business within the next six months because it is not strategically aligned with the North American DS operations. The DS Europe operations have a significantly greater focus on software integration and related services than in the U.S. Those DS operations also have no critical mass across Europe, which minimizes growth opportunities and requires disproportionate management focus.

      As part of this DS Europe exit plan, a substantial portion of the DS operation in Germany was recently sold and the rest of the DS Germany business will be closed down upon the completion of one remaining customer contract in May 2001. Anacomp is considering offers from several interested parties to purchase the other DS Europe operations. Under scenarios currently being discussed, subsidiaries in the United Kingdom, Ireland, Switzerland, Austria and Italy would be sold along with the DS business operations in France, Belgium and Holland. In anticipation of a sale, Anacomp is implementing a plan to settle intercompany receivable and payable balances in the affected subsidiaries. If a sale is consummated, Anacomp expects the transaction would be completed before June 30, 2001. A sale of the international DS unit would likely reduce Anacomp's employees from approximately 2,000 to approximately 1,730. The sale proceeds will be used to pay severance obligations, environmental liabilities, leased facility obligations, professional advisor fees and other liabilities in Europe. The remaining cash proceeds available to Anacomp are not expected to be significant.

      The TS business unit provides maintenance services and sells supplies through the Company's subsidiaries in the United Kingdom, France, Germany, Switzerland, Austria, Italy, Belgium, Holland, Sweden, Denmark, Finland, Norway, Brazil and Canada. Anacomp plans to continue supporting and operating the TS business in Europe. Because of the possible sale of subsidiaries in the United Kingdom, Switzerland and Italy in connection with the DS Europe exit plan, new subsidiaries are being formed in those countries and the TS operations will be transferred into the new legal entities.

      The Japanese subsidiary is not involved in Anacomp's current business operations and only performs support services for the Magnetics Division that was sold in June 1999. The support services agreement expires at the end of May 2001. Anacomp is planning to close the subsidiary at that time. Anacomp is also exploring the sale of the Brazilian subsidiary in an unrelated transaction. The cash proceeds from a sale of the Brazilian business would not be significant. There are no planned changes in the operation of the Canadian subsidiary, which will continue to provide both DS and TS business offerings.

      H. ASSOCIATES.

      Anacomp currently employs approximately 2,000 people at multiple facilities and offices in North America, Brazil, Japan and Europe.

I.    PROPERTIES.

      Anacomp's headquarters are in Poway, California. This facility houses Anacomp's management, engineering, customer service, marketing, technical service operations, Document Services center, finance, accounting, legal and MIS groups. In fiscal 2001, Anacomp signed a new agreement for its headquarters facility to substantially reduce its leased space. Terms of this new agreement are reflected in this table. Anacomp also leases office space for its sales and service centers in a variety of locations around the world.

      The following table indicates the square footage of Anacomp's leased and owned facilities:

      ----------------------------------------------------------------
                              OPERATING         OTHER
                              FACILITIES     FACILITIES        TOTAL
      ----------------------------------------------------------------

      United States:
          Leased               737,914         143,344        881,258
                               -------         -------      ---------

      International:
          Leased               145,299          31,202        176,501
          Owned                 29,386             ---         29,386
                               -------         -------      ---------

                               174,685          31,202        205,887
                               -------         -------      ---------

      Total                    912,599         174,546      1,087,145
                               =======         =======      =========

      ----------------------------------------------------------------

      "Other Facilities" consist primarily of leased space or abandoned facilities. Substantially all of the Other Facilities have been sublet to others. Anacomp considers its facilities adequate for its present needs and does not believe that it would experience any difficulty in replacing any of its present facilities if any of its current agreements were terminated.

      J. REGULATIONS.

      Anacomp is subject to normal business regulations, including Securities and Exchange Commission rules, federal, state and local tax laws, international laws and regulations, United States Environmental Protection Agency ("EPA") regulations and normal labor and workplace rules. Anacomp believes that it is in compliance with all applicable governmental regulations and interpretations of regulatory authorities. As discussed in Section II of this Disclosure Statement, "CERTAIN RISK FACTORS," there can be no assurance that future legislation or regulations adopted in particular jurisdictions will not adversely affect Anacomp's operations. See "Environmental Liability" below for a further discussion of certain environmental matters.

      K. THE PRIOR CASE.

      On January 5, 1996, Anacomp filed a chapter 11 petition for relief under the Code with the United States Bankruptcy Court for the District of Delaware ("Delaware Court"), thereby commencing a reorganization case (the "Prior Case"). On March 28, 1996, Anacomp filed a plan of reorganization and a disclosure statement with the Delaware Court. The disclosure statement was approved by the Delaware Court and was transmitted to the then creditors and preferred stockholders of Anacomp for solicitation of ballots for acceptance or rejection of the plan of reorganization. The plan of reorganization, as amended (the "Prior Plan"), was confirmed by the Delaware Court on May 20, 1996, and, on June 4, 1996, Anacomp emerged from the Prior Case, which was fully administered and subsequently closed. The present proposed Plan does not seek to restructure any indebtedness previously restructured under the Prior Plan. Moreover, as discussed elsewhere extensively in this Disclosure Statement, Anacomp strongly believes that the restructuring proposed under the Plan should result in Anacomp emerging from the Reorganization Case as a viable and profitable business, without any need for further financial reorganization or liquidation, except as provided in the Plan.

      L. LEGAL PROCEEDINGS.

      Anacomp and its subsidiaries are potential or named defendants in several lawsuits, claims and other proceedings arising in the ordinary course of business. While the outcome of such claims, lawsuits or other proceedings against Anacomp cannot be predicted with certainty, management expects that any liability under the foregoing, to the extent not provided for through insurance or otherwise, will not have a material adverse effect on the financial condition or results of operations of Anacomp. See Exhibit 3, "Pending Litigation."

      Access Solutions International, Inc. On August 29, 1997, Access Solutions International, Inc. ("ASI") filed a complaint for patent infringement in the U.S. District Court, District of Rhode Island against Data/Ware, of which Anacomp is the successor by merger, and Kodak. On April 20, 2001, management settled this matter through the execution of an agreement, the terms of which are confidential, among Anacomp, ASI and other parties.

      NO PERSON SHOULD VOTE TO ACCEPT OR REJECT THE PLAN IN THE EXPECTATION THAT ANACOMP MAY REFRAIN FROM PURSUING ANY ACTION OR ASSERTING ANY DEFENSES OR COUNTERCLAIMS, WHETHER OR NOT THAT ACTION WAS COMMENCED BEFORE THE PETITION DATE AND REGARDLESS OF THE NATURE OF THE MATTER. THE PLAN RELEASES NONE OF ANACOMP'S RIGHTS TO COMMENCE ANY ACTION, INCLUDING ANY FRAUDULENT TRANSFER, PREFERENCE OR OTHER AVOIDANCE ACTION OR ANY OTHER CLAIM OR CAUSE OF ACTION (OTHER THAN CERTAIN RELEASES SPECIFICALLY SET FORTH IN THE PLAN, INCLUDING CERTAIN RELEASES PURSUANT TO THE AMENDED AND RESTATED CREDIT AGREEMENT). INSTEAD, AS SET FORTH IN SECTION IV.C OF THE PLAN, THE PLAN RESERVES TO THE REORGANIZED COMPANY ALL OF THE ESTATE'S RIGHTS TO PURSUE THESE ACTIONS, INCLUDING, WITHOUT LIMITATION, PREFERENCE ACTIONS AND FRAUDULENT TRANSFER ACTIONS AND RECOVERY OF AVOIDED TRANSFERS.

      M. ENVIRONMENTAL LIABILITY.

      Xidex Corporation, a predecessor company of Anacomp, was designated by the EPA as a potentially responsible party for investigatory and cleanup costs incurred by state and federal authorities involving locations included on a list of EPA's priority sites for investigation and remedial action under the federal Comprehensive Environmental Response, Compensation, and Liability Act. Anacomp has recorded an estimate of $2.2 million in its financial statements as its EPA liability for cleanup costs for such locations and other sites. In the opinion of Anacomp's management, no material losses are expected with respect to this matter in excess of the liability recorded.


                                      IV.

           EVENTS LEADING TO THE RESTRUCTURING; REASONS FOR FINANCIAL
                  DIFFICULTIES AND CORRECTIONS OF THOSE FACTORS

      A. OPERATIONS AND FINANCIAL RESULTS.

      Anacomp's business and financial growth have slowed in recent years. Two primary factors have led to Anacomp's deteriorating financial condition: (a) an erosion of its core COM business, and (b) heavy investment its docHarbor business unit.

      Anacomp had established itself as one of the world's leading providers of COM equipment. In fiscal 2000, 71% of Anacomp's revenues were COM related. Increasingly, however, organizations want instant, reliable access to the information they need, and they want that information delivered to their personnel via the Internet, intranets or extranets, for use with desktop browsers. Many organizations want web-based access to their customers via the Internet. This trend is leading many organizations to re-evaluate their document-management requirements, causing a shift away from microfiche and into digital technology. In fiscal 2000, Anacomp's COM related revenues decreased 26% from fiscal 1999 COM related revenues. Also in fiscal 2000, the DS business unit experienced an 18% decrease in COM related revenues, TS COM revenues decreased 22%, and DatagraphiX COM revenues decreased 38%, as compared to fiscal 1999 COM related revenues.

      In fiscal 2000, DatagraphiX shipped only 24 COM systems compared to the shipment of 78 COM systems in fiscal 1999, a trend that eventually led to the decision to cease manufacturing operations. In addition to manufacturing the COM systems, DatagraphiX also sold the related consumable supplies (silver halide film, non-silver duplicating microfilm and chemicals), which generated high margins. As more companies have switched from COM technology to the digital technology, demand for COM consumables has also declined.

      In response to this shift in technology, the Company made a significant commitment to develop a digital solution through acquisitions and a heavy investment in research and development. Anacomp's engineering, research and development expenses totaled $10.1 million in fiscal 2000, $10.0 million in fiscal 1999 and another $9.0 million in fiscal 1998. In August of 1999, the Company purchased Litton Adesso Software, Inc. for $17 million and approximately $1.6 million of additional costs for the purposes of using this software as the technology platform for docHarbor. This emerging operation recorded a negative EBITDA of $25 million in fiscal 2000. Substantially all of the funds invested in the docHarbor business unit were obtained by borrowing against the Company's Prepetition Credit Agreement.

      The combined impact of the declining COM revenues and increased research and development related to docHarbor created a liquidity crisis for Anacomp in July of 2000. Anacomp reported a loss of approximately $111.4 million and negative cash flows from operations totaling $29.1 million during fiscal 2000, and reported a loss of approximately $7.7 million during the three month period ended December 31, 2000. As of December 31, 2000, Anacomp had a working capital deficiency of $375.2 million (including the $310 million in Old Notes that were reclassified as current) and a stockholders' deficit amounting to $238.2 million.

      Anacomp is currently in violation of several covenants under its Prepetition Credit Agreement, which had outstanding borrowings of $57.6 million (plus approximately $6 million in letters of credit) at December 31, 2000. However, Anacomp and the Banks agreed to amend and continue the Prepetition Credit Agreement and -- with respect to those covenants of which Anacomp is in default -- to provide Anacomp with a forbearance of default remedies. Most recently, the Forbearance Agreement was extended through May 15, 2001 or June 20, 2001 (depending on certain conditions) in connection with the Amended and Restated Credit Agreement Term Sheet. The forbearance agreement places additional restrictions on the Prepetition Credit Agreement and requires Anacomp to meet additional covenants and operating requirements. See Sections IV.C and VIII.A of the Disclosure Statement for a discussion of the principal terms of the forbearance agreement and the Amended and Restated Credit Agreement Term Sheet.

      On October 1, 2000, Anacomp did not make a required $17 million interest payment to the holders of its Old Notes. Similarly, Anacomp did not make a required $17 million interest payment to the holders of its Old Notes on April 1, 2001. The aggregate principal amount of Old Notes outstanding is $310 million. Accordingly, such obligation was reclassified as a current liability in Anacomp's financial statements dated as of September 30, 2000.

      B. RESTRUCTURING ACTIVITIES.

      Given the foregoing, Anacomp and its Board initiated the following activities to deal with the Company's liquidity position and defaulted debt and improve its prospects for a restructuring.

         1.  REORGANIZATION OF WORKFORCE AND DISCONTINUATION OF DATAGRAPHIX.

      In fiscal 2000, Anacomp effected a reorganization of its workforce in the United States and Europe, reorganized parts of its corporate staff and, due to the poor performance of the manufacturing side of the business, decided to eliminate the DatagraphiX and COM manufacturing operations. These activities resulted in the termination of nearly 300 employees in the United States and in Europe, primarily through layoffs in June and September of 2000. The Company recorded restructuring charges of $14.6 million in fiscal 2000.

         2.  MANAGEMENT AND ORGANIZATIONAL CHANGES.

      Anacomp made several changes in its key personnel, including the replacement of its Chief Executive Officer. Ralph Koehrer, formerly Anacomp's Chief Executive Officer, resigned and, effective August 10, 2000, Edward P. Smoot became Anacomp's Chief Executive Officer. Mr. Smoot is an experienced CEO with a track record of turning around financially troubled companies. Mr. Smoot was President and Chief Executive Officer of Nelco International from 1993 until 1999. See "MANAGEMENT." In addition, Donald W. Thurman, Chief Operating Officer, resigned effective August 31, 2000. David B. Hiatt, formerly the Company's Chief Financial Officer, was named to replace Mr. Thurman as Chief Operating Officer in November of 2000. At that time, Linster W. Fox, formerly the Corporate Controller, was appointed Chief Financial Officer. In addition, both the United States portions of DS and docHarbor were reorganized to streamline their respective management structures and decision-making processes, and to ensure that key positions were filled by highly qualified talent.

         3.  RESTRUCTURING PROFESSIONALS.

      In June of 2000, Anacomp retained Crossroads LLC ("Crossroads") to assist it with financial restructuring activities. Crossroads is a nationally known turnaround management-consulting firm with offices in California, Texas, Connecticut and New York. Crossroads has been instrumental in assisting Anacomp with implementing additional cash controls, developing a weekly cash-forecasting model and addressing the concerns and objectives of the Banks and other constituents. Crossroads is compensated on a time and materials basis.

      During the summer of 2000, Anacomp also retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as financial advisor to assist management in restructuring Anacomp's debt and exploring strategic alternatives. The terms of DLJ's engagement were set forth in a letter agreement dated as of July 28, 2000 (the "Original Letter Agreement"). In the months since DLJ's retention, the terms of DLJ's engagement were amended several times, and DLJ was acquired by an affiliate of Credit Suisse First Boston Corporation ("CSFB"). The terms of Anacomp's engagement of CSFB (as DLJ's successor) are set forth in an amendment to the Original Letter Agreement dated as of December 6, 2000 (the "Amended Letter Agreement").

      Pursuant to the Amended Letter Agreement, Anacomp agreed to pay CSFB a restructuring fee (the "Restructuring Fee") equal to 0.35% of the face value of the Old Notes ($310 million) and the amount outstanding under the Prepetition Credit Agreement ($63.2 million, including letters of credit). Based on the current amounts outstanding, the Restructuring Fee equals $1,306,200. The Restructuring Fee is payable in monthly installments of $100,000. To date, Anacomp has paid CSFB $900,000. In addition, Anacomp agreed to reimburse CSFB for out of pocket expenses. In the event of certain restructuring transactions occurring before the Termination Date (as defined therein, July 31, 2001, unless the parties agree on an extension or CSFB is terminated under the terms of the Amended Letter Agreement), Anacomp agreed to make certain additional payments to CSFB. If the transactions contemplated under the Plan are consummated, CSFB will receive Reorganized Company Warrants equal to 1.25% of the Reorganized Company Warrants distributed to the holders of Existing Common Stock. If the Prepetition Credit Agreement is refinanced with a lender other than the existing Banks, CSFB will receive a cash payment of 1.25% of the amount refinanced (the "Refinancing Fee"), or $790,000 if the new facility is $63.2 million.

         4.  CASH FLOW, FINANCIAL PLANNING, PROCESS AND MIS IMPROVEMENTS.

      In an effort to address its liquidity issues, Anacomp instituted a rigorous cash flow forecasting and monitoring process in conjunction with its restructuring advisors. Anacomp has developed a weekly reporting package for distribution to all senior management, which contains the Company's cash flow forecast and position as well as important key metrics for all businesses. This process not only allowed the Company to monitor and improve its liquidity position but also keep its lenders fully apprised of Anacomp's financial position on a weekly basis. As part of this process, Anacomp identified various business processes that could be changed or centralized to increase cash flow. It has also renegotiated its lease at its Poway headquarters. Anacomp has since implemented a regular review of its liquidity position by management, including the Chief Executive Officer, to continue this process.

      Anacomp has developed and implemented a business plan that focuses on maximizing cash flow by controlling costs, curtailing non-essential capital expenditures, limiting investments, and concentrating on its more profitable areas of operations and product lines. As part of this process, the Company has developed a "bottom-up" forecasting methodology that has provided much more visibility and accuracy in the forecasting and planning process than was previously available. Thus far the Company has met or exceeded its forecast since this process was implemented.

      Going forward, Anacomp has developed a robust, growth oriented business plan which management believes can be successfully implemented if the Company is restructured as contemplated and described in this Disclosure Statement.

         5.  DOCHARBOR TRANSACTION.

      With the initiation of its restructuring process, Anacomp began exploring strategic alternatives for docHarbor, including a possible sale of the division, and asked CSFB to assist the Company in launching this endeavor. Although Anacomp has implemented significant cost cutting measures, docHarbor still generates approximately $1 million of net negative cash flow per month.

      On January 17, 2001, the Company announced that it had entered into a non-binding Letter of Intent to sell its docHarbor business unit to the Strategic Buyer. The Letter of Intent also provides that the Strategic Buyer will assume Anacomp's unexpired leases related to the docHarbor unit. The docHarbor Transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. Anacomp expects that its DS business will continue to use docHarbor for its Internet-based document services. Although there can be no assurance that the docHarbor Transaction will be consummated, it is expected that the terms of the sale will be finalized in the third quarter of fiscal 2001.

      If the docHarbor Transaction does not close before commencement of the Reorganization Case, the transaction will close, if at all, during the Reorganization Case as a transaction subject to Court approval under Code sections 363 and 365, or at or about the time of confirmation of the Plan.

      The net proceeds of the docHarbor Transaction are expected to be approximately $15 million, and will be distributed in accordance with the Plan. The $15 million amount is merely on estimate, and the net proceeds derived from the docHarbor Transaction may in fact, be materially less than or greater than $15 million. The docHarbor Transaction would likely result in a reduction of Anacomp's employees from approximately 2,000 to approximately 1,922. THERE CAN BE NO ASSURANCE THAT THE DOCHARBOR TRANSACTION WILL BE CONSUMMATED. Anacomp intends to proceed with the Reorganization Case and the Plan irrespective of whether the docHarbor Transaction occurs. If the docHarbor Transaction is not completed, Anacomp will continue to evaluate its docHarbor business in an effort to preserve cash and meet other commitments. During the first quarter of fiscal 2001, management has continued to take actions in an effort to improve operating results and cash flows.

      The information contained in Exhibit 2, "Identity and Fair Market Value of Assets," and the financial projections contained in Exhibit 5, "Financial Projections," present alternative analyses depending upon whether the docHarbor Transaction does or does not occur. The scenario which assumes the docHarbor Transaction occurs in turn assumes that the docHarvor Transaction generates $15 million in net proceeds, whereas the scenario which assumes the docHarbor Transaction does not occur assumes that no proceeds are generated from any such transaction. If the docHarbor Transaction occurs, depending upon whether the net proceeds are less than the $15 million amount, the actual results may fall somewhere in between the two scenarios contained in this Disclosure Statement. The alternative scenarios are presented to provide readers with the two ends of a spectrum of potential outcomes involving docHarbor. In the event the docHarbor transaction occurs but the net proceeds are less than $15 million, the primary effect would be to reduce the amount of the up front principal pay down of the Banks under the Amended and Restated Credit Agreement and to thereby increase Anacomp's overall interest expenses

      If the docHarbor Transaction does not occur, Anacomp currently intends to wind down that business and to fold certain aspects of that business into Anacomp's current operations so as to integrate revenue-generating operations, retain existing customers and curtail development. The costs associated with such wind down would be significant and would include payment of severance and vacation pay or obligations, shipping, storage, engineering costs, travel costs, retention incentives (to provide incentives for remaining employees to assist in the wind down) and miscellaneous facility shut down costs. Anacomp estimates that the cash costs of such a wind down would total about $6,100,000, and the negative impact on profit would be approximately $7,700,000. Although Anacomp strongly believes that such a wind down would not in any way threaten Anacomp's viability, the anticipated costs associated with such wind down would, in all likelihood, negatively affect Anacomp's overall profitability and reorganization value.

         6.  ASSET SALES.

      Anacomp has evaluated all of its assets and intends to sell any assets that do not have strategic value. These assets include Anacomp's DataWare, ImageMouse, and Anew products. Over the last six months, these assets have been sold to strategic buyers. Proceeds of approximately $400,000 have been received and used to reduce borrowings under the Prepetition Credit Agreement. Additionally, approximately $1 million of cost savings have been realized through these asset sales. Anacomp is still marketing its intellectual property from its COM manufacturing business. See Section III.G of this Disclosure Statement for a further discussion of Anacomp's sale of the international unit of DS.

      C. PREPETITION CREDIT AGREEMENT NEGOTIATIONS.

      Anacomp's liquidity issues resulted in the Company's default on its Prepetition Credit Agreement, which had outstanding borrowings of approximately $57.6 million at December 31, 2000 (plus approximately $6 million in letters of credit). However, Anacomp and the Banks reached an agreement (the "Forbearance Agreement") to amend and continue the Prepetition Credit Agreement and -- with respect to those covenants of which Anacomp was in default -- to provide Anacomp with a forbearance of default remedies valid through February 28, 2001. See
Section VIII.A. Anacomp and the Banks subsequently extended the forbearance through March 14, 2001, and further extended the forbearance through March 28, 2001. The Forbearance Agreement placed additional restrictions on the Prepetition Credit Agreement and required Anacomp to meet additional covenants and operating requirements, including certain spending limitations.

      Thereafter, Anacomp and the Banks entered into the Amended and Restated Credit Agreement Term Sheet, a copy of which is attached as an exhibit to the Plan (and the terms of which have been approved by the Unofficial Committee), pursuant to which the parties agreed to extend the above-referenced Forbearance Agreement through May 15, 2001 or June 20, 2001 (as described below), subject to certain additional terms and conditions summarized below:

      A. AGREEMENT TO ENTER INTO THE AMENDED AND RESTATED CREDIT AGREEMENT. Anacomp and the Banks agreed to enter into the Amended and Restated Credit Agreement, the principal terms of which are set forth in the Amended and Restated Credit Agreement Term Sheet.

      B. AGREEMENT TO TERMS OF RESTRUCTURING. The Banks agreed to the general terms of the Restructuring under which the Old Notes would be exchanged for Class A Common Stock, to be effectuated either through the Plan or the Out-of-Court Exchange and Reverse Split Amendment. The Out-of-Court Exchange and Reverse Split Amendment must contain as material conditions thereof (a) the restructuring of the Prepetition Credit Agreement on the terms and conditions set forth in the Amended and Restated Credit Agreement Term Sheet, (b) the tendering for exchange into Class A Common Stock of Anacomp of at least 98% of the aggregate principal amount outstanding of the Old Notes, and (c) the approval by holders of Existing Common Stock, pursuant to applicable law, of the Reverse Split Amendment which would effectuate the Reverse Split prior to the issuance of any shares of Class A Common Stock in exchange for the Old Note Claims. Under the Plan, acceptances by holders of Interests is not required, and the requisite acceptance from the holders of the Old Note Claims is at least two-thirds in amount and a majority in number of the voting holders.

      C. AGREEMENT TO SPECIFIC TERMS OF THE RESTRUCTURING AND TO USE OF CASH COLLATERAL. The Plan, a stipulation governing Anacomp's use of cash collateral ("Cash Collateral Stipulation") and the Confirmation Order are required to be in a form and substance reasonably satisfactory to the Agent, the Banks, the Unofficial Committee and Anacomp. The Plan and the Confirmation Order must approve the Restructuring and the Amended and Restated Credit Agreement and provide for, among other things, (a) the allowance of the Claims of the Agent and the Banks for principal, interest, fees, costs and expenses, (b) the acknowledgement by Anacomp of the validity of the Agent's and the Banks' liens and security interests, and (c) a complete release of Claims (except for Claims arising out of the obligations of the Agent and Banks in respect of the Restructuring) against the Agent and the Banks through the Effective Date of the Plan, pursuant to all applicable provisions of the Code. The parties also agreed that Anacomp would (i) enter with the Agent into the Cash Collateral Stipulation which will be in a form and substance reasonably satisfactory to the Agent, the Banks, the Unofficial Committee and Anacomp, under which Anacomp will (a) use cash collateral pursuant to a budget reasonably satisfactory to the Agent and Banks (which will contain customary provisions governing variances and carry-over of unused amounts from week to week), (b) make the payment of the net proceeds from the docHarbor Transaction if such transaction occurs during the Reorganization Case, provided that if such proceeds exceed $12,500,000, 50% of the proceeds will be paid to the Banks and 50% will be retained by Anacomp for working capital, (c) make the Forbearance Principal Payment (as defined in the Amended and Restated Credit Agreement Term Sheet) if such payment is due, and (d) agree to other customary terms such as adequate protection liens and priorities, no surcharge of collateral during the use of cash collateral and reporting requirements, which Cash Collateral Stipulation shall be approved promptly by the Court,
            (ii) prosecute diligently the confirmation of the Plan, and (iii) have entered the Confirmation Order no later than September 17, 2001, which Plan will become effective no later than September 30, 2001.

      D. PAYMENT OF FORBEARANCE FEE. Anacomp agreed to pay the Banks a forbearance fee equal to one-quarter of one percent (.25%) of the Facility (approximately $155,000).

      E. EXTENSION OF FORBEARANCE. The parties further agreed that the then existing Forbearance Agreement (see Section VIII.A of this Disclosure Statement for further discussion of the terms of Forbearance Agreement) would be extended to remain in effect through the earlier to occur of (a) the Effective Date (or consummation of the Out-of-Court Exchange Restructuring), provided that the forbearance would terminate on (i) May 15, 2001 if the documents related to the Amended and Restated Credit Agreement have not been completed and approved by all applicable parties thereto, or (ii) on June 20, 2001, unless on or before that date Anacomp shall have completed the solicitation of acceptances and either (A) Anacomp has reasonably determined and demonstrated to the Agent that it has obtained requisite acceptances and has satisfied all applicable conditions precedent and legal requirements related thereto to effectuate the Out-of-Court Exchange Restructuring, or (B) absent such acceptances, Anacomp has reasonably determined and demonstrated to the Agent that it has obtained the requisite acceptances to obtain confirmation of the Plan, and provided further that in the event item (B) occurs, the Agent's and the Banks' consent to the terms set forth therein are conditioned upon Anacomp's commencement of the Reorganization Case on or before June 30, 2001, and the satisfaction of other applicable conditions set forth in the Amended and Restated Credit Agreement Term Sheet or (b) the occurrence of any "Forbearance Termination Event" as set forth in the Forbearance Agreement.

            Anacomp is also required to make a payment of $1,000,000 to permanently reduce the outstanding principal and the Total Commitment under the Prepetition Credit Agreement (the "Forbearance Principal Payment") on June 30, 2001 if Anacomp's cash balance is no less than $10,000,000, or on the first date thereafter that Anacomp's cash balance is no less than such amount.

      D. OLD NOTES NEGOTIATIONS.

      On October 1, 2000, Anacomp did not make a required $17 million interest payment to holders of the Old Notes. As of that date, the aggregate principal amount of the Old Notes outstanding was $310 million. In or about September 2000, certain holders of the Old Notes formed the Ad Hoc Committee of Senior Subordinated Noteholders of Anacomp, Inc. (the "Unofficial Committee"). The Unofficial Committee currently consists of: Franklin Advisors, Grandview Capital, Romulus Holdings, Inc., Alpine Associates, Highland Capital Management, and The Bank of New York (as an ex officio member in its capacity as Indenture Trustee for the Old Notes). Collectively, the current members of the Unofficial Committee hold approximately 51% of the $310 Million total principal amount outstanding of the Old Notes.

      Akin, Gump, Strauss, Hauer & Feld, LLP ("Akin Gump"") is legal counsel to the Unofficial Committee. Pursuant to a letter agreement dated as of September 29, 2000, subject to certain terms and conditions specified therein, Anacomp agreed to compensate Akin Gump, including up to $10,000 in fees and expenses incurred prior to October 2, 2000, for its reasonable fees and disbursements on behalf of the Unofficial Committee and to furnish Akin Gump a retainer in the amount of $50,000.

      Jefferies & Co., Inc. ("Jefferies") is financial advisor to the Unofficial Committee. Pursuant to a letter agreement dated as of August 17, 2000, subject to certain terms and conditions specified therein, Anacomp agreed (i) to pay Jefferies a monthly fee of $100,000, with $85,000 paid monthly and the balance accrued and payable on the earliest to occur of (a) a liquidity event, as defined in the retention agreement, including a refinancing, sale of some or all of Anacomp's assets, a liquidation or other transaction which results in $10 million or more in gross proceeds to Anacomp, (b) the consummation of a Restructuring (as defined therein, each complete or partial recapitalization, restructuring and/or refinancing of the Old Notes) or (c) the expiration or termination of Jefferies' engagement; (ii) upon consummation of a Restructuring, to pay Jefferies a Transaction Fee (as defined in the retention agreement, at the Unofficial Committee's option, cash or securities received by holders of the Old Notes in the Restructuring, in an amount equal to 1.0% of the Transaction Value (as defined therein) that exceeds $0.20 per $1.00 of Old Note Claims restructured); and (iii) to reimburse Jefferies' reasonable expenses.

      In the fall of 2000, Anacomp commenced negotiations with the Unofficial Committee. Together, the members of the Unofficial Committee own approximately 51% of the outstanding principal amount of the Old Notes. Anacomp does not have complete information regarding the beneficial ownership of the Old Notes, and is unaware of any affiliations between the holders of the Old Notes, on the one hand, and the officers and directors of Anacomp, on the other hand. As set forth in the Offering Memorandum, the members of the Unofficial Committee have agreed, subject to certain conditions, to tender their Old Notes for Existing Common Stock in accordance with the terms of the Restructuring and to deliver their Consents to the Proposed Amendments. In addition, the members of the Unofficial Committee have agreed to vote in favor of the Plan.

      The agreement of the current members of the Unofficial Committee (other than The Bank of New York, an ex officio member) to refrain from selling their Old Notes, tender their Old Notes, deliver their Consents, and vote in favor of the Plan is embodied in that certain Lock-Up Agreement, dated as of May 7, 2001 (the "Lock-Up Agreement"), among Anacomp and the members of the Unofficial Committee. Pursuant to the terms of the Lock-Up Agreement and subject to the conditions thereto, each of the members of the Unofficial Committee agreed to refrain from selling its Old Notes and to accept the Restructuring and, concomitantly, agreed not to take any action to enforce, or to exercise remedies with respect to, the Old Notes, or either of the Old Notes Indentures during the term of the Lock-Up Agreement.

      Unless: (a) at least 98% of the aggregate unpaid principal amount of the Old Notes is validly tendered and is not withdrawn prior to the Exchange Offer Expiration Date; (b) the proposal to adopt the Reverse Split Amendment receives more affirmative votes than negative votes by holders of Existing Common Stock voting in person or by proxy at the Stockholders' Meeting (assuming the presence of a quorum); (c) holders of Old Notes representing at least a majority of the outstanding principal amount of the Notes deliver the requisite Consents; and
(d) other conditions to consummation of the Exchange Offer are satisfied, then, assuming Anacomp has received the requisite acceptances to the Plan, Anacomp intends to commence the Reorganization Case.

      The Lock-Up Agreement may be terminated by the members of the Unofficial Committee, by written notice to Anacomp, upon the occurrence of certain events or circumstances including, without limitation, the following:

      o at any time after June 30, 2001, if the requisite conditions to the consummation of the Exchange Offer are not satisfied and Anacomp has not filed the Plan and Disclosure Statement with the Court;

      o at any time after September 17, 2001, if the Court has not entered the Confirmation Order;

      o  if Anacomp fails to achieve certain measures of financial performance;
         or

      o upon the occurrence of certain events constituting a material adverse change to the business, prospects or results of operation of Anacomp and its domestic subsidiaries, taken as a whole.

      So long as the conditions set forth in the Lock-Up Agreement are satisfied, the members of the Unofficial Committee will continue to be bound by the provisions thereof. If, however, Anacomp determines that it will be unable to complete the Restructuring, Anacomp will consider all financial alternatives available to it at such time, which may include the implementation of an alternative restructuring arrangement without commencing a case under the Code or, alternatively, the commencement of a case under the Code with or without a preapproved plan of reorganization. See Section II of this Disclosure Statement, "CERTAIN RISK FACTORS" and the Offering Memorandum, "RISK FACTORS--Consequences of The Exchange of Notes." There can be no assurance, however, that any alternative restructuring will result in a reorganization of Anacomp rather than a liquidation, or that any such reorganization will be on terms as favorable to the holders of Claims and Interests as the terms of the Plan. If a liquidation or a protracted and/or non-orderly reorganization were to occur, there is a risk that the ability of the holders of Claims and Interests to recover their investments would be even more impaired than under the Plan and would be substantially delayed.


                                       V.

                                   MANAGEMENT

      This section contains information regarding Anacomp's current management. For information regarding the manner in which the Reorganized Company's Board will be selected following the Effective Date of the Plan, see Section X of this Disclosure Statement, "THE PLAN." The names of the members of the Reorganized Company's Board, together with certain biographical information, may be found in the Proxy under "POST RESTRUCTURING BOARD CONFIGURATION," which was delivered with this Disclosure Statement and is incorporated herein by reference.

      A. DIRECTORS.

      Set forth below are the name of each of Anacomp's directors, his age, his principal occupation and his five-year business history. Each director has served as such since June 4, 1996, and was last reelected on February 8, 2000 to serve a one-year term and thereafter until his respective successor is elected and qualified.



Talton R. Embry           54                       Chairman and Chief
                                                   Investment Officer,
                                                   Magten Asset
                                                   Management Corp.

Darius W. Gaskins, Jr     61                       Partner, High Street
                                                   Associates, Inc.

George A. Poole, Jr.      69                       Private investor

Lewis Solomon             67                       Chairman of the Board
                                                   of the Company; Chief
                                                   Executive Officer,
                                                   Broadband Services,
                                                   Inc.; Chairman, G&L
                                                   Investments

      TALTON R. EMBRY has been Chairman and Chief Investment Officer of Magten Asset Management Corp. since 1978. Mr. Embry is also a director of BDK Holdings, Inc., Combined Broadcasting, Inc., Salant Corporation, First Union Real Estate Equity and Mortgage Investments and Imperial Parking
Corporation. On February 26, 1996, Magten and the Maryland Securities Commissioner entered into a consent order whereby Magten paid a fine of $1,500. The Maryland Securities Commissioner alleged that Magten effected investment advisory transactions in Maryland prior to its registration as a Maryland investment adviser. Magten is currently registered as an investment adviser in Maryland, and its activities are not restricted.

      DARIUS W. GASKINS, JR. has been a partner of High Street Associates, Inc. since 1991, as well as a founding partner of Norbridge, a consulting firm founded in 1993. Mr. Gaskins also serves as a director of Northwestern Steel and Wire Company, Sapient, Inc. and R.H. Donnelley Corporation.

      GEORGE A. POOLE, JR. has been a private investor for more than the past five years and serves as a director of Harvard Industries, Inc.

      LEWIS SOLOMON has served as a director since June 4, 1996 and was elected Lead Director on that date. He was elected Co-Chairman of the Board effective May 1, 1997, and Chairman of the Board on August 10, 2000. Mr. Solomon serves as Chief Executive Officer of Broadband Services, Inc. (since
1999) and Chairman of G&L Investments (since 1990). He also serves as a director of Anadigics, Inc., Artesyn Technologies, Inc. and Terayon Communications Systems.

B.    EXECUTIVE OFFICERS.

      The current executive officers of Anacomp, their ages and their positions with Anacomp are listed below:

                                                   PRINCIPAL
NAME                      AGE                      OCCUPATION
----                      ---                      ----------

Edward P. Smoot           63                       President and Chief
                                                   Executive Officer

David B. Hiatt            54                       Executive Vice
                                                   President and Chief
                                                   Operating Officer

Peter Williams            48                       Executive Vice
                                                   President

Linster W. Fox            51                       Senior Vice President
                                                   and Chief Financial
                                                   Officer

Thomas L. Brown           45                       Senior Vice President
                                                   and Treasurer

Jeffrey R. Cramer         47                       Senior Vice President
                                                   - Technical Services

Jay E. Trageser           43                       Senior Vice President
                                                   - docHarbor

Paul J. Najar             38                       Vice President --
                                                   Administration and
                                                   General Counsel

      The business experience of each executive officer for the past five years is described below. Each executive officer is elected for a term of one year and holds office until his successor is chosen and qualified or until his earlier death, resignation or removal.

      EDWARD P. SMOOT was elected President and Chief Executive Officer on August 10, 2000. Prior to joining the Company, Mr. Smoot was President and Chief Executive Officer of Nelco International from 1993 until 1999.

      DAVID B. HIATT was elected Executive Vice President and Chief Operating Officer on November 15, 2000, having served as Executive Vice President and Chief Financial Officer since joining Anacomp in April 1999. Prior to joining Anacomp, Mr. Hiatt served as Senior Vice President, Finance and Administration and Chief Financial Officer for Molecular Simulations Inc. from April 1992 to October 1998. Before that, Mr. Hiatt served as Vice President, Finance and Administration, and Chief Financial Officer at Language Technology Inc. from October 1986 to September 1991.

      PETER WILLIAMS was elected Executive Vice President on November 16, 1998, having served as Senior Vice President and General Manager -- International Business since November 1997. From October 1995 to November 1997, Mr. Williams served as President -- Magnetics Group. Previously, Mr. Williams served as General Manager -- Magnetics European Group from 1993 to September 1995. Prior to that, Mr. Williams served from 1990 to 1993 as Vice President, Wales Operations -- Magnetics.

      LINSTER W. FOX was elected Senior Vice President and Chief Financial Officer on November 15, 2000, having served as Senior Vice President and Corporate Controller since August 2, 1999, and Vice President and Controller since July 1998. From January 1996 to June 1998, Mr. Fox served as Vice President and U.S. Controller. Previously, Mr. Fox served as Vice President and Controller of Poway Operations from May 1995 to December 1995. From October 1992 to May 1995, Mr. Fox was Vice President of Finance and Administration for Poway Operations. Prior to that, Mr. Fox served as Vice President of Finance and Administration for International Operations from October 1990 to October 1992.

      THOMAS L. BROWN was elected Senior Vice President and Treasurer on August 10, 2000, having served as Vice President and Treasurer since May 19, 1996. From January 1995 to April 1996, Mr. Brown served as Corporate Controller of Hurco Companies, Inc. Mr. Brown had previously served as Assistant Vice President -- Financial Reporting and Analysis for Anacomp from March 1991 until January 1995.

      JEFFREY R. CRAMER was elected Senior Vice President -- Technical Services on August 13, 1997. Mr. Cramer joined Anacomp in July 1996 with Anacomp's acquisition of COM Products, Inc. ("CPI"), and served as Senior Vice President-Business Development from February to August 1997. Mr. Cramer had served as President of CPI since March 1987.

      JAY E. TRAGESER was elected Senior Vice President -- docHarbor on August 10, 2000, having served as Senior Vice President of Engineering and Operations since May 1, 2000. From August 1999 until May 2000, Mr. Trageser was Senior Vice President of R&D. Prior to Anacomp's August 1999 acquisition of Litton Adesso Software, Inc. ("Adesso"), a subsidiary of TASC, Inc. ("TASC"), Mr. Trageser served as Adesso's Vice President of Engineering from August 1997 to August 1999 and its Director of Projects from July 1996 to August 1997. Mr. Trageser also worked for TASC from 1985 to 1996.

      PAUL J. NAJAR was elected Vice President -- Administration and General Counsel on November 15, 2000. Mr. Najar had served as Assistant General Counsel and Assistant Secretary since joining Anacomp in October 1996. Prior to joining Anacomp, Mr. Najar was an attorney for the University of California, Irvine from May 1992 to October 1996.

      C. EXECUTIVE COMPENSATION.

      The following Summary Compensation Table sets forth, as to the Company's chief executive officer and the other four most highly compensated executive officers (collectively, the "Named Executive Officers"), all compensation awarded to, earned by, or paid to each Named Executive Officers for all services rendered in all capacities to Anacomp and its subsidiaries for the fiscal years ended September 30, 2000, 1999 and 1998, except as may otherwise be specifically noted. (Note: The position indicated for Mr. Hiatt was the position that he held during the 2000 fiscal year. Effective November 15, 2000, Mr. Hiatt was elected to the position of Chief Operating Officer and ceased to serve as Chief Financial Officer.)

      Ralph W. Koehrer served as President and Chief Executive Officer of Anacomp during fiscal 2000 until his resignation on May 5, 2000. Following Mr. Koehrer's resignation, Richard D. Jackson and Lewis Solomon, at that time serving as Co-Chairman of the Board, agreed to also serve as Co-Chief Executive Officers of the Company until a replacement for Mr. Koehrer could be found. On August 10, 2000, Edward P. Smoot was elected by the Board to serve as Anacomp's President and Chief Executive Officer. The Summary Compensation Table sets forth compensation paid to Messrs. Koehrer, Jackson, Solomon and Smoot each in their capacity as Chief Executive Officer. The table also includes compensation paid to Donald W. Thurman, who served as Executive Vice President and Chief Operating Officer of the Company until his resignation on August 31, 2000.

--------------------------------------------------------------------------------------------------------------
                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                      ANNUAL COMPENSATION           AWARDS
--------------------------------------------------------------------------------------------------------------
                                                                                   SECURITIES     ALL OTHER
                                       FISCAL   SALARY     BONUS    OTHER ANNUAL   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR     ($)        ($)     COMPENSATION   OPTIONS (#)      ($)(9)
--------------------------------------------------------------------------------------------------------------
Ralph W. Koehrer                        2000    301,539    33,750      1,185(2)          --      1,010,361(10)
  President, Chief Executive Officer    1999    415,385   366,195                        --          1,179
  and Director (10/1/99 - 5/5/00)       1998    392,308   205,568                    42,500          6,402
--------------------------------------------------------------------------------------------------------------
Richard D. Jackson                      2000    287,500        --           (3)          --             --
  Co-Chief Executive Officer            1999         --        --            --          --             --
  and Co-Chairman of the Board          1998         --        --            --          --             --
  (5/5/00 - 8/10/00)
--------------------------------------------------------------------------------------------------------------
Lewis Solomon                           2000    187,500        --           (3)       2,500             --
  Co-Chief Executive Officer            1999        --         --            --       2,500             --
  and Co-Chairman of the Board          1998        --         --            --       2,500             --
  (5/5/00 - 8/10/00)
--------------------------------------------------------------------------------------------------------------
Edward P. Smoot                         2000     70,184        --            --          --            246
  President and Chief                   1999         --        --            --          --             --
  Executive Officer                     1998         --        --            --          --             --
  (8/10/00 - present)
--------------------------------------------------------------------------------------------------------------
Peter Williams,                         2000    175,526    48,943    155,495(4)          --          4,428
  Executive Vice President              1999    175,000   127,469      5,564(5)      40,000            716
                                        1998    165,934   128,748     15,436(5)      35,000          2,392
--------------------------------------------------------------------------------------------------------------
William C. Ater                         2000    220,258    25,000    199,502(6)          --          6,361
  Senior Vice President                 1999    180,675    71,194            --          --          8,114(11)
  (Retired 12/31/99)                    1998    174,196    69,734            --      15,000          7,402(11)
--------------------------------------------------------------------------------------------------------------
David B. Hiatt                          2000    225,385     9,450            --         ---          3,054
  Executive Vice President              1999     88,846    41,370            --     100,000          1,147(11)
  and Chief Financial Officer           1998                   --            --          --
--------------------------------------------------------------------------------------------------------------
William E. Farrant                      2000    176,692    30,519            --      27,500          2,369
  Senior Vice President                 1999    144,000    67,395            --       5,000          2,432(11)
                                        1998    144,000    62,064            --       5,000          1,302(11)
--------------------------------------------------------------------------------------------------------------
Donald W. Thurman                       2000    288,173    20,250      9,322(7)          --         17,520(12)
  Executive Vice President and          1999    207,500   142,080    150,000(8)      45,000          2,851(11)
  Chief Operating Officer               1998    176,154    75,342            --      30,000          1,902(11)
  (10/1/99 - 8/31/00)
--------------------------------------------------------------------------------------------------------------

-------------

      (1) Except as noted below, the aggregate amount of perquisites and other personal benefits, securities or property, given to each Named Executive Officer valued on the basis of aggregate incremental cost to Anacomp did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each such officer during fiscal 2000, 1999 and 1998.

      (2) Represents an income tax assistance payment.

      (3) See "Director Compensation" below for a description of compensation paid to Messrs. Jackson and Solomon in their capacities as directors, Co-Chairmen of the Board and non-employee members of the Executive Committee.

      (4) Consisting of a $142,376 relocation bonus and a $13,119 automobile and gasoline allowance.

      (5) Represents an automobile and gasoline allowance.

      (6) Represents an early payout from a deferred compensation plan.

      (7) Represents $4,628 in relocation expenses and $4,693 in income tax assistance for certain relocation expense reimbursements.

      (8) Represents a relocation bonus.

      (9) For each Named Executive Officer, includes reimbursement of medical expenses, as well as premiums paid by the Company on a group term life insurance policy for the benefit of each such person (and with respect to Dr. Williams, for his dependents).

      (10) Includes a $1,000,000 lump-sum severance payment. See "Employment Contracts" below.

      (11) Includes a $1,000 contribution made by Anacomp to the Anacomp Savings Plus (or 401(k)) Plan.

      (12) Includes $15,384 in severance payments paid during fiscal 2000. See "Employment Contracts" below.

      D. DIRECTOR COMPENSATION.

      Directors who are not employees of Anacomp receive $1,250 for each Board and committee meeting attended in person, $1,000 for each such meeting attended by telephone, $625 for each committee meeting attended on the same day as a board meeting, and an annual retainer of $12,500. Employee directors receive no fees. Each of the non-employee directors was granted options in November 1996 to purchase 5,000 shares of Common Stock and in February 1997 to purchase 20,000 shares of Common Stock. In addition, Messrs. Jackson and Solomon, as the non-employee members of the Executive Committee as well as the Co-Chairmen of the Board, receive a retainer of $60,000 per year, payable $15,000 per quarter. For fiscal 2000, the total compensation paid to Messrs. Jackson and Solomon in the foregoing capacities totaled $105,500 and $91,125, respectively. Each of the Co-Chairmen also received an additional option to purchase 25,000 shares of Common Stock. Finally, see the "Summary Compensation Table" above for a description of the additional compensation that Messrs. Jackson and Solomon each received during fiscal year 2000 for serving as Co-Chief Executive Officer of Anacomp during a portion of such year.

      E. STOCK OPTIONS.

      As indicated in the Summary Compensation Table, stock option grants were made to Lewis Solomon and William Farrant, the only two Named Executive Officers who received option grants during fiscal 2000. The following table sets forth additional information concerning those grants.

         1.  OPTION GRANTS IN FISCAL 2000.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Potential Realizable Value at
                                                                                                  Assumed Annual Rates of Stock
                                                                                                  Price Appreciation for 10-Year
                                                                                                           Option Term(4)
------------------------------------------------------------------------------------------------------------------------------------
                                              # of Total
                                               Options
                     Number of Securities     Granted to     Exercise
                      Underlying Options     Employees in      Price         Expiration
       Name               Granted (#)        Fiscal Year      ($/Sh)           Date                5% ($)               10% ($)
------------------------------------------------------------------------------------------------------------------------------------
  Lewis Solomon               625(1)             0.2         $16.5625        10/1/2009              6,510                16,498
                              625(1)             0.2         $18.1875         1/1/2010              7,149                18,116
                              625(1)             0.2         $15.5625         4/1/2010              6,117                15,502
                              625(1)             0.2         $ 3.2500         7/1/2010              1,278                 3,237
------------------------------------------------------------------------------------------------------------------------------------
William E. Farrant        25,000(2)              7.2         $12.3125         5/1/2010            193,580               490,583
                           2,500(3)              0.7         $17.5000        11/15/2009            27,515                69,727
------------------------------------------------------------------------------------------------------------------------------------

-------------

      (1) All of the options granted vest six months from the date of grant and are fully vested as of 4/1/01.

      (2) Of the options granted, 8,334 vested on 5/1/01, 8,333 vest on 5/1/02 and 8,333 vest on 5/1/03.

      (3) Of the options granted, 834 vested on 11/15/00, 833 vest on 11/15/01, and 833 vest on 11/15/02.

      (4) The figures shown are potential future undiscounted values based upon the actual option term and annual compounding at the applicable rate. Potential realizable value equals the stock price at the end of the option term less the exercise price, times the number of options granted.

      The Named Executive Officers did not exercise any options during fiscal 2000. The following table sets forth information regarding all options held at September 30, 2000 by the Named Executive Officers.

         2.  FISCAL YEAR-END OPTION VALUES.

--------------------------------------------------------------------------------
                                                          Value of
                             Number of Unexercised       Unexercised
                                    Options              In-the-money
                                 at FY-End (#)              Options
                                 Exercisable/             at FY-End ($)
           Name                  Unexercisable      Exercisable/Unexercisable(1)
--------------------------------------------------------------------------------
Ralph W. Koehrer                    200,000/0                0/0
--------------------------------------------------------------------------------
Richard D. Jackson                   46,875/0                0/0
--------------------------------------------------------------------------------
Lewis Solomon                    51,738/1,250                0/0
--------------------------------------------------------------------------------
Edward P. Smoot                           0/0                0/0
--------------------------------------------------------------------------------
Peter Williams                  60,000/40,000                0/0
--------------------------------------------------------------------------------
David B. Hiatt                  25,000/75,000                0/0
--------------------------------------------------------------------------------
Donald W. Thurman                   125,000/0                0/0
--------------------------------------------------------------------------------

-------------

      (1) Based upon the April 30, 2001 closing price of $.09 for the Common Stock on the NASDAQ National Market.

      The following table summarizes the outstanding and exercisable stock options as of April 30, 2001:

                    Stock Options Outstanding and Exercisable
                                at April 30, 2001

                     Option           Shares         Shares
                     Price         Outstanding    Exercisable
                 ------------------------------------------------

                   $  3.25            1,875           1,875
                      4.63          207,175         207,175
                      8.4375         85,000          85,000
                      8.5            25,000          25,000
                     10.625         128,250         102,500
                     11              13,175          13,175
                     11.125             844             844
                     11.375           1,875           1,875
                     12                 782             782
                     12.3125         63,500            -
                     12.375         122,500         122,500
                     12.5            15,000          15,000
                     13.125          58,750          55,001
                     13.25           27,000          27,000
                     13.5           207,550         205,000
                     13.75           15,000          15,000
                     14.625         100,000         100,000
                     15.125             625             625
                     15.1875          2,500           2,500
                     15.375           2,500           2,500
                     15.5625          1,875            -
                     15.875           1,875           1,875
                     16              62,700          42,685
                     16.25          293,334         92,003
                     16.375          93,750          77,917
                     16.5625          1,875           1,875
                     16.625          10,500          3,167
                     16.875           1,875           1,875
                     17.5            86,000          25,338
                     17.625          75,000            -
                     17.75          186,300          51,605
                     18.1875          1,875           1,875
                     18.25           79,200          48,069
                     18.625           1,875           1,875
                     22.8125          2,500           2,500
                              -----------------------------
                                  1,979,435       1,336,011

             Average Outstanding Price           $  13.5997
             Average Exercisable Price           $  12.3023

      F. PENSION PLAN TABLE.

      The following table illustrates the estimated aggregate annual benefits payable at normal retirement under the Anacomp Ltd. 1997 Pension Plan (the "U.K. Pension Plan") for various combinations of compensation and years of service, assuming (i) retirement at age 65 and (ii) the lower earnings limit offset in force in the United Kingdom on September 30, 2000 (approximately U.S. $3,784). Benefits under the U.K. Pension Plan are only available to employees of Anacomp Ltd., a wholly owned subsidiary of the Company organized in the United Kingdom. Peter Williams is the only Named Executive Officer eligible to participate in the U.K. Pension Plan. (All amounts below are expressed in U.S. dollars.)

--------------------------------------------------------------------------------
                                Years of Service
--------------------------------------------------------------------------------
   AVERAGE
 PENSIONABLE
    SALARY            15          20          25          30          35
--------------------------------------------------------------------------------
      $125,000     $31,250     $41,667     $52,083     $62,500     $72,917
--------------------------------------------------------------------------------
       150,000      37,500      50,000      62,500      75,000      87,500
--------------------------------------------------------------------------------
       175,000      43,750      58,333      72,917      87,500     102,084
--------------------------------------------------------------------------------
       200,000      50,000      66,667      83,334     100,000     116,667
--------------------------------------------------------------------------------
       225,000      56,250      75,000      93,750     112,500     131,250
--------------------------------------------------------------------------------
       250,000      62,500      83,334     104,167     125,000     145,834
--------------------------------------------------------------------------------
       300,000      75,000     100,000     125,000     150,000     175,000
--------------------------------------------------------------------------------
       400,000     100,000     133,334     166,667     200,000     233,334
--------------------------------------------------------------------------------
       450,000     112,500     150,000     187,500     225,000     262,501
--------------------------------------------------------------------------------
       500,000     125,000     166,667     208,334     250,001     291,667
--------------------------------------------------------------------------------

      A participant's annual retirement pension is equal to one-sixtieth of his or her average pensionable salary for the previous three years, multiplied by his or her years of pensionable service. "Pensionable salary" is equal to a participant's total gross earnings for the previous British tax year (from April 6 to the following April 5), less a lower earnings limit offset established by the British government (approximately $3,784 as of April 6, 2000).

      As of April 6, 2000 (the start of the most recent British tax year), Peter Williams had a pensionable salary of approximately $269,186 and had approximately 16 years and two months of credited service for purposes of calculating retirement benefits. The compensation reported for Dr. Williams in the Summary Compensation Table does not correspond to his pensionable salary under the U.K. Pension Plan, in part because Anacomp's fiscal year is not concurrent with the British tax year.

      In addition, certain of Anacomp's non-U.S. subsidiaries have retirement plans that cover substantially all regular employees, for which Anacomp deposits funds under various fiduciary-type arrangements. Anacomp's contributions are generally based on years of service as well as on an employee's level of compensation. Anacomp's expenses for contributions to the non-U.S. retirement plans were $1.6 million, $2.1 million, and $1.8 million in fiscal 2000, 1999, and 1998, respectively.

      G. EMPLOYMENT/TERMINATION CONTRACTS.

      Of the Named Executive Officers, only Peter Williams and David B. Hiatt are currently parties to an employment agreement with Anacomp. However, Ralph W. Koehrer and Donald W. Thurman were each parties to an employment agreement with the Company that was superseded during fiscal 2000 by an agreement terminating such employment. In addition, the Company has also entered into a retirement/part-time employment agreement with William C. Ater. Set forth below is a brief description of each such agreement.

      RALPH W. KOEHRER. Mr. Koehrer entered into an employment agreement with Anacomp dated December 7, 1997, but with an effective date of January 6, 1997, which provides for an initial term of two years and which is automatically renewed thereafter for additional one-year terms. As a part of that employment agreement, Mr. Koehrer also entered into a covenant not to disclose Anacomp's confidential information, not to compete with Anacomp while an employee or as a consultant to Anacomp after any termination of employment, and not to solicit Anacomp's employees or customers for a period of two years following any termination of employment.

      On May 1, 2000, Mr. Koehrer and Anacomp entered into an agreement pursuant to which the parties agreed to terminate Mr. Koehrer's employment agreement, effective May 5, 2000. In connection therewith, Anacomp agreed, among other matters: (a) to pay Mr. Koehrer his base salary through May 31, 2000; (b) to pay Mr. Koehrer severance of $1,000,000 in a lump sum; (c) to allow Mr. Koehrer to exercise all non-qualified stock options to acquire the Company's common stock until May 31, 2001; and (d) to provide Mr. Koehrer with health benefits as set forth in his employment agreement until he secures other full-time employment or for 24 months, whichever is less. In connection with his departure from Anacomp, Mr. Koehrer agreed to honor the confidentiality, non-compete, employee and customer non-solicitation clauses set forth in his employment agreement. Certain parties have questioned whether Anacomp received reasonably equivalent value for the payments made to Mr. Koehrer in connection with his departure from Anacomp. As set forth in Section IV.C of the Plan, the Reorganized Company will be vested with and will retain any claims, rights, and causes of action that Anacomp may have with respect to this and other matters.

      PETER WILLIAMS. Dr. Williams entered into an employment agreement with the Company and Xidex UK Limited, an indirect, wholly owned subsidiary of Anacomp ("Xidex"), dated May 3, 1995, but effective October 1, 1994 (The employment agreement has since been assigned to Anacomp Ltd., Xidex' parent corporation). The term of such employment agreement continues until it is terminated by either Dr. Williams or Anacomp giving the other party not less than 12 calendar months' notice in writing. As a part of that employment agreement, he has also entered into a covenant not to compete with Anacomp's magnetic media business for a period of one year following any termination of employment and not to solicit the Company's employees or customers for a period of one year following any termination of employment. Dr. Williams has also agreed not to disclose Anacomp's confidential information during his employment and for one year thereafter.

      In past years, many of Anacomp's employees (including its executive officers) participated in a compensation plan in which a significant portion of their compensation (typically 35%) was dependent upon the achievement of certain financial goals. Typically, no bonus amounts would be earned on any element of the incentive plan with performance less than 90%. As a result of Anacomp's disappointing financial performance in fiscal 2000, the Named Executive Officers received only a modest portion of their targeted bonus compensation. See "Summary Compensation Table" above. To conserve cash, the Company has not yet implemented individual bonus programs for fiscal 2001, and the Named Executive Officers are only being paid a base salary. (Dr. Williams' base salary for fiscal 2001 is (pound)121,000.) However, as discussed below in Section V.J of this Disclosure Statement, Anacomp has established the Incentive Compensation Plan for its management and employees, including the Named Executive Officers.

      Dr. Williams' employment agreement provides that if his employment is terminated (i) by Xidex without cause (as defined in his employment agreement) upon at least 12 calendar months written notice, (ii) as a result of a sale of substantially all of Xidex's assets or stock representing a controlling interest in Xidex, or (iii) if, at his option, Dr. Williams deems a termination to have occurred due to a demotion, transfer, or reduction in compensation, he will be entitled to a severance payment equal to his prior 12 months' total compensation, including bonuses and fringe benefits, payable in a lump sum, and the immediate vesting of all of his options to acquire Anacomp stock. If Dr. Williams' employment is terminated by reason of a reduction in force (known as a "redundancy" in Great Britain), he will be entitled to a payment equal to twice his average weekly salary paid to him for the three calendar years immediately preceding the reduction in force multiplied by his years of service, in addition to any other payments he may be entitled to for termination of employment.

      DAVID B. HIATT. Mr. Hiatt entered into an employment agreement with the Company, dated April 12, 1999, which provides for an initial term of two years and which is automatically renewed thereafter for additional one-year terms unless terminated by either party with 30 days' written notice prior to the termination date. If the agreement is not renewed but Anacomp requests that Mr. Hiatt continue working beyond the termination date, such employment shall be on a month-to-month basis. As a part of that employment agreement, Mr. Hiatt also entered into a covenant not to compete with Anacomp while an employee or as a consultant to the Company after any termination of employment, and not to solicit Anacomp's employees or customers for a period of two years following any termination of employment. Mr. Hiatt has also agreed not to disclose Anacomp's confidential information during his employment and for any time thereafter.

      In line with the discussion above with respect to Peter Williams' employment agreement, Mr. Hiatt is also only being paid a base salary during fiscal 2001, in the amount of $260,000, and he does not yet have an individual compensation plan. However, Mr. Hiatt is participating in the bonus pool described above that is dependent upon Anacomp's first quarter cash generation efforts.

      Mr. Hiatt's employment agreement provides that, if Anacomp elects not to renew the agreement at the end of the original term or any renewal term thereof, or if Anacomp terminates the month-to-month employment arrangement, then Mr. Hiatt will be entitled to any accrued but unpaid benefits, a severance payment equal to his prior 12 months' base salary, payable in a lump sum or biweekly at Mr. Hiatt's option, health benefits until other employment is secured or for 12 months, whichever is less, and the immediate vesting of Mr. Hiatt's options to acquire Anacomp stock. If, on the other hand, Mr. Hiatt elects not to renew the agreement, he shall be entitled to any accrued but unpaid benefits only.

      If Mr. Hiatt's employment is terminated by mutual agreement, by Anacomp without cause (as defined in his agreement), or by Mr. Hiatt, in his sole discretion, upon the occurrence of a demotion, a transfer to another location (other than Poway or San Diego, California), or any reduction in annual base salary and bonus opportunity (as such terms are defined in his agreement), Mr. Hiatt will be entitled to the same benefits as for non-renewal of the agreement by Anacomp (discussed immediately above), except that his severance payment also shall include his regular incentive bonuses for the preceding 12 month period.

      In the event of: (i) a merger or consolidation where Anacomp is not the consolidated or surviving company and the surviving company does not adopt the agreement, or (ii) a transfer of all or substantially all of Anacomp's assets where the transferee does not adopt the agreement, or (iii) a change in control (as defined in the agreement) of Anacomp, or (iv) a discontinuation of Anacomp's business, the agreement provides that Mr. Hiatt will be entitled to the same benefits as for termination by mutual agreement, without cause, etc. (discussed immediately above) if his employment is subsequently terminated by mutual agreement, without cause, or if he deems a termination to have occurred due to a demotion, transfer, or reduction in compensation.

      DONALD W. THURMAN. Mr. Thurman entered into an employment agreement with Anacomp, dated December 15, 1998, but with an effective date of October 1, 1998, which provides for an initial term of three years and which is automatically renewed thereafter for additional one-year terms. As a part of the employment agreement, Mr. Thurman also entered into a covenant not to compete with the Company while an employee or as a consultant to Anacomp after any termination of employment, and not to solicit the Company's employees or customers for a period of two years following any termination of employment. Mr. Thurman has also agreed not to disclose Anacomp's confidential information during his employment and for any time thereafter.

      On May 1, 2000, Mr. Thurman and Anacomp entered into an agreement pursuant to which the parties agreed to terminate Mr. Thurman's employment agreement, effective August 31, 2000. That termination agreement was amended by the parties on August 16, 2000. In connection therewith, Anacomp agreed, among other matters: (a) to pay Mr. Thurman his base salary and any earned bonus compensation through August 31, 2000; (b) to pay Mr. Thurman severance of $400,000 in 26 bi-weekly equal installments; (c) to pay Mr. Thurman a $25,000 bonus in November 2000; (d) to fully vest on May 1, 2000 all of Mr. Thurman's unvested non-qualified stock options to acquire Anacomp's common stock, and to allow him to exercise such options until August 31, 2001; and (e) to provide Mr. Thurman with health benefits as set forth in his employment agreement until he secures other employment or for 12 months, whichever is less. The Company also agreed to extend the maturity date on the $180,000 promissory note that Mr. Thurman executed in favor of Anacomp in connection with the purchase of a California residence. The promissory note must be repaid on the earliest to occur of: (i) such time as the outstanding balance of the note equals the remaining severance payments owed by Anacomp to Mr. Thurman; (ii) the sale of his California residence; or (iii) August 31, 2001. In addition, Anacomp waived the payment of all accrued but unpaid interest (accruing at 6.5% per year) through the maturity date. In connection with Mr. Thurman's separation from Anacomp, he agreed to honor the confidentiality, non-compete, and employee and customer non-solicitation clauses set forth in his employment agreement.

      WILLIAM C. ATER. On December 31, 1999, at the age of 60, Mr. Ater retired from full-time employment, but continued to work for Anacomp on a part-time basis on special projects assigned to him by the chief executive officer. Mr. Ater agreed to work a minimum of ten days per month in calendar 2000 and a minimum of five days per month in calendar 2001 for which he is paid $1,500 per day. Anacomp also agreed to pay him (in February 2000) his bonus for the first quarter of fiscal 2000 at the same rate as the chief executive officer. The agreement also provides that Mr. Ater is entitled to all employee benefits including the executive health plan, that he may exercise all vested stock options until December 31, 2002, and that his laptop reimbursement will continue through the end of the three-year reimbursement period (such date is not specified in the agreement).

      Although Mr. Ater's employment agreement with Anacomp expired on December 31, 1999, the "Employee's Covenant Not to Compete or Disclose Trade Secrets" portion of the agreement will continue in full force and effect. The retirement/part-time agreement also provides that the compensation received under such agreement is in lieu of any severance or other compensation to which Mr. Ater would otherwise be entitled under the employment agreement. The retirement/part-time agreement will expire on December 31, 2001.

      H. TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS.

      As discussed above, the employment agreements of Messrs. Williams and Hiatt provide for certain payments, totaling approximately $500,000, in the event of a termination of employment or a change of control of Anacomp.

      I. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

      No member of the Compensation Committee of the Board was, during fiscal 2000, an officer or employee of Anacomp or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by Anacomp.

      J. INCENTIVE COMPENSATION PLAN.

      On September 1, 1999, in light of Anacomp's financial condition, Anacomp suspended its employee bonus plan and 401(k) contributions as part of an effort to reduce expenses. To maintain its employees, remain competitive, and facilitate the Restructuring, Anacomp's Board approved the Incentive Compensation Plan, which became effective starting April 1, 2001 (i.e., commencing within the second half of fiscal 2001). The principal terms of the Incentive Compensation Plan are as follows:

         1.  401(K) PLAN.

      Anacomp sponsors a 401(k) plan (the "Plan") for its U.S. employees. Participants may contribute up to 15% of their compensation into the plan on a pre-tax basis. Effective April 1, 2001, company matching contributions were reinstated and all participants in the Plan will receive a Company match equal to 50% of their contribution up to a maximum of $2,500. Participants must contribute at least $5,000 to receive the maximum in Company matching funds. Anacomp's 50% match will be made on a quarterly basis and will vest over a four-year period, with 25% of all contributions vesting at the end of each year of participation in the Plan. After the four-year vesting period, a participant will be vested in all contributions including future matching contributions. Unvested contributions will be returned to Anacomp. Years of participation in the Plan will start for existing participants in the Plan at the beginning of the quarter in which the new Company matching goes into effect. For new hires and existing employees currently not participating in the Plan, the start of the four-year vesting period will begin on their date of enrollment in the Plan.

         2.  BONUS PLAN AND PROFIT SHARING PLAN.

      Anacomp has established annual cash flow goals as the basis for payment of bonuses and profit sharing under the Incentive Compensation Plan. For the current fiscal year, the bonuses and profit sharing described below will be payable if Anacomp achieves its cash flow goal of $24,950,000 of earnings before interest, taxes, depreciation and amortization (including any reductions for one-time and extraordinary charges relating to the Restructuring or otherwise), and additional bonuses will payable if Anacomp's cash flow is 20% above the goal (i.e., $29,940,000). If Anacomp fails to achieve the cash flow goal, management and the Board may approve discretionary bonuses to be paid based on individual and/or Company performance. Certain bonuses will also be payable based on annual goals and objectives assigned to the business unit managers, which must be achievable and measurable.

      Employees reporting directly to the Chief Executive Officer (approximately six people - four corporate managers and two business unit managers) will earn bonuses of 50% of base salary if Anacomp meets its annual cash plan (25% of salary in the current fiscal year because the plan begins mid-year), and will earn bonuses of up to 60% of base salary (30% in fiscal 2001) if Anacomp exceeds its annual cash plan by 20%.

      Employees reporting directly to the corporate managers (approximately five people) will earn bonuses of 30% of base salary if Anacomp meets its annual cash plan (15% in fiscal 2001), and will earn bonuses of up to 40% of base salary (20% in fiscal 2001) if Anacomp exceeds its annual cash plan by 20%.

      Employees reporting directly to the business unit managers (approximately nine people) will earn bonuses of 15% of base salary (7.5% in fiscal 2001) if Anacomp meets its annual cash plan, and will earn bonuses of up to 20% of base salary (10% in fiscal 2001) if Anacomp exceeds its annual cash plan by 20%. Employees will earn bonuses of an additional 15% of base salary (7.5% in fiscal
2001) if the business unit manager's division meets its annual goals and objectives, and will earn bonuses of up to an additional 20% of base salary (10% in fiscal 2001) if the manager's division exceeds its annual goals and objectives by 20%.

      Field operations managers (approximately eleven people) reporting to business unit managers will receive bonuses of up to 25% of their base salaries (12.5% in fiscal 2001) based on the performance of Anacomp, their business unit and their region or area of responsibility.

      Anacomp's cash flow goals will also be the basis for its profit sharing plan. All employees who have been employed on a full-time basis for at least one year on September 30, 2001 and who are not under any other bonus or commission plan, will be able to participate. Eligible employees will receive bonuses of 5% of their base salary (2.5% in fiscal 2001) if Anacomp meets its annual cash plan. Eligible employees may earn bonuses of up to 7% of their base salary (3.5% in fiscal 2001) if Anacomp exceeds its annual cash plan by 20%.

      For the second half of fiscal 2001, the total payroll for Anacomp is estimated at $26,750,000. Bonuses and profit sharing payable if Anacomp meets its cash flow goal will be $1,628,725, or 6.09% of total payroll. If Anacomp exceeds its cash flow goal by 20%, bonuses and profit sharing payable will be up to $2,187,805, or 8.18% of total payroll.


                                      VI.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of April 30, 2001, unless otherwise noted, regarding the shares of common stock beneficially owned by each of Anacomp's directors, by each of its Named Executive Officers (as defined in "Executive Compensation -- Summary Compensation Table" above), by all directors and executive officers of Anacomp as a group, and by certain other beneficial owners of more than five percent (5%) of the Existing Common Stock. Each such person has sole voting and dispositive power with respect to such shares of Existing Common Stock, except as otherwise indicated. For purposes of calculating the percentage of Existing Common Stock owned by each of the directors, executive officers and 5% shareholders of the Company, Anacomp has assumed that each such person has exercised all of his or its vested stock options and/or common share warrants for shares of Existing Common Stock and that such shares are issued and outstanding, and that no other persons have exercised options or common share warrants. ("*" indicates that the person owns less than 1% of Anacomp's Existing Common Stock.)

---------------------------------------------------------------------------
Talton R. Embry                               0(a)            *
---------------------------------------------------------------------------
Darius W. Gaskins, Jr.                   33,313(b)            *
---------------------------------------------------------------------------
George A. Poole, Jr.                     31,875(c)            *
---------------------------------------------------------------------------
Lewis Solomon                            77,688(d)            *
---------------------------------------------------------------------------
Edward P. Smoot                               0               *
---------------------------------------------------------------------------
Peter Williams                           60,000(e)            *
---------------------------------------------------------------------------
David B. Hiatt                           25,000(f)            *
---------------------------------------------------------------------------
Linster W. Fox                           22,667(g)            *
---------------------------------------------------------------------------
Jeffrey R. Cramer                        40,924(h)            *
---------------------------------------------------------------------------
All directors and                       358,022(i)          2.5%
executive officers of
Anacomp as a group (13
persons)
---------------------------------------------------------------------------


                OTHER BENEFICIAL HOLDERS OF EXISTING COMMON STOCK

---------------------------------------------------------------------------
Magten Asset                          1,428,591(j)          9.8%
Management Corp
35 East 21st Street
New York, NY 10010.
---------------------------------------------------------------------------
Taunus Corporation                      854,067             5.9%
31 West 52nd Street
New York, NY 10019
---------------------------------------------------------------------------

-------------

      (a) Mr. Embry is a director, executive officer and sole stockholder of Magten Asset Management Corp., a registered investment advisor ("Magten"). Mr. Embry may be deemed to be the beneficial owner of the shares of common stock owned by Magten and its investment advisory clients as discussed in Note (l) below. Mr. Embry, as trustee of four pension trusts for the benefit of current and former employees of Magten (including himself), also has sole voting power and dispositive power with respect to 125,772 shares of Existing Common Stock held by such trusts and sole voting and investment power with respect to 2,612 shares of Existing Common Stock held by his minor children. Mr. Embry disclaims beneficial ownership of all of the above shares.

      (b) Includes 33,313 shares issuable upon the exercise of stock options.

      (c) Includes 31,875 shares issuable upon the exercise of stock options.

      (d) Includes 57,688 shares issuable upon the exercise of stock options.

      (e) Represents 60,000 shares issuable upon the exercise of stock options.

      (f) Includes 25,000 shares issuable upon the exercise of stock options.

      (g) Represents 22,667 shares issuable upon the exercise of stock options.

      (h) Includes 38,334 shares issuable upon the exercise of stock options.

      (i) Includes 330,511 shares issuable upon the exercise of stock options and 7 shares issuable upon the exercise of Existing Warrants. Excludes shares beneficially owned by Mr. Embry, as to which Mr. Embry disclaims beneficial ownership. See Note (a) above.

      (j) Magten may be deemed to be the beneficial owner of shares owned by its investment advisory clients. Magten has shared voting power (with its investment advisory clients and Mr. Embry) and shared dispositive power (with its investment advisory clients and Mr. Embry) with respect to 1,347,394 and 1,428,591, respectively, shares of the Existing Common Stock, and no voting power with respect to 81,197 shares of the Existing Common Stock. All of such shares, which in the aggregate represent 9.8% of Anacomp's voting securities, are beneficially owned by the investment advisory clients of Magten and for which Magten disclaims beneficial ownership. The following investment advisory clients of Magten have an interest in more than 5% of the shares of Common
Stock: General Motors Investment Management Co. (1,707,791 shares), Hughes Master Retirement Trust (719,421 shares), and Los Angeles Fire and Police Pension Systems Fund 2525 (937,943 shares).


                                      VII.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On March 13, 2000, Donald W. Thurman, at that time Executive Vice President and Chief Operating Officer of Anacomp, borrowed $180,000 from the Company in connection with the purchase of a California residence. The indebtedness is evidenced by a promissory note dated that same date which bears interest at 6.5% per annum with a stated maturity date of June 30, 2000 (subject to extension). In connection with the termination of Mr. Thurman's employment agreement as described above in Section V.G of this Disclosure Statement, "MANAGEMENT - Employment/Termination Contracts," the parties agreed to amend the promissory note to extend its maturity date and to waive all interest payable on the note. The note must be repaid upon the earliest to occur of: the sale of Mr. Thurman's California residence; such time as the outstanding balance of the note equals the remaining severance payments owed by Anacomp to Mr. Thurman; and August 31, 2001. Anacomp anticipates that Mr. Thurman will repay the entire principal balance of the note during the second calendar quarter of 2001.


                                     VIII.

           DESCRIPTION OF EXISTING INDEBTEDNESS AND EQUITY SECURITIES

      The Bar Date for filing proofs of Claim or Interest in the Reorganization Case has not yet been set. The Claim and Interest amounts set forth in this Disclosure Statement represent Anacomp's best estimate of the Claims and Interests that will be asserted and allowed against Anacomp by the Bar Date. The actual amounts may ultimately be higher or lower than Anacomp's estimates, depending on the Claims and Interests timely asserted against Anacomp. Moreover, the amount of the Claims and Interests that are ultimately allowed may be lower than the asserted Claims and Interests, depending on the outcome of the process for allowing Disputed Claims and Disputed Interests.

      As of December 31, 2000, Anacomp's liabilities totaled approximately $476 million, not including any amounts that may be allowed in connection with existing litigation. See Exhibit 3, "Pending Litigation" for a full description of pending legal proceedings.

      A. PREPETITION CREDIT AGREEMENT.

      Under the Prepetition Credit Agreement by and among Anacomp, the Banks and Fleet, as Agent, Anacomp had outstanding borrowings of $57.6 million at December 31, 2000 (plus approximately $6 million in letters of credit). Anacomp's fiscal 2000 third quarter financial results at June 30, 2000 revealed that Anacomp was in violation of certain of its financial covenants. On September 13, 2000, Anacomp reached an agreement with the Banks to amend the Prepetition Credit Agreement and to provide Anacomp with a waiver, which was in effect through October 26, 2000, with respect to those covenants of which Anacomp was in default. On October 26, 2000, the Banks declared Anacomp in violation of certain financial covenants of the Prepetition Credit Agreement and Anacomp entered into the Forbearance Agreement with the Banks to amend the Prepetition Credit Agreement and to delay the exercise of certain rights and remedies provided to the Banks under the Prepetition Credit Agreement until February 28, 2001. The Forbearance Agreement was subsequently extended through March 28, 2001, and the parties agreed to further extend the forbearance through May 15, 2001 or June 20, 2001 (subject to certain conditions) in connection with the Amended and Restated Credit Agreement Term Sheet. See Section IV.C of this Disclosure Statement, "Prepetition Credit Agreement Negotiations," for additional discussion of the Forbearance Agreement, as amended.

      Significant provisions of the Forbearance Agreement were: (a) a reduction of the Prepetition Credit Agreement commitment from $75.0 million to $64.2 million, with commitment reductions of $400,000 on December 15, 2000, and another $400,000 on January 31, 2001; (b) all proceeds of Anacomp Collateral dispositions must be used to reduce the outstanding borrowings, which will also permanently reduce the Banks' commitment under the Prepetition Credit Agreement;
(c) the Eurocurrency interest rate option was suspended and the Base Rate (as defined below) interest rate option was increased by 1%, with the accrual of another 1% to be paid in the event that the outstanding borrowings are not reduced by $20 million by February 28, 2001; (d) the maturity date of the Prepetition Credit Agreement was changed from June 15, 2003 to June 15, 2002;
(e) Anacomp may not provide funds to the docHarbor business unit in excess of an agreed-upon budget; (f) Anacomp may not remit funds to its foreign subsidiaries; and (g) In accordance with the Banks' blockage rights under the Prepetition Credit Agreement, Anacomp was prohibited from making any payment in satisfaction of the Old Notes or any related accrued interest.

      The Prepetition Credit Agreement commitment currently totals $63.2 million, consisting of availability for borrowings of up to $57.2 million and for letters of credit of up to $6 million.

      Loans under the Prepetition Credit Agreement bear interest, payable monthly, at the Base Rate plus 2.75%. The "Base Rate" for any day means the higher of (i) the corporate base rate of interest announced by Fleet and (ii) the federal funds rate published by the Federal Reserve Bank of New York on the next business day, plus 0.5%.

      Borrowings under the Prepetition Credit Agreement are secured by virtually all of Anacomp's assets and 65% of the capital stock of Anacomp's foreign subsidiaries. The Prepetition Credit Agreement contains covenants relating to limitations on capital expenditures, limitations on additional debt, limitations on open market purchases of Anacomp's Senior Subordinated Notes, limitations on open market purchases of Anacomp's Existing Common Stock, limitations on mergers and acquisitions, limitations on liens, minimum EBITDA requirements, minimum interest coverage ratios and minimum leverage ratios.

      B. THE OLD NOTES (10 7/8% SENIOR SUBORDINATED NOTES DUE 2004, SERIES B AND SERIES D).

      The aggregate principal amount of Anacomp's publicly traded Old Notes (10 7/8% Senior Subordinated Notes Due 2004, Series B and Series D) totals $310 million.(2) The Series B Notes were issued under the Indenture dated as of March 24, 1997, as amended by the First Supplemental Indenture, dated as of June 12, 1998, between Anacomp and the Bank of New York (the "Indenture Trustee"), as successor to IBJ Schroder Bank & Trust, and the Series D Notes were issued under the Indenture dated as of June 18, 1998, between Anacomp and the Indenture Trustee (collectively, the "Indentures"). Principal on the Old Notes is due on April 1, 2004. The Old Notes bear interest at the rate of 10 7/8% per annum, payable semi-annually on April 1 and October 1 of each year. The Old Notes are unsecured obligations and are subordinated to all indebtedness under the Prepetition Credit Agreement.

-------------

(2) In 1997, Anacomp issued $200 million of Series B Notes at 98.2071% of the face amount to yield proceeds of $96.4 million. The $3.6 million discount is being amortized as additional interest expense over the life of the Series B Notes. In 1998, Anacomp issued $135 million of Series D Notes at 104% of face value to yield proceeds of $140.4 million. The $5.4 million premium is being amortized as an offset to interest expense over the life of the Series D Notes. The net balance of the premium and discount was approximately $1 million at December 31, 2000 and is reported, along with the $310 million face value of the Notes, as 10 7/8% senior subordinated notes payable on all of Anacomp's balance sheets. See Exhibit 4, "Historical and Current Financial Information."


      The Indentures contain certain covenants, including limitations on additional debt and preferred stock, limitations on mergers and acquisitions, limitations on liens, limitations on asset sales, and limitations on sale/leaseback transactions.

      Anacomp's payment of any amounts due on the Old Notes is expressly subordinated in the right of payment to the prior payment in full of indebtedness under the Prepetition Credit Agreement. Upon (i) the maturity of the loans under the Prepetition Credit Agreement, (ii) any default in the payment of any amount due under the Prepetition Credit Agreement, or (iii) any distribution or payment of assets or securities of Anacomp upon the dissolution, winding up, liquidation or reorganization of Anacomp, the Banks are entitled to receive payment in full of principal and interest owing under the Prepetition Credit Agreement before the holders of the Old Notes are entitled to receive any payment. During the continuance of any default or event of default (other than a default or event of default relating to payment of principal or interest) under the Prepetition Credit Agreement permitting acceleration of the maturity thereof, and upon notice to Anacomp by the Banks, Anacomp may not make any payment on the Old Notes for a period of 179 days after the notice is given.

      On October 1, 2000, Anacomp did not make a required $17 million interest payment to the holders of the Old Notes. Prior to the expiration of the grace period for the payment of interest, the Banks sent Anacomp a notice asserting that Anacomp was prohibited from making the required interest payment to the holders of the Old Notes based on certain events of default under the Prepetition Credit Agreement. Anacomp's failure to make the $17 million interest payment is an event of default under the Indentures. Similarly, on April 1, 2001, Anacomp did not make the required $17 million interest payment to the holders of the Old Notes.

      C. TRADE CLAIMS.

      Anacomp estimates that "trade" accounts payable (i.e., Claims resulting from the provision of goods and services) total approximately $15 million. Anacomp's books and records reflect an additional approximate $11.6 million in domestic accrued compensation, benefits and withholdings. See Section X.J.3 of this Disclosure Statement for a discussion of the treatment of employee-related Claims.

      Anacomp purchases all of its requirements for coated duplicate microfilm from SKC under an amended supply agreement dated October 8, 1993. Pursuant to the supply agreement, SKC also provided Anacomp with a substantial portion of its polyester requirements for its magnetic media products prior to the sale of its Magnetics Division. The supply agreement has no minimum purchase requirements.

      In connection with the supply agreement, SKC also provided Anacomp with a $25 million trade credit facility, which was reduced to $15 million in fiscal 1997 and further reduced to $5 million in fiscal 1998. The full $5 million trade credit was outstanding at February 28, 2001. The trade credit arrangement provides for interest at 1.75% over the prime rate of The First National Bank of Boston (10.75% as of December 31, 2000).

      In connection with an amendment to the supply agreement in May 1996, Anacomp agreed to certain price increases, retroactive to 1994, and Anacomp agreed to make the deferred payments related to the retroactive price increases to SKC. The amount of the deferred liability is $1 million. The supply agreement was further amended in October 1997. Under that agreement, Anacomp was obligated to pay in full all amounts outstanding by December 31, 2001.

      On February 5, 2001, SKC notified Anacomp that Anacomp was in default under the above-referenced trade credit agreement by reason of Anacomp's failure to make the October 1, 2000 interest payment on the Old Notes. Anacomp disputed this contention and so advised SKC. Thereafter, the parties entered into an agreement resolving their differences, which provided, among other things, for Anacomp's agreement to pay SKC $1 million in each of June and July of 2001 and $300,000 per month each month thereafter until the outstanding balance is repaid.

      D. PREFERRED STOCK.

      Anacomp currently has 1,000,000 shares of authorized preferred stock, with none issued and outstanding.

      E. EXISTING COMMON STOCK.

      Anacomp has 40,000,000 authorized shares of Existing Common Stock, $.01 par value. 14,566,198 shares are currently issued and outstanding. Anacomp has reserved an aggregate of 4,097,500 shares of Existing Common Stock for issuance under the Existing Warrants and Options incentive plans.

      Each share of Existing Common Stock has one vote on all matters on which stockholders are entitled or permitted to vote, including the election of directors. The holders of Existing Common Stock are entitled to share ratably in dividends declared by the Board out of funds legally available therefor. Anacomp currently intends to retain all future earnings, if any, for use in the operation and development of its business and does not expect to declare or pay cash dividends to holders of its Existing Common Stock in the foreseeable future. In addition, Anacomp's current borrowing agreements prohibit the payment of cash dividends on Anacomp's capital stock.

      Anacomp's Existing Common Stock is traded on the NASDAQ OTC Bulletin Board under the symbol ANCO.OB. The stock was delisted from the NASDAQ National Market on October 2, 2000. As of March 22, 2001 there were approximately 153 holders of record of Anacomp's Existing Common Stock. The number of beneficial shareholders of record as of that date was approximately 3,050.

      F. EXISTING WARRANTS AND OPTIONS.

      Anacomp currently has outstanding (a) a total of 355,986 warrants (the "Existing Warrants") issued pursuant to a Warrant Agreement between Anacomp and ChaseMellon Shareholder Services, LLC, as warrant agent, and (b) options (the "Existing Options") exercisable for a total of 1,336,001 shares of Existing Common Stock. The Existing Warrants expire on June 4, 2001.


                                      IX.

                   CURRENT AND HISTORICAL FINANCIAL CONDITIONS

      Exhibit 4 to this Disclosure Statement contains Anacomp's audited consolidated financial statements for fiscal years 1996-2000. Exhibit 4 also contains Anacomp's balance sheet as of December 31, 2000 and income statement and cash flow statement for the quarter ended December 31, 2000, as well as Anacomp's balance sheet as of February 28, 2001 and income statement and cash flow statement for the five months ending February 28, 2001. These reports are unaudited but have been prepared by Anacomp's management in conformity with GAAP. As set forth in Exhibit 4, Anacomp's total revenues for the period from February 1 through February 28, 2001 totaled approximately $25.4 million compared to approximately $28.1 million for the month ended January 31, 2001. Anacomp's total operating expenses and costs of sales for the period from February 1 through February 28, 2001 totaled approximately $24.8 million compared to approximately $26.9 million for the month ended January 31, 2001.

      The identity and fair market value of Anacomp's assets are listed in
Exhibit 2 to this Disclosure Statement.


                                       X.

                                    THE PLAN

      A. GENERAL EXPLANATION OF CHAPTER 11.

      Chapter 11 is the principal business reorganization chapter of the Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders. In addition to permitting rehabilitation of the debtor, another goal of chapter 11 is to promote equality of treatment of creditors and equity security holders of equal rank with respect to the distribution of a debtor's assets. In furtherance of these two goals, upon the filing of a petition for reorganization under chapter 11, Section 362 of the Code generally provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor's case under chapter 11 or that otherwise interfere with the debtor's property or business.

      The consummation of a plan of reorganization is a principal objective of a chapter 11 reorganization. In general, the chapter 11 plan of reorganization (i) divides Claims and equity Interests into separate classes, (ii) specifies the property that each class is to receive under the plan and (iii) contains other provisions necessary to the reorganization of the debtor. Chapter 11 does not require each holder of a claim or interest to vote in favor of the plan in order for the Court to confirm the plan. However, a plan must be accepted by the holders of at least one impaired class of claims without considering the votes of "insiders" within the meaning of the Code. In general, a class of Claims or Interests is impaired if the Allowed Claims or Allowed Interests in such class will not be repaid in full on the effective date of the plan or if the legal, equitable or contractual rights of the Allowed Claims or Allowed Interests in such class are altered by the plan. A holder of a Claim or Interest in an impaired class that will receive a distribution under a plan is entitled to vote to accept or reject the plan if such Claim or Interest has been allowed under section 502 of the Code. For a further discussion of voting on the Plan and the requirements for confirmation of the Plan, See Section XI of this Disclosure Statement, "ACCEPTANCE AND CONFIRMATION OF THE PLAN."

      ANACOMP HAS NOT COMMENCED A CASE UNDER CHAPTER 11 OF THE CODE AS OF THE DATE OF THIS DISCLOSURE STATEMENT. In the event, however, that Anacomp receives properly completed Ballots (which are not subsequently revoked, both properly and timely) indicating that sufficient holders of Claims in Class 1 and Class 4 vote to accept the Plan, and the Exchange Offer is not consummated or the Reverse Split is not approved, Anacomp intends to commence the Reorganization Case. Specifically, under these circumstances, Anacomp intends to file with the Court (i) a voluntary petition for relief under chapter 11 of the Code, (ii) the Plan (or any permitted modification thereof), and (iii) the Ballots received under the Solicitation. Anacomp will then ask the Court to establish a date to consider whether (i) this Disclosure Statement complies with applicable non-bankruptcy laws or otherwise contains "adequate information" within the meaning of section 1125(a) and (b) of the Code and (ii) the Plan meets all the requirements for confirmation under the Code. In the event that any class of Claims or Interests (other than Class 1 or Class 4) votes to reject (or is deemed to reject) the Plan, upon Anacomp's request the Court may nevertheless confirm the Plan if certain minimum treatment standards are met with respect to each such class. See "ACCEPTANCE AND CONFIRMATION OF THE PLAN - Nonconsensual Confirmation." Anacomp reserves the absolute right to seek, subject, in certain circumstances, to the approval of the Unofficial Committee and/or the Agent, confirmation of the Plan (or any permitted modification thereof) under those circumstances if it deems such decision necessary to preserve the value of Anacomp.

      B. CONTINUATION OF BUSINESS; STAY OF LITIGATION.

      Following the commencement of the Reorganization Case, Anacomp intends to continue to operate as a debtor in possession under the protection of the Court. Anacomp's operations will be subject to creditor scrutiny, and certain of its operations and business transactions will be subject to Bankruptcy Court approval during the pendency of the Reorganization Case. Anacomp will be permitted to operate in the ordinary course of business without Court approval.

      An immediate effect of the filing of a bankruptcy case is the imposition of the automatic stay under the Code, which, with limited exceptions, enjoins the commencement or continuation of all litigation against Anacomp. This injunction will remain in effect until the Effective Date unless modified or lifted by order of the Court.

      C. INITIAL ORDERS; SCHEDULING ORDER.

      On or soon after the Petition Date, Anacomp anticipates submitting to the Court for the Court's approval a number of "initial orders," along with supporting applications and affidavits. These orders will include (i) an order authorizing the retention of Klee, Tuchin, Bogdanoff & Stern LLP as reorganization counsel to Anacomp and other legal professionals; (ii) an order authorizing the retention of CSFB and Crossroads as financial advisors for the Company and other financial professionals; (iii) an order authorizing Anacomp to continue utilizing its centralized cash management system (if any); (iv) an order authorizing Anacomp to maintain its existing business forms and bank accounts; (v) an order authorizing Anacomp to pay certain prepetition wages, reimbursable employee expenses and employee benefits; and (vi) an adequate protection order in respect of Anacomp's use of cash collateral (pursuant to a Cash Collateral Stipulation containing the terms set forth in the Amended and Restated Agreement Term Sheet, in a form reasonably approved by the Unofficial Committee). Anacomp may or may not submit an order for payment of prepetition trade creditors.

      On or soon after the Petition Date, Anacomp also anticipates submitting to the Court for the Court's approval an order (the "Scheduling Order") that will
(i) set the time, date and place of a hearing to consider the adequacy of the disclosure contained in this Disclosure Statement; and (ii) set the time, date and place of a hearing to consider confirmation of the Plan. See Section XI of this Disclosure Statement, "ACCEPTANCE AND CONFIRMATION OF THE PLAN." The Company intends to request that such hearings be held on the same day.

      D. THE FIXING OF THE BAR DATE AND NOTICE THEREOF.

      In accordance with Bankruptcy Rule 3003(c)(3), the Court will fix a date (the "Bar Date") as the last date by which creditors will be permitted to file proofs of Claim in the Reorganization Case. Anacomp intends to file its schedules of assets and liabilities with the Court as required by Code section 521(1) on the Petition Date or shortly thereafter. Pursuant to Bankruptcy Rule 3003(c)(2), any creditor whose Claim is not scheduled by the Company or is scheduled as disputed, contingent or unliquidated, and who fails to file a proof of Claim on or before the Bar Date will not be treated as a creditor with respect to such Claim for purposes of voting and receiving a distribution under the Plan and such creditor will be forever barred from asserting such Claim against the Estate, the Reorganized Company or their respective property. A creditor who has been scheduled as the holder of a Claim that is neither disputed, contingent nor unliquidated but who fails to file a proof of claim on or prior to the Bar Date, is deemed to agree with the scheduled amount and may not thereafter seek to increase the amount of such Claim. Anacomp intends to file objections to all late-filed, duplicative, excessive or otherwise defective Claims.

      E. REPRESENTATION OF THE COMPANY.

      Anacomp has been represented in the negotiation and preparation of the Plan and this Disclosure Statement by the law firm of Klee, Tuchin, Bogdanoff & Stern LLP. In addition, CSFB has served as Anacomp's financial advisor in connection with potential restructuring transactions, Gray Cary Ware & Freidenrich LLP has served as Anacomp's special counsel in connection with certain litigation matters and special corporate counsel, Cadwalader, Wickersham & Taft has represented Anacomp in connection with securities matters and the negotiation and preparation of the Offering Memorandum and related documents regarding the Restructuring, Crossroads has assisted Anacomp with certain aspects of turnaround management and consulting services, and other professionals have assisted Anacomp in certain matters. Shortly after the Petition Date, Anacomp intends to seek Court approval to retain these professionals during the Reorganization Case. See "Initial Orders; Scheduling Order."

      F. CASH MANAGEMENT.

      Anacomp believes that it would be disruptive to the operations of Anacomp's subsidiaries if it were forced to significantly change or uncouple its consolidated cash management system upon the commencement of the Reorganization Case. The Company intends to seek the approval of the Court immediately upon commencement of the Reorganization Case to maintain its consolidated cash management system. The relief Anacomp intends to seek from the Court will provide that Anacomp's subsidiaries would be granted allowed administrative expense claims equal to the net cash upstreamed to Anacomp, if any, by such subsidiaries through the consolidated cash management system during the Reorganization Case. See "Initial Orders; Scheduling Order."

      G. USE OF CASH COLLATERAL.

      Anacomp intends to use cash collateral during the Reorganization Case and, as indicated above in "Initial Orders; Scheduling Order," will seek Court approval of the Cash Collateral Stipulation on or soon after the Petition Date. The Cash Collateral Stipulation will contain the terms set forth in the Amended and Restated Credit Agreement Term Sheet and permit Anacomp to (a) use cash collateral pursuant to a budget reasonably satisfactory to the Agent and Banks, which shall contain customary provisions governing variances and carry over of unused amounts from week to week, (b) make a mandatory prepayment in the amount of the net proceeds of the docHarbor Transaction, if the transaction occurs during the Reorganization Case, (c) make a $1,000,000 payment to permanently reduce the amount outstanding under the Prepetition Credit Agreement on June 30, 2001 if Anacomp's cash balance is no less than $10,000,000 or on the first date thereafter that Anacomp's cash balance is not less than such amount; provided that Anacomp may defer such payment for the period of time Anacomp reasonably believes and demonstrates to the Agent that it cannot make such payment and also make the cash payments to claimants reasonably necessary to confirm the Plan,
(d) continue to pay interest, fees and expenses to the Agent and the Banks in accordance with the Forbearance Agreement through the Effective Date, and (e) agree to other customary terms such as adequate protection liens and priorities and reporting requirements, which stipulation shall be approved by the Court on an interim basis within seven days following the commencement of the Reorganization Case and on a final basis within twenty-one days following the commencement of the Reorganization Case, (ii) prosecute diligently the confirmation of the Plan, and (iii) have entered the Confirmation Order no later than September 17, 2001, which Plan shall become effective no later than September 30, 2001. The Cash Collateral Stipulation shall be in a form reasonably approved by the Unofficial Committee. The Unofficial Committee has advised Anacomp and the Agent that it supports the Amended and Restated Credit Agreement Term Sheet (which among other things sets forth the principal terms of the Cash Collateral Stipulation).

      H. COMMITTEES.

      Anacomp anticipates that the U.S. Trustee will appoint one or more official committees as soon as practicable after the Petition Date, pursuant to section 1102 of the Code. Ordinarily, one committee is appointed to represent unsecured creditors, but the U.S. Trustee may appoint additional committees to represent Interest holders and/or creditors if deemed necessary to assure adequate representation of creditors or Interest holders. A creditors' committee will ordinarily consist of those creditors willing to serve who are generally representative of the creditor body and hold the largest Claims against the Company. The U.S. Trustee will select the members of the Creditors' Committee pursuant to Code section 1102.

      Holders of Interests are not ordinarily represented by an official committee, but such a committee may be appointed if the U.S. Trustee or the Court determines such an official committee to be necessary to assure the adequate representation of Interest holders. Committees appointed by the U.S. Trustee would be considered parties in interest and would have a right to be heard on all matters concerning the Reorganization Case, including the confirmation of the Plan, and, additionally, would be entitled to consult with Anacomp concerning the administration of the Reorganization Case and perform such other functions and services that would further the interests of those creditors or Interest holders they represent.

      Bankruptcy Rule 2007(a) provides that any committee organized prior to the Petition Date may seek to be appointed to serve as an official committee during the Reorganization Case if the Court finds that the committee's members were fairly chosen and representative of the Claims or Interests to be represented, and the committee's members indicate their willingness to serve. It is possible that the Unofficial Committee may seek to be appointed as the official committee of unsecured creditors in the Reorganization Case. Anacomp believes that appointment of the Unofficial Committee as the single Creditors' Committee appointed by the U.S. Trustee pursuant to Code section 1102 would be appropriate in this case, because the Unofficial Committee represents the only unsecured creditors with known impaired Claims under the Plan.

      The fees and expenses of such official committees, including those of legal counsel and financial advisors, are paid from Anacomp's assets. If the Unofficial Committee seeks appointment as an official committee, Anacomp anticipates that it will also seek payment from Anacomp of its fees and expenses, including those of its legal counsel and financial advisors. See
Section X.P.13 of this Disclosure Statement.

      I. DESCRIPTION OF THE PLAN.

      THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT PROVISIONS OF THE PLAN. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN OF REORGANIZATION ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT 1.

      Anacomp expects that under the Plan, holders of Claims and Interests that will receive a distribution under the Plan will obtain a recovery with a value substantially in excess of what otherwise would be available if the assets of Anacomp were liquidated under chapter 7 of the Code. See Section XI of this Disclosure Statement, "ACCEPTANCE AND CONFIRMATION OF THE PLAN."

      The Plan defines two significant dates, the Confirmation Date and the Effective Date. The Confirmation Date is the date on which the Court enters the Confirmation Order in its docket, within the meaning of Bankruptcy Rules 5003 and 9021. The Effective Date of the Plan will be the first Business Day, as determined by Anacomp in its reasonable business discretion, that is a Business Day (a) that is at least ten days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all of the conditions set forth in Section IV.T of the Plan have been satisfied or waived pursuant to Section IV.U of the Plan.

      J. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN.

      As required by the Code, the Plan classifies Claims and Interests in various Classes according to their right to priority. The Plan states whether each Class of Claims or Interests is impaired or unimpaired, and sets forth the treatment that each Class will receive. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied. No distributions will be made under the Plan on account of any Claim or Interest that is not an Allowed Claim or Allowed Interest. The following discussion is a summary of the classification and treatment of Claims and Interests under the Plan.

         1.  UNCLASSIFIED ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS.

      Certain types of Claims are not placed into voting classes; instead, they are unclassified. They are not considered to be impaired, they do not vote on the Plan and they are automatically entitled to specific treatment provided for them in the Code. Therefore, Anacomp has not placed the following Claims into a Class. The following discussion summarizes the treatment of such Claims under the Plan.

             A) ADMINISTRATIVE CLAIMS.

      Administrative Claims are Claims under Code section 503(b) for costs or expenses and that are allowed under Code sections 507(a)(1), 507(b) and 1114(e). The Code requires that all Administrative Claims be paid in full on the date that a plan of reorganization becomes effective, unless a particular claimant agrees to a different treatment. The following discussion reviews the Claims included in Administrative Claims, and their allowance and treatment under the Plan.

                (1) ORDINARY COURSE ADMINISTRATIVE CLAIMS.

      Ordinary Course Administrative Claims are based upon liabilities that Anacomp incurs in the ordinary course of its business. Anacomp intends to pay all of its Administrative Claims as they come due during the Reorganization Case or thereafter, as the case may be. Therefore, the amount of any Ordinary Course Administrative Claims required to be satisfied under the Plan should be negligible. Unless the Reorganized Company objects to an Ordinary Course Administrative Claim, the Claim will be satisfied in accordance with the terms and conditions of the particular transaction that gave rise to the Ordinary Course Administrative Claim, and the Person holding the Ordinary Course Administrative Claim need not file any request for payment of its Claim.

                (2) NON-ORDINARY COURSE ADMINISTRATIVE CLAIMS.

      A Non-Ordinary Course Administrative Claim is any Administrative Claim that is not an Ordinary Course Administrative Claim, an Administrative Tax Claim, or a Professional Fee Claim. Anacomp does not anticipate any significant Non-Ordinary Course Administrative Claims. A Non-Ordinary Course Administrative Claim will be allowed only if:

      (a) On or before 60 days after the Effective Date, the Person holding the Claim both files with the Court a motion requesting that the Reorganized Company pay the Non-Ordinary Course Administrative Claim and serves the motion on the Reorganized Company and its reorganization counsel; and

      (b) The Court, in a Final Order, allows the Non-Ordinary Course Administrative Claim.

      The Reorganized Company may file an opposition to such a motion within the time provided by the Bankruptcy Rules or within any other period that the Court establishes. PERSONS HOLDING NON-ORDINARY COURSE ADMINISTRATIVE CLAIMS WHO DO NOT TIMELY FILE AND SERVE A REQUEST FOR PAYMENT WILL BE FOREVER BARRED FROM ASSERTING THOSE CLAIMS AGAINST THE ESTATE, THE REORGANIZED COMPANY, OR THEIR RESPECTIVE PROPERTY.

                (3) ADMINISTRATIVE TAX CLAIMS.

      An Administrative Tax Claim is a Claim that a government unit asserts against Anacomp, for taxes or for related interest or penalties, for any tax period that -- in whole or in part -- falls within the period between the Petition Date and the Effective Date. Anacomp will pay all of its Administrative Claims as they come due. Therefore, any Administrative Tax Claims should be negligible. An Administrative Tax Claim will be satisfied in accordance with its terms, and the Person holding an Administrative Tax Claim may, but need not, file a motion or request for payment of its Claim (an "Administrative Tax Claim Motion"); provided, however, that the Court will retain jurisdiction as a core matter in the event of a dispute regarding the amount or priority of such Claim.

      The Reorganized Company may file an opposition to an Administrative Tax Claim Motion within the time provided by the Bankruptcy Rules or within any other period that the Court establishes. PERSONS HOLDING ADMINISTRATIVE TAX CLAIMS WHO DO NOT TIMELY FILE AND SERVE AN ADMINISTRATIVE TAX CLAIM MOTION WILL BE FOREVER BARRED FROM ASSERTING THOSE CLAIMS AGAINST THE ESTATE, THE REORGANIZED COMPANY, OR THEIR RESPECTIVE PROPERTY, WHETHER THE ADMINISTRATIVE TAX CLAIM IS DEEMED TO ARISE BEFORE, ON, OR AFTER THE EFFECTIVE DATE.

                (4) PROFESSIONAL FEE CLAIMS.

      A Professional Fee Claim is a Claim for compensation for professional services rendered or expenses incurred on the Estate's behalf, or for compensation for professional services rendered or expenses incurred in making a substantial contribution to the Estate. A Professional Fee Claim will be allowed only if:

      (a) On or before 60 days after the Effective Date, the Person holding the Professional Fee Claim both files with the Court a final fee application or a motion seeking allowance of fees on account of a substantial contribution under section 503(b) of the Code, and serves the application or motion on the Reorganized Company and the Reorganized Company's Counsel, counsel to the Creditors' Committee and counsel to the Unofficial Committee; and

      (b)   The Professional Fee Claim is allowed by an order of the Court.

      The Reorganized Company or any other party in interest may file an objection to such a motion within the time provided by the Bankruptcy Rules or within any other period that the Court establishes. PERSONS HOLDING PROFESSIONAL FEE CLAIMS WHO DO NOT TIMELY FILE AND SERVE A FEE APPLICATION OR MOTION FOR PAYMENT WILL BE FOREVER BARRED FROM ASSERTING THOSE CLAIMS AGAINST THE ESTATE, THE REORGANIZED COMPANY, OR THEIR RESPECTIVE PROPERTY.

      Anacomp anticipates that the following Persons will hold Professional Fee
Claims:

      1.    Klee, Tuchin, Bogdanoff & Stern LLP, reorganization counsel to
            Anacomp.

      2. Gray Cary Ware & Freidenrich LLP, special litigation and corporate counsel to Anacomp;

      3. Cadwalader, Wickersham & Taft, securities and corporate counsel to Anacomp;

      4.    Credit Suisse First Boston Corporation, investment banker to
            Anacomp;

      5. Crossroads, LLC, turnaround management, consulting and restructuring adviser to Anacomp;

      6.    Arthur Anderson, LLP, Anacomp's accountants;

      7. Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Unofficial Committee (except to the extent that the fees and expenses of Akin Gump are paid in accordance with Section IV.J of the Plan);

      8. Jefferies & Company, Inc., financial advisor to the Unofficial Committee (except to the extent that the fees and expenses of Jefferies are paid in accordance with Section IV.J of the Plan);

      9. Counsel and any financial advisor to the Committee, if not Akin Gump or Jefferies;

      10. Counsel to The Bank of New York, Indenture Trustee (except to the extent that such fees and expenses are paid in accordance with
            Section IV.D.2 of the Plan); and

      11.   Georgeson Shareholder, Voting Agent.

      Anacomp believes that the duration of the Reorganization Case should be relatively short, i.e., two to three months. Nevertheless, Anacomp anticipates that it will incur substantial professional fees and expenses during the Reorganization Case. Anacomp estimates that the total such amount should be approximately $4.7 million, including estimated potential "success" fees for Jefferies and CSFB. The source of funds for repayment of these obligations will be the financing under the Amended and Restated Credit Agreement and cash from operations.

                B)  PRIORITY TAX CLAIMS.

      Priority tax claims are certain unsecured income, employment, and other taxes described by Code section 507(a)(8). The Code requires that each entity holding a section 507(a)(8) priority tax claim receive that claim's present value in deferred cash payments over a period not exceeding six years from the date on which the underlying tax was assessed.

      Unless the Person holding an Allowed Priority Tax Claim and the Reorganized Company agree otherwise, the Reorganized Company will pay to that Person, over a period not exceeding six years from the date on which the underlying tax was assessed, deferred cash payments in an aggregate amount equal to the amount of the Allowed Priority Tax Claim, plus simple interest from the Effective Date on the unpaid balance of the Allowed Priority Tax Claim at the rate of 8% per year. The Reorganized Company will make these payments in equal semiannual installments. The first installment will be due on the later of: (a) 30 days after the Effective Date; (b) 30 days after the date on which the Priority Tax Claim becomes an Allowed Priority Tax Claim; or (c) 30 days after the date on which the Priority Tax Claim is allowed by a Final Order. Each installment will include simple interest, in arrears, on the unpaid balance of the Allowed Priority Tax Claim at the rate of 8% per year but will include no penalty of any kind. The Reorganized Company will have the right to pay any unpaid balance on an Allowed Priority Tax Claim in full at any time on or after the Effective Date without premium or penalty of any kind.

      Anacomp's list of accounts payable at any time include accrued income, sales and property taxes. The outstanding payables listed on Anacomp's books and records at any time are a fair proxy for the Priority Tax Claims likely to require payment under the Plan. Based upon the outstanding payables reflected on Anacomp's books and records as of January 31, 2001, Anacomp estimates that the following would be Priority Tax Claims in the Reorganization Case: (a) approximately $75,000 in accrued federal and state income taxes; (b) approximately $444,500 in accrued property taxes; and (c) approximately $1.8 million in accrued sales taxes.

         2.  CLASSIFICATION AND TREATMENT OF SECURED CLAIMS (CLASSES 1, 2
             AND 3).

      A Secured Claim is a Claim that is secured by a valid and unavoidable lien against property in which the Estate has an interest or that is subject to setoff under Code section 553. A Claim is a Secured Claim only to the extent of the value of the claimholder's interest in the collateral securing the Claim or to the extent of the amount subject to setoff, whichever is applicable, and as determined under Code section 506(a). The following discussion summarizes the treatment of Secured Claims under the Plan.

             A) CLASS 1 (SECURED CLAIMS OF THE AGENT AND THE BANKS).

      CLASSIFICATION: Class 1 consists of the approximately $57.2 million in liquidated Secured Claims of the Agent and the Banks, approximately $6 million in contingent secured claims in respect of the issuance of letters of credit, plus any unpaid prepetition and postpetition interest, fees and expenses allowable under Code section 506(b) with respect to the Prepetition Credit Agreement or the Reorganization Case. Anacomp anticipates that the Agent's professionals, Stroock & Stroock & Lavan LLP and Policano & Manzo, will incur professional fess and expenses. Such fees and expenses incurred through the Effective Date will be paid on the Effective Date, and fees and expenses incurred thereafter will be satisfied in accordance with the terms of the Amended and Restated Credit Agreement.

      TREATMENT: All Claims of the Agent and the Banks under the Prepetition Credit Agreement for principal, interest, fees, costs and expenses that remain unpaid thereunder as of the Effective Date will constitute Allowed Secured Claims and will be satisfied pursuant to the Amended and Restated Credit Agreement, the principal terms of which are described in "Source of Funds for Distributions Under the Plan" and more particularly summarized in the Amended and Restated Credit Agreement Term Sheet attached as an exhibit to the Plan; provided, however, that Anacomp reserves the right to procure replacement financing as of the Effective Date on terms not less favorable to the Company than the Amended and Restated Credit Agreement so long as Anacomp pays in full in cash the Allowed Secured Claims of the Banks.

             B) CLASS 2 (SECURED TAX CLAIMS).

      CLASSIFICATION: Class 2 consists of the Secured Tax Claims. Anacomp is not aware of any such Claims, except to the extent that any portion of the Allowed Priority Tax Claims is also determined to be Secured Tax Claims. As discussed above in Section X.J.1.a.3(b), Anacomp estimates that Priority Tax Claims total approximately $2.3 million.

      TREATMENT: Unless the holder of an Allowed Class 2 Claim agrees to other treatment, the Disbursing Agent will pay to such holder cash in the allowed amount of such holder's Allowed Class 2 Claim on the later of (a) the Effective Date and (b) the date such Allowed Class 2 Claim is due and payable in accordance with its terms.

             C) CLASS 3 (OTHER SECURED CLAIMS).

      CLASSIFICATION: Class 3 consists of Other Secured Claims. Anacomp is not aware of any such Claims.

      TREATMENT: Unless the holder agrees to other treatment, each holder of an Allowed Class 3 Claim will receive treatment pursuant to one of the following options, as selected by Anacomp in its sole discretion: (a) on or as soon as reasonably practicable after the Effective Date, the Disbursing Agent will convey to such holder the collateral in which such holder has a security interest; (b) on or as soon as reasonably practicable after the Effective Date, the Disbursing Agent will pay to such holder cash in the allowed amount of such holder's Allowed Class 3 Claim, with interest, if any, to which such holder is entitled under applicable law; or (c) on or as soon as reasonably practicable after the Effective Date, the Disbursing Agent will (i) cure any default, other than a default of a kind specified in Code section 365(b)(2), with respect to such holder's Allowed Class 3 Claim, without recognition of any default rate of interest or similar penalty or charge, and upon such cure, no default shall exist, (ii) reinstate the maturity of such Allowed Class 3 Claim as the maturity existed before any default, without recognition of any default rate or interest or similar penalty or charge, (iii) compensate such holder for any actual damages incurred as a result of the reasonable reliance by such holder on any such provision that entitled the holder to accelerate the maturity of such Allowed Class 3 Claim, and (iv) leave unaltered all other legal, equitable, and contractual rights of such holder with respect to such Allowed Class 3 Claim. Any defenses, counterclaims, rights of offset or recoupment of Anacomp with respect to such Claims will vest in and inure to the benefit of the Reorganized Company.

      Anacomp will be deemed to have selected the treatment set forth in section
(c) of the foregoing paragraph unless Anacomp notifies the holder of the Allowed Class 3 Claim at issue on or before ten days before the Confirmation Hearing date.

         3.  TREATMENT AND CLASSIFICATION OF UNSECURED CLAIMS (CLASSES 4, 5
             AND 6).

      Unsecured Claims are Claims not entitled to priority under Code Section 507(a). The following discussion summarizes the Plan's treatment of Anacomp's Unsecured Claims.

             A) CLASS 4 (OLD NOTE CLAIMS).

      CLASSIFICATION: Class 4 consists of the approximately $310 million Old Note Claims, plus interest accrued thereon.

      TREATMENT: The Old Note Claims will be deemed Allowed Class 4 Claims in the aggregate principal amount of $310 million plus accrued interest through the Petition Date.

      If the Requisite Reverse Split Amendment Votes are received, holders of Allowed Class 4 Claims will receive on account of such Claims, and in full satisfaction thereof, a Pro Rata share of 4,030,000 shares of Class A Common Stock. The Class A Common Stock will be issued after the Reverse Split, pursuant to which each share of Existing Common Stock outstanding immediately prior to the Effective Date shall be converted as of the Effective Date, and without any further action by the shareholders or directors of Anacomp or the Reorganized Company, into .0003 (1/3,610.8) share of Reorganized Anacomp Common Stock (which will be Class B Common Stock). After the Reverse Split and distribution of 4,030,000 shares of Class A Common Stock to the Holders of Allowed Class 4 Claims, the holders of Allowed Class 4 Claims will hold 99.9% of the Reorganized Anacomp Common Stock (excluding stock issuable upon exercise of the Reorganized Company Warrants and shares issuable to management and employees). 4,034 shares will be held by holders of Existing Common Stock, 783,077 shares will be available for issuance upon the exercise of the Reorganized Company Warrants, and 403,403 shares will be set aside for management and employees as incentive compensation. The magnitude of the recovery available to holders of Class 4 Allowed Claims will depend on the trading value of the Reorganized Anacomp Common Stock from time to time. Information regarding the estimated enterprise value of Anacomp is set forth in Section XI.F of this Disclosure Statement, "ACCEPTANCE AND CONFIRMATION OF THE PLAN - Reorganization Value." Information regarding the estimated total liabilities of Anacomp as of the Effective Date is set forth in Exhibit 5, "Financial Projections."

      If the Requisite Reverse Split Amendment Votes are not received, holders of Allowed Class 4 Claims will receive on account of such Claims, and in full satisfaction thereof, a Pro Rata share of 4,030,000 shares of Class A Common Stock. There will be no Reverse Split, and the holders of Existing Common Stock will not receive or retain any property under the Plan on account of their Interests. Accordingly, the holders of Allowed Class 4 Claims will hold 100% of the Reorganized Anacomp Common Stock (excluding the stock issuable to management and employees of the Reorganized Company as incentive compensation)

             B) CLASS 5 (UNSECURED TRADE/EMPLOYEE/REJECTION CLAIMS).

      CLASSIFICATION: Class 5 consists of the Unsecured Trade/Employee/Rejection Claims (that are not Priority Claims). Anacomp estimates that the Allowed Class 5 Claims include approximately $15.0 million in "trade" Claims, approximately $11.6 million in accrued Claims for accrued employee compensation, benefits and withholdings, and approximately $1.2 million in Claims resulting from the rejection of unexpired leases.

      TREATMENT: The Plan provides that the Allowed Class 5 Claims will be unimpaired and satisfied in full. The Plan's treatment of Allowed Class 5 Claims is intended to maintain favorable trade credit terms and ensure the continuity of Anacomp's workforce.

      If not fully satisfied pursuant to Court order prior to the Effective Date, Class 5 will be treated either as a Class of "administrative convenience" Claims pursuant to section 1122(b) of the Code, or as a Class of Claims that may be reinstated pursuant to section 1124 of the Code, as selected by Anacomp in its sole discretion. If Class 5 is treated as a Class of administrative convenience Claims, each holder of an Allowed Class 5 Claim will be paid in full on the later of (a) the Effective Date, or as soon as practicable thereafter, or
(b) the first Business Day that is more than ten Business Days after the date such Claim becomes an Allowed Claim. If Class 5 is treated as a Class whose Claims may be reinstated pursuant to section 1124 of the Code, then unless the holder agrees to other treatment, each holder of an Allowed Class 5 Claim will receive the following treatment: on or as soon as reasonably practicable after the Effective Date, the Reorganized Company shall (i) cure any default, other than a default of the kind specified in Code section 365(b)(2), with respect to such holder's Allowed Class 5 Claim, without recognition of any default rate of interest or similar penalty or charge, and upon such cure, no default shall exist, (ii) reinstate the maturity of such Allowed Class 5 Claim as the maturity existed before any default, without recognition of any default rate of interest or similar penalty or charge, (iii) compensate such holder for any actual damages incurred as a result of the reasonable reliance by such holder on any provision that entitled the holder to accelerate the maturity of such Allowed Class 5 Claim, (iv) leave unaltered all other legal, equitable, and contractual rights of such holder with respect to such Allowed Class 5 Claim, or (v) pay the Allowed amount of such Claim in full, with interest, if any, as specified in the underlying prepetition agreement to which such holder and Anacomp are parties. Any defenses, counterclaims, rights of offset, or recoupment of Anacomp with respect to such Claims will vest in and inure to the benefit of the Reorganized Company.

      Furthermore, Anacomp intends that Claims for salaries or wages, as the case may be, accrued paid vacation, health related benefits, severance benefits and similar employee benefits be unimpaired. The employee agreements currently in place will not be rejected or changed by Anacomp other than as described in
Section V of this Disclosure Statement, "MANAGEMENT." To further accommodate the unimpaired treatment of employee benefits, to the extent necessary, Anacomp intends to seek, promptly following the Petition Date, Court approval to honor payroll checks outstanding as of the Petition Date (or to issue replacement checks), to permit employees to utilize their paid vacation time which was accrued prior to the Petition Date, to continue paying medical benefits under the applicable health plans and to otherwise honor its other benefit programs and plans.

      The Schedule of Rejected Agreements includes certain unexpired leases in which Anacomp is the lessee. Code section 502(b)(6) caps the Allowed amount of a Claim of a lessor for damages resulting from the termination of a lease of real property. Specifically, this provision disallows such Claim to the extent such Claim exceeds (a) the rent reserved by such lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of such lease, following the earlier of (i) the Petition Date; and (ii) the date on which such lessor repossessed, or the lessee surrendered, the leased property; plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates. Anacomp maintains that in all instances any such Claims are reduced to the extent the lessor reasonably could have, or actually did, mitigate any damages resulting from rejection, and further reduced to the extent that such Claims are unenforceable under applicable non-bankruptcy law. Anacomp estimates that such rejection Claims should total about $1.2 million. However, Anacomp reserves the right to move to reject other leases or agreements. If, for example, the docHarbor Transaction fails to close, Anacomp may amend the Schedule of Rejected Contracts or otherwise move to reject additional leases or other agreements, which rejections could result in additional Claims in excess of $1.2 million. Anacomp alternatively may determine to assume some or all of the leases relating to docHarbor and occupy or seek to sublease the premise.

             C) CLASS 6 (OTHER UNSECURED CLAIMS).

      CLASSIFICATION: Class 6 consists of Other Unsecured Claims. Other Unsecured Claims include all unsecured Claims that are not in another Class of Unsecured Claims, such as parties to pending litigation that ultimately establish entitlement to an Allowed Claim. This classification is intended to clarify that the Plan itself will not alter the legal rights or entitlements of parties to such litigation to the extent such holders establish entitlement to an Allowed Claim. By the same token, nothing in the Plan, however, alters Anacomp's, the Estates' or the Reorganized Company's defenses, counterclaims, rights of offset or recoupment with respect to such Claims. To the extent such Claims are allowed, they will be satisfied in full. The pending litigation to which Anacomp is a party is summarized in Exhibit 3. The Claims set forth therein are disputed in their entirety, and Anacomp does not believe that such liabilities are material. See also Section III.L of this Disclosure Statement, "Legal Proceedings."

      TREATMENT: The Plan will not alter the legal and equitable rights of the holders of any such Allowed Claims, and any defenses, counterclaims, rights of offset or recoupment with respect thereto of Anacomp will vest in and inure to the benefit of the Reorganized Company. The Reorganized Company will pay any such Allowed Claims in full, with interest, if any, to which the holder thereof is entitled under nonbankruptcy law.

         4.  PRIORITY CLAIMS (CLASS 7).

      CLASSIFICATION: Class 7 consists of Priority Claims, other than Priority Tax Claims. Priority Claims are Claims referred to in Code sections 507(a)(3),
(4), and (6). Such Claims must be placed in Classes. The Code requires that each Person holding such a Claim receive cash on the date that the plan of reorganization becomes effective and that the cash payment equal the allowed Claim amount. However, a class of unsecured, priority Claims may elect to accept deferred cash payments with a value on the Effective Date equal to the allowed Claim amount. Anacomp anticipates honoring employee benefit Claims during the Reorganization Case and reinstating those benefits under the Plan. See Sections X.C and X.J.3.b of this Disclosure Statement. Accordingly, Anacomp does believe that any material Allowed Class 7 Claims will require payment under the Plan.

      TREATMENT: Unless the Person holding an Allowed Class 7 Claim and the Reorganized Company agree otherwise, the Disbursing Agent will pay to each Person holding an Allowed Class 7 Claim cash equal to the amount of the Allowed Class 7 Claim, without interest, on or before the later of (a) as soon as reasonably practicable on and after the Effective Date; (b) thirty days after the date on which the Claim becomes an Allowed Class 7 Claim; or (c) the date on which the Allowed Class 7 Claim becomes due and payable.

         5.  EXISTING COMMON STOCK (CLASS 8).

      CLASSIFICATION: Class 8 consists of Persons holding Existing Common Stock.

      TREATMENT: If the Requisite Reverse Split Amendment Votes are received, on the Effective Date, the Reorganized Company will effectuate the Reverse Split, under which Anacomp will effect a one-for-3,610.8 Reverse Split of each share of Existing Common Stock into .0003 (1/3,610.8 of a share of Existing Common Stock. Fractional shares of Existing Common Stock that result from the Reverse Split will remain outstanding in such fractional amount. After the Reverse Split and the issuance of 4,030,000 shares of Class A Common Stock to the holders of Allowed Class 4 Claims, the holders of Allowed Class 8 Interests will hold 4,034 shares, which will represent 0.1% of the outstanding Reorganized Anacomp Common Stock (excluding stock issuable upon exercise of the Reorganized Company Warrants and shares issuable to Anacomp's management and employees).

      In addition, on or as reasonably practicable after the Effective Date, the Reorganized Company will distribute the Reorganized Company Warrants to the Third Party Disbursing Agent, and instruct the Third Party Disbursing Agent to distribute, as soon as reasonably practicable thereafter, a Pro Rata share of Reorganized Company Warrants to holders of Allowed Class 8 Interests. The Reorganized Company Warrants will be exercisable at an exercise price of $61.54 per share. Holders of Allowed Class 8 Interests will receive, for each share of Class B Common Stock held immediately following the Reverse Split, 194.119 Reorganized Company Warrants exercisable, in the aggregate, for 783,077 shares or approximately 15% of the Reorganized Anacomp Common Stock (after giving effect to shares issuable to management and employees as incentive compensation).

      The recovery to holders of Allowed Class 8 Interests is subject to dilution, without further shareholder action of any kind, if the Court determines that there are any Allowed Section 510(b) Common Claims. Anacomp is unaware of any Allowed Section 510(b) Common Claims and does not believe that any exist, but if the Court determines that there are any Allowed Section 510(b) Common Claims, such Claims will be satisfied out of and from the distribution otherwise provided under the Plan to Persons holding Allowed Class 8 Interests. Holders of such Allowed Section 510(b) Common Claims will be entitled, out of and from the distribution otherwise provided to Persons holding Allowed Class 8 Interests, to that portion of such distribution as the Court determines is fair and equitable in accordance with the Code and consistent with the pari passu treatment to which such holders are entitled under Code section 510(b). For a further discussion of Section 510(b) Common Claims, see "Section 510(b) Common Claims" in this Section X.J of the Disclosure Statement.

      The Reorganized Anacomp Common Stock retained by holders of Allowed Class 8 Interests, and obtainable upon exercise of the Reorganized Company Warrants, will be Class B Common Stock. Class B Common Stock and Class A Common Stock will be identical in all respects (and will vote together for all purposes for which shareholder action is solicited or authorized), except that the Class B Common Stock will be subject to additional dilution, as set forth above, upon the issuance of additional shares of such Class B Common Stock in satisfaction of Allowed Section 510(b) Common Claims (if any).

      All shares of Class B Common Stock issued in either certificated or book-entry form will bear appropriate legends (or provisions will be employed to provide similar notice) notifying all Persons holding such shares of Class B Common Stock that such shares of Class B Common Stock are issued pursuant to the Plan and that such Class B Common Stock is subject to dilution, without further shareholder action of any kind, in satisfaction of certain Claims that may be made against the Reorganized Company as specified in the Plan.

      The magnitude of the recovery available to holders of Allowed Class 8 Interests will depend on the trading value of the Reorganized Anacomp Common Stock from time to time. Information regarding the estimated enterprise value of Anacomp is set forth in Section XI.F of this Disclosure Statement," ACCEPTANCE AND CONFIRMATION OF THE PLAN - Reorganization Value." Information regarding the estimated total liabilities of Anacomp as of the Effective Date is set forth in
Exhibit 5, "Financial Projections." Anacomp does not expect that the Reorganized Company Warrants will have any material value unless the Reorganized Company's value substantially increases above the estimated reorganization value as of the Effective Date.

      If the Requisite Reverse Split Amendment Votes are not received, the Existing Common Stock will be cancelled and holders of Existing Common Stock will not receive or retain any property on account of such Interests.

         6.  SECTION 510(B) COMMON CLAIMS (CLASS 9).

      CLASSIFICATION: Class 9 consists of holders of Section 510(b) Common Claims (if any exist). Under the Code, a "section 510(b) claim" is a claim for rescission of a purchase or sale of a security, for damages arising from the purchase or sale of that security, or for reimbursement or contribution on account of such a claim. If, as in the case of a Section 510(b) Common Claim, the security being purchased or sold is common stock, section 510(b) of the Code provides that such a claim has the same priority as common stock. Anacomp is not aware of any litigation regarding Section 510(b) Common Claims, does not expect that any such Claims should be asserted, and does not believe that any such Claims will be allowed. Out of an abundance of caution, however, the Plan provides for treatment of Section 510(b) Common Claims in the event such a Claim is allowed. Accordingly, although Class 9 is classified as impaired under the Plan, the votes of holders of Class 9 Common Claims (if any) are not being solicited and Class 9 is deemed to reject the Plan.

      TREATMENT: The amount of any such Allowed Section 510(b) Common Claim will be determined by the Court. Upon such determination, the holder of such Allowed
Section 510(b) Common Claim will be entitled, out of and from the property otherwise retained by or distributed to Persons holding Existing Common Stock under the Plan, to that portion of such distribution as the Court determines is fair and equitable in accordance with the Code and consistent with the pari passu treatment to which such holder is entitled under Code section 510(b). Although the Code requires that a claim under section 510(b) have the same priority as the common stock to which such claim relates, the Code does not specify how to translate a claim into an interest and to treat the two the same. The Plan provides that once the Court determines the allowed amount of any
Section 510(b) Common Claim, the Court will determine the amount of distribution to which such holder will receive out of and from the distribution otherwise provided under the Plan to Persons holding Allowed Class 8 Interests, as is fair and equitable in accordance with the Code. Anacomp believes that since the nature and amount of any Section 510(b) Common Claim is not known at this time, the proposed treatment is the only appropriate means of providing for any
Section 510(b) Common Claims under the circumstances.

      Following the Court's determination of the amount of any Allowed Section 510(b) Common Claim, the distributions to holders of such Claims will be effectuated as follows. The Reorganized Company will take such corporate action, without the solicitation or necessity of any further shareholder approval, as is appropriate to reduce the shares of Class B Common Stock from 4,034 to such number of shares as is necessary to provide a requisite amount of authorized but unissued shares necessary to distribute to holders of Allowed Section 510(b) Common Claims in satisfaction of such Allowed Claims. The Reorganized Company will then issue additional shares of Class B Common Stock to the holders of Allowed Section 510(b) Common Claims in satisfaction of such Claims, with the total number of shares of Class B Common Stock not to exceed 4,034 (except as may be adjusted for future stock splits, reverse stock splits or other such actions that will not affect the percentage of outstanding Reorganized Anacomp Common Stock represented by such shares).

      If the holders of Allowed Class 8 Interests receive a distribution of Reorganized Company Warrants under the Plan, then holders of Allowed Class 9 Claims will also receive Reorganized Company Warrants on account of any Allowed
Section 510(b) Common Claims, consistent with the pari passu treatment to which such holders are entitled under Code section 510(b). The shares of Class B Common Stock obtainable upon exercise of the Reorganized Company Warrants will not exceed, in the aggregate, 15% of the Reorganized Anacomp Common Stock (after giving effect to the Plan and the Reverse Split, the shares reserved for management and employees as incentive compensation, and assuming the issuance of all shares of Reorganized Anacomp Common Stock reserved upon the exercise of the Reorganized Company Warrants).

      Allowed Class 8 Interests (and, accordingly, any Allowed Section 510(b) Common Claims) will be satisfied with Class B Common Stock and Reorganized Company Warrants exercisable into shares of Class B Common Stock. Class B Common Stock and Class A Common Stock will be identical in all respects (and will vote together for all purposes for which shareholder action is solicited or authorized), except that the Class B Common Stock will be subject to additional dilution (without further shareholder action of any kind, all as set forth above), upon the issuance of additional shares of such Class B Common Stock in satisfaction of Allowed Section 510(b) Common Claims.

      All shares of Class B Common Stock issued in either certificated or book-entry form will bear appropriate legends (or provisions will be employed to provide similar notice) notifying all Persons holding such shares of Class B Common Stock that such shares of Class B Common Stock are issued pursuant to the Plan and that such Class B Common Stock is subject to dilution, without further shareholder action of any kind, in satisfaction of certain Claims that may be made against the Reorganized Company as specified in the Plan.

      If the Requisite Reverse Split Amendment Votes are not received, the Existing Common Stock will be cancelled and holders of Existing Common Stock will not receive or retain any property on account of such Interests. Therefore, holders of any Allowed Section 510(b) Common Claims will not receive any property on account of such Claims.

         7.  EXISTING WARRANTS AND OPTIONS (CLASS 10).

      CLASSIFICATION: Class 10 consists of holders of Existing Warrants and Options. As described in Section VIII, "DESCRIPTION OF EXISTING INDEBTEDNESS AND EQUITY SECURITIES," Anacomp currently has outstanding (a) a total of 355,986 Existing Warrants, and (b) Existing Options exercisable for a total of 1,336,001 shares of Existing Common Stock. Each Existing Warrant is convertible into
1.0566 shares of Existing Common Stock at an exercise price of $11.57 per share. The weighted average exercise price of the Existing Options is $12.30 per share.

      The Existing Warrants expire on June 4, 2001, before the Effective Date. Because the exercise prices of the Existing Warrants and Existing Options far exceed the value of the Existing Common Stock, Anacomp does not expect that any such rights will ever be exercised. After giving effect to the Reverse Split, the Existing Warrants will have an exercise price of $41,777.27 per share and the Existing Options will have a weighted average exercise price of $49,106.18 per share.

      TREATMENT: All Existing Warrants and Options that are unexercised as of the Effective Date will be extinguished and terminated, without payment of any consideration.

      Because the holders of Class 10 Interests will not receive or retain any property on account of their Interests under the Plan, Class 10 is impaired and deemed to reject the Plan. Anacomp will request a determination that the Plan is confirmable as to this Class pursuant to Code section 1129(b)(2)(C) because, among other things, no holder of an Interest junior to this Class will receive or retain under the Plan property on account of such junior Interest.

         8.  TREATMENT OF CONTRACTS, LEASES AND INDEMNIFICATION OBLIGATIONS.

      Subject to approval of the Court, the Code permits debtors in possession (such as Anacomp, once the Reorganization Case is commenced) to assume or reject executory contracts and unexpired leases. As a general matter, an executory contract is a contract under which material performance other than the payment of money is due from either party. If an executory contract or unexpired lease is rejected by the debtor in possession, the agreement will be treated as if the debtor in possession breached its obligations thereunder immediately prior to the commencement of bankruptcy proceedings, and the other party to the agreement may file a claim for any damages incurred by reason of the rejection. In the case of rejection of employment agreements and leases of real property, such damage claims are subject to certain limitations imposed by the Code. If an executory contract or unexpired lease is assumed, the debtor in possession is required to perform its obligations thereunder in accordance with the terms of such agreement. The Plan provides for assumption and rejection of executory contracts and leases as follows.

             A) ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                (1) SCHEDULE OF ASSUMED AGREEMENTS.

      On the Effective Date, the Reorganized Company will assume any and all executory contracts and unexpired leases that constitute executory contracts or unexpired leases as of the Effective Date of the Plan -- except for any agreements that were previously assumed or rejected either by a Final Order or under Code section 365 or that will be rejected under Section III.I.2 of the Plan. Notwithstanding the preceding sentence, to the extent the Plan specifically provides for the modification of the rights of parties to agreements, such as the rights in respect of the Indentures, the terms of the Plan shall control the parties' rights thereunder. The agreements to be assumed under the Plan include all executory contracts and unexpired leases listed in the Schedule of Assumed Agreements, which is an exhibit to the Plan. In addition, the Plan constitutes a motion by Anacomp to assume (i) that certain engagement letter dated as of September 29, 2000 between Anacomp and Akin Gump and (ii) that certain engagement letter dated as of August 17, 2000 between Anacomp and Jefferies, and to pay the fees provided therein (whether incurred before or after the Petition Date).

      Anacomp reserves the right to amend the Schedule of Assumed Agreements at any time before the Confirmation Date to: (a) delete any executory contract or unexpired lease and provide for its rejection under the Plan; or (b) add any executory contract or unexpired lease and provide for its assumption under
Section III.I.1 of the Plan. Anacomp will provide notice of any amendment to the Schedule of Assumed Agreements to the party or parties to the agreement affected by the amendment.

      The Confirmation Order will constitute a Court order approving the assumption of executory contracts and unexpired leases as specified under the Plan.

                (2) CURE PAYMENTS.

      Anacomp does not believe that it is in default under any of the executory contracts or unexpired leases set forth on the Schedule of Assumed Agreements. Accordingly, the Schedule of Assumed Agreements does not identify any amounts that the Reorganized Company believes Code sections 365(b)(1)(A) or (B) require that the Reorganized Company pay in order to cure defaults under the executory contracts and unexpired leases to be assumed under the Plan. Anacomp will file an amended Schedule of Assumed Agreements within 21 days before the Confirmation Date, setting forth modified cure amounts under the executory contracts and unexpired leases to be assumed under the Plan. Anacomp reserves the right to further amend the Schedule of Assumed Agreements, including to modify the cure amounts.

      As required by Code section 365(b)(1), any and all monetary defaults under each executory contract and unexpired lease to be assumed under the Plan will be satisfied in one of the following two ways: (a) the Disbursing Agent will pay to the non-debtor party to the executory contract or unexpired lease the default amount, as set forth on the Schedule of Assumed Agreements, in cash as soon as reasonably practicable on or after the Effective Date; or (b) the Disbursing Agent will satisfy any other terms that are agreed to by both the Debtor and the non-debtor party to an executory contract or unexpired lease that will be assumed.

      If, however, a dispute arises regarding: (a) the amount of any proposed cure payments; (b) whether Anacomp has provided adequate assurance of future performance under an executory contract or unexpired lease to be assumed; or (c) any other matter pertaining to a proposed assumption, the proposed cure payments will be made within 30 days after entry of a Final Order resolving the dispute and approving the assumption.

                (3) OBJECTIONS TO ASSUMPTION OR PROPOSED CURE PAYMENTS.

      Any Person who is a party to an executory contract or unexpired lease that will be assumed under the Plan and who either contends that the proposed cure payment specified on the Schedule of Assumed Agreements is incorrect or otherwise objects to the contemplated assumption must file with the Court and serve upon Anacomp and the Reorganized Company's Counsel a written statement and supporting declaration stating the basis for its objection. This statement and declaration must be filed and served by the later of: (a) 21 days before the Confirmation Hearing Date; or (b) five days after Anacomp files and serves the Schedule of Assumed Agreements (only with respect to an executory contract or unexpired lease added to the Schedule of Assumed Agreements by such an amendment). Any Person who fails to timely file and serve such a statement and declaration will be deemed to waive any and all objections to both the proposed assumption and the proposed cure amount.

             B) REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                (1) SCHEDULE OF REJECTED AGREEMENTS.

      On the Effective Date, the Reorganized Company will reject the executory contracts and unexpired leases (except for any agreements that were previously assumed or rejected by Final Order or under Code section 365) that are identified in the Schedule of Rejected Agreements, which is an exhibit to the Plan.

      Anacomp reserves the right to amend the Schedule of Rejected Agreements at any time before the Effective Date to: (a) delete any executory contract or unexpired lease and provide for its assumption under Section III.I.1 of the Plan; or (b) add any executory contract or unexpired lease and provide for its rejection under Section III.I.2 of the Plan. Anacomp will provide notice of any amendment to the Schedule of Rejected Agreements to the party or parties to the executory contracts or unexpired leases affected by the amendment.

      The Confirmation Order will constitute a Court order approving the rejection, as of no later than the Confirmation Date, of the executory contracts or unexpired leases then identified on the Schedule of Rejected Agreements.

                (2) BAR DATE FOR REJECTION DAMAGE CLAIMS.

      Any Rejection Damage Claim or other Claim for damages arising from the rejection under the Plan of an executory contract or unexpired lease must be filed with the Court and served upon the Reorganized Company and the Reorganized Company's Counsel within 30 days after the mailing of notice of such rejection (which may be by notice of confirmation of the Plan). Any such damage Claims that are not timely filed and served will be forever barred and unenforceable against the Estate, the Reorganized Company, and their respective property, and Persons holding these Claims will be barred from receiving any distributions under the Plan on account of their Rejection Damage Claims or other Claims.

             C) POSTPETITION CONTRACTS AND LEASES.

      Except as expressly provided in the Plan or the Confirmation Order or any Final Order of the Court, all contracts, leases, and other agreements that Anacomp enters into after the Petition Date will remain in full force and effect after the Confirmation Date and the Effective Date.

             D) ASSUMPTION OF INDEMNIFICATION OBLIGATIONS.

      On the Effective Date, the Reorganized Company will be deemed to assume all indemnification obligations under applicable certificates of incorporation, bylaws, written agreements, and statutes with respect to all present and future actions, suits, and proceedings against Anacomp's directors and officers who were members of the Board or employed by Anacomp, as the case may be, as of the date the Offering Memorandum was mailed (unless between such date and the Effective Date, any such director or officer is expelled from the Board for cause or terminated for cause based upon any act or omission related to service with, for, or on behalf of Anacomp whether that act or omission occurred before the Petition Date or while the Reorganization Case was pending before the Court). These obligations will not be discharged or impaired by the Plan's confirmation or consummation, and they will survive confirmation unaffected by the contemplated reorganization.

      K. SOURCE OF FUNDS FOR DISTRIBUTIONS UNDER THE PLAN.

      On or before the Effective Date, Anacomp expects to have cash sufficient to fund all payments required to be made under the Plan. Payments under the Plan will be funded by a combination of the Amended and Restated Credit Agreement, the docHarbor Transaction proceeds (if any), and cash from operations. The following describes the sources of funds for distributions under the Plan.

         1.  AMENDED AND RESTATED CREDIT AGREEMENT

      On or prior to the Effective Date, Anacomp, the Banks and the Agent will enter into the Amended and Restated Credit Agreement containing the following material terms, as more particularly summarized in the Amended and Restated Credit Agreement Term Sheet attached as an exhibit to the Plan:

      a.    Lender: The Banks. The Agent will continue to serve as agent.

      b.    Borrower: Anacomp.

      c. Guarantors: Each Domestic Subsidiary (as defined in the Prepetition Credit Agreement) of Anacomp, created, acquired or existing on or after the Effective Date.

      d. Loan Amount and Structure: A $63,200,458 revolving credit facility (the "Facility") comprised on the Effective Date of a $57,175,000 sublimit for direct borrowing ("Direct Borrowing Sublimit") and a $6,025,458 Letter of Credit Sublimit ("Letter of Credit Sublimit"). The Letter of Credit Sublimit will be subject to upward adjustment provided there is a corresponding reduction in the Direct Borrowing Sublimit as described in section (g) below.

      e. Availability: As of the date of determination, the formula borrowing basis ("FBB") will equal an amount up to 80% of Eligible Accounts. "Eligible Accounts" will be as customarily defined by the Banks and will include Anacomp's U.S. and Canadian accounts receivable. The amount deemed within the FBB for any fiscal quarter will be determined based on the amount set forth in a borrowing base certificate to be executed and delivered during the last week of the prior fiscal quarter. The FBB will not, however, be used to determine availability under the Facility unless and until the Direct Borrowing Sublimit is less than the FBB.

      f. Interest Rate: The rate of interest charged with respect to the portion of the Facility equal to the FBB will be the Base Rate. The rate of interest charged with respect to the portion of the Facility in excess of the FBB will be 3.0% above the Base Rate. The Base Rate will be the higher of (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (.50%) above the Federal Funds effective rate. Interest will be due and payable on a monthly basis in arrears.

      g. Letters of Credit Subline: $6,025,458 in stand-by or documentary Letters of Credit on behalf of Anacomp as of the Effective Date. Replacement and new standby or documentary Letters of Credit will be issued under the Amended and Restated Credit Agreement on terms and conditions substantially similar to those set forth in the Prepetition Credit Agreement provided that, (a) in no event shall the aggregate amount of Letters of Credit exceed $9,000,000 and (b) in the event the aggregate amount of Letters of Credit exceeds $6,025,458 in the aggregate, additional Letters of Credit will be issued if and only if: (a) there is a corresponding reduction in availability under the Direct Borrowing Sublimit, and (b) under no circumstances would the procurement of such a Letter of Credit cause the Banks to exceed the total commitment. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond that of the Maturity Date, as defined below. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond the Maturity Date. The rate of interest on Letters of Credit will be 3.0% per annum. Anacomp will be charged a Letter of Credit fee as set forth in the Prepetition Credit Agreement.

      h. Collateral: The obligations under the Facility will be recourse against Anacomp and all Domestic Subsidiaries and will be secured by a perfected first priority security interest in all of the assets of Anacomp and all Domestic Subsidiaries (subject to permitted liens on terms that are not materially different as those set forth in the Prepetition Credit Agreement), whether now owned or after acquired, pursuant to the terms of Amended and Restated Security Documents, including a pledge by Anacomp of 100% of the capital stock of Anacomp's subsidiaries, provided, however, that Anacomp will not be required to pledge more than 65% of the capital stock of any Foreign Subsidiary (as defined in the Prepetition Credit Agreement). In addition, the loan documentation will contain a negative pledge on assets of Anacomp and its subsidiaries, except for liens expressly permitted by the loan documents.

      i. Restructuring Expenses: Anacomp will reimburse the Agent for all of its reasonable out-of-pocket costs and expenses relating to the restructuring, the Reorganization Case and the Plan, including search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination, collateral appraisal fees and expenses. Such costs and expenses incurred through the Effective Date will be paid on the Effective Date.

      j. Facility Fee: Anacomp will pay on the Effective Date to the Agent and the Banks, for distribution to the Banks, in accordance with each Bank's pro rata share of the Facility, a fee equal to one and one-half percent (1.5%) of the amount of the Facility minus the amount of the docHarbor Prepayment (defined below), if any, received by the Banks as of the Effective Date (the "Facility Fee"). The Facility Fee will be waived in its entirety if the claims of the Banks with respect to the Prepetition Credit Agreement are indefeasibly paid in full in cash in a single lump sum payment on the Effective Date.

      k. docHarbor Prepayment in Respect of the Facility: Upon the closing of the docHarbor Transaction (the "docHarbor Sale Date"), Anacomp will immediately make a mandatory prepayment in the amount of the net proceeds thereof (the "docHarbor Prepayment") to the Banks to permanently reduce the Direct Borrowing Sublimit and the Facility. If the proceeds of the docHarbor Transaction are less than $8,000,000, Anacomp will make an additional prepayment on the Effective Date to the Banks equal to the difference between $8,000,000 and the proceeds of the docHarbor Transaction to permanently reduce the Direct Borrowing Sublimit and the Facility. If the proceeds of the docHarbor Transaction are more than $12,500,000, 50% of the difference between the actual amount of the docHarbor Prepayment and $12,500,000 will be paid by Anacomp to the Banks to permanently reduce the Direct Borrowing Sublimit and the Facility; and the remaining 50% shall be retained by Anacomp for working capital purposes.

      l. Reduction of Commitment in Respect of the Facility: Mandatory, permanent reductions of the Facility and Direct Borrowing Sublimit as specified in the Amended and Restated Credit Agreement Term Sheet.

      m. Dividends: Anacomp will be permitted to pay dividends to its shareholders if (a) the Direct Borrowing Sublimit is less than or equal to the FBB; (b) no Event of Default has occurred under the Facility or would be caused after the payment of such dividends; and
            (c) the dividend is otherwise permitted by applicable law. In the event that Anacomp pays dividends as provided in this section, the Direct Borrowing Sublimit shall not, thereafter, exceed the FBB.

      n. Maturity Date of the Facility: December 31, 2003, if the docHarbor Sale Date occurs on or prior to September 30, 2001. December 31, 2002, if the docHarbor Sale Date does not occur on or prior to September 30, 2001.

      o.    Requirement of Confirmation of Plan and Occurrence of Effective
            Date: Unless extended by the Banks in their sole discretion, the Effective Date of the Plan must occur no later than September 30, 2001.

      p. Release: In exchange for the benefits conferred under the Amended and Restated Agreement, including the Banks' agreement to restructure the obligations owing under the Prepetition Credit Agreement, Anacomp and the Estate, and all affiliates thereof, shall release and discharge all claims and causes of action of the foregoing parties (or which have been or could be asserted by any Person on behalf of the Estates or such affiliates) against the Agent, the Banks and any of their predecessors, successors, assigns, subsidiaries, affiliates, representatives, employees, officers, directors, attorneys, accountants, agents and all other Persons that claim by, through or under any of the Banks under the Code and all claims and causes of action of the Estates (or which have been or could be asserted by any Person on behalf of the Estate or such affiliates) against the Agent, the Banks and any of their predecessors, successors, assigns, subsidiaries, affiliates, representatives, employees, officers, directors, attorneys, accountants, agents and all other Persons that claim by, through or under any of the Banks under the Code arising out of or relating to Anacomp or the Estate.

      q. Additional Mandatory Prepayments in Respect of the Facility: If at any time the outstanding amount of loans exceeds the total commitment (whether as a result of currency fluctuations or otherwise), the amount of such excess will be immediately paid to the Agent for the pro rata accounts of the Lenders. In addition to the mandatory prepayments set forth in the Reduction of Commitment section as set forth in the Amended and Restated Credit Agreement Term Sheet, Anacomp will (a) apply any cash in excess of $6,500,000 to reduce the outstanding balance within the Direct Borrowing Sublimit under the Facility (but not permanently reduce the Direct Borrowing Sublimit and the Total Commitment), and (b) apply the proceeds from any asset sale or capital raising event to permanently reduce the Total Commitment, provided that once the Direct Borrowing Sublimit is less than the FBB, Anacomp will only need to apply the net proceeds in excess of $500,000 from any asset sale or capital raising event to permanently reduce the Total Commitment. Anacomp will make a mandatory prepayment of the amount of any Letter of Credit when drawn.

      r. Optional Prepayment: Notwithstanding anything to the contrary contained herein, on or before the Effective Date Anacomp may prepay its obligations under the Prepetition Credit Agreement, provided that Anacomp pays in full in cash in a lump sum payment all principal, accrued but unpaid interest, all fees and expenses due under the Prepetition Credit Agreement and the Forbearance Agreement (and any amendments thereto) and also reimburses the Agent for all of its out-of-pocket costs and expenses relating to the Restructuring, including, but not limited to, search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination and collateral appraisal fees and expenses. No prepayment penalty will be due in respect of the Optional Prepayment. Anacomp will also be permitted, without incurring any pre-payment penalties, to make additional prepayments in cash that permanently reduce the Total Commitment and the Direct Borrowing Sublimit and, to the extent that the Total Commitment and the Direct Borrowing Sublimit are reduced and that there is availability under the FBB, Anacomp will be permitted to receive additional advances under the Facility for the purposes set forth in, and in accordance with the terms and conditions of, the Amended and Restated Credit Agreement Term Sheet. s. Expenses and Indemnification in Respect of the Facility: Similar to those terms as set forth in the Prepetition Credit Agreement.

      t. Governing Law in Respect of the Facility: Commonwealth of Massachusetts.


         2.  DOCHARBOR TRANSACTION.

      As discussed in Section IV of this Disclosure Statement, "EVENTS LEADING TO THE RESTRUCTURING; REASONS FOR FINANCIAL DIFFICULTIES AND CORRECTIONS OF THOSE FACTORS," on January 17, 2001, Anacomp announced that it signed a non-binding Letter of Intent to sell docHarbor to the Strategic Buyer. Although there can be no assurance that the docHarbor Transaction will be consummated, it is expected that the terms of the sale will be finalized in the third quarter of fiscal 2001.

      If the docHarbor Transaction does not close before commencement of the Reorganization Case, the transaction will close, if at all, near the commencement of the Reorganization Case as a transaction under Code sections 363 and 365, or at or about the time of confirmation of the Plan. THERE CAN BE NO ASSURANCE THAT THE DOCHARBOR TRANSACTION WILL BE CONSUMMATED. Anacomp intends to proceed with the Reorganization Case irrespective of whether the docHarbor Transaction occurs.

      If the docHarbor Transaction is consummated, the net proceeds of the docHarbor Transaction are expected to be approximately $15 million. The $15 million amount is merely an estimate, and the net proceeds derived from the docHarbor Transaction may in fact, be materially greater or less than $15 million. As set forth in the Amended and Restated Credit Agreement Term Sheet, the net proceeds from the docHarbor Transaction will reduce the financing to be provided under the Amended and Restated Credit Agreement and will otherwise be used by Anacomp for working capital purposes. See Section X.K.1 above for a discussion of the distribution of the net proceeds of the docHarbor Transaction.

         3.  ADDITIONAL SOURCES OF FUNDING.

      The cash and proceeds derived from operations will fund the remaining obligations under the Plan.

      L. ISSUANCE OF CLASS A COMMON STOCK AND REORGANIZED COMPANY WARRANTS.

      The Plan provides that on or before the Effective Date, Anacomp will issue and reserve the Class A Common Stock and Reorganized Company Warrants in amounts sufficient to make all distributions under the Plan. The Class A Common Stock and Reorganized Company Warrants will have the following characteristics.

         1.  THE CLASS A COMMON STOCK.

      The Class A Common Stock to be issued and reserved under the Plan will have the following attributes:

      a. Authorization and Issuance. Anacomp's Amended and Restated Articles of Incorporation authorize and will continue to authorize the issuance of 40,000,000 shares of common stock, subject to further amendment after the Effective Date. The Reverse Split will occur on the Effective Date. The Class A Common Stock will be issued or reserved in accordance with the Plan.

      b. Par Value. The Class A Common Stock will have a par --------- value of $0.01 per share.

      c. Rights. The Class A Common Stock will have such rights with respect to dividends, liquidations, voting, and other matters as are set forth in the Amended and Restated Articles of Incorporation of the Reorganized Company and as otherwise provided by Indiana law.

         2.  REORGANIZED COMPANY WARRANTS.

      The Reorganized Company Warrants will have the following attributes:

      a. Authorization and Issuance. 783,077 Reorganized Company Warrants will be issued to existing holders of Class 8 Allowed Interests on or as soon as practicable after the Effective Date and after giving effect to the Reverse Split. Each Reorganized Company Warrant will be exercisable on and after the Effective Date for a period of 5 years and will be exercisable for one share of Reorganized Anacomp Common Stock, subject to adjustment (as provided in the related Warrant Agreement as herein defined).

      b. No Rights Generally as Stockholders. No holder of Reorganized Company Warrants will be entitled to any rights generally as a stockholder of the Reorganized Company unless and until such holder has obtained shares of Reorganized Anacomp Common Stock upon the exercise of the Reorganized Company Warrants.

      c. Exercise Price. Each Reorganized Company Warrant will be exercisable at an exercise price of $61.54 per share. Holders of Allowed Class 8 Interests will receive, for each share of Class B Common Stock held immediately following the Effective Date, 194.119 Reorganized Company Warrants exercisable, in the aggregate, for 783,077 shares of Class B Common Stock or approximately 15% of the Reorganized Anacomp Common Stock immediately after giving effect to the Plan and the Reverse Split, the shares reserved for employees and management, and assuming the issuance of all shares of Reorganized Anacomp Common Stock reserved upon the exercise of the Reorganized Company Warrants. The exercise price and the number of shares of stock purchasable upon exercise of the Reorganized Company Warrants are both subject to adjustment in certain cases referred to in the warrant agreement (the "Warrant Agreement") to be attached as an exhibit to the Plan and filed by the Exhibit Filing Date.

      d. Adjustment of Exercise Price and Number of Shares of Stock Obtainable Upon Exercise. The number of shares of Reorganized Anacomp Common Stock obtainable upon exercise of each Reorganized Company Warrant and correspondingly the exercise price, will be proportionately adjusted subject to standard antidilution provisions at any time the Reorganized Company pays stock dividends, subdivides, combines or reclassifies its stock; distributes evidences of indebtedness or assets of the Reorganized Company, or rights for such assets; issues stock for less than market value; issues options, warrants or other securities convertible for stock for less than market value; or effects similar dilutive transactions, in accordance with the terms and subject to the conditions set forth in the Warrant Agreement.

      e. Form. The Reorganized Company Warrants will be ---- issued in substantially the form of, and will have such other terms and conditions, as set forth in the Warrant Agreement.

      M. CONDITIONS TO EFFECTIVENESS OF THE PLAN.

      The Plan will not become binding unless and until the Effective Date occurs. The Effective Date is the first Business Day that, as determined by Anacomp in its reasonable discretion, is a Business Day (a) that is at least ten days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all of the following conditions have been satisfied or waived by Anacomp, the Unofficial Committee and the Agent in writing:

      a. The Confirmation Order shall be entered in a form reasonably acceptable to Anacomp, the Agent and the Unofficial Committee.

      b. The financing to be provided under the Amended and Restated Credit Agreement shall be ready for immediate funding.

      c.    The Outside Date shall not yet have occurred.

      d. No MAC Event shall have occurred. As defined in Section IV.T of the Plan, A MAC Event will be deemed to occur at any time after the completion of any calendar month, beginning on or after April 1, 2001 and through September 30, 2001, during which Anacomp will realize earnings before interest, taxes, depreciation and amortization ("EBITDA"), calculated on a last twelve month ("LTM") basis and on the basis of GAAP, consistently applied, in an amount less than the amount set forth opposite such month under the caption "LTM EBITDA" in the following table. (The monthly LTM EBITDA amounts set forth below have been calculated using the actual EBITDA amounts for fiscal year 2000 and monthly EBITDA amounts for fiscal year 2001, excluding one-time restructuring expenses.)

            -----------------------------------------------------
                                               Projected Monthly
                                                   EBITDA
                                   LTM           ("Projected
                                  EBITDA        Monthly EBITDA")
            -----------------------------------------------------
            April 2001          $19,255,000      $2,033,000
            May 2001            $20,067,000      $2,033,000
            June 2001           $31,387,000      $2,033,000
            July 2001           $31,566,000      $2,500,000
            August 2001         $31,739,000      $2,500,000
            September 2001      $33,044,000      $2,500,000;
            -----------------------------------------------------

            A MAC Event will also be deemed to occur upon the occurrence of a Material Adverse Change. As used herein and in the Plan, the term "Material Adverse Change" means any change, effect, event, occurrence, state of facts or development, either alone or in combination, and either known or unknown by Anacomp as of the date hereof, that is materially adverse to the business, financial condition or results of operation of Anacomp and its domestic subsidiaries, taken as a whole, and in connection with which Anacomp and its domestic subsidiaries, taken as a whole, will suffer or incur (or in connection with which it may be reasonably expected that Anacomp and its domestic subsidiaries, taken as a whole, will suffer or incur) losses, liabilities, costs or expenses, calculated on the basis of GAAP, consistently applied, individually or in the aggregate (collectively, the "MAC Losses"), in excess of $5.0 million (the "Threshold Amount"); provided, however, that in no event will any change, effect, event, occurrence, state of facts or development that is equal to or less than 110% of the amount quantified or estimated in the Offering Memorandum, the Plan, the Disclosure Statement or in the Anacomp's Annual Report on Form 10-K for the twelve-month period ended September 30, 2000, or in the Anacomp's Quarterly Report on Form 10-Q for the three-month period ended December 31, 2000, each in the form filed by the Anacomp with the Securities and Exchange Commission, be considered a Material Adverse Change, and provided further, that in no event will the commencement of Reorganization Case be considered a Material Adverse Change.

            Notwithstanding any other provision of the preceding paragraph to the contrary, no Material Adverse Change will be deemed to occur if, during the month (or months) in which any associated MAC Loss or MAC Losses occurs, the amount of any such MAC Loss or MAC Losses - minus the amount of the Excess EBITDA (as defined here) through the same month or months - is less than the Threshold Amount. As used herein, "Excess EBITDA" means, with respect to any period, the amount, if any, by which the actual cumulative EBITDA realized by Anacomp (excluding any one-time restructuring expenses) since April 1, 2001 exceeds the cumulative Projected Monthly EBITDA (excluding any one-time restructuring expenses) for such period.

            Subject to the preceding two paragraphs, a MAC Loss will be deemed incurred for purposes of the preceding paragraph upon the determination by the Court regarding the allowed amount of any such MAC Loss, or the estimated allowed amount of any such MAC Loss, based on proofs of Claim timely filed or deemed timely filed in the Reorganization Case. In the event that a Claim is asserted in a proof of Claim (whether or not an amount is specified in such proof of Claim), and such Claim, when combined with other Claims could, in the reasonable determination of Anacomp, the Unofficial Committee or the Agent, result in MAC Losses equaling or exceeding the Threshold Amount, it will be a condition precedent to confirmation of the Plan that the Court determine or estimate the maximum amount of such MAC Losses in order to determine whether the Threshold Amount has been exceeded and, therefore, whether a Material Adverse Change will have occurred. By way of clarification, any one of Anacomp, the Unofficial Committee or the Agent may reasonably require the Court determination referenced in the preceding sentence.

            Any one of Anacomp, the Agent or the Unofficial Committee will be reasonably entitled to declare the existence of a MAC Event pursuant to written notice furnished by such party on the other such parties. In the event a dispute exists among the parties regarding whether a MAC Event has occurred, such dispute will be presented to and resolved by the Court.

            If Anacomp, the Unofficial Committee and the Agent agree that the Effective Date will take place notwithstanding the occurrence of a MAC Event, such an agreement would presumably be based on the parties' determination that the benefits of the Plan outweigh any risks associated with the occurrence of a MAC Event. Moreover, as discussed in Section XI.G. of this Disclosure Statement, even if the parties agree to go forward despite the existence of a MAC Event, the Plan will not be confirmed unless the Court finds that the Plan is feasible (i.e., that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization). Nevertheless, if the Effective Date of the Plan occurs notwithstanding the existence of a MAC Event, the MAC Event could diminish the value of the Reorganized Company.

      N. WAIVER OF CONDITIONS TO THE EFFECTIVE DATE.

      The requirement that the conditions to the occurrence of the Effective Date, as specified in Section IV.T of the Plan, be satisfied may be waived in whole or in part, and the time within which any such conditions must be satisfied may be extended, by the written agreement of Anacomp, the Unofficial Committee and the Agent. To be effective, such a waiver or extension must be in writing and filed with the Court. The failure to satisfy or waive any of such conditions may be asserted by Anacomp regardless of the circumstances giving rise to the failure of such condition to be satisfied, including any action or inaction by Anacomp. The failure of Anacomp to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed ongoing and assertable at any time.

      O. THE REORGANIZED COMPANY

         1.  MANAGEMENT OF THE REORGANIZED COMPANY.

      The following discussion includes a description of the management of the Reorganized Company, the process by which such management will be chosen, and certain compensation terms for management of the Reorganized Company.

             A) DIRECTORS OF THE REORGANIZED COMPANY.

      As of the Effective Date, Anacomp's current Board will be replaced by the New Board Members. The New Board Members will consist of the Chief Executive Officer of Anacomp, another member of management of Anacomp designated by existing management and reasonably acceptable to the Unofficial Committee, and five members designated by the Unofficial Committee. The Proxy contains the names of the New Board Members and certain biographical information concerning the New Board Members. The information contained in the Proxy regarding the New Board Members is incorporated herein by this reference.

      The membership of the Board will be subject to an election at the annual meeting of the Reorganized Company in the year 2002.

             B) OFFICERS OF THE REORGANIZED COMPANY.

      The officers of the Reorganized Company will serve at the discretion of the Board of the Reorganized Company. As of the Effective Date, it is anticipated that the officers of Anacomp then serving will continue to serve.

         2. SHARES OF REORGANIZED ANACOMP COMMON STOCK RESERVED FOR MANAGEMENT AND EMPLOYEE INCENTIVE.

      403,403 shares of Reorganized Anacomp Common Stock will be reserved (or 7.7% of the Reorganized Anacomp Common Stock outstanding after giving effect to the Plan and the Reverse Split and assuming the issuance of all shares of Reorganized Anacomp Common Stock reserved upon the exercise of the Reorganized Company Warrants) for issuance to the employees of the Reorganized Company or its subsidiaries as incentive compensation. The terms and conditions governing the award of such stock and/or stock options will be determined by the Board of the Reorganized Company following the Effective Date.

         3.  ARTICLES.

      As of the Effective Date, the Amended and Restated Articles of Incorporation of the Reorganized Company shall (a) prohibit the issuance of non-voting equities securities as required by Code section 1123(a)(6), subject to amendment of such Amended and Restated Articles of Incorporation as permitted by applicable law, and (b) effectuate the provisions of the Plan, including the Reverse Split, in each case without any further action by the shareholders or directors of Anacomp or the Reorganized Company. A copy of the form of the amended and Restated Articles of Incorporation of the Reorganized Company will be attached as an exhibit to the Plan and filed by the Exhibit Filing Date.

         4.  BYLAWS.

      As of the Effective Date, the Bylaws of the Reorganized Company will consist of such Bylaws as will be attached as an Exhibit to the Plan and filed by the Exhibit Filing Date, without any further action by the shareholders or Board of Anacomp or the Reorganized Company.

         5. LISTING OF REORGANIZED ANACOMP COMMON STOCK; REGISTRATION RIGHTS AGREEMENT.

      Commencing on the Effective Date, the Reorganized Company will exercise its reasonable best efforts to cause the shares of Reorganized Anacomp Common Stock to be listed on a national securities exchange, the NASDAQ Stock Market, the NASDAQ Small Cap Market or, if the Reorganized Company can not satisfy the listing requirements for any of such listings, any other qualifying inter-dealer quotation system. In addition, on the Effective Date, the Reorganized Company will enter into a Registration Rights Agreement with each holder of Reorganized Anacomp Common Stock that will be limited or restricted in the resale of such holder's Reorganized Anacomp Common Stock by the Federal securities laws. Such Registration Rights Agreement will provide for a "shelf registration" of the Reorganized Anacomp Common Stock subject thereto and will be attached as an Exhibit to the Plan and filed by the Exhibit Filing Date.

      P. SUMMARY OF OTHER PROVISIONS OF THE PLAN

         1.  DISBURSING AGENT.

      The Reorganized Company or Third Party Disbursing Agent will act as Disbursing Agent under the Plan and, unless otherwise specified, will make all distributions required under the Plan. The Disbursing Agent may employ or contract with other entities to assist in or perform the distribution of property to be so distributed. Unless otherwise determined by the Reorganized Company in its sole discretion, the Disbursing Agent will serve without bond. The Third Party Disbursing Agent, if any, will receive from the Reorganized Company, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services on terms agreed to by the Reorganized Company.

         2.  REVESTING OF ASSETS.

      Except as otherwise provided in the Plan or in any agreements contemplated under the Plan, on the Effective Date all property of the Estate will vest in the Reorganized Company, free and clear of all Claims, liens, encumbrances, and other Interests. From and after the Effective Date, the Reorganized Company may operate its business and use, acquire and dispose of property and settle and compromise Claims or Interests without supervision by the Court and free of any restrictions of the Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

         3.  PRESERVATION OF RIGHTS OF ACTION.

      Except as expressly released pursuant to the Plan, pursuant to section 1123(b) of the Code, the Reorganized Company will be vested with and will retain and may enforce any claims, rights, and causes of action that Anacomp or the Estate may hold or have against any entity, including without limitation, (a) any claims, rights or causes of action under sections 544 through 550 of the Code or any similar provision of state law, or any other statute or legal theory, (b) any rights of equitable subordination or disallowance, (c) any derivative causes of action that may be brought by or on behalf of Anacomp or the Estate, and (d) any and all claims, rights, or causes of action of any kind or nature of Anacomp or the Estate that may exist under applicable bankruptcy or non-bankruptcy law.

      Any such rights will be retained by the Reorganized Company free and clear of all Claims and Interests, and the Reorganized Company may pursue its revested rights of action in accordance with its best interests.

         4.  INDENTURES.

             A) CANCELLATION OF INDENTURES.

      The rights and obligations of Anacomp and any affiliate, if any, under the Indentures will be deemed cancelled on the Effective Date; provided, however, that the Indenture Trustee will serve as the Third Party Disbursing Agent in connection with distributions in respect of Old Note Claims, in accordance with the Plan.

      Without limiting the generality of the foregoing, in accordance with the cancellation of the Indentures on the Effective Date as specified above, on the Effective Date, any and all rights of or conferred upon holders of or with respect to "Senior Indebtedness" (whether such indebtedness is on account of principal, pre or post petition interest, fees, charges or otherwise), as defined in the Indentures, including any rights of subordination, priority, seniority or otherwise under the Indentures, with respect to the property to be distributed to Persons holding Old Note Claims under the Plan, will be similarly nullified and extinguished. The preceding sentence applies, without limitation, to all Persons holding Allowed Claims under the Plan, including the Banks.

      Notwithstanding the cancellation of the Indentures, the right of the Indenture Trustee to assert a lien against distributions to holders of the Old Notes (the "Charging Lien") will survive cancellation of the Indentures, subject to Section IV.D.2 of the Plan.

             B) ALLOWED FEES AND EXPENSES OF INDENTURE TRUSTEE.

      Notwithstanding anything to the contrary contained in the Plan, the Indenture Trustee's reasonable fees and expenses incurred in connection with the Reorganization Case through the Effective Date (which includes the fees and expenses of any professionals retained by the Indenture Trustee), whether incurred before or after the Petition Date, will be paid (unless otherwise ordered by the Court, without application by or on behalf of the Indenture Trustee or any professionals retained by the Indenture Trustee to the Court and without notice and a hearing) by the Reorganized Company as an Allowed Administrative Claim under the Plan. If the Reorganized Company and the Indenture Trustee cannot agree on the amount of fees and expenses to be paid, the amount of any such fees and expenses will be determined by the Court.

         5.  OBJECTIONS TO CLAIMS AND INTERESTS.

      Except as otherwise provided in Section III.B.1 of the Plan for applications of professionals for compensation and reimbursement of expenses and for the payment of other Administrative Claims, objections to any Claims or Interests will be filed and served upon the holder of such Claim or Interest no later than the date (the "Claims/Interests Objection Deadline") that is the later of (a) six months after the Effective Date, unless extended by the Court, and (b) six months after the date on which a proof of Claim or Interest has been filed, unless extended by the Court. After the Effective Date, only Anacomp or the Reorganized Company will have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests.

         6.  DISTRIBUTION OF PROPERTY UNDER THE PLAN.

             A) MANNER OF CASH PAYMENTS UNDER THE PLAN.

      Cash payments made pursuant to the Plan will be in U.S. dollars on checks drawn on a domestic bank selected by the Reorganized Company or, at the option of the Reorganized Company, by wire transfer from a domestic bank; provided, however, that payments made to foreign creditors holding Allowed Claims may be paid, at the option of the Reorganized Company, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

             B) MANNER AND DISTRIBUTION OF CLASS A COMMON STOCK UNDER THE PLAN.

                (1) DISTRIBUTIONS TO HOLDERS OF OLD NOTE CLAIMS.

      Distributions of Class A Common Stock to be distributed to holders of Old Note Claims will be made by the Disbursing Agent to the Indenture Trustee. The Indenture Trustee will receive such securities for the benefit of the holders of securities issued under the Indentures and will be requested to deliver, as soon as practicable, such Class A Common Stock to each holder of an Old Note Claim issued under the Indentures to which the Indenture Trustee is a party in accordance with the Indentures or applicable law and the Plan. The reasonable fees and expenses of the Indenture Trustee for making distributions under the Plan will be paid by the Reorganized Company.

             C) MANNER AND DISTRIBUTION OF REORGANIZED COMPANY WARRANTS UNDER
                THE PLAN.

      The Disbursing Agent will distribute the Reorganized Company Warrants to and in respect of the Existing Common Stock in accordance with applicable non-bankruptcy law (but subject to the terms of the Plan) to holders thereof.

             D) SURRENDER OF SECURITIES.

      As a condition to participation under the Plan, a holder of an Old Note Claim that desires to receive property to be distributed on account of such Claim shall surrender the security representing such Claim to the Indenture Trustee in accordance with the procedures set forth in the Indentures, to the extent applicable. Following confirmation of the Plan, holders of such securities will receive specific instructions regarding the time and manner in which the Old Note Claims are to be surrendered, which instructions shall be given by the Reorganized Company, the Disbursing Agent, or the Indenture Trustee to such holders as soon practicable after the Effective Date. Pending such surrender, such securities will be cancelled and represent only the right to receive the distributions to which the holder is entitled under the Plan.

      Any Old Note Claim represented by a security that is lost, stolen, mutilated, or destroyed will be deemed surrendered when the holder of such Claim based thereon delivers to the Indenture Trustee (i) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation, or destruction of such instrument, or (ii) such security or indemnity as may be required by the Indenture Trustee, to hold it harmless with respect thereto. All other Claims will be paid according to the Allowed amounts of those Claims.

             E) NO DISTRIBUTIONS WITH RESPECT TO DISPUTED CLAIMS AND INTERESTS.

      Notwithstanding any other provisions of the Plan, no payments of cash or distributions of plan securities or other consideration of any kind shall be made on account of any Disputed Claim or Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest or is deemed to be such for purposes of distribution, and then only to the extent that the Claim or Interest becomes, or is deemed to be for distribution purposes, an Allowed Claim or Allowed Interest.

         7. DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

      A. DELIVERY OF DISTRIBUTIONS IN GENERAL.

      Except as provided in Section IV.F.5.b of the Plan for holders of undeliverable distributions, distributions to holders of Allowed Claims and Allowed Interests will be distributed by mail as follows: (a) at the addresses set forth on the respective proofs of Claim or Interest filed by such holders of Allowed Claims and Allowed Interests; (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim or Interest; (c) at the address reflected in the Schedules if no proof of Claim or Interest is filed and the Disbursing Agent has not received a written notice of a change of address; and (d) with respect to holders of Allowed Class 4 Claims and Allowed Class 8 Interests, at the last known address of record holders of such Allowed Claims and Allowed Interests as of the Record Date, as determined by the applicable transfer agent.

      B. UNDELIVERABLE DISTRIBUTIONS.

                (1) HOLDING AND INVESTMENT OF UNDELIVERABLE PROPERTY.

      If the distribution to the holder of any Allowed Claim or Allowed Interest is returned to the Disbursing Agent as undeliverable, no further distribution will be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then current address. Subject to the other provisions of the Plan, undeliverable distributions will remain in the possession of the Disbursing Agent pursuant to Section IV.F.5.b of the Plan until such time as a distribution becomes deliverable.

      Unclaimed cash will be held in an unsegregated bank account in the name of the Disbursing Agent or the Reorganized Company for the benefit of the potential claimants of such funds, and will be accounted for separately. The parties entitled to such funds will be entitled to simple interest on the funds at the rate of five percent (5%) per annum.

                (2) DISTRIBUTION OF UNDELIVERABLE PROPERTY AFTER IT BECOMES
                    DELIVERABLE AND FAILURE TO CLAIM UNDELIVERABLE PROPERTY.

      Any holder of an Allowed Claim or Allowed Interest who does not assert a claim in writing for an undeliverable distribution held by the Disbursing Agent within one year after the Effective Date will no longer have any claim to or interest in such undeliverable distribution, and will be forever barred from receiving any distributions under the Plan, or from Anacomp, the Reorganized Company, the Estate or their respective property. In such cases any property held for distribution on account of such Claims or Interests will be retained by the Reorganized Company, as follows: (a) any undistributed cash will be the property of the Reorganized Company, free from any restrictions thereon; and (b) any undistributed Plan Securities will be cancelled. Nothing contained in the Plan shall require Anacomp, the Reorganized Company, or the Disbursing Agent to attempt to locate any holder of an Allowed Claim or an Allowed Interest.

      THEREFORE, ANY HOLDER OF AN ALLOWED CLAIM OR ALLOWED INTEREST THAT DOES NOT ASSERT A CLAIM FOR AN UNDELIVERABLE DISTRIBUTION WITHIN ONE YEAR AFTER THE EFFECTIVE DATE WILL HAVE ANY CLAIM FOR SUCH UNDELIVERABLE DISTRIBUTION DISCHARGED WITH RESPECT THERETO AND FOREVER WILL BE BARRED FROM ASSERTING ANY SUCH ALLOWED CLAIM OR ALLOWED INTEREST AGAINST ANACOMP, THE ESTATE, THE REORGANIZED COMPANY, OR THEIR RESPECTIVE PROPERTY.

         8.  COMPLIANCE WITH TAX REQUIREMENTS.

      The Disbursing Agent will comply with all withholding and reporting requirements imposed on it by governmental units, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements, if any.

         9.  SET-OFF, RECOUPMENT AND OTHER RIGHTS.

      Notwithstanding anything to the contrary contained in the Plan, the Reorganized Company may, but will not be required to, set off, recoup, assert counterclaims or withhold against any Allowed Claim or Allowed Interest and the distributions to be made pursuant to this Plan on account of such Claim or Interest claims of any nature that Anacomp, the Estate, or the Reorganized Company may have against the holder of such Allowed Claim or Allowed Interest; provided, however, that neither the failure to effect such a setoff or recoupment, nor the allowance of any Claim against or Interest in Anacomp or the Reorganized Company, nor any partial or full payment during the Reorganization Case or after the Effective Date in respect of any Allowed Claim or Allowed Interest, will constitute a waiver or release by Anacomp or the Reorganized Company of any claim that it may possess against such holder.

         10. NO LIABILITY FOR SOLICITATION OR PARTICIPATION.

      Pursuant to section 1125(e) of the Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

         11. LIMITATION OF LIABILITY.

      To the maximum extent permitted by law, none of Anacomp, the Reorganized Company, the Estate, the Creditors' Committee, the Unofficial Committee, the Indenture Trustee, nor any of their employees, officers, directors, agents, members, representatives, or professional advisors employed or retained by any of them, shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan.

         12. DISSOLUTION OF COMMITTEES.

      On the Effective Date, the Creditors' Committee and any other official committee will be released and discharged from the rights and duties arising from or related to the Reorganization Case, except with respect to final applications for professionals' compensation. The professionals retained by the Creditors' Committee and any other committee appointed pursuant to Code section 1102 and the members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications by such professionals or committee members for allowance of compensation and reimbursement of expenses pending on the Effective Date or timely filed after the Effective Date as provided in the Plan, as approved by the Court.

         13. PAYMENT OF FEES AND EXPENSES OF PROFESSIONAL ADVISORS TO UNOFFICIAL COMMITTEE.

      The reasonable fees and expenses incurred before or after the Petition Date by the Unofficial Committee's counsel and financial advisors, including without limitation the amounts payable to Akin Gump pursuant to its engagement letter dated as of September 29, 2000 and the amounts payable to Jefferies pursuant to its engagement letter dated as of August 17, 2000 (who were retained by agreement with Anacomp with respect to the Restructuring), will be paid (unless otherwise ordered by the Court, without application by or on behalf of any such professionals to the Court and without notice and a hearing) by the Reorganized Company as an Allowed Administrative Claim. If the Reorganized Company and any such professional retained by the Unofficial Committee cannot agree on the amount of fees and expenses to be paid to such professional, the amount of any such fees and expenses will be determined by the Court. See
Section X.J.8.a of this Disclosure Statement for a discussion of Anacomp's assumption of the engagement letters with Akin Gump and Jefferies under the Plan.

         14. RETENTION OF JURISDICTION.

      The Plan provides that notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Court will retain jurisdiction over the Reorganization Case to the fullest extent provided by law.


                                      XI.

                     ACCEPTANCE AND CONFIRMATION OF THE PLAN

      The following discussion is intended solely to alert readers about basic confirmation issues that they may wish to consider and certain deadlines for filing claims. Anacomp CANNOT and DOES NOT represent that the discussion contained below is a complete summary of the law on this topic. BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX, PERSONS CONCERNED WITH CONFIRMATION OF THE PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND/OR OTHER ADVISORS.

      Before the Plan can be confirmed, the Code requires that the Court determine, among other things, that (a) the Plan was accepted by the requisite votes of holders of Claims and Interests, except to the extent that confirmation over the objection of a rejecting class is available under section 1129(b) of the Code (see "Nonconsensual Confirmation" below); (b) the Plan is feasible (that is, there is a reasonable probability that the Reorganized Company will be able to perform its obligations under the Plan and continue to operate its business without further financial reorganization); and (c) the Plan is in the "best interests" of all creditors (that is, the Plan must pay creditors at least as much as creditors would receive in a liquidation under chapter 7 of the
Code).

      To confirm the Plan, the Court must find that the above conditions and others are met. Thus, even if Anacomp's creditors and holders of Existing Common Stock accept the Plan by the requisite votes, the Court must make independent findings that the Plan conforms to the requirements of the Code. Anacomp's Board believes that the Plan will satisfy the statutory requirements of chapter 11 of the Code, that Anacomp has complied or will have complied with all of the requirements of the Code, and that the Plan is being proposed and will be submitted to the Court in good faith.

      A. WHO MAY OBJECT TO CONFIRMATION OF THE PLAN.

      After Anacomp commences the Reorganization Case and requests an order confirming the Plan, the Court will schedule a hearing on confirmation of the Plan, and notice (the "Confirmation Notice") of the Confirmation Hearing will be provided to all parties in interest in the Reorganization Case. Any party in interest, including creditors and shareholders who vote to reject the Plan and holders of the Existing Warrants and Options, will have the opportunity to file an objection to confirmation of the Plan. Objections to the Plan must be made in accordance with the procedures described in the Confirmation Notice. Failure to oppose Anacomp's request to confirm the Plan may be deemed to be consent to the Plan's confirmation.

      B. WHO MAY VOTE TO ACCEPT OR REJECT THE PLAN.

      Only Classes that are impaired under the Plan are entitled to vote to accept or reject the Plan. As a general matter, a Class of Claims or Interests is considered to be unimpaired under a plan of reorganization if the plan does not alter the legal, equitable and contractual rights of the holders of such Claims or Interests. A Class of Claims or Interests that is unimpaired is deemed to have accepted the Plan under section 1126 of the Code, and is not entitled to vote. In addition, an impaired Class of Claims or Interests is deemed to have rejected a plan (and therefore is not entitled to vote) if such plan provides that the holders of Claims or Interests of such Class will not receive or retain any property under the plan on account of such Claims or Interests.

      For impaired Classes entitled to vote, section 1126 of the Code establishes separate acceptance criteria for classes of Claims and classes of Interests. An impaired Class of Claims has accepted the Plan only when more than one-half in number and at least two-thirds in amount of the Claims actually voting in that Class vote in favor of the Plan. An impaired Class of Interests has accepted the Plan when at least two-thirds in amount of the Interests actually voting in that class vote in favor of the Plan. Only those holders who actually vote will be counted for purposes of determining acceptance or rejection of the Plan. Therefore, the Plan could be accepted by any impaired Class of Claims with the affirmative vote of less than two-thirds in amount or one-half in number of all the Claims in such Class, or by any impaired Class of Interests with the affirmative vote of less than two-thirds in amount of all outstanding Interests in such Class.

      Anacomp believes that Classes 1, 4 and 8 are impaired and therefore entitled to vote on the Plan. Although Class 9 is impaired, Anacomp is not aware of any Persons holding any Section 510(b) Common Claims, and votes are not being solicited. Accordingly, Class 9 is deemed to reject the Plan and is not entitled to vote. Class 10 is impaired and deemed to reject the Plan, and therefore is not entitled to vote. Anacomp believes that Classes 2, 3, 5, 6 and 7 are unimpaired and therefore not entitled to vote on the Plan. Pursuant to applicable sections of the Code, holders of Administrative Claims and Priority Tax Claims are not classified and not entitled to vote on the Plan. Any party that disputes Anacomp's characterization of its Claim or Interest as unimpaired may request a finding of impairment from the Court in order to obtain the right to vote.

      Under section 1126(b) of the Code, a holder of a Claim or Interest that has accepted a plan of reorganization before the commencement of a chapter 11 case will be deemed to have accepted the plan for purposes of confirmation of such plan if the Court determines that the solicitation of such acceptance is either in compliance with any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such a solicitation and/or is in compliance with Code section 1125. Anacomp believes that this Disclosure Statement complies with the requirements of Code section 1126(b) and all applicable nonbankruptcy laws, rules and regulations, including federal securities laws for purposes of solicitation of acceptances or rejections of the Plan from the Classes being solicited. If the Court finds that the Disclosure Statement so complies, then holders accepting or rejecting the Plan that is filed with the Court will be deemed by the Court to have accepted or rejected such Plan, unless the Court later permits any such acceptances or rejections to be revoked for cause shown. In addition, Anacomp reserves the right to use acceptances of the Plan received in this Solicitation to seek confirmation of the Plan under any case commenced under chapter 11 of the Code, whether such case is commenced by the filing of a voluntary or involuntary petition.

      The Court may confirm the Plan only if at least one Class of impaired Claims has voted to accept the Plan (without counting the votes of any insiders whose Claims are classified within that Class) and if certain statutory requirements, including those described below, are met as to both nonconsenting members within a consenting Class and dissenting Classes.

      C. VOTING ON THE PLAN.

      Holders of Claims in Class 1 and Class 4 and holders of Interests in Class 8 have been sent a Ballot with these materials to be used in voting to accept or reject the Plan. In voting for or against the Plan, please use only the Ballot sent to you with these materials, and please read carefully the voting instructions on the Ballot for an explanation of applicable voting procedures and deadlines.

         1.  VOTING RECORD DATE.

      Consistent with the provisions of Bankruptcy Rule 3018, Anacomp has fixed 5:00 p.m., Eastern Daylight Time, on May 7, 2001 as the time and date for determining which holders of Claims and Interests are eligible to vote on the Plan.

         2.  VOTING DEADLINE.

      The period during which Ballots with respect to the Plan will be accepted by Anacomp (and may be withdrawn if the Court enters an order permitting such withdrawal), will terminate at 5:00 p.m., Eastern Daylight Time, on [_______], 2001 (the "Voting Deadline"), unless and until Anacomp, subject to the consent of the Unofficial Committee, extends the date by which Ballots will be accepted, in which event such solicitation period will terminate at such extended time on such extended date. BALLOTS RECEIVED BY THE VOTING AGENT AFTER 5:00 P.M., EASTERN DAYLIGHT TIME, ON [_______], 2001, WILL NOT BE COUNTED. An earlier deadline will be set for Beneficial Holders to transmit their Ballots to a brokerage firm, proxy intermediary or other proper party for inclusion in a Master Ballot, as described below.

      Anacomp reserves the absolute right, at any time or from time to time, to extend the period of time (on a daily basis, if necessary) during which Ballots will be accepted including, without limitation, in order to achieve the requisite acceptances of the Plan, by making a public announcement of such extension no later than 9:00 a.m., Eastern Daylight Time, on the first Business Day next succeeding the previously announced Voting Deadline. Without limiting the manner in which Anacomp may choose to make any public announcement, Anacomp will not have any obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a news release through the Dow Jones News Service or other similar service. There can be no assurance that Anacomp will exercise its right to extend the solicitation period for the receipt of Ballots.

      Anacomp expressly reserves the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with the requirements of section 1127 of the Code and the Bankruptcy Rules, and subject to the prior written consent of the Unofficial Committee and the Agent, which consent shall not be unreasonably withheld). If Anacomp makes a material change in terms of the Plan, or if it waives a material condition, Anacomp will disseminate additional solicitation materials and will extend the Voting Deadline, in each case to the extent required by law.

         3.  VOTING PROCEDURES.

      Anacomp is providing copies of this Disclosure Statement, Ballots, and where appropriate, Master Ballots, to all holders of impaired Claims or Interests in Classes 1, 4 and 8 (the "Voting Securities"). Only those holders of Claims and Interests entitled to vote on the Plan will receive a Ballot with this Disclosure Statement.

      Registered holders of Voting Securities may include brokerage firms, commercial banks, trust companies, or other nominees. If such entities do not hold for their own account, they should promptly provide copies of this Disclosure Statement and appropriate Ballots to their customers and to beneficial owners. Any beneficial owner who has not received a Ballot should contact its brokerage firm, nominee, or the Voting Agent at its toll-free number: 1-866-241-2786.

             A) BENEFICIAL OWNERS.

      Any beneficial owner holding Voting Securities in "street name" through a brokerage firm, bank, trust company, or other nominee can vote only by following these instructions:

      1.    Fill in all the applicable information on the Ballot.

      2. Sign the Ballot (unless the Ballot has already been signed by the bank, trust company, or other nominee).

      3. Return the Ballot to the addressee on the pre-addressed envelope enclosed with the Ballot. If no envelope was enclosed, contact the Voting Agent for instructions. The Ballot should not be returned to the Court or to Anacomp.

      Any Ballot submitted to a brokerage firm or proxy intermediary will not be counted until such brokerage firm or proxy intermediary properly completes and delivers a corresponding Ballot or Master Ballot to the Voting Agent.

      Any beneficial owner holding an Interest in its own name can vote by completing and signing the enclosed Ballot and returning it directly to the Voting Agent (using the enclosed pre-addressed envelope). For purposes of voting to accept or reject the Plan, the beneficial owners of Interests will be deemed to be the "holders" of such Claims or Interests represented by such Voting Securities. Holders of record on the Record Date may not split their individual vote on the Plan with respect to a particular class of Voting Securities. A holder must vote all securities beneficially owned in a particular class in the same way (i.e., all "accept" or all "reject") even if such Voting Securities are owned through more than one broker or bank.

             B) BROKERAGE FIRMS, BANKS, AND OTHER NOMINEES.

      A brokerage firm which is the registered holder of Voting Securities for a beneficial owner can vote on behalf of such beneficial owner by (i) distributing a copy of this Disclosure Statement and all appropriate Ballots to such owner,
(ii) collecting all such Ballots, and (iii) completing a Master Ballot compiling the votes and other information from the Ballots collected and transmitting such Master Ballot to the Voting Agent. A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of such beneficial owner. A commercial bank, trust company or other nominee that is the registered holder of Voting Securities for a beneficial owner can arrange for such beneficial owner to vote by executing the appropriate Ballot and by distributing a copy of the Disclosure Statement and such executed Ballot to such beneficial owner.

             C) OTHER.

      If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should indicate such capacity when signing and, unless otherwise determined by the Company, must submit proper evidence satisfactory to Anacomp of their authority to so act. Except as provided below, unless the Ballot being furnished is timely submitted to the Voting Agent on or prior to the Voting Deadline together with any other documents required by such Ballot, Anacomp may, in its sole discretion, reject such Ballot as invalid and, therefore, decline to use it in connection with seeking confirmation of the Plan.

      In the event of a dispute with respect to a Claim or Interest, any vote to accept or reject the Plan cast with respect to such Claim or Interest will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise. Anacomp is not at this time requesting the delivery of, and will not accept, certificates representing any of the Voting Securities. Anacomp (or its agent) will furnish all holders of Voting Securities with appropriate letters of transmittal to be used to remit such certificates in exchange for securities to be issued under the Plan. Information regarding such remittance procedure (together with all appropriate materials) will be distributed by Anacomp (or its agent) after the commencement of the Reorganization Case.

      Once a holder of Voting Securities has cast a vote for or against the Plan, that vote cannot be changed unless the Court permits the holder to do so after notice and a hearing to determine whether sufficient cause exists to permit the change.

      Anacomp will pay all costs, fees and expenses relating to the solicitation of votes on the Plan, including, without limitation, customary mailing and handling costs of brokers, dealers, commercial banks, trustees and other nominees.

      D. NONCONSENSUAL CONFIRMATION.

      As noted above, if at least one impaired Class accepts the proposed Plan, the Court may confirm the Plan over the objection of nonaccepting Classes if the nonaccepting Classes are treated in the manner required by the Code. Section 1129(b) of the Code provides for confirmation of a plan even if the plan is not accepted by all impaired classes. The process by which nonaccepting Classes are forced to be bound by the terms of the Plan is commonly referred to as "cramdown."

      Under the cramdown provisions, if a class votes to reject a plan, the Court may nevertheless confirm the plan if it does not discriminate unfairly against the nonaccepting class and is "fair and equitable" to that class, as referred to in Code section 1129(b) and applicable case law. A plan is fair and equitable to a dissenting class of unsecured Claims if (i) each holder of a Claim in the dissenting class receives or retains on account of that Claim property that has a value, as of the plan's effective date, equal to the allowed amount of that Claim or (ii) the holder of any Claim or Interest that is junior to the Claims within the dissenting class will not receive or retain any property on account of that junior Claim or Interest. A plan is fair and equitable to a dissenting class of equity Interests if (i) each holder of an interest included in the dissenting class receives or retains on account of that Interest property that has a value, as of the plan's effective date, equal to the value of that interest or (ii) the holder of any Interest that is junior to the Interests within the dissenting class will not receive or retain any property on account of that junior Interest.

      Anacomp will ask the Court to confirm the Plan by cramdown on the impaired Classes if any of these Classes do not vote to accept the Plan, provided that the Plan's treatment of any such Class complies with Code section 1129(b). By way of illustration, if Class 8 (Existing Common Stock) votes as a Class to reject the Plan, Anacomp will seek to confirm the Plan notwithstanding such rejection because among other things no junior Class of Claims or Interests will receive or retain any property on account of such Claims or Interests under the Plan (as noted above in Section X, "THE PLAN," the Plan provides that if the Requisite Reverse Split Amendment Votes are not obtained from holders of Existing Common Stock, such holders will not receive or retain any property on account of their Interests whether or not such holders voted as a Class to reject the Plan).

      E. LIQUIDATION ANALYSIS.

      Section 1129(a)(7) of the Code requires that each holder of a claim or interest in an impaired class either (a) vote to accept the plan or (b) receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the debtor were liquidated under chapter 7 of the Code.

      In a chapter 7 case, the debtor's assets are usually sold by a chapter 7 trustee. Secured creditors generally are paid first from the sales proceeds of properties on which the secured creditor has a lien. Administrative Claims are generally paid next. Then unsecured creditors are paid from any remaining sales proceeds, according to their rights to priority. Unsecured creditors with the same priority share Pro Rata. Finally, Interest holders receive any balance that remains after all creditors are paid.

      For the Court to be able to confirm the Plan, the Court must find that Persons holding Claims and Interests who do not accept the Plan will receive at least as much under the Plan as they would receive under a chapter 7 liquidation. Anacomp believes that the Plan satisfies this requirement.

      Specifically, the liquidation analysis provided in Exhibit 6 illustrates the consequences of a chapter 7 liquidation, based on asset values from Anacomp's unaudited balance sheet as of February 28, 2001 and liabilities from Anacomp's unaudited balance sheet as of December 31, 2000, subject to certain adjustments as discussed in Exhibit 6. Using these assumptions, Anacomp calculated a range of recoveries realizable in a liquidation. The midpoint of the range projects that holders of unsecured Claims in Classes 4, 5 and 6 would receive a recovery of approximately 2% on account of their Claims and holders of Existing Common Stock and Existing Warrants and Options would receive no distribution in the event that Anacomp were to be liquidated under Chapter 7 of the Code. In contrast, under the Plan holders of Allowed unsecured Claims in Classes 5 and 6 will be unimpaired, and holders of the Old Notes (Allowed Class 4 Claims) will receive Class A Common Stock, valued significantly in excess of the projected 2% recovery in a liquidation. Similarly, if the Requisite Reverse Split Amendment Votes are obtained, holders of Existing Common Stock and Existing Warrants and Options will retain their Interests in the Reorganized Company, albeit on a significantly diluted basis. The Existing Warrants will have expired by the Effective Date of the Plan, and the holders of Existing Options will receive no distribution - the same result as under a liquidation. Similarly, if the Requisite Reverse Split Amendment Votes are not obtained, the holders of Existing Common Stock will not receive or retain any property and will therefore receive the same treatment as under a liquidation. Thus, it is clear that all holders of Claims and Interests will receive at least as favorable treatment under the Plan as they would in a hypothetical Chapter 7 liquidation, and that, in fact, creditors and holders of Existing Common Stock will receive better treatment under the Plan than in a Chapter 7 liquidation.

      ANACOMP HAS ESTIMATED THE LIQUIDATION VALUE OF ITS ASSETS BASED UPON THE MOST ACCURATE INFORMATION THAT IS CURRENTLY AVAILABLE. BECAUSE THAT ESTIMATE IS A PREDICTION OF WHAT COULD BE OBTAINED IN THE FUTURE IF SUCH ASSETS WERE LIQUIDATED, THERE IS NO WAY TO GUARANTEE THAT THE ESTIMATE IS ENTIRELY ACCURATE. IT IS PROBABLE THAT THE ACTUAL LIQUIDATION OF ANACOMP'S ASSETS WOULD GENERATE EITHER MORE OR LESS THAN THE ESTIMATED VALUE SET FORTH ABOVE AND IN EXHIBIT 6. ALTHOUGH THE LIQUIDATION ANALYSIS ILLUSTRATES THE CONSEQUENCES OF A LIQUIDATION COMMENCING ON OR ABOUT FEBRUARY 28, 2001, ANACOMP BELIEVES THAT THE ANALYSIS OF THE CONSEQUENCES OF SUCH A LIQUIDATION WOULD BE SUBSTANTIALLY THE SAME IF THE EFFECTIVE DATE WERE USED AS THE DATE FOR THE COMMENCEMENT OR OCCURRENCE OF THE LIQUIDATION.

      F. REORGANIZATION VALUE.

      In connection with confirmation of the Plan, the Court may be asked to determine the reorganization value of the Reorganized Company on the Effective Date. The reorganization value of an enterprise often is used for the purpose of evaluating the consideration that creditors and shareholders will receive under a plan of reorganization. Reorganization value has been defined as follows:

            Reorganization value is a forecast of future earnings converted to present value by a capitalization or discount rate. This capitalization or discount rate reflects the expected annual rate of return on an investment and the choice of this rate is a question of judgment, which must be reasonably related to the rates of return generally expected by investors from comparable investment opportunities.(3)

-------------

(3)   In re Equity Funding Corp., 391 F. Supp. 768, 772 (C.D. Cal. 1975).


      Exhibit 5 sets forth a determination of the reorganization value of the Reorganized Company. Anacomp directed its financial advisor, CSFB, to prepare valuation analyses to determine a range of enterprise values of Anacomp, based upon information contained in this Disclosure Statement, the Offering Memorandum and information Anacomp has made available to CSFB. The valuation analyses did not address other aspects of the proposed Restructuring or any related transaction. The valuation analyses were prepared for the information of Anacomp's Board in connection with its consideration of the Restructuring and do not constitute a recommendation to any holder of a Claim or Interest as to how to vote or act on any matter relating to the Restructuring. CSFB's estimate of a range of enterprise values does not constitute an opinion as to the fairness from a financial point of view of the consideration to be received under the Exchange Offer or the Plan or of the terms and provisions of the Exchange Offer or the Plan.

      In arriving at its views on valuation, CSFB reviewed this Disclosure Statement, the Plan, the Offering Memorandum and certain related documents, as well as publicly available business and financial information relating to Anacomp. CSFB also reviewed other information relating to Anacomp, including the fiscal 2001 to fiscal 2005 financial projections set forth in Exhibit 5 to this Disclosure Statement, which Anacomp provided to and discussed with CSFB. CSFB also met with the management of Anacomp to discuss its business and prospects. CSFB prepared a discounted cash flow applied on the unlevered free cash flows that Anacomp would generate assuming Anacomp's financial projections were realized. Based upon discussions with management, CSFB then applied a range of perpetual growth rates and discount rates based upon the weighted average cost of capital ("WACC") for comparable companies. CSFB also considered financial data of Anacomp and compared that data with similar data for other publicly held companies in businesses similar to Anacomp, and the selling price, to the extent available, of recently sold companies in businesses similar to Anacomp, as well as other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

      In connection with its review, CSFB did not assume any responsibility for independent verification of any of the information that was provided to, or otherwise reviewed by it and it relied on that information being complete and accurate in all material respects. With respect to financial projections, CSFB was advised by Anacomp's management, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Anacomp's management as to the future financial performance of Anacomp after giving effect to the proposed Exchange Offer or the Plan, as the case may be. Certain of the results projected by Anacomp's management are materially better than the recent historical results of Anacomp's operations. As a result, to the extent that the estimate of enterprise values is dependent upon Anacomp performing at the levels set forth in the financial projections, such analysis must be considered speculative. If the business performs at levels below those set forth in the financial projections, such performance may have a material impact on the financial projections and on the estimated range of values derived therefrom. In addition, CSFB assumed that the Restructuring would be completed in accordance with the terms of the Exchange Offer or the Plan, as the case may be, without any amendments, modifications or waivers and also assumed that in the course of obtaining the necessary consents for the Restructuring, there will be no delays, modifications or restrictions imposed that will have a material adverse effect on the contemplated benefits of the Restructuring to Anacomp. CSFB was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Anacomp, and was not furnished with any such evaluations or appraisals. CSFB's valuation analyses were based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, CSFB as of the date of this Disclosure Statement.

      The preparation of valuation analyses is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, many of which are beyond the control of Anacomp and CSFB. The valuation range indicated by CSFB's analyses is not necessarily indicative of the prices at which the common stock or other securities of Anacomp may be bought or sold or predictive of future financial results or values, which may be significantly more or less favorable than those indicated by the analysis. Actual market prices of such securities at issuance and thereafter will depend upon market conditions and the prospects, financial and otherwise, of Anacomp. Accordingly, CSFB's analyses and estimates are inherently subject to substantial uncertainty. In addition, the estimated range of enterprise values is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of the date of this Memorandum. It should be understood that, although subsequent developments may affect CSFB's conclusions, CSFB does not have any obligation to update, revise or reaffirm its estimate.

      As a result of such analyses, reviews, discussions, considerations and assumptions, CSFB has advised Anacomp that, based upon and subject to the foregoing, as of the date of this Disclosure Statement, CSFB's valuation analyses indicated that the enterprise value of Anacomp as of an assumed Exchange Offer Closing Date or Effective Date, as the case may be, of June 30, 2001, would be between $120.0 million and $180.0 million. CSFB's estimate of a range of enterprise values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Exchange Offer or the Plan or of the terms and provisions of the Exchange Offer or the Plan.

      As discussed above, the reorganization value of a debtor does not necessarily correspond to the anticipated market or trading value of the debtor's securities upon plan effectiveness. Nevertheless, Anacomp believes that a determination of reorganization value is the proper means of valuing the Reorganized Company for purposes of confirmation, to the extent that such a valuation is necessary.

      G. FEASIBILITY.

      In order to be confirmed, the Plan must also be feasible. Feasibility means that, unless a liquidation or further reorganization is proposed under the Plan, confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of either Anacomp or any successor to Anacomp under the Plan.

      There are at least two important aspects of a feasibility analysis. First, the debtor must have enough cash on hand on the plan's effective date to pay all the claims and interests that are entitled to be paid on the effective date. Anacomp maintains that this aspect of feasibility is satisfied. The Reorganized Company should have ample liquidity under the financing to be provided under the Amended and Restated Credit Agreement to satisfy these obligations, and Anacomp's projections (see Exhibit 5 hereto) provide for the payment in full of these obligations on the Effective Date.

      Second, the debtor must have enough cash over the life of the Plan to make the required plan payments. Anacomp has provided financial statements that include both historical and projected information. The projections cover (a) the nine months ending June 30, 2001, (b) the three months ending September 30, 2001 and (c) the fiscal years ending September 30, 2002, September 30, 2003, September 30, 2004 and September 30, 2005, and are accompanied by notes setting forth the key assumptions underlying those projections. Please refer to Exhibit 5 for the relevant financial statements. Anacomp believes that it will have sufficient value and a positive track record of performance to refinance the obligations under the Amended and Restated Credit Agreement on or before the maturity of that facility. YOU SHOULD CONSULT WITH YOUR ACCOUNTANT, FINANCIAL ADVISOR AND/OR OTHER ADVISOR IF YOU HAVE ANY QUESTIONS PERTAINING TO THESE FINANCIAL STATEMENTS.

      Anacomp 's projections show that Anacomp should generate substantial revenues from operations to meet all obligations imposed under the Plan and to deliver a meaningful return to holders of Reorganized Anacomp Common Stock.


                                      XII.

                           EFFECT OF PLAN CONFIRMATION

      A. DISCHARGE AND INJUNCTION.

      Section 1141 of the Code provides that confirmation of a plan of reorganization results in a discharge of the debtor from any debt that arose before the date of such confirmation. Any and all Allowed Claims against and Allowed Interests in Anacomp will be entitled to satisfaction from the assets of the Reorganized Company only to the extent specifically provided by the express provisions of the Plan.

      The rights afforded in the Plan and the treatment of all Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against Anacomp, the Reorganized Company, the Estate, or any of their property. Except as otherwise provided in the Plan or the Confirmation Order: (a) on the Effective Date, Anacomp, the Reorganized Company, the Estate, and their property will be deemed discharged and released to the fullest extent permitted by section 1141 of the Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims, and Interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Code, regardless of whether or not (i) a proof of Claim or proof of Interest based on such debt or Interest is filed or deemed filed,
(ii) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Code, or (iii) the holder of a Claim or Interest based on such debt or Interest has or has not accepted the Plan; and (b) all Persons will be precluded from asserting against Anacomp, the Reorganized Company, the Estate, and their property any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

      Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order will act as a discharge of any and all Claims against and all debts and liabilities of Anacomp, as provided in sections 524 and 1141 of the Code, and such discharge will void any judgment against Anacomp obtained at any time to the extent that it relates to a Claim discharged.

      Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or Interest: (a) commencing or continuing in any manner any action or other proceeding against Anacomp, the Reorganized Company, the Estate, or their property; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against Anacomp, the Reorganized Company, the Estate, or their property; (c) creating, perfecting, or enforcing any lien or encumbrance against Anacomp, the Reorganized Company, the Estate, or their property; (d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to Anacomp, the Reorganized Company, the Estate, or their property; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction will recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

      B. POST-CONFIRMATION CONVERSION OR DISMISSAL.

      After the Plan is confirmed, a creditor or party in interest may bring a motion to convert or dismiss the Reorganization Case under Code section 1112(b) if there is a default in performing the Plan. If the Court orders the Reorganization Case converted to chapter 7 after the Plan is confirmed, then all property that had been property of the Estate and that has not been distributed under the Plan will revest in the chapter 7 estate. The automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously authorized by the Court during the Reorganization Case.

      The order confirming the Plan may also be revoked under very limited circumstances. The Court may revoke the Confirmation Order if it was procured by fraud and if a party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the Confirmation Order.

      C. FINAL DECREE.

      Once the estate has been fully administered, as referred to in Bankruptcy Rule 3022, the Reorganized Company, or any other party that the Court may designate in the Confirmation Order, will file a motion with the Court to obtain a final decree closing the Reorganization Case.


                                      XIII.

                          SECURITIES LAW CONSIDERATIONS

    The securities law considerations detailed below pertain to the issuance of the Class A Common Stock and the Reorganized Company Warrants by Anacomp in the event that Anacomp commences the Reorganization Case and seeks confirmation of the Plan. For an analysis of certain securities law considerations pertaining to the issuance of the Class A Common Stock by Anacomp in the event that Anacomp pursues the Out-of-Court Exchange Restructuring, see "SECURITIES LAW MATTERS" in the Offering Memorandum.

      The Reorganized Company will issue and distribute under the Plan the Class A Common Stock and the Reorganized Company Warrants. Anacomp has not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to any of the Class A Common Stock and Reorganized Company Warrants that it may be deemed to be offering by virtue of Anacomp's solicitation of acceptances of the Plan pursuant to this Disclosure Statement. In the event Anacomp seeks confirmation of the Plan, Anacomp will rely on section 1145(a) of the Code to exempt from registration under the Securities Act and any applicable state securities laws the offer of any Class A Common Stock and Reorganized Company Warrants that may be deemed to be made pursuant to the Plan. Generally, Code section 1145(a)(1) exempts the offer and sale of securities pursuant to a plan of reorganization from such registration requirements if the following conditions are satisfied: (i) the securities are issued by a debtor (or its affiliate or successor) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and
(iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued "principally" in such exchange and "partly for cash or property." Anacomp believes that the Class A Common Stock and Reorganized Company Warrants issued pursuant to the Plan will satisfy the requirements of Code section 1145(a)(1).

      The Class A Common Stock and the Reorganized Company Warrants may be resold by the holders thereof without restriction, except for any such holder that is deemed to be an "underwriter" with respect to the Class A Common Stock and/or the Reorganized Company Warrants as defined in Code section 1145(b)(1). Generally, section 1145(b)(1) defines an "underwriter" as any person who (i) purchases a claim against, or an interest in, a debtor with a view towards distribution of any security to be received in exchange for such claim or interest, (ii) offers to sell securities issued pursuant to a bankruptcy plan for the holders of such securities, (iii) offers to buy securities issued pursuant to a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities, or
(iv) is an issuer within the meaning of section 2(11) of the Securities Act.
Section 2(11) of the Securities Act provides that the term "issuer" includes all persons who, directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, an issuer of securities. Under Rule 405 of Regulation C under the Securities Act, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer or director of a reorganized debtor (or its affiliate or successor) under a plan of reorganization may be deemed to "control" such debtor (and therefore be an underwriter for purposes of Code section 1145), particularly if such management position is coupled with the ownership of a significant percentage of a debtor's (or its affiliate's or successor's) voting securities. Any entity that is an "underwriter" but not an "issuer" with respect to an issue of securities is, however, entitled to engage in exempt "ordinary trading transactions" within the meaning of Code section 1145(b).

      Holders of such securities who are deemed to be "underwriters" within the meaning of Code section 1145(b)(1) or who may otherwise be deemed to be "underwriters" of, or to exercise "control" over, Anacomp within the meaning of Rule 405 of Regulation C under the Securities Act should, assuming all other conditions of Rule 144A are met, be entitled to avail themselves of the safe harbor resale provisions thereof. Rule 144A, promulgated under the Securities Act, provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities which are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities under the provisions of Rule 144A. Under Rule 144A, a "qualified institutional buyer" is defined to include, among other Persons (e.g., "dealers" registered as such pursuant to section 15 of the Exchange Act and "banks" as defined in section 3(a)(2) of the Securities Act), any entity which purchases securities for its own account or for the account of another qualified institutional buyer and which (in the aggregate) owns and invests on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities which, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such under section 6 of the Exchange Act) or quoted in a U.S. automated interdealer quotation system (e.g., NASDAQ).

      To the extent that Rule 144A is unavailable, holders may, under certain circumstances, be able to sell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 promulgated under the Securities Act. Generally, Rule 144 provides that if certain conditions are met (e.g. one-year holding period with respect to "restricted securities," volume limitations, manner of sale, availability of current information about the issuer, etc.), (a) any person who resells "restricted securities" and (b) any "affiliate" of the issuer of the securities sought to be resold will not be deemed to be an "underwriter" as defined in section 2(11) of the Securities Act. Under paragraph
(k) of Rule 144, the aforementioned conditions to resale will no longer apply to restricted securities sold for the account of a holder who is not an affiliate of Anacomp at the time of such resale and who has not been such during the three-month period next preceding such resale, so long as a period of at least two years has elapsed since the later of (i) the Effective Date or (ii) the date on which such holder acquired its securities from an affiliate of Anacomp.

      At the Confirmation Hearing, Anacomp will request that, in accordance with Code section 1145, the Court make a specific finding and determination to the effect that the issuance of Class A Common Stock and the Reorganized Company Warrants under the Plan will be exempt from the registration requirements of the Securities Act of 1933 and any state or local law requiring registration or qualification with respect to the offer and sale of a security.

      In addition, the Reorganized Company will enter into a Registration Rights Agreement with respect to the Class A Common Stock with each of the holders of the Class A Common Stock, to the extent such holder's resale of the Class A Common Stock would be limited or restricted by the Federal securities laws.


                                      XIV.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      A. INTRODUCTION.

      The following discussion is a summary of certain federal income tax consequences of the Plan to the holders of Claims, holders of Interests, and Anacomp, but does not purport to be a comprehensive description of all of the tax considerations relevant to the Plan. The following discussion deals only with holders of Claims and Interests that are:

      o a citizen or resident of the United States or any State or political subdivision thereof,

      o a corporation, partnership or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia),

      o an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

      o a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons is able to control all its substantial decisions.

      This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Tax Code"), the Treasury regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. Due to the lack of definitive judicial or administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No rulings have been or will be requested or received from the Internal Revenue Service ("IRS") with respect to any of the matters discussed herein. No tax opinions have been or will be requested or received from Anacomp's tax advisors with respect to any of the matters discussed herein.

      This summary deals only with holders of Claims and Interests that hold Old Notes and Existing Common Stock, respectively, as capital assets, and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes, or otherwise as part of an integrated transaction. This summary does not discuss all of the tax consequences that may be relevant to particular classes of holders of Claims and Interests that are subject to special treatment under the federal income tax laws (such as banks, tax-exempt entities, Subchapter S corporations, insurance companies, retirement plans, regulated investment companies, securities dealers, investors whose functional currency is not the U.S. dollar, and Interest holders that acquired their stock through the exercise of an employee stock option or otherwise as compensation). Consequently, such holders of Claims and Interests may be subject to special rules not discussed below.

      THE FEDERAL INCOME TAX CONSEQUENCES OF THE RESTRUCTURING ARE COMPLEX. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RESTRUCTURING AND THE OWNERSHIP AND DISPOSITION OF THE PLAN SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

      B. CONSEQUENCES TO CREDITORS.

         1.  IN GENERAL.

      The exchange of Old Notes for Class A Common Stock should qualify as a reorganization within the meaning of section 368(a)(1)(E) of the Tax Code. Accordingly, if the Old Notes qualify as "securities" for federal income tax purposes (i.e., "tax securities"), as described below, then a holder of a Claim should not recognize gain or loss on the exchange, except to the extent the Class A Common Stock received in the exchange is allocable to accrued interest or original issue discount ("OID") that the holder has not previously included in taxable income (generally referred to as "accrued but untaxed interest on OID"). In addition, in this case, the holder's tax basis in the Class A Common Stock received (and which is not allocable to accrued but untaxed interest or OID) will equal the holder's adjusted tax basis in the Old Notes surrendered, and the holder's holding period in such Class A Common Stock will include its holding period for the Old Notes surrendered.

      The Tax Code and the Treasury regulations do not provide any guidance on whether a debt instrument such as an Old Note qualifies as a tax security. In general, whether a debt instrument is classified as a tax security depends on an overall evaluation of the nature of the debt instrument at the time it is issued. Debt instruments with a five-year term or less generally have not qualified as tax securities, whereas debt instruments with a ten-year term or more generally have qualified as tax securities. The Old Notes have terms in excess of five years, but less than ten years, and other features consistent with tax securities. Anacomp believes that it is likely, although not free from doubt, that the Old Notes will qualify as tax securities.

      If, however, the Old Notes are not treated as tax securities, then a holder of Old Notes should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A Common Stock received in the exchange (other than the value of the Class A Common Stock received that is allocable to accrued but untaxed income, as described below) and the holder's tax basis in the Old Notes surrendered. The holder's tax basis in the Class A Common Stock received will be equal to the fair market value of such Class A Common Stock, and the holder's holding period in such Class A Common Stock will begin on the day after the Effective Date. Holders are urged to consult their tax advisors regarding the classification of the Old Notes as tax securities and the resulting tax consequences if the Old Notes are not treated as tax securities. The balance of this discussion generally assumes that the Old Notes qualify as tax securities.

         2.  ACCRUED BUT UNTAXED INTEREST AND ORIGINAL ISSUE DISCOUNT.

      Class A Common Stock treated as received in respect of accrued interest or OID that the holder of Old Notes has not previously included in taxable income should be recognized by holders upon the exchange as ordinary income. The Plan provides that the consideration received by holders is allocated first to the principal amount of the Old Notes and will be allocated second, to the extent of consideration received in excess of principal, to any accrued but unpaid interest and OID. It is unclear whether this allocation will be respected for federal income tax purposes. The legislative history to the Bankruptcy Tax Act of 1980 states that both the creditor and the debtor would be bound by such an allocation, and therefore provides some support that the allocation should be respected. However, regulations issued by the IRS require, in general, that payments made on a debt instrument be allocated first to accrued but unpaid interest and OID.

         3.  MARKET DISCOUNT.

      In general, a Note that was not issued with OID is considered to have been acquired with "market discount" if the holder's adjusted tax basis is less than the sum of all remaining payments to be made on the Note, excluding qualified stated interest. In the case of a Note that was originally issued with more than a de minimis amount of OID, "market discount" is generally the amount by which the holder's tax basis in the Note immediately after its acquisition is less than the sum of the obligation's original issue price and any accrued OID.

      Market discount generally accrues ratably over the term of a debt instrument unless the holder elects to accrue such discount under a constant yield method. If the Old Notes constitute tax securities (as described above), and a holder acquired its Note with market discount, any market discount that accrued but was not recognized with respect to the Note is carried over to the Class A Common Stock received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of the Class A Common Stock is treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Old Note. Any gain recognized by a holder on the exchange of an Old Note acquired with market discount for Class A Common Stock would be treated as ordinary income to the extent of the market discount that accrued thereon while it was considered to be held by such holder (unless the holder elected to include market discount in income as it accrues). If the Old Notes do not constitute tax securities, any gain recognized on the exchange will be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Old Note.

      C. CONSEQUENCES TO INTEREST HOLDERS.

         1.  IF THE REQUISITE REVERSE SPLIT AMENDMENT VOTES ARE RECEIVED.

             A) GENERAL.

      In the event the Requisite Reverse Split Amendment Votes are received, in general, holders of Existing Common Stock will not recognize gain or loss as a result of the Reverse Split or the distribution of Reorganized Company Warrants pursuant to the Restructuring. The tax basis of each Interest holder's Existing Common Stock prior to the distribution should be allocated between the Existing Common Stock and the Reorganized Company Warrants in proportion to the fair market values of each at the time of the distribution. The holding period for the Reorganized Company Warrants will begin on the day after the distribution.

      In general, any gain or loss recognized on a subsequent sale or exchange of the Reorganized Company Warrants received in the Restructuring will be capital gain or loss in an amount equal to the difference between the amount realized and the Interest holder's adjusted tax basis in the Reorganized Company Warrants, and such gain or loss will be long-term capital gain or loss if the Reorganized Company Warrants are held for more than one year. If the Reorganized Company Warrants are not exercised and lapse, a Interest holder generally will recognize a capital loss equal to the Interest holder's tax basis in the Reorganized Company Warrants, and such loss will be a long-term capital loss if the Reorganized Company Warrant was held for more than one year.

      The exercise of the Reorganized Company Warrants will not be a taxable event to the Interest holder. The Interest holder's tax basis in the Class A Common Stock received upon such exercise will be equal to the Interest holder's tax basis in the Reorganized Company Warrants plus the amount paid by the Interest holder to exercise the Reorganized Company Warrant. The holding period for Class A Common Stock received upon exercise of the Reorganized Company Warrants will begin on the day following the date of exercise and will not include the period that the Interest holder held the Reorganized Company Warrants.

             B) ADJUSTMENTS TO CONVERSION RATIO.

      The conversion ratio and exercise price of the Reorganized Company Warrants are subject to adjustments under certain circumstances. If such adjustments to the conversion ratio and/or exercise price of the Reorganized Company Warrants are made, holders of the Reorganized Company Warrants could be treated as having received a constructive distribution under section 301 and section 305(c) of the Tax Code that may be treated as a dividend distributed by Anacomp and taxable as ordinary income (regardless of whether the holder ever exercises the Reorganized Company Warrant). In general, a holder's basis in a Warrant will include the amount of any such deemed taxable dividend.

         2.  IF THE REQUISITE REVERSE SPLIT AMENDMENT VOTES ARE NOT RECEIVED.

      In the event that the Requisite Reverse Split Amendment Votes are not received, the Existing Common Stock will be cancelled. As a result, the holders of Existing Common Stock (Class 8) will generally recognize a loss equal to the adjusted basis in their shares of Existing Common Stock. Such a loss will generally be a capital loss, which may be subject to certain limitations. All holders of Existing Common Stock should consult with their tax advisors regarding the limitations imposed on the use of capital losses.

      D. BACKUP WITHHOLDING.

      A noncorporate Claim holder or Interest holder may be subject to backup withholding at the rate of 31 percent with respect to "reportable payments," which include payments in respect of dividends, interest or accrued OID, and the proceeds of a sale, exchange or redemption of Old Notes or Existing Common Stock. The payor will be required to deduct and withhold the prescribed amounts if (a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor in the manner required, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (c) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Tax Code, or (d) the payee is notified by the IRS that he or she failed to report properly payments of interest and dividends and the IRS has notified Anacomp that he or she is subject to backup withholding.

      Amounts paid as backup withholding do not constitute an additional tax and will be credited against the Claim holders' and Interest holders' federal income tax liabilities, so long as the required information is provided to the IRS. Anacomp will report to the holders of Claims and Interests and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on such securities to any noncorporate Claim or Interest holder other than an "exempt recipient."

      E. CONSEQUENCES TO ANACOMP.

         1.  CANCELLATION OF INDEBTEDNESS.

      The exchange of Old Notes for Class A Common Stock will result in a cancellation of Anacomp's outstanding indebtedness. A taxpayer generally realizes cancellation of debt ("COD") income for federal income tax purposes equal to the amount of any indebtedness that is discharged or canceled during the taxable year. In the case of an exchange such as that contemplated by the Restructuring, where outstanding indebtedness is canceled in exchange for other property (such as the Class A Common Stock), the amount of such COD income is, in general, equal to the excess of the adjusted issue price (including accrued but unpaid interest) of the indebtedness satisfied over the fair market value of the other property issued therefor.

      If a discharge of indebtedness is granted by a court in a chapter 11 proceeding (or is made pursuant to a plan approved by such court), such income is excluded from the taxpayer's taxable income under Tax Code section 108(a). Consequently, if the exchange occurs as a result of a Chapter 11 proceeding, any COD income attributable to the restructuring will be excluded from Anacomp's taxable income.

      However, Tax Code section 108(b) provides, in general, that certain tax attributes of a debtor, including any net operating loss carryforwards, must be reduced by the amount of the debtor's COD income that is excluded under Tax Code section 108(a). To the extent that the amount excluded exceeds these tax attributes, the debtor's tax basis in its property is reduced by the amount of such excluded COD income, except that such reduction is limited to the excess of the aggregate tax basis of the property held by the debtor over the aggregate liabilities of the debtor immediately after the transaction. Alternatively, under Tax Code section 108(b)(5), a debtor may elect to reduce its tax basis in depreciable property for any portion of the reduction required under Tax Code section 108(b)(1) prior to reducing its NOLs and other tax attributes.

      As a result of the Restructuring, and assuming the fair market value of the Class A Common Stock received by the holders of the Old Notes is $82 million (see discussion of CSFB's valuation disclosed in Section XI.F. of this Disclosure Statement), Anacomp estimates that it will realize not less than approximately $271 million of COD income, which will substantially reduce or eliminate Anacomp's net operating loss carryforwards (the "NOLs") of approximately $200 million. However, if Anacomp makes an election under Tax Code section 108(b)(5), the Reorganized Company may retain a significant portion of its NOLs.

         2. LIMITATION OF NET OPERATING LOSS CARRYFORWARDS, CAPITAL LOSS CARRYFORWARDS AND CERTAIN OTHER BUILT-IN LOSS ITEMS FOLLOWING AN OWNERSHIP CHANGE.

      Section 382 of the Tax Code generally limits a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses and depreciation and amortization deductions recognized within a five-year period) if the corporation undergoes an "ownership change." Section 383 of the Tax Code applies similar limitations to capital loss carryforwards and tax credits. In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable "testing period" (generally the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent ownership change of the corporation). A 5 percent shareholder for these purposes includes, very generally, an individual or entity that directly or indirectly (and taking into account certain attribution rules) owns 5 percent or more of the value of the corporation's stock during the relevant period, and may include one or more groups of shareholders that in the aggregate own less than 5 percent of the value of the corporation's stock.

      Anacomp estimates that it had NOL carryforwards as of September 30, 2000 of approximately $200 million, which are expected to be substantially reduced or eliminated as a result of the COD income. In addition, Anacomp estimates that as of September 30, 2000, it did not have capital loss carryforwards. However, there can be no assurance that the IRS will concur in the reporting positions and valuations on which Anacomp's COD, NOL, capital loss carryforward and basis calculations are made.

      In general, for a corporation that undergoes an ownership change within the meaning of Tax Code section 382, the section 382 limitation is equal to the fair market value of the corporation's equity immediately before the ownership change, multiplied by the federal long-term tax exempt rate (4.92% for ownership changes occurring in April, 2001). Currently, based on public filings, Anacomp believes that its 5 percent shareholders had increased their ownership of Anacomp's Existing Common Stock by more than 30 percent during the applicable testing period. If Anacomp's 5 percent shareholders have increased or do increase their ownership of Anacomp's Existing Common Stock by more than 50 percent during the applicable testing period before the surrender of the Old Notes for Class A Common Stock pursuant to the Restructuring, Anacomp's section 382 limitation is expected to be a nominal amount and the Reorganized Company may be unable to utilize any of its NOLs, capital loss carryforwards, or possibly certain built-in losses (including certain depreciation and amortization deductions) realized in the five-year period following such ownership change because Anacomp's equity is not expected to have any significant value at the time of such ownership change.

      If Anacomp does not undergo a section 382 ownership change prior to the exchange of the Old Notes for Common Stock, Anacomp will undergo an ownership change within the meaning of Tax Code section 382 at the time of the exchange. Anacomp intends to determine its section 382 limitation under the provisions of section 382(l)(6) of the Tax Code, which generally applies to an ownership change that occurs pursuant to a plan of reorganization in a bankruptcy proceeding under chapter 11 of the Code to which Tax Code section 382(l)(5) is inapplicable. Under section 382(l)(6) of the Tax Code, the fair market value of the Reorganized Company's equity for purposes of Tax Code section 382 will include the increase in its value resulting from the cancellation of creditors' (including holders') Claims in the Restructuring (but generally only to the extent of the COD realized by Anacomp in the Restructuring).

      Taking into account Tax Code section 382(l)(6) and assuming that Anacomp does not experience an ownership change prior to Restructuring, Anacomp believes that its value for purposes of section 382 will be approximately $69 million to $82 million on the Effective Date and therefore, based on a federal tax-exempt rate of 4.92% (which is the rate that is effective for ownership changes occurring in April, 2001), its section 382 limitation is expected to range from $3.4 million to $4.0 annually. No assurances are given, however, as to Anacomp's actual annual limitation. Unused portions of each year's section 382 limitation amount may be carried forward to increase the next year's section 382 limitation amount until a corporation's NOLs expire unused.

         3.  ALTERNATIVE MINIMUM TAX.

      In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20% rate to the extent such tax exceeds the corporation's regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMT, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular federal income tax purposes by available NOL, built-in losses and capital loss carryforwards, only 90% of a corporation's AMTI may be offset by available NOL and capital loss carryforwards (as recomputed for AMT purposes). Thus in any year for which Anacomp may be subject to the AMT, any AMTI recognized would be taxable at an effective rate of at least 2% (i.e., 20% tax rate applied to 10% of the AMTI not offset by the NOL carryforwards), even if Anacomp would have sufficient AMTI NOLs to otherwise completely offset its AMTI.

      THE FEDERAL INCOME TAX CONSEQUENCES OF THE RESTRUCTURING ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OR INTEREST HOLDER IN LIGHT OF SUCH HOLDER'S OR INTEREST HOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS AND INTEREST HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE RESTRUCTURING AND THE OWNERSHIP AND DISPOSITION OF THE OLD NOTES AND CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

Dated: May __, 2001



                                        [   /s/   ]
                                    --------------------------------------
                                    EDWARD P. SMOOT,
                                    President and Chief Executive Officer,
                                    Anacomp, Inc.


Submitted by:


   [    /s/     ]
----------------------------------------
LEE R. BOGDANOFF, an attorney with
Klee, Tuchin, Bogdanoff & Stern LLP
Reorganization Counsel for Anacomp, Inc.

                                                                       EXHIBIT 1

KENNETH N. KLEE (State Bar #063372),
LEE R. BOGDANOFF (State Bar #119542), and
DEBORAH J. SALTZMAN (State Bar #186411), Attorneys with
KLEE, TUCHIN, BOGDANOFF & STERN LLP 1880 Century Park East, Suite 200 Los Angeles, California 90067-1698

Telephone:  (310) 407-4000
Facsimile:  (310) 407-9090

Reorganization Counsel for Anacomp, Inc.

Debtor's Mailing Address:
12365 Crosthwaite Circle
Poway, California 92064



                         UNITED STATES BANKRUPTCY COURT

                         SOUTHERN DISTRICT OF CALIFORNIA



In re:                                   Case No. __________________

ANACOMP, INC., an Indiana corporation,   Chapter 11

                  Debtor. ANACOMP, INC.'S CHAPTER 11 PLAN OF REORGANIZATION (DATED MAY [___], 2001)


---------------------------------------

            Anacomp, Inc., an Indiana corporation ("Anacomp"), hereby submits "Anacomp, Inc.'s Chapter 11 Plan of Reorganization (Dated May [__], 2001)."


                                       I.

                                   DEFINITIONS

      A. DEFINED TERMS.

            In addition to any other terms that are defined in the Plan, the following terms (which appear in the Plan as capitalized terms, except "docHarbor" and "docHarbor Transaction"), when used in the Plan or the accompanying Disclosure Statement, have the meanings set forth below.

            "ADMINISTRATIVE CLAIM" means a Claim for administrative costs or expenses that are allowable under Code sections 503(b), 507(b) or 1114(e). These costs or expenses may include: (a) actual costs or expenses incurred after the Petition Date necessary to preserve the Estate; (b) Professional Fee Claims; (c) Administrative Tax Claims; (d) Ordinary Course Administrative Claims; or (e) Non-Ordinary Course Administrative Claims.

            "ADMINISTRATIVE TAX CLAIM" means a Claim that is not an Allowed Secured Claim and that a government unit asserts against Anacomp either for taxes or for related interest or penalties for any period of time that--in whole or in part--falls within any period from and including the Petition Date through and including the Effective Date.

            "AGENT" means Fleet  National Bank,  f/k/a Bank Boston,  N.A., and
its  successors  and  assigns,   as  Agent  for  the  Banks  pursuant  to  the
Prepetition Credit Agreement.

            "ALLOWED ADMINISTRATIVE CLAIM" means an Administrative Claim that is allowed as set forth in Section III.B.1.

            "ALLOWED CLAIM" or "ALLOWED INTEREST" means a Claim or Interest, other than an Administrative Claim, to the extent that:

            (a) Either: (1) a Claim or Interest is listed on the Schedules (in the amount specified in the Schedules) and is not designated as disputed, contingent or unliquidated; or (2) a proof of Claim or proof of Interest was timely filed; or (3) a proof of Claim or proof of Interest is deemed timely filed either under Bankruptcy Rule 3003(b)(1)(2) or by a Final Order; and

            (b) Either: (1) the Claim or Interest is not a Disputed Claim or a Disputed Interest; or (2) the Claim or Interest is allowed either by a Final Order or under the Plan.

Unless otherwise specified in the Plan, an Allowed Claim does not include interest on a Claim accruing after the Petition Date. Moreover, any portion of a Claim that is satisfied or released during the Reorganization Case is not an Allowed Claim.

            "AMENDED AND RESTATED CREDIT AGREEMENT" means the revolving credit facility to be entered into between Anacomp, on the one hand, and the Agent and the Banks, on the other hand, which agreement shall be effective on the Effective Date.

            "AMENDED AND RESTATED CREDIT AGREEMENT TERM SHEET" means that certain document entitled "Summary of Terms and Conditions of Amendment and Restatement of Lenders' Existing Revolving Credit Agreement" dated as of April 24, 2001, attached hereto as Exhibit 8.

            "BANKRUPTCY   RULES"  means  the  Federal   Rules  of   Bankruptcy
Procedure.

            "BANKS" means Fleet National Bank, f/k/a Bank Boston, N.A., Union Bank of California, N.A., Fuji Bank, Ltd., Key Corporate Capital, Inc., and City National Bank, and their respective successors and assigns, as lenders under the Prepetition Credit Agreement.

            "BAR DATE" means the date fixed by the Court, in accordance with Bankruptcy Rule 3003(c)(3), as the last date by which Persons must file proofs of Claim in the Reorganization Case.

            "BOARD" means the Board of Directors of Anacomp.

            "BUSINESS DAY" means a day that is not a Saturday, Sunday, or legal holiday (as such term is defined in Bankruptcy Rule 9006(a)).

            "CLAIM" means a claim--as the term "claim" is defined in Code section 101(5)--against Anacomp or the Estate.

            "CLASS" means a group of Claims or Interests as classified pursuant to the Plan.

            "CLASS A COMMON STOCK" means the shares of common stock of Anacomp to be issued and distributed to holders of Allowed Class 4 Claims in accordance with the Plan and to be reserved for distribution to the Reorganized Company's management and employees as incentive compensation.

            "CLASS B COMMON STOCK" means the Existing Common Stock retained by Persons holding Allowed Class 8 Interests (after giving effect to the Reverse Split) and the stock to be issued and distributed to Persons holding Allowed Class 8 Interests that exercise the Reorganized Company Warrants. The Class B Common Stock shall also be issued to satisfy any Allowed Section 510(b) Common Claims in accordance with Section III.G below. The Class B Common Stock shall constitute a class of common stock separate from the Class A Common Stock.

            "CODE" means title 11 of the United States Code (also known as the Bankruptcy Code), as applicable in the Reorganization Case.

            "CONFIRMATION DATE" means the date on which the Court enters the Confirmation Order on its docket.

            "CONFIRMATION HEARING" means the hearing regarding Plan confirmation.

            "CONFIRMATION HEARING DATE" means the first date on which the Court holds the Confirmation Hearing.

            "CONFIRMATION ORDER" means the Court order confirming this Plan under Code section 1129.

            "COURT" means the United States Bankruptcy Court for the Southern District of California or any other court that properly exercises jurisdiction over the Reorganization Case or the resolution of any Claim.

            "CREDITORS' COMMITTEE" means any committee of unsecured creditors that the U.S. Trustee appoints, pursuant to Code section 1102, in the Reorganization Case.

            "DISBURSING AGENT" means the Reorganized Company or the Third Party Disbursing Agent.

            "DISCLOSURE STATEMENT" means the "Disclosure Statement Describing Anacomp, Inc.'s Chapter 11 Plan of Reorganization (Dated May [___], 2001)," as it may be amended.

            "DISPUTED CLAIM OR INTEREST" means a Claim or Interest:

            (a)   Listed  on  the  Schedules   and   designated  as  disputed,
                  contingent or unliquidated; or

            (b) As to which a proof of Claim is filed or is deemed filed under Bankruptcy Rule 3003(b)(1) or a proof of Interest was filed or deemed filed under Bankruptcy Rule 3003(b)(2), and as to which an objection: (1) has been timely filed; and (2) has neither been overruled nor been denied by a Final Order and has not been withdrawn.

            "DOCHARBOR" means the business unit of Anacomp which is engaged in the business of providing internet/network hosting and retrieval services for customers' documents.

            "DOCHARBOR TRANSACTION" means the transaction pursuant to which, among other things, Anacomp transfers docHarbor to the Strategic Buyer or another entity during the Reorganization Case or on the Effective Date.

            "EFFECTIVE DATE" means the first business day, as determined by Anacomp in its reasonable business discretion, that is a Business Day (a) that is at least ten days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all of the conditions set forth in Section IV.T and U, below, have been satisfied or waived in accordance with the Plan.

            "ESTATE" means the estate created in the Reorganization Case under Code section 541.

            "EXCHANGE OFFER" means the proposed offer to the holders of the Old Notes to exchange the Old Notes for up to 99.9% of Existing Common Stock.

            "EXHIBIT FILING DATE" means the date that is the last business day that is at least ten days prior to the Confirmation Hearing Date.

            "EXISTING COMMON STOCK" means the common stock of Anacomp issued by Anacomp and outstanding immediately prior to the Effective Date.

            "EXISTING WARRANTS AND OPTIONS" means any and all warrants, options, conversion rights, or similar rights, regardless of whether they are fixed, contingent or unmatured, to acquire Existing Common Stock, outstanding immediately prior to the Effective Date.

            "FINAL ORDER" means an order or judgment of the Court entered on the Court's official docket:

            (a) That has not been reversed, rescinded, stayed, modified, or amended;

            (b)   That is in full force and effect; and

            (c) With respect to which: (1) the time to appeal or to seek review, remand, rehearing, or a writ of certiorari has expired and as to which no timely filed appeal or petition for review, rehearing, remand, or writ of certiorari is pending; or (2) any such an appeal or petition has been dismissed or resolved by the highest court to which the order or judgment was appealed or from which review, rehearing, remand, or a writ of certiorari was sought.

            "GAAP" means Generally Accepted Accounting Principles currently in effect in the United States.

            "INDENTURE TRUSTEE" means The Bank of New York as the successor to IBJ Schroeder Bank & Trust Company, and its successors and assigns, as indenture trustee under the Indentures.

            "INDENTURES" means (1) that certain Indenture dated March 24, 1997 between Anacomp and the Indenture Trustee, setting forth the terms and conditions relating to the Series B Notes, as supplemented by that First Supplemental Indenture between Anacomp and the Indenture Trustee dated as of June 12, 1998; and (2) that certain Indenture dated June 18, 1998 between Anacomp and the Indenture Trustee setting forth the terms and provisions relating to the Series D Notes.

            "INTEREST" means the interest, whether or not asserted, of any holder of an equity security of Anacomp as defined in section 101(17) of the Code, including the Existing Common Stock and the Existing Warrants and Options.

            "MAC EVENT" means a materially adverse change in Anacomp's financial performance or liabilities, as set forth in Section IV.T, below.

            "NEW BOARD MEMBERS" means the new members of the Board, which members shall take office on or as soon as practicable after the Effective Date.

            "NON-ORDINARY COURSE ADMINISTRATIVE CLAIM" means any Administrative Claim that is not an Ordinary Course Administrative Claim, an Administrative Tax Claim, or a Professional Fee Claim.

            "OLD NOTES" means collectively the Series B Notes and the Series D Notes.

            "OLD NOTE CLAIM" means a Claim arising under the Old Notes.

            "ORDINARY COURSE ADMINISTRATIVE CLAIMS" means Administrative Claims--other than Administrative Tax Claims, Professional Fee Claims, and Non-Ordinary Course Administrative Claims--based upon liabilities that Anacomp incurs in the ordinary course of its business. Ordinary Course Administrative Claims may include fees or charges assessed against the Estate under 28 U.S.C. ss. 1930.

            "OTHER SECURED CLAIMS" means all Secured Claims other than Secured Tax Claims or Secured Claims asserted by the Agent or the Banks.

            "OTHER UNSECURED CLAIM" means an Unsecured Claim that is not an Old Note Claim or an Unsecured Trade/Employee/Rejection Claim.

            "OUT-OF-COURT EXCHANGE RESTRUCTURING" means the proposed out-of-court restructuring of Anacomp, the acceptance of which is being solicited with votes on the Plan, pursuant to which, among other things, requisite holders of Existing Common Stock are requested to approve the Reverse Split Amendment effectuating a one-for-3,610.8 reverse stock split and requisite holders of the Old Notes are requested to approve the Exchange Offer to exchange their Old Notes for up to 99.9% of the shares of Existing Common Stock.

            "OUTSIDE DATE" means September 30, 2001.

            "PERSON" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, government or any political division, governmental unit (as defined in the Code), committee appointed, pursuant to Code section 1102, by the United States Trustee, unofficial committee of creditors or equity holders, or other entity.

            "PETITION DATE" means the date the Reorganization Case is commenced under the Code.

            "PLAN" means this "Anacomp, Inc.'s Chapter 11 Plan of Reorganization (Dated May [___], 2001)," as it may be amended, subject to Code section 1127.

            "PLAN SECURITIES" means the Class A Common Stock, Class B Common Stock and Reorganized Company Warrants.

            "PREPETITION CREDIT AGREEMENT" means that certain Revolving Credit Agreement dated as of June 15, 1998, as amended by First Amendment to Revolving Credit Agreement dated as of September 21, 1998, Second Amendment to Revolving Credit Agreement dated as of February 18, 1999, Third Amendment to Revolving Credit Agreement dated as of June 18, 1999, Fourth Amendment to Revolving Credit Agreement dated as of July 26, 1999 (as further amended or revised from time to time).

            "PRIORITY CLAIM" means an Allowed Claim entitled to priority against the Estate under Code section 507(a)(3), 507(a)(4), or 507(a)(6).

            "PRIORITY TAX CLAIM" means an Allowed Claim entitled to priority against the Estate under Code section 507(a)(8).

            "PRO RATA" means proportionately so that the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim or Allowed Interest to (b) the Allowed Amount of the Allowed Claim or Allowed Interest, is the same as the ratio of (x) the amount of consideration available for distribution on account of Allowed Claims or Allowed Interests of the Class in which the particular Allowed Claim or Allowed Interest is included to (y) the amount of all Allowed Claims or Allowed Interests of that Class.

            "PROFESSIONAL FEE CLAIM" means:

            (a) A Claim under Code sections 327, 328, 330, 331, 503, or 1103 for compensation for professional services rendered or expenses incurred on the Estate's behalf; or

            (b) A Claim either under Code section 503(b)(4) for compensation for professional services rendered or under Code section 503(b)(3)(D) for expenses incurred in making a substantial contribution to the Estate.

            "RECORD  DATE" means May 7, 2001,  at 5:00 p.m.  Eastern  Daylight
Time.

            "REJECTION DAMAGE CLAIM" means a Claim for rent, other obligations, or damages arising under an unexpired real property or personal property lease or executory contract that Anacomp rejects under Code section 365 or arising from the rejection of such a lease or contract.

            "REORGANIZATION CASE" means the case commenced by Anacomp under chapter 11 of the Code on the Petition Date and pending before the Court.

            "REORGANIZED ANACOMP COMMON STOCK" means collectively (a) the Existing Common Stock after giving effect to the Reverse Split (which shall be Class B Common Stock), (b) the Class A Common Stock to be issued to and distributed to holders of Allowed Class 4 Claims in accordance with the Plan and to be reserved for distribution to management and employees as incentive compensation, and (c) the Class B Common Stock to be issued and distributed to Persons that exercise the Reorganized Company Warrants.

            "REORGANIZED COMPANY" means Anacomp on and after the Effective Date.

            "REORGANIZED COMPANY WARRANTS" means the warrants for the purchase of 783,077 shares of Class B Common Stock, to be issued and distributed to the holders of Allowed Class 8 Interests (and any Allowed Class 9 Claims) in accordance with the Plan.

            "REORGANIZED COMPANY'S COUNSEL" means Klee, Tuchin, Bogdanoff & Stern LLP.

            "REQUISITE REVERSE SPLIT AMENDMENT VOTES" means more affirmative votes than negative votes of shares of Existing Common Stock held by stockholders voting in person or by proxy at the Stockholders' Meeting (at which a quorum is present).

            "RESTRUCTURING" means the proposed financial restructuring of Anacomp, accomplished either through the Out-of-Court Exchange and Reverse Split Amendment or through the Plan.

            "REVERSE SPLIT" means if the Requisite Reverse Split Amendment Votes are received, the enactment of a reverse stock split, pursuant to which, as of the Effective Date and without further action by the shareholders or directors of Anacomp or the Reorganized Company, the Amended and Restated Articles of Incorporation of Anacomp shall be further amended to reflect a reduction in the shares of Existing Common Stock outstanding immediately prior to such amendment (and prior to the issuance of Class A Common Stock to holders of Allowed Class 4 Claims in accordance with the Plan) from 14,566,198 to 4,034 shares.

            "REVERSE SPLIT AMENDMENT" means the proposed amendment to Anacomp's Amended and Restated Articles of Incorporation to effect a one-for-3,610.8 reverse stock split of each outstanding share of Existing Common Stock, such that the total number of shares of Existing Common Stock outstanding will be reduced from 14,566,198 shares to 4,034 shares.

            "SCHEDULE OF ASSUMED AGREEMENTS" means the schedule of executory contracts and unexpired leases to be assumed by the Reorganized Company as of the Effective Date pursuant to Section III.I.1, below, attached as Exhibit 2 hereto, as the same may be amended.

            "SCHEDULE OF REJECTED AGREEMENTS" means the schedule of executory contracts and unexpired leases to be rejected by Anacomp as of the Effective Date pursuant to Section III.I.2, below, attached as Exhibit 3 hereto, as the same may be amended.

            "SCHEDULES" means the schedules of assets and liabilities to be filed by Anacomp pursuant to Code section 521(1), as amended.

            "SECURED CLAIM" means a Claim that is secured by a valid and unavoidable lien against property in which the Estate has an interest or that is subject to set-off under Code section 553. A Claim is a Secured Claim only to the extent of the value of the claimholder's interest in the collateral securing the Claim or to the extent of the amount subject to setoff, whichever is applicable, and as determined under Code section 506(a).

            "SECURED TAX CLAIM" means a Secured Claim of a governmental unit for the payment of taxes.

            "SERIES B NOTES" means the 10-7/8% Senior Subordinated Notes due 2004, Series B.

            "SERIES D NOTES" means the 10-7/8% Senior Subordinated Notes due 2004, Series D.

            "SECTION 510(B) COMMON CLAIMANTS" means Persons holding Section 510(b) Common Claims.

            "SECTION 510(B) COMMON CLAIMS" means Claims for rescission of a purchase or sale of Existing Common Stock, for damages arising from the purchase or sale of Existing Common Stock, or for reimbursement or contribution allowed under section 502 of the Code on account of such a Claim.

            "STOCKHOLDERS' MEETING" means the special meeting of the holders of Existing Common Stock to consider and vote on the Reverse Split Amendment.

            "STRATEGIC BUYER" means the corporate entity that has entered into a non-binding Letter of Intent to purchase docHarbor.

            "THIRD PARTY DISBURSING AGENT" means an entity or entities employed by the Reorganized Company in its sole discretion to act as Disbursing Agent. If the Reorganized Company elects to make distribution without a Third Party Disbursing Agent, then references under the Plan to the Third Party Disbursing Agent shall be deemed to be reference to the Reorganized Company.

            "UNOFFICIAL COMMITTEE" means the Ad Hoc Committee of Senior Subordinated Noteholders of Anacomp, Inc., the members of which are as follows: Franklin Advisors, Grandview Capital, Romulus Holdings, Inc., Whitney & Co., Alpine Associates, and Indosuez Capital. The Indenture Trustee is an ex officio member of the Unofficial Committee.

            "UNSECURED CLAIM" means a Claim that is not an Administrative Claim, a Priority Tax Claim, a Priority Claim, or a Secured Claim.

            "UNSECURED TRADE/EMPLOYEE/REJECTION CLAIMS" means (a) an Unsecured Claim arising in connection with the provision of goods or services to Anacomp prior to the Petition Date, (b) Claims of employees of Anacomp for services rendered prior to the Petition Date, and (c) Claims resulting from rejection of Anacomp's unexpired leases or executory contracts. Unsecured Trade/Employee/Rejection Claims do not include Claims arising in tort or personal injury or property loss or Claims as described under Code section 726(a)(4).

            "U.S. TRUSTEE" means the Office of the United States Trustee.


                                      II.

                             RULES OF INTERPRETATION

            1. The rules of construction in Code section 102 apply to this Plan.

            2. Except as otherwise provided in the Plan, Bankruptcy Rule 9006(a) applies when computing any time period under the Plan.

            3. A term that is used in this Plan and that is not defined in this Plan has the meaning attributed to that term, if any, in the Code or the Bankruptcy Rules.

            4. The definition given to any term or provision in the Plan supersedes and controls any different meaning that may be given to that term or provision in the Disclosure Statement.

            5. Whenever it is appropriate from the context, each term, whether stated in the singular or the plural, includes both the singular and the plural.

            6. Any reference to a document or instrument being in a particular form or on particular terms means that the document or instrument will be substantially in that form or on those terms. No material change to the form or terms may be made after the Confirmation Date without the consent of any party materially affected.

            7. Any reference to an existing document means the document as it has been, or may be, amended or supplemented.

            8. Unless otherwise indicated, the phrase "under the Plan" and similar words or phrases refer to this Plan in its entirety rather than to only a portion of the Plan.

            9. Unless otherwise specified, all references to Sections or Exhibits are references to this Plan's Sections or Exhibits.

            10. Section captions and headings are used only as convenient references and do not affect this Plan's meaning.

            11. The words "herein," "hereto," "hereunder," and other words of similar import refer to this Plan in its entirety rather than to only a particular portion hereof.

            12. Reference to a pleading, request, or document being "filed" means duly and properly filed with the Court.


                                      III.

            CLASSIFICATION AND TREATMENT OF CLAIMS, EQUITY INTERESTS,
                    EXECUTORY CONTRACTS, AND UNEXPIRED LEASES

      A. SUMMARY.

            The categories set forth in this Section and summarized in the following table classify Claims (except for Administrative Claims and Priority Tax Claims, which are not classified under the Plan) and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan. A Claim or Interest is classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and is classified in a different class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class.

            Moreover, a Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied, and notwithstanding anything to the contrary in this Plan, NO DISTRIBUTIONS SHALL BE MADE, AND NO RIGHTS OF ANY KIND SHALL BE RETAINED, ON ACCOUNT OF ANY CLAIM OR INTEREST THAT IS NOT AN ALLOWED CLAIM OR AN ALLOWED INTEREST.

                                                           UNIMPAIRED
CLASS      DESCRIPTION                                     IMPAIRED/    VOTING STATUS
---------------------------------------------------------------------------------------------

None       Administrative Claims and Priority Tax Claims   Unimpaired   Deemed to accept.

Class 1    Secured Claims of Agent and Banks               Impaired     Entitled to vote.

Class 2    Secured Tax Claims                              Unimpaired   Not entitled to vote.

Class 3    Other Secured Claims                            Unimpaired   Not entitled to vote.

Class 4    Old Note Claims                                 Impaired     Entitled to vote.

Class 5    Unsecured Trade/Employee/Rejection Claims       Unimpaired   Not entitled to vote.

Class 6    Other Unsecured Claims                          Unimpaired   Not entitled to vote.

Class 7    Priority Claims                                 Unimpaired   Not entitled to vote.

Class 8    Existing Common Stock                           Impaired     Entitled to vote.

Class 9    Section 510(b) Common Claims                    Impaired     Deemed to reject.

Class 10   Existing Warrants and Options                   Impaired     Deemed to reject.

---------------------------------------------------------------------------------------------

      B. UNCLASSIFIED ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS.

         1.  ALLOWANCE OF ADMINISTRATIVE CLAIMS.

            Administrative Claims will be allowed as follows:

             A. ORDINARY COURSE ADMINISTRATIVE CLAIMS:

            Unless the Reorganized Company objects to an Ordinary Course Administrative Claim, the Claim will be satisfied in accordance with the terms and conditions of the particular transaction that gave rise to the Ordinary Course Administrative Claim, and the Person holding the Ordinary Course Administrative Claim may, but need not, file any request for payment of its Claim.

             B. NON-ORDINARY COURSE ADMINISTRATIVE CLAIMS:

            A Non-Ordinary Course Administrative Claim (excluding Administrative Tax Claims and Professional Fee Claims) will be allowed only if:

            (a) On or before 60 days after the Effective Date, the Person holding the Claim both files with the Court a motion requesting that the Reorganized Company pay the Non-Ordinary Course Administrative Claim and serves the motion on the Reorganized Company; and

            (b) The Court, in a Final Order, allows the Non-Ordinary Course Administrative Claim.

            The Reorganized Company may file an opposition to such a motion within the time provided by the Bankruptcy Rules or within any other period that the Court establishes. PERSONS HOLDING NON-ORDINARY COURSE ADMINISTRATIVE CLAIMS WHO DO NOT TIMELY FILE AND SERVE A REQUEST FOR PAYMENT WILL BE FOREVER BARRED FROM ASSERTING THOSE CLAIMS AGAINST THE ESTATE, THE REORGANIZED COMPANY, OR THEIR RESPECTIVE PROPERTY.

      C. ADMINISTRATIVE TAX CLAIMS:

            An Administrative Tax Claim will be satisfied in accordance with its terms, and the Person holding the Administrative Tax Claim may, but need not, file a motion or request for payment of its Claim (an "Administrative Tax Claim Motion"); provided, however, that the Court shall retain jurisdiction as a core matter in the event of a dispute regarding the amount or priority of such Claim.

            The Reorganized Company may file an opposition to an Administrative Tax Claim Motion within the time provided by the Bankruptcy Rules or within any other period that the Court establishes. PERSONS HOLDING ADMINISTRATIVE TAX CLAIMS WHO DO NOT TIMELY FILE AND SERVE A PROOF OF ADMINISTRATIVE TAX CLAIM OR MOTION FOR PAYMENT WILL BE FOREVER BARRED FROM ASSERTING THOSE CLAIMS AGAINST THE ESTATE, THE REORGANIZED COMPANY, OR THEIR RESPECTIVE PROPERTY, WHETHER THE ADMINISTRATIVE TAX CLAIM IS DEEMED TO ARISE BEFORE, ON, OR AFTER THE EFFECTIVE DATE.

      D. PROFESSIONAL FEE CLAIMS.

            A Professional Fee Claim will be allowed only if:

            (a) On or before 60 days after the Effective Date, the Person holding the Professional Fee Claim both files with the Court a final fee application or a motion seeking allowance of fees on account of a substantial contribution under section 503(b) of the Code, and serves the application or motion on the Reorganized Company and the Reorganized Company's Counsel, counsel to the Creditors' Committee and counsel to the Unofficial Committee; and

            (b) The Professional Fee Claim is allowed by an order of the Court.

            The Reorganized Company or any other party in interest may file an objection to such a fee application or motion within the time provided by the Bankruptcy Rules or within any other period that the Court establishes. PERSONS HOLDING PROFESSIONAL FEE CLAIMS WHO DO NOT TIMELY FILE AND SERVE A FEE APPLICATION OR MOTION FOR PAYMENT WILL BE FOREVER BARRED FROM ASSERTING THOSE CLAIMS AGAINST THE ESTATE, THE REORGANIZED COMPANY, OR THEIR RESPECTIVE PROPERTY.

         2.  TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS.

      Unless the Person holding an Allowed Administrative Claim and the Reorganized Company agree otherwise, the Disbursing Agent will pay to that Person cash in the Allowed Administrative Claim's full amount, without interest, on or before the latest of: (a) as soon as reasonably practicable on or after the Effective Date; (b) 30 days after the date on which the Administrative Claim becomes an Allowed Administrative Claim; or (c) the date on which the Allowed Administrative Claim becomes due and payable. The Disbursing Agent may, however, pay any Allowed Administrative Claim at any time without notice or a further Court order.

         3.  TREATMENT OF ALLOWED PRIORITY TAX CLAIMS.

      Unless the Person holding an Allowed Priority Tax Claim and the Reorganized Company agree otherwise, the Reorganized Company will pay to that Person, over a period not exceeding six years from the date on which the underlying tax was assessed, deferred cash payments in an aggregate amount equal to the amount of the Allowed Priority Tax Claim, plus simple interest from the Effective Date on the unpaid balance of the Allowed Priority Tax Claim at the rate of 8% per year. The Reorganized Company will make these payments in equal semiannual installments. The first installment will be due on the later of: (a) 30 days after the Effective Date; (b) 30 days after the date on which the Priority Tax Claim becomes an Allowed Priority Tax Claim; or (c) 30 days after the date on which the Priority Tax Claim is allowed by a Final Order. Each installment will include simple interest, in arrears, on the unpaid balance of the Allowed Priority Tax Claim at the rate of 8% per year but will include no penalty of any kind. The Reorganized Company will have the right to pay any unpaid balance on an Allowed Priority Tax Claim in full at any time on or after the Effective Date without premium or penalty of any kind.

      C. CLASSIFICATION AND TREATMENT OF SECURED CLAIMS (CLASSES 1, 2 AND 3).

         1.  CLASS 1 (SECURED CLAIMS OF THE AGENT AND THE BANKS).

      CLASSIFICATION: Class 1 consists of the Secured Claims of the Agent and the Banks, including any unpaid prepetition and postpetition interest, fees and expenses allowable under Code section 506(b) with respect to the Prepetition Credit Agreement or the Reorganization Case.

      TREATMENT: All Claims of the Agent and the Banks under the Prepetition Credit Agreement for principal, interest, fees, costs and expenses that remain unpaid thereunder as of the Effective Date shall constitute Allowed Secured Claims and shall be satisfied pursuant to the Amended and Restated Credit Agreement, the principal terms of which are described in Section V.A. and more particularly summarized in the Amended and Restated Credit Agreement Term Sheet; provided, however, that Anacomp reserves the right to procure replacement financing as of the Effective Date on terms not less favorable to the Company than the Amended and Restated Credit Agreement so long as Anacomp pays in full in cash the Allowed Secured Claims of the Banks.

         2.  CLASS 2 (SECURED TAX CLAIMS).

      CLASSIFICATION:  Class 2 consists of the Secured Tax Claims.

      TREATMENT: Unless the holder of an Allowed Class 2 Claim agrees to other treatment, the Disbursing Agent shall pay to such holder cash in the allowed amount of such holder's Allowed Class 2 Claim on the later of (a) the Effective Date and (b) the date such Allowed Secured Claim is due and payable in accordance with its terms.

         3.  CLASS 3 (OTHER SECURED CLAIMS).

      CLASSIFICATION:  Class 3 consists of Other Secured Claims.

      TREATMENT: Unless the holder agrees to other treatment, each holder of an Allowed Class 3 Claim shall receive treatment pursuant to one of the following options, as selected by Anacomp in its sole discretion: (a) on or as soon as reasonably practicable after the Effective Date, the Disbursing Agent shall convey to such holder the collateral in which such holder has a security interest; (b) on or as soon as reasonably practicable after the Effective Date, the Disbursing Agent shall pay to such holder cash in the allowed amount of such holder's Allowed Class 3 Claim, with interest, if any, to which such holder is entitled under applicable law; or (c) on or as soon as reasonably practicable after the Effective Date, the Disbursing Agent shall (i) cure any default, other than a default of a kind specified in Code section 365(b)(2), with respect to such holder's Allowed Class 3 Claim, without recognition of any default rate of interest or similar penalty or charge, and upon such cure, no default shall exist, (ii) reinstate the maturity of such Allowed Class 3 Claim as the maturity existed before any default, without recognition of any default rate of interest or similar penalty or charge, (iii) compensate such holder for any actual damages incurred as a result of the reasonable reliance by such holder on any such provision that entitled the holder to accelerate the maturity of such Allowed Class 3 Claim, and (iv) leave unaltered all other legal, equitable, and contractual rights of such holder with respect to such Allowed Class 3 Claim. Any defenses, counterclaims, rights of offset or recoupment of Anacomp with respect to such Claims shall vest in and inure to the benefit of the Reorganized Company.

      Anacomp shall be deemed to have selected the treatment set forth in section (c) of the foregoing paragraph unless Anacomp notifies the holder of the Allowed Class 3 Claim at issue on or before ten days before the Confirmation Hearing date.

      D. TREATMENT AND CLASSIFICATION OF GENERAL UNSECURED CLAIMS (CLASSES 4, 5 AND 6).

         1.  CLASS 4 (OLD NOTE CLAIMS).

      CLASSIFICATION:  Class 4 consists of the Old Note Claims.

      TREATMENT: The Old Note Claims shall be deemed Allowed Class 4 Claims in the aggregate principal amount of $310 million plus accrued interest through the Petition Date. If the Requisite Reverse Split Amendment Votes are received, Persons holding Allowed Class 4 Claims shall receive on account of such Claims, and in full satisfaction thereof, a Pro Rata share of 4,030,000 shares of Class A Common Stock, after giving effect to the Reverse Split, which Class A Common Stock shall be distributed in accordance with the Plan.

      If the Requisite Reverse Split Amendment Votes are not received, no Reverse Split shall occur, and Persons holding Allowed Class 4 Claims shall receive on account of such Claims, and in full satisfaction thereof, a Pro Rata share of 4,030,000 shares of Class A Common Stock, which Class A Common Stock shall be distributed in accordance with the Plan.

         2.  CLASS 5 (UNSECURED TRADE/EMPLOYEE/REJECTION CLAIMS).

      CLASSIFICATION: Class 5 consists of the Unsecured Trade/Employee/Rejection Claims.

      TREATMENT: If not fully satisfied pursuant to Court order prior to the Effective Date, Class 5 shall be treated either as a Class of "administrative convenience" Claims pursuant to section 1122(b) of the Code, or as a Class of Claims that may be reinstated pursuant to section 1124 of the Code, as selected by Anacomp in its sole discretion. If Class 5 is treated as a Class of administrative convenience Claims, each holder of an Allowed Class 5 Claim shall be paid in full on the later of (a) the Effective Date, or as soon as practicable thereafter, or (b) the first Business Day that is more than ten Business Days after the date such Claim becomes an Allowed Claim. If Class 5 is treated as a Class whose Claims may be reinstated pursuant to section 1124 of the Code, then unless the holder agrees to other treatment, each holder of an Allowed Class 5 Claim shall receive the following treatment: on or as soon as reasonably practicable after the Effective Date, the Reorganized Company shall
(i) cure any default, other than a default of the kind specified in Code section 365(b)(2), with respect to such holder's Allowed Class 5 Claim, without recognition of any default rate of interest or similar penalty or charge, and upon such cure, no default shall exist, (ii) reinstate the maturity of such Allowed Class 5 Claim as the maturity existed before any default, without recognition of any default rate of interest or similar penalty or charge, (iii) compensate such holder for any actual damages incurred as a result of the reasonable reliance by such holder on any provision that entitled the holder to accelerate the maturity of such Allowed Class 5 Claim, (iv) leave unaltered all other legal, equitable, and contractual rights of such holder with respect to such Allowed Class 5 Claim, or (v) pay the Allowed amount of such Claim in full, with interest, if any, as specified in the underlying prepetition agreement to which such holder and Anacomp are parties. Any defenses, counterclaims, rights of offset, or recoupment of Anacomp with respect to such Claims shall vest in and inure to the benefit of the Reorganized Company.

         3.  CLASS 6 (OTHER UNSECURED CLAIMS).

      CLASSIFICATION:  Class 6 consists of Other Unsecured Claims.

      TREATMENT: The Plan shall not alter the legal and equitable rights of the holders of any such Allowed Claims, and any defenses, counterclaims, rights of offset or recoupment with respect thereto of Anacomp shall vest in and inure to the benefit of the Reorganized Company. The Reorganized Company shall pay any such Allowed Claims in full, with interest, if any, to which the holder thereof is entitled under nonbankruptcy law.

      E. TREATMENT OF PRIORITY CLAIMS (CLASS 7).

      CLASSIFICATION: Class 7 consists of Priority Claims, other than Priority Tax Claims.

      TREATMENT: Unless the Person holding an Allowed Class 7 Claim and the Reorganized Company agree otherwise, the Disbursing Agent shall pay to each Person holding an Allowed Class 7 Claim cash equal to the amount of the Allowed Class 7 Claim, without interest, on or before the later of (a) as soon as reasonably practicable on and after the Effective Date; (b) thirty days after the date on which the Claim becomes an Allowed Class 7 Claim; or (c) the date on which the Allowed Class 7 Claim becomes due and payable.

      F. TREATMENT OF EXISTING COMMON STOCK (CLASS 8).

      CLASSIFICATION: Class 8 consists of Persons holding Existing Common Stock.

      TREATMENT: If the Requisite Reverse Split Amendment Votes are received, on the Effective Date, the Reorganized Company shall effectuate the Reverse Split, thereby reducing the total number of shares of Existing Common Stock held by this Class as of the Effective Date to 4,034. On or as reasonably practicable after the Effective Date, the Reorganized Company shall (i) distribute the Reorganized Company Warrants to the Third Party Disbursing Agent, and (ii) instruct the Third Party Disbursing Agent to distribute, as soon as reasonably practicable thereafter, a Pro Rata share of Reorganized Company Warrants to holders of Allowed Class 8 Interests. Fractional shares of Existing Common Stock that result from the Reverse Split shall remain outstanding in such fractional amount.

      The Reorganized Anacomp Common Stock retained by holders of Allowed Class 8 Interests, and the shares of Reorganized Anacomp Common Stock issuable upon exercise of the Reorganized Company Warrants, shall be Class B Common Stock. Class B Common Stock and Class A Common Stock shall be identical in all respects (and shall vote together for all purposes for which shareholder action is solicited or authorized), except that the Class B Common Stock shall be subject to additional dilution, as set forth in Section III.G below, upon the issuance of additional shares of such Class B Common Stock in satisfaction of Allowed
Section 510(b) Common Claims (if any).

      All shares of Class B Common Stock issued in either certificated or book-entry form shall bear appropriate legends (or provisions shall be employed to provide similar notice) notifying all Persons holding such shares of Class B Common Stock that such shares of Class B Common Stock are issued pursuant to the Plan and that such Class B Common Stock is subject to dilution, without further shareholder action of any kind, in satisfaction of certain Claims that may be made against the Reorganized Company as specified in the Plan.

      If the Requisite Reverse Split Amendment Votes are not received, the Existing Common Stock shall be cancelled and holders of Existing Common Stock shall not receive or retain any property on account of such Interests.

      G. TREATMENT OF SECTION 510(B) COMMON CLAIMS (CLASS 9).

      CLASSIFICATION: Class 9 consists of holders of Section 510(b) Common
Claims.

      TREATMENT: Provided that the Requisite Reverse Split Amendment Votes are obtained, if it is determined that a 510(b) Common Claimant holds an Allowed
Section 510(b) Common Claim, then such holder shall be entitled, out of and from the property otherwise retained by or distributed to Persons holding Existing Common Stock under the Plan, to that portion of such property as the Court determines is fair and equitable in accordance with the Code and consistent with the pari passu treatment to which such holder is entitled under Code section 510(b).

      Following the Court's determination of the amount of any Allowed Section 510(b) Common Claim, the distributions to holders of such Claims shall be effectuated as follows: (i) the Reorganized Company shall take such corporate action, without the solicitation or necessity of any further shareholder approval, as is appropriate to reduce the shares of Class B Common Stock from 4,034 to such number of shares as is necessary to provide a requisite amount of authorized but unissued shares necessary to distribute to holders of Allowed
Section 510(b) Common Claims in satisfaction of such Allowed Claims; (ii) the Reorganized Company shall then issue additional shares of Class B Common Stock to the holders of Allowed Section 510(b) Common Claims in satisfaction of such Claims, with the total number of shares of Class B Common Stock not to exceed 4,034 (except as may be adjusted for future stock splits, reverse stock splits or other such actions that will not affect the percentage of outstanding Reorganized Anacomp Common Stock represented by such shares); (iii) the Reorganized Company shall distribute the Reorganized Company Warrants to the holders of any Allowed Section 510(b) Common Claims on account of such claims, consistent with the pari passu treatment to which such holders are entitled under Code section 510(b), such that the shares of Reorganized Anacomp Common Stock obtainable upon exercise of the Reorganized Company Warrants shall not exceed, in the aggregate, 15% of the Reorganized Anacomp Common Stock (after giving effect to the Plan and the Reverse Split, the shares reserved for management and employees as incentive compensation, and assuming the issuance of all shares of Reorganized Anacomp Common Stock reserved upon the exercise of the Reorganized Company Warrants).

      Allowed Class 8 Interests (and any Allowed Section 510(b) Common Claims) shall be satisfied with Class B Common Stock and Reorganized Company Warrants exercisable into shares of Class B Common Stock. Class B Common Stock and Class A Common Stock shall be identical in all respects (and shall vote together for all purposes for which shareholder action is solicited or authorized), except that the Class B Common Stock shall be subject to additional dilution upon the issuance of additional shares of such Class B Common Stock in satisfaction of Allowed Section 510(b) Common Claims (if any).

      All shares of Class B Common Stock issued in either certificated or book-entry form shall bear appropriate legends (or provisions shall be employed to provide similar notice) notifying all Persons holding such shares of Class B Common Stock that such shares of Class B Common Stock are issued pursuant to the Plan and that such Class B Common Stock is subject to dilution, without further shareholder action of any kind, in satisfaction of certain Claims that may be made against the Reorganized Company as specified in the Plan.

      If the Requisite Reverse Split Amendment Votes are not obtained, however, Class 9 shall not receive or retain any property under the Plan.

      H. TREATMENT OF EXISTING WARRANTS AND OPTIONS (CLASS 10).

      CLASSIFICATION: Class 10 consists of holders of Existing Warrants and Options.

      TREATMENT: All Existing Warrants and Options that are unexercised as of the Effective Date shall be extinguished and terminated, without payment of any consideration.

      I. TREATMENT OF CONTRACTS, LEASES AND INDEMNIFICATION OBLIGATIONS.

         1.  ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

             A. SCHEDULE OF ASSUMED AGREEMENTS.

      On the Effective Date, the Reorganized Company will assume any and all executory contracts and unexpired leases that constitute executory contracts or unexpired leases as of the Effective Date of the Plan -- except for any agreements that were previously assumed or rejected either by a Final Order or under Code section 365 or that will be rejected under Section III.I.2, below. Notwithstanding the preceding sentence, to the extent the Plan specifically provides for the modification of the rights of parties to agreements, such as the rights in respect of the Indentures, the terms of the Plan shall control the parties' rights thereunder. The agreements to be assumed under the Plan include all executory contracts and unexpired leases identified on the Schedule of Assumed Agreements. In addition, this Plan constitutes a motion by Anacomp to assume (i) that certain engagement letter dated as of September 29, 2000 between Anacomp and to Akin, Gump, Strauss, Hauer & Feld, L.L.P. and (ii) that certain engagement letter dated as of August 17, 2000 between Anacomp and Jefferies & Company, Inc., and to pay any fees (whether prepetition or postpetition) provided therein.

      Anacomp reserves the right to amend the Schedule of Assumed Agreements at any time before the Effective Date to: (a) delete any executory contract or unexpired lease and provide for its rejection under Section II.H.2; below, or
(b) add any executory contract or unexpired lease and provide for its assumption under this Section. Anacomp will provide notice of any amendment to the Schedule of Assumed Agreements to the party or parties to the agreement affected by the amendment.

      The Confirmation Order will constitute a Court order approving the assumption of executory contracts and unexpired leases as specified under the Plan.

             B. CURE PAYMENTS.

      Anacomp does not believe that it presently is in default under any of the executory contracts or unexpired leases set forth on the Schedule of Assumed Agreements. Accordingly, the Schedule of Assumed Agreements does not identify any amounts that the Reorganized Company believes Code sections 365(b)(1)(A) or
(B) require that the Reorganized Company pay in order to cure defaults under the executory contracts and unexpired leases to be assumed under the Plan. Anacomp will file an amended Schedule of Assumed Agreements not later than 21 days before the Confirmation Date, setting forth any cure amounts under the executory contracts and unexpired leases to be assumed under Section III.I.1.a, above. Anacomp reserves the right to further amend the Schedule of Assumed Agreements, including to modify the cure amounts.

      As required by Code section 365(b)(1), any and all monetary defaults under each executory contract and unexpired lease to be assumed under the Plan will be satisfied in one of the following two ways: (a) the Disbursing Agent will pay to the non-debtor party to the executory contract or unexpired lease the default amount, as set forth on the Schedule of Assumed Agreements, in cash as soon as reasonably practicable on or after the Effective Date; or (b) the Disbursing Agent will satisfy any other terms that are agreed to by both the Debtor and the non-debtor party to an executory contract or unexpired lease that will be assumed.

      If, however, a dispute arises regarding: (a) the amount of any proposed cure payments; (b) whether Anacomp has provided adequate assurance of future performance under an executory contract or unexpired lease to be assumed; or (c) any other matter pertaining to a proposed assumption, the proposed cure payments will be made within 30 days after entry of a Final Order resolving the dispute and approving the assumption.

             C. OBJECTIONS TO ASSUMPTION OR PROPOSED CURE PAYMENTS.

      ANY PERSON WHO IS A PARTY TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT WILL BE ASSUMED UNDER THE PLAN AND WHO EITHER CONTENDS THAT THE PROPOSED CURE PAYMENT SPECIFIED ON THE SCHEDULE OF ASSUMED AGREEMENTS IS INCORRECT OR OTHERWISE OBJECTS TO THE CONTEMPLATED ASSUMPTION MUST FILE WITH THE COURT AND SERVE UPON ANACOMP AND THE REORGANIZED COMPANY'S COUNSEL A WRITTEN STATEMENT AND SUPPORTING DECLARATION STATING THE BASIS FOR ITS OBJECTION. THIS STATEMENT AND DECLARATION MUST BE FILED AND SERVED BY THE LATER OF: (A) 21 DAYS BEFORE THE CONFIRMATION HEARING DATE; OR (B) FIVE DAYS AFTER ANACOMP FILES AND SERVES THE SCHEDULE OF ASSUMED AGREEMENTS OR ANY AMENDMENTS TO THE SCHEDULE OF ASSUMED AGREEMENTS (ONLY WITH RESPECT TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE ADDED TO THE SCHEDULE OF ASSUMED AGREEMENTS BY SUCH AN AMENDMENT). Any Person who fails to timely file and serve such a statement and declaration will be deemed to waive any and all objections to both the proposed assumption and the proposed cure amount.

         2.  REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

             A. SCHEDULE OF REJECTED AGREEMENTS.

      On the Effective Date, the Reorganized Company will reject the executory contracts and unexpired leases (except for any agreements that were previously assumed or rejected by Final Order or under Code section 365) that are identified in the Schedule of Rejected Agreements.

      Anacomp reserves the right to amend the Schedule of Rejected Agreements at any time before the Effective Date to: (a) delete any executory contract or unexpired lease and provide for its assumption under Section III.I.1; above, or
(b) add any executory contract or unexpired lease and provide for its rejection under Section III.I.2. Anacomp will provide notice of any amendment to the Schedule of Rejected Agreements to the party or parties to the executory contracts or unexpired leases affected by the amendment.

      The Confirmation Order will constitute a Court order approving the rejection, as of no later than the Confirmation Date, of the executory contracts or unexpired leases then identified on the Schedule of Rejected Agreements.

             B. BAR DATE FOR REJECTION DAMAGE CLAIMS.

      ANY REJECTION DAMAGE CLAIM OR OTHER CLAIM FOR DAMAGES ARISING FROM THE REJECTION UNDER THE PLAN OF AN EXECUTORY CONTRACT OR UNEXPIRED LEASE MUST BE FILED WITH THE COURT AND SERVED UPON THE REORGANIZED COMPANY AND THE REORGANIZED COMPANY'S COUNSEL WITHIN 30 DAYS AFTER THE MAILING OF NOTICE OF CONFIRMATION. ANY SUCH DAMAGE CLAIMS THAT ARE NOT TIMELY FILED AND SERVED WILL BE FOREVER BARRED AND UNENFORCEABLE AGAINST THE ESTATE, THE REORGANIZED COMPANY, AND THEIR RESPECTIVE PROPERTY, AND PERSONS HOLDING THESE CLAIMS WILL BE BARRED FROM RECEIVING ANY DISTRIBUTIONS UNDER THE PLAN ON ACCOUNT OF THEIR REJECTION DAMAGE CLAIMS OR OTHER CLAIMS.

         3.  POSTPETITION CONTRACTS AND LEASES.

      Except as expressly provided in the Plan or the Confirmation Order or any Final Order of the Court, all contracts, leases, and other agreements that Anacomp enters into after the Petition Date will remain in full force and effect after the Confirmation Date and the Effective Date.

         4.  ASSUMPTION OF INDEMNIFICATION OBLIGATIONS.

      On the Effective Date, the Reorganized Company will be deemed to assume all indemnification obligations under applicable certificates of incorporation, bylaws, written agreements, and statutes with respect to all present and future actions, suits, and proceedings against the Anacomp's directors and officers who were members of the Board or employed by Anacomp, as the case may be, as of the date the Offering Memorandum was mailed (unless between such date and the Effective Date, any such director or officer is expelled from the Board for cause or terminated for cause) based upon any act or omission related to service with, for, or on behalf of Anacomp whether that act or omission occurred before the Petition Date or while the Reorganization Case was pending before the Court. These obligations will not be discharged or impaired by the Plan's confirmation or consummation, and they will survive confirmation unaffected by the contemplated reorganization.


                                      IV.

                      MEANS OF EXECUTION AND IMPLEMENTATION
                        OF THE PLAN AND OTHER PROVISIONS

      A. DISBURSING AGENT.

      The Reorganized Company or Third Party Disbursing Agent shall act as Disbursing Agent under the Plan and, unless otherwise specified, shall make all distributions required under the Plan. No bond shall be required in connection therewith.

      The Disbursing Agent may employ or contract with other entities to assist in or perform the distribution of property to be so distributed. Unless otherwise determined by the Reorganized Company in its sole discretion, the Disbursing Agent shall serve without bond. The Third Party Disbursing Agent, if any, shall receive from the Reorganized Company, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services on terms agreed to by the Reorganized Company.

      B. REVESTING OF ASSETS.

      Except as otherwise provided in the Plan or in any agreements contemplated under the Plan, on the Effective Date all property of the Estate shall vest in the Reorganized Company, free and clear of all Claims, liens, encumbrances, and other Interests. From and after the Effective Date, the Reorganized Company may operate its business and use, acquire and dispose of property and settle and compromise Claims or Interests without supervision by the Court and free of any restrictions of the Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

      C. PRESERVATION OF RIGHTS OF ACTION.

      Except as expressly released pursuant to the Plan, pursuant to section 1123(b) of the Code, the Reorganized Company shall be vested with and shall retain and may enforce any claims, rights, and causes of action that Anacomp or the Estate may hold or have against any entity, including without limitation,
(a) any claims, rights or causes of action under sections 544 through 550 of the Code or any similar provision of state law, or any other statute or legal theory, (b) any rights of equitable subordination or disallowance, (c) any derivative causes of action that may be brought by or on behalf of Anacomp or the Estate, and (d) any and all claims, rights, or causes of action of any kind or nature of Anacomp or the Estate that may exist under applicable bankruptcy or non-bankruptcy law.

      Any such rights shall be retained by the Reorganized Company free and clear of all Claims and Interests, and the Reorganized Company may pursue its revested rights of action in accordance with its best interests.

      D. INDENTURES.

         1.  CANCELLATION OF INDENTURES.

      The rights and obligations of Anacomp and any affiliate, if any, under the Indentures shall be deemed cancelled on the Effective Date; provided, however, that the Indenture Trustee will serve as the Third Party Disbursing Agent in connection with distributions in respect of Old Note Claims, in accordance with the Plan.

      Without limiting the generality of the foregoing, in accordance with the cancellation of the Indentures on the Effective Date as specified above, on the Effective Date, any and all rights of or conferred upon holders of or with respect to "Senior Indebtedness" (whether such indebtedness is on account of principal, pre or post petition interest, fees, charges or otherwise), as defined in the Indentures, including any rights of subordination, priority, seniority or otherwise under the Indentures, including with respect to the property to be distributed to Persons holding Old Note Claims under the Plan, shall be similarly nullified and extinguished. The preceding sentence applies, without limitation, to all Persons holding Allowed Claims under the Plan, including the Banks.

      Notwithstanding the cancellation of the Indentures, the right of the Indenture Trustee to assert a lien against distributions to holders of the Old Notes (the "Charging Lien") shall survive cancellation of the Indentures, subject to Section IV.D.2.

         2.  ALLOWED FEES AND EXPENSES OF INDENTURE TRUSTEE.

      The Indenture Trustee's reasonable fees and expenses incurred in connection with the Reorganization Case through the Effective Date (which includes the fees and expenses of any professionals retained by the Indenture Trustee), shall be paid (unless otherwise ordered by the Court, without application by or on behalf of the Indenture Trustee or any professionals retained by the Indenture Trustee to the Court and without notice and a hearing) by the Reorganized Company as an Allowed Administrative Claim under the Plan. If the Reorganized Company and the Indenture Trustee cannot agree on the amount of fees and expenses to be paid, the amount of any such fees and expenses shall be determined by the Court. Provided the Reorganized Company timely pays all amounts required to be paid as set forth in this Section IV.D.2, the treatment set forth herein shall be in full satisfaction of all rights held by the Indenture Trustee under any Charging Lien. Distributions received by holders of Allowed Old Note Claims pursuant to the Plan shall not be reduced on account of the payment of the Indenture Trustee's fees and expenses.

      E. OBJECTIONS TO CLAIMS AND INTERESTS.

      Except as otherwise provided in Section III.B.1.d, above, with respect to applications of professionals for compensation and reimbursement of expenses and for the payment of other Administrative Claims, objections to any Claims or Interests shall be filed and served upon the holder of such Claim or Interest no later than the date (the "Claims/Interests Objection Deadline") that is the later of (a) six months after the Effective Date, unless extended by the Court, and (b) six months after the date on which a proof of Claim or Interest has been filed, unless extended by the Court. After the Effective Date, only Anacomp or the Reorganized Company shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests.

      F. DISTRIBUTION OF PROPERTY UNDER THE PLAN.

         1.  MANNER OF CASH PAYMENTS UNDER THE PLAN.

      Cash payments made pursuant to the Plan shall be in U.S. dollars on checks drawn on a domestic bank selected by the Reorganized Company or, at the option of the Reorganized Company, by wire transfer from a domestic bank; provided, however, that payments made to foreign creditors holding Allowed Claims may be paid, at the option of the Reorganized Company, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         2. MANNER AND DISTRIBUTION OF CLASS A COMMON STOCK UNDER THE PLAN.

             A. DISTRIBUTIONS TO HOLDERS OF OLD NOTE CLAIMS.

      Distributions of Class A Common Stock to be distributed to holders of Old Note Claims shall be made by the Disbursing Agent to the Indenture Trustee. The Indenture Trustee will receive such securities for the benefit of the holders of securities issued under the Indentures and will be requested to deliver, as soon as practicable, such Class A Common Stock to each holder of an Old Note Claim issued under the Indentures to which the Indenture Trustee is a party in accordance with the Indenture or applicable law and the Plan. The reasonable fees and expenses of the Indenture Trustee for making distributions under the Plan shall be paid by the Reorganized Company.

             B. MANNER AND DISTRIBUTION OF REORGANIZED COMPANY WARRANTS UNDER
                THE PLAN.

      The Disbursing Agent shall distribute the Reorganized Company Warrants to and in respect of the Existing Common Stock and Allowed Section 510(b) Common Claims (if any) in accordance with applicable nonbankruptcy law (but subject to the terms of the Plan) to holders thereof.

         3.  SURRENDER OF SECURITIES.

      As a condition to participation under the Plan, a holder of an Old Note Claim that desires to receive property to be distributed on account of such Claim shall surrender the security representing such Claim to the Indenture Trustee in accordance with the procedures set forth in the Indenture, to the extent applicable. Following confirmation of the Plan, holders of such securities shall receive specific instructions regarding the time and manner in which the Old Note Claims are to be surrendered, which instructions shall be given by the Reorganized Company, the Disbursing Agent, or the Indenture Trustee to such holders as soon practicable after the Effective Date. Pending such surrender, such securities shall be cancelled and represent only the right to receive the distributions to which the holder is entitled under the Plan.

      Any Old Note Claim represented by a security which is lost, stolen, mutilated, or destroyed shall be deemed surrendered when the holder of such Claim based thereon delivers to the Indenture Trustee (i) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation, or destruction of such instrument, or (ii) such security or indemnity as may be required by the Indenture Trustee to hold it harmless with respect thereto. All other Claims shall be paid according to the Allowed amounts of those Claims.

         4.  NO DISTRIBUTIONS WITH RESPECT TO DISPUTED CLAIMS AND INTERESTS.

      Notwithstanding any other provisions of the Plan, no payments of cash or distributions of Plan Securities or other consideration of any kind shall be made on account of any Disputed Claim or Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest or is deemed to be such for purposes of distribution, and then only to the extent that the Claim or Interest becomes, or is deemed to be for distribution purposes, an Allowed Claim or Allowed Interest.

         5. DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

             A. DELIVERY OF DISTRIBUTIONS IN GENERAL.

      Except as provided in Section IV.F.5.b, below, for holders of undeliverable distributions, distributions to holders of Allowed Claims and Allowed Interests shall be distributed by mail as follows: (a) at the addresses set forth on the respective proofs of Claim or Interest filed by such holders of Allowed Claims and Allowed Interests; (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim or Interest; (c) at the address reflected in the Schedules if no proof of Claim or Interest is filed and the Disbursing Agent has not received a written notice of a change of address; and (d) with respect to holders of Allowed Class 4 Claims and Allowed Class 8 Interests, at the last known address of record holders of such Allowed Claims and Allowed Interests as of the Record Date, as determined by the Indenture Trustee or applicable transfer agent.

             B. UNDELIVERABLE DISTRIBUTIONS.

                (1) HOLDING AND INVESTMENT OF UNDELIVERABLE PROPERTY.

      If the distribution to the holder of any Allowed Claim or Allowed Interest is returned to the Disbursing Agent as undeliverable, no further distribution shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then current address. Subject to the other provisions of the Plan, undeliverable distributions shall remain in the possession of the Disbursing Agent pursuant to this Section until such time as a distribution becomes deliverable.

      Unclaimed cash shall be held in an unsegregated bank account in the name of the Disbursing Agent or the Reorganized Company for the benefit of the potential claimants of such funds, and shall be accounted for separately. The parties entitled to such funds shall be entitled to simple interest on the funds at the rate of five percent (5%) per annum.

                (2) DISTRIBUTION OF UNDELIVERABLE PROPERTY AFTER IT BECOMES
                    DELIVERABLE AND FAILURE TO CLAIM UNDELIVERABLE PROPERTY.

      Any holder of an Allowed Claim or Allowed Interest who does not assert a claim in writing for an undeliverable distribution held by the Disbursing Agent within one year after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under this Plan, or from Anacomp, the Reorganized Company, the Estate or their respective property. In such cases any property held for distribution on account of such Claims or Interests shall be retained by the Reorganized Company or returned to Reorganized Company if in possession of Third Party Disbursing Agent, as follows: (a) any undistributed cash shall be the property of the Reorganized Company, free from any restrictions thereon; and
(b) any undistributed Plan Securities shall be canceled. Nothing contained in the Plan shall require Anacomp, the Reorganized Company, or the Disbursing Agent to attempt to locate any holder of an Allowed Claim or an Allowed Interest.

      THEREFORE, ANY HOLDER OF AN ALLOWED CLAIM OR ALLOWED INTEREST THAT DOES NOT ASSERT A CLAIM FOR AN UNDELIVERABLE DISTRIBUTION WITHIN ONE YEAR AFTER THE EFFECTIVE DATE WILL HAVE ANY CLAIM FOR SUCH UNDELIVERABLE DISTRIBUTION DISCHARGED WITH RESPECT THERETO AND FOREVER WILL BE BARRED FROM ASSERTING ANY SUCH ALLOWED CLAIM OR ALLOWED INTEREST AGAINST ANACOMP, THE ESTATE, THE REORGANIZED COMPANY, OR THEIR RESPECTIVE PROPERTY.

         6.  COMPLIANCE WITH TAX REQUIREMENTS.

      The Disbursing Agent shall comply with all withholding and reporting requirements imposed on it by governmental units, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements, if any.

         7.  SET-OFF, RECOUPMENT AND OTHER RIGHTS.

      Notwithstanding anything to the contrary contained in the Plan, the Reorganized Company may, but shall not be required to, set-off, recoup, assert counterclaims or withhold against any Allowed Claim or Allowed Interest and the distributions to be made pursuant to this Plan on account of such Claim or Interest claims of any nature that Anacomp, the Estate, or the Reorganized Company may have against the holder of such Allowed Claim or Allowed Interest; provided, however, that neither the failure to effect such a set-off or recoupment, nor the allowance of any Claim against or Interest in Anacomp or the Reorganized Company, nor any partial or full payment during the Reorganization Case or after the Effective Date in respect of any Allowed Claim or Allowed Interest, shall constitute a waiver or release by Anacomp or the Reorganized Company of any claim that they may possess against such holder.

      G. NO LIABILITY FOR SOLICITATION OR PARTICIPATION.

      Pursuant to section 1125(e) of the Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

      H. LIMITATION OF LIABILITY.

      To the maximum extent permitted by law, none of Anacomp, the Reorganized Company, the Estate, the Creditors' Committee, the Unofficial Committee, the Indenture Trustee, nor any of their employees, officers, directors, agents, members, representatives, or professional advisors employed or retained by any of them, whether or not pursuant to a Final Order of the Court, shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan.

      I. DISSOLUTION OF COMMITTEES.

      On the Effective Date, the Creditors' Committee and any other committee appointed pursuant to Code section 1102 shall be released and discharged from the rights and duties arising from or related to the Reorganization Case, except with respect to final applications for professionals' compensation and any appeal of an order in the Reorganization Case. The professionals retained by the Creditors' Committee and any other committee appointed pursuant to Code section 1102 and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications by such professionals or committee members for allowance of compensation and reimbursement of expenses pending on the Effective Date or timely filed after the Effective Date as provided in the Plan, as approved by the Court.

      J. FEES AND EXPENSES OF THE UNOFFICIAL COMMITTEE.

      The reasonable fees and expenses incurred after the Petition Date by the Informal Committee's counsel and financial advisors, including without limitation the amounts payable to Akin, Gump, Strauss, Hauer & Feld, L.L.P. pursuant to its engagement letter dated as of September 29, 2000 and the amounts payable to Jefferies & Company, Inc. pursuant to its engagement letter dated as of August 17, 2000 (who were retained by agreement with Anacomp with respect to the Restructuring), shall be paid (unless otherwise ordered by the Court, without application by or on behalf of any such professionals to the Court and without notice and a hearing) by the Reorganized Company as an Allowed Administrative Claim. If the Reorganized Company and any such professional retained by the Unofficial Committee cannot agree on the amount of fees and expenses to be paid to such professional, the amount of any such fees and expenses shall be determined by the Court.

      K. REVOCATION OF THE PLAN.

      Anacomp reserves the right to revoke or withdraw the Plan prior to the Confirmation Date with the prior written consent of the Unofficial Committee and the Agent, which consent shall not be unreasonably withheld but which consent shall be required only if (a) in the case of the Unofficial Committee, Class 4 voted as a Class to accept the Plan, such acceptances have not been withdrawn, and the Unofficial Committee does not file an objection to confirmation of the Plan or file an alternate plan of reorganization, and (b) in the case of the Agent, Class 1 voted as a Class to accept the Plan, such acceptances have not been withdrawn, and the Agent does not file an objection to confirmation of the Plan or file an alternate plan of reorganization, and (c) the Plan continues to have a reasonable prospect of confirmation. If the Plan is revoked or withdrawn, or if confirmation and the Effective Date otherwise do not occur, the Plan shall be null and void, and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against, or any Interests in, Anacomp; or (b) prejudice in any manner the rights of Anacomp, the Estate, or any creditors in any further proceedings.

      L. POST-EFFECTIVE DATE EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS.

      Notes, stock certificates, warrants, and other evidences of Claims against, or Interests in, Anacomp shall, effective upon the Effective Date, represent only the right to receive the distributions, if any, contemplated by the Plan.

      M. SUCCESSORS AND ASSIGNS.

      The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

      N. SATURDAY, SUNDAY, OR LEGAL HOLIDAY.

      If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day and shall be deemed to have been completed as of the required date.

      O. HEADINGS.

      The headings used in the Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the provisions of this Plan.

      P. GOVERNING LAW.

      Unless a rule of law or procedure is supplied by (a) federal law (including the Code and Bankruptcy Rules), or (b) an express choice of law provision in any agreement, contract, instrument, or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents, and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to the principles of conflict of laws thereof.

      Q. SEVERABILITY OF PLAN PROVISIONS.

      If, prior to confirmation, any term or provision of the Plan is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may or may not have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

      R. NO ADMISSIONS.

      Notwithstanding anything herein to the contrary, if the Plan is not confirmed or the Effective Date otherwise does not occur, the Plan shall be null and void, and nothing contained in the Plan or the Disclosure Statement shall
(a) be deemed to be an admission by Anacomp or against any creditor with respect to any matter set forth herein, including liability on any Claim or the propriety of the classification of any Claim; (b) constitute a waiver, acknowledgment or release of any Claims by or against, or any Interests in, Anacomp; or (c) prejudice in any manner the rights of Anacomp, the Estate, or any creditors in any further proceedings.

      S. APPLICATION OF CODE SECTION 1145.

      The exemption from the requirements of Section 5 of the Securities Act of 1933, 15 U.S.C. ss. 77e, and any state or local law requiring registration or qualification for the offer or sale of a security provided under Code section 1145 shall apply to the Class A Common Stock, the Class B Common Stock and the Reorganized Company Warrants issued under the Plan.

      T. CONDITIONS TO EFFECTIVENESS OF THE PLAN.

      The Plan shall not become binding unless and until the Effective Date occurs. The Effective Date is the first Business Day that, as determined by Anacomp in its reasonable discretion, is a Business Day (a) that is at least ten days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all of the following conditions have been satisfied or waived by Anacomp, the Unofficial Committee and the Agent in writing:

            a. The Confirmation Order shall be entered by the Court in a form reasonably acceptable to Anacomp, the Unofficial Committee, and the Agent.

            b. The financing to be provided under the Amended and Restated Credit Agreement shall be ready for immediate funding.

            c.    The Outside Date shall not yet have occurred.

            d. No MAC Event shall have occurred. A MAC Event shall be deemed to occur at any time after the completion of any calendar month, beginning on or after April 1, 2001 and through September 30, 2001, during which Anacomp shall realize earnings before interest, taxes, depreciation and amortization ("EBITDA"), calculated on a last twelve month ("LTM") basis and on the basis of GAAP, consistently applied, in an amount less than the amount set forth opposite such month under the caption "LTM EBITDA" in the following table. (The monthly LTM EBITDA amounts set forth below have been calculated using the actual EBITDA amounts for fiscal year 2000 and monthly EBITDA amounts for fiscal year 2001, excluding one-time restructuring expenses.)

      --------------------------------------------------------------------------
                                                       Projected Monthly
                                     LTM               EBITDA ("Projected
                                    EBITDA              Monthly EBITDA")
      --------------------------------------------------------------------------
      April 2001                  $19,255,000             $2,033,000
      May 2001                    $20,067,000             $2,033,000
      June 2001                   $31,387,000             $2,033,000
      July 2001                   $31,566,000             $2,500,000
      August 2001                 $31,739,000             $2,500,000
      September 2001              $33,044,000             $2,500,000;
      --------------------------------------------------------------------------

            A MAC Event shall also be deemed to occur upon the occurrence of a Material Adverse Change. As used herein, the term "Material Adverse Change" means any change, effect, event, occurrence, state of facts or development, either alone or in combination, and either known or unknown by Anacomp as of the date hereof, that is materially adverse to the business, financial condition or results of operation of Anacomp and its domestic subsidiaries, taken as a whole, and in connection with which Anacomp and its domestic subsidiaries, taken as a whole, shall suffer or incur (or in connection with which it may be reasonably expected that Anacomp and its domestic subsidiaries, taken as a whole, will suffer or incur) losses, liabilities, costs or expenses, calculated on the basis of GAAP, consistently applied, individually or in the aggregate (collectively, the "MAC Losses"), in excess of $5.0 million (the "Threshold Amount"); provided, however, that in no event shall any change, effect, event, occurrence, state of facts or development that is equal to or less than 110% of the amount quantified or estimated in the Offering Memorandum, the Plan, the Disclosure Statement or in the Anacomp's Annual Report on Form 10-K for the twelve-month period ended September 30, 2000, or in the Anacomp's Quarterly Report on Form 10-Q for the three-month period ended December 31, 2000, each in the form filed by the Anacomp with the Securities and Exchange Commission, be considered a Material Adverse Change, and provided further, that in no event shall the commencement of Reorganization Case be considered a Material Adverse Change.

            Notwithstanding any other provision of the preceding paragraph to the contrary, no Material Adverse Change shall be deemed to occur if, during the month (or months) in which any associated MAC Loss or MAC Losses occurs, the amount of any such MAC Loss or MAC Losses - minus the amount of the Excess EBITDA (as defined here) through the same month or months - is less than the Threshold Amount. As used herein, "Excess EBITDA" means, with respect to any period, the amount, if any, by which the actual cumulative EBITDA realized by Anacomp (excluding any one-time restructuring expenses) since April 1, 2001 exceeds the cumulative Projected Monthly EBITDA (excluding any one-time restructuring expenses) for such period.

            Subject to the preceding two paragraphs, a MAC Loss shall be deemed incurred for purposes of the preceding paragraph upon the determination by the Court regarding the allowed amount of any such MAC Loss, or the estimated allowed amount of any such MAC Loss, based on proofs of Claim timely filed or deemed timely filed in the Reorganization Case. In the event that a Claim is asserted in a proof of Claim (whether or not an amount is specified in such proof of Claim), and such Claim, when combined with other Claims could, in the reasonable determination of Anacomp, the Unofficial Committee or the Agent, result in MAC Losses equaling or exceeding the Threshold Amount, it shall be a condition precedent to confirmation of the Plan that the Court determine or estimate the maximum amount of such MAC Losses in order to determine whether the Threshold Amount has been exceeded and, therefore, whether a Material Adverse Change shall have occurred. By way of clarification, any one of Anacomp, the Unofficial Committee or the Agent may reasonably require the Court determination referenced in the preceding sentence.

            Any one of Anacomp, the Agent or the Unofficial Committee shall be reasonably entitled to declare the existence of a MAC Event pursuant to written notice furnished by such party on the other such parties. In the event a dispute exists among the parties regarding whether a MAC Event has occurred, such dispute shall be presented to and resolved by the Court.

      U. WAIVER OF CONDITIONS TO THE EFFECTIVE DATE.

      The requirement that the conditions to the occurrence of the Effective Date, as specified in Section IV.T, above, be satisfied may be waived in whole or in part, and the time within which any such conditions must be satisfied may be extended, by the written agreement of Anacomp, the Unofficial Committee and the Agent. To be effective, such written waiver or extension must be filed with the Court. Without limiting the forgoing, Anacomp, the Unofficial Committee and the Agent may jointly elect in writing to waive in writing any MAC Event. The failure to satisfy or waive any of such conditions may be asserted by Anacomp regardless of the circumstances giving rise to the failure of such condition to be satisfied, including any action or inaction by Anacomp. The failure of Anacomp to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed ongoing and assertable at any time.


      V. RETENTION OF JURISDICTION.

      Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Court shall retain jurisdiction over the Reorganization Case after the Effective Date to the fullest extent provided by law, including the jurisdiction to:

            1. Allow, disallow, determine, liquidate, classify, establish the priority or secured or unsecured status of, estimate, or limit any Claim, Interest, or Administrative Claim;

            2. Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Code or the Plan, for periods ending on or before the Effective Date;

            3. Resolve any motions pending on the Effective Date to assume, assume and assign, or reject any executory contract or unexpired lease to which Anacomp is a party or with respect to which Anacomp may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

            4. Ensure that distributions to holders of Allowed Claims and Allowed Interests, including but not limited to Administrative Claims, are accomplished pursuant to the provisions of the Plan;

            5. Resolve any and all applications, motions, adversary proceedings, and other matters involving Anacomp that may be pending on the Effective Date;

            6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents entered into in connection with the Plan;

            7. Resolve any and all controversies, suits, or issues that may arise in connection with the consummation, interpretation, or enforcement of the Plan or any Person's rights or obligations in connection with the Plan;

            8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Code, or modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any order of the Court, the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan or Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Code;

            9. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

            10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

            11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; and

            12. Enter an order closing the Reorganization Case.

      If the Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter, this Section shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.


                                       V.

    SOURCES OF FUNDS TO PAY CLAIMS AND INTEREST HOLDERS; PROVISIONS REGARDING
            CLASS A COMMON STOCK AND REORGANIZED COMPANY WARRANTS

      A. SOURCES OF FUNDS.

         1.  AMENDED AND RESTATED CREDIT AGREEMENT.

      The Amended and Restated Credit Agreement will contain the following material terms, as more particularly summarized in the Amended and Restated Credit Agreement Term Sheet:

      a.    Lender: The Banks. The Agent will continue to serve as agent.

      b.    Borrower: Anacomp.

      c. Guarantors: Each Domestic Subsidiary (as defined in the Prepetition Credit Agreement) of Anacomp, created, acquired or existing on or after the Effective Date.

      d. Loan Amount and Structure: A $63,200,458 revolving credit facility (the "Facility") comprised on the Effective Date of a $57,175,000 sublimit for direct borrowing ("Direct Borrowing Sublimit") and a $6,025,458 Letter of Credit Sublimit ("Letter of Credit Sublimit," and together with the Direct Borrowing Commitment, the "Total Commitment"). The Letter of Credit Sublimit will be subject to upward adjustment provided there is a corresponding reduction in the Direct Borrowing Sublimit as described in section (g) below.

      e. Availability: As of the date of determination, the formula borrowing basis ("FBB") will equal an amount up to 80% of Eligible Accounts. "Eligible Accounts" will be as customarily defined by the Banks and will include Anacomp's U.S. and Canadian accounts receivable. The amount deemed within the FBB for any fiscal quarter will be determined based on the amount set forth in a borrowing base certificate to be executed and delivered during the last week of the prior fiscal quarter. The FBB will not, however, be used to determine availability under the Facility unless and until the Direct Borrowing Sublimit is less than the FBB.

      f. Interest Rate: The rate of interest charged with respect to the portion of the Facility equal to the FBB will be the Base Rate. The rate of interest charged with respect to the portion of the Facility in excess of the FBB will be 3.0% above the Base Rate. The Base Rate will be the higher of (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (.50%) above the Federal Funds effective rate. Interest will be due and payable monthly in arrears.

      g. Letters of Credit Subline: $6,025,458 in stand-by or documentary Letters of Credit on behalf of Anacomp as of the Effective Date. Replacement and new standby or documentary Letters of Credit will be issued under the Amended and Restated Credit Agreement on terms and conditions substantially similar to those set forth in the Prepetition Credit Agreement provided that, (a) in no event shall the aggregate amount of Letters of Credit exceed $9,000,000 and (b) in the event the aggregate amount of Letters of Credit exceeds $6,025,458 in the aggregate, additional Letters of Credit will be issued if and only if: (a) there is a corresponding reduction in availability under the Direct Borrowing Sublimit, and (b) under no circumstances would the procurement of such a Letter of Credit cause the Banks to exceed the total commitment. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond that of the Maturity Date, as defined below. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond the Maturity Date. The rate of interest on Letters of Credit will be 3.0% per annum. Anacomp will be charged a Letter of Credit fee as set forth in the Prepetition Credit Agreement.

      h. Collateral: The obligations under the Facility will be recourse against Anacomp and all Domestic Subsidiaries and will be secured by a perfected first priority security interest in all of the assets of Anacomp and all Domestic Subsidiaries (subject to permitted liens on terms that are not materially different as those set forth in the Prepetition Credit Agreement), whether now owned or after acquired, pursuant to the terms of Amended and Restated Security Documents, including a pledge by Anacomp of 100% of the capital stock of Anacomp's subsidiaries, provided, however, that Anacomp will not be required to pledge more than 65% of the capital stock of any Foreign Subsidiary (as defined in the Prepetition Credit Agreement). In addition, the loan documentation will contain a negative pledge on assets of Anacomp and its subsidiaries, except for liens expressly permitted by the loan documents.

      i. Restructuring Expenses: Anacomp will reimburse the Agent for all of its reasonable out-of-pocket costs and expenses relating to the restructuring, the Reorganization Case and the Plan, including search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination, collateral appraisal fees and expenses. Such costs and expenses incurred through the Effective Date will be paid on the Effective Date.

      j. Facility Fee: Anacomp will pay on the Effective Date to the Agent and the Banks, for distribution to the Banks, in accordance with each Bank's pro rata share of the Facility, a fee equal to one and one-half percent (1.5%) of the amount of the Facility minus the amount of the docHarbor Prepayment, if any, received by the Banks as of the Effective Date (the "Facility Fee"). The Facility Fee will be waived in its entirety if the claims of the Banks with respect to the Prepetition Credit Agreement are indefeasibly paid in full in cash in a single lump sum payment on the Effective Date.

      k. docHarbor Prepayment in Respect of the Facility: Upon the closing of the docHarbor Transaction (the "docHarbor Sale Date"), Anacomp will immediately make a mandatory prepayment in the amount of the net proceeds thereof (the "docHarbor Prepayment") to the Banks to permanently reduce the Direct Borrowing Sublimit and the Facility. If the proceeds of the docHarbor Transaction are less than $8,000,000, Anacomp will make an additional prepayment on the Effective Date to the Banks equal to the difference between $8,000,000 and the proceeds of the docHarbor Transaction to permanently reduce the Direct Borrowing Sublimit and the Facility. If the proceeds of the docHarbor Transaction are more than $12,500,000, 50% of the difference between the actual amount of the docHarbor Prepayment and $12,500,000 shall be paid by Anacomp to the Banks to permanently reduce the Direct Borrowing Sublimit and the Facility; and the remaining 50% shall be retained by Anacomp for working capital purposes.

      l. Reduction of Commitment in Respect of the Facility: Mandatory, permanent reductions of the Facility and Direct Borrowing Sublimit, as specified in the Amended and Restated Credit Agreement Term Sheet.

      m. Dividends: Anacomp will be permitted to pay dividends to its shareholders if (a) the Direct Borrowing Sublimit is less than or equal to the FBB; (b) no Event of Default has occurred under the Facility or would be caused after the payment of such dividends; and
            (c) the dividend is otherwise permitted by applicable law. In the event that Anacomp pays dividends as provided in this section, the Direct Borrowing Sublimit shall not, thereafter, exceed the FBB.

      n. Maturity Date of the Facility: December 31, 2003, if the docHarbor Sale Date occurs on or prior to September 30, 2001. December 31, 2002, if the docHarbor Sale Date does not occur on or prior to September 30, 2001.

      o.    Requirement of Confirmation of Plan and Occurrence of Effective
            Date: Unless extended by the Banks in their sole discretion, the Effective Date of the Plan must occur no later than September 30, 2001.

      p. Release: In exchange for the benefits conferred under the Amended and Restated Agreement, including the Banks' agreement to restructure the obligations owing under the Prepetition Credit Agreement, Anacomp and the Estate, and all affiliates thereof, shall release and discharge all claims and causes of action of the foregoing parties (or which have been or could be asserted by any Person on behalf of the Estates or such affiliates) against the Agent, the Banks and any of their predecessors, successors, assigns, subsidiaries, affiliates, representatives, employees, officers, directors, attorneys, accountants, agents and all other Persons that claim by, through or under any of the Banks under the Code and all claims and causes of action of the Estates (or which have been or could be asserted by any Person on behalf of the Estate or such affiliates) against the Agent, the Banks and any of their predecessors, successors, assigns, subsidiaries, affiliates, representatives, employees, officers, directors, attorneys, accountants, agents and all other Persons that claim by, through or under any of the Banks under the Code arising out of or relating to Anacomp or the Estate.

      q. Additional Mandatory Prepayments in Respect of the Facility: If at any time the outstanding amount of loans exceeds the Total Commitment (whether as a result of currency fluctuations or otherwise), the amount of such excess will be immediately paid to the Agent for the pro rata accounts of the Lenders. In addition to the mandatory prepayments set forth in the Reduction of Commitment section, as set forth in the Amended and Restated Credit Agreement Term Sheet, Anacomp will (a) apply any cash in excess of $6,500,000 to permanently reduce the outstanding balance within the Direct Borrowing Sublimit under the Facility but not permanently reduce the Direct Borrowing Sublimit and the Total Commitment, and (b) apply the proceeds from any asset sale or capital raising event to permanently reduce the Total Commitment, provided that once the Direct Borrowing Sublimit is less than the FBB, Anacomp will only need to apply the net proceeds in excess of $500,000 from any asset sale or capital raising event to permanently reduce the Total Commitment. Anacomp will make a mandatory prepayment of the amount of any Letter of Credit when drawn.

      r. Optional Prepayment: Notwithstanding anything to the contrary contained herein, on or before the Effective Date Anacomp may prepay its obligations under the Prepetition Credit Agreement, provided that Anacomp pays in full in cash in a lump sum payment all principal, accrued but unpaid interest, all fees and expenses due under the Prepetition Credit Agreement and the Forbearance Agreement (and any amendments thereto), as defined in the Amended and Restated Agreement Term Sheet and also reimburses the Agent for all of its out-of-pocket costs and expenses relating to the restructuring of Anacomp, including, but not limited to, search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination and collateral appraisal fees and expenses. No prepayment penalty will be due in respect of the Optional Prepayment. Anacomp will also be permitted, without incurring any pre-payment penalties, to make additional prepayments in cash that permanently reduce the Total Commitment and the Direct Borrowing Sublimit and, to the extent that the Total Commitment and the Direct Borrowing Sublimit are reduced and that there is availability under the FBB, Anacomp will be permitted to receive additional advances under the Facility for the purposes set forth in, and in accordance with the terms and conditions of, the Amended and Restated Credit Agreement Term Sheet.

      s. Expenses and Indemnification in Respect of the Facility: Similar to those terms as set forth in the Prepetition Credit Agreement.

      t. Governing Law in Respect of the Facility: Commonwealth of Massachusetts.

         2.  DOCHARBOR TRANSACTION.

       The net proceeds from the docHarbor Transaction shall reduce the amount financing otherwise required under the Amended and Restated Credit Agreement and be used for general corporate purposes.

         3.  ADDITIONAL SOURCES OF FUNDING.

      The financing to be provided under the Amended and Restated Credit Agreement and the cash and proceeds derived from operations shall fund the remaining obligations under the Plan.

      B. ISSUANCE OF CLASS A COMMON STOCK AND REORGANIZED COMPANY WARRANTS.

         1.  THE CLASS A COMMON STOCK.

      The Class A Common Stock to be issued and reserved under the Plan shall have the following attributes:

      a. Authorization and Issuance. Anacomp's Amended and Restated Articles of Incorporation will continue to authorize the issuance of 40,000,000 shares of Reorganized Anacomp Common Stock and 1,000,000 shares of preferred stock, subject to further amendment after the Effective Date. The Reverse Split shall occur on the Effective Date, if the Requisite Reverse Split Amendment Votes are obtained, and the Existing Common Stock and shares issuable upon exercise of the Reorganized Company Warrants shall be Class B Common Stock. The stock issued to holders of Allowed Class 4 Claims and reserved for issuance to the Reorganized Company's management and employees shall be Class A Common Stock and shall be issued or reserved for issuance in accordance with the Plan.

      b. Par Value. The Reorganized Anacomp Common Stock shall have a par value of $.01 per share.

      c. Rights. The Reorganized Anacomp Common Stock shall have such rights with respect to dividends, liquidations, voting, and other matters as are set forth in the Amended and Restated Articles of Incorporation of the Reorganized Company and as otherwise provided by Indiana law. Class B Common Stock and Class A Common Stock shall be identical in all respects (and shall vote together for all purposes for which shareholder action is solicited or authorized), except that the Class B Common Stock shall be subject to additional dilution, as set forth in Section III.G of this Plan, upon the issuance of additional shares of such Class B Common Stock in satisfaction of Allowed Section 510(b) Common Claims (if any).

         2.  REORGANIZED COMPANY WARRANTS.

      The Reorganized Company Warrants shall have the following attributes:

      a. Authorization and Issuance. 783,077 Reorganized Company Warrants shall be issued to existing holders of Allowed Class 8 Interests on or as soon as practicable after the Effective Date and after giving effect to the Reverse Split. Each Reorganized Company Warrant shall be exercisable on and after the Effective Date for a period of five years and shall be exercisable for one share of Reorganized Anacomp Common Stock, subject to adjustment as provided in the Warrant Agreement (as herein defined) unless redeemed or exchanged earlier by the Reorganized Company. The shares issuable upon exercise of the Reorganized Company Warrants shall be Class B Common Stock. Class B Common Stock shall be subject to additional dilution, as set forth in Section III.G of this Plan, upon the issuance of additional shares of such Class B Common Stock in satisfaction of Allowed
            Section 510(b) Common Claims (if any).

      b. No Rights Generally as Stockholders. No holder of Reorganized Company Warrants shall be entitled to any rights generally as a stockholder of the Reorganized Company unless and until such holder has obtained shares of Reorganized Anacomp Common Stock upon the exercise of the Reorganized Company Warrants.

      c. Exercise Price. Each Reorganized Company Warrant shall be exercisable at an exercise price of $61.54 per share. On or as soon as practicable after the Effective Date, the Reorganized Company shall issue to each holder of Existing Common Stock Reorganized Company Warrants to purchase, at an exercise price of $61.54 per share, for each share of Class B Common Stock held by such holder immediately following the Reverse Split, 194.119 shares of Reorganized Anacomp Common Stock, or an aggregate of approximately 15% of the Reorganized Anacomp Common Stock outstanding after giving effect to the Plan and the Reverse Split, the shares reserved for management and employees of the Reorganized Company, and assuming the issuance of all shares of Reorganized Anacomp Common Stock reserved upon the exercise of the Reorganized Company Warrants.

      d. Adjustment of Exercise Price and Number of Shares of Class B Common Stock Obtainable Upon Exercise. The number of shares of Class B Common Stock obtainable upon exercise of each Reorganized Company Warrant and correspondingly the exercise price, shall be proportionately adjusted subject to standard antidilution provisions at any time the Reorganized Company pays stock dividends, subdivides, combines or reclassifies its stock; distributes evidences of indebtedness or assets of the Reorganized Company, or rights for such assets; issues stock for less than market value; issues options, warrants or other securities convertible for stock for less than market value; or effects similar dilutive transactions, in accordance with the terms and subject to the conditions set forth in the Warrant Agreement (as herein defined).

      e. Form. The Reorganized Company Warrants shall be issued in substantially the form of, and shall have such other terms and conditions, as set forth in the warrant agreement to be attached as
            Exhibit 4 (the "Warrant Agreement") and filed by the Exhibit Filing Date. Among other things, the Warrant Agreement shall provide that the number of shares for which each Reorganized Company Warrant may be exercised is subject to rounding down to prevent the issuance of fractional shares.


                                       VI.

                             THE REORGANIZED COMPANY

      A. MANAGEMENT OF THE REORGANIZED COMPANY.

         1.  DIRECTORS OF THE REORGANIZED COMPANY.

      As of the Effective Date, Anacomp's current Board will be replaced by the New Board Members. The New Board Members will consist of the Chief Executive Officer of the Reorganized Company, another member of management of Anacomp designated by existing management and reasonably acceptable to the Unofficial Committee, and five members designated by the Unofficial Committee.

      The membership of the Board shall be subject to an election at the annual meeting of the Reorganized Company in the year 2002.

         2.  OFFICERS OF THE REORGANIZED COMPANY.

      The officers of the Reorganized Company will serve at the discretion of the Board of the Reorganized Company. As of the Effective Date, it is anticipated that the officers then serving shall continue to serve.

      B. RESERVE OF SHARES OF REORGANIZED ANACOMP COMMON STOCK FOR MANAGEMENT AND EMPLOYEE INCENTIVE.

      403,403 shares of Reorganized Anacomp Common Stock shall be reserved (or 7.7% of the Reorganized Anacomp Common Stock outstanding, after giving effect to the Plan and the Reverse Split and assuming the issuance of all shares of Reorganized Anacomp Common Stock reserved upon the exercise of the Reorganized Company Warrants) for the management and employees of the Reorganized Company and its subsidiaries. The terms and conditions governing the award of such stock/stock options shall be determined by the Board of the Reorganized Company following the Effective Date.

      C. EMPLOYEE BENEFIT PLANS.

      As of the Effective Date, all of Anacomp's employee benefit plans, programs and benefits existing immediately prior to the Effective Date shall be retained and shall constitute obligations of the Reorganized Company.

      D. ARTICLES.

      As of the Effective Date, the Amended and Restated Articles of Incorporation of the Reorganized Company shall (a) prohibit the issuance of non-voting equities securities as required by Code section 1123(a)(6), subject to amendment of such Amended and Restated Articles of Incorporation as permitted by applicable law, and (b) effectuate the provisions of the Plan, including the Reverse Split, in each case without any further action by the shareholders or directors of Anacomp or the Reorganized Company. A copy of the form of the Amended and Restated Articles of Incorporation of the Reorganized Company will be attached as Exhibit 5 by the Exhibit Filing Date.

      E. BYLAWS.

      As of the Effective Date, the Amended and Restated Bylaws of the Reorganized Company, to the extent any amendments to Anacomp's Bylaws are required to effectuate the provisions of the Plan, shall be attached as Exhibit 6 by the Exhibit Filing Date, without any further action by the shareholders or directors of Anacomp or the Reorganized Company.

      F. LISTING AND REGISTRATION OF REORGANIZED ANACOMP COMMON STOCK.

      Commencing on the Effective Date, the Reorganized Company shall exercise its reasonable best efforts to list the shares of Reorganized Anacomp Common Stock issued pursuant to the Plan on a national securities exchange, the NASDAQ Small Cap Market or other qualifying inter-dealer quotation system. In addition, on the Effective Date, the Reorganized Company shall enter into a Registration Rights Agreement with each holder of Reorganized Anacomp Common Stock, to the extent such holder's resale of the Reorganized Anacomp Common Stock would be limited or restricted by federal securities laws. Such Registration Rights Agreement, which shall provide for a "shelf registration" of the Reorganized Anacomp Common Stock, will be attached as Exhibit 7 by the Exhibit Filing Date.


                                      VII.

                       EFFECT OF CONFIRMATION OF THE PLAN

      A. DISCHARGE AND INJUNCTION.

      The rights afforded in the Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against Anacomp, the Reorganized Company, the Estate, or any of their property. Except as otherwise provided in the Plan or the Confirmation Order: (a) on the Effective Date, Anacomp, the Reorganized Company, the Estate, and their property shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims, and Interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Code, regardless of whether or not (i) a proof of Claim or proof of Interest based on such debt or Interest is filed or deemed filed,
(ii) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Code, or (iii) the holder of a Claim or Interest based on such debt or Interest has or has not accepted the Plan; and (b) all Persons shall be precluded from asserting against Anacomp, the Reorganized Company, the Estate, and their property any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

      Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of Anacomp, as provided in sections 524 and 1141 of the Code, and such discharge shall void any judgment against Anacomp obtained at any time to the extent that it relates to a Claim discharged.

      Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or Interest: (a) commencing or continuing in any manner any action or other proceeding against Anacomp, the Reorganized Company, the Estate, or their property; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against Anacomp, the Reorganized Company, the Estate, or their property; (c) creating, perfecting, or enforcing any lien or encumbrance against Anacomp, the Reorganized Company, the Estate, or their property; (d) asserting any set-off, right of subrogation, or recoupment of any kind against any obligation due to Anacomp, the Reorganized Company, the Estate, or their property; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

      B. MODIFICATION OF THE PLAN.

      Subject to the restrictions set forth in section 1127 of the Code, Anacomp reserves the right to alter, amend, or modify the Plan with the prior written consent of the Unofficial Committee and the Agent, which consent shall not be unreasonably withheld, before its substantial consummation.


                                     VIII.

                              CONFIRMATION REQUEST

                   Anacomp requests confirmation of the Plan.

Dated:  May ___, 2001               ANACOMP, INC.



                                    --------------------------------------
                                    By:  EDWARD P. SMOOT,
                                         President and Chief Executive Officer

SUBMITTED BY:



----------------------------------------
LEE R. BOGDANOFF, ESQ., an attorney with
Klee, Tuchin, Bogdanoff & Stern LLP
Reorganization Counsel for Anacomp, Inc.

                                TABLE OF CONTENTS
                                -----------------


I.    DEFINITIONS.............................................................

      A. Defined Terms........................................................

II.   RULES OF INTERPRETATION.................................................

III.  CLASSIFICATION AND TREATMENT OF CLAIMS, EQUITY INTERESTS, EXECUTORY
      CONTRACTS, AND UNEXPIRED LEASES.........................................

      A. Summary..............................................................

      B. Unclassified Administrative Claims and Priority Tax Claims...........

         1. Allowance of Administrative Claims................................

            a.  Ordinary Course Administrative Claims:........................

            b.  Non-Ordinary Course Administrative Claims:....................

            c.  Administrative Tax Claims:....................................

            d.  Professional Fee Claims.......................................

         2. Treatment of Allowed Administrative Claims........................

         3. Treatment of Allowed Priority Tax Claims..........................


      C. Classification and Treatment of Secured Claims (Classes 1, 2 and 3)..

         1. Class 1 (Secured Claims of the Agent and the Banks)...............

         2. Class 2 (Secured Tax Claims)......................................

         3. Class 3 (Other Secured Claims)....................................

      D. Treatment and Classification of General Unsecured Claims (Classes
         4, 5 and 6)..........................................................

         1. Class 4 (Old Note Claims).........................................

         2. Class 5 (Unsecured Trade/Employee/Rejection Claims)...............

         3. Class 6 (Other Unsecured Claims)..................................

      E. Treatment of Priority Claims (Class 7)...............................

      F. Treatment of Existing Common Stock (Class 8).........................

      G. Treatment of Section 510(b) Common Claims (Class 9)..................

      H. Treatment of Existing Warrants and Options (Class 10)................

      I. Treatment of Contracts, Leases and Indemnification Obligations.......

         1. Assumption of Executory Contracts and Unexpired Leases............

            a.  Schedule of Assumed Agreements................................

            b.  Cure Payments.................................................

            c.  Objections to Assumption or Proposed Cure Payments............

         2. Rejection of Executory Contracts and Unexpired Leases.............

            a.  Schedule of Rejected Agreements...............................

            b.  Bar Date for Rejection Damage Claims..........................

         3. Postpetition Contracts and Leases.................................

            4.  Assumption of Indemnification Obligations.....................

IV.   MEANS OF EXECUTION AND IMPLEMENTATION OF THE PLAN AND OTHER PROVISIONS..

      A. Disbursing Agent.....................................................

      B. Revesting of Assets..................................................

      C. Preservation of Rights of Action.....................................

      D. Indentures...........................................................

         1. Cancellation of Indentures........................................

         2. Allowed Fees and Expenses of Indenture Trustee....................

      E. Objections to Claims and Interests...................................

      F. Distribution of Property Under the Plan..............................

         1. Manner of Cash Payments Under the Plan............................

         2. Manner and Distribution of Class A Common Stock Under the
            Plan..............................................................

            a.  Distributions to Holders of Old Note Claims...................

            b.  Manner and Distribution of Reorganized Company Warrants
                Under the Plan................................................

            3. Surrender of Securities........................................

         4. No Distributions With Respect To Disputed Claims And
            Interests.........................................................

         5. Delivery Of Distributions And Undeliverable Or Unclaimed
            Distributions.....................................................

            a.  Delivery Of Distributions In General..........................

            b.  Undeliverable Distributions...................................

            6.  Compliance With Tax Requirements..............................

            7.  Set-off, Recoupment and Other Rights..........................

      G. No Liability For Solicitation Or Participation.......................

      H. Limitation Of Liability..............................................

      I. Dissolution of Committees............................................

      J. Fees and Expenses of the Unofficial Committee........................

      K. Revocation Of The Plan...............................................

      L. Post-Effective Date Effect Of Evidences Of Claims Or Interests.......

      M. Successors And Assigns...............................................

      N. Saturday, Sunday, Or Legal Holiday...................................

      O. Headings.............................................................

      P. Governing Law........................................................

      Q. Severability Of Plan Provisions......................................

      R. No Admissions........................................................

      S. Application of Code Section 1145.....................................

      T. Conditions to Effectiveness of the Plan..............................

      U. Waiver of Conditions to the Effective Date...........................

      V. Retention Of Jurisdiction............................................

V.    SOURCES OF FUNDS TO PAY CLAIMS AND INTEREST HOLDERS; PROVISIONS
      REGARDING  CLASS A COMMON STOCK AND REORGANIZED COMPANY WARRANTS........

      A. Sources of Funds.....................................................

         1. Amended and Restated Credit Agreement.............................

         2. docHarbor Transaction.............................................

         3. Additional Sources of Funding.....................................

      B. Issuance of Class A Common Stock and Reorganized Company Warrants....

         1. The Class A Common Stock..........................................

         2. Reorganized Company Warrants......................................

VI.   THE REORGANIZED COMPANY.................................................

      A. Management of the Reorganized Company................................

         1. Directors of the Reorganized Company..............................

         2. Officers of the Reorganized Company...............................

      B. Reserve of Shares of Reorganized Anacomp Common Stock for
         Management and Employee Incentive....................................

      C. Employee Benefit Plans...............................................

      D. Articles.............................................................

      E. Bylaws...............................................................

      F. Listing and Registration of Reorganized Anacomp Common Stock.........

VII.  EFFECT OF CONFIRMATION OF THE PLAN......................................

      A. Discharge and Injunction.............................................

      B. Modification Of The Plan.............................................

VIII. CONFIRMATION REQUEST....................................................

                                TABLE OF EXHIBITS

Exhibit 1--Amended and Restated Credit Agreement.........(To be filed by Exhibit
                                                          Filing Date)

Exhibit 2--Schedule of Assumed Agreements................

Exhibit 3--Schedule of Rejected Agreements...............

Exhibit 4--Warrant Agreement.............................(To be filed by Exhibit
                                                          Filing Date)

Exhibit 5--Amended Articles..............................(To be filed by Exhibit
                                                          Filing Date)

Exhibit 6--Amended Bylaws................................(To be filed by Exhibit
                                                          Filing Date)

Exhibit 7--Registration Rights Agreement.................(To be filed by Exhibit
                                                          Filing Date)
Exhibit 8--Amended and Restated Credit Agreement Term
           Sheet.........................................

                                                                  EXECUTION COPY
                                                                  --------------


                                   EXHIBIT 1

                                  ANACOMP, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                         OF AMENDMENT AND RESTATEMENT OF
                  LENDERS' EXISTING REVOLVING CREDIT AGREEMENT


                                 April 24, 2001


THE FOLLOWING TERMS AND CONDITIONS ARE SUBJECT TO FINAL CREDIT APPROVAL BY THE AGENT AND EACH LENDER AND THEIR RESPECTIVE INTERNAL CREDIT APPROVAL PROCESS.

PURPOSE: Summarize the terms and conditions upon which the Agent (as defined below) and Lenders (as defined below) will enter into an Amended and Restated Credit Agreement (as defined below) in connection with the Restructuring (as defined below). The Agent's and Lenders' agreement to enter into the Amended and Restated Credit Agreement and perform any other obligations in connection with the Restructuring is subject to satisfaction of all the terms and conditions set forth herein. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Existing Credit Agreement (as defined below).

BORROWER:                     Anacomp, Inc., an Indiana corporation.

GUARANTORS:                   Each Domestic Subsidiary of the Borrower created,
                              acquired or existing on or after the Closing Date
                              (as defined below) or, to the extent that any Subordinated Notes (as defined below) are not tendered for exchange into common stock of the Borrower pursuant to the Restructuring, any other
                              Subsidiary which is otherwise required to become a guarantor under the Subordinated Indentures (as defined below).

AGENT:                        Fleet National Bank, f/k/a BankBoston, N.A.
                              ("Fleet" or "Agent").

COUNSEL TO AGENT:             Stroock & Stroock & Lavan LLP.

EXISTING CREDIT
AGREEMENT:                    Revolving Credit Agreement dated as of June 15,
                              1998 (as amended by First Amendment to Revolving
                              Credit Agreement dated as of September 21, 1998,
                              Second Amendment to Revolving Credit Agreement dated as of February 18, 1999, Third Amendment to
                              Revolving Credit Agreement dated as of June 18,
                              1999, Fourth Amendment to Revolving Credit
                              Agreement dated as of July 26, 1999, as further amended or revised from time to time, the "Existing Credit Agreement") agented by Fleet on behalf of itself, Union Bank of California, N.A., Key Corporate Capital, Inc., Fuji Bank and City
                              National Bank (collectively, the "Lenders").

RESTRUCTURING:                The restructuring of the Borrower's capital
                              structure (the "Restructuring") shall include as material conditions thereof: (a) the restructuring of the Existing Credit Agreement on the terms and conditions set forth herein, (b) the tendering for exchange into common stock of the Borrower (a
                              "Noteholder Tender") of at least 98% of the aggregate principal amount of the Borrower's outstanding 10-7/8% Senior Subordinated Notes due
                              2004 (the "Out-of-Court Exchange"), the
                              obligations of which are governed by those certain indentures (collectively, the "Subordinated
                              Indentures") between the Borrower and Bank of New
                              York as the successor to IBJ Schroder Bank & Trust
                              Company, as Trustee, as amended, modified, supplemented or replaced to date, pursuant to which the Series B 10-7/8% Senior Subordinated
                              Notes due 2004 and the Series D 10-7/8% Senior
                              Subordinated Notes due 2004, respectively, were issued (collectively, the "Subordinated Notes") and (c) the approval by the shareholders of the Borrower's common stock (the "Shareholders"), pursuant to applicable law, of an amendment to the Borrower's Articles of Incorporation which would have the effect of reducing the number of shares of the common stock of the Borrower outstanding prior to the issuance of any securities in exchange for the Subordinated Notes (or otherwise giving effect to the dilution resulting from item
                              (b) above). The Borrower will effectuate the Restructuring pursuant to an out-of-court restructuring ("Out-of-Court Restructuring") or a pre-packaged chapter 11 plan of reorganization
                              ("Pre-packaged Plan") filed by the Borrower in a case (the "Case") under chapter 11 of title 11, United States Code (the "Code") in the United
                              States Bankruptcy Court (the "Court"); provided, however, in connection with the Pre-packaged Plan,
                              (i) Shareholder acceptance shall not be required,
                              (ii) the requisite acceptance from the holders of the Subordinated Notes shall be two-thirds (2/3) in amount and a majority in number of the voting holders and (iii) a Noteholder Tender shall not be a condition of the Restructuring.

ACKNOWLEDGMENTS
OF BORROWER IN RESPECT
OF RESTRUCTURING:             The Borrower shall acknowledge that Defaults and
                              Events of Defaults exist under the Existing Credit
                              Agreement, subject to the Forbearance and Standstill Agreement dated as of November 15, 2000 by and among the Borrower, Agent and Lenders (as amended, the "Forbearance Agreement").

TERMS OF PRE-PACKAGED
PLAN IN RESPECT OF
RESTRUCTURING:                The Pre-packaged Plan, a stipulation governing the
                              Borrower's use of cash collateral (the "Cash
                              Collateral Stipulation") and confirmation order in respect of the Pre-packaged Plan ("Confirmation
                              Order") shall be in form and substance reasonably satisfactory to the Agent, the Lenders, the Ad Hoc
                              Noteholders' Committee consisting of the noteholders under the Subordinated Indentures which are signatories hereto (the "Ad Hoc
                              Noteholders' Committee") and the Borrower. The
                              Pre-packaged Plan and Confirmation Order shall approve the Restructuring and Amended and Restated
                              Credit Agreement and provide for, among other things, (a) the allowance of the claims of the Agent and Lenders for principal, interest, fees, costs and expenses under the Existing Credit
                              Agreement and related Loan Documents, the Cash
                              Collateral Stipulation and the Amended and Restated Credit Agreement and related Loan
                              Documents, in amounts set forth therein and reasonably satisfactory to the Agent and Lenders,
                              (b) the acknowledgment by the Borrower of the validity of the Agent's and Lenders' liens and security interests (c) and a complete release of any claims (except for claims arising out of the obligations of the Agent and Lenders in respect of the Restructuring) against the Agent and Lenders through the effective date of the Pre-packaged
                              Plan, in each case pursuant to all applicable provisions of the Code. The Borrower shall also
                              (i) enter with the Agent into the Cash Collateral
                              Stipulation, which shall be in a form and substance reasonably satisfactory to the Agent, the Lenders, the Ad Hoc Noteholders' Committee and the Borrower, under which the Borrower shall (A) use cash collateral pursuant to a budget reasonably satisfactory to the Agent and Lenders
                              (which shall contain customary provisions governing variances and carry over of unused amounts from week to week), (B) make the docHarbor
                              Prepayment (as defined below) if such transaction occurs during the Case, (C) make the Forbearance
                              Principal Payment (as defined below) if such payment is due, (D) continue to pay interest, fees and expenses to the Agent and the Lenders in accordance with the Forbearance Agreement through the Closing Date, and (E) agree to other customary terms such as adequate protection liens and priorities, no surcharge of collateral during the use of cash collateral and reporting requirements, which stipulation shall be approved by the Court on an interim basis within seven days following the commencement of the chapter 11 case and on a final basis within twenty-one days following the commencement of the chapter 11 case, (ii) prosecute diligently the confirmation of the Pre-packaged Plan, and (iii) have entered the Confirmation Order no later than September 17,
                              2001, which Pre-packaged Plan shall become effective no later than September 30, 2001.

RESTRUCTURING
EXPENSES:                     The Borrower will reimburse the Agent for all of
                              its reasonable out-of-pocket costs and expenses relating to the Restructuring, the Case and the Pre-packaged Plan, including, but not limited to, search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination and collateral appraisal fees and expenses by no later than the Closing Date.

CLOSING DATE
OF RESTRUCTURING:             No later than (a) June 30, 2001 if the
                              Restructuring is effectuated pursuant to the Out-of-Court Restructuring or (b) September 30,
                              2001 if the Restructuring is effectuated pursuant to the Pre-packaged Plan, in each instance subject to the timely satisfaction of the covenants set forth in the Forbearance Amendment section below and the other terms and conditions set forth herein.

FORBEARANCE
AMENDMENT:                    The existing Forbearance Agreement shall be
                              amended to remain in effect through the earlier to occur of (a) the Closing Date, provided that the Forbearance Agreement shall terminate on (i) May
                              15, 2001 if the documents related to the Amended and Restated Credit Agreement have not been completed and approved by all applicable parties thereto, or (ii) on June 20, 2001 unless on or before that date the Borrower shall have completed the solicitation of acceptances from the holders of the Subordinated Notes and the Shareholders as set forth in the Restructuring section above and either (A) the Borrower has reasonably determined and demonstrated to the Agent that it has obtained the requisite acceptances and has satisfied all applicable conditions precedent and legal requirements related thereto to effectuate the Out-of-Court Restructuring, or (B) absent such acceptances, the Borrower has reasonably determined and demonstrated to the Agent that it has obtained the requisite acceptances to obtain confirmation of the Pre-packaged Plan, and provided further that in the event item (B) above occurs, the Agent's and the Lenders' consent to the terms set forth herein shall be conditioned upon the Borrower's commencement of the Case before the Court on or before June 30, 2001, and satisfaction of the other applicable conditions set forth herein or (b) the occurrence of any Forbearance Termination Event as set forth in
                              Section 2(b) through 2(g) of the existing
                              Forbearance Agreement. The Borrower shall also make a payment in the amount of $1,000,000 permanently to reduce the outstanding principal and the Total Commitment under the Existing Credit
                              Agreement (the "Forbearance Principal Payment") on
                              June 30, 2001 if the Borrower's cash balance is no less than $10,000,000 or on the first date thereafter that the Borrower's cash balance is no less than such amount; provided that the Borrower may defer such payment for the period of time it reasonably believes and demonstrates to the Agent that it cannot make such payment and also make the cash payments to claimants reasonably necessary to confirm the Restructured Plan; and provided further that the Forbearance Principal Payment shall in any event be due and payable no later than August 31, 2001. Upon commencement of the Case, the Forbearance Termination Events will be replaced by Events of Default (to be reasonably agreed upon) under the Cash Collateral
                              Stipulation.

FORBEARANCE FEE:              The Borrower shall pay upon the execution of the
                              amendment to the Forbearance Agreement as set forth in the Forbearance Amendment section above to the Agent and the Lenders, for distribution to the Lenders in accordance with each Lender's pro rata share of the Facility, a forbearance fee equal to one-quarter of one percent (.25%) of the Facility.

AMENDED AND RESTATED
CREDIT FACILITY IN
CONNECTION WITH
RESTRUCTURING:                $63,200,458.00 revolving credit facility (the
                              "Facility") comprised on the Closing Date of a $57,175,000.00 sublimit for direct borrowing
                              ("Direct Borrowing Sublimit") and a $6,025,458.00 letter of credit sublimit ("Letter of Credit
                              Sublimit"), which will be available on the terms and conditions hereinafter set forth. The Letter of Credit Sublimit shall be subject to upward adjustment provided there is a corresponding reduction in the Direct Borrowing Sublimit as set forth in the Letters of Credit section below. The amount of the Facility set forth in this section shall be reduced by the amount of any prepayment required herein.

FORMULA BORROWING
BASE IN RESPECT OF THE
FACILITY:                     As of any date of determination, the Formula
                              Borrowing Base ("FBB") shall equal an amount up to 80% of Eligible Accounts. "Eligible Accounts" shall be as customarily defined by the Lenders and will include U.S. and Canadian Accounts
                              Receivable. The amount deemed within the FBB for any Fiscal Quarter will be determined based on the amount set forth in a borrowing base certificate
                              ("Borrowing Base Certificate") to be executed and delivered during the last week of the prior Fiscal
                              Quarter. The FBB shall not, however, be used to determine availability under the Facility unless and until the Direct Borrowing Sublimit is less than the FBB.

DOCHARBOR PREPAYMENT
IN RESPECT OF THE
FACILITY:                     Upon the closing of the sale of the docHarbor
                              division of the Borrower (the "docHarbor Sale
                              Date"), the Borrower shall immediately make a mandatory prepayment in the amount of the net proceeds thereof (the "docHarbor Prepayment") to the Lenders to permanently reduce the Direct
                              Borrowing Sublimit and the Facility. In the event such prepayment is less than $8,000,000, the Borrower shall make an additional prepayment on the Closing Date to the Lenders equal to the difference between $8,000,000 and the docHarbor
                              Prepayment to permanently reduce the Direct
                              Borrowing Sublimit and the Facility. In the event the docHarbor Prepayment is more than $12,500,000, 50% of the difference between the actual amount of the docHarbor Prepayment and $12,500,000 shall be paid by the Borrower to the Lenders to permanently reduce the Direct Borrowing Sublimit and the Facility; and the remaining 50% shall be retained by the Borrower for working capital purposes.

REDUCTION OF
COMMITMENT IN
RESPECT OF THE
FACILITY:                     Mandatory, permanent reductions of the Facility
                              and Direct Borrowing Sublimit are as follows:

                              (a) If the docHarbor Sale Date occurs on or prior to July 31, 2001:

        -----------------------------------------------------------
                            R/C COMMITMENT REDUCTION AND
        DATE                DIRECT BORROWING SUBLIMIT REDUCTION
        -----------------------------------------------------------
        Closing Date        By net proceeds of docHarbor sale,
                            with $8MM minimum
        -----------------------------------------------------------
        QE 09/01-06/02      $2.0MM
        -----------------------------------------------------------
        QE 09/02-Maturity   $3.0MM
        Date                Reductions from and after 09/02 are
                            only required when the Direct Borrowing
                            Sublimit is more than the FBB.
        -----------------------------------------------------------

In no event shall the Total Commitment exceed $42,025,458.00 or Direct Borrowing Sublimit exceed $36,000,000, from and after June 30, 2002.

                              (b) If the docHarbor Sale Date does not occur on or prior to July 31, 2001:

        -----------------------------------------------------------
                            R/C COMMITMENT REDUCTION AND
        DATE                DIRECT BORROWING SUBLIMIT REDUCTION
        -----------------------------------------------------------
        QE 09/01-12/01      $2.0MM
        -----------------------------------------------------------
        QE 03/02            $38.0MM
        -----------------------------------------------------------
                            Thereafter, the Total Commitment can
                            increase up to FBB provided that the
                            Total Commitment shall not exceed
                            $29.0MM
        -----------------------------------------------------------

MATURITY DATE
OF THE FACILITY:              December 31, 2003, if the docHarbor Sale Date
                              occurs on or prior to September 30, 2001. December
                              31, 2002, if the docHarbor Sale Date does not occur on or prior to September 30, 2001.

INTEREST RATE IN
RESPECT OF THE
FACILITY:                     The rate of interest charged with respect to the
                              portion of the Facility equal to the FBB will be the Base Rate. The rate of interest charged with respect to the portion of the Facility in excess of the FBB will be 3.0 percentage points above the Base Rate. The "Base Rate" shall be higher of (a) the annual rate of interest announced from time to time by Fleet at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (.50%) above the Federal Funds
                              Effective Rate. Interest will be due and payable on a monthly basis in arrears.

LETTERS OF CREDIT
IN RESPECT OF THE
FACILITY:                     $6,025,458.00 in standby or documentary Letters of
                              Credit on behalf of the Borrower as of the Closing
                              Date. Replacement and new standby or documentary
                              Letters of Credit will be issued under the Amended and Restated Credit Agreement on terms and conditions substantially similar to those set forth in the Existing Credit Agreement provided that, (a) in no event shall the aggregate amount of Letters of Credit exceed $9,000,000 and (b) in the event that the aggregate amount of Letters of Credit exceeds $6,025,458.00 in the aggregate, additional Letters of Credit will be issued if and only if: (a) there is a corresponding reduction in availability under the Direct Borrowing Sublimit, and (b) under no circumstances would the procurement of such a Letter of Credit cause the Lenders to exceed the Total Commitment. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond that of the Maturity Date. The rate of interest on Letters of Credit shall be 3.0 percentage points per annum. The Borrower shall be charged a Letter of Credit fee as set forth in the Existing Credit
                              Agreement.

COLLATERAL IN RESPECT
OF THE FACILITY:              The obligations under the Facility will be
                              recourse against the Borrower and all Domestic
                              Subsidiaries and will be secured by a perfected first priority security interest in all the assets of the Borrower and all Domestic Subsidiaries
                              (subject to permitted liens on terms that are not materially different as those set forth in the Existing Credit Agreement), whether now owned or after acquired, pursuant to the terms of Amended and Restated Security Documents, including, without limitation, a pledge by the Borrower of 100% of the capital stock of the Borrower's subsidiaries; provided, however, the Borrower shall not be required to pledge more than 65% of the capital stock of any Foreign Subsidiary. In addition, the loan documentation will contain a negative pledge on assets of the Borrower and its Subsidiaries, except for liens expressly permitted by the loan documents.

ADDITIONAL MANDATORY
PREPAYMENTS IN RESPECT
OF THE FACILITY:              If at any time the outstanding amount of loans
                              exceeds the Total Commitment (whether as a result of currency fluctuations or otherwise), the amount of such excess will be immediately paid to the Agent for the pro rata accounts of the Lenders. In addition to the mandatory prepayments set forth in the Reduction of Commitment section above, the Borrower shall (a) apply any cash in excess of $6,500,000 to reduce the outstanding balance within the Direct Borrowing Sublimit under the Facility (but not permanently reduce the Direct
                              Borrowing Sublimit and the Total Commitment), (b) apply the proceeds from any asset sale or capital raising event to permanently reduce the Direct
                              Borrowing Sublimit and the Total Commitment, provided that once the Direct Borrowing Sublimit is less than the FBB, the Borrower shall only need to apply the net proceeds in excess of $500,000 from any asset sale or any other capital raising event to permanently reduce the Total Commitment and (c) make the Forbearance Principal payment if it is due. The Borrower shall also make a mandatory prepayment of the amount of any Letter of Credit when drawn.

DIVIDENDS:                    The Borrower shall be permitted to pay dividends
                              to shareholders if (a) the Direct Borrowing
                              Sublimit is less than or equal to the FBB; (b) no Event of Default has occurred under the Facility or would be caused after the making of such dividends; and (c) the dividend is otherwise permitted by applicable law. In the event that the Borrower pays dividends, as provided in this section, the Direct Borrowing Sublimit shall not, thereafter, exceed the FBB.

FACILITY FEE:                 The Borrower shall pay on the Closing Date to the
                              Agent and the Lenders, for distribution to the Lenders in accordance with each Lender's pro rata share of the Facility, a fee equal to one and one-half percent (1.50%) of the amount of the Facility minus the amount of the docHarbor
                              Prepayment, if any, received by the Lenders as of the Closing Date (the "Facility Fee"). The
                              Facility Fee will be waived in its entirety if the claims of the Lenders with respect to the Existing
                              Credit Agreement are indefeasibly paid in full in cash in a single lump sum payment on the Closing
                              Date.

REPRESENTATIONS AND
WARRANTIES IN RESPECT
OF THE FACILITY:              Similar to those terms as set forth in the
                              Existing Credit Agreement.

REPORTING
REQUIREMENTS IN RESPECT
OF THE FACILITY:              The Borrower shall provide the following reports
                              to Agent, in addition to those reports set forth in the Existing Credit Agreement:

                              o Monthly unaudited financial statements;

                              o Monthly thirteen-week cash flow projection; and

                              o Monthly Borrowing Base Certificate.

FINANCIAL COVENANTS
IN RESPECT OF THE
FACILITY:                     Minimum EBITDA - trailing 12 months EBITDA set at
                              80% from Closing Date through FYE 9/02 and thereafter at 85% of the "CSFB Base Case" dated
                              April 11, 2001 ("Projections") and measured every quarter.

                              Maintenance Capital Expenditures shall be no more than Projections. Expansion Capital Expenditures shall be set on an annual basis in an amount reasonably satisfactory to Majority Banks (as defined in the Existing Credit Agreement).

                              Debt Service - formula shall be EBITDA minus
                              Maintenance Capital Expenditures minus cash taxes = numerator and interest payments plus Commitment Reductions plus cash dividends to the extent paid = denominator. The debt service covenant shall not fall below 1x.

                              Leverage Ratio - total funded indebtedness to EBITDA. The Projections shall be updated to reflect actual performance as of the date to be agreed upon in the Amended and Restated Credit Agreement for the purposes of determining compliance with the Financial Covenants. The leverage ratio shall not exceed 2x.

CONDITIONS PRECEDENT
TO FACILITY:                  Closing shall be conditioned upon the satisfaction
                              of the conditions precedent similar to those set forth in the Existing Credit Agreement, the following conditions precedent and other conditions customary in transactions of this type, or reasonably required by the Agent:

                              There being no material misrepresentations in or omissions from the materials furnished to the Agent or the Lenders for their review, receipt of all reasonably required consents and other third party approvals and reasonably satisfactory representations and warranties.

                              Absence of any material adverse change in the condition (financial or otherwise), operations, assets, income and/or prospects of the Borrower, except that commencement of the chapter 11 case for purposes of effectuating the Pre-packaged Plan shall not itself constitute such a material adverse change.

                              The Borrower's EBITDA shall not be less than 90% of the Borrower's EBITDA set forth in the Projections based upon the trailing last twelve months and without regard to the one time restructuring expenses set forth in the Projections.

                              The negotiation, execution and delivery of documentation reasonably satisfactory to the Agent, the Lenders, the Ad Hoc Noteholders' Committee and the Borrower, and their respective counsel (each of which documents shall be in full force and effect on the Closing Date), containing customary representations and warranties, conditions, covenants, events of defaults, indemnifications, and increased cost and capital requirement provisions customary in bank financing documents in transactions of this type.

                              The receipt by all parties to the transaction of all necessary regulatory, creditor, lessor and other third party approvals, including, without limitation, evidence of compliance with all laws applicable to any of the parties to the transaction. In addition, the Lenders shall be satisfied with any resolutions to any cross border tax issues.

                              The Lenders' receipt of reasonably satisfactory evidence of appropriate corporate approval of all proposed transactions as well as opinions of counsel reasonably satisfactory to them as to, among other things, the due consummation of the transactions, legality, validity and binding effect of all loan, security and related documents, the perfection of all the liens of the security documents and the absence of any violation of any law or regulation applicable to the parties to the loan transaction.

                              The Agent being satisfied that the Facility constitutes "senior debt" for purposes of any other existing debt of the Borrower or any of its Subsidiaries which is remaining in place after the Closing Date and the Agent being satisfied with the terms and conditions contained in any documents evidencing such debt.

                              The absence of any litigation or other proceeding the result of which might impair or prevent the consummation of the transactions contemplated hereby.

                              The absence of any default of any material contract or agreement of the Borrower or any of its Subsidiaries, other than any default resulting from the commencement of the chapter 11 case, provided that the Pre-packaged Plan contains adequate provisions to cure or satisfy such default.

                              The Lenders' receipt of evidence reasonably satisfactory to them as to the perfection and priority of all security interests and stock pledges described herein.

                              Evidence reasonably satisfactory to the Agent and its counsel that the Borrower has satisfied all the other conditions precedent to effectuating the Out-of-Court Exchange or achieving the effectiveness of the Pre-packaged Plan.

OTHER TERMS AND
CONDITIONS IN RESPECT
OF THE FACILITY:              Including, but not limited to, the following terms
                              and conditions, in addition to those terms and conditions as set forth in the Existing Credit
                              Agreement:

                              o Prohibition on deposit and investment accounts in any institution which is not a Lender; and

                              o All documentation with respect to the Amended and Restated Credit Agreement prepared to the satisfaction of the Agent, the Lenders, the Ad Hoc Noteholders' Committee, the Borrower, and their respective counsel.

EVENTS OF DEFAULT IN
RESPECT OF THE FACILITY:      Similar  to  those  terms  as set  forth  in the
                              Existing Credit Agreement.

ASSIGNMENTS AND
PARTICIPATIONS IN RESPECT
OF THE FACILITY:              Similar to those terms as set forth in the
                              Existing Credit Agreement (as amended or revised by the Provisional Waiver and Standstill Agreement dated as of September 13, 2000 by and among the Borrower, Agent and the Lenders, and the Forbearance Agreement).

SYNDICATION IN RESPECT
OF THE FACILITY:              Similar to those terms as set forth in the
                              Existing Credit Agreement.

VOTING RIGHTS IN RESPECT
OF THE FACILITY:              Similar to those terms as set forth in the
                              Existing Credit Agreement.

EXPENSES AND
INDEMNIFICATION IN
RESPECT OF THE FACILITY:      Similar to those terms as set forth in the
                              Existing Credit Agreement.

GOVERNING LAW
IN RESPECT
OF THE FACILITY:              Commonwealth of Massachusetts.

RELEASE OF CLAIMS IN
RESPECT OF THE FACILITY:      The Borrower and each Guarantor will agree to
                              waive and release any and all claims against the Agent and each of the Lenders as of the Closing
                              Date.

OPTIONAL PREPAYMENTS:         Notwithstanding anything to the contrary contained
                              herein, on or before the Closing Date the Borrower may prepay its obligations under the Existing
                              Credit Agreement, provided that the Borrower pays in full in cash in a lump sum payment all principal, accrued but unpaid interest, all fees and expenses due under the Existing Credit
                              Agreement and the Forbearance Agreement (and any amendments thereto) and also reimburses the Agent for all of its out-of-pocket costs and expenses relating to the Restructuring, including, but not limited to, search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination and collateral appraisal fees and expenses. For the avoidance of doubt no prepayment penalty shall be due in respect of the Optional Prepayment.

                              The Borrower shall also be permitted, without incurring any pre-payment penalties, to make additional prepayments in cash that permanently reduce the Total Commitment and the Direct Borrowing Sublimit and, to the extent that the Total Commitment and the Direct Borrowing Sublimit are reduced and that there is availability under the FBB, the Borrower shall be permitted to receive additional advances under the Facility for the purposes set forth in, and in accordance with the terms and conditions of, this term sheet.

RIGHTS UNDER THE
SUBORDINATED
INDENTURES:                   The Subordinated Indentures will be terminated
                              under the Pre-packaged Plan on the effective date thereof. In accordance with cancellation, on the effective date of the Pre-packaged Plan, any and all rights of, or conferred upon, the Agent and the Lenders under the Subordinated Indentures with respect to "Senior Indebtedness" (whether such indebtedness is on account of principal, pre- or post-petition interest, fees, charges or otherwise), as defined in the Subordinated
                              Indentures, including any rights of subordination, priority, seniority or otherwise under the Subordinated Indentures, as to the property to be distributed to persons holding Subordinated Notes under the Pre-packaged Plan, shall be similarly nullified and extinguished.

                              Alternatively, in the event the Out-of-Court
                              Restructuring is consummated, as to those holders of Subordinated Notes exchanging their Subordinated Notes into common stock of the Borrower under the Out-of-Court Restructuring, any and all rights of subordination, priority, seniority or otherwise under the Subordinated Indentures, as to the property to be distributed to persons holding Subordinated Notes under the Out-of-Court Exchange, shall be similarly nullified and extinguished.

                              Notwithstanding the foregoing in this section, in the event the Out-of-Court Exchange is consummated, any and all rights of, or conferred upon, the Agent and the Lenders under the Subordinated Indentures with respect to the Senior Indebtedness (whether such indebtedness is on account of principal, priority, seniority or otherwise), as defined in the Subordinated Indentures, including any rights of subordination, priority, seniority or otherwise under the Subordinated Indentures, as to those persons holding Subordinated Notes that do not exchange their Subordinated Notes for common stock of the Borrower under the Out-of-Court Restructuring, shall be fully preserved and shall remain in full force and effect.

BINDING EFFECT:               This term sheet shall be binding on, and shall
                              inure to the benefit of, the Agent, the Lenders and the Borrower, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this term sheet.

RESERVATION OF
RIGHTS: Notwithstanding anything herein to the contrary, in the event of a Forbearance Termination Event, each of the parties hereto reserve all of their respective rights and remedies under the Forbearance Agreement, the Existing Credit Agreement and the other Loan Documents.

NO THIRD-PARTY BENEFICIARIES: This term sheet is not intended to benefit, and shall not be construed to benefit, any person or entity other than the Agent, the Lenders and the Borrower or create any third-party beneficiary right for any other person or entity.

GOVERNING
LAW: THIS TERM SHEET SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

COUNTERPARTS/
FACSIMILE
SIGNATURES:                   This term sheet may be transmitted by telecopier
                              and executed in separate counterparts, each of which when executed and delivered is an original, but all of which taken together constitute one and the same instrument. This term sheet may be executed with facsimile signatures.


                [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

      IN WITNESS WHEREOF, the undersigned have executed this term sheet as of the day and year first written above.



                                    BORROWER, on behalf of itself and its
                                    Domestic Subsidiaries:

                                    ANACOMP, INC., an Indiana corporation


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    LENDERS:

                                    FLEET NATIONAL BANK, f/k/a BankBoston, N.A., as the Agent and a Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    UNION BANK OF CALIFORNIA, N.A., as a
                                    Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    THE FUJI BANK, LIMITED, as a Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    KEY CORPORATE CAPITAL, INC., as a Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    CITY NATIONAL BANK, as a Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                    MEMBERS OF THE AD HOC NOTEHOLDERS' COMMITTEE
                                    OF HOLDERS OF AT LEAST 50% OF THE
                                    SUBORDINATED NOTES, on behalf of each of them, support this accompanying term sheet subject to its terms and conditions:


                                    ALPINE ASSOCIATES, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    FRANKLIN ADVISORS, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    GRANDVIEW CAPITAL, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    INDOSUEZ CAPITAL, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    ROMULUS HOLDINGS, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    WHITNEY & CO., as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                    EXHIBIT 2

                    Identity and Fair Market Value of Assets
                                  Anacomp, Inc.
                              docHarbor Transaction

This document shows management's estimate of the fair market value of its assets by category as of June 30, 2001, the presumed Effective Date of the Plan.

--------------------------------------------------------------------------------
                                          TOTAL
($ IN MILLIONS)                            FMV        BASIS FOR OPINION OF VALUE
--------------------------------------------------------------------------------
Cash & cash equivalents                    12.3   Estimated net book value as of
                                                  6/30/01, believed to
                                                  approximate fair market.
--------------------------------------------------------------------------------
Accounts and notes receivable, net         37.8   Estimated total Accounts
                                                  Receivable less allowance for
                                                  doubtful accounts at 6/30/01.
                                                  The allowance represents
                                                  approximately 5% of gross
                                                  Accounts Receivable.
--------------------------------------------------------------------------------
Inventories                                 7.8   Inventories are reported net
                                                  of the inventory reserve which
                                                  includes depreciation of the
                                                  refurbished inventory and a
                                                  write down of the parts
                                                  inventory for the COM machines
                                                  which the company no longer
                                                  manufactures.
--------------------------------------------------------------------------------
Other assets                               12.2   Estimated net book value as of
                                                  6/30/01, believed to
                                                  approximate fair market. Long-
                                                  term receivables are lease
                                                  contracts which result from
                                                  customer leases of products
                                                  manufactured by the Company
                                                  that qualify as sales-type
                                                  leases.  The estimate is based
                                                  on book value less a 5%
                                                  reserve for bad debt.
--------------------------------------------------------------------------------
Net property and equipment (book value)    20.6   Estimated net book value as of
                                                  6/30/01, believed to
                                                  approximate fair market.
--------------------------------------------------------------------------------
Reorganization Asset                       93.5   For fresh start reporting
                                                  purposes, this represents the
                                                  portion of the Reorganization
                                                  value not attributable to
                                                  specific identifiable assets.
--------------------------------------------------------------------------------
  TOTAL ASSETS                            184.2
================================================================================


------------
Notes:

These values are based upon financial projections utilizing GAAP and Fresh Start Accounting. Under Fresh Start accounting rules the Company has restated its assets and liabilities to fair market value.

It is assumed that the Document Solutions International is sold prior to the June 30, 2001 effective date and that the transaction will be cash neutral.

It is assumed that docHarbor is sold for $15 million prior to the Effective Date. For the purposes of this analysis, management utilizes the total equity set forth in the Exhibit 5, Financial Projections (i.e. $124 million).


                                     1 OF 2

          ANACOMP, INC. - PROFORMA ADJUSTMENTS FOR CONSENSUAL EXCHANGE

-----------------------------------------------------------------------------------
                                               12/31/00
                                               BEGINNING    PROFORMA     ENTERPRISE
($ IN MILLIONS)                                 BALANCE    ADJUSTMENTS     VALUE
-----------------------------------------------------------------------------------
Assets:
-------
Cash & cash equivalents                           22.5                       22.5
Accounts and notes receivable, net                51.7                       51.7
Long-term receivables, net (c)                     2.1                        2.1
Inventories                                        8.1                        8.1
Prepaid expenses and other assets                  5.5                        5.5
-----------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                              89.9                       89.9

Net property and equipment (book value)           41.7                       41.7
Long term receivables net of current portion       2.9                        2.9
Other Assets                                       7.2        (4.2)          3.0
Existing Goodwill                                 95.7
Reorganization Value in Excess                                               93.5
-----------------------------------------------------------------------------------
TOTAL ASSETS                                     237.4        (4.2)         231.0
===================================================================================

Liabilities:
------------
Senior secured credit facility                    57.6                       57.6
Accounts payable - trade                          19.0                       19.0
Accrued comp., benefits & withholding             15.1                       15.1
Accrued interest payable                          26.0       (25.3)           0.7
Accrued income taxes                               3.4                        3.4
Other accrued liabilities                         32.8                       32.8
Bond debt                                        311.2      (311.2)           0.0
------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                        465.1      (336.5)         128.6

Revolver (long term debt)                                                     0.0
Other non-current debt                            10.5                       10.5
------------------------------------------------------------------------------------
TOTAL LONG TERM LIABILITIES                       10.5         0.0           10.5


STOCKHOLDERS EQUITY (DEFICIT)                   (238.2)      332.3           94.1
------------------------------------------------------------------------------------
TOTAL LIABILITIES & EQUITY                       237.4        (4.2)         233.2
====================================================================================

                                     2 OF 2

                                    EXHIBIT 2

                    Identity and Fair Market Value of Assets
                                  Anacomp, Inc.
                            No docHarbor Transaction

This document shows management's estimate of the fair market value of its assets by category as of June 30, 2001, the presumed Effective Date of the Plan.

--------------------------------------------------------------------------------
                                          TOTAL
($ IN MILLIONS)                            FMV    BASIS FOR OPINION OF VALUE
--------------------------------------------------------------------------------
Cash & cash equivalents                     9.3   Estimated net book value as of
                                                  6/30/01, believed to
                                                  approximate fair market.
--------------------------------------------------------------------------------
Accounts and notes receivable, net         37.8   Estimated total Accounts
                                                  Receivable less allowance for
                                                  doubtful accounts at 6/30/01.
                                                  The allowance represents
                                                  approximately 5% of gross
                                                  Accounts Receivable.
--------------------------------------------------------------------------------
Inventories                                 7.8   Inventories are reported net
                                                  of the inventory reserve which
                                                  includes depreciation of the
                                                  refurbished inventory and a
                                                  write down of the parts
                                                  inventory for the COM machines
                                                  which the company no longer
                                                  manufactures.
--------------------------------------------------------------------------------
Other assets                               12.2   Estimated net book value as of
                                                  6/30/01, believed to
                                                  approximate fair market.
                                                  Long-term receivables are
                                                  lease contracts which result
                                                  from customer leases of
                                                  products manufactured by the
                                                  Company that qualify as
                                                  sales-type leases. The
                                                  estimate is based on book
                                                  value less a 5% reserve for
                                                  bad debt.
--------------------------------------------------------------------------------
Net property and equipment (book value)    20.6   Estimated net book value as of
                                                  6/30/01, believed to
                                                  approximate fair market.
--------------------------------------------------------------------------------
Reorganization Asset                       96.5   For fresh start reporting
                                                  purposes, this represents the
                                                  portion of the Reorganization
                                                  value not attributable to
                                                  specific identifiable assets.
--------------------------------------------------------------------------------
  TOTAL ASSETS                            184.2
================================================================================


---------------
Notes:

These values are based upon financial projections utilizing GAAP and Fresh Start Accounting. Under Fresh Start accounting rules the Company has restated its assets and liabilities to fair market value.

It is assumed that the Document Solutions International is sold prior to the June 30, 2001 Effective Date and that the transaction will be cash neutral.

It is assumed that docHarbor is not sold prior to the effective date.


                                     1 OF 2

          ANACOMP, INC. - PROFORMA ADJUSTMENTS FOR CONSENSUAL EXCHANGE

--------------------------------------------------------------------------------
                                               12/31/00
                                               BEGINNING    PRO FORMA    ENTERPRISE
($ IN MILLIONS)                                 BALANCE    ADJUSTMENTS     VALUE
--------------------------------------------------------------------------------
Assets:
-------
Cash & cash equivalents                           22.5                      22.5
Accounts and notes receivable, net                51.7                      51.7
Long-term receivables, net (c)                     2.1                       2.1
Inventories                                        8.1                       8.1
Prepaid expenses and other assets                  5.5                       5.5
TOTAL CURRENT ASSETS                              89.9                      89.9


Net property and equipment (book value)           41.7                      41.7
Long term receivables net of current portion       2.9                       2.9
Other Assets                                       7.2        (4.2)          3.0
Existing Goodwill                                 95.7
Reorganization Value in Excess                                               96.5
--------------------------------------------------------------------------------
TOTAL ASSETS                                     237.4        (4.2)         234.0
=================================================================================
Liabilities:
------------
Senior secured credit facility                    57.6                       57.6
Accounts payable - trade                          19.0                       19.0
Accrued comp., benefits & withholding             15.1                       15.1
Accrued interest payable                          26.0       (25.3)           0.7
Accrued income taxes                               3.4                        3.4
Other accrued liabilities                         32.8                       32.8
Bond debt                                        311.2      (311.2)           0.0
TOTAL CURRENT LIABILITIES                        465.1      (336.5)         128.6

Revolver (long term debt)                                                     0.0
Other non-current debt                            10.5                       10.5
TOTAL LONG TERM LIABILITIES                       10.5         0.0           10.5


STOCKHOLDERS EQUITY (DEFICIT)                   (238.2       332.3           94.1
--------------------------------------------------------------------------------
TOTAL LIABILITIES & EQUITY                       237.4        (4.2)          233.2
================================================================================


                                     2 OF 2

                                   Exhibit 3
                        Schedule of Rejected Agreements


======================================================================================================
                                                        CONTRACT/
                                                        AGREEMENT
VENDOR                                  LESSEE           NUMBER     DESCRIPTION
======================================================================================================
Kohr Royer Griffith, Inc.               Anacomp, Inc.     N/A       Real Property Lease
Attn:  Steven D. Hess                                               1550 Dublin Road, Suite A
1460 W. Lane Avenue                                                 Columbus, Ohio 43215
Columbus, OH  43221-3949
------------------------------------------------------------------------------------------------------
E & C Development                       Anacomp, Inc.     N/A       Real Property Lease
Attn:  Bonnie Gray, Controller                                      5101 N.W. 21st Avenue, Suite 460
P.O Box 4619                                                        Ft. Lauderdale, FL 33309
Key West, FL  33041
------------------------------------------------------------------------------------------------------
Dellcrest Enterprises, LLC              Anacomp, Inc.     N/A       Real Property Lease
P.O. Box 930242                                                     2919-A Commerce Park Drive
Verona, WI  53593                                                   Madison, WI 53719
------------------------------------------------------------------------------------------------------
Topitzes & Associates, Inc.             Anacomp, Inc.     N/A       Subtenant for Madison, WI facility
Attn:  Nicholas J. Topitzes
4200 University Avenue, Suite 2000
Madison, WI  53705
------------------------------------------------------------------------------------------------------
Metropolitan Life Insurance Company     Anacomp, Inc.     N/A       Real Property Lease
Attn:  Richard R. O'Brien                                           225 Scientific Drive
c/o TPA Realty Services, Inc.                                       Norcross, GA 30092
11555 Medlock Bridge Road,  Suite 150
Duluth, GA  30155
------------------------------------------------------------------------------------------------------
PracticeWorks                           Anacomp, Inc.     N/A       Subtenant for Norcross, GA
Attn:  Reid Simmons
225 Scientific Drive
Norcross, GA  30092
------------------------------------------------------------------------------------------------------
Kossman Development                     Anacomp, Inc.     N/A       Real Property Lease
Attn:  Paul Kossman                                                 2020 Ardmore Blvd., Suite 325
Eleven Parkway Center,  Suite 300                                   Pittsburgh, PA 15221-4637
Pittsburgh, PA  15220
------------------------------------------------------------------------------------------------------
Springboro-Harrison Ltd.                Anacomp, Inc.     N/A       Real Property Lease
Attn:  Donald Leathery Company                                      871 West Central
81 South Fifth Street, 4th Floor                                    Springboro, OH 45066
Columbus, OH  43215-4323
------------------------------------------------------------------------------------------------------
Great Oak, LLC                          Anacomp, Inc.     N/A       Real Property Lease
c/o Transwestern Commercial Services                                6307 DeSoto Avenue, Suite K
Attn:  Mark Kulik                                                   Woodland Hills, CA 91367
6311 DeSoto Ave., Suite M
Woodland Hills, CA  91367
------------------------------------------------------------------------------------------------------
Apguard Medical, Inc.                   Anacomp, Inc.     N/A       Subtenant for Woodland Hills, CA
6325 DeSoto Ave., Unit H
Woodland Hills, CA  91367
------------------------------------------------------------------------------------------------------
First Industrial LP                     Anacomp, Inc.     N/A       Real Property Lease Salt Lake City
Attn:  Jim Pivirotto
1270 West 2320 South, Suite C
West Valley City, Utah  84119
------------------------------------------------------------------------------------------------------

                                    Exhibit 3
                               Pending Litigation

------------------------------------------------------------------------------------------------------------------------------------
  NO.                 LAWSUIT:                                             TOTAL CLAIMS/RELIEF SOUGHT:
------------------------------------------------------------------------------------------------------------------------------------
1.        C&S Associates VIII v. Anacomp,    Plaintiff prays for judgment in the amount of $15,000.00;
          Inc.
                                             For an award of interest, costs and disbursements;
          Case No. I 1999/5056
                                             For an award of any such other and
                                             further relief as is just and proper.
          (Superior Court of the State of
          New York, Erie County)

          Filed June 18, 1999
------------------------------------------------------------------------------------------------------------------------------------
2.        Cross-complainant                  Cross-complainant prays for judgment as follows:
          Anacomp, Inc. v. C&S Associates
          VIII and Ciminelli Development     For dismissal of the complaint;
          Co., Inc.
                                             For damages in the amount of $194.00;
          Case No. I 1999/5056
                                             For an award of interest;
          (Superior Court of the State of
          New York, Erie County)             For an award of attorneys' fees, costs and disbursements;

          Filed September 16, 1999           For an award of such other and further relief as is just and proper.
------------------------------------------------------------------------------------------------------------------------------------
3.        Electronic Imaging Systems Corp.   Plaintiff prays for judgment as follows:
          v. Anacomp, Inc. and Anacomp
          Canada Incorporated                For damages for breach of contract, fraudulent, reckless, negligent or misrepresentation in the sum of $1,500,000 (Canadian dollars);
          Case No. 00-CV-189881CM
                                             For damages for lost opportunity to earn profits in the sum of $10,000,000 (Canadian
          (Ontario Superior Court of         dollars);
          Justice)
                                             For mandatory order compelling defendant to continue to provide all equipment
          Filed May 4, 2000                  maintenance at no cost;

                                             For an accounting of any and all profits earned by defendant pursuant to a contract between defendant and Intria;

                                             For judgment in plaintiff's favor in an amount equal to the profits earned by defendants from their contract with Intria;

                                             For an order that defendants disgorge any and all profits earned as a result of their agreement with Intria;

                                             For a declaration that the defendants, as constructive trustee, hold any such profits in trust for plaintiff;

                                             For punitive, exemplary and aggravated damages in the sum of $2,000,000 (Canadian dollars);

                                             For pre-judgment and post-judgment interest in accordance with the provisions of the
                                             Court of Justice Act;

                                             For its costs of this action on a solicitor and client scale;

                                             For such further and other order as the Honourable Court may deem just.

                                             Discovery is proceeding.

                                             The Company does not quantify or estimate this claim, or any of the claims referenced herein, at the asserted amount, and does not believe that such claims should result in any material liability to the Company.
------------------------------------------------------------------------------------------------------------------------------------
4.        Insight Direct USA, Inc. v.        Plaintiff prays for judgment as follows:
          Anacomp, Inc., et al
                                             For damages for breach of contract in the amount of $5,588.34;
          Case No. CV2000018850
                                             For interest at the legal rate of 10% from June 25, 1999 until paid;
          (Superior Court for the State of
          Arizona in and for the County of   For costs incurred;
          Maricopa)
                                             For reasonable attorneys' fees;
          Filed October 16, 2000
                                             For interest on said attorneys' fees and costs at the highest rate permitted by law from the date of judgment herein until paid;

                                             For any other relief as the court may deem just.
------------------------------------------------------------------------------------------------------------------------------------
5.        Ramirez v. Anacomp, Inc., and      Applicant is proceeding under California Labor Code section 132a, and prays for
          SKC America, Inc.                  judgment as follows:

          Case No. STK 0103395               Reinstatement;

          (Workers' Compensation Appeals     Backpay with interest.
          Board, State of California)
                                             Ramirez was employed by Anacomp, and after SKC acquired the plant in which Ramirez
          Filed August 18, 1999              worked, by SKC.  On May 10, 1999, the California Workers' Compensation Appeals Board
                                             ("WCAB"), issued an order finding that Anacomp and SKC discriminated against Ramirez in violation of California Labor Code section 132a, which prohibits discrimination against an employee for filing a workers' compensation claim.  Although the judgment was joint and several against Anacomp and SKC, SKC was ordered to satisfy the judgment.  SKC has attempted to satisfy the judgment by paying Ramirez the sum of
                                             $120,183.  However, Ramirez claims that SKC did not make an appropriate offer of reinstatement, and that SKC owes him additional back pay.  Thus, Ramirez and SKC are still in dispute over the award, and these remedy issues are currently awaiting decision by the WCAB.  SKC may make a claim against Anacomp for contribution towards the judgment paid to Ramirez.  However, the purchase agreement pursuant to which SKC bought the plant from Anacomp where Ramirez worked contains indemnification provisions, such that Anacomp would likely take the position that it has no liability to SKC.
------------------------------------------------------------------------------------------------------------------------------------
6.        Access Solutions Int'l.  and       Complaint for patent infringement seeking injunctive relief and unspecified damages,
          Malcolm G. Chace v. Anacomp,       including attorneys' fees.
          Inc. and Eastman Kodak Company
                                             This case has been settled through the execution of an agreement, the terms of which
          (U.S. District Court, District     are confidential, among Anacomp, ASI and other parties.
          of Rhode Island)

          Filed August 29, 1997
------------------------------------------------------------------------------------------------------------------------------------
7.        Anacomp, Inc. v. Equifax Payment   Plaintiff prays for judgment (in excess of $1 million) as follows:
          Services, Inc.
                                             For damages for breach of contract;
          Case No. 00-4749CI-7
                                             For an award of interest and costs;
          (Circuit Court in and for
                                             For an award of attorney's fees.
          Pinellas County, Florida, Civil
          Division)                          Discovery is proceeding.
          Filed July 7, 2000
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT 4

                  HISTORICAL AND CURRENT FINANCIAL INFORMATION

                             INDEX TO HISTORICAL AND
                          CURRENT FINANCIAL INFORMATION

                                  ANACOMP, INC.


                                                                                             PAGE
                                                                                             ----

 Condensed Consolidated Balance Sheet (Unaudited) - February 28, 2001........................2

 Condensed Consolidated Statement of Operations (Unaudited) - Five months ended
    February 28, 2001........................................................................3

 Condensed Consolidated Statement of Cash Flows (Unaudited) - Five months ended
    February 28, 2001........................................................................4

 Condensed Consolidated Balance Sheets (Unaudited) - December 31, 2000 and 1999..............5

 Condensed Consolidated Statements of Operations (Unaudited) - Quarters
    Ended December 30, 2000 and 1999.........................................................6

 Condensed Consolidated Statements of Cash Flows (Unaudited) - Quarters
    Ended December 30, 2000 and 1999.........................................................7

 Notes to the Condensed Consolidated Financial Statements (Unaudited) .......................8

 Report of Independent Public Accountants....................................................24

 Consolidated Balance Sheets - September 30, 2000 and 1999...................................25

 Consolidated Statements of Operations - Years Ended
    September 30, 2000, 1999 and 1998........................................................26

 Consolidated Statements of Stockholders' Equity (Deficit) - Years Ended
    September 30, 2000, 1999 and 1998........................................................27

 Consolidated Statements of Cash Flows - Years Ended
    September 30, 2000, 1999 and 1998........................................................28

 Notes to the Consolidated Financial Statements..............................................32

                         ANACOMP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                   (UNAUDITED)

  (in thousands)                                               February 28, 2001
                                                               -----------------
ASSETS
Current assets:
    Cash and cash equivalents .................................       $  24,592
    Accounts and notes receivable, net ........................          52,738
    Current portion of long-term receivables, net .............           1,911
    Inventories ...............................................           6,724
    Prepaid expenses and other ................................           6,010
                                                               -----------------
Total current assets ..........................................          91,975

Property and equipment, net ...................................          39,801
Long-term receivables, net of current portion .................           2,642
Goodwill ......................................................          93,897
Other assets ..................................................           6,460
                                                               -----------------
                                                                      $ 234,775
                                                               =================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Senior secured revolving credit facility ..................       $  57,175
      10-7/8% senior subordinated notes payable ...............         311,138
    Accounts payable ..........................................          16,711
    Accrued compensation, benefits and withholdings ...........          14,914
    Accrued income taxes ......................................           3,280
    Accrued interest ..........................................          31,050
    Other accrued liabilities .................................          39,861
                                                               -----------------
Total current liabilities .....................................         474,129
                                                               -----------------

Long-term liabilities:
    Other long-term liabilities ...............................          10,450
                                                               -----------------
Total long-term liabilities ...................................          10,450
                                                               -----------------

Stockholders' equity (deficit):
    Preferred stock ...........................................            --
    Common stock ..............................................             146
    Additional paid-in capital ................................         111,324
    Accumulated other comprehensive loss ......................          (5,470)
    Accumulated deficit .......................................        (355,804)
                                                               -----------------
Total stockholders' deficit ...................................        (249,804)
                                                               -----------------
                                                                      $ 234,775
                                                               =================

                         ANACOMP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                                                               Five Months Ended
    (in thousands except per share data)                       February 28, 2001
                                                               -----------------

Revenues:
    Services ..................................................       $ 102,519
    Equipment and supply sales ................................          33,116
                                                               -----------------
                                                                        135,635
                                                               -----------------

Cost of revenues:
    Services ..................................................          65,995
    Equipment and supply sales ................................          23,287
                                                               -----------------
                                                                         89,282
                                                               -----------------

Gross Profit ..................................................          46,353
Costs and expenses:
    Engineering, research and development .....................           2,923
    Selling, general and administrative .......................          38,897
    Amortization of intangible assets .........................           4,924
                                                               -----------------

Operating gain (loss) from continuing operations ..............            (391)

Other income (expense):
    Interest income ...........................................             563
    Interest expense and fee amortization .....................         (18,598)
    Other .....................................................             262
                                                               -----------------
                                                                        (17,773)
                                                               -----------------
Loss from operations before income taxes ......................         (18,164)
Provision for income taxes ....................................             646
                                                               -----------------
Net loss ......................................................       $ (18,810)
                                                               =================

Basic and diluted per share data:

                                                               -----------------
Basic and diluted net loss ....................................       $   (1.29)
                                                               -----------------

Shares used in computing basic and diluted net loss per share .          14,570
                                                               =================

                         ANACOMP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                      Five Months Ended
(in thousands)                                                        February 28, 2001
                                                                      -----------------

Cash flows from operating activities:

    Net loss ........................................................   $(18,810)
    Adjustments to reconcile net loss to net
        cash provided by operating activities:
      Depreciation and amortization .................................     13,881
       Change in assets and liabilities:
        Increase in current and long-term receivables ...............       (438)
        Decrease in inventories and prepaid expenses ................      1,497
        Decrease in other assets ....................................        860
        Increase in accrued interest payable ........................     13,403
        Decrease in accrued expenses and other noncurrent liabilities      2,255
                                                                      -----------------
         Net cash provided by operating activities ..................     12,648
                                                                      -----------------

Cash flows from investing activities:

    Purchases of property, plant and equipment ......................     (2,318)
                                                                      -----------------
         Net cash used in investing activities ......................     (2,318)
                                                                      -----------------
Cash flows from financing activities:

    Proceeds from liquidation of currency swap contracts ............        763
    Principal payments on long-term debt ............................       (475)
                                                                      -----------------
         Net cash provided by financing activities ..................        288
                                                                      -----------------
Effect of exchange rate changes on cash .............................        (14)
                                                                      -----------------
Increase in cash and cash equivalents ...............................     10,604
Cash and cash equivalents at beginning of period ....................     13,988
                                                                      -----------------
Cash and cash equivalents at end of period ..........................   $ 24,592
                                                                      =================

                         ANACOMP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                        December 31,  September 30,
(in thousands)                                             2000          2000
                                                         ---------     ---------
ASSETS ...............................................  (Unaudited)
Current assets:
    Cash and cash equivalents ........................   $  22,548     $  13,988
    Accounts and notes receivable, net ...............      51,735        53,560
    Current portion of long-term receivables, net ....       2,068         1,763
    Inventories ......................................       8,119         8,297
    Prepaid expenses and other .......................       5,459         7,834
                                                         ---------     ---------
Total current assets .................................      89,929        85,442

Property and equipment, net ..........................      41,612        45,197
Long-term receivables, net of current portion ........       2,888         1,864
Goodwill .............................................      95,748        98,427
Other assets .........................................       7,244         7,359
                                                         ---------     ---------
                                                         $ 237,421     $ 238,289
                                                         =========     =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:

    Senior secured revolving credit facility .........   $  57,575     $  57,650
      10-7/8% senior subordinated notes payable ......     311,193       311,272
    Accounts payable .................................      18,971        19,737
    Accrued compensation, benefits and withholdings ..      15,110        15,239
    Accrued income taxes .............................       3,371         3,638
    Accrued interest .................................      26,023        17,647
    Other accrued liabilities ........................      32,906        33,490
                                                         ---------     ---------
Total current liabilities ............................     465,149       458,673
                                                         ---------     ---------

Long-term liabilities:
    Other long-term liabilities ......................      10,485        10,542
                                                         ---------     ---------
Total long-term liabilities ..........................      10,485        10,542
                                                         ---------     ---------

Stockholders' equity (deficit):
    Preferred stock ..................................        --            --
    Common stock .....................................         146           146
    Additional paid-in capital .......................     111,324       111,324
    Accumulated other comprehensive loss .............      (5,013)       (5,402)
    Accumulated deficit ..............................    (344,670)     (336,994)
                                                         ---------     ---------
Total stockholders' deficit ..........................    (238,213)     (230,926)
                                                         ---------     ---------
                                                         $ 237,421     $ 238,289
                                                         =========     =========


        See the notes to the condensed consolidated financial statements

                         ANACOMP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                                       Three Months Ended
                                                                           December 31,
                                                                     -----------------------
(in thousands, except per share amounts)                                 2000         1999
                                                                     -----------  ----------
Revenues:
    Services .....................................................   $  60,615    $  72,530
    Equipment and supply sales ...................................      21,526       29,294
                                                                     -----------  ----------
                                                                        82,141      101,824
                                                                     -----------  ----------
Cost of revenues:
    Services .....................................................      39,205       45,829
    Equipment and supply sales ...................................      14,755       18,423
                                                                     -----------  ----------
                                                                        53,960       64,252
                                                                     -----------  ----------

Gross profit .....................................................      28,181       37,572
Costs and expenses:
    Engineering, research and development ........................       1,737        2,481
    Selling, general and administrative ..........................      20,542       23,108
    Amortization of reorganization asset .........................        --         12,003
    Amortization of intangible assets ............................       2,680        5,374
                                                                     -----------  ----------

Operating income (loss) ..........................................       3,222       (5,394)

Other income (expense):
    Interest income ..............................................         356          282
    Interest expense and fee amortization ........................     (11,121)      (9,596)
    Other ........................................................         254           25
                                                                     -----------  ----------
                                                                       (10,511)      (9,289)
                                                                     -----------  ----------
Loss before provision for income taxes ...........................      (7,289)     (14,683)
Provision for income taxes .......................................         387          521
                                                                     -----------  ----------
Net loss .........................................................   $  (7,676)   $ (15,204)
                                                                     ===========  ==========

Basic and diluted per share data:

     Basic and diluted net loss ..................................   $   (0.53)   $   (1.06)
                                                                     ===========  ==========

     Shares used in computing basic and diluted net loss per share      14,569       14,345
                                                                     ===========  ==========


        See the notes to the condensed consolidated financial statements

                         ANACOMP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                     Three Months Ended
                                                                         December 31,
                                                                   --------------------
(in thousands) .................................................     2000        1999
                                                                   --------    --------
Cash flows from operating activities:
    Net loss ...................................................   $ (7,676)   $(15,204)
    Adjustments to reconcile net loss to net
        cash provided by (used in) operating activities:
      Depreciation and amortization ............................      8,374      21,798
      Non-cash compensation ....................................       --            86
       Change in assets and liabilities:
        Decrease in accounts and other receivables .............        322       7,336
        Decrease (increase) in inventories .....................        126      (3,733)
        Decrease (increase) in prepaid expenses and other assets      1,345      (2,593)
        Decrease in accounts payable, accrued expenses and other
           liabilities .........................................       --        (7,965)
                                                                                 (2,003)

        Increase (decrease) in accrued interest ................      8,376      (8,472)
                                                                   --------    --------
         Net cash provided by (used in) operations .............      8,864      (8,747)
                                                                   --------    --------

Net cash used in investing activities:

    Purchases of property and equipment ........................       (993)     (3,639)
                                                                   --------    --------

Cash flows from financing activities:

    Proceeds from the exercise of options ......................       --           480
    Repurchases of common stock ................................       --        (1,596)
    Proceeds from liquidation of currency swap contracts .......        763        --
    Net proceeds from revolving line of credit .................       --        12,000
    Principal payments on line of credit .......................        (75)       --
                                                                   --------    --------
         Net cash provided by financing activities .............        688      10,884
                                                                   --------    --------
Effect of exchange rate changes on cash ........................          1      (1,231)
                                                                   --------    --------
Increase (decrease) in cash and cash equivalents ...............      8,560      (2,733)
Cash and cash equivalents at beginning of period ...............     13,988      11,144
                                                                   --------    --------
Cash and cash equivalents at end of period .....................   $ 22,548    $  8,411
                                                                   ========    ========
Supplemental Information:
  Cash paid for interest .......................................   $  1,941    $ 17,528
                                                                   ========    ========
  Cash paid for income taxes ...................................   $    654    $  1,735
                                                                   ========    ========

        See the notes to the condensed consolidated financial statements

                         ANACOMP, INC. AND SUBSIDIARIES
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1.  COMPANY OPERATIONS AND LIQUIDITY ISSUES

Anacomp, Inc. ("Anacomp" or the "Company") reported a loss totaling $7.7 million and positive cash flows from operations of $8.9 million for the first quarter of fiscal 2001. As of December 31, 2000, the Company has a working capital deficiency of $375 million, including $311 million in senior subordinated notes, and a stockholders' deficit of $238 million.

The Company is experiencing significant liquidity issues and is in default of its senior secured revolving credit facility totaling $57.6 million at December 31, 2000. The Company and the senior secured revolving credit facility lenders are operating under an agreement that amends and continues the credit facility and provides Anacomp with a forbearance of default remedies valid through February 28, 2001, with respect to those covenants of which the Company is in default. The forbearance agreement places additional restrictions on the credit facility and requires the Company to meet additional covenants and operating requirements, including limitations on certain spending activities. The Company and the Bank Group (See Note 4) are currently negotiating an extension of the forbearance agreement and an amendment of the existing revolving credit facility.

On October 1, 2000, the Company did not make a required $17 million interest payment to the holders of the Company's senior subordinated notes totaling $311 million at December 31, 2000. The Company has continued discussions with certain of the holders of the senior subordinated notes and their legal and financial advisors to explore various alternatives to resolve the Company's liquidity situation, including a possible debt restructuring (see Note 5).

Management continues to work with its lenders and their advisors in order to address the defaults as well as to explore possible financing alternatives. Management has been evaluating all of the Company's operations, determining its strategic direction and taking actions aimed at satisfying and restructuring its debt obligations and improving operations and cash flows. The Company is exploring multiple alternatives, such as possible discontinuance or sale of certain of its business units or parts thereof, and fundamental changes in its corporate activities and structure. The Company is in varying stages of discussions with third parties regarding possible sales of certain assets and lines of business. The Company continued to reduce the level of expenditure in its docHarbor business unit during the first quarter of fiscal 2001 to reduce cash outflows and bring costs more in line with expected revenue growth, as well as to comply with requirements imposed by its senior secured revolving credit lenders. On January 17, 2001, the Company announced it had entered into a non-binding Letter of Intent to sell 100% of the docHarbor business unit to a large corporate buyer. The transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. It is expected that Anacomp's Document Solutions business will continue to use docHarbor's services for its Internet-based document services. Although there can be no assurance the sale will be consummated, it is expected that terms of the sale will be finalized in the second quarter of fiscal 2001. If the sale is not completed, the Company will continue to evaluate its docHarbor business in an effort to preserve cash and meet its other commitments. During the first quarter, management has continued to take actions in an effort to improve operating results and cash flows.

In the event the senior secured lenders accelerate the required payment of Anacomp's outstanding borrowings, the Company's ability to make such payment would be dependent on generating sufficient cash from potential asset sales discussed above or obtaining alternate financing. There can be no assurance that the Company will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Company, if at all, or in amounts sufficient to satisfy the Company's obligations.

In the event the senior subordinated note holders accelerate payment of Anacomp's outstanding notes, the Company would not have resources available to repay such notes. Through February 13, 2001, no action has been taken by the senior subordinated note holders to declare the unpaid principal and interest to be due and payable. There can be no assurance that the senior subordinated note holders will continue not to declare the notes and related interest immediately due and payable.

In an event of acceleration of any of the Company's indebtedness, it is possible that the Company may be required to seek protection under bankruptcy laws, either voluntarily or involuntarily.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed above and as shown in the accompanying financial statements, the Company has operating and liquidity concerns that raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will be able to restructure successfully its indebtedness or that its liquidity and capital resources will be sufficient to maintain its normal operations. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The report of the Company's independent public accountants on the Company's financial statements included in its Form 10-K for the year ended September 30, 2000 contained a modification related to the Company's ability to continue as a going concern.

NOTE 2.  BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements include the accounts of Anacomp and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. These financial statements, except for the balance sheet as of September 30, 2000, have not been audited but, in the opinion of the Company's management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position, results of operations and cash flows for all periods presented. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended September 30, 2000, included in the Company's fiscal 2000 Annual Report on Form 10-K. Interim operating results are not necessarily indicative of operating results for the full year or for any other period.

NOTE 3.  MANAGEMENT ESTIMATES AND ASSUMPTIONS

The Company's preparation of the accompanying condensed consolidated financial statements in conformity with generally accepted accounting principles requires its management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates have been prepared on the basis of the most current available information and actual results could differ from those estimates. Certain prior period amounts have been reclassified to conform to the current period presentation.

NOTE 4.  SENIOR SECURED REVOLVING CREDIT FACILITY

The Company has a senior secured revolving credit facility ("the Facility") with a syndicate of banks and Fleet National Bank ("Fleet") as agent (collectively, "the Bank Group"). The outstanding borrowings under the Facility were $57.6 million at December 31, 2000. With the release of the Company's financial results at June 30, 2000, the Company was in violation of certain of its financial covenants. During the third quarter of fiscal 2000, the Company reached an agreement with the Bank Group to amend the Facility and to provide Anacomp with a waiver, which was in effect through October 26, 2000, with respect to those covenants of which the Company is in default. On October 26, 2000, the Bank Group declared Anacomp in violation of certain financial covenants of the Facility and the Company entered into a forbearance agreement with the Bank Group to amend the Facility and to delay the exercise of certain rights and remedies provided to the Bank Group under the Facility until February 28, 2001.

As discussed above, the Company is not in compliance with certain of the covenants and is operating under a forbearance agreement with the Bank Group. Management believes that the Company has been in compliance with the forbearance agreement and has made progress in improving the business operations of the Company. Management believes that the Company's ability to continue to meet the Bank Group's objectives by February 28, 2001 will significantly influence the resolution of the debt issues faced by the Company. The Company and the Bank Group are currently negotiating an extension of the forbearance agreement and an amendment of the existing revolving credit facility.

Significant provisions of the forbearance agreement are (a) a reduction of the Facility commitment from $75 million to $64.2 million, with commitment reductions of $400,000 on December 15, 2000 and another $400,000 on January 31, 2001; (b) all proceeds of Company asset dispositions must be used to reduce the outstanding borrowings, which will also permanently reduce the Facility commitment; (c) the Eurocurrency interest rate option was suspended and the Base Rate (as defined below) interest rate option was increased by 1%, with the accrual of another 1% to be paid in the event that the outstanding borrowings are not reduced by $20 million by February 28, 2001; (d) the maturity date of the Facility was changed from June 15, 2003 to June 15, 2002; (e) the Company may not provide funds to the docHarbor business unit in excess of an agreed-upon budget; (f) the Company may not remit funds to its foreign subsidiaries; and (g) the Company is prohibited from making any payment in satisfaction of the senior subordinated notes (see Note 5) or any related accrued interest.

As of February 13, 2001, the Facility commitment, as amended, totaled $63.2 million. The Facility is available for borrowings of up to $57.2 million and for letters of credit of up to $6 million.

Loans under the Facility bear interest, payable monthly, at the Base Rate plus 1.75% plus accrued interest of another 1% if the outstanding loans are not reduced by $20 million on February 28, 2001. The "Base Rate" for any day means the higher of (i) the corporate base rate of interest announced by Fleet and
(ii) the federal funds rate published by the Federal Reserve Bank of New York on the next business day plus 1/2%.

The Facility is secured by virtually all of the Company's assets and 65% of the capital stock of the Company's foreign subsidiaries. The Facility contains covenants relating to limitations on capital expenditures, limitations on additional debt, limitations on open market purchases of the Company's Senior Subordinated Notes (see Note 5), limitations on open market purchases of the Company's common stock, limitations on mergers and acquisitions, limitations on liens, minimum EBITDA requirements, minimum interest coverage ratios and minimum leverage ratios.

In the event the Bank Group accelerates payment of Anacomp's outstanding borrowings, the Company's ability to make such payment will be dependent on generating sufficient cash from potential asset sales or obtaining alternate financing (see Note 1). There can be no assurance that the Company will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Company, if at all, or in amounts sufficient to satisfy the Company's obligations.

NOTE 5.  SENIOR SUBORDINATED NOTES

The Company has outstanding $311 million of publicly traded 10-7/8% Senior Subordinated Notes ("the Notes"). An interest payment on the Notes of approximately $17 million is due semi-annually on October 1 and April 1 of each year. The Company did not make the interest payment that was due on October 1, 2000 and does not expect to make the payment due on April 1, 2001. Fleet provided notice to the trustee of the Notes on October 26, 2000 ("the Notice Date") that the Company was in default of certain covenant provisions in the Facility. Under the provisions of the indenture governing the Notes, due to the default under the Facility, the Company cannot make payments in satisfaction of the Notes or any related accrued interest for 179 days from the Notice Date.

The Company continues to have discussions with certain of the holders of the Notes and their legal and financial advisors to explore various alternatives to resolve the Company's liquidity situation, including a possible debt restructuring. The Company has engaged Credit Suisse First Boston to serve as advisors regarding financial alternatives with respect to the outstanding Notes. Because of the missed interest payment, which is an event of default, the Notes have been classified as a short-term obligation in the accompanying condensed consolidated balance sheets.

In the event the Note holders accelerate payment of Anacomp's outstanding Notes, the Company would not have resources available to repay such Notes. Through February 13, 2001, no action has been taken by the Note holders to declare the unpaid principal and interest to be due and payable. There can be no assurance that the Note holders will continue not to declare the Notes and related interest immediately due and payable.

The Notes have no sinking fund requirements and are due in full on April 1, 2004. The Notes are redeemable at the option of the Company in whole or in part at prices ranging from 108.156% to 102.710% plus accrued and unpaid interest until April 1, 2003. On or after April 1, 2003, the Notes may be redeemable at 100% plus accrued and unpaid interest. Upon a Change of Control (as defined), the Company is required to make an offer to purchase the Notes then outstanding at a purchase price equal to 101% plus accrued and unpaid interest.

The Notes are general unsecured obligations of the Company and expressly subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu with any future Senior Subordinated Indebtedness (as defined) and senior to all Subordinated Indebtedness (as defined) of the Company.

The indenture relating to the Notes contains covenants related to limitations of indebtedness of the Company and restricted subsidiaries, limitations on restricted payments, limitations on distributions from restricted subsidiaries, limitations on sale of assets and restricted subsidiary stock, limitations on liens, a prohibition on layering, limitations on transactions with affiliates, limitations on issuance and sale of capital stock of restricted subsidiaries, limitations of sale/leaseback transactions, and limitations on mergers, consolidations or sales of substantially all of the Company's assets.

NOTE 6. RESTRUCTURING ACTIVITIES

In prior fiscal periods, the Company has recorded restructuring charges for a reorganization of its workforce in the United States and Europe along its three lines of business, reorganized parts of its corporate staff, and phased out its manufacturing operations.

The following table displays the activity and balances of the restructuring reserve account from September 30, 2000 to December 31, 2000:

(in thousands)

                              September 30,                                                 December 31,
                                 2000                                                          2000
 Type of Cost                  Balance              Additions            Deductions           Balance
-----------------------      -------------        --------------       --------------      --------------
                                                                                              (unaudited)
Employee separations          $   3,224            $      --             $  (1,596)           $   1,628

Facility closing                  1,821                   --                  (162)               1,659

Contract obligations              1,100                   --                  (253)                 847

Other                             1,380                   --                  (411)                 969
                              -------------        --------------       --------------      --------------
                              $   7,525            $      --             $  (2,422)           $   5,103
                              -------------        --------------       --------------      --------------

As the Company continues to develop, refine and implement its plans, it is anticipated that additional restructuring charges could be incurred in the near term. Additionally, certain courses of action may be taken that could result in impairments of goodwill or other Company assets.

NOTE 7.  INVENTORIES

Inventories consist of the following:
(in thousands)                                      December 31,   September 30,
                                                       2000             2000
                                                    ------------    ------------
                                                    (unaudited)
Finished goods, including purchased film .........   $  7,271         $  7,717

Work in process ..................................        107               66

Raw materials and supplies .......................        741              514
                                                    ------------    ------------
                                                     $  8,119         $  8,297
                                                    ============    ============

NOTE 8.  HEDGING

The Company has in the past entered into currency swap agreements that hedge the U.S. Dollar value of the Company's investment in the net assets of certain foreign subsidiaries. In November 2000, the Company terminated its currency swap agreement and received $0.8 million in cash proceeds. These proceeds have been reflected as a component of accumulated other comprehensive loss in stockholders' equity (deficit).

NOTE 9.  LOSS PER SHARE

Basic and diluted loss per share is computed based upon the weighted average number of shares of the Company's common stock outstanding during the period. Potentially dilutive securities include options granted under the Company's stock option plans and outstanding warrants, both using the treasury stock method and shares of common stock expected to be issued under the Company's employee stock purchase plan. Potentially dilutive securities were not used to calculate diluted loss per share because of their anti-dilutive effect.

NOTE 10.  RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and in June 1999 issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133." The Company adopted SFAS No. 133, as amended by SFAS No. 137, in the first quarter of fiscal year 2001 with no material impact on the Company's financial position or results of operations.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", in which the SEC interprets existing accounting literature related to revenue recognition. SAB No. 101, as amended, will be adopted by the Company no later than the fourth fiscal quarter of fiscal 2001. The Company's adoption of SAB No. 101 in the fourth quarter of fiscal 2001 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

NOTE 11.  OPERATING SEGMENTS

Anacomp's business is focused in the document management industry. The Company manages its business through three operating units: docHarborSM, an application service provider ("ASP"), which provides Internet-based document-management services; Document Solutions, which provides document-management outsource services; and Technical Services, which provides equipment maintenance services for Anacomp COM and CD products and for third-party manufactured products and provides COM and CD systems and related supplies. Effective October 1, 2000, the Company discontinued its manufacturing operations for Datagraphix and merged the remainder of Datagraphix's operations into Technical Services. Results for Datagraphix previously reported separately have been combined with Technical Services.

Management evaluates operating unit performance based upon earnings before interest, other income, reorganization items, asset impairment and restructuring charges, taxes, and extraordinary items (referred to as "EBIT"). The excluded costs are managed at the Corporate level and not in the operating units.

Information about the Company's operations by operating segments for the three months ended December 31, 2000 and 1999, respectively, are as follows:

 (in thousands)               docHarbor     Document      Technical
                                            Solutions     Services       Corporate        Consolidated
------------------------------------------------------------------------------------------------------
 2000

Digital/renewal revenue       $   2,404     $  15,902     $   5,087      $      --        $  23,393
COM revenue                          --        30,605        28,143             --           58,748
Intercompany revenue                 --            --         2,891         (2,891)              --
                              ------------------------------------------------------------------------
Total revenue                     2,404        46,507        36,121         (2,891)          82,141
EBIT                             (4,389)        5,492         8,548         (6,429)           3,222
Depreciation and
amortization                      1,556         4,903         1,392            171            8,022

                                                                                               1999

Digital/renewal revenue       $     863     $  19,855     $   5,459      $      --        $  26,177
COM revenue                          --        38,605        37,042             --           75,647
Intercompany revenue                 --            --         3,278         (3,278)              --
                              ------------------------------------------------------------------------
Total revenue                       863        58,460        45,779         (3,278)         101,824
EBIT                             (6,250)        7,093        11,011        (17,248)          (5,394)
Depreciation and
amortization                        966         7,057         1,899         12,258           22,180


NOTE 12 - SUBSEQUENT EVENTS

     Litigation

     On August 29, 1997, Access Solutions International, Inc. ("ASI") filed a complaint for patent infringement in the U.S. District Court, District of Rhode Island against Data/Ware, of which Anacomp is the successor by merger, and the Eastman Kodak Company. On April 20, 2001, management settled this matter through the execution of an agreement, the terms of which are confidential, among Anacomp, ASI and other parties. Accordingly, the Company recorded a charge related to this matter in the second quarter of fiscal year 2001.

     Senior Secured Revolving Credit Facility

On or prior to the Effective Date, Anacomp, the Banks and the Agent will enter into the Amended and Restated Credit Agreement containing the following material terms, as more particularly summarized in the Amended and Restated Credit Agreement Term Sheet attached as an exhibit to the Plan:

     A.   Lender: The Banks. The Agent will continue to serve as agent.

     B.   Borrower: Anacomp.

     C. Guarantors: Each Domestic Subsidiary (as defined in the Prepetition Credit Agreement) of Anacomp, created, acquired or existing on or after the Effective Date.

     D. Loan Amount and Structure: A $63,200,458 revolving credit facility (the "Facility") comprised on the Effective Date of a $57,175,000 sublimit for direct borrowing ("Direct Borrowing Sublimit") and a $6,025,458 Letter of Credit Sublimit ("Letter of Credit Sublimit"). The Letter of Credit Sublimit will be subject to upward adjustment provided there is a corresponding reduction in the Direct Borrowing Sublimit as described in section (g) below.

     E. Availability: As of the date of determination, the formula borrowing basis ("FBB") will equal an amount up to 80% of Eligible Accounts. "Eligible Accounts" will be as customarily defined by the Banks and will include Anacomp's U.S. and Canadian accounts receivable. The amount deemed within the FBB for any fiscal quarter will be determined based on the amount set forth in a borrowing base certificate to be executed and delivered during the last week of the prior fiscal quarter. The FBB will not, however, be used to determine availability under the Facility unless and until the Direct Borrowing Sublimit is less than the FBB.

     F. Interest Rate: The rate of interest charged with respect to the portion of the Facility equal to the FBB will be the Base Rate. The rate of interest charged with respect to the portion of the Facility in excess of the FBB will be 3.0% above the Base Rate. The Base Rate will be the higher of (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (.50%) above the Federal Funds effective rate. Interest will be due and payable on a monthly basis in arrears.

     G. Letters of Credit Subline: $6,025,458 in stand-by or documentary Letters of Credit on behalf of Anacomp as of the Effective Date. Replacement and new standby or documentary Letters of Credit will be issued under the Amended and Restated Credit Agreement on terms and conditions substantially similar to those set forth in the Prepetition Credit Agreement provided that, (a) in no event shall the aggregate amount of Letters of Credit exceed $9,000,000 and (b) in the event the aggregate amount of Letters of Credit exceeds $6,025,458 in the aggregate, additional Letters of Credit will be issued if and only if:
          (a) there is a corresponding reduction in availability under the Direct Borrowing Sublimit, and (b) under no circumstances would the procurement of such a Letter of Credit cause the Banks to exceed the total commitment. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond that of the Maturity Date, as defined below. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond the Maturity Date. The rate of interest on Letters of Credit will be 3.0% per annum. Anacomp will be charged a Letter of Credit fee as set forth in the Prepetition Credit Agreement.

     H. Collateral: The obligations under the Facility will be recourse against Anacomp and all Domestic Subsidiaries and will be secured by a perfected first priority security interest in all of the assets of Anacomp and all Domestic Subsidiaries (subject to permitted liens on terms that are not materially different as those set forth in the Prepetition Credit Agreement), whether now owned or after acquired, pursuant to the terms of Amended and Restated Security Documents, including a pledge by Anacomp of 100% of the capital stock of Anacomp's subsidiaries, provided, however, that Anacomp will not be required to pledge more than 65% of the capital stock of any Foreign Subsidiary (as defined in the Prepetition Credit Agreement). In addition, the loan documentation will contain a negative pledge on assets of Anacomp and its subsidiaries, except for liens expressly permitted by the loan documents.

     I. Restructuring Expenses: Anacomp will reimburse the Agent for all of its reasonable out-of-pocket costs and expenses relating to the restructuring, the Reorganization Case and the Plan, including search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination, collateral appraisal fees and expenses.

     J. Facility Fee: Anacomp will pay on the Effective Date to the Agent and the Banks, for distribution to the Banks, in accordance with each Bank's pro rata share of the Facility, a fee equal to one and one-half percent (1.5%) of the amount of the Facility minus the amount of the docHarbor Prepayment (defined below), if any, received by the Banks as of the Effective Date (the "Facility Fee"). The Facility Fee will be waived in its entirety if the claims of the Banks with respect to the Prepetition Credit Agreement are indefeasibly paid in full in cash in a single lump sum payment on the Effective Date.

     K. docHarbor Prepayment in Respect of the Facility: Upon the closing of the docHarbor Transaction (the "docHarbor Sale Date"), Anacomp will immediately make a mandatory prepayment in the amount of the net proceeds thereof (the "docHarbor Prepayment") to the Banks to permanently reduce the Direct Borrowing Sublimit and the Facility. If the proceeds of the docHarbor Transaction are less than $8,000,000, Anacomp will make an additional prepayment on the Effective Date to the Banks equal to the difference between $8,000,000 and the proceeds of the docHarbor Transaction to permanently reduce the Direct Borrowing Sublimit and the Facility. If the proceeds of the docHarbor Transaction are more than $12,500,000, 50% of the difference between the actual amount of the docHarbor Prepayment and $12,500,000 will be paid by Anacomp to the Banks to permanently reduce the Direct Borrowing Sublimit and the Facility; and the remaining 50% shall be retained by Anacomp for working capital purposes.

     L. Reduction of Commitment in Respect of the Facility: Mandatory, permanent reductions of the Facility and Direct Borrowing Sublimit as specified in the Amended and Restated Credit Agreement Term Sheet.

     M. Dividends: Anacomp will be permitted to pay dividends to its shareholders if (a) the Direct Borrowing Sublimit is less than or equal to the FBB; (b) no Event of Default has occurred under the Facility or would be caused after the payment of such dividends; and
          (c) the dividend is otherwise permitted by applicable law. In the event that Anacomp pays dividends as provided in this section, the Direct Borrowing Sublimit shall not, thereafter, exceed the FBB.

     N. Maturity Date of the Facility: December 31, 2003, if the docHarbor Sale Date occurs on or prior to September 30, 2001. December 31, 2002, if the docHarbor Sale Date does not occur on or prior to September 30, 2001.

     O.   Requirement of Confirmation of Plan and Occurrence of Effective Date:
          Unless extended by the Banks in their sole discretion, the Effective Date of the Plan must occur no later than September 30, 2001.

     P. Release: In exchange for the benefits conferred under the Amended and Restated Agreement, including the Banks' agreement to restructure the obligations owing under the Prepetition Credit Agreement, Anacomp and the Estate, and all affiliates thereof, shall release and discharge all claims and causes of action of the foregoing parties (or which have been or could be asserted by any Person on behalf of the Estates or such affiliates) against the Agent, the Banks and any of their predecessors, affiliates or agents under the Code and all claims and causes of action of the Estates (or which have been or could be asserted by any Person on behalf of the Estate or such affiliates) against the Agent, the Banks and any of their predecessors, affiliates or agents arising out of or relating to Anacomp or the Estates.

     Q. Additional Mandatory Prepayments in Respect of the Facility: If at any time the outstanding amount of loans exceeds the total commitment (whether as a result of currency fluctuations or otherwise), the amount of such excess will be immediately paid to the Agent for the pro rata accounts of the Lenders. In addition to the mandatory prepayments set forth in the Reduction of Commitment section as set forth in the Amended and Restated Credit Agreement Term Sheet, Anacomp will (a) apply any cash in excess of $6,500,000 to reduce the outstanding balance within the Direct Borrowing Sublimit under the Facility (but not permanently reduce the Direct Borrowing Sublimit and the Total Commitment), and (b) apply the proceeds from any asset sale or capital raising event to permanently reduce the Total Commitment, provided that once the Direct Borrowing Sublimit is less than the FBB, Anacomp will only need to apply the net proceeds in excess of $500,000 from any asset sale or capital raising event to permanently reduce the Total Commitment. Anacomp will make a mandatory prepayment of the amount of any Letter of Credit when drawn.

     R. Optional Prepayment: Notwithstanding anything to the contrary contained herein, on or before the Effective Date Anacomp may prepay its obligations under the Prepetition Credit Agreement, provided that Anacomp pays in full in cash in a lump sum payment all principal, accrued but unpaid interest, all fees and expenses due under the Prepetition Credit Agreement and the Forbearance Agreement (and any amendments thereto) and also reimburses the Agent for all of its out-of-pocket costs and expenses relating to the Restructuring, including, but not limited to, search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination and collateral appraisal fees and expenses. No prepayment penalty will be due in respect of the Optional Prepayment. Anacomp will also be permitted, without incurring any pre-payment penalties, to make additional prepayments in cash that permanently reduce the Total Commitment and the Direct Borrowing Sublimit and, to the extent that the Total Commitment and the Direct Borrowing Sublimit are reduced and that there is availability under the FBB, Anacomp will be permitted to receive additional advances under the Facility for the purposes set forth in, and in accordance with the terms and conditions of, the Amended and Restated Credit Agreement Term Sheet.

     S. Expenses and Indemnification in Respect of the Facility: Similar to those terms as set forth in the Prepetition Credit Agreement.

     T.   Governing Law in Respect of the Facility: Commonwealth of
          Massachusetts.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A"), including those related to the Company's plans, liquidity needs, potential restructuring and future operations, constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry trends; industry capacity; competition; raw materials costs and availability; currency fluctuations; the loss of any significant customers or suppliers; changes in business strategy or development plans; successful development of new products; availability, terms and deployment of capital; ability to meet debt service obligations; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulations; and other factors referenced in this report. The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan" and similar expressions or statements regarding future periods are intended to identify forward-looking statements. All forward-looking statements are inherently uncertain as they involve substantial risks and uncertainties beyond the Company's control. The Company undertakes no obligation to update or revise any forward-looking statements for events or circumstance after the date on which such statement is made. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Further, the Company cannot assess the impact of each such factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

OVERVIEW

     Anacomp's revenues, operating results, cash flows and liquidity in the first quarter of fiscal 2001 continue to be negatively impacted by a number of factors, including a significant decline in the Company's COM business, restructuring and reorganization of certain of its operations, and negative cash flows related to the docHarbor business unit.

     The Company is experiencing substantial liquidity issues and is in default on its senior secured revolving credit facility (the "Facility"), which totaled $57.6 million at December 31, 2000. The Company and the lenders for this facility are operating under an agreement that amends and continues the senior secured revolving credit facility and provides Anacomp with a forbearance of default remedies valid through February 28, 2001. The forbearance agreement places additional restrictions on the facility and requires the Company to meet additional covenants and operating requirements, including certain spending limitations. The Company and the Bank Group are currently negotiating an extension of the forbearance agreement and an amendment of the existing revolving credit facility.

     On October 1, 2000, the Company did not make a required $17 million interest payment to holders of the Company's publicly traded 10-7/8% Senior Subordinated Notes (the "Notes"), which totaled $311 million at December 31, 2000. The Company continues to have discussions with certain holders of these Notes and their legal and financial advisors to consider various alternatives - including possible debt restructuring - to resolve Anacomp's liquidity situation. Credit Suisse First Boston has been engaged to serve as the Company's advisors with respect to these Notes.

     In addition to working with lenders and their advisors to address the defaults and seek possible financing alternatives, management is continuing to evaluate all of the Company's operations. New strategic directions are being examined and the Company is determining what other actions might be taken to improve operations and cash flows and help satisfy or restructure debt obligations. Alternatives being explored include possible discontinuance or sale of certain business units or parts thereof and fundamental changes in corporate activities and structure. The Company is in varying stages of discussions with third parties regarding the possible sales of certain assets and lines of business. An example of actions being taken was a reduction in expenditure levels in the Company's docHarbor business unit late in fiscal 2000 to reduce cash outflows. These reductions were designed to bring costs more in line with anticipated revenue growth as well as to comply with requirements imposed by the Company's senior secured lenders. On January 17, 2001, the Company announced it had entered into a non-binding Letter of Intent to sell 100% of the docHarbor business unit to a large corporate buyer. The transaction is subject to certain approvals, due diligence, negotiation of acceptable terms and conditions of a definitive agreement and satisfaction of required closing conditions. It is expected that Anacomp's Document Solutions business will continue to use docHarbor for its Internet-based document services. Although there can be no assurance the sale will be consummated, it is expected that terms of the sale will be finalized in the second quarter of fiscal 2001. If the sale is not completed, the Company will continue to evaluate its docHarbor business in an effort to preserve cash and meet its other commitments. During the first quarter management has continued to take actions in an effort to improve operating results and cash flows.

RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2000 VS. THREE MONTHS ENDED DECEMBER 31, 1999

     General. Anacomp reported a net loss of $7.7 million for the three months ended December 31, 2000, compared to a net loss of $15.2 million for the three months ended December 31, 1999. EBIT for the first quarter of fiscal 2001 was $3.2 million compared to EBIT loss of $5.4 million for the three months ended December 31, 1999.

     Revenues. The Company's revenues decreased 19% from $101.8 million for the three months ended December 31, 1999, to $82.1 million for the three months ended December 31, 2000. The decrease was the result of the $17 million decline in COM-related revenues across the Document Solutions and Technical Services business units in addition to a $3 million decrease in digital and renewal revenues across the business units. The Company expects that COM revenues will continue to decline in this fiscal year.

     Document Solutions COM related revenues decreased 21% from the prior year period, from $38.6 million to $30.6 million. Revenue contributed by digital services and products decreased 20% over the prior year period, from $19.9 million to $15.9 million. This decrease was primarily related to fewer digital-related contracts in international operations.

     Technical Services revenues (including results of operations from the former DatagraphiX business unit) decreased from the prior year period, from $42.5 million to $33.2 million. Approximately $5 million of this decline resulted from declining revenues from the COM maintenance business, and an additional approximately $5 million was due to the discontinuance of manufacturing operations in fiscal 2000 combined with the continuing decline in the market for COM systems and supplies. Prior year COM revenues included $1.1 million related to the sale to Kodak of certain COM systems maintenance contracts for Kodak COM systems.

     docHarbor revenues increased $1.5 million versus the prior year period. This was the result of increased revenues from existing customers and new customer orders.

     Gross Margins. The Company's gross margin decreased from $37.6 million (37% of revenues) for the three months ended December 31, 1999, to $28.2 million (34% of revenues) for the three months ended December 31, 2000. The decrease in company-wide gross margins was primarily the result of continued declines in COM-related services and supplies sales.

     Technical Services gross margins (including results of operations from the former DatagraphiX business unit) decreased from 42% to 34% of revenues in the quarter ended December 31, 2000. This was primarily the result of the lower level of revenues in the current-year quarter and the $1.1 million gross margin recorded in December 1999 from the sale to Kodak of certain COM systems maintenance contracts for Kodak COM systems. Document Solutions gross margin increased slightly to 38% of revenues in the quarter ended December 31, 2000, from 36% of revenues in the prior year period. docHarbor gross margins improved from the prior year period as the result of cost reductions and a reduction in infrastructure development implemented at the end of fiscal year 2000.

     Engineering, Research and Development. Engineering, research and development expense decreased from $2.5 million for the three months ended December 31, 1999, to $1.7 million for the three months ended December 31, 2000. This decrease was primarily the result of lower expenses related to the discontinuance of manufacturing operations effective October 1, 2000 and the resulting decrease in support engineering expenses.

     Selling, general and administrative. Selling, general and administrative (SG&A) expenses decreased from $23.1 million for the three months ended December 31, 1999, to $20.5 million for the three months ended December 31, 2000. This decrease was primarily the result of cost reduction efforts implemented in the second and third quarters of fiscal 2000, offset in part by increased legal, professional and financial advisory costs.

     Amortization of intangible assets. Amortization of intangible assets decreased 50% from $5.4 million (5% of revenues) for the three months ended December 31, 1999, to $2.7 million (3% of revenues) for the three months ended December 31, 2000. This decrease is primarily the result of the completion of amortization for prior acquisitions and reduced amortization related to impaired intangibles written off in fiscal 2000.

     Amortization of reorganization asset. Amortization of reorganization assets was $12 million in the fiscal period ended December 31, 1999. This charge in the first quarter of fiscal year 2000 completed the amortization of the reorganization asset.

     Interest Expense. Interest expense increased from $9.6 million for the three months ended December 31, 1999, to $11.1 million for the three months ended December 31, 2000. This increase was the result of a higher level of borrowings at higher interest rates on the revolving credit facility in the current year period.

     Provision for Income Taxes. The provision for income taxes ($387 thousand for the quarter ended December 31, 2000, and $521 thousand for the quarter ended December 31, 1999) related primarily to earnings of certain foreign subsidiaries.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has a Facility with a syndicate of banks and Fleet as agent (collectively, "the Bank Group"). The outstanding borrowings under the Facility were $57.6 million at December 31, 2000. The Company is in violation of certain of its financial covenants . During the third quarter of fiscal 2000, the Company reached an agreement with the Bank Group to amend the Facility and to provide Anacomp with a waiver, which was in effect through October 26, 2000, with respect to those covenants of which the Company is in default. On October 26, 2000, the Bank Group declared Anacomp in violation of certain financial covenants of the Facility and the Company entered into a forbearance agreement with the Bank Group to amend the Facility and to delay the exercise of certain rights and remedies provided to the Bank Group under the Facility until February 28, 2001.

     As discussed above, the Company is not in compliance with certain of the covenants and is operating under a forbearance agreement with the Bank Group. Management believes that the Company has been in compliance with the forbearance agreement and has made progress in improving the business operations of the Company. Management believes that the Company's ability to continue to meet the Bank Group's objectives by February 28, 2001, will significantly influence the resolution of the debt issues faced by the Company. The Company and the Bank Group are currently negotiating an extension of the forbearance agreement and an amendment of the existing revolving credit facility.

     Significant provisions of the forbearance agreement are (a) a reduction of the Facility commitment from $75 million to $64.2 million, with commitment reductions of $400,000 on December 15, 2000 and another $400,000 on January 31, 2001; (b) all proceeds of Company asset dispositions must be used to reduce the outstanding borrowings which will also permanently reduce the Facility commitment; (c) the Eurocurrency interest rate option was suspended and the Base Rate (as defined below) interest rate option was increased by 1%, with the accrual of another 1% to be paid in the event that the outstanding borrowings are not reduced by $20 million by February 28, 2001; (d) the maturity date of the Facility was changed from June 15, 2003 to June 15, 2002; (e) the Company may not provide funds to the docHarbor business unit in excess of an agreed-upon budget; (f) the Company may not remit funds to its foreign subsidiaries; and (g) the Company is prohibited from making any payment in satisfaction of the senior subordinated notes (see Note 5) or any related accrued interest.

     As of February 13, 2001, the Facility commitment, as amended, totaled $63.2 million. The Facility is available for borrowings of up to $57.2 million and for letters of credit of up to $6 million.

     Loans under the Facility bear interest, payable monthly, at the Base Rate plus 1.75% plus accrued interest of another 1% if the outstanding loans are not reduced by $20 million on February 28, 2001. The "Base Rate" for any day means the higher of (i) the corporate base rate of interest announced by Fleet and
(ii) the federal funds rate published by the Federal Reserve Bank of New York on the next business day plus 1/2%.

     In the event the Bank Group accelerates payment of Anacomp's outstanding borrowings, the Company's ability to make such payment will be dependent on generating sufficient cash from potential asset sales or obtaining alternate financing (see "Overview"). There can be no assurance that the Company will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Company, if at all, or in amounts sufficient to satisfy the Company's obligations.

     The Company has outstanding $311 million of publicly traded 10-7/8% Senior Subordinated Notes ("the Notes"). An interest payment on the Notes of approximately $17 million is due semi-annually on October 1 and April 1 of each year. The Company did not make the interest payment that was due on October 1, 2000 and does not expect to make the payment due on April 1, 2001. Fleet provided notice to the trustee of the Notes on October 26, 2000 ("the Notice Date") that the Company was in default of certain covenant provisions in the Facility. Under the provisions of the indenture governing the Notes, due to the default under the Facility, the Company cannot make payments in satisfaction of the Notes or any related accrued interest for 179 days from the Notice Date.

     The Company continues to have discussions with certain of the holders of the Notes and their legal and financial advisors to explore various alternatives to resolve the Company's liquidity situation, including a possible debt restructuring. The Company has engaged Credit Suisse First Boston to serve as advisors regarding financial alternatives with respect to the outstanding Notes. Because of the missed interest payment, which is an event of default, the Notes have been classified as a short-term obligation in the accompanying condensed consolidated balance sheets.

     In the event the Note holders accelerate payment of Anacomp's outstanding Notes, the Company would not have resources available to repay such Notes. Through February 13, 2001, no action has been taken by the Note holders to declare the unpaid principal and interest to be due and payable. There can be no assurance that the Note holders will continue to not declare the Notes and related interest immediately due and payable.

     In an event of acceleration of the Facility or the Notes, it is possible that the Company may be required to seek protection under bankruptcy laws, either voluntarily or involuntarily.

     The significant operating and liquidity issues being experienced by the Company raise substantial doubt about the Company's ability to continue as a going concern. The Company has prepared its financial statements assuming the Company will continue as a going concern. Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

     Anacomp had negative working capital of $375 million at December 31, 2000, compared to negative working capital of $373 million at September 30, 2000. The working capital deficiency is primarily due to $311 million in Notes, $57.6 million of senior secured revolving credit facility and $26 million of accrued interest payable. Net cash provided by continuing operations was $8.9 million for the three months ended December 31, 2000, compared to net cash used in operations of $8.7 million in the comparable prior year period. The $17.6 million improvement to cash flows from operations from the prior year was primarily the result of the non-payment of $17 million in interest expense on the Company's Notes on October 1, 2000.

     Net cash used in investing activities was $1 million in the current three-month period, compared to cash used in investing activities of $3.6 million in the comparable prior year period. This decrease reflects the Company's emphasis to control its expenditures to maximize liquidity. Expenditures during both periods were primarily for purchases of equipment.

     Net cash provided by financing activities decreased $10.2 million during the three months ended December 31, 2000, from the same period in the prior year. This decrease was principally the result of no borrowings against the Facility in the current year compared to $12 million in borrowings against the Facility in the prior year period.

     The Company's cash balance totaled $22.5 million at December 31, 2000 compared to $14 million at September 30, 2000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Anacomp, Inc.:

     We have audited the accompanying consolidated balance sheets of Anacomp, Inc. (an Indiana corporation) and Subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anacomp, Inc. and subsidiaries as of September 30, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2000 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 1 to the financial statements, the Company has incurred net losses and negative cash flows from operations in fiscal 2000 and has a stockholders' deficit of $231 million at September 30, 2000. The Company is in default of certain covenants of its senior credit facility and did not remit its $17 million October 2000 interest payment on its senior subordinated debentures. Debt totaling $369 million is classified in current liabilities, and at September 30, 2000, the Company had a working capital deficiency of $373 million. These operating and liquidity issues raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ ARTHUR ANDERSEN LLP
San Diego, California
December 20, 2000

CONSOLIDATED BALANCE SHEETS
Anacomp, Inc. and Subsidiaries

                                                                                     September 30,
                                                                               -----------------------
                                                                                  2000         1999
                                                                               ----------    ---------
(dollars in thousands, except per share amounts)
ASSETS
Current assets:
    Cash and cash equivalents..............................................    $  13,988    $  11,144


    Accounts and notes receivable, net .....................................      53,560       75,259
    Current portion of long-term receivables, net ..........................       1,763        2,952
    Inventories ............................................................       8,297       19,659
    Prepaid expenses and other .............................................       7,834        8,589
                                                                               ----------    ---------
Total current assets .......................................................      85,442      117,603

Property and equipment, net ................................................      45,197       47,439
Long-term receivables, net of current portion ..............................       1,864        7,635
Goodwill ...................................................................      98,427      132,965
Reorganization value in excess of identifiable assets, net .................        --         12,003
Other assets ...............................................................       7,359       12,872
                                                                               ----------    ---------
                                                                               $ 238,289    $ 330,517
                                                                               ==========   =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:

    Senior secured revolving credit facility ...............................   $  57,650    $   8,900
    10-7/8% senior subordinated notes payable ..............................     311,272         --
    Accounts payable .......................................................      19,737       34,058
    Accrued compensation, benefits and withholdings ........................      15,239       17,229
    Accrued income taxes ...................................................       3,638        6,509
    Accrued interest .......................................................      17,647       17,061
    Other accrued liabilities ..............................................      33,490       41,030
                                                                               ----------    ---------
Total current liabilities ..................................................     458,673      124,787
                                                                               ----------    ---------

Long-term liabilities:
    Long-term debt, net of current portion .................................        --        312,740
    Other long-term liabilities ............................................      10,542       10,626
                                                                               ----------    ---------
Total long-term liabilities ................................................      10,542      323,366
                                                                               ----------    ---------

Commitments and contingencies Stockholders' equity (deficit):

    Preferred stock, 1,000,000 shares authorized, none issued ..............        --           --
    Common stock, $.01 par value; 40,000,000 shares authorized; 14,568,198
        and 14,386,089 shares issued and outstanding, respectively .........         146          149
    Additional paid-in capital .............................................     111,324      108,997
    Accumulated other comprehensive loss ...................................      (5,402)      (1,222)
    Accumulated deficit ....................................................    (336,994)    (225,560)
Total stockholders' deficit ................................................    (230,926)    (117,636)
                                                                               ----------    ---------
                                                                               $ 238,289    $ 330,517
                                                                               ==========   =========


            See the notes to the consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
Anacomp, Inc. and Subsidiaries


                                                                                  September 30,     September 30,     September 30,
     (dollars in thousands, except per share amounts)                                2000               1999              1998
                                                                                   ---------         ---------         ---------
Revenues:
     Services ................................................................     $ 269,012         $ 292,037         $ 231,471
     Equipment and supply sales ..............................................       114,185           150,125           163,467
                                                                                   ---------         ---------         ---------
                                                                                     383,197           442,162           394,938
                                                                                   ---------         ---------         ---------
Cost of revenues:
     Services ................................................................       176,796           177,103           137,218
     Equipment and supply sales ..............................................        89,535            89,050            99,274
                                                                                   ---------         ---------         ---------
                                                                                     266,331           266,153           236,492
                                                                                   ---------         ---------         ---------

Gross profit .................................................................       116,866           176,009           158,446

Costs and expenses:
     Engineering, research and development ...................................        10,081             9,992             9,043
     Selling, general and administrative .....................................       100,016            92,607            90,667
     Amortization of reorganization asset ....................................        12,003            68,370            71,851
     Amortization of intangible assets .......................................        19,314            22,355            12,220
     Write-off of acquired in-process research and development ...............          --               3,000              --
     Restructuring charges ...................................................        14,607              --               8,494
     Asset impairment charges ................................................        28,493             8,224              --
                                                                                   ---------         ---------         ---------
Operating loss from continuing operations ....................................       (67,648)          (28,539)          (33,829)

Other income (expense):
     Interest income .........................................................         1,225             2,322             2,339
     Interest expense and fee amortization ...................................       (41,000)          (40,358)          (34,598)
     Other ...................................................................          (825)              530              (517)
                                                                                   ---------         ---------         ---------
                                                                                     (40,600)          (37,506)          (32,776)
                                                                                   ---------         ---------         ---------

Loss from continuing operations before income taxes ..........................       108,248)          (66,045)          (66,605)
Provision for income taxes ...................................................         1,550             4,960             2,194
                                                                                   ---------         ---------         ---------
Loss from continuing operations ..............................................       109,798)          (71,005)          (68,799)
Income from discontinued operations, net of taxes ............................          --                 980             2,164
(Loss) gain on sale of discontinued operations, net of taxes .................        (1,636)            2,243              --
                                                                                   ---------         ---------         ---------
Loss before extraordinary loss ...............................................       111,434)          (67,782)          (66,635)
Extraordinary loss on extinguishment of debt, net of taxes ...................          --                (210)           (1,114)
                                                                                                     ---------         ---------
Net loss .....................................................................     $ 111,434)        $ (67,992)        $ (67,749)
                                                                                   =========         =========         =========
Basic and diluted per share data:
Loss from continuing operations ..............................................     $   (7.59)        $   (4.99)        $   (4.92)
(Loss) gain on sale of discontinued operations, net of taxes .................         (0.11)             0.23              0.15
Extraordinary loss on extinguishment of debt, net of taxes ...................          --               (0.02)            (0.08)
                                                                                                     ---------         ---------
Basic and diluted net loss ...................................................     $   (7.70)        $   (4.78)        $   (4.85)
                                                                                   =========         =========         =========

Shares used in computing basic and diluted net loss per share ................        14,470            14,232            13,963
                                                                                   =========         =========         =========

            See the notes to the consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Anacomp, Inc. and Subsidiaries

                                                                                           Accumulated
                                                                              Additional     other
(dollars in thousands)                                             Common      paid-in    comprehensive Accumulated
                                                                   Stock       capital    income (loss)   Deficit      Total
                                                                 ---------    ---------    ---------    ---------    ---------

BALANCE AT SEPTEMBER 30, 1997 ................................   $     138    $ 105,329    $  (1,128)   $ (89,819)   $  14,520
--------------------------------------------------------------   ---------    ---------    ---------    ---------    ---------
Net loss .....................................................          --           --           --      (67,749)     (67,749)
Translation adjustment .......................................          --           --        1,575           --        1,575
COMPREHENSIVE LOSS ...........................................     (66,174)
Common stock issued for exercise of stock options ............           4        2,668           --           --        2,672
Common stock issued for employee stock purchases .............           1          905           --           --          906
Common stock issued as incentive compensation ................          --          584           --           --          584
--------------------------------------------------------------   ---------    ---------    ---------    ---------    ---------
BALANCE AT SEPTEMBER 30, 1998 ................................         143      109,486          447     (157,568)     (47,492)
--------------------------------------------------------------   ---------    ---------    ---------    ---------    ---------
Net loss .....................................................          --           --           --      (67,992)     (67,992)
Translation adjustment .......................................          --           --         (524)          --         (524)
Unrealized loss on currency swap contracts ...................          --           --       (1,145)          --       (1,145)
COMPREHENSIVE LOSS ...........................................     (69,661)
Common stock issued for exercise of stock options ............           9        3,843           --           --        3,852
Common stock issued for employee stock purchases .............          --          781           --           --          781
Common stock purchased and retired ...........................          (5)      (8,784)          --           --       (8,789)
Common stock issued for acquisitions .........................           2        3,671           --           --        3,673
--------------------------------------------------------------   ---------    ---------    ---------    ---------    ---------
BALANCE AT SEPTEMBER 30, 1999 ................................         149      108,997       (1,222)    (225,560)    (117,636)
--------------------------------------------------------------   ---------    ---------    ---------    ---------    ---------
Net loss .....................................................          --           --           --     (111,434)    (111,434)
Translation adjustment .......................................          --           --       (8,136)          --       (8,136)
Realized gain on currency swap contracts .....................          --           --        3,424           --        3,424
Unrealized gain on currency swap contract ....................          --           --          532           --          532
COMPREHENSIVE LOSS ...........................................    (115,614)
Common stock issued for exercise of stock options ............          --        3,350           --           --        3,350
Common stock issued for employee stock purchases .............          --          510           --           --          510
Common stock purchased and retired ...........................          (3)      (1,628)          --           --       (1,631)
Common stock issued for acquisitions .........................          --           95           --           --           95
--------------------------------------------------------------   ---------    ---------    ---------    ---------    ---------
BALANCE AT SEPTEMBER 30, 2000 ................................   $     146    $ 111,324    $  (5,402)   $(336,994)   $(230,926)
==============================================================   =========    =========    =========    =========    =========

            See the notes to the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Anacomp, Inc. and Subsidiaries

                                                                                                   Year Ended
                                                                                    ---------------------------------------
(dollars in thousands)                                                              September 30,  September 30,  September 30,
Cash flows from operating activities: ..........................................       2000           1999          1998
                                                                                    ---------      ---------      ---------
     Net loss ..................................................................     $(111,434)     $ (67,992)     $ (67,749)
     Adjustments to reconcile net loss to net
          cash (used in) provided by operating activities:
        Extraordinary items ....................................................          --              210          1,114
        Asset impairment charges ...............................................        28,493          8,224           --
        Write-off of acquired in-process research and development ..............          --            3,000           --
        Income from discontinued operations ....................................          --             (980)        (2,164)
        Loss (gain) on sale of discontinued operations .........................         1,636         (2,243)          --
        Depreciation and amortization ..........................................        52,059        109,952        103,103
        Non-cash compensation ..................................................         1,277          1,103          1,004
        Non-cash charge in lieu of taxes .......................................          --            1,527           --
        Restricted cash requirements ...........................................          --            4,285          3,147
   Change in assets and liabilities, net of effects from acquisitions:

           Decrease in accounts and long-term receivables ......................        22,935            877          2,989
            (Increase) decrease in inventories .................................         9,161         (1,295)           710
            (Increase) decrease in prepaid expenses and other ..................           934          1,951            (50)
           (Increase) decrease in other assets .................................         2,697         (1,572)        (1,951)
           (Decrease) increase in accounts payable .............................       (15,114)         1,198        (16,737)
           (Decrease) increase in accrued expenses .............................       (17,001)       (15,718)         2,074
           Decrease in other noncurrent liabilities ............................           (85)        (1,699)          (934)
                                                                                     ---------      ---------      ---------
            Net cash provided by (used in) continuing operations ...............       (24,442)        40,828         24,556
            Net operating cash provided by (used in) discontinued operations ...        (4,623)         1,620           (662)
                                                                                     ---------      ---------      ---------
            Net cash provided by (used in) operating activities ................       (29,065)        42,448         23,894
                                                                                     ---------      ---------      ---------
Cash flows from investing activities:

     Proceeds from sale of discontinued operations and other assets ............           550         41,422           --
     Purchases of property and equipment .......................................       (18,124)       (24,660)       (11,724)
     Payments to acquire companies and customer rights,
        net of the proceeds from the sale of DAS and DPDS business lines in 1998        (1,833)       (45,284)      (130,936)
                                                                                     ---------      ---------      ---------
Net cash used in investing activities ..........................................       (19,407)       (28,522)      (142,660)
                                                                                     ---------      ---------      ---------
Cash flows from financing activities:
     Proceeds from issuance of common stock ....................................         3,419          4,633          3,015
     Proceeds from liquidation of currency swap contracts ......................         3,424           --             --
     Proceeds from revolving line of credit and long-term borrowings, net ......        48,750          8,900        214,286

     Repurchases of common stock ...............................................        (1,631)        (8,789)          --
     Principal payments on long-term debt ......................................        (1,083)       (25,000)      (132,197)
     Payments related to the issuance and extinguishment of debt ...............          --             --           (5,541)
                                                                                                                   ---------
            Net cash provided by (used in) financing activities ................        52,879        (20,256)        79,563
                                                                                     ---------      ---------      ---------
Effect of exchange rate changes on cash ........................................        (1,563)          (247)        (1,136)
                                                                                     ---------      ---------      ---------
Increase (decrease) in cash and cash equivalents ...............................         2,844         (6,577)       (40,339)
Cash and cash equivalents at beginning of period ...............................        11,144         17,721         58,060
                                                                                     ---------      ---------      ---------
Cash and cash equivalents at end of period .....................................     $  13,988      $  11,144      $  17,721
                                                                                     =========      =========      =========

            See the notes to the consolidated financial statements.

               SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                                                              Year Ended
                                               -------------------------------------------
                                               September 30,  September 30,  September 30,
(dollars in thousands) ........................    2000          1999           1998
                                               ------------   -------------  -------------
Cash paid during the period for:

     Interest ................................. $ 40,617      $ 34,463       $ 27,277
     Income taxes ............................. $  3,728      $  5,425       $  5,150



      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:


                                                              Year Ended
                                               -------------------------------------------
                                               September 30,  September 30,  September 30,
(dollars in thousands) ........................    2000           1999           1998
                                               ------------   -------------  -------------
     Assets acquired by assuming liabilities .. $   --        $  9,824        $ 11,955
     Stock issued for acquisitions ............ $     95      $  3,673        $   --
     Unrealized gain (loss) on currency swap
       contracts .............................. $    532      $ (1,145)       $   --


            See the notes to the consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Anacomp, Inc. and Subsidiaries

NOTE 1.
COMPANY OPERATIONS AND BASIS OF PRESENTATION:

Anacomp, Inc. ("Anacomp" or the "Company") is a global application services provider for digital document-management outsource services utilizing the Internet and other technologies. The Company provides field maintenance services and document management systems and supplies. The Company primarily serves customers in the banking, insurance and brokerage market sectors.

During fiscal 2000, Anacomp experienced a significant decline in its Computer Output to Microfiche ("COM") business operations and other factors that have negatively impacted revenues, operating results, cash flows and liquidity. In response to these conditions, the Company has undertaken several restructuring initiatives including reductions in employees and cost savings initiatives, sales and discontinuances of portions of its COM and other operations, and has recorded restructuring charges and impairments to the carrying values of certain assets (see Notes 5 and 6). Anacomp has reported a significant loss totaling $111 million and negative cash flows from operations of $29 million for fiscal 2000. As of September 30, 2000, the Company has a working capital deficiency of $373 million (including the reclassification from long-term to current of $311 million in senior subordinated notes) and a stockholders' deficit of $231 million.

The Company is experiencing significant liquidity issues and is in default of its senior secured revolving credit facility totaling $58 million at September 30, 2000. The Company and the senior secured revolving credit facility lenders have reached an agreement to amend and continue the credit facility and to provide Anacomp with a forbearance of default remedies valid through February 28, 2001, with respect to those covenants of which the Company is in default (See Note 3). The forbearance agreement places additional restrictions on the credit facility and requires the Company to meet additional covenants and operating requirements, including limitations on certain spending activities.

On October 1, 2000, the Company did not make a required $17 million interest payment to the holders of the Company's senior subordinated notes totaling $311 million at September 30, 2000. The Company has initiated discussions with certain of the holders of the senior subordinated notes and their legal and financial advisors to explore various alternatives to resolve the Company's liquidity situation, including a possible debt restructuring (see Note 4).

Management continues to work with its lenders and their advisors in order to address the defaults as well as to explore possible financing alternatives. Management has been evaluating all of its operations, determining its strategic direction and taking actions aimed at satisfying and restructuring its debt obligations and improving operations and cash flows. The Company is exploring multiple alternatives, such as possible discontinuance or sale of certain of its business units or parts thereof, and fundamental changes in its corporate activities and structure. The Company reduced the level of expenditure in its docHarbor business unit during the later stages of fiscal 2000 to reduce cash outflows and bring costs more in line with expected revenue growth, as well as to comply with requirements imposed by its senior secured revolving credit lenders. The Company is re-evaluating its strategy and considering all options for the docHarbor business unit, including seeking additional funding, a sale of the business, re-evaluating the business model and reintegration into Anacomp's other business units.

In the event the senior secured lenders accelerate payment of Anacomp's outstanding borrowings, the Company's ability to make such payment would be dependent on generating sufficient cash from potential asset sales discussed above or obtaining alternate financing. There can be no assurance that the Company will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Company, if at all.

In the event the senior subordinated note holders accelerate payment of Anacomp's outstanding notes, the Company would not have resources available to repay such notes. Through December 20, 2000, no action has been taken by the senior subordinated note holders to declare the unpaid principal and interest to be due and payable. There can be no assurance that the senior subordinated note holders will continue to not declare the notes and related interest immediately due and payable.

In an event of acceleration of any of the Company's indebtedness, it is possible that the Company may be required to seek protection under bankruptcy laws, either voluntarily or involuntarily.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed above and as shown in the accompanying financial statements, the Company has operating and liquidity concerns that raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will be able to successfully restructure its indebtedness or that its liquidity and capital resources will be sufficient to maintain its normal operations. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CONSOLIDATION
-------------

The consolidated financial statements include the accounts of Anacomp and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS
-------------------------

Cash equivalents primarily represent highly liquid investments, with original maturities of 90 days or less, in repurchase agreements and money market funds that are convertible to a known amount of cash and carry an insignificant risk of change in value. The Company has periodically maintained balances in various operating accounts in excess of federally insured limits.

INVENTORIES
-----------

Inventories are stated at the lower of cost or market, with cost being determined by methods approximating the first-in, first-out basis.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over estimated useful lives. Buildings are principally depreciated over ten to forty years. Leasehold improvements are amortized over the shorter of their estimated useful life or the remaining term of the related lease. Processing equipment and other property and equipment have useful lives ranging from two to twelve years. Repair and maintenance costs are expensed as incurred.

SOFTWARE COSTS
--------------

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," software production costs incurred from the time technological feasibility is reached until the product is available for general release to customers are capitalized and reported at the lower of cost or estimated net realizable value. Such costs are amortized over the greater of the estimated units of sale or under the straight-line method not to exceed three years. In fiscal year 2000, the Company's change in strategic direction led to an asset impairment charge of $1.6 million related to capitalized software costs (See
Note 6). Unamortized capitalized software costs were $0.4 million as of September 30, 1999.

INCOME TAXES
------------

Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of temporary differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized in future tax returns.

FOREIGN CURRENCY TRANSLATION
----------------------------

Substantially all assets and liabilities of Anacomp's international operations are translated at year-end exchange rates; income and expenses are translated at the average exchange rates prevailing during the year. Translation adjustments are accumulated as a component of accumulated other comprehensive loss in stockholders' equity (deficit). Foreign currency transaction gains and losses are charged to operations as incurred.

GOODWILL
--------

Excess of purchase price over net assets of businesses acquired ("goodwill") is amortized on the straight-line method over the estimated periods of future benefit. Goodwill at September 30, 2000 is being amortized over periods from three to fifteen years.

REORGANIZATION VALUE IN EXCESS OF IDENTIFIABLE ASSETS
-----------------------------------------------------

As more fully discussed in Note 7, the Company had "Reorganization value in excess of identifiable assets" ("Reorganization Asset") of $12 million at September 30, 1999, net of accumulated amortization. The Reorganization Asset was amortized over a three and one-half year period beginning May 31, 1996 and was fully amortized as of November 30, 1999.

DEBT ISSUANCE COSTS
-------------------

The Company capitalizes all costs related to its issuance of debt and amortizes those costs using the effective interest method over the life of the related debt instruments. Unamortized debt issuance costs were $5.3 million and $6.9 million at September 30, 2000 and 1999, respectively. Unamortized debt issuance costs are included in "Other assets" in the accompanying Consolidated Balance Sheets. During the years ended September 30, 2000, 1999 and 1998, the Company amortized $1.6 million, $1.8 million and $1.6 million, respectively, of debt issuance costs that are included in "Interest expense and fee amortization" in the accompanying Consolidated Statements of Operations.

The Company retired $25 million of 10-7/8% Senior Subordinated Notes in the fourth quarter of 1999 (see Note 4). This resulted in a $0.6 million write-off, before income taxes, of unamortized debt issuance costs, which is included in the "Extraordinary Loss on extinguishment of debt, net of taxes" for the year ended September 30, 1999.

The Company refinanced certain long-term obligations in June 1998, which resulted in the write-off of $1.9 million of unamortized debt issuance costs. This write-off is recorded in the accompanying Consolidated Statements of Operations as an "Extraordinary loss on extinguishment of debt, net of taxes" for the year ended September 30, 1998.

REVENUE RECOGNITION
-------------------

Revenues from sales of products and services or from leases of equipment under sales-type leases are recorded based on shipment of products or performance of services. Revenue from maintenance contracts is recognized ratably over the period of the related contract. Under sales-type leases, the present value of all payments due under the lease contracts is recorded as revenue, cost of sales is charged with the book value of the equipment plus installation costs, and future interest income is deferred and recognized over the lease term. Operating lease revenues are recognized during the applicable period of customer usage.

Contract revenue for the development and implementation of document services solutions under contracts is recognized over the contract period based on output measures as defined by deliverable items identified in the contract. Provisions for estimated losses on contracts, if any, are made during the period when the loss becomes probable and can be reasonably estimated. Project costs are classified as work in process in inventories.

In accordance with Statement of Position 97-2, "Software Revenue Recognition", revenues from software license agreements are recognized currently, provided that all of the following conditions are met: a non-cancelable license agreement has been signed, the software has been delivered, there are no material uncertainties regarding customer acceptance, collection of the resulting receivable is deemed probable and the risk of concession is deemed remote, and no other significant vendor obligations exist. For contracts with multiple obligations, the Company unbundles the respective components to determine revenue recognition using vendor-specific objective evidence.

LONG-LIVED ASSETS
-----------------

The Company evaluates potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of". SFAS No. 121 establishes procedures for review of recoverability and measurement of impairment (if necessary) of long-lived assets and certain identifiable intangibles held and used by an entity. SFAS No. 121 requires that those assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the respective asset may not be fully recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less estimated selling costs.

The Company recorded asset impairment charges in 2000 and 1999 of $28.5 million and $8.2 million, respectively (see Note 6).

RESEARCH AND DEVELOPMENT
------------------------

Research and development costs are expensed as incurred. Engineering costs associated specifically with research and development amounted to $6.3 million, $6.7 million and $3.9 million for the years ended September 30, 2000, 1999 and 1998, respectively. The Company supports several engineering processes, including basic technological research, service offering and product development, and sustaining engineering for its existing products.

LOSS PER SHARE
--------------

Basic and diluted loss per share is computed based upon the weighted average number of shares of common stock outstanding during the period. Potentially dilutive securities include options granted under the Company's stock option plans and outstanding warrants, both using the treasury stock method, and shares of common stock expected to be issued under the Company's employee stock purchase plan. Potentially dilutive securities were not used to calculate diluted loss per share because of their anti-dilutive effect.

MANAGEMENT ESTIMATES AND ASSUMPTIONS
------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates have been prepared on the basis of the most current available information and actual results could differ from those estimates.

RECLASSIFICATIONS
-----------------

Certain prior period amounts have been reclassified to conform to the current period presentation.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and in June 1999 issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133." The Company will adopt SFAS No. 133, as amended by SFAS No. 137, in the first quarter of fiscal year 2001. The objective of the statement is to establish accounting and reporting standards for derivative instruments and hedging activities. The Company has used currency swap agreements to hedge the U.S. dollar value of its net assets of certain foreign subsidiaries (see Note 10). The adoption of this new accounting pronouncement is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", in which the SEC interprets existing accounting literature related to revenue recognition. SAB No. 101, as amended, will be adopted by the Company no later than the fourth fiscal quarter of fiscal 2001. The Company's adoption of SAB No. 101 in the fourth quarter of fiscal year 2001 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

NOTE 3.
SENIOR SECURED REVOLVING CREDIT FACILITY:

The Company has a senior secured revolving credit facility ("the Facility") with a syndicate of banks and Fleet National Bank ("Fleet") as agent (collectively, "the Bank Group"). The outstanding borrowings under the Facility were $57.7 million at September 30, 2000. With the release of the Company's financial results at June 30, 2000, the Company is in violation of certain of its financial covenants. During the third quarter of fiscal 2000, the Company reached an agreement with the Bank Group to amend the Facility and to provide Anacomp with a waiver, which was in effect through October 26, 2000, with respect to those covenants of which the Company is in default. On October 26, 2000, the Bank Group declared Anacomp in violation of certain financial covenants of the Facility and the Company entered into a forbearance agreement with the Bank Group to amend the Facility and to delay the exercise of certain rights and remedies provided to the Bank Group under the Facility until February 28, 2001.

Significant provisions of the forbearance agreement are (a) a reduction of the Facility commitment from $75 million to $64.2 million, with scheduled commitment reductions of $400,000 on December 15, 2000 (such reduction payment was made by the Company by December 15, 2000) and another $400,000 on January 31, 2001; (b) all proceeds of Company asset dispositions must be used to reduce the outstanding borrowings which will also permanently reduce the Facility commitment; (c) the Eurocurrency interest rate option was suspended and the Base Rate (as defined below) interest rate option was increased by 1%, with the accrual of another 1% to be paid in the event that the outstanding borrowings are not reduced by $20 million by February 28, 2001; (d) the maturity date of the Facility was changed from June 15, 2003 to June 15, 2002; (e) the Company may not provide funds to the docHarbor business unit in excess of an agreed-upon budget; (f) the Company must provide a re-integration budget for docHarbor by January 15, 2001 if the docHarbor business unit cannot be recapitalized with new external funding or sold by that date; (g) the Company may not remit funds to its foreign subsidiaries; and (h) the Company is prohibited from making any payment in satisfaction of the senior subordinated notes (see Note 4) or any related accrued interest.

As of December 20, 2000, the Facility commitment, as amended, totals $63.8 million. The Facility is available for borrowings of up to $58 million and for letters of credit of up to $5.8 million. Outstanding principal borrowings total $57.6 million at December 20, 2000. Letters of credit outstanding against the Facility totaled $5.3 million at September 30, 2000. A new letter of credit was issued for $0.9 million in December 2000 and an existing letter of credit was reduced by $0.4 million to stay within the allowable commitment.

Loans under the Facility bear interest, payable monthly, at the Base Rate plus 1.75% plus accrued interest of another 1% if the outstanding loans are not reduced by $20 million on February 28, 2001. The "Base Rate" for any day means the higher of (i) the corporate base rate of interest announced by Fleet and
(ii) the federal funds rate published by the Federal Reserve Bank of New York on the next business day plus 1/2%. The interest rate at September 30, 2000 was 10.25%. The weighted average borrowing rates under the facility were 9.1%, 7.6% and 6.3% for the years ended September 30, 2000, 1999 and 1998, respectively.

The Facility is secured by virtually all of the Company's assets and 65% of the capital stock of the Company's foreign subsidiaries. The Facility contains covenants relating to limitations on capital expenditures, limitations on additional debt, limitations on open market purchases of the Company's Senior Subordinated Notes (see Note 4), limitations on open market purchases of the Company's common stock, limitations on mergers and acquisitions, limitations on liens, minimum EBITDA requirements, minimum interest coverage ratios and minimum leverage ratios.

As discussed above, the Company is not in compliance with certain of the covenants and is operating under a forbearance agreement with the Bank Group. If the Company remains in compliance with the forbearance agreement and makes progress in improving the business operations of the Company, the Bank Group may continue to work with the Company to resolve its debt issues beyond February 28, 2001. Management believes that the Company's ability to meet the Bank Group's objectives by that date will significantly influence the resolution of the debt issues faced by the Company.

In the event the Bank Group accelerates payment of Anacomp's outstanding borrowings, the Company's ability to make such payment will be dependent on generating sufficient cash from potential asset sales or obtaining alternate financing (see Note 1). There can be no assurance that the Company will be able to execute potential asset sales or obtain alternate financing on terms acceptable to the Company, if at all.

NOTE 4.
SENIOR SUBORDINATED NOTES:

The Company has outstanding $311 million of publicly traded 10-7/8% Senior Subordinated Notes ("the Notes"). An interest payment on the Notes of approximately $17 million is due semi-annually on October 1 and April 1 of each year. The Company did not make the interest payment that was due on October 1, 2000. Fleet provided notice to the trustee of the Notes on October 26, 2000 ("the Notice Date") that the Company was in default of certain covenant provisions in the Facility. Under the provisions of the indenture governing the Notes, due to the default under the Facility, the Company cannot make payments in satisfaction of the Notes or any related accrued interest for 179 days from the Notice Date.

The Company has initiated discussions with certain of the holders of the Notes and their legal and financial advisors to explore various alternatives to resolve the Company's liquidity situation, including a possible debt restructuring. The Company has engaged Credit Suisse First Boston to serve as advisors regarding financial alternatives with respect to the outstanding Notes. Because of the missed interest payment, which is an event of default, the Notes have been classified as a short-term obligation in the accompanying consolidated balance sheet as of September 30, 2000.

In the event the Note holders accelerate payment of Anacomp's outstanding Notes, the Company would not have resources available to repay such Notes. Through December 20, 2000, no action has been taken by the Note holders to declare the unpaid principal and interest to be due and payable. There can be no assurance that the Note holders will continue to not declare the Notes and related interest immediately due and payable.

In 1997, the Company issued $200 million of Series B Notes at 98.2071% of the face amount to yield proceeds of $196.4 million. The $3.6 million discount is being amortized as additional interest expense over the life of the Series B Notes. In 1998, the Company issued $135 million of Series D Notes at 104% of face value to yield proceeds of $140.4 million. The $5.4 million premium is being amortized as a reduction of interest expense over the life of the Series D Notes. The proceeds from the Series D Notes, along with available cash, were used to finance the First Image Acquisition (see Note 12).

In September 1999, the Company made open market purchases of $25 million of the Notes at an average price of 100.4425% of the face amount and cancelled them. In connection with the purchases, the Company recorded an "Extraordinary loss on extinguishment of debt" of $0.6 million. The associated income tax benefit was $0.4 million resulting in a net loss of $0.2 million.

The Notes have no sinking fund requirements and are due in full on April 1, 2004. The Notes are redeemable at the option of the Company in whole or in part at prices ranging from 108.156% to 102.710% plus accrued and unpaid interest until April 1, 2003. On or after April 1, 2003, the Notes may be redeemable at 100% plus accrued and unpaid interest. Upon a Change of Control (as defined), the Company is required to make an offer to purchase the Notes then outstanding at a purchase price equal to 101% plus accrued and unpaid interest.

The Notes are general unsecured obligations of the Company and expressly subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu with any future Senior Subordinated Indebtedness (as defined) and senior to all Subordinated Indebtedness (as defined) of the Company.

The indenture relating to the Notes contains covenants related to limitations of indebtedness of the Company and restricted subsidiaries, limitations on restricted payments, limitations on distributions from restricted subsidiaries, limitations on sale of assets and restricted subsidiary stock, limitations on liens, a prohibition on layering, limitations on transactions with affiliates, limitations on issuance and sale of capital stock of restricted subsidiaries, limitations of sale/leaseback transactions, and limitations on mergers, consolidations or sales of substantially all of the Company's assets.

NOTE 5.
RESTRUCTURING CHARGES:

In fiscal year 2000, the Company affected a reorganization of its workforce in the United States and Europe along its four lines of business, reorganized parts of its corporate staff and phased out its manufacturing operations. The Company recorded restructuring charges of $14.6 million related to these actions. Employee severance and termination-related costs were for approximately 300 employees, substantially all of whom will leave the Company by December 31, 2000, although some severance payments have been deferred and will be paid throughout calendar year 2001. Other fees relate to professional fees associated with negotiations to terminate facility leases and other costs associated with implementation of the business unit structure and the reorganization of the four business units into separate entities. The remaining liability of $5.9 million is included as "Other Accrued Liabilities" on the September 30, 2000 and 1999, Consolidated Balance Sheets.

In connection with the acquisition of First Image (see Note 12), the Company recorded certain reserves associated with the restructuring of the Company's existing business and the acquired business. The reserves associated with costs to be incurred related to restructuring the Company's existing business are charged to expense while the reserves associated with restructuring costs to be incurred related to the acquired business are recorded as a purchase accounting adjustment.

Included in the Company's operating results for the year ended September 30, 1998, are restructuring charges of $8.5 million. These charges result from the Company's acquisition of the First Image Businesses and the Company's plans to close down Anacomp sites with multiple market presence in certain cities and convert First Image customers to Anacomp equipment. As of September 30, 2000 and 1999, a balance of $1.4 million and $2.6 million, respectively, remains, consisting primarily of reserves for idle leased facilities.

The Company also recorded $15.2 million in reserves in 1998 related to the restructuring of the First Image businesses and the Company's plans to integrate the First Image corporate functions into Anacomp's and to close down certain First Image sites where the Company had a multiple market presence. As of September 30, 2000 and 1999, a balance of $0.2 million and $4.1 million, respectively, remains, consisting primarily of reserves for idle leased facilities and personnel severance.

The following table displays the activity and balances of the restructuring reserve account during the years ended September 30, 2000, 1999 and 1998 (in thousands):

                             September 30,                                  September 30,
                                 1999                                          2000
Type of Cost                   Balance       Additions       Deductions       Balance
--------------------------     --------       --------        --------        --------
Employee Separations           $  1,242       $ 10,307        $ (8,325)       $  3,224
Facility Closing                  4,379          1,000          (3,558)          1,821
Contract Obligations                 --          1,400            (300)          1,100
Other                             1,030          1,900          (1,550)          1,380
                               --------       --------        --------        --------
                               $  6,651       $ 14,607        $(13,733)       $  7,525
                               ========       ========        ========        ========
                             September 30,                                  September 30,
                                1998                                          1999
Type of Cost                   Balance       Additions       Deductions       Balance
---------------------------    --------       --------        --------        --------
Employee Separations           $  6,010       $     --        $ (4,768)       $  1,242
Facility Closing                  7,412             --          (3,033)          4,379
Other                             6,880             --          (5,850)          1,030
                               --------       --------        --------        --------
                               $ 20,302       $     --        $(13,651)       $  6,651
                               ========       ========        ========        ========
                             September 30,                                 September 30,
                               1997                                            1998
Type of Cost                   Balance       Additions       Deductions      Balance
----------------------------   --------       --------        --------        --------
Employee Separations           $     --       $  7,227        $ (1.217)       $  6,010
Facility Closing                     --          7,613            (201)          7,412
Other                                --          8,884          (2,004)          6,880
                               --------       --------        --------        --------
                               $     --       $ 23,724        $ (3,422)       $ 20,302
                               ========       ========        ========        ========


(a) Includes $8,494 charged to operations and $15,230 recorded as goodwill associated with First Image acquisition.

NOTE 6.
ASSET IMPAIRMENT CHARGES:

Based on the Company's change in strategic direction and events related to the buyer of the Company's Magnetics business sold in 1999, the Company recorded impairment charges of $28.5 million (including an accrual of $2.2 million related to a prior year acquisition) in the fiscal year 2000 results. These asset impairment charges included the write-off of goodwill, the abandonment of certain development projects and idle facilities, and the uncollectibility of a note receivable. Goodwill impairment was determined in accordance with SFAS No. 121 and was based on expected future undiscounted cash flows of the related businesses. The Company recorded an asset impairment charge of $8.2 million in the fiscal year 1999 based on the Company's review of each acquisition, projected future undiscounted cash flows and modifications to the Company's strategic direction in the fiscal year 1999 fourth quarter. Asset impairment charges are as follows:

                                                       Year Ended September 30,
                                                        ----------------------
  Assets  (in thousands) ..........................       2000       1999
                                                        ---------   --------
  Goodwill.........................................     $  21,390   $  8,224

  Magnetics note receivable (see Note 8) ..........         2,738       --

  Development assets ..............................         2,338       --

  Leasehold improvements and equipment ............         2,027       --
                                                        ---------   --------
                                                        $  28,493   $  8,224
                                                        =========   ========

As reflected in the accompanying consolidated balance sheets, the Company had goodwill related to the following acquisitions:

                                                              September 30
                                                       -------------------------
Business Acquisition (in thousands)                       2000           1999
----------------------------------------------         --------         --------
First Image ..................................         $ 85,818         $ 92,603


Bgin Holding AG ..............................               --           13,960
Litton Adesso Software, Inc. .................            8,947           10,800
All Others ...................................            3,662           15,602
                                                       --------         --------
                                                       $ 98,427         $132,965
                                                       ========         ========

As management continues to assess its business units and refines and implements its plans, including taking such actions which may be necessary in order to address its liquidity issues with its lenders (see Notes 1, 3 and 4), certain courses of action may be taken that could result in additional impairment of goodwill or other Company assets.

NOTE 7.
FINANCIAL REORGANIZATION AND FRESH START REPORTING:

On May 20, 1996 (the "Confirmation Date"), the U.S. Bankruptcy Court confirmed the Company's Third Amended Joint Plan of Reorganization (the "Reorganization"), and on June 4, 1996, the Company emerged from bankruptcy. As of May 31, 1996, the Company adopted Fresh Start Reporting in accordance with the American Institute of Certified Public Accountant's Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". Fresh Start Reporting resulted in material changes to the Consolidated Balance Sheet, including the valuation of assets, intangible assets (including goodwill) and liabilities at fair market value, and the valuation of equity based on the appraised reorganization value of the ongoing business. The net result of the valuation of identifiable assets, the recognition of liabilities at fair market value, and the valuation of equity was that the Company recognized an asset entitled "Reorganization value in excess of identifiable assets" totaling $267.5 million as of May 31, 1996 (see Note 2).

NOTE 8.
SALE OF THE MAGNETICS DIVISION:

In February 1999, the Company adopted a plan to dispose of its Magnetics Division (the "Magnetics Division"), and on April 28, 1999, the Company signed a definitive agreement to sell the Magnetics Division. The sale was effective June 1, 1999, and the sales price of $40 million included $37 million in cash at closing and an interest-bearing $3 million subordinated note. A post-closing adjustment resulted in the Company returning to the buyer $1.2 million to reflect a shortfall in the agreed-upon working capital for the Magnetics Division. The Company recognized a gain, net of income taxes, of approximately $2.2 million as a result of the sale, which is reflected in the 1999 Consolidated Statements of Operations as a "Gain on sale of discontinued operations, net of taxes". However, as a result of changes in its business strategy and the related effect on certain Magnetics Division obligations, the Company revised certain estimates of costs to be incurred in connection with this disposition, resulting in a charge of $1.6 million being recorded in the third quarter of fiscal 2000.

During the third quarter of fiscal 2000, the Company determined that the collectibility of the note receivable, with a carrying value of $2.7 million, was impaired and wrote-off the $2.7 million note (see Note 6).

The results of operations of the Magnetics Division have been reported separately as "Income from discontinued operations, net of taxes" in the Consolidated Statements of Operations for the years ended September 30, 1999 and 1998.

The operating results of the discontinued operations are summarized as follows:

                                                       Year ended September 30,
                                                     --------------------------
(dollars in thousands) ...................             1999               1998
                                                     --------           --------
Revenues .................................           $ 50,544           $104,079
                                                     ========           ========

Operating income .........................           $  2,763           $  6,470
Income taxes .............................              1,783              4,306
                                                     --------           --------
Net income ...............................           $    980           $  2,164
                                                     ========           ========

NOTE 9.
FAIR VALUES OF FINANCIAL INSTRUMENTS:

SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of fair value information for certain financial instruments. The carrying amounts for trade and other receivables and payables are considered to be their fair values. The carrying amounts, net of unamortized discounts and premiums, and fair values of the Company's other financial instruments at September 30, 2000 and 1999, are as follows:

                                                                       September 30, 2000                  September 30, 1999
                                                                  --------------------------        ---------------------------
                                                                  Carrying                          Carrying
(dollars in thousands)                                             Amount          Fair Value        Amount          Fair Value
----------------------------------------------------------        ---------        ---------        ---------         ---------

     Senior Secured Revolving Credit Facility ............        $  57,650        $  57,650        $   8,900         $   8,900
     10-7/8% Senior Subordinated Notes ...................        $ 311,272        $  66,923        $ 311,937         $ 304,945
     Unrealized gain/(loss) on currency swap contract
     (see Note 10) .......................................        $     532        $     532        $  (1,145)        $  (1,145)

The September 30, 2000 and 1999 estimated fair values of Senior Subordinated Notes were based on quoted market values.

NOTE 10.
HEDGING:

The Company entered into currency swap agreements that hedge the U.S. Dollar value of the Company's investment in the net assets of certain foreign subsidiaries. The Company is exposed to the risk of future currency exchange rate fluctuations.

                                                                                                        Unrealized Gain
                            Notional                             Interest     Unrealized Gain as of      (Loss) as of
Currency                     Amount        Maturity               Rate         September 30, 2000       September 30, 1999
-----------------------  ------------  -------------------   ---------------  ---------------------     ------------------
Euro fixed-rate           28,860,029    April 1, 2002             8.69%        $         --             $   (862,000)
Swiss Franc fixed-rate    22,725,000    September 8, 2002         2.99%                  --                   11,000
Swiss Franc fixed-rate    14,635,700    April 1, 2002             7.45%                  --                 (294,000)
Swiss Franc fixed-rate    10,000,000    April 1, 2003             4.05%             532,000                      --
                                                                               ---------------------    -------------------
                                                                               $    532,000             $ (1,145,000)
                                                                               =====================    ===================

The above net unrealized gain (loss) has been reflected as "Prepaid expenses and other" and "Other accrued liabilities" in the 2000 and 1999 Consolidated Balance Sheets, respectively, with a corresponding adjustment to accumulated other comprehensive loss. In November 2000, the Company terminated its currency swap agreement and received $0.6 million in cash proceeds. This benefit will be reflected as a component of other comprehensive income (loss) in stockholders' equity (deficit).

NOTE 11.
ACQUISITIONS:

During the three years ended September 30, 2000, Anacomp made the acquisitions set forth below, each of which has been accounted for under the purchase method of accounting and, accordingly, the assets, including in-process research and development, and the liabilities were recorded based on their fair values at the date of acquisition and the results of operations for each of the acquisitions have been included in the financial statements for the periods subsequent to acquisition.

FISCAL 2000
-----------

In 2000, $4 million was paid or accrued and 38,262 unregistered shares of Anacomp common stock were issued related to contract clauses in the purchase agreements of prior year acquisitions.

FISCAL 1999
-----------

In July 1999, Anacomp acquired Litton Adesso Software, Inc ("Adesso") for $17 million and incurred additional costs of $1.6 million. Based upon an independent third party appraisal, Anacomp allocated $3 million to in-process research and development, $3.2 million to developed technology, $10.8 million to goodwill and $1.6 million to the identifiable net assets. The intangible assets are being amortized over three to seven years. The in-process research and development was immediately written off and is shown as a "Write-off of acquired in-process research and development" in the 1999 Consolidated Statement of Operations. The fair values for all other acquisitions were allocated between the net assets and goodwill.

The value of acquired in-process research and development was computed using a discounted cash flow analysis on the anticipated income stream of the related product sales. The value assigned to acquired in-process research and development was determined by estimating the costs to develop the acquired in-process research and development into commercially viable products, estimating the resulting net cash flows from the products and discounting the net cash flows to their present value. With respect to the acquired in-process research and development, the calculations of value were adjusted to reflect the value creation efforts Adesso created prior to the close of the acquisition.

During fiscal 1999, Anacomp acquired either the customer bases and other assets or the stock of twelve businesses, including Adesso. Total consideration paid at the closing was $50 million and 169,010 shares of Anacomp common stock, of which approximately $31.6 million was assigned to goodwill. The aggregate purchase prices consisted of $40.2 million in cash and $9.8 million in assumed liabilities. In addition, one of the acquisitions included potential future consideration based upon future levels of sales. Three of the other acquisitions include provisions for contingent cash payments of up to approximately $0.7 million in the aggregate. In 1999, $3.8 million was paid and 14,400 unregistered shares of Anacomp common stock were issued related to contract clauses included in the purchase agreements of prior year acquisitions.

FISCAL 1998
-----------

During fiscal 1998, excluding the First Image acquisition discussed separately in Note 12, Anacomp acquired either the customer bases and other assets or the stock of nine businesses. Total consideration paid at the closing was $17.9 million of which approximately $12.5 million was assigned to goodwill. The aggregate purchase prices consisted of $17 million cash at closing, $0.9 million in assumed liabilities and contingent cash payments of up to $10.9 million based upon future operating results of the acquired businesses.

NOTE 12.
FIRST IMAGE ACQUISITION:

As of June 1, 1998, the Company completed its acquisition (the "First Image Acquisition") of assets constituting substantially all of the business and operations (the "First Image Businesses") of First Image Management Company ("First Image"), a division of First Financial Management Corporation ("FFMC"), which was a wholly owned subsidiary of First Data Corporation ("FDC"). The Company also assumed substantially all of the ongoing liabilities of the First Image Businesses. The purchase price paid by the Company to FFMC at the closing of the Acquisition was $150 million, although a post-closing adjustment resulted in FFMC returning to the Company $4.9 million to reflect a shortfall in the agreed-upon working capital for the First Image Businesses. The First Image Acquisition was accounted for as a purchase, and the goodwill was approximately $100 million, which is being amortized over a 15-year period on a straight-line basis.

The First Image Businesses included (i) image access services, primarily COM and Compact Disc ("CD") services (the "IAS Business"), (ii) document print and distribution services such as laser print and mail and demand publishing services (the "DPDS Business"), and (iii) document acquisition services such as health care and insurance claims entry and data capture services (the "DAS Business"). The Company retained and continues to operate the IAS Business. IAS Business revenues of $37.7 million and EBITDA of $9.7 million were included in the Company's results of operations for the fiscal year ended September 30, 1998.

The Company sold the DAS Business as of July 1, 1998. The Company also sold the DPDS Business as of August 1, 1998. The Company generated $45 million in cash from the sale of both Businesses and liquidation of related working capital. The Company excluded the results of operations for the DAS and DPDS Businesses from the Company's results of operations for the year ended September 30, 1998.

NOTE 13.
SUPPLIER CONCENTRATION RISK:

SKC AGREEMENT
-------------

Anacomp has a supply agreement with SKC America, Inc., a New Jersey corporation ("SKCA"), and SKC Limited ("SKCL"), an affiliated corporation of SKCA organized pursuant to the laws of the Republic of Korea. SKCA and SKCL are collectively referred to as "SKC". The supply agreement expires in December 2003. Pursuant to the supply agreement, Anacomp purchases all of its requirements for coated duplicate microfilm from SKC. Pursuant to the supply agreement, SKC also provided the Company with a substantial portion of its polyester requirements for its magnetic media products prior to the sale of its Magnetics Division. The supply agreement has no minimum purchase requirements.

In connection with the supply agreement, SKC also provided the Company with a $25 million trade credit facility, which was reduced to $15 million in fiscal 1997 and further reduced to $5 million in fiscal 1998. The $5 million trade credit is outstanding at September 30, 2000. The trade credit arrangement bears interest at 1.75% over the prime rate of The First National Bank of Boston (10% as of September 30, 2000).

In connection with an amendment to the supply agreement in June 1996, the Company agreed to certain price increases, retroactive to 1994, and the Company agreed to make the deferred payments related to the retroactive price increases to SKC. The Company is committed to pay SKC $1 million in 2001, which is included as "Other accrued liabilities" in the accompanying Consolidated Balance Sheets.

KODAK AGREEMENT
---------------

The Company obtains its silver halide film used to produce master images from the Eastman Kodak Company under an exclusive multi-year supply agreement. The supply agreement has no minimum purchase requirements.

NOTE 14.
COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS:

                                                                        September 30,
                                                                   ---------------------
(dollars in thousands) .........................................      2000        1999
                                                                   ---------   ---------
Accounts and Notes Receivable:
----------------------------------------------------------------
Trade receivables, net of allowance for doubtful accounts
  of $4,922 and $5,815, respectively ...........................   $  52,914   $  74,379
Other ..........................................................         646         880
                                                                   ---------   ---------
                                                                   $  53,560   $  75,259
                                                                   =========   =========
Inventories:
----------------------------------------------------------------
Finished goods, including purchased film .......................   $   7,717   $   9,827


Work in process ................................................          66       2,433
Raw materials and supplies .....................................         514       7,399
                                                                   ---------   ---------
                                                                   $   8,297   $  19,659
                                                                   =========   =========
Property and Equipment:
----------------------------------------------------------------
Buildings ......................................................   $   4,115   $   4,651


Office furniture ...............................................      12,033      12,526
Field support spare parts ......................................       5,795       4,433
Leasehold improvements .........................................      12,167      10,481
Processing and manufacturing equipment .........................      50,812      34,707
                                                                   ---------   ---------
                                                                      84,922      66,798
Less accumulated depreciation and amortization .................      39,725)    (19,359)
                                                                   ---------   ---------
                                                                   $  45,197   $  47,439
                                                                   =========   =========
Excess of Purchase Price Over Net Assets of Businesses Acquired:
----------------------------------------------------------------
Goodwill .......................................................   $  60,544   $ 177,407
Less accumulated amortization ..................................      62,117)    (44,442)
                                                                   ---------   ---------
                                                                   $  98,427   $ 132,965
                                                                   =========   =========
Cash Surrender Values Included in Other Assets:
----------------------------------------------------------------
Cash surrender values in life insurance policies ...............   $  24,159   $  22,497
Loans against cash surrender values ............................      23,868)    (19,583)
                                                                   ---------   ---------
Net cash surrender values in Other Assets ......................   $     291   $   2,914
                                                                   ---------   ---------
Face amounts of life insurance policies ........................   $  53,423   $  51,748
                                                                   =========   =========
Other Accrued Liabilities:
----------------------------------------------------------------
Restructuring reserves (see Note 5) ............................   $   7,525   $   6,651

EPA liabilities ................................................       2,150       2,789
Deferred revenues ..............................................       7,408      11,892
Sales tax and VAT liability ....................................       2,517       3,837
Other ..........................................................      13,890      15,861
                                                                   ---------   ---------
                                                                   $  33,490   $  41,030
                                                                   =========   =========

NOTE 15.
LONG-TERM RECEIVABLES:

(dollars in thousands) .....................                 September 30,
                                                     --------------------------
Long-term receivables: .....................           2000              1999
-------------------------------------------          --------          --------
Lease contracts receivable .................         $  3,530          $  7,214
Other ......................................               97             3,373
                                                     --------          --------
                                                        3,627            10,587
Less current portion .......................           (1,763)           (2,952)
                                                     --------          --------
                                                     $  1,864          $  7,635
                                                     ========          ========

Lease contracts receivable result from customer leases of products under agreements that qualify as sales-type leases. Annual future lease payments to be received under sales-type leases are as follows:

                                                            Year Ended
            (dollars in thousands)                         September 30,
            ------------------------------------------     -------------
            2001......................................     $       1,893


            2002......................................            1,225
            2003......................................              545
            2004......................................              154
            2005......................................              105
                                                            -----------
                                                                  3,922

            Less deferred interest....................             (392)
                                                            -----------
                                                           $      3,530
                                                           ============


NOTE 16.
RETIREMENT PLANS:

The Company has a retirement savings plan for its U.S. employees that qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 15% of their pretax salary, but not more than statutory limits. The Company may contribute, at its discretion, up to fifty cents for each dollar a participant contributes, with a maximum contribution of 3% of a participant's earnings. Company expense for matching contributions was $1.5 million and $1.4 million in fiscal years 1999 and 1998, respectively. No Company matching contribution expense was incurred in 2000.

Certain of the Company's non-U.S. subsidiaries have retirement plans that cover substantially all regular employees, for which the Company deposits funds under various fiduciary-type arrangements. Company contributions are generally based on years of service as well as on the employee's level of compensation. The ranges of assumptions that are used for these contributions reflect the different economic environments and statutory requirements within the various countries. Company expense for contributions to the non-U.S. plans was $1.6 million, $2.1 million, and $1.8 million in fiscal years 2000, 1999 and 1998, respectively.

NOTE 17.
CAPITAL STOCK:

PREFERRED STOCK

The Board of Directors of the Company has the ability, at its discretion, to create one or more series of Preferred Stock and to determine each such series' preferences, limitations, and relative voting and other rights.

COMMON STOCK REPURCHASE PROGRAM

In February 1999, the Board of Directors authorized repurchases of up to two percent of the Company's outstanding shares of common stock per quarter. Shares may be purchased on the open market from time to time and at such prices as the management of the Company may determine, based on current prices and market conditions.

The program is subject to compliance with the Company's credit agreements. During fiscal 2000 and 1999, the Company repurchased 93,200 and 534,156 shares, respectively, of its common stock. On February 8, 2000, the Company terminated the stock repurchase program.

WARRANTS

As of September 30, 2000 and 1999, the Company had 355,986 and 356,064 warrants to purchase common stock outstanding, respectively. Each warrant is convertible into 1.0566 shares of common stock at an exercise price of $11.57 per share. The warrants expire on June 3, 2001.

NOTE 18.
STOCK PLANS:

On July 22, 1996, the Company's Board of Directors approved the 1996 Restructure Recognition Incentive Plan. Under this Plan, effective August 22, 1996, the Company awarded to employees 947,500 stock options to acquire common stock.

With regard to the stock options, the options were granted at an exercise price of $4.63 per share of common stock, which resulted in approximately $3.2 million of compensation expense over the vesting period of the options based on the market value of the stock at August 22, 1996. All of these stock options were fully vested by November 15, 1999. The Company recognized $0.5 and $1 million of compensation expense related to the options issued and the restricted stock awarded during the fiscal years ended September 30, 1999 and 1998, respectively. The options expire 10 years after the date of the grant.

In April 1998, the Company awarded 35,000 shares of restricted common stock that were valued at $0.5 million. The compensation expense related to this award is being amortized to expense over the vesting period. Amortization expense related to this award was $0.2 million and $0.3 million for the years ended September 30, 1999 and 1998, respectively.

On February 3, 1997, the Company's shareholders approved the 1996 Long-Term Incentive Plan, which provides for the future issuance of various forms of common stock-related awards, including options, stock appreciation rights and restricted shares. The Company has reserved 2.4 million shares of common stock for issuance under this plan. Awards, including the nature of the awards and related exercise prices, are to be determined at the discretion of the Compensation Committee of the Board of Directors in accordance with the plan provisions.

On February 7, 2000, the Company's shareholders approved an amendment to and restatement of the Company's amended and Restated 1996 Long-Term Incentive Plan to increase by 750,000 the number of shares of the Company's common stock issuable thereunder.

Transactions under the Company's stock option plans are summarized as follows:


                                       -----------------------------  ----------------------------   -----------------------------
                                                2000                          1999                            1998
                                       -----------------------------  ----------------------------   -----------------------------
                                                      Weighted-Avg.                 Weighted-Avg.                   Weighted-Avg.
                                         Shares       Exercise Price     Shares     Exercise Price    Shares        Exercise Price
                                       ------------   --------------  ------------- --------------   -----------    --------------

Outstanding on October 1, .........      2,160,330     $    13.12      2,005,706       $    11.36     1,671,055      $     7.96
Granted ...........................        353,900          15.95        653,150            16.65       979,375           14.31
Canceled ..........................       (311,612)         15.35       (152,749)           14.07      (335,336)           9.41
Exercised .........................       (184,897)          8.79       (345,777)            9.25      (309,388)           6.17
                                        ----------     ----------     ----------       ----------    ----------      ----------
Outstanding on September 30, ......      2,017,721     $    13.62      2,160,330       $    13.12     2,005,706      $    11.36
                                        ==========     ==========     ==========       ==========    ==========      ==========

The following table summarizes all options outstanding and exercisable by price range as of September 30, 2000:

-----------------------------------------------------------------------------      -----------------------------------
                                                  Weighted-
                                                    Average        Weighted-                                 Weighted
Range of                         Options          Remaining          Average                Options           Average
Exercise Prices              Outstanding   Contractual Life   Exercise Price            Exercisable    Exercise Price
-----------------------------------------------------------------------------      -----------------------------------
$ 3.25  - $12.31                 532,476               6.55           $ 7.98                441,351            $ 5.05
$12.38  - $14.63                 553,484               7.00           $13.38                537,435            $12.93
$15.13  - $17.50                 580,577               8.35           $16.43                248,190            $17.29
$17.63  - $22.81                 351,184               8.71           $17.88                109,108            $18.12
                               ---------          ---------        ---------              ---------         ---------
                               2,017,721               7.57           $13.62              1,336,084            $12.26
                               =========                                                  =========

On February 3, 1997, the Company's shareholders approved the Anacomp, Inc. 1997 Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan allows qualified employees to purchase shares of the Company's common stock at the lower of 85% of the fair market value at the date of purchase or 85% of the fair market value on the first day of each quarterly offering period. A maximum of 500,000 shares of common stock is available for purchase under the Stock Purchase Plan. As of September 30, 2000, 231,898 shares have been issued under the plan.

The Company has reserved approximately 5.2 million shares of Anacomp common stock for the exercise of stock options, the exercise of warrants, employee stock purchases and other corporate purposes.

The Company accounts for its employee stock option plans in accordance with APB Opinion No. 25, under which compensation expense is recognized only to the extent the exercise price of the option is less than the fair market value of a share of stock at the date of grant. Accordingly, the Company has adopted the disclosure only requirements of SFAS No. 123, "Accounting for Stock Based Compensation." Had employee compensation costs for these plans been determined based on their fair value on their grant date in accordance with SFAS No. 123, the Company's net loss would have been as follows:

                                                                          Year Ended
                                                  ------------------------------------------------
                                                  September 30,      September 30,   September 30,
                                                       2000              1999            1998
                                                  -------------    --------------  ---------------
(dollars in thousands, except per share data)
Net loss as reported ........................     $  (111,434)     $   (67,992)    $   (67,749)
Pro forma net loss ..........................     $  (115,363)     $   (72,960)    $   (70,309)
Net loss per share as reported ..............     $     (7.70)     $     (4.78)    $     (4.85)
Pro forma net loss per share ................     $     (7.97)     $     (5.13)    $     (5.04)

     The fair value of each option grant is estimated on the date of grant using the Black Scholes option pricing model. The weighted average fair value of options granted during 2000, 1999 and 1998, as well as the weighted average assumptions used to determine the fair values, are summarized below:

                                             2000          1999          1998
                                          ---------      --------      --------
Fair Value of Options Granted ........     $  15.05      $   7.61      $   7.30
Risk-Free Interest Rate ..............         5.36%         5.40%         5.69%
Expected Dividend Yield ..............            0%            0%            0%
Expected Volatility ..................          113%           43%           46%
Expected Life ........................     10 Years        5 Years       5 Years

NOTE 19.
INCOME TAXES:

The components of income (loss) from continuing operations before income taxes and extraordinary items were:

                                                         Year Ended
                                       -----------------------------------------------
                                        September 30,    September 30,   September 30,
      (dollars in  thousands) .......       2000             1999             1998
      -------------------------------  -----------       -----------     ------------
      United States .................    $ (94,676)      $ (74,793)      $ (78,424)
      Foreign .......................      (13,572)          8,748          11,819
                                       -----------       -----------     ------------
                                         $(108,248)      $ (66,045)      $ (66,605)
                                       ===========       ===========     ============

The components of the consolidated tax provision after utilization of net operating loss carryforwards are summarized below:

                                                               Year Ended
                                              -------------------------------------------
   (dollars in thousands)                     September 30,  September 30,  September 30,
   ------------------------------------------    2000          1999          1998
                                              ---------      ---------       ---------
     Current:
         Federal ............................    $   --        $  672        $   --
         Foreign ............................     1,490         5,498         5,000
         State ..............................        60           516           400
                                              ---------      ---------       ---------
                                                  1,550         6,686         5,400
     Tax reserve adjustment .................        --           767           400
     Non-cash charge in lieu of taxes .......        --         1,527            --
                                              ---------      ---------       ---------
                                                 $1,550        $8,980        $5,800
                                              =========      =========       =========

The non-cash charge in lieu of taxes represents the utilizati on of pre-reorganization tax benefits that are reflected as reductions to the Reorganization Asset.

The income tax provision is included in the Consolidated Statements of Operations as follows:

                                                              Year Ended
                                          -------------------------------------------
                                          September 30,  September 30,  September 30,
(dollars in thousands)                       2000           1999          1998
-----------------------------------       ------------   ------------   ------------
Provision for income taxes
  before discontinued operations ......     $ 1,550        $ 4,960       $ 2,194
  and extraordinary item
Discontinued operations ...............          --          4,427         4,306
Extraordinary loss on discharge
  of indebtedness .....................          --           (407)         (700)
                                          ------------   ------------   ------------
                                            $ 1,550        $ 8,980       $ 5,800
                                          ============   ============  =============

The following is a reconciliation of income taxes from continuing operations calculated at the United States federal statutory rate to the provision for income taxes:

                                                               Year Ended
                                                  ------------------------------------------
                                                  September 30,  September 30,  September 30,
(dollars in thousands) .........................     2000            1999          1998
------------------------------------------------  -----------    ------------   ------------

Benefit for income taxes at U.S. statutory rate    $(37,886)      $(23,115)      $(23,370)
Nondeductible amortization and write-off of
  intangible assets ............................     12,800         26,607         24,450
State and foreign income taxes .................      6,300            321            (76)
Tax reserve adjustment .........................       --            1,200            380
Change in deferred tax asset valuation allowance     18,500           --             --
Other ..........................................      1,836            (53)          (190)
                                                  -----------    ------------   ------------
                                                   $  1,550       $  4,960       $  2,194
                                                  ===========    ============   ============


The components of deferred tax assets and liabilities are as follows:

                                                                              September 30,
                                                                       -----------------------
(dollars in thousands) ............................................       2000          1999
-------------------------------------------------------------------     --------      --------
Tax effects of future temporary differences related to:
    Accrued expenses and reserves .................................     $  7,700      $  7,300
    Depreciation and amortization .................................        5,100         5,400
    Other .........................................................        6,600         6,500
                                                                        --------      --------
Net tax effects of future differences .............................       19,400        19,200
                                                                        --------      --------
Tax effects of carryforward benefits:
    Federal net operating loss carryforwards ......................       70,000        52,300
    Federal general business tax credits ..........................        1,200         1,100
    Foreign tax credits ...........................................        3,500         3,000
                                                                        --------      --------
Tax effects of carryforwards ......................................       74,700        56,400
                                                                        --------      --------
Tax effects of future taxable differences and carryforward benefits       94,100        75,600
Less valuation allowance ..........................................      (94,100)      (75,600)
                                                                        --------      --------
Net deferred tax asset ............................................     $   --        $   --
                                                                        ========      ========

At September 30, 2000, the Company has federal net operating loss carryforwards ("NOLs") of approximately $200 million available to offset future U.S. taxable income expiring at various dates through 2020. As a result of ownership changes (as defined by Section 382 of the Internal Revenue Code of 1986, amended) that occurred in fiscal 1996 (see Note 7), the Company's NOLs generated prior to May 20, 1996 total approximately $112 million at September 30, 2000, of which approximately $4 million can be utilized per year. NOLs generated subsequent to May 20, 1996 totaling approximately $88 million at September 30, 2000 are not subject to limitation. However, potential future ownership changes (see Note 1) may result in additional NOL limitations. The Company may also authorize the use of other tax planning strategies to utilize a portion of the NOLs prior to their expirations. The Company expects, however, that substantial amounts of the NOLs will expire unused.

The tax benefits of pre-reorganization net deferred tax assets will be reported first as a reduction of the Reorganization Asset and then as a credit to equity. These tax benefits will not reduce income tax expense for financial reporting purposes. During fiscal 2000, approximately $3 million of foreign tax credits expired unused.

NOTE 20.
COMMITMENTS AND CONTINGENCIES:

LEASE COMMITMENTS
-----------------

Anacomp has commitments under long-term operating leases, principally for building space and data service center equipment expiring at various dates through May 2011. In fiscal 2001, the Company signed an agreement to lease substantially less space for its headquarters facility. The following summarizes the future minimum lease payments under all noncancelable operating lease obligations that extend beyond one year, including the new headquarters facility lease:

                                                                     Year Ended
                                                                   September 30,
                                                                   -------------
              (dollars in thousands)
              2001............................................       $   10,131
              2002............................................            8,505
              2003............................................            6,791
              2004............................................            5,342
              2005............................................            4,327
              Thereafter......................................           18,395
                                                                   -------------
                                                                      $  53,491
                                                                   =============

The total of future minimum rentals to be received under noncancelable subleases related to the above leases is $1 million. The Company's rent and lease expense was $17.1 million, $18 million and $18 million for the years ended September 30, 2000, 1999 and 1998, respectively.

ENVIRONMENTAL LIABILITY
-----------------------

Xidex Corporation, a predecessor company of Anacomp, was designated by the United States Environmental Protection Agency ("EPA") as a potentially responsible party for investigatory and cleanup costs incurred by state and federal authorities involving locations included on a list of EPA's priority sites for investigation and remedial action under the federal Comprehensive Environmental Response, Compensation, and Liability Act. The EPA liability, disclosed in Note 14, relates to its estimated liability for cleanup costs for the aforementioned locations and other sites. In the opinion of management, no material losses are expected in excess of the liability recorded.

LEGAL MATTERS
-------------

On August 29, 1997, Access Solutions International, Inc. ("ASI") filed a complaint for patent infringement in the U.S. District Court, District of Rhode Island, against Data/Ware Development, Inc. ("Data/Ware"), of which Anacomp is the successor by merger, and The Eastman Kodak Company ("Kodak"). The complaint seeks injunctive relief and unspecified damages, including attorney's fees, for alleged infringement by Data/Ware and Kodak of ASI's United States Letters Patent No. 4,775,969 for "Optical Disk Storage Format, Method and Apparatus for Emulating a Magnetic Tape Drive" and No. 5,034,914 for "Optical Disk Storage Method and Apparatus with Buffered Interface." The Company has assumed the defense of this matter on behalf of both Data/Ware and Kodak. Discovery in this case continues. The court is currently considering the parties' motions for summary judgment. A trial would probably not occur before the second calendar quarter of 2001. Although there can be no assurance as to the eventual outcome of this matter, management believes that it has numerous meritorious arguments and intends to pursue them vigorously.

In a related matter, the Company has brought a lawsuit in California State court against the principal shareholder of Data/Ware, seeking to enforce that shareholder's obligation to indemnify the Company in the ASI litigation. The state court granted the Company's motion for summary adjudication of the shareholder's duty to fund most of the defense of the ASI case, which the shareholder is currently paying into the court's escrow account. Any unfinished discovery in the state court litigation has been postponed until the resolution of the ASI litigation.

Anacomp is also involved in various claims and lawsuits incidental to its business and management believes that the outcome of those matters individually, and in the aggregate, will not have a material adverse effect on its consolidated financial position or results of operations.

NOTE 21.
OPERATING SEGMENTS:

Anacomp's business is focused in the document management industry. The Company manages its business through four operating units: docHarbor, which provides Internet-based document-management services; Document Solutions, which provides document management outsource services; Technical Services, which provides equipment maintenance services for Anacomp and third-party manufactured products; and DatagraphiX, which provides COM systems and COM related supplies.

Management evaluates performance based upon earnings before interest, other income, reorganization items, restructuring charges, taxes, depreciation and amortization, asset impairment charges and extraordinary items ("EBITDA"). Segment profit or loss also excludes acquired in-process research and development. These costs are managed at the Corporate segment.

Information about the Company's operations by operating segment is as follows (dollars in thousands):

                                                               Document     Technical
                                               docHarbor (a)   Solutions     Services    DatagraphiX (b) Corporate (c) Consolidated
-------------------------------------------     ---------      ---------     ---------     ---------     ---------      ---------
2000

Digital/renewal revenues ..................     $   4,598      $  71,037     $  19,152     $  15,387     $    --        $ 110,174
COM revenues ..............................          --          143,055        44,790        85,178          --          273,023
Intercompany revenues .....................          --             --          12,256          --         (12,256)          --
                                                ---------      ---------     ---------     ---------     ---------      ---------
Total revenues ............................         4,598        214,092        76,198       100,565       (12,256)       383,197
EBITDA ....................................       (25,034)        43,481        27,566         4,579       (23,684)        26,908
Depreciation and amortization .............         3,863
Total assets ..............................        22,851        133,586        16,086        35,607        30,159        238,289
Capital expenditures ......................        10,158          6,213           731           196           826         18,124
=================================================================================================================================
1999

Digital/renewal revenues ..................     $   1,568      $  52,281     $  14,698     $   5,015     $    --        $  73,562
COM revenues ..............................          --          174,988        57,264       136,348          --          368,600
Intercompany revenues .....................          --             --          15,621          --         (15,621)          --
                                                ---------      ---------     ---------     ---------     ---------      ---------
Total revenues ............................         1,568        227,269        87,583       141,363       (15,621)       442,162
EBITDA ....................................        (6,459)        50,100        30,749        42,326       (21,838)        94,878
Depreciation and amortization
                                                      759         29,092         5,322         6,776        68,003        109,952

Total assets ..............................        16,921        184,897        17,548        58,238        52,913        330,517
Capital expenditures ......................         1,957         18,223         1,609         1,232         1,639         24,660
=================================================================================================================================
1998

Digital/renewal revenues ..................     $     351      $  24,307     $   8,300     $   4,274     $    --        $  37,232
COM revenues ..............................          --          137,902        64,158       155,646          --          357,706
Intercompany revenues .....................          --             --           5,222          --          (5,222)          --
                                                ---------      ---------     ---------     ---------     ---------      ---------
Total revenues ............................           351        162,209        77,680       159,920        (5,222)       394,938
EBITDA ....................................        (1,755)        25,457        30,365        39,398       (20,452)        73,013
Depreciation and amortization
                                                      101         12,495         2,456         7,017        81,034        103,103

Total assets ..............................            72        159,542        15,238        74,391       162,594        411,837
Capital expenditures ......................          --            6,316         2,027         1,341         2,040         11,724
=================================================================================================================================

(a) The Bank Group (see Note 3) has imposed certain restrictions on the Company's docHarbor business unit and the Company is re-evaluating its strategy with respect to the business unit, including seeking additional capital, a possible sale or discontinuance, or reintegration of certain docHarbor operations into the Company's Document Solutions business unit.

(b) During the third quarter of fiscal 2000 the Company announced a restructuring of the DatagraphiX business unit, the merger of this unit into the Technical Services business unit and the discontinuance of manufacturing operations effective October 1, 2000. DatagraphiX operations for 2000 include a charge to cost of sales of $9 million for inventory write-downs resulting from the decision to discontinue manufacturing operations.

(c)  Includes elimination of intercompany revenue.

NOTE 22.
INTERNATIONAL OPERATIONS:

Anacomp's international operations are conducted principally through subsidiaries, a substantial portion of whose operations are located in Western Europe. Total international sales include sales by subsidiaries and through distributors. Information as to U.S. and international operations for the years ended September 30, 2000, 1999 and 1998 is as follows (dollars in thousands):


EAR ENDED SEPTEMBER 30, 2000

                                                                       U.S.         International      Elimination      Consolidated
                                                                     ---------        ---------        ------------       ---------
  Customer sales .............................................       $ 270,670        $ 112,527        $       --         $ 383,197
  Inter-geographic ...........................................           8,353             --                (8,353)           --
                                                                     ---------        ---------        ------------       ---------
  Total sales ................................................       $ 279,023        $ 112,527        $     (8,353)      $ 383,197
                                                                     =========        =========        ============       =========
  Operating income (loss) from
    continuing operations ....................................       $ (54,076)       $ (13,572)       $       --         $ (67,648)
                                                                     =========        =========        ============       =========
  Identifiable assets ........................................       $ 173,434        $  64,855        $       --         $ 238,289
                                                                     =========        =========        ============       =========

YEAR ENDED SEPTEMBER 30, 1999
                                                                       U.S.         International      Elimination      Consolidated
                                                                     ---------        ---------        ------------       ---------
  Customer sales .............................................       $ 329,168        $ 112,994        $       --         $ 442,162
  Inter-geographic ...........................................          13,110             --               (13,110)           --
                                                                     ---------        ---------        ------------       ---------
  Total sales ................................................       $ 342,278        $ 112,994        $    (13,110)      $ 442,162
                                                                     =========        =========        ============       =========
  Operating income (loss) from
      continuing operations ..................................       $ (40,258)       $  11,719        $       --         $ (28,539)
                                                                     =========        =========        ============       =========
  Identifiable assets ........................................       $ 266,700        $  63,817        $       --         $ 330,517
                                                                     =========        =========        ============       =========

YEAR ENDED SEPTEMBER 30, 1998
                                                                       U.S.         International      Elimination      Consolidated
                                                                     ---------        ---------        ------------       ---------
  Customer sales .............................................       $ 270,886        $ 124,052        $       --         $ 394,938
  Inter-geographic ...........................................          17,016             --               (17,016)           --
                                                                     ---------        ---------        ------------       ---------
  Total sales ................................................       $ 287,902        $ 124,052        $    (17,016)      $ 394,938
                                                                     =========        =========        ============       =========
  Operating income (loss) from
    continuing operations ....................................       $ (48,216)       $  14,387        $       --           (33,829)
                                                                     =========        =========        ============       =========
  Identifiable assets ........................................       $ 368,492        $  43,345        $       --         $ 411,837
                                                                     =========        =========        ============       =========

NOTE 23.
QUARTERLY FINANCIAL DATA (UNAUDITED):

                                                                       First            Second            Third              Fourth
(dollars in thousands, except per share amounts)                      Quarter           Quarter           Quarter           Quarter
FISCAL 2000                                                         ---------         ---------         ---------         ---------

Revenues ...................................................        $ 101,824         $ 104,873         $  88,889         $  87,611
Gross margin ...............................................           37,572            36,146            17,419            25,729
Loss from continuing operations ............................          (15,204)          (12,195)          (41,422)          (40,977)
Loss on sale/income from discontinued operations,
    net of taxes ...........................................             --                --              (1,636)             --
                                                                    ---------         ---------         ---------         ---------
Net loss ...................................................        $ (15,204)        $ (12,195)        $ (43,058)        $ (40,977)
                                                                    =========         =========         =========         =========

Basic and diluted per share data:

Loss from continuing operations ............................        $   (1.06)        $   (0.85)        $   (2.85)        $   (2.83)
Loss on sale/income from discontinued operations,
    net of taxes ...........................................             --                --               (0.11)             --
                                                                    ---------         ---------         ---------         ---------
Net loss ...................................................        $   (1.06)        $   (0.85)        $   (2.96)        $   (2.83)
                                                                    =========         =========         =========         =========

FISCAL 1999

Revenues ...................................................        $ 114,365         $ 112,542         $ 106,250         $ 109,005
Gross margin ...............................................           45,539            45,240            43,278            41,952
Loss from continuing operations ............................          (14,802)          (15,398)          (15,611)          (25,194)
Gain (loss) on sale/income from discontinued
    operations, net of taxes ...............................              289               520             3,056              (642)

Loss before extraordinary loss .............................          (14,513)          (14,878)          (12,555)          (25,836)
Extraordinary loss on extinguishment of debt,
     net of taxes ..........................................             --                --                --                (210)
                                                                    ---------         ---------         ---------         ---------
Net loss ...................................................        $ (14,513)        $ (14,878)        $ (12,555)        $ (26,046)
                                                                    =========         =========         =========         =========

Basic and diluted per share data:

Loss from continuing operations ............................        $   (1.04)        $   (1.08)        $   (1.10)        $   (1.78)
Gain (loss) on sale/income from discontinued
    operations, net of taxes ...............................             0.02              0.04              0.22             (0.04)
Loss before extraordinary item .............................            (1.02)            (1.04)            (0.88)            (1.82)
Extraordinary loss on extinguishment of debt,
     net of taxes ..........................................             --                --                --               (0.02)
                                                                    ---------         ---------         ---------         ---------
Net loss ...................................................        $   (1.02)        $   (1.04)        $   (0.88)        $   (1.84)
                                                                    =========         =========         =========         =========

SUMMARY OF SIGNIFICANT CHARGES BY QUARTER:

FISCAL 2000
Asset impairment charges .......................................          $  --            $  --            $ 5,671          $22,822
Restructuring charges ..........................................          $ 6,966          $ 7,641          $  --               --
Inventory write-down ...........................................          $  --            $  --            $ 9,031          $  --

FISCAL 1999
    Asset impairment charges ...................................          $  --            $  --            $  --            $ 8,224
    Acquired in-process research and development ...............          $  --            $  --            $  --            $ 3,000

NOTE 24.
VALUATION AND QUALIFYING ACCOUNTS AND RESERVES:

The following is a summary of activity in the Company's valuation and qualifying accounts and reserves for the years ended September 30, 2000, 1999 and 1998:

                                                                          Charges
                                                          Balance at    (Credits) to                                      Balance at
                                                          beginning      costs and                                          end of
                                                          of period      expenses          Deductions        Other          period
                                                          ---------      --------          ----------        -----          ------
(dollars in thousands)
YEAR ENDED SEPTEMBER 30, 2000

Allowance for doubtful accounts .................          $5,815            (195)            (698)            --             $4,922
                                                           ======          ======           ======           ======           ======

YEAR ENDED SEPTEMBER 30, 1999

Allowance for doubtful accounts (a) .............          $6,957            (752)            (103)            (287)          $5,815
                                                           ======          ======           ======           ======           ======

YEAR ENDED SEPTEMBER 30, 1998

Allowance for doubtful accounts (b) .............          $5,206             249             (479)           1,981           $6,957
                                                           ======          ======           ======           ======           ======

(a)  Other deletions include the elimination of Magnetics related reserves (see
     Note 8).

(b) Other additions include allowance for doubtful accounts recorded in connection with the First Image acquisition.



                                                                    EXHIBIT 21.1

SIGNIFICANT SUBSIDIARIES OF ANACOMP, INC.

                                                             Percentage of
                                 State or Country         Voting Securities
Name                             of Incorporation               Owned *
-------------------------------------------------------------------------------

Anacomp, GmbH                    Germany                        100%
Anacomp Limited                  United Kingdom                 100%
Anacomp, S.A                     France                         100%
Cominformatic A.G                Switzerland                    100%

* Directly or indirectly

                                    Exhibit 5

                              Financial Projections


         This exhibit contains projected financial information for Anacomp based on certain assumptions described more fully herein.

         Anacomp does not as a matter of course make public projections as to future sales revenues, earnings or other results. However, the management of Anacomp has prepared the projected consolidated financial information set forth below to present the anticipated effects of the Restructuring. These projections were not prepared with a view towards pubic disclosure or with a view towards complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Anacomp's management, were prepared on a reasonable basis, reflect the best currently available estimates and adjustments and present, to the best of management's knowledge and belief, the course of action and the expected future financial performance of Anacomp assuming the consummation of the proposed Restructuring. However, this information should not be relied upon as necessarily indicative of future results, and readers of this Disclosure Statement are cautioned not to place undue reliance on the projected consolidated financial information.

         The projections reflect the expected date of consummation of the Exchange Restructuring of June 30, 2001, and present the effects of (i) the conversion of the Old Notes to Reorganized Anacomp Common Stock, (ii) the new senior secured credit facility and (iii) the payment of fees and expenses related to the Restructuring. The projections assume the Restructuring will be implemented in accordance with its terms, and present the anticipated effects of the consummation of the Restructuring and various other factors on Anacomp's consolidated financial condition and results of operations for fiscal 2001 through fiscal 2005.

         The assumptions and estimates underlying the projections are inherently uncertain and, though considered reasonable by the management of Anacomp as of the date hereof, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those projected, including, among others, risks and uncertainties including the following: (i) restrictions imposed by Anacomp's credit facilities could have an adverse impact upon Anacomp's future liquidity position and ability to implement its business plan; (ii) if certain of the major suppliers and vendors that Anacomp currently deals with were to change the terms on which they currently deal with Anacomp or credit limits or product availability that they currently extend to Anacomp, it could have a significant negative impact on Anacomp's sales, cash position and liquidity; (iii) Anacomp is subject to competition in the regions in which Anacomp operates which may in turn affect Anacomp's sales volume, pricing and/or margins in those regions;
(iv) there is a risk that Anacomp's financial performance could be impacted by a recession or depression; (v) the loan agreements to which Anacomp is a party contain restrictions and requirements that Anacomp achieve and maintain certain financial ratios which Anacomp may not be able to achieve and maintain, and which, if not maintained or achieved, may result in a default and could lead to the acceleration of Anacomp's obligations under the loan agreements as well as the acceleration of other indebtedness of Anacomp; and (vi) market forces (such as interest rates) affect the value of securities and are influenced by conditions beyond Anacomp's control. See Section II of the Disclosure Statement, "CERTAIN RISK FACTORS" and "Risk Factors" in the Offering Memorandum. Accordingly, there can be no assurance that projected results are indicative of the future performance of Anacomp or that actual results will not be materially higher or lower than those projections.

         Inclusion of these projections in this Disclosure Statement should not be regarded as a representation by any person that the projected results will be achieved. Anacomp does not generally publish its business plans and strategies or make external projections of its anticipated financial position or results of operations. Accordingly, after the expected date of consummation of the Restructuring, Anacomp does not intend to update or otherwise revise the projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Anacomp does not intend to update or revise the projections to reflect changes in general economic or industry conditions.

         However, Anacomp's regular quarterly and annual financial statements, and the accompanying discussion and analysis, contained in Anacomp's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, will contain disclosure concerning Anacomp's actual financial condition and results of operations during the period covered by the projections. Neither Anacomp's independent auditors, nor any other independent accountants or financial advisors, have compiled, examined or performed any procedures with respect to the projected consolidated financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected consolidated financial information.

         Projected income statement, balance sheet and cash flow statements for Anacomp are included for each of: (i) the nine months ending June 30, 2001; (ii) the three months ending September 30, 2001, September 30, 2002, September 30, 2003, September 30, 2004, and September 30, 2005, and (iii) the fiscal years ending September 30, 2002, September 30, 2003, September 30, 2004 and September 30, 2005.

         Additional information relating to the principal assumptions used in preparing the projections is set forth below. See Section II of the Disclosure Statement, "CERTAIN RISK FACTORS" and "Risk Factors" in the Offering Memorandum for a discussion of various factors that could materially affect Anacomp's financial condition, results of operations, business, prospects and securities.

NOTES TO THE PROJECTED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ANACOMP, INC. AND SUBSIDIARIES
SALE OF DOCHARBOR

GENERAL ASSUMPTIONS

The projections included herein assume that Anacomp implements the Exchange Restructuring on the terms set forth herein with an Effective Date of June 30, 2001. The actual date of consummation of the Exchange Restructuring is not known; however, the Company expects the Exchange Restructuring to be consummated in the fourth quarter of fiscal 2001. Any significant delay in the expected consummation of the Exchange Restructuring could have a significant unfavorable impact on the financial performance of Anacomp.

The projections assume the Exchange Restructuring is accounted for under Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Pursuant to SOP 90-7, "Fresh Start" accounting principles require assets and liabilities be stated at fair values. The Reorganization Value in excess of amounts allocated to the fair value of identifiable assets ("Reorganization Asset") is $93.6 million and is reflected on the unaudited projected Consolidated Balance Sheets. The Reorganization Asset is being amortized over a fifteen-year period.

Anacomp's financial advisor (CSFB) prepared a valuation analysis to determine a range of enterprise values of Anacomp, based upon information contained in this document and information it has made available to CSFB. CSFB's valuation analyses indicated that the enterprise value of Anacomp as of an assumed Exchange Offer Closing Date of June 30, 2001, would be between $120 and $180 million. The extraordinary gain and reorganization asset amounts were calculated assuming an enterprise value of $124 million, which management believes is the most appropriate estimate. Additionally, any change in management's estimate of enterprise value and ultimate reorganization value, may materially change the extraordinary gain, reorganization asset, stockholders' equity, depreciation and amortization balances in the accompanying projections.

The projections also assume the sale of the docHarbor business unit and the sale of the international division of the Document Solutions business unit ("DSI"). The sale of both docHarbor and DSI is assumed to be completed on June 30, 2001. Net cash proceeds to Anacomp from the sale of docHarbor and DSI is assumed to be $15 million and will be used to reduce amounts outstanding under the Facility.

GENERAL ECONOMIC CONDITIONS

The projections were prepared assuming economic conditions, including prevailing document-management industry growth rates, inflation rates, labor costs, interest rates and other factors in the markets served by Anacomp, do not differ materially over the next five years from current economic conditions.

REVENUES

Revenue projections have been developed based upon the extrapolation of historical trends within the different businesses of Anacomp combined with expected improvements in certain of Anacomp's business units and overall market growth rates within the document-management industry. Revenues are projected to decrease 23.9% in fiscal 2001, decrease 22.7% in fiscal 2002, increase 0.8% in fiscal 2003, increase 1.8% in fiscal 2004 and increase 11.1% in fiscal 2005. Decreases in revenues in fiscal 2001 and fiscal 2002 reflect continued declines in Anacomp's COM businesses, partially offset by increases in Anacomp's digital businesses. The decrease in revenues in fiscal 2001 as compared to fiscal 2000 is also attributable to the inclusion of a full year's results of docHarbor and DSI in fiscal 2000 as compared to three fiscal quarters' results of docHarbor and DSI in fiscal 2001. Similarly, the decrease in revenues in fiscal 2002 as compared to fiscal 2001 is attributable to the inclusion of three fiscal quarters' results of docHarbor and DSI in fiscal 2001 as compared to the exclusion of the results of docHarbor and DSI for all of fiscal 2002. The sale of docHarbor and DSI is assumed to be completed on June 30, 2001. From fiscal 2003 through fiscal 2005, the increase in revenues reflects continued growth in Anacomp's digital businesses, growth through selective investments in new businesses within the Technical Services business unit and a slowing rate of decline in Anacomp's COM businesses.

GROSS PROFIT

The gross profit margin is expected to be approximately 33% in fiscal 2001, increasing to over 34% in fiscal 2005. The changes in gross profit margin over the projected period reflects the transition by Anacomp to digital businesses, which have higher gross profit margins than Anacomp's COM businesses and selective investments in new businesses within the Technical Services businesses unit, which typically has higher gross profit margins than Anacomp's other businesses.

SALES, GENERAL AND ADMINISTRATIVE EXPENSES

Sales, general and administrative expenses decrease as a percentage of revenues from 27.6% in fiscal 2001 to 22.3% in fiscal 2005 due to (i) the elimination of certain sales, general and administrative costs related to the sale of docHarbor and DSI and (iii) the centralization of various administrative functions, which were previously performed on a business unit level.

LOSS ON DISPOSITION OF ASSETS

Total loss on disposition of assets is $9.7 million. The sale of docHarbor results in a loss on disposition of $5.5 million. Proceeds for the sale of docHarbor are estimated to be $15 million. Total docHarbor assets, less liabilities, equal $19 million with additional estimated transaction costs of $1.5 million. The Document Solutions International (DSI) loss is $4.2 million, proceeds are estimated to be $10 million with assets less liabilities at $10 million DSI transaction costs including legal, accounting, severance, taxes and other is $4.2 million.

INTEREST EXPENSE

The projections reflect a reduction in interest expense resulting from the lower levels of indebtedness after the conversion of the Old Notes to Class A Common Stock and the projected debt repayments of $2.7 million in fiscal 2001, $11.1 million in fiscal 2002, $8.7 million in fiscal 2003 and $5.8 million in fiscal 2004. Borrowings outstanding under the Facility subsequent to the Exchange Restructuring are assumed to accrue interest at a rate of 11.0% per annum. Interest expense for the nine months ended June 30, 2001, includes $29.9 million of interest expense accrued on the Old Notes, which will not be paid if the Exchange Restructuring is consummated.

REORGANIZATION ITEMS

Reorganization items include $9 million related to professional fees expected to be incurred in connection with the Exchange Restructuring.

INCOME TAXES

Projected income taxes assume a federal income and state effective income tax rate of 40% and the impact of the disallowance of certain deductions for tax reporting purposes, all of which can be offset by the utilization of net operating loss carryforwards ("NOLs"), as allowable. Anacomp has also assumed a minimum level of foreign income taxes to be payable each fiscal year over the projected period based upon the expected financial results of certain of its foreign subsidiaries. As of June 30, 2001, Anacomp had NOLs totaling $248.2 million, substantially all of which have been used to offset the gain on the discharge of indebtedness. The future use of remaining NOLs, if any, and certain other tax benefits will be substantially limited as Anacomp will undergo an "ownership change" for federal income tax purposes in connection with the Exchange Restructuring. As a result, the projections assume only those NOLs generated after the Exchange Restructuring can be utilized to offset future taxable income.

EXTRAORDINARY GAIN

The extraordinary gain, net of taxes, resulting from the Restructuring Fresh Start reporting has been estimated as follows (in thousands):

  Face value of Old Notes..........................................   $ 310,000
  Accrued interest through 6/30/01.................................      42,141
  Deferred issuance costs..........................................      (3,527)
  Projected balance of discount / premium related to Old Notes.....       1,031
                                                                      ---------
  Total value of Old Notes, accrued interest and other.............     349,645
  Enterprise value.................................................     124,000)
  Facility balance outstanding.....................................     (42,000)
                                                                      ---------

     EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT                     $ 267,645
                                                                      =========


BALANCE SHEET CONSIDERATIONS

Projections of changes in certain balance sheet accounts such as accounts receivable, inventory and accounts payable are primarily based upon historical ratios.

CAPITAL EXPENDITURES

Capital expenditures of $8.5 million in fiscal 2001 are expected to increase to $20.8 million in fiscal 2002 and fiscal 2003 and decrease thereafter to $15.3 million in fiscal 2004 and 2005. Capital expenditures include $10 million in fiscal 2002 and fiscal 2003 and $5 million in fiscal 2004 and fiscal 2005 related specifically to selective investments in Anacomp's Technical Services business unit.

INVESTMENTS IN THE TECHNICAL SERVICES BUSINESS UNIT

Anacomp projects a total of $30 million will be used to make selective investments in new businesses within the Technical Services business unit beginning on the last day of fiscal 2002. The projections assume the new businesses will generate revenue of $12.5 million in fiscal 2003, $27.5 million in fiscal 2004 and $39.3 million in fiscal 2005. Gross profit and operating income margins are assumed to be consistent with the historical profitability of the Technical Services business unit.

NOTES TO THE PROJECTED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ANACOMP, INC. AND SUBSIDIARIES
SHUTDOWN DOCHARBOR

GENERAL ASSUMPTIONS

The projections included herein assume that Anacomp implements the Exchange Restructuring on the terms set forth herein with an Effective Date of June 30, 2001. The actual date of consummation of the Exchange Restructuring is not known; however, the Company expects the Exchange Restructuring to be consummated in the fourth quarter of fiscal 2001. Any significant delay in the expected consummation of the Exchange Restructuring could have a significant unfavorable impact on the financial performance of Anacomp.

The projections assume the Exchange Restructuring is accounted for under Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Pursuant to SOP 90-7, "Fresh Start" accounting principles require assets and liabilities be stated at fair values. The Reorganization Value in excess of amounts allocated to the fair value of identifiable assets ("Reorganization Asset") is $96.6 million and is reflected on the unaudited projected Consolidated Balance Sheets. The Reorganization Asset is being amortized over a fifteen-year period.

Anacomp's financial advisor (CSFB) prepared a valuation analysis to determine a range of enterprise values of Anacomp, based upon information contained in this document and information it has made available to CSFB. CSFB's valuation analyses indicated that the enterprise value of Anacomp as of an assumed Exchange Offer Closing Date of June 30, 2001, would be between $120 and $180 million. The extraordinary gain and reorganization asset amounts were calculated assuming an enterprise value of $124 million, which management believes is the most appropriate estimate. This estimate of enterprise value has not been modified in this business "shut-down" projection versus the business "sales" projection. CSFB provided the Company with a range of valuations for both a docHarbor shutdown and a sale. The Company elected to utilize the mid-point of the range for the shutdown model ($124 million). The sale model includes growth predicated on future acquisitions. As a result, the Company utilized an Enterprise Value on the more conservative end of the range or $124 million. Additionally, any change in management's estimate of enterprise value and ultimate reorganization value, may materially change the extraordinary gain, reorganization asset, stockholders' equity, depreciation and amortization balances in the accompanying projections.

The projections also assume the shut-down of the docHarbor business unit and the sale of the international division of the Document Solutions business unit ("DSI"). Both the shut-down of docHarbor and the sale of DSI are assumed to be completed on June 30, 2001. No cash proceeds will be received in connection with the sale of DSI as Anacomp assumes the purchase price of DSI will equal the value of the liabilities to be assumed by the buyer.

GENERAL ECONOMIC CONDITIONS

The projections were prepared assuming economic conditions, including prevailing document-management industry growth rates, inflation rates, labor costs, interest rates and other factors in the markets served by Anacomp, do not differ materially over the next five years from current economic conditions.

REVENUES

Revenue projections have been developed based upon the extrapolation of historical trends within the different businesses of Anacomp combined with expected improvements in certain of Anacomp's business units and overall market growth rates within the document-management industry. Revenues are projected to decrease 23.7% in fiscal 2001, 24.5% in fiscal 2002, 9.4% in fiscal 2003, 5.2%
in fiscal 2004 and 1.0% in fiscal 2005. The decreases in revenues in fiscal 2001 and fiscal 2002 reflect continued declines in Anacomp's COM businesses, partially offset by increases in Anacomp's digital businesses. The decrease in revenues in fiscal 2001 as compared to fiscal 2000 is also attributable to the inclusion of a full year's results of docHarbor and DSI in fiscal 2000 as compared to three fiscal quarters' results of docHarbor and DSI in fiscal 2001. Similarly, the decrease in revenues in fiscal 2002 as compared to fiscal 2001 is attributable to the inclusion of three fiscal quarters' results of docHarbor and DSI in fiscal 2001 as compared to the exclusion of the results of docHarbor and DSI for all of fiscal 2002. The shut-down of docHarbor and the sale of DSI is assumed to be completed on June 30, 2001. From fiscal 2003 through fiscal 2005, the decrease in revenues lessens as compared to fiscal 2001 and fiscal 2002 due to larger growth in Anacomp's digital businesses combined with a slowing rate of decline in Anacomp's COM businesses.

GROSS PROFIT

The gross profit margin is expected to be approximately 33% in fiscal 2001, and remain relatively constant in each fiscal year thereafter through fiscal 2005.

SALES, GENERAL AND ADMINISTRATIVE EXPENSES

Sales, general and administrative is expected to be approximately 25% as a percentage of revenue in fiscal 2002, and remain relatively constant in each fiscal year thereafter through fiscal 2005. Selling, general and administrative expense decrease from $72.5 million in fiscal 2001 to $53.1 million in fiscal 2002 due to (i) the elimination of certain sales, general and administrative costs related to the shut-down of docHarbor and the sale of DSI and (ii) the centralization of various administrative functions, which were previously performed on a business unit level.

LOSS ON DISPOSITION OF ASSETS

Total loss on disposition of assets is $24.7 million. The shutdown of docHarbor results in a loss on disposition of $20.5 million. Total docHarbor assets, less liabilities, account for $19 million with additional estimated transaction costs of $1.5 million. The Document Solutions International (DSI) loss is $4.2 million, proceeds are estimated to be $10 million with assets less liabilities at $10 million DSI transaction costs including legal, accounting, severance, taxes and other is $4.2 million.

INTEREST EXPENSE

The projections reflect a reduction in interest expense resulting from the lower levels of indebtedness after the conversion of the Old Notes to Class A Common Stock and the projected debt repayments of $2.7 million in fiscal 2001, $12.3 million in fiscal 2002, $13.5 million in fiscal 2003, $9.4 million in fiscal 2004 and $1.5 million in fiscal 2005. Borrowings outstanding under the Facility subsequent to the Exchange Restructuring are assumed to accrue interest at a rate of 11.0% per annum. Interest expense for the nine months ended June 30, 2001, includes $29.9 million of interest expense accrued on the Old Notes, which will not be paid if the Exchange Restructuring is consummated.

REORGANIZATION ITEMS

Reorganization items include $9 million related to professional fees expected to be incurred in connection with the Exchange Restructuring.

INCOME TAXES

Projected income taxes assume a blended federal income and effective income tax rate of 40% and the impact of the disallowance of certain deductions for tax reporting purposes. Anacomp has also assumed a minimum level of foreign income taxes to be payable each fiscal year over the projected period based upon the expected financial results of certain of its foreign subsidiaries. As of June 30, 2001, Anacomp had NOLs totaling $248.2 million, substantially all of which have been used to offset the gain on the early extinguishment of the Old Notes. The future use of remaining NOLs, if any, and certain other tax benefits will be substantially limited as Anacomp will undergo an "ownership change" for federal income tax purposes in connection with the Exchange Restructuring. As a result, the projections assume only those NOLs generated after the Exchange Restructuring can be utilized to offset future taxable income.

EXTRAORDINARY GAIN

The extraordinary gain, net of taxes, resulting from the Restructuring Fresh Start reporting has been estimated as follows (in thousands):

  Face value of Old Notes...........................................  $ 310,000
  Accrued interest through 6/30/01..................................     42,141
  Deferred issuance costs...........................................     (3,527)
  Projected balance of discount / premium related to Old Notes......      1,031
  Total value of Old Notes, accrued interest and other..............    349,645
  Enterprise value..................................................   (124,000)
  Facility balance outstanding......................................    (55,000)

     EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT                     $ 280,645


BALANCE SHEET CONSIDERATIONS

Projections of changes in certain balance sheet accounts such as accounts receivable, inventory and accounts payable are primarily based upon historical ratios.

CAPITAL EXPENDITURES

Capital expenditures of $8.5 million in fiscal 2001 are expected to increase to $11 million in fiscal 2002 and fiscal 2003 and decrease thereafter to $10.5 million in fiscal 2004 and 2005.

                                   EXHIBIT 5
                             FINANCIAL PROJECTIONS


PROJECTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Anacomp, Inc. and Subsidiaries
docHarbor Transaction
(Dollars in Thousands, except per share amounts)


                                          PREDECESSOR
                                            COMPANY
                                          NINE MONTHS    THREE MONTHS                      REORGANIZED COMPANY
                                             ENDED           ENDED                  FOR THE YEARS ENDING SEPTEMBER 30,
                                            JUNE 30,     SEPTEMBER 30,    -----------------------------------------------------
                                             2001            2001            2002          2003          2004          2005
                                          -----------   ---------------      ----          ----          ----          ----
Revenues................................ $  232,037.0     $   60,423.9     $225,560.9    $227,306.0    $245,127.1    $272,262.1
Cost of Revenues........................    155,964.3         39,661.0      149,227.4     150,062.2     161,385.7     178,987.9
                                         ------------     ------------     ----------    ----------    ----------    ----------
Gross Profit............................     76,072.7         20,762.9       76,333.5      77,243.8      83,741.4      93,274.3
                                         ------------     ------------     ----------    ----------    ----------    ----------
Selling, General and Administrative
  Expenses..............................     66,931.0         15,719.5       54,585.9      55,075.8      57,922.9      63,442.1
Amortization of Reorganization Asset and
  Intangibles...........................      8,817.0          1,559.4        6,237.4       8,237.4      10,237.4      11,237.4
                                         ------------     ------------     ----------    ----------    ----------    ----------
Operating Income .......................        324.7          3,484.0       15,510.1      13,930.6      15,581.1      18,594.7
                                         ------------     ------------     ----------    ----------    ----------    ----------
Interest Expense........................     33,323.0          1,055.0        3,965.0       2,835.0       1,895.0       1,285.0
Other Expense, net......................      2,458.7              0.0            0.0           0.0           0.0        (372.3)
Loss on Asset Dispositions..............      9,700.0              0.0            0.0           0.0           0.0           0.0
Reorganization Fees and Costs...........      9,034.0              0.0            0.0           0.0           0.0           0.0
                                         ------------     ------------     ----------    ----------    ----------    ----------
Income (Loss) Before Income Taxes.......    (54,191.0)         2,429.0       11,545.1      11,095.6      13,686.1      17,682.0
                                         ------------     ------------     ----------    ----------    ----------    ----------
Income Taxes............................      1,863.9            399.7        4,682.0       6,585.1       7,337.7       8,333.9
                                         ------------     ------------     ----------    ----------    ----------    ----------
Net Income (Loss) Before Extraordinary
  Gain..................................    (56,054.9)         2,029.3        6,863.1       4,510.5       6,348.3       9,348.1
                                         ------------     ------------     ----------    ----------    ----------    ----------
Extraordinary Gain on Early
  Extinguishment of Debt................    266,941.0              0.0            0.0           0.0           0.0           0.0
                                         ------------     ------------     ----------    ----------    ----------    ----------
Net Income.............................. $  210,886.1     $    2,029.3     $  6,863.1    $  4,510.5    $  6,348.3    $  9,348.1
                                         ============     ============     ==========    ==========    ==========    ==========

Basic and Diluted Earnings Per Share(B).    (A) ---       $       0.50     $     1.70    $     1.12    $     1.57    $     2.32
                                         ============     ============     ==========    ==========    ==========    ==========



OTHER DATA:
Operating Income(C)..................... $    5,724.7     $    3,484.0     $ 15,510.1    $ 13,930.6    $ 15,581.1    $ 18,594.7
Depreciation and Amortization...........     23,842.0          4,733.7       18,934.4      20,934.4      22,934.4      23,934.4
                                         ------------     ------------     ----------    ----------    ----------    ----------
EBITDA (Before Reorganization Items).... $   29,566.7     $    8,217.6     $ 34,444.5    $ 34,865.0    $ 38,515.5    $ 42,529.1
                                         ============     ============     ==========    ==========    ==========    ==========




(A) Due to the implementation of Fresh Start Reporting, per share data for the Predecessor Company has been excluded as it is not comparable.

(B) Assumes 4,034,043 shares to be issued and outstanding after consummation of the Exchange Restructuring with no dilutive impact for common stock equivalents.

(C) Excludes $5.4M ASI settlement in June 30, 2001




Number of Shares                            4034.034       4034.034       4034.034       4034.034         4034.034         4034.034
Depreciation                                15024.99        3174.25          12697          12697            12697            12697

Operating income ........................      324.7        3,484.0       15,510.1       13,930.6         15,581.1         18,594.7
Add amortization expense ................    8,817.0        1,559.4        6,237.4        8,237.4         10,237.4         11,237.4
Taxable income ..........................    9,141.7        5,043.4       21,747.5       22,168.0         25,818.5         29,832.1
Reported income tax expense .............    1,863.9          399.7        4,682.0        6,585.1          7,337.7          8,333.9
Income tax expense as % of taxable income       20.4%           7.9%          21.5%          29.7%            28.4%            27.9%



4TH Q SALES .......             681


RESTRUCTURING .....            7960


LOSS ON ASSET SALES            1575

EXHIBIT 5
FINANCIAL PROJECTIONS


PROJECTED CONDENSED CONSOLIDATED BALANCE SHEETS                                                        REVOLVER/EQUITY PLUG   6182.2
Anacomp, Inc. and Subsidiaries
docHarbor Transaction
(Dollars in Thousands)


                                                                                                 REORGANIZED COMPANY
                                                                                                  AS OF SEPTEMBER 30,
                                                                        AS OF JUNE 30,    -------------------------------
                                                                            2001              2001                2002
                                                                        --------------    ------------       ------------
ASSETS
Current Assets:
  Cash and Cash Equivalents ....................................        $ 12,342.8        $ 12,343.4         $ 10,343.4
  Accounts and Notes Receivable ................................          37,781.9          35,376.9           29,385.8
  Inventories ..................................................           7,797.0           7,359.5            6,461.0
  Other Current Assets .........................................           7,175.0           6,546.1            5,091.5
                                                                        ----------        ----------        ----------
Total Current Assets ...........................................          65,096.7          61,625.9           51,281.6


Property and Equipment, net ....................................          20,627.0          20,452.8           18,555.8
Reorganization Asset, net ......................................          93,561.1          92,001.7           85,764.3
Intangibles, net ...............................................               0.0               0.0           10,000.0
Other Assets ...................................................           4,955.6           4,955.5            4,955.5
                                                                        ----------        ----------        ----------
TOTAL ASSETS ...................................................         184,240.4        $179,035.9         $170,557.2


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Senior Secured Revolving Credit Facility, current portion ....        $ 14,248.3        $ 11,075.9         $  8,669.6
  Accounts Payable .............................................          13,319.4          11,888.4            9,326.1
  Accrued Compensation .........................................          11,442.0          10,444.5            8,074.1
  Other Accrued Liabilities ....................................          29,937.0          28,304.2           28,354.2
                                                                        ----------        ----------        ----------
Total Current Liabilities ......................................          68,946.7          61,712.9           54,424.1

Senior Secured Revolving Credit Facility, net of current portion          28,757.5          28,757.5          20,087.9
Other Noncurrent Liabilities ...................................           5,542.0           5,542.0           6,158.6
Shareholders' Equity ...........................................          80,994.2          83,023.5          89,886.6
                                                                        ----------        ----------        ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....................        $184,240.4        $179,035.9        $170,557.2
                                                                        ==========        ==========        ==========

In Balance .....................................................               0.0             (0.0)             (0.0)

Accounts and Notes Receivable ..................................          15,778.1          2,404.9           5,991.1
Inventories ....................................................             500.4            437.1             898.4
Other Current Assets ...........................................           2,422.0)           628.9           1,454.7
Accounts Payable ...............................................          (6,417.6)        (1,431.1)         (2,562.2)
Accrued Compensation ...........................................          (3,797.0)          (997.5)         (2,370.4)
Other Accrued Liabilities ......................................         (24,838.0)        (1,632.8)             50.0
Change in WC ...................................................         (16,352.0)          (590.5)          3,461.7





                                                                                             AS OF SEPTEMBER 30,
                                                                              -------------------------------------------------
                                                                                    2003             2004              2005
                                                                              ------------      ------------       ------------
ASSETS
Current Assets:
  Cash and Cash Equivalents ....................................              $    8,343.4      $   18,331.6       $  36,675.9
  Accounts and Notes Receivable ................................                  28,519.9          29,564.9          31,949.0
  Inventories ..................................................                   6,976.2           8,040.5           9,383.1
  Other Current Assets .........................................                   5,184.0           5,646.1           6,314.2
                                                                              ------------      ------------       ------------
Total Current Assets ...........................................                  49,023.5          61,583.2          84,322.2


Property and Equipment, net ....................................                  16,658.8          14,261.8          11,864.8
Reorganization Asset, net ......................................                  79,526.9          73,289.5          67,052.1
Intangibles, net ...............................................                  18,000.0          19,000.0          19,000.0
Other Assets ...................................................                   4,955.5           4,955.5           4,955.5
                                                                              ------------      ------------       ------------
TOTAL ASSETS ...................................................              $  168,164.7      $  173,089.9       $ 187,194.6
                                                                              ============      ============       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Senior Secured Revolving Credit Facility, current portion ....              $    5,087.9              $0.0       $       0.0
  Accounts Payable .............................................                   8,603.8           8,413.7            8,604.1
  Accrued Compensation .........................................                   8,136.6           8,774.5            9,745.8
  Other Accrued Liabilities ....................................                  29,783.4          31,852.7           34,100.5
                                                                              ------------      ------------       ------------
Total Current Liabilities ......................................                  51,611.7          49,040.9           52,450.4

Senior Secured Revolving Credit Facility, net of current portion                  15,000.0          15,000.0           15,000.0
Other Noncurrent Liabilities ...................................                   7,155.9           8,303.6            9,650.6
Shareholders' Equity ...........................................                  94,397.1         100,745.4          110,093.5
                                                                              ------------      ------------       ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....................              $  168,164.7      $  173,089.9       $  187,194.6
                                                                              ============      ============       ============


In Balance .....................................................                       0.0              (0.0)               0.0






Accounts and Notes Receivable ..................................                     865.8          (1,045.0)          (2,384.1)
Inventories ....................................................                    (515.1)         (1,064.4)          (1,342.6)
Other Current Assets ...........................................                     (92.6)           (462.0)            (668.1)
Accounts Payable ...............................................                    (722.3)           (190.2)             190.4
Accrued Compensation ...........................................                      62.5             637.9              971.3
Other Accrued Liabilities ......................................                   1,429.2           2,069.3            2,247.8
Change in WC ...................................................                   1,027.5             (54.3)            (985.2)

                                          PREDECESSOR                              REORGANIZED COMPANY
                                            COMPANY     -----------------------------------------------------------------------
                                          NINE MONTHS    THREE MONTHS
                                             ENDED           ENDED                  FOR THE YEARS ENDING SEPTEMBER 30,
                                            JUNE 30,     SEPTEMBER 30,    -----------------------------------------------------
                                             2001            2001            2002          2003          2004          2005
                                          -----------   ---------------      ----          ----          ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss).......................   $210,886.1     $  2,029.3       $  6,863.1    $  4,510.5    $  6,348.3    $  9,348.1
Depreciation and Amortization...........     23,842.0        4,733.7         18,934.4      20,934.4      22,934.4      23,934.4
Deferred Income Taxes and Other.........      1,500.0            0.0            616.6         997.2       1,147.8       1,347.0
Extraordinary Gain on Extinguishment of
  Notes.................................   (266,941.0)           0.0              0.0           0.0           0.0           0.0
Loss on Asset Dispositions..............      9,700.0            0.0              0.0           0.0           0.0           0.0
(Increase) Decrease in Working Capital
  and Other.............................     24,732.5         (590.5)         3,461.7       1,027.5         (54.3)       (985.2)
                                           ----------          -----        ---------     ---------    ----------    ----------
Net Cash Provided by Operating
  Activities............................      3,719.6        6,172.5         29,875.8      27,469.6      30,376.2      33,644.3

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Asset Dispositions........     15,000.0            0.0              0.0           0.0           0.0           0.0
Acquisitions of Businesses..............          0.0            0.0        (10,000.0)    (10,000.0)     (5,000.0)     (5,000.0)
Capital Expenditures....................     (5,479.0)      (3,000.0)       (10,800.0)    (10,800.0)    (10,300.0)    (10,300.0)
                                           ----------          -----        ---------     ---------    ----------    ----------
Net Cash Provided by (Used in) Investing
  Activities............................      9,521.0       (3,000.0)       (20,800.0)    (20,800.0)    (15,300.0)    (15,300.0)


NET CASH USED IN FINANCING ACTIVITIES
ISSUANCE OF EQUITY
Principal Payments on Senior Secured
  Revolving Credit Facility.............    (14,885.2)      (3,172.5)       (11,075.8)     (8,669.6)     (5,087.9)          0.0
                                           ----------          -----        ---------     ---------    ----------    ----------

NET INCREASE (DECREASE) IN CASH.........   $ (1,644.6)         ($0.0)       ($2,000.0)    ($2,000.0)   $  9,988.3    $ 18,344.3
                                           ==========          =====        =========     =========    ==========    ==========



Cash, Beginning of Period...............   $ 13,988.0     $ 12,343.4       $ 12,343.4   $  10,343.4    $  8,343.4    $ 18,331.6
Cash, End of Period.....................     12,343.4       12,343.4         10,343.4       8,343.4      18,331.6      36,675.9

                                              (0.000)        (0.000)            0.000       (0.000)       (0.000)         0.000

                                   EXHIBIT 5

                             FINANCIAL PROJECTIONS


PROJECTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Anacomp, Inc. and Subsidiaries
Shutdown docHarbor
(Dollars in Thousands, except per share amounts)

                                          PREDECESSOR                              REORGANIZED COMPANY
                                            COMPANY     -----------------------------------------------------------------------
                                          NINE MONTHS    THREE MONTHS
                                             ENDED           ENDED                  FOR THE YEARS ENDING SEPTEMBER 30,
                                            JUNE 30,     SEPTEMBER 30,    -----------------------------------------------------
                                             2001            2001            2002          2003          2004          2005
                                          -----------   ---------------      ----          ----          ----          ----
Revenues................................   $232,037.0     $60,423.9        $220,676.4    $199,859.7    $189,549.9    $187,777.0
Cost of Revenues........................    155,964.3      39,661.0         149,250.3     135,094.4     127,917.9     125,758.6
                                           ----------     ---------        ----------    ----------    ----------    ----------

Gross Profit............................     76,072.7      20,762.9          71,426.1      64,765.3      61,632.0      62,018.4

Selling, General and Administrative
  Expenses..............................     66,931.0      15,719.5          55,718.6      50,866.5      49,062.5      49,193.7
Amortization of Reorganization Asset and
  Intangibles...........................      8,817.0       1,609.5           6,437.8       6,437.8       6,437.8       6,437.8
                                           ----------     ---------        ----------    ----------    ----------    ----------

Operating Income .......................        324.7       3,433.9           9,269.7       7,461.0       6,131.7       6,386.9

Interest Expense........................     33,323.0       1,055.0           5,485.0       3,945.0       2,485.0       1,465.0
Other Expense, net......................      2,458.7           0.0               0.0           0.0           0.0           0.0
Loss on Asset Dispositions..............     24,700.0           0.0               0.0           0.0           0.0           0.0
Reorganization Fees and Costs...........      9,034.0           0.0               0.0           0.0           0.0           0.0
                                           ----------     ---------        ----------    ----------    ----------    ----------
Income (Loss) Before Income Taxes.......    (69,191.0)      2,378.9           3,784.7       3,516.0       3,646.7       4,921.9
                                           ----------     ---------        ----------    ----------    ----------    ----------
Income Taxes............................      1,863.9         399.7           1,598.9       1,598.9       3,584.2       3,757.6
                                           ----------     ---------        ----------    ----------    ----------    ----------
Income (Loss) Before Extraordinary Gain.    (71,054.9)      1,979.2           2,185.8       1,917.1          62.5       1,164.3
                                           ----------     ---------        ----------    ----------    ----------    ----------
Extraordinary Gain on Extinguishment of
  Notes.................................    266,941.0           0.0               0.0           0.0           0.0           0.0
                                           ----------     ---------        ----------    ----------    ----------    ----------
Income to Common After Extra............   $195,886.1      $1,979.2          $2,185.8      $1,917.1         $62.5      $1,164.3
                                           ==========     =========        ==========    ==========    ==========    ==========

Basic and Diluted Earnings Per Share(B).    (A) ---           $0.49             $0.54        $0.48          $0.02         $0.29
                                           ==========     =========        ==========    ==========    ==========    ==========


OTHER DATA:
Operating Income(C).....................     $5,724.7      $3,433.9          $9,269.7      $7,461.0      $6,131.7      $6,386.9
Depreciation and Amortization...........     23,842.0       4,783.8          19,134.8      19,134.8      19,134.8      19,134.8
                                           ----------     ---------        ----------    ----------    ----------    ----------
EBITDA (Before Reorganization Items)....    $29,566.7      $8,217.6         $28,404.5     $26,595.8     $25,266.5     $25,521.7
                                           ==========     =========        ==========    ==========    ==========    ==========

(A)   Due to the implementation of Fresh Start Reporting, per share data for the Predecessor Company has been excluded as it is not comparable.

(B)   Assumes 4,034,043 shares to be issued and outstanding after consummation of the Exchange Restructuring with no dilutive impact for common stock equivalents.

(C)   Excludes $5.4M ASI settlement in June 30, 2001



Number of Shares                             4034.034      4034.034          4034.034      4034.034      4034.034      4034.034
Depreciation                                 15024.99       3174.25             12697         12697         12697         12697

Operating income                                324.7       3,433.9           9,269.7       7,461.0       6,131.7       6,386.9
Add amortization expense                      8,817.0       1,609.5           6,437.8       6,437.8       6,437.8       6,437.8
Taxable income                                9,141.7       5,043.4          15,707.5      13,898.8      12,569.5      12,824.7
Reported income tax expense                   1,863.9         399.7           1,598.9       1,598.9       3,584.2       3,757.6
Income tax expense as % of taxable income       20.4%          7.9%             10.2%         11.5%         28.5%         29.3%




4th Q SALES              681

RESTRUCTURING           7960

LOSS ON ASSET SALES     1575

                                    EXHIBIT 5
                              FINANCIAL PROJECTIONS


PROJECTED CONDENSED CONSOLIDATED BALANCE SHEETS                                                        REVOLVER/EQUITY PLUG   6182.2
Anacomp, Inc. and Subsidiaries
Shutdown docHarbor
(Dollars in Thousands)


                                                                                                 REORGANIZED COMPANY
                                                                                                  AS OF SEPTEMBER 30,
                                                                        AS OF JUNE 30,    -------------------------------
                                                                            2001              2001                2002
                                                                        --------------    ------------       ------------
ASSETS
Current Assets:
  Cash and Cash Equivalents ....................................        $    9,337.0      $    9,337.6       $    7,343.4
  Accounts and Notes Receivable ................................            37,781.9          35,376.9           29,520.0
  Inventories ..................................................             7,797.0           7,359.5            6,252.3
  Other Current Assets .........................................             7,175.0           6,546.1            7,177.9
                                                                        ------------      ------------       ------------
Total Current Assets ...........................................            62,090.9          58,620.1           50,293.6
                                                                        ============      ============       ============

Property and Equipment, net ....................................            20,627.0          20,452.8           18,755.8
Reorganization Asset, net ......................................            96,566.9          94,957.4           88,519.6
Intangibles, net ...............................................                 0.0               0.0                0.0
Other Assets ...................................................             4,955.6           4,955.5            4,791.5
                                                                        ------------      ------------       ------------
TOTAL ASSETS ...................................................        $  184,240.4      $  178,985.8       $  162,360.4
                                                                        ============      ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Senior Secured Revolving Credit Facility, current portion ....        $   15,476.4      $   12,304.0      $    13,548.6
  Accounts Payable .............................................            13,319.4          11,888.4            7,770.1
  Accrued Compensation .........................................            11,442.0          10,444.5            8,775.9
  Other Accrued Liabilities ....................................            29,937.0          28,304.2           27,583.9
                                                                        ------------      ------------       ------------
Total Current Liabilities ......................................            70,174.8          62,941.0           57,678.5

Senior Secured Revolving Credit Facility, net of current portion            39,523.6          39,523.6           25,975.0
Other Noncurrent Liabilities ...................................             5,542.0           5,542.0            5,542.0
Shareholders' Equity ...........................................            69,000.0          70,979.2           73,164.9
                                                                        ------------      ------------       ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....................        $  184,240.4      $  178,985.8       $  162,360.4
                                                                        ============      ============       ============



In Balance .....................................................                 0.0              (0.0)              (0.0)

                                                                             14467.2           14467.2            14467.2




Accounts and Notes Receivable ..................................            15,778.1           2,404.9            5,856.9
Inventories ....................................................               500.4             437.1            1,107.1
Other Current Assets ...........................................             2,422.0)            628.9             (631.7)
Accounts Payable ...............................................            (6,417.6)         (1,431.1)          (4,118.2)
Accrued Compensation ...........................................            (3,797.0)           (997.5)          (1,668.6)
Other Accrued Liabilities ......................................           (24,838.0)         (1,632.8)            (720.3)
Change in WC ...................................................           (16,352.0)           (174.8)            (174.8)

Anacomp, Inc. and Subsidiaries
Shutdown docHarbor
(Dollars in Thousands)


                                                                                             AS OF SEPTEMBER 30,
                                                                              -------------------------------------------------
                                                                                    2003             2004              2005
                                                                              ------------      ------------       ------------
ASSETS
Current Assets:                                                               $    5,343.4      $    5,343.4       $   12,476.8
  Cash and Cash Equivalents ....................................                  26,630.4          25,187.0           24,930.0
  Accounts and Notes Receivable ................................                   5,520.6           5,030.7            4,702.6
  Inventories ..................................................                   6,673.6           6,426.8            6,388.7
  Other Current Assets .........................................                  44,168.0          41,988.0           48,498.0
Total Current Assets ...........................................

                                                                                  17,058.8          14,861.8           12,664.8
Property and Equipment, net ....................................                  82,081.8          75,644.0           69,206.2
Reorganization Asset, net ......................................                       0.0               0.0                0.0
Intangibles, net ...............................................                   4,791.5           4,791.5            4,791.5
Other Assets ...................................................              $  148,100.0      $  137,285.2       $  135,160.5
TOTAL ASSETS ...................................................

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:                                                          $    9,427.9      $    1,547.1       $        0.0
  Senior Secured Revolving Credit Facility, current portion ....                   6,630.7           5,808.9            5,279.0
  Accounts Payable .............................................                   7,948.0           7,538.0            7,467.5
  Accrued Compensation .........................................                  26,922.3          26,387.6           25,962.6
  Other Accrued Liabilities ....................................                  50,928.9          41,281.7           38,709.2
Total Current Liabilities ......................................
                                                                                  16,547.1          15,000.0           15,000.0
Senior Secured Revolving Credit Facility, net of current portion                   5,542.0           5,859.1            5,142.5
Other Noncurrent Liabilities ...................................                  75,082.0          75,144.5           76,308.9
Shareholders' Equity ...........................................              $  148,100.0      $  137,285.2       $  135,160.5
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....................

In Balance .....................................................                       0.0              (0.0)               0.0

                                                                                   14467.2           14467.2            14467.2




Accounts and Notes Receivable ..................................                   2,889.6           1,443.3              257.1
Inventories ....................................................                     731.7             489.9              328.1
Other Current Assets ...........................................                     504.2             246.8               38.2
Accounts Payable ...............................................                  (1,139.4)           (821.8)            (529.9)
Accrued Compensation ...........................................                    (827.8)           (410.0)             (70.5)
Other Accrued Liabilities ......................................                    (661.6)           (534.6)            (425.0)
Change in WC ...................................................                   1,496.7             413.6             (402.1)

                                   EXHIBIT 5
                             FINANCIAL PROJECTIONS


PROJECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Anacomp, Inc. and Subsidiaries
Shutdown docHarbor
(Dollars in Thousands, except per share amounts)

                                          NINE MONTHS    THREE MONTHS
                                             ENDED           ENDED                  FOR THE YEARS ENDING SEPTEMBER 30,
                                            JUNE 30,     SEPTEMBER 30,    -----------------------------------------------------
                                             2001            2001            2002          2003          2004          2005
                                          -----------   ---------------      ----          ----          ----          ----
Cash Flows From Operating Activities
Net Income .............................  $  95,886.1    $  1,979.2       $   2,185.8   $   1,917.1   $      62.5   $   1,164.3
Depreciation and Amortization ..........     23,842.0       4,783.8          19,134.8      19,134.8      19,134.8      19,134.8
Other Non-cash Reorganization Items ....     33,625.5           0.0               0.0           0.0           0.0           0.0
Deferred Income Taxes and Other ........      1,500.0           0.0               0.0           0.0         417.1         718.8
Extraordinary Gain on Extinguishment
  of Notes .............................   (266,941.0)          0.0               0.0           0.0           0.0           0.0
Loss on Asset Dispositions .............     24,700.0           0.0               0.0           0.0           0.0           0.0
(Increase) Decrease in Working Capital
  and Other ............................     (8,893.0)       (590.5)            (10.8)      1,496.7         313.6      (1,837.5)
                                        -------------    ----------       -----------   -----------   -----------   -----------
Net Cash Provided by Operating
  Activities ...........................      3,719.6       6,172.5          21,309.8      22,548.6      19,927.9      19,180.5


NET CASH USED IN INVESTING ACTIVITIES
Capital Expenditures - Maintenance .....     (5,479.0)     (3,000.0)        (11,000.0)    (11,000.0)    (10,500.0)    (10,500.0)
                                        -------------    ----------       -----------   -----------   -----------   -----------

NET CASH USED IN FINANCING ACTIVITIES
Principal Payments on Senior Secured
  Revolving Credit Facility ............     (2,891.0)     (3,172.5)        (12,304.0)    (13,548.6)     (9,427.9)     (1,547.1)
                                        -------------    ----------       -----------   -----------   -----------   -----------

NET INCREASE (DECREASE) IN CASH ........$     3,719.6    $  6,172.5       $  21,309.8   $  22,548.6   $  19,927.9   $  19,180.5
                                        =============    ==========       ===========   ===========   ===========   ===========


Cash, Beginning of Period ..............$    13,988.0    $  9,337.6       $   9,337.6   $   7,343.4   $   5,343.4   $   5,343.4
Cash, End of Period ....................     17,707.6      15,510.0          30,647.4      29,891.9      25,271.3      24,523.9

                                              (0.000)       (0.000)             0.000         0.000         0.000         0.000

                                                   3472.483309         -469.223038         -467.896793         -583.127721

                                    EXHIBIT 6

                              LIQUIDATION ANALYSIS

         ANACOMP, INC. -- CONSOLIDATED LIQUIDATION ANALYSIS -- DOMESTIC


                                                                                  AMOUNT REALIZABLE
                                                              2/28/01    ----------------------------------
                                                              NET BOOK       LOW         MID        HIGH
($ IN THOUSANDS)                                               VALUE        RANGE       RANGE       RANGE
                                                              --------      -----       -----       -----
Cash & cash equivalents (a)                                     24,591      24,591      24,591      24,591
Accounts and notes receivable, net (b)                          41,808      30,539      33,066      36,253
Long-term receivables, net (c)                                   4,552       3,220       3,448       3,892
Inventories (d)                                                  6,523       1,631       2,283       3,588
Prepaid expenses and other assets (e)                            4,735       3,788       4,025       4,262
Net property and equipment (f)                                  34,183       9,276      11,467      13,654
Excess of purchase price over net assets (g)                    93,943           0           0           0
Other assets (e)                                                 6,351       3,176       3,493       4,128
                                                               -------     -------     -------       -----
  TOTAL ASSETS                                                 216,686      76,220      82,373      90,367
                                                               =======     =======     =======     =======

Less:  Liquidation Costs (h)                                                (1,391)     (1,720)     (2,048)
Less:  Estimated Chapter 7 fees and expenses (i)                            (2,287)     (2,471)     (2,711)
                                                                           -------     -------     -------
ESTIMATED ADMINISTRATIVE COSTS                                              (3,678)     (4,191)     (4,759)

ESTIMATED PROCEEDS FOR DISTRIBUTION TO CREDITORS                            72,542      78,181      85,608

Less:  Senior secured debt (k)                                             (63,175)    (63,175)    (63,175)
Less:  Chapter 11 administrative expenses (j)                               (1,500)     (1,500)     (1,500)
Less:  Priority tax claims (l)                                                (100)       (100)       (100)
Less:  Accrued compensation, benefits & withholdings (m)                    (6,231)     (6,231)
                                                                           -------     -------     -------
  ESTIMATED PRIORITY CLAIMS                                                (71,006)    (71,006)    (71,006)

ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION TO GENERAL
  UNSECURED CREDITORS                                                        1,536       7,176      14,602

Less:  Trade payables (n)                                                  (15,000)    (15,000)    (15,000)
Less:  Unsecured accrued compensation & benefits (m)                        (5,397)     (5,397)     (5,397)
Less:  Estimated claims resulting from rejection of
         unexpired leases (o)                                              (11,300)    (11,300)
Less:  Other liabilities (p)                                               (13,899)    (13,899)    (13,899)
Senior subordinated notes payable                                         (310,000)   (310,000)   (310,000)
Accrued interest on subordinated notes as of 4/1/01                        (33,713)    (33,713)    (33,713)
                                                                           -------     -------     -------
GENERAL UNSECURED CLAIMS                                                  (389,309)   (389,309)   (389,309)

Percentage of general unsecured claims that would be
  recovered in a Chapter 7 liquidation                                       0.30%       1.84%       3.75%

---------------

(a)   Source: Anacomp, Inc. unaudited Balance Sheet by Business Unit as of
      2/28/01.

(b) Source: Anacomp historical AR collection performance. Historically, the Company has experienced a 95% collection rate. In a liquidation scenario, we have discounted this estimate to a range from 70% to 85%. This analysis does not include international AR for Document Solutions. It is presumed that such AR collections are applied to international obligations.

(c) Long-term receivables are lease contracts which result from customer leases of products manufactured by the Company. These agreements qualify as sales-type leases. Because they are secured by the COM unit, they are valued at a range from 85% to 95% of net book value.

(d) Inventory was valued at 35% to 55% of book value because it does not include any finished goods inventory. The remaining inventory includes used COM machines being rebuilt, parts inventory, and disposable products such as film. This analysis does not include international inventory for Document Solutions.

(e)   Source: Anacomp unaudited Balance Sheet by Business Unit for 2/28/01.

(f) Value of net property and equipment is based on a liquidation value appraisal based on asset list. Appraisal shows value range from $9.3 million up to $13.7 million, roughly 20% to 30% of net book value. Company's 12/31/00 10-Q shows book value of fixed assets of $41 million. This analysis does not include international Document Solutions assets which are not assumed to liquidate for sufficient value to satisfy domestic liabilities.

(g) No value assigned to excess purchase price over net assets (Goodwill) which is shown on the Company's 12/31/00 10-Q at $96 million.

(h) Liquidation costs are estimated at 15% of the liquidation value of the property and equipment.

(i) Based on schedule for Trustee fees plus 1% of the asset value for administrative fees and costs.

(j)   Assumed pre-conversion chapter 11 administrative expenses.

(k) The senior secured debt includes $57.2 million in borrowings against the line of credit as of 2/28/01 plus $6.0 million in outstanding letters of credit. The LOCs are clean letters of credit in support of future real estate obligations or insurance risk associated with self insured programs. They are not issued for the purchase of goods and services from overseas. In the event the Company files bankruptcy, it is management's expectation that these LOCs would be drawn on, increasing the secured debt as shown above. There would not be any corresponding decrease in trade accounts payable, because the LOCs do not relate to the purchase of goods and services.

(l) As of 12/31/00 the Company estimated its domestic income tax liability at $4 million. Management estimates that in a liquidation scenario, the maximum exposure is closer to $100,000.

(m) The Company has a total of 2,025 employees as of 2/28/01 including 1,449 in the US and 567 internationally. The estimated used in the liquidation analysis assumes a maximum exposure of $4,300 per employee for the 1,449 domestic employees. All other accrued employee benefits have been categorized as general unsecured claims.

(n)   Source: Anacomp unaudited Balance Sheet by Business Unit as of 2/28/01.

(o) Estimated claims resulting from the rejection of unexpired leases is an estimate based on annual lease payments for the Company's domestic facilities. No assumption is made regarding whether any of the leases have equity (value). It is estimated that Anacomp incurs approximately $11.3 million annually on its significant executory contract obligations. Although this amount is not necessarily an approximation of the damage claims that could result from the rejection of such agreements, it is presumed that the amount of such rejection claims may be significant.

(p) Source: Management report - Anacomp balance sheet account detail, adjusted to exclude deferred maintenance of $4.5 million. Other liabilities quantified and estimated include: environmental reserve, accrued property taxes, accrued sales taxes, accrued auditing fees, other expenses, general reserves, sale/leaseback reserve, customer deposits and 401-K matching.

(q) The Company's payables are generally paid on 45-day terms. The Company believes that substantially all such obligations have been paid in accordance with ordinary business terms and that few, if any, preference actions could be successfully pursued. The Company is not aware of any potential fraudulent transfer actions. Nothing in the Plan of Reorganization waives any such rights or actions.

                       DOMESTIC SOLUTIONS - DOMESTIC ONLY
                              Liquidation Analysis


                                                                                 Percentage Realizable(b)
                                                        9/30/00    2/28/01       ------------------------
                                                        Net Book    Est.           Low     Mid    High
($ in thousands)                                       Value (a)    Value         Range   Range   Range
                                                       ---------    -----         -----   -----   -----
Cash & cash equivalents                                      19         18         100%    100%    100%
Accounts and notes receivable, net                       28,401     19,886          70%     75%     85%
Long-term receivables, net                                    0          0          85%     90%     95%
Inventories                                               2,446        778          25%     35%     55%
Prepaid expenses and other assets                         1,764        213          80%     85%     90%
Net property and equipment (d)                           24,379     15,199
Excess purchase price over net assets                    75,564     72,376           0%      0%      0%
Other assets                                              1,012        775          50%     55%     65%
                                                        -------    -------        -----   -----   -----
  Total assets                                          133,585    109,245
                                                        =======    =======

Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims
Less:  Trade payables                                     4,658
Less:  Accrued compensation, benefits & withholdings      6,032
Less:  Other liabilities                                  8,692
  TOTAL UNIMPAIRED CREDITOR CLAIMS



                       DOMESTIC SOLUTIONS - DOMESTIC ONLY
                          Liquidation Analysis (cont'd)


                                                           AMOUNT REALIZABLE
                                                        ------------------------
                                                         Low      Mid     High
($ in thousands)                                        Range    Range    Range
                                                        -----    -----    -----
Cash & cash equivalents                                     18       18       18
Accounts and notes receivable, net                      13,920   14,915   16,903
Long-term receivables, net                                   0        0        0
Inventories                                                195      272      428
Prepaid expenses and other assets                          170      181      192
Net property and equipment (d)                                        0        0
Excess purchase price over net assets                        0        0        0
Other assets                                               388      426      504
                                                        ------   ------   ------
  Total assets                                          14,691   15,812   18,044
                                                        ======   ======   ======
Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims
Less:  Trade payables
Less:  Accrued compensation, benefits & withholdings
Less:  Other liabilities
  TOTAL UNIMPAIRED CREDITOR CLAIMS

---------------

(a) Source: AR for Document Solutions includes ONLY the domestic receivables. It is expected that the international AR will be included in the sale of the international Document Solutions business unit. The estimate for % collectability is based on historical performance and current bad debt reserves.

(b)   Source: Management estimates.

(c)

ACCOUNTS RECEIVABLE SUMMARY
    (DOMESTIC ONLY)            OPEN    CURRENT   31-60   61-90   91-120   121-150   OVER 150
--------------------------------------------------------------------------------------------
Total $000                    21,629   12,579    7,458   1,593    315       41        (357)
Aging as of 12/31/00           100%      58%      34%      7%      1%        0%        -2%
% Collectable                   97%      99%      95%     90%     75%       75%        50%
EST. AR COLLECTIONS           21,061   12,453    7,085   1,434    236       31        (179)


(d) Liquidation value determined by Walters & Associates. This analysis broke out docHarbor assets from the company total. The value for the remaining fixed assets are shown under "corporate."

                                  DATAGRAPHIX
                              Liquidation Analysis


                                                                                 Percentage Realizable(b)
                                                        9/30/00    2/28/01       ------------------------
                                                        Net Book    Est.           Low     Mid    High
($ in thousands)                                       Value (a)    Value         Range   Range   Range
                                                       ---------    -----         -----   -----   -----
Cash & cash equivalents                                       1          1         100%    100%    100%
Accounts and notes receivable, net                       14,893      9,152          85%     90%     95%
Long-term receivables, net                                3,403      4,326          70%     75%     85%
Inventories                                               3,445      3,717          25%     35%     55%
Prepaid expenses and other assets                            75        210          80%     85%     90%
Net property and equipment (d)                              728        637
Excess purchase price over net assets                    12,872     12,447           0%      0%      0%
Other assets                                                191        173          50%     55%     65%
                                                         ------     ------         ---     ---     ---

  Total assets                                           35,608     30,663
                                                         ======     ======

Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims
Less:  Trade payables                                    10,110
Less:  Accrued compensation, benefits & withholdings      1,504
Less:  Other liabilities                                  2,038
  TOTAL UNIMPAIRED CREDITOR CLAIMS



                                  DATAGRAPHIX
                          Liquidation Analysis (cont'd)


                                                           AMOUNT REALIZABLE
                                                        ------------------------
                                                         Low      Mid     High
($ in thousands)                                        Range    Range    Range
                                                        -----    -----    -----

Cash & cash equivalents                                      1        1       1
Accounts and notes receivable, net                       7,779    8,237    8694
Long-term receivables, net                               3,028    3,245    3677
Inventories                                                929    1,301    2044
Prepaid expenses and other assets                          168      179     189
Net property and equipment (d)                               0        0       0
Excess purchase price over net assets                        0        0       0
Other assets                                                87       95     112
                                                        ------   ------   -----
  Total assets                                          11,992   13,057   4,718
                                                        ======   ======   =====

Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims
Less:  Trade payables
Less:  Accrued compensation, benefits & withholdings
Less:  Other liabilities
  TOTAL UNIMPAIRED CREDITOR CLAIMS

---------------

(a) Source: Anacomp, Inc. Form 10-K for the fiscal year ended September 30, 2000 Source for 12/31/00 accounts receivable data: Anacomp Balance Sheet by Business Unit (domestic and foreign AR combined)

(b)   Source: Management estimates.

(c) Accounts receivable for DatagraphiX includes both international and domestic. Historically, bad debts total lesss than 5% of of total outstanding AR. A breakout of the domestic AR is shown below and historical percentages are applied.

ACCOUNTS RECEIVABLE SUMMARY
    (DOMESTIC ONLY)            OPEN    CURRENT   31-60   61-90   91-120   121-150   OVER 150
--------------------------------------------------------------------------------------------
Total $000                     7,708   5,016     1,916   185      179       18        394
Aging as of 12/31/00            100%     65%       25%    2%       2%        0%        5%
% Collectable                    95%     99%       95%   90%      75%       75%       50%
EST. DOMESTIC AR COLLECTIONS   7,297   4,966     1,820   167      134       14        197

                                   CORPORATE
                              Liquidation Analysis


                                                                                 Percentage Realizable(b)
                                                        9/30/00    2/28/01       ------------------------
                                                        Net Book    Est.           Low     Mid    High
($ in thousands)                                       Value (a)    Value         Range   Range   Range
                                                       ---------    -----         -----   -----   -----
Cash & cash equivalents                                13,968       24,572         100%    100%    00%
Accounts and notes receivable, net                      4,051        2,040 (b)      70%     75%    85%
Long-term receivables, net                                225          218          85%     90%    95%
Inventories                                                 0            0          25%     35%    55%
Prepaid expenses and other assets                       5,290        3,170          80%     85%    90%
Net property and equipment (d)                            652          623          81%    100%    19% (a)
Excess purchase price over net assets                       0            0           0%      0%     0%
Other assets                                            5,974        5,175          50%     55%    65%
                                                       ------       ------         ---     ---    ---

  Total assets                                         30,160       35,798
                                                       ======       ======


Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery                     57,650
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims                              3,638
Less:  Trade payables                                   2,666
Less:  Accrued compensation, benefits & withholdings    3,752
Less:  Other liabilities                               26,721
                                                      -------
  TOTAL UNIMPAIRED CREDITOR CLAIMS                     94,400

Balance available for bondholders\
  Senior subordinated notes payable                   311,272
  Accrued interest on subordinated notes               17,647
                                                      517,719



                                   CORPORATE
                          Liquidation Analysis (cont'd)


                                                                         AMOUNT REALIZABLE
                                                                       -----------------------
                                                         Low              Mid         High
($ in thousands)                                        Range            Range        Range
                                                        -----            -----        -----
Cash & cash equivalents                                 24,572           24,572        24,572
Accounts and notes receivable, net                       1,428            1,530         1,734
Long-term receivables, net                                 185              196           207
Inventories                                                  0                0             0
Prepaid expenses and other assets                        2,536            2,695         2,853
Net property and equipment (d)                           6,975 (a)        8,588 (a)    10,203
Excess purchase price over net assets                        0                0             0
Other assets                                             2,588            2,846         3,364
                                                        ------           ------        ------

  Total assets                                          38,284           40,427        42,933
                                                        ======           ======        ======
Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims
Less:  Trade payables
Less:  Accrued compensation, benefits & withholdings
Less:  Other liabilities
  TOTAL UNIMPAIRED CREDITOR CLAIMS

Balance available for bondholders\
  Senior subordinated notes payable
  Accrued interest on subordinated notes

---------------

(a) The liquidation value appriasal brakes out docHarbor from the company total. The number above represents everything that is not docHarbor.

(b)   Source: Anacomp Balance Sheet by Business Unit 2/28/01

(c)

(d) Liquidation value from Walters & Associates. Value is shown for docHarbor and all remaining assets are included on the balance sheet for "corporate." This also includes assets held by Document Solutions, DatagraphiX and Technical Services.

                               TECHNICAL SERVICES
                              Liquidation Analysis


                                                                                 Percentage Realizable(b)
                                                        9/30/00    2/28/01       ------------------------
                                                        Net Book    Est.           Low     Mid    High
($ in thousands)                                       Value (a)    Value         Range   Range   Range
                                                       ---------    -----         -----   -----   -----
Cash & cash equivalents                                     0             0        100%    100%    100%
Accounts and notes receivable, net                      5,689         8,735 (b)     70%     80%     85%
Long-term receivables, net                                  0             8         85%     90%     95%
Inventories                                             2,406         2,028         25%     35%     55%
Prepaid expenses and other assets                         183           392         80%     85%     90%
Net property and equipment (d)                          6,756         7,118
Excess purchase price over net assets                   1,044           817          0%      0%      0%
Other assets                                                8            47         50%     55%     65%
                                                       ------        ------       -----   -----   -----
  Total assets                                         16,086        19,145
                                                       ======        ======

Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims
Less:  Trade payables                                   1,003
Less:  Accrued compensation, benefits & withholdings    2,424
Less:  Other liabilities                                5,891
  TOTAL UNIMPAIRED CREDITOR CLAIMS



                               TECHNICAL SERVICES
                          Liquidation Analysis (cont'd)


                                                           AMOUNT REALIZABLE
                                                        ------------------------
                                                         Low      Mid     High
($ in thousands)                                        Range    Range    Range
                                                        -----    -----    -----

Cash & cash equivalents                                     0        0        0
Accounts and notes receivable, net                      6,115    6,988    7,425
Long-term receivables, net                                  7        7        8
Inventories                                               507      710    1,115
Prepaid expenses and other assets                         314      333      353
Net property and equipment (d)                              0        0        0
Excess purchase price over net assets                       0        0        0
Other assets                                               24       26       31
                                                        -----    -----    -----
  Total assets                                          6,965    8,064    8,931
                                                        =====    =====    =====
Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims
Less:  Trade payables
Less:  Accrued compensation, benefits & withholdings
Less:  Other liabilities
  TOTAL UNIMPAIRED CREDITOR CLAIMS

---------------

(a) Source: Accounts receivable numbers above include both domestic and international. The analysis below shows domestic only, but includes assumptions for collectibility based on historical performance and bad debt reserves. Source of data: Anacomp Balance Sheet by Business Unit for 2/28/01

(b)   Source: Management estimates.

(c)

ACCOUNTS RECEIVABLE SUMMARY
    (DOMESTIC ONLY)            OPEN    CURRENT   31-60   61-90   91-120   121-150   OVER 150
--------------------------------------------------------------------------------------------
Total $000                    3,061    1,807     794     347       72        24        18
Aging as of 12/31/00           100%      59%     26%     11%       2%        1%        1%
% Collectable                   96%      99%     95%     90%      75%       75%       50%
EST. DOMESTIC AR COLLECTIONS  2,937    1,789     754     312       54        18         9

                                   DOCHARBOR
                              Liquidation Analysis


                                                                                 Percentage Realizable(b)
                                                        9/30/00    2/28/01       ------------------------
                                                        Net Book    Est.           Low     Mid    High
($ in thousands)                                       Value (a)    Value         Range   Range   Range
                                                       ---------    -----         -----   -----   -----
Cash & cash equivalents                                     0            0         100%    100%    100%
Accounts and notes receivable, net                        528        1,995          65%     70%     75%
Long-term receivables, net                                  0            0          85%     90%     95%
Inventories                                                 0            0          25%     35%     55%
Prepaid expenses and other assets                         521          750          80%     85%     90%
Net property and equipment (d)                         12,682       10,606          80%    100%    120% (c)
Excess purchase price over net assets                   8,947        8,303           0%      0%      0%
Other assets                                              174          181          50%     55%     65%
                                                       ------       ------         ---     ---     ---
  Total assets                                         22,852       21,835
                                                       ======       ======

Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims
Less:  Trade payables                                   1,301
Less:  Accrued compensation, benefits & withholdings    1,555
Less:  Other liabilities                                  690
  TOTAL UNIMPAIRED CREDITOR CLAIMS



                                    DOCHARBOR
                          Liquidation Analysis (cont'd)


                                                                  AMOUNT REALIZABLE
                                                        -----------------------------------
                                                         Low              Mid         High
($ in thousands)                                        Range            Range        Range
                                                        -----            -----        -----
Cash & cash equivalents                                     0                0            0
Accounts and notes receivable, net                      1,297            1,397         1496
Long-term receivables, net                                  0                0            0
Inventories                                                 0                0            0
Prepaid expenses and other assets                         600              638          675
Net property and equipment (d)                          2,301 (c)        2,879 (c)     3451
Excess purchase price over net assets                       0                0            0
Other assets                                               91              100          118

  Total assets                                          4,288            5,013        5,740

Less:  Liquidation Costs
Less:  Estimated Chapter 7 fees and expenses
Less:  Secured creditors' recovery
Less:  Chapter 11 administrative expenses
Less:  Priority tax claims
Less:  Trade payables
Less:  Accrued compensation, benefits & withholdings
Less:  Other liabilities
  TOTAL UNIMPAIRED CREDITOR CLAIMS

---------------

(a) Source: The accounts receivable surged in December due to some annual billings for service contracts. It is expected to decline as these billings are collected. Offsetting this factor is a steady increase in business. On 9/30/00 docHarbor AR totaled only $670 thousand. As of 12/31/00 it had jumped up to $2.9 million. Management expects AR to stabilize at the $1.5 million level. The numbers above reflect this assumption.

(b)   Source: Management estimates.

(c) The liquidation value appriasal brakes out docHarbor from the company total. This is the docHarbor portion only. Everything else is listed under corporate

ACCOUNTS RECEIVABLE SUMMARY
    (DOMESTIC ONLY)            OPEN    CURRENT   31-60   61-90   91-120   121-150   OVER 150
--------------------------------------------------------------------------------------------
Total $000                    2,946    1,839     774     305      46                  (18)
Aging as of 12/31/00           100%      62%     26%     10%       2%        0%        -1%
% Collectable                   97%      99%     95%     90%      75%       75%        50%
EST. DOMESTIC AR COLLECTIONS  2,856    1,821     735     275      35         -         (9)


AR increased from $670 thousand on September 30, 2000 to $2,946 on December 31, 2000 primarily due to year end billings for annual maintenance fees. This number is expected to decline significantly as these annual payments are collectted. AR estimated to stabilize at about $1.5 million as sales for docHarbor increase.

                                   Exhibit 7

                         Registration Rights Agreement

                                   Exhibit 8

                Amended and Restated Credit Agreement Term Sheet

                                                                  EXECUTION COPY
                                                                  --------------


                                  ANACOMP, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                         OF AMENDMENT AND RESTATEMENT OF
                  LENDERS' EXISTING REVOLVING CREDIT AGREEMENT


                                 April 24, 2001


THE FOLLOWING TERMS AND CONDITIONS ARE SUBJECT TO FINAL CREDIT APPROVAL BY THE AGENT AND EACH LENDER AND THEIR RESPECTIVE INTERNAL CREDIT APPROVAL PROCESS.

PURPOSE: Summarize the terms and conditions upon which the Agent (as defined below) and Lenders (as defined below) will enter into an Amended and Restated Credit Agreement (as defined below) in connection with the Restructuring (as defined below). The Agent's and Lenders' agreement to enter into the Amended and Restated Credit Agreement and perform any other obligations in connection with the Restructuring is subject to satisfaction of all the terms and conditions set forth herein. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Existing Credit Agreement (as defined below).

BORROWER:                     Anacomp, Inc., an Indiana corporation.

GUARANTORS:                   Each Domestic Subsidiary of the Borrower created,
                              acquired or existing on or after the Closing Date
                              (as defined below) or, to the extent that any Subordinated Notes (as defined below) are not tendered for exchange into common stock of the Borrower pursuant to the Restructuring, any other
                              Subsidiary which is otherwise required to become a guarantor under the Subordinated Indentures (as defined below).

AGENT:                        Fleet National Bank, f/k/a BankBoston, N.A.
                              ("Fleet" or "Agent").

COUNSEL TO AGENT:             Stroock & Stroock & Lavan LLP.

EXISTING CREDIT
AGREEMENT:                    Revolving Credit Agreement dated as of June 15,
                              1998 (as amended by First Amendment to Revolving
                              Credit Agreement dated as of September 21, 1998,
                              Second Amendment to Revolving Credit Agreement dated as of February 18, 1999, Third Amendment to
                              Revolving Credit Agreement dated as of June 18,
                              1999, Fourth Amendment to Revolving Credit
                              Agreement dated as of July 26, 1999, as further amended or revised from time to time, the "Existing Credit Agreement") agented by Fleet on behalf of itself, Union Bank of California, N.A., Key Corporate Capital, Inc., Fuji Bank and City
                              National Bank (collectively, the "Lenders").

RESTRUCTURING:                The restructuring of the Borrower's capital
                              structure (the "Restructuring") shall include as material conditions thereof: (a) the restructuring of the Existing Credit Agreement on the terms and conditions set forth herein, (b) the tendering for exchange into common stock of the Borrower (a
                              "Noteholder Tender") of at least 98% of the aggregate principal amount of the Borrower's outstanding 10-7/8% Senior Subordinated Notes due
                              2004 (the "Out-of-Court Exchange"), the
                              obligations of which are governed by those certain indentures (collectively, the "Subordinated
                              Indentures") between the Borrower and Bank of New
                              York as the successor to IBJ Schroder Bank & Trust
                              Company, as Trustee, as amended, modified, supplemented or replaced to date, pursuant to which the Series B 10-7/8% Senior Subordinated
                              Notes due 2004 and the Series D 10-7/8% Senior
                              Subordinated Notes due 2004, respectively, were issued (collectively, the "Subordinated Notes") and (c) the approval by the shareholders of the Borrower's common stock (the "Shareholders"), pursuant to applicable law, of an amendment to the Borrower's Articles of Incorporation which would have the effect of reducing the number of shares of the common stock of the Borrower outstanding prior to the issuance of any securities in exchange for the Subordinated Notes (or otherwise giving effect to the dilution resulting from item
                              (b) above). The Borrower will effectuate the Restructuring pursuant to an out-of-court restructuring ("Out-of-Court Restructuring") or a pre-packaged chapter 11 plan of reorganization
                              ("Pre-packaged Plan") filed by the Borrower in a case (the "Case") under chapter 11 of title 11, United States Code (the "Code") in the United
                              States Bankruptcy Court (the "Court"); provided, however, in connection with the Pre-packaged Plan,
                              (i) Shareholder acceptance shall not be required,
                              (ii) the requisite acceptance from the holders of the Subordinated Notes shall be two-thirds (2/3) in amount and a majority in number of the voting holders and (iii) a Noteholder Tender shall not be a condition of the Restructuring.

ACKNOWLEDGMENTS
OF BORROWER IN RESPECT
OF RESTRUCTURING:             The Borrower shall acknowledge that Defaults and
                              Events of Defaults exist under the Existing Credit
                              Agreement, subject to the Forbearance and Standstill Agreement dated as of November 15, 2000 by and among the Borrower, Agent and Lenders (as amended, the "Forbearance Agreement").

TERMS OF PRE-PACKAGED
PLAN IN RESPECT OF
RESTRUCTURING:                The Pre-packaged Plan, a stipulation governing the
                              Borrower's use of cash collateral (the "Cash
                              Collateral Stipulation") and confirmation order in respect of the Pre-packaged Plan ("Confirmation
                              Order") shall be in form and substance reasonably satisfactory to the Agent, the Lenders, the Ad Hoc
                              Noteholders' Committee consisting of the noteholders under the Subordinated Indentures which are signatories hereto (the "Ad Hoc
                              Noteholders' Committee") and the Borrower. The
                              Pre-packaged Plan and Confirmation Order shall approve the Restructuring and Amended and Restated
                              Credit Agreement and provide for, among other things, (a) the allowance of the claims of the Agent and Lenders for principal, interest, fees, costs and expenses under the Existing Credit
                              Agreement and related Loan Documents, the Cash
                              Collateral Stipulation and the Amended and Restated Credit Agreement and related Loan
                              Documents, in amounts set forth therein and reasonably satisfactory to the Agent and Lenders,
                              (b) the acknowledgment by the Borrower of the validity of the Agent's and Lenders' liens and security interests (c) and a complete release of any claims (except for claims arising out of the obligations of the Agent and Lenders in respect of the Restructuring) against the Agent and Lenders through the effective date of the Pre-packaged
                              Plan, in each case pursuant to all applicable provisions of the Code. The Borrower shall also
                              (i) enter with the Agent into the Cash Collateral
                              Stipulation, which shall be in a form and substance reasonably satisfactory to the Agent, the Lenders, the Ad Hoc Noteholders' Committee and the Borrower, under which the Borrower shall (A) use cash collateral pursuant to a budget reasonably satisfactory to the Agent and Lenders
                              (which shall contain customary provisions governing variances and carry over of unused amounts from week to week), (B) make the docHarbor
                              Prepayment (as defined below) if such transaction occurs during the Case, (C) make the Forbearance
                              Principal Payment (as defined below) if such payment is due, (D) continue to pay interest, fees and expenses to the Agent and the Lenders in accordance with the Forbearance Agreement through the Closing Date, and (E) agree to other customary terms such as adequate protection liens and priorities, no surcharge of collateral during the use of cash collateral and reporting requirements, which stipulation shall be approved by the Court on an interim basis within seven days following the commencement of the chapter 11 case and on a final basis within twenty-one days following the commencement of the chapter 11 case, (ii) prosecute diligently the confirmation of the Pre-packaged Plan, and (iii) have entered the Confirmation Order no later than September 17,
                              2001, which Pre-packaged Plan shall become effective no later than September 30, 2001.

RESTRUCTURING
EXPENSES:                     The Borrower will reimburse the Agent for all of
                              its reasonable out-of-pocket costs and expenses relating to the Restructuring, the Case and the Pre-packaged Plan, including, but not limited to, search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination and collateral appraisal fees and expenses by no later than the Closing Date.

CLOSING DATE
OF RESTRUCTURING:             No later than (a) June 30, 2001 if the
                              Restructuring is effectuated pursuant to the Out-of-Court Restructuring or (b) September 30,
                              2001 if the Restructuring is effectuated pursuant to the Pre-packaged Plan, in each instance subject to the timely satisfaction of the covenants set forth in the Forbearance Amendment section below and the other terms and conditions set forth herein.

FORBEARANCE
AMENDMENT:                    The existing Forbearance Agreement shall be
                              amended to remain in effect through the earlier to occur of (a) the Closing Date, provided that the Forbearance Agreement shall terminate on (i) May
                              15, 2001 if the documents related to the Amended and Restated Credit Agreement have not been completed and approved by all applicable parties thereto, or (ii) on June 20, 2001 unless on or before that date the Borrower shall have completed the solicitation of acceptances from the holders of the Subordinated Notes and the Shareholders as set forth in the Restructuring section above and either (A) the Borrower has reasonably determined and demonstrated to the Agent that it has obtained the requisite acceptances and has satisfied all applicable conditions precedent and legal requirements related thereto to effectuate the Out-of-Court Restructuring, or (B) absent such acceptances, the Borrower has reasonably determined and demonstrated to the Agent that it has obtained the requisite acceptances to obtain confirmation of the Pre-packaged Plan, and provided further that in the event item (B) above occurs, the Agent's and the Lenders' consent to the terms set forth herein shall be conditioned upon the Borrower's commencement of the Case before the Court on or before June 30, 2001, and satisfaction of the other applicable conditions set forth herein or (b) the occurrence of any Forbearance Termination Event as set forth in
                              Section 2(b) through 2(g) of the existing
                              Forbearance Agreement. The Borrower shall also make a payment in the amount of $1,000,000 permanently to reduce the outstanding principal and the Total Commitment under the Existing Credit
                              Agreement (the "Forbearance Principal Payment") on
                              June 30, 2001 if the Borrower's cash balance is no less than $10,000,000 or on the first date thereafter that the Borrower's cash balance is no less than such amount; provided that the Borrower may defer such payment for the period of time it reasonably believes and demonstrates to the Agent that it cannot make such payment and also make the cash payments to claimants reasonably necessary to confirm the Restructured Plan; and provided further that the Forbearance Principal Payment shall in any event be due and payable no later than August 31, 2001. Upon commencement of the Case, the Forbearance Termination Events will be replaced by Events of Default (to be reasonably agreed upon) under the Cash Collateral
                              Stipulation.

FORBEARANCE FEE:              The Borrower shall pay upon the execution of the
                              amendment to the Forbearance Agreement as set forth in the Forbearance Amendment section above to the Agent and the Lenders, for distribution to the Lenders in accordance with each Lender's pro rata share of the Facility, a forbearance fee equal to one-quarter of one percent (.25%) of the Facility.

AMENDED AND RESTATED
CREDIT FACILITY IN
CONNECTION WITH
RESTRUCTURING:                $63,200,458.00 revolving credit facility (the
                              "Facility") comprised on the Closing Date of a $57,175,000.00 sublimit for direct borrowing
                              ("Direct Borrowing Sublimit") and a $6,025,458.00 letter of credit sublimit ("Letter of Credit
                              Sublimit"), which will be available on the terms and conditions hereinafter set forth. The Letter of Credit Sublimit shall be subject to upward adjustment provided there is a corresponding reduction in the Direct Borrowing Sublimit as set forth in the Letters of Credit section below. The amount of the Facility set forth in this section shall be reduced by the amount of any prepayment required herein.

FORMULA BORROWING
BASE IN RESPECT OF THE
FACILITY:                     As of any date of determination, the Formula
                              Borrowing Base ("FBB") shall equal an amount up to 80% of Eligible Accounts. "Eligible Accounts" shall be as customarily defined by the Lenders and will include U.S. and Canadian Accounts
                              Receivable. The amount deemed within the FBB for any Fiscal Quarter will be determined based on the amount set forth in a borrowing base certificate
                              ("Borrowing Base Certificate") to be executed and delivered during the last week of the prior Fiscal
                              Quarter. The FBB shall not, however, be used to determine availability under the Facility unless and until the Direct Borrowing Sublimit is less than the FBB.

DOCHARBOR PREPAYMENT
IN RESPECT OF THE
FACILITY:                     Upon the closing of the sale of the docHarbor
                              division of the Borrower (the "docHarbor Sale
                              Date"), the Borrower shall immediately make a mandatory prepayment in the amount of the net proceeds thereof (the "docHarbor Prepayment") to the Lenders to permanently reduce the Direct
                              Borrowing Sublimit and the Facility. In the event such prepayment is less than $8,000,000, the Borrower shall make an additional prepayment on the Closing Date to the Lenders equal to the difference between $8,000,000 and the docHarbor
                              Prepayment to permanently reduce the Direct
                              Borrowing Sublimit and the Facility. In the event the docHarbor Prepayment is more than $12,500,000, 50% of the difference between the actual amount of the docHarbor Prepayment and $12,500,000 shall be paid by the Borrower to the Lenders to permanently reduce the Direct Borrowing Sublimit and the Facility; and the remaining 50% shall be retained by the Borrower for working capital purposes.

REDUCTION OF
COMMITMENT IN
RESPECT OF THE
FACILITY:                     Mandatory, permanent reductions of the Facility
                              and Direct Borrowing Sublimit are as follows:

                              (a) If the docHarbor Sale Date occurs on or prior to July 31, 2001:

        -----------------------------------------------------------
                            R/C COMMITMENT REDUCTION AND
        DATE                DIRECT BORROWING SUBLIMIT REDUCTION
        -----------------------------------------------------------
        Closing Date        By net proceeds of docHarbor sale,
                            with $8MM minimum
        -----------------------------------------------------------
        QE 09/01-06/02      $2.0MM
        -----------------------------------------------------------
        QE 09/02-Maturity   $3.0MM
        Date                Reductions from and after 09/02 are
                            only required when the Direct Borrowing
                            Sublimit is more than the FBB.
        -----------------------------------------------------------

In no event shall the Total Commitment exceed $42,025,458.00 or Direct Borrowing Sublimit exceed $36,000,000, from and after June 30, 2002.

                              (b) If the docHarbor Sale Date does not occur on or prior to July 31, 2001:

        -----------------------------------------------------------
                            R/C COMMITMENT REDUCTION AND
        DATE                DIRECT BORROWING SUBLIMIT REDUCTION
        -----------------------------------------------------------
        QE 09/01-12/01      $2.0MM
        -----------------------------------------------------------
        QE 03/02            $38.0MM
        -----------------------------------------------------------
                            Thereafter, the Total Commitment can
                            increase up to FBB provided that the
                            Total Commitment shall not exceed
                            $29.0MM
        -----------------------------------------------------------

MATURITY DATE
OF THE FACILITY:              December 31, 2003, if the docHarbor Sale Date
                              occurs on or prior to September 30, 2001. December
                              31, 2002, if the docHarbor Sale Date does not occur on or prior to September 30, 2001.

INTEREST RATE IN
RESPECT OF THE
FACILITY:                     The rate of interest charged with respect to the
                              portion of the Facility equal to the FBB will be the Base Rate. The rate of interest charged with respect to the portion of the Facility in excess of the FBB will be 3.0 percentage points above the Base Rate. The "Base Rate" shall be higher of (a) the annual rate of interest announced from time to time by Fleet at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (.50%) above the Federal Funds
                              Effective Rate. Interest will be due and payable on a monthly basis in arrears.

LETTERS OF CREDIT
IN RESPECT OF THE
FACILITY:                     $6,025,458.00 in standby or documentary Letters of
                              Credit on behalf of the Borrower as of the Closing
                              Date. Replacement and new standby or documentary
                              Letters of Credit will be issued under the Amended and Restated Credit Agreement on terms and conditions substantially similar to those set forth in the Existing Credit Agreement provided that, (a) in no event shall the aggregate amount of Letters of Credit exceed $9,000,000 and (b) in the event that the aggregate amount of Letters of Credit exceeds $6,025,458.00 in the aggregate, additional Letters of Credit will be issued if and only if: (a) there is a corresponding reduction in availability under the Direct Borrowing Sublimit, and (b) under no circumstances would the procurement of such a Letter of Credit cause the Lenders to exceed the Total Commitment. In addition, the expiration date of any new or replacement Letter of Credit shall not be beyond that of the Maturity Date. The rate of interest on Letters of Credit shall be 3.0 percentage points per annum. The Borrower shall be charged a Letter of Credit fee as set forth in the Existing Credit
                              Agreement.

COLLATERAL IN RESPECT
OF THE FACILITY:              The obligations under the Facility will be
                              recourse against the Borrower and all Domestic
                              Subsidiaries and will be secured by a perfected first priority security interest in all the assets of the Borrower and all Domestic Subsidiaries
                              (subject to permitted liens on terms that are not materially different as those set forth in the Existing Credit Agreement), whether now owned or after acquired, pursuant to the terms of Amended and Restated Security Documents, including, without limitation, a pledge by the Borrower of 100% of the capital stock of the Borrower's subsidiaries; provided, however, the Borrower shall not be required to pledge more than 65% of the capital stock of any Foreign Subsidiary. In addition, the loan documentation will contain a negative pledge on assets of the Borrower and its Subsidiaries, except for liens expressly permitted by the loan documents.

ADDITIONAL MANDATORY
PREPAYMENTS IN RESPECT
OF THE FACILITY:              If at any time the outstanding amount of loans
                              exceeds the Total Commitment (whether as a result of currency fluctuations or otherwise), the amount of such excess will be immediately paid to the Agent for the pro rata accounts of the Lenders. In addition to the mandatory prepayments set forth in the Reduction of Commitment section above, the Borrower shall (a) apply any cash in excess of $6,500,000 to reduce the outstanding balance within the Direct Borrowing Sublimit under the Facility (but not permanently reduce the Direct
                              Borrowing Sublimit and the Total Commitment), (b) apply the proceeds from any asset sale or capital raising event to permanently reduce the Direct
                              Borrowing Sublimit and the Total Commitment, provided that once the Direct Borrowing Sublimit is less than the FBB, the Borrower shall only need to apply the net proceeds in excess of $500,000 from any asset sale or any other capital raising event to permanently reduce the Total Commitment and (c) make the Forbearance Principal payment if it is due. The Borrower shall also make a mandatory prepayment of the amount of any Letter of Credit when drawn.

DIVIDENDS:                    The Borrower shall be permitted to pay dividends
                              to shareholders if (a) the Direct Borrowing
                              Sublimit is less than or equal to the FBB; (b) no Event of Default has occurred under the Facility or would be caused after the making of such dividends; and (c) the dividend is otherwise permitted by applicable law. In the event that the Borrower pays dividends, as provided in this section, the Direct Borrowing Sublimit shall not, thereafter, exceed the FBB.

FACILITY FEE:                 The Borrower shall pay on the Closing Date to the
                              Agent and the Lenders, for distribution to the Lenders in accordance with each Lender's pro rata share of the Facility, a fee equal to one and one-half percent (1.50%) of the amount of the Facility minus the amount of the docHarbor
                              Prepayment, if any, received by the Lenders as of the Closing Date (the "Facility Fee"). The
                              Facility Fee will be waived in its entirety if the claims of the Lenders with respect to the Existing
                              Credit Agreement are indefeasibly paid in full in cash in a single lump sum payment on the Closing
                              Date.

REPRESENTATIONS AND
WARRANTIES IN RESPECT
OF THE FACILITY:              Similar to those terms as set forth in the
                              Existing Credit Agreement.

REPORTING
REQUIREMENTS IN RESPECT
OF THE FACILITY:              The Borrower shall provide the following reports
                              to Agent, in addition to those reports set forth in the Existing Credit Agreement:

                              o Monthly unaudited financial statements;

                              o Monthly thirteen-week cash flow projection; and

                              o Monthly Borrowing Base Certificate.

FINANCIAL COVENANTS
IN RESPECT OF THE
FACILITY:                     Minimum EBITDA - trailing 12 months EBITDA set at
                              80% from Closing Date through FYE 9/02 and thereafter at 85% of the "CSFB Base Case" dated
                              April 11, 2001 ("Projections") and measured every quarter.

                              Maintenance Capital Expenditures shall be no more than Projections. Expansion Capital Expenditures shall be set on an annual basis in an amount reasonably satisfactory to Majority Banks (as defined in the Existing Credit Agreement).

                              Debt Service - formula shall be EBITDA minus
                              Maintenance Capital Expenditures minus cash taxes = numerator and interest payments plus Commitment Reductions plus cash dividends to the extent paid = denominator. The debt service covenant shall not fall below 1x.

                              Leverage Ratio - total funded indebtedness to EBITDA. The Projections shall be updated to reflect actual performance as of the date to be agreed upon in the Amended and Restated Credit Agreement for the purposes of determining compliance with the Financial Covenants. The leverage ratio shall not exceed 2x.

CONDITIONS PRECEDENT
TO FACILITY:                  Closing shall be conditioned upon the satisfaction
                              of the conditions precedent similar to those set forth in the Existing Credit Agreement, the following conditions precedent and other conditions customary in transactions of this type, or reasonably required by the Agent:

                              There being no material misrepresentations in or omissions from the materials furnished to the Agent or the Lenders for their review, receipt of all reasonably required consents and other third party approvals and reasonably satisfactory representations and warranties.

                              Absence of any material adverse change in the condition (financial or otherwise), operations, assets, income and/or prospects of the Borrower, except that commencement of the chapter 11 case for purposes of effectuating the Pre-packaged Plan shall not itself constitute such a material adverse change.

                              The Borrower's EBITDA shall not be less than 90% of the Borrower's EBITDA set forth in the Projections based upon the trailing last twelve months and without regard to the one time restructuring expenses set forth in the Projections.

                              The negotiation, execution and delivery of documentation reasonably satisfactory to the Agent, the Lenders, the Ad Hoc Noteholders' Committee and the Borrower, and their respective counsel (each of which documents shall be in full force and effect on the Closing Date), containing customary representations and warranties, conditions, covenants, events of defaults, indemnifications, and increased cost and capital requirement provisions customary in bank financing documents in transactions of this type.

                              The receipt by all parties to the transaction of all necessary regulatory, creditor, lessor and other third party approvals, including, without limitation, evidence of compliance with all laws applicable to any of the parties to the transaction. In addition, the Lenders shall be satisfied with any resolutions to any cross border tax issues.

                              The Lenders' receipt of reasonably satisfactory evidence of appropriate corporate approval of all proposed transactions as well as opinions of counsel reasonably satisfactory to them as to, among other things, the due consummation of the transactions, legality, validity and binding effect of all loan, security and related documents, the perfection of all the liens of the security documents and the absence of any violation of any law or regulation applicable to the parties to the loan transaction.

                              The Agent being satisfied that the Facility constitutes "senior debt" for purposes of any other existing debt of the Borrower or any of its Subsidiaries which is remaining in place after the Closing Date and the Agent being satisfied with the terms and conditions contained in any documents evidencing such debt.

                              The absence of any litigation or other proceeding the result of which might impair or prevent the consummation of the transactions contemplated hereby.

                              The absence of any default of any material contract or agreement of the Borrower or any of its Subsidiaries, other than any default resulting from the commencement of the chapter 11 case, provided that the Pre-packaged Plan contains adequate provisions to cure or satisfy such default.

                              The Lenders' receipt of evidence reasonably satisfactory to them as to the perfection and priority of all security interests and stock pledges described herein.

                              Evidence reasonably satisfactory to the Agent and its counsel that the Borrower has satisfied all the other conditions precedent to effectuating the Out-of-Court Exchange or achieving the effectiveness of the Pre-packaged Plan.

OTHER TERMS AND
CONDITIONS IN RESPECT
OF THE FACILITY:              Including, but not limited to, the following terms
                              and conditions, in addition to those terms and conditions as set forth in the Existing Credit
                              Agreement:

                              o Prohibition on deposit and investment accounts in any institution which is not a Lender; and

                              o All documentation with respect to the Amended and Restated Credit Agreement prepared to the satisfaction of the Agent, the Lenders, the Ad Hoc Noteholders' Committee, the Borrower, and their respective counsel.

EVENTS OF DEFAULT IN
RESPECT OF THE FACILITY:      Similar  to  those  terms  as set  forth  in the
                              Existing Credit Agreement.

ASSIGNMENTS AND
PARTICIPATIONS IN RESPECT
OF THE FACILITY:              Similar to those terms as set forth in the
                              Existing Credit Agreement (as amended or revised by the Provisional Waiver and Standstill Agreement dated as of September 13, 2000 by and among the Borrower, Agent and the Lenders, and the Forbearance Agreement).

SYNDICATION IN RESPECT
OF THE FACILITY:              Similar to those terms as set forth in the
                              Existing Credit Agreement.

VOTING RIGHTS IN RESPECT
OF THE FACILITY:              Similar to those terms as set forth in the
                              Existing Credit Agreement.

EXPENSES AND
INDEMNIFICATION IN
RESPECT OF THE FACILITY:      Similar to those terms as set forth in the
                              Existing Credit Agreement.

GOVERNING LAW
IN RESPECT
OF THE FACILITY:              Commonwealth of Massachusetts.

RELEASE OF CLAIMS IN
RESPECT OF THE FACILITY:      The Borrower and each Guarantor will agree to
                              waive and release any and all claims against the Agent and each of the Lenders as of the Closing
                              Date.

OPTIONAL PREPAYMENTS:         Notwithstanding anything to the contrary contained
                              herein, on or before the Closing Date the Borrower may prepay its obligations under the Existing
                              Credit Agreement, provided that the Borrower pays in full in cash in a lump sum payment all principal, accrued but unpaid interest, all fees and expenses due under the Existing Credit
                              Agreement and the Forbearance Agreement (and any amendments thereto) and also reimburses the Agent for all of its out-of-pocket costs and expenses relating to the Restructuring, including, but not limited to, search fees, filing and recording fees, reasonable attorneys' fees and expenses, and financial examination and collateral appraisal fees and expenses. For the avoidance of doubt no prepayment penalty shall be due in respect of the Optional Prepayment.

                              The Borrower shall also be permitted, without incurring any pre-payment penalties, to make additional prepayments in cash that permanently reduce the Total Commitment and the Direct Borrowing Sublimit and, to the extent that the Total Commitment and the Direct Borrowing Sublimit are reduced and that there is availability under the FBB, the Borrower shall be permitted to receive additional advances under the Facility for the purposes set forth in, and in accordance with the terms and conditions of, this term sheet.

RIGHTS UNDER THE
SUBORDINATED
INDENTURES:                   The Subordinated Indentures will be terminated
                              under the Pre-packaged Plan on the effective date thereof. In accordance with cancellation, on the effective date of the Pre-packaged Plan, any and all rights of, or conferred upon, the Agent and the Lenders under the Subordinated Indentures with respect to "Senior Indebtedness" (whether such indebtedness is on account of principal, pre- or post-petition interest, fees, charges or otherwise), as defined in the Subordinated
                              Indentures, including any rights of subordination, priority, seniority or otherwise under the Subordinated Indentures, as to the property to be distributed to persons holding Subordinated Notes under the Pre-packaged Plan, shall be similarly nullified and extinguished.

                              Alternatively, in the event the Out-of-Court
                              Restructuring is consummated, as to those holders of Subordinated Notes exchanging their Subordinated Notes into common stock of the Borrower under the Out-of-Court Restructuring, any and all rights of subordination, priority, seniority or otherwise under the Subordinated Indentures, as to the property to be distributed to persons holding Subordinated Notes under the Out-of-Court Exchange, shall be similarly nullified and extinguished.

                              Notwithstanding the foregoing in this section, in the event the Out-of-Court Exchange is consummated, any and all rights of, or conferred upon, the Agent and the Lenders under the Subordinated Indentures with respect to the Senior Indebtedness (whether such indebtedness is on account of principal, priority, seniority or otherwise), as defined in the Subordinated Indentures, including any rights of subordination, priority, seniority or otherwise under the Subordinated Indentures, as to those persons holding Subordinated Notes that do not exchange their Subordinated Notes for common stock of the Borrower under the Out-of-Court Restructuring, shall be fully preserved and shall remain in full force and effect.

BINDING EFFECT:               This term sheet shall be binding on, and shall
                              inure to the benefit of, the Agent, the Lenders and the Borrower, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this term sheet.

RESERVATION OF
RIGHTS: Notwithstanding anything herein to the contrary, in the event of a Forbearance Termination Event, each of the parties hereto reserve all of their respective rights and remedies under the Forbearance Agreement, the Existing Credit Agreement and the other Loan Documents.

NO THIRD-PARTY BENEFICIARIES: This term sheet is not intended to benefit, and shall not be construed to benefit, any person or entity other than the Agent, the Lenders and the Borrower or create any third-party beneficiary right for any other person or entity.

GOVERNING
LAW: THIS TERM SHEET SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

COUNTERPARTS/
FACSIMILE
SIGNATURES:                   This term sheet may be transmitted by telecopier
                              and executed in separate counterparts, each of which when executed and delivered is an original, but all of which taken together constitute one and the same instrument. This term sheet may be executed with facsimile signatures.


                [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

      IN WITNESS WHEREOF, the undersigned have executed this term sheet as of the day and year first written above.



                                    BORROWER, on behalf of itself and its
                                    Domestic Subsidiaries:

                                    ANACOMP, INC., an Indiana corporation


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    LENDERS:

                                    FLEET NATIONAL BANK, f/k/a BankBoston, N.A., as the Agent and a Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    UNION BANK OF CALIFORNIA, N.A., as a
                                    Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    THE FUJI BANK, LIMITED, as a Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    KEY CORPORATE CAPITAL, INC., as a Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    CITY NATIONAL BANK, as a Lender


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                    MEMBERS OF THE AD HOC NOTEHOLDERS' COMMITTEE
                                    OF HOLDERS OF AT LEAST 50% OF THE
                                    SUBORDINATED NOTES, on behalf of each of them, support this accompanying term sheet subject to its terms and conditions:


                                    ALPINE ASSOCIATES, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    FRANKLIN ADVISORS, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    GRANDVIEW CAPITAL, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    INDOSUEZ CAPITAL, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    ROMULUS HOLDINGS, as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                    WHITNEY & CO., as a member


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                                                       ANNEX III




================================================================================














                                  ANACOMP, INC.


                                       and

                          MELLON INVESTOR SERVICES LLC,

                                as Warrant Agent

                                WARRANT AGREEMENT

                        Dated as of [____________], 2001















================================================================================

                                TABLE OF CONTENTS

Section

1.    DEFINITIONS............................................................1

2.    EXERCISE OF WARRANT....................................................3
      2.1.  Manner of Exercise...............................................3
      2.2.  Payment of Taxes.................................................4
      2.3.  Fractional Shares................................................4

3.    TRANSFER, DIVISION AND COMBINATION.....................................4
      3.1.  Division and Combination.........................................4
      3.2.  Expenses.........................................................4
      3.3.  Maintenance of Books.............................................4

4.    ADJUSTMENTS............................................................4
      4.1.  Stock Dividends, Subdivisions and Combinations...................4
      4.2.  Other Provisions Applicable to Adjustments under this
            Section..........................................................5
      4.3.  Reorganization, Reclassification, Merger, Consolidation or
            Disposition of Assets............................................5

5.    NOTICES TO WARRANT HOLDERS.............................................6
      5.1.  Notice of Adjustments............................................6

6.    RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR
      APPROVAL OF ANY GOVERNMENTAL AUTHORITY.................................7

7.    STOCK AND WARRANT TRANSFER BOOKS.......................................7

8.    LOSS OR MUTILATION.....................................................7

9.    OFFICE OF COMPANY......................................................7

10.   LIMITATION OF LIABILITY................................................7

11.   CONCERNING THE WARRANT AGENT...........................................8
      11.1. Correctness of Statement.........................................8
      11.2. Breach of Covenants..............................................8
      11.3. Reliance on Counsel..............................................8
      11.4. Reliance on Documents............................................8
      11.5. Compensation.....................................................8
      11.6. Legal Proceedings................................................8
      11.7. Other Transactions in Securities of the Company..................9
      11.8. Liability of Warrant Agent.......................................9
      11.9. Adjustments to the Number of Warrant Shares......................9

12.   MISCELLANEOUS..........................................................9
      12.1. Nonwaiver........................................................9
      12.2. Notice Generally.................................................9
      12.3. Appointment of Warrant Agent....................................10
      12.4. Successors and Assigns..........................................10
      12.5. Amendment.......................................................10
      12.6. Severability....................................................10
      12.7. Headings........................................................10
      12.8. Governing Law...................................................10

SIGNATURES..................................................................15

EXHIBITS

Exhibit A  -   Form of Warrant Certificate..................................16
Exhibit B  -   Subscription Form............................................19
Exhibit C  -   Assignment Form..............................................21

                                WARRANT AGREEMENT
                                -----------------

            WARRANT AGREEMENT dated as of [____________], 2001 (the "Agreement"), between ANACOMP, INC., an Indiana corporation (the "Company") and Mellon Investor Services LLC, a New Jersey limited liability company, as Warrant Agent (the "Warrant Agent").

            WHEREAS, in connection with the financial restructuring of the Company pursuant to that certain Offering Memorandum and Solicitation of Consents and Acceptances dated May [__], 2001 (the "Offering Memorandum"), the Company proposes to issue the Warrants (as defined herein), representing the right to purchase up to an aggregate of 783,077 shares of its Common Stock (as defined herein), subject to adjustment as hereinafter provided, to the holders of record of Common Stock as of the close of business on the Business Day immediately preceding the Effective Date;

            WHEREAS, the Company desires to appoint the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance, transfer, exchange, replacement and exercise of the Warrant Certificates (as defined herein) and other matters as provided herein;

            NOW THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the holders from time to time of the Warrants, the Company and the Warrant Agent hereby agree as follows:

1.    DEFINITIONS
      -----------

            As used in this Warrant Agreement, the following terms have the respective meanings set forth below:

            "Additional Shares of Common Stock" means all shares of Common Stock issued by the Company after the Effective Date, other than (a) the shares of Common Stock issued pursuant to the Incentive Plan described in the Offering Memorandum, and (b) the Warrant Stock.

            "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of New Jersey.

            "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "Common Stock" means (except where the context otherwise indicates) the Common Stock, $0.01 par value, of the Company, and any capital stock into which such Common Stock may hereafter be changed, whether as a result of any change in the capital structure of the Company or otherwise.

            "Current Warrant Price" means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant Agreement on such date. The Current Warrant Price as of the Effective Date is $61.54, subject to adjustment in accordance with the terms hereof.

            "Effective Date" means the date of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

            "Exercise Period" means the period during which the Warrants are exercisable pursuant to Section 2.1.

            "Expiration Time" means 5:00 p.m., New York time, on the fifth (5th) anniversary of the Effective Date.

            "Holder" or "Holders" means the Person or Persons in whose name a Warrant or Warrants are registered on the books of the Company maintained by the Warrant Agent for such purpose.

            "Other Property" shall have the meaning set forth in Section 4.3.

            "Outstanding" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

            "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, firm, trust, an incorporated organization, association, corporation, institution, public benefit corporation, group, entity or government entity (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) and shall include any successor (by merger or otherwise) of such entity.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Shelf Registration Date" shall mean the date that a Shelf Registration Statement pertaining to the Warrant Stock, pursuant to Rule 415 of the Securities Act, is declared effective by the Commission.

            "Warrant" means each of the Company's warrants issued pursuant to this Agreement, each of which evidences the right to purchase one share of Common Stock, subject to adjustment as set forth in this Warrant Agreement, and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof.



                                      --2-

            "Warrant Certificate" means a certificate, substantially in the form of Exhibit A hereto, representing one or more Warrants held by a Holder. All Warrant Certificates shall at all times be identical as to terms and conditions and date, except as to the number of Warrants represented thereby and the number of shares of Common Stock for which such Warrants may be exercised.

            "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of Warrants pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

            "Warrant Stock" means the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.    EXERCISE OF WARRANT
      -------------------

            2.1 Manner of Exercise. From and after the Shelf Registration Date and until the Expiration Time, a Holder may exercise Warrants, at any time and from time to time, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. As of the Effective Date, the Warrant Stock will not be registered with the Commission. The Company will endeavor, as soon as practicable following the Effective Date, but no earlier than six (6) months after the Effective Date, to file with the Commission, and have declared effective, a Shelf Registration Statement pertaining to the Warrant Stock.

            In order to exercise Warrants, a Holder shall deliver to the Warrant Agent at its designated office located at 44 Wall Street, 6th floor, New York, NY 10005 with a copy to Mellon Investor Services LLC, at 85 Challenger Road, Ridgefield Park, NJ 07660 in accordance with Section 9, (i) a written notice of such Holder's election to exercise such Warrants, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) the Warrant Certificate in respect of the Warrants being exercised. Such notice shall be substantially in the form of the subscription form attached hereto as Exhibit B, duly executed by such Holder or its designated agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as a Holder shall request in the notice and shall be registered in the name of such Holder or, such other name as shall be designated in the notice delivered to the Warrant Agent by such Holder. Warrants shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and a Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice when the applicable payment of the Warrant Price and the Warrant Certificate are received by the Warrant Agent as described above and all taxes and charges required to be paid by a Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If the Warrants represented by a Warrant Certificate shall have been exercised in part, the Warrant Agent shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to a Holder a new Warrant Certificate evidencing the rights of such Holder to purchase the unpurchased shares of Common Stock called for by the Warrant

Certificate surrendered, which new Warrant Certificate shall in all other respects be identical with the Warrant Certificate so surrendered, or, at the written request of a Holder, appropriate notation may be made on the Warrant Certificate so surrendered and the same returned to such Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired Warrants or any Warrant Stock otherwise than in accordance with this Warrant Agreement.

            Payment of the Warrant Price shall be made at the option of a Holder by certified or official bank check or by such other method as the Company shall have instructed the Warrant Agent in writing.

            2.2 Payment of Taxes. All shares of Common Stock issuable upon the exercise of Warrants pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon a Holder, in which case such taxes or charges shall be paid by such Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of Warrants in any name other than that of a Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due. The Warrant Agent shall have no duty or obligation under this Section or any other similar provision of this Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

            2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrants. As to any fraction of a share which a Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the number of shares that such Holder shall be entitled to purchase shall reflect such fractional amount rounded downward to the nearest whole share amount.

3.    TRANSFER, DIVISION AND COMBINATION
      ----------------------------------

            3.1 Division and Combination. A Warrant Certificate may be exchanged for a new Warrant Certificate and Warrants may be divided or combined with other Warrants upon presentation of the Warrant Certificate(s) therefor at the aforesaid office of the Warrant Agent, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by a Holder or its designated agent or attorney. Subject to compliance with this Section 3.1, as to any transfer which may be involved in such division or combination, the Warrant Agent shall execute and deliver a new Warrant Certificate(s) in exchange for the Warrant Certificate(a) representing the Warrants to be divided or combined in accordance with such notice.

            3.2 Expenses. The Company shall prepare, issue and deliver at its own expense (other than taxes or governmental charges) the new Warrant Certificates under this Section 3.

            3.3 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.    ADJUSTMENTS
      -----------

            The number of shares of Common Stock for which Warrants are exercisable, and the price at which such shares may be purchased upon exercise of Warrants, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give to the Warrant Agent and to each Holder a notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

            4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

            (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or make any other distribution of, Additional Shares of Common Stock to the holders of its Common Stock,

            (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which Warrants are exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which such Warrants are exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which such Warrants are exercisable immediately prior to the adjustment divided by (B) the number of shares for which such Warrants are exercisable immediately after such adjustment.

            4.2 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which Warrants are exercisable and the Current Warrant Price provided for in this Section 4:

            (a) When Adjustments to Be Made. The adjustments required by this
      Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which Warrants are exercisable that would otherwise be required may be postponed up to, but not beyond the date of exercise, if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which Warrants are exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (b) Fractional Interests. In computing adjustments under this
      Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

            4.3 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of Warrants, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which such Warrants are exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which Warrants are exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.3, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

5.    NOTICES TO WARRANT HOLDERS
      --------------------------

            5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which Warrants are exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of Warrants shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the facts, computations, and method by which such adjustment was calculated specifying the number of shares of Common Stock for which Warrants are exercisable and (if such adjustment was made pursuant to Section 4.3) describing the number and kind of any other shares of stock or Other Property for which Warrants are exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Warrant Agent and to each Holder in accordance with Section 12.2. The Company shall keep at its office or agency designated pursuant to Section 9 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of Warrants designated by a Holder thereof.

6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY
      -------------------------------------------------------------------

            From and after the Effective Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

            If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law before such shares may be so issued, the Company will in good faith (subject to all applicable laws including, without limitation, those rules and regulations promulgated under the Securities Act) and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

7.    STOCK AND WARRANT TRANSFER BOOKS
      --------------------------------

            The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8.    LOSS OR MUTILATION
      ------------------

            Upon receipt by the Company from any Holder of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate and indemnity satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder.

9.    OFFICE OF WARRANT AGENT
      -----------------------

            As long as any of the Warrants remain outstanding, the Warrant Agent, on behalf of the Company, shall maintain an office or agency where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant Agreement.

10.   LIMITATION OF LIABILITY
      -----------------------

            No provision hereof, in the absence of affirmative action by a Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of a Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

11.   CONCERNING THE WARRANT AGENT
      ----------------------------

            The Warrant Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent) upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrants, shall be bound:

            11.1 Correctness of Statement. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent shall not be liable for, and assumes no responsibility for the correctness of any of the same. The Warrant Agent shall not be liable for, and assumes no responsibility with respect to the distribution of the Warrant Certificates except to follow the written instructions from the Company and the Holders in accordance with the provisions hereunder.

            11.2 Breach of Covenants. The Warrant Agent shall not be liable for, nor be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

            11.3 Reliance on Counsel. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

            11.4 Reliance on Documents. The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof).

            11.5 Compensation and Indemnification. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent (including its reasonable expenses and counsel fees and disbursements) in the preparation, execution, delivery, amendment and administration and the exercise and performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent (each as finally determined by a court of competent jurisdiction) for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement, the termination and the expiration of the Warrants, and the resignation or removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

            11.6 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrant Certificates may be enforced by the Warrant Agent without possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

            11.7 Other Transactions in Securities of the Company. Except as prohibited by law, the Warrant Agent, and any affiliate stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

            11.8 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith. Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Warrant Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent.

            11.9 Adjustments to the Number of Warrant Shares. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto. The Warrant Agent may resign its duties and be discharged from all further duties, obligations and liabilities hereunder, after giving thirty (30) days prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing ( the "successor warrant agent"). The successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent.

12.   MISCELLANEOUS
      -------------

            12.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of any Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.

            12.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant Agreement shall be sufficiently given or made if in writing and either (i) delivered in person with receipt acknowledged, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) by telecopy and confirmed by telecopy answer back, addressed as follows:

            (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained by the Warrant Agent for such purpose;

            (b) If to the Warrant Agent, at 44 Wall Street, 6th floor, New York, NY 10005, with a copy to Mellon Investor Services LLC, at 85 Challenger Road, Ridgefield Park, NJ 07660; or

            (c) If to the Company, at 12365 Crosthwaite Circle, Poway, California 92064;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

            12.3 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment.

            12.4 Concerning the Warrant Agent:

            (a) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Officer and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent, and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (b) The Warrant Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from any Officer, and to apply to any Officer for advice or instructions in connection with its duties hereunder, and such advice or instructions shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the advice or instructions of any Officer or for any delay in acting while waiting for such advice or instructions.

            (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction) in the selection and continued employment thereof.

            (d) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured it.

            12.5 Successors and Assigns. This Warrant Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company, the Warrant Agent and the successors and assigns of each Holder. The provisions of this Warrant Agreement are intended to be for the benefit of all Holders from time to time of a Warrant or Warrants and holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

            12.6 Amendment. The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions or change in regard to matters or questions arising hereunder or any supplement agreement which the Company and the Warrant Agent may deem necessary or desirable and which shall materially not adversely affect the interests of the Holders.

            12.7 Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

            12.8 Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

            12.9 GOVERNING LAW. THIS WARRANT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

            IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Warrant Agreement to be duly executed as of the date first written above.


                                       ANACOMP, INC.


                                       By:____________________________________
                                          Name:
                                          Title:


                                       MELLON INVESTOR SERVICES LLC


                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

                                     WARRANT

                                  ANACOMP, INC.


No. __________________

               Incorporated Under the Laws of the State of Indiana

            THIS CERTIFIES THAT, for value received, ______________________, the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from ANACOMP, INC., an Indiana corporation (the "Company"), at the time commencing as set forth in Section 2.1 of the Warrant Agreement (as defined below), and until 5:00pm New York time on [_______________] (the "Expiration Time"), at the purchase price of $61.54 (subject to adjustment as described below) per whole share (the "Current Warrant Price"), the number of fully paid and nonassessable shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company set forth above. The number of shares purchasable upon exercise of each Warrant and the Current Warrant Price per whole share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

            The Warrants represented hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Subscription Form included herein duly executed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and simultaneous payment of the Current Warrant Price multiplied by the number of Warrants being exercised at the designated office of Mellon Investor Services LLC (the "Warrant Agent") at 44 Wall Street, 6th floor, New York, NY, 10005, with a copy to Mellon Investor Services LLC, at 85 Challenger Road, Ridgefield Park, NJ 07660. Payment of such price shall be made at the option of the Holder hereof by certified or official bank check.

            The Warrants represented hereby are of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of 783,077 shares of Common Stock and are issued under and in accordance with a Warrant Agreement (the "Warrant Agreement"), dated as of [____________], 2001, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. A copy of the Warrant Agreement is available for inspection at the principal office of the Company.

            Upon any partial exercise of the Warrants represented hereby, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants represented hereby shall not have been exercised. The Warrants represented hereby may be exchanged at the office of the Warrant Agent by surrender of this Warrant

Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates representing Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchased on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of these Warrants. Subject to compliance with applicable securities laws, the Warrants represented hereby are transferable at the office of the Warrant Agent, in the manner and subject to the limitations set forth in the Warrant Agreement.

            The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

            The Warrants represented hereby do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

            The Warrants represented hereby shall not be valid or obligatory for any purpose until this Warrant Certificate shall have been countersigned by the Warrant Agent.

            Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:   [_______________]

Countersigned and Registered:


MELLON INVESTOR SERVICES LLC,
as Warrant Agent

By:____________________________________
         Authorized Signature


                                     ANACOMP, INC.


                                     By:_____________________________________
                                        President and Chief Executive Officer


                                     Attest:_________________________________
                                                      Secretary

                                    EXHIBIT B

                                SUBSCRIPTION FORM

          [To be executed only upon exercise of a Warrant or Warrants]

            The undersigned registered owner of the Warrant(s) represented by Warrant Certificate No. [________] irrevocably exercises [_______] Warrant(s) for the purchase of [_______] shares of Common Stock of ANACOMP, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in the Warrant Agreement and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to [_____________] whose address is [__________________] and, if such shares of
Common Stock shall not include all of the shares of Common Stock issuable as provided in the Warrant Certificate, that a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.

                                             ---------------------------------
                                             (Name of Registered Owner)


                                             ---------------------------------
                                             (Signature of Registered Owner)


                                             ---------------------------------
                                             (Street Address)


---------------------------------            -----------------------------------
(Signature Guarantee)                        (City)(State) (Zip Code)

NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

            Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officer.

Dated: [__________]


Countersigned and Registered:

MELLON INVESTOR SERVICES LLC,
as Warrant Agent


By:__________________________
   Authorized Signature
   [Name]
   [Title]


                                       ANACOMP, INC.


                                       By:_____________________________
                                          President and Chief Executive
                                          Officer

                                       Attest:_________________________
                                              Secretary

                                    EXHIBIT C

                                 ASSIGNMENT FORM

            FOR VALUE RECEIVED the undersigned registered owner of the Warrant(s) represented by Warrant Certificate No. [_______] hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant Agreement, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                    No. of Shares of Common Stock
----------------------------                    -----------------------------



and does hereby irrevocably constitute and appoint [_____________________] attorney-in-fact to register such transfer on the books of ANACOMP, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:____________________           Print Name:________________________________

                                     Signature:_________________________________

                                     Witness: __________________________________



------------------------------
    (Signature Guarantee)


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.